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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AQUILA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $1.00 per share, of the Registrant
(2)	Aggregate number of securities to which transaction applies:
        376,037,343—reflects the sum of 374,683,578, the number of shares of common stock of the Registrant's as of May 4, 2007 and 1,353,765, the number of shares of common stock of the Registrant issuable in respect of the Registrant's outstanding Premium Income Equity Securities, 6.625% Convertible Subordinated Debentures, deferred director compensation, options and stock units.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $4.165—pursuant to Rules 0-11(c)(1) and 0-11(a)(4) under the Securities Exchange Act of 1934, the average of the high and low prices per share of the Registrant's common stock reported in the consolidated reporting system on May 1, 2006.

	(4)	Proposed maximum aggregate value of transaction: $1,566,195,534
	(5)	Total fee paid: $48,082—computed in accordance with Rule 0-11(c)(1) under the Securities Exchange Act of 1934 by multiplying the proposed maximum aggregate value of the transaction by 0.003070%.
☐	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $27,303
	(2)	Form, Schedule or Registration Statement No.: Form S-4
	(3)	Filing Party: Great Plains Energy Incorporated
	(4)	Date Filed: May 8, 2007

The information in this preliminary joint proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary joint proxy statement/prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED May 8, 2007

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

        The boards of directors of Great Plains Energy Incorporated and Aquila, Inc. have approved the acquisition of Aquila by Great Plains Energy following the sale of certain Aquila assets to Black Hills Corporation.

        If these transactions are completed, each share of Aquila common stock will be converted into the right to receive $1.80 in cash and 0.0856 of a share of Great Plains Energy common stock.

        Based on the number of shares of common stock of Great Plains Energy and Aquila outstanding on February 6, 2007, the last trading day prior to the public announcement of the transaction, upon consummation of the transactions, we expect that the stockholders of Aquila and Great Plains Energy will own approximately 27% and 73%, respectively, of the combined company's outstanding common stock on a fully-diluted basis.

        Great Plains Energy will hold a special meeting of its stockholders to consider and vote upon a proposal to approve the issuance of shares of common stock to be received by Aquila stockholders in the merger. Aquila will hold a special meeting of its stockholders to consider and vote on the merger. Every vote is important. Whether or not you plan to attend your company's special meeting, please take the time to vote by following the instructions on your proxy card.

        The places, dates and times of the special meetings are as follows:

For Great Plains Energy stockholders: [•]	For Aquila stockholders: [•]

        We enthusiastically support this combination of our companies and join with our boards in recommending that you vote FOR the approval of these transactions.

Sincerely,	Sincerely,
Michael J. Chesser Chairman and Chief Executive Officer Great Plains Energy Incorporated	Richard C. Green Chairman, President and Chief Executive Officer Aquila, Inc.

        For a discussion of risk factors which you should consider in evaluating the Transaction, see "Risk Factors" beginning on page [    •    ].

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger and other transactions described in this joint proxy statement/prospectus nor have they determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated [    •    ], 2007, and is first being mailed to stockholders on or about [    •    ], 2007.

GREAT PLAINS ENERGY INCORPORATED

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    •    ], 2007

To the Stockholders of Great Plains Energy Incorporated:

        We will hold a special meeting of the stockholders of Great Plains Energy Incorporated, on [    •    ], [    •    ], 2007 at [    •    ], local time, in [    •    ]. At the special meeting, you will be asked to consider and vote upon a proposal to approve the issuance of shares of our common stock, no par value, in connection with our acquisition of Aquila, Inc., a Delaware corporation headquartered in Kansas City, Missouri. Under the Agreement and Plan of Merger, dated as of February 6, 2007, by and among Great Plains Energy Incorporated, Aquila, Inc., Black Hills Corporation, and Gregory Acquisition Corp., we will acquire Aquila through the merger of Gregory Acquisition Corp., a wholly-owned subsidiary of our company, with and into Aquila. In connection with the merger, each issued and outstanding share of common stock, $1.00 par value, of Aquila will be converted into and become the right to receive $1.80 in cash and 0.0856 of a share of Great Plains Energy common stock, all as more fully described in the accompanying joint proxy statement/prospectus.

        We will transact no other business at the special meeting, except considering and voting on a proposal to adjourn the special meeting, if necessary, to permit further soliciting of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the issuance of shares, and business properly brought before the special meeting or any adjournment or postponement of it by Great Plains Energy's board of directors.

        Only holders of record of shares of Great Plains Energy common stock at the close of business on [    •    ], 2007, the record date for the special meeting, are entitled to notice of the special meeting, and only holders of record of shares of Great Plains Energy common stock at the close of business on the record date are entitled to vote at the special meeting and any adjournments or postponements of the special meeting.

        We cannot complete the transactions described above without a quorum (presence of holders of shares of Great Plains Energy common stock outstanding and entitled to cast at least a majority of the votes that all stockholders are entitled to cast) present in person or by proxy and unless holders of a majority of the Great Plains Energy common stock present or represented and entitled to vote on the proposal vote to approve the issuance of additional shares of common stock of Great Plains Energy.

        For more information about the merger described above and the other transactions contemplated by the agreement and plan of merger, please review the accompanying joint proxy statement/prospectus and the agreement and plan of merger attached to it as Annex A.

        Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. You may also cast your vote by telephone or electronically by following the instructions on your proxy card.

                      By Order of the Board of Directors,
                      Barbara B. Curry
                      Senior Vice President—Corporate Services and Corporate Secretary

Kansas City, Missouri
[    •    ], 2007

AQUILA, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

        A Special Meeting of Stockholders of Aquila, Inc. will be held at [    •    ] (Central Time) on [    •    ], 2007, at [    •    ]. The items of business will include:

        1.     Considering and voting on a proposal to adopt the Agreement and Plan of Merger, dated as of February 6, 2006, among Aquila, Inc., Great Plains Energy Incorporated, Gregory Acquisition Corp., and Black Hills Corporation, as this agreement may be amended;

        2.     Considering and voting on a proposal to adjourn the Special Meeting, if necessary, to permit further soliciting of proxies in the event that there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement; and

        3.     Transacting any other business that may properly come before the Special Meeting or any reconvened meeting following an adjournment or postponement of the Special Meeting.

        The record date for the Special Meeting is [    •    ], 2007. Only stockholders of record at the close of business on that date are entitled to vote at the meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS
                      Christopher M. Reitz
                       Senior Vice President, General Counsel
                      and Corporate Secretary

Kansas City, Missouri
[    •    ], 2007

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates important business and financial information about Great Plains Energy and Aquila from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available for you to review at the Securities and Exchange Commission's (SEC) public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC's website, www.sec.gov. You can also obtain those documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Great Plains Energy Incorporated 1201 Walnut Kansas City, MO 64106 (800) 245-5275 Attention: Investor Relations www.greatplainsenergy.com/investor/index.htm	Aquila, Inc. 20 West Ninth Street Kansas City, MO 64105 (800) 487-6661 Attention: Investor Relations www.aquila.com

        If you would like to request documents, please do so by [    •    ], 2007 in order to receive them before the special meetings.

        See "Where You Can Find More Information" beginning on page 199.

VOTING BY INTERNET, TELEPHONE OR MAIL

Great Plains Energy stockholders of record may submit their proxies by:

        Internet.    You can vote over the Internet by accessing the website at www.proxyvote.com and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card(s) or voting instruction card(s).

        Telephone.    You can vote by telephone by calling the toll-free number (800) 690-6903 in the U.S., Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card(s) or voting instruction card(s).

        Mail.    You can vote by mail by simply completing, signing, dating and mailing your proxy card(s) or voting instruction card(s) in the postage-paid envelope included with this joint proxy statement/prospectus.

Aquila stockholders of record may submit their proxies by:

        Internet.    You can vote over the Internet by accessing the website at www.cesvote.com, if you are a registered holder of Aquila common stock, and www.proxyvote.com, if you hold Aquila common stock in "street name" and following the instructions on the website(s). Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card(s) or voting instruction card(s).

        Telephone.    You can vote by telephone by calling the toll-free number (800) 322-2885 in the U.S. or Canada on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card(s) or voting instruction card(s).

        Mail.    You can vote by mail by simply completing, signing, dating and mailing your proxy card(s) or voting instruction card(s) in the postage-paid envelope included with this joint proxy statement/prospectus.

        If you are a Great Plains Energy or Aquila stockholder and you hold your shares through a bank, broker, custodian or other recordholder, please refer to your proxy card or voting instruction form or the information forwarded by your bank, broker, custodian or other recordholder to see which options are available to you.

i

Record Date	43
Quorum; Outstanding Shares Entitled to Vote	43
Votes Required	43
Recommendations of Aquila's Board of Directors	44
Voting by Aquila's Directors and Executive Officers	44
Voting of Proxies	44
How to Vote	44
Aquila 401(k) Plan Participants	45
Revoking Your Proxy	45
Electronic Access to Proxy Material	45
Proxy Solicitations	45
Other Business	46
Assistance	46
THE TRANSACTIONS	47
General Description of the Transactions	47
Background of the Merger	47
Great Plains Energy's Reasons for the Merger and Recommendation of Great Plains Energy's Board of Directors	54
Opinions of Great Plains Energy's Financial Advisors	59
Aquila's Reasons for the Merger and Recommendation of Aquila's Board of Directors	71
Opinions of Aquila's Financial Advisors	76
Projected Financial Information	117
General	123
Interests of Aquila's Directors and Executive Officers in the Transactions	123
Indemnification and Insurance	126
Listing of Great Plains Energy Common Stock	126
Delisting of Aquila Common Stock	126
Dividends	127
Material U.S. Federal Income Tax Consequences of the Transactions	127
Accounting Treatment	129
Dissenters' or Appraisal Rights	130
Principal Corporate Offices	132
Workforce and Employee Benefit Matters	132
Restriction on Sales of Shares of Great Plains Energy Common Stock Received in the Merger	133
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS	134
Security Ownership of Certain Beneficial Owners and Management of Great Plains Energy	134
Section 16(a) Beneficial Ownership Reporting Compliance	134
Security Ownership of Certain Beneficial Owners and Management of Aquila	135
REGULATORY MATTERS	136
Hart-Scott Rodino Act	136
Federal Power Act	136
State Regulatory Approvals	137
Federal Communications Commission	139
THE MERGER AGREEMENT AND OTHER TRANSACTION AGREEMENTS	140
The Transactions	140
Merger Consideration	141
Conditions to the Completion of the Transactions	141
Termination of the Agreements	142
Termination Fees	144

No Solicitation	145
Expenses	146
Amendment; Extension and Waiver	146
Representations and Warranties	146
Covenants	148
THE ASSET SALE AGREEMENTS	153
Consideration	153
Black Hills Financing	153
Conditions to the Closing of the Asset Sale Agreements	154
Termination of the Asset Sale Agreements	154
Expenses	155
Amendment; Extension and Waiver	155
Representations and Warranties	155
Covenants	156
Legal Proceedings	158
COMPARATIVE STOCK PRICES AND DIVIDENDS	161
AQUILA, INC.	162
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION	162
Aquila, Inc.	166
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	166
GREAT PLAINS ENERGY INCORPORATED	167
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	167
Great Plains Energy Incorporated	172
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	172
DESCRIPTION OF GREAT PLAINS ENERGY CAPITAL STOCK	177
COMPARISON OF STOCKHOLDER RIGHTS	179
Authorized Capital Stock; Authority to Issue Capital Stock	179
Number of Directors; Classification of Board of Directors	179
Vacancies on the Board and Newly Created Directorships	180
Removal of Directors	180
Quorum for Meetings of Stockholders	181
Voting Rights and Required Vote Generally	181
Votes on Mergers, Consolidations, Sales or Leases of Assets and Certain Other Transactions	182
Business Combination Statutes	183
Stockholder Action by Written Consent	184
Special Meetings of Stockholders	185
Amendments to Governing Documents	185
Indemnification of Directors and Officers	186
Limitation on Personal Liability of Directors	187
Preemptive Rights	188
Cumulative Voting Rights	188
Dividends and Stock Repurchases	188
Dissenters' or Appraisal Rights	190
Record Date for Determining Stockholders Entitled to Vote	190
Notice of Stockholder Meetings	191
Advance Notice of Stockholder Nominations for Directors	191
Advance Notice of Stockholder Proposals	192
Stockholder Inspection of Corporate Records	193
Interested Director Transactions	193

LEGAL MATTERS	195
EXPERTS	196
STOCKHOLDER PROPOSALS	197
Great Plains Energy	197
Aquila	197
OTHER MATTERS	198
WHERE YOU CAN FIND MORE INFORMATION	199
ANNEXES
Annex A	Agreement and Plan of Merger
Annex B	Asset Purchase Agreement
Annex C	Partnership Interests Purchase Agreement
Annex D	Opinion of Credit Suisse Securities (USA) LLC
Annex E	Opinion of Sagent Advisors Inc.
Annex F	Opinion of Blackstone Advisory Services L.P.
Annex G	Opinion of Lehman Brothers, Inc.
Annex H	Opinion of Evercore Group L.L.C.
Annex I	Section 262 of the Delaware General Corporation Law

SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the agreement and plan of merger, the asset purchase agreement and the partnership interests purchase agreement fully and for a more complete description of the legal terms of the agreement and plan of merger, the asset purchase agreement and the partnership interests purchase agreement, you should carefully read this entire joint proxy statement/prospectus and the other documents to which we have referred you. See "Where You Can Find More Information" beginning on page 199. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

        Except where indicated otherwise, as used in this joint proxy statement/prospectus "Great Plains Energy" refers to Great Plains Energy Incorporated and its consolidated subsidiaries, "Aquila" refers to Aquila, Inc. and its consolidated subsidiaries, and "Black Hills" refers to Black Hills Corporation and its consolidated subsidiaries.

        References to "we" or "our" and other first person references in this joint proxy statement/prospectus refer to both Great Plains Energy and Aquila and are intended, unless otherwise indicated by the context, to refer to the combined Great Plains Energy and Aquila and their respective subsidiaries following completion of the transactions.

        In this joint proxy statement/prospectus, we refer to the Agreement and Plan of Merger, dated as of February 6, 2007, by and among Aquila, Inc., Great Plains Energy Incorporated, Gregory Acquisition Corp. and Black Hills Corporation, including all exhibits and schedules thereto, as the "merger agreement" and the merger of Gregory Acquisition Corp. with and into Aquila contemplated thereby as the "merger." We refer to the Asset Purchase Agreement, dated February 6, 2007, by and among Aquila, Inc., Great Plains Energy Incorporated, Gregory Acquisition Corp. and Black Hills Corporation, and the Partnership Interests Purchase Agreement, dated February 6, 2007, by and among Aquila, Inc., Aquila Colorado, LLC, Great Plains Energy Incorporated, Gregory Acquisition Corp. and Black Hills Corporation, including all exhibits and schedules thereto, collectively as the "Asset Sale Agreements" and the transactions contemplated thereby as the "Asset Sale." We refer to the merger and the Asset Sale collectively as the "Transactions."

Questions and Answers About the Transactions

Q:
Why am I receiving this document?

A:
Aquila has agreed to sell its gas assets and its Colorado electric assets to Black Hills under the terms of the Asset Sale Agreements described in this document. Great Plains Energy and Aquila have agreed that, after the Asset Sale, Aquila will combine with Great Plains Energy under the terms of a merger agreement described in this document. The merger and the Asset Sale are cross-conditioned, meaning the parties are not required to complete either transaction unless both are completed. We have attached a copy of the merger agreement as Annex A. We have attached copies of the Asset Sale Agreements as Annexes B and C. In order to complete these Transactions, Great Plains Energy stockholders must vote to approve the issuance of shares of Great Plains Energy common stock in connection with the merger, and Aquila stockholders must vote to approve the merger agreement. Great Plains Energy and Aquila will hold separate stockholders' meetings to obtain these approvals. This document contains important information about the Transactions, including the merger, and the meetings of the respective stockholders of Great Plains Energy and Aquila, and you should read it carefully. The enclosed voting materials allow you to vote your shares without attending your company's stockholders' meeting.

  Your vote is important. We encourage you to vote as soon as possible.

Q:
When and where are the special meetings of the stockholders?

A:
The special meeting of Great Plains Energy stockholders will take place at [    •    ], in [    •    ] located at [    •    ].

  The special meeting of Aquila stockholders will take place at [    •    ], in [    •    ] located at [    •    ].

  We provide the locations of the Great Plains Energy and Aquila special meetings on pages 38 and 43, respectively.

Q:
What will happen in the proposed Transactions?

A:
Black Hills will acquire Aquila's natural gas utility operations in Colorado, Iowa, Kansas and Nebraska, and Aquila's electric utility operations in Colorado. Great Plains Energy will acquire all of the outstanding shares of Aquila and, as a result thereof, the Missouri electric assets and other corporate assets of Aquila. Specifically, as a result of the Transactions, Great Plains Energy will own Aquila's two Missouri electric utility operations (Missouri Public Service and St. Joseph Light & Power) and remaining merchant operations, which consist primarily of the 340-megawatt Crossroads power generating facility and residual natural gas contracts. After we complete the Transactions, Aquila will be held as a wholly-owned subsidiary of Great Plains Energy, and as a sister subsidiary to Kansas City Power & Light (KCP&L), Great Plains Energy's existing operating utility company. In addition, as a result of the merger, the stockholders of Aquila will become stockholders of Great Plains Energy.

        The structure of the Transactions is depicted below:

Step 1. The Asset Sale
Black Hills acquires selected Aquila assets and liabilities for cash
Black Hills
Colorado Gas and Electric
Iowa Gas
Kansas Gas
Nebraska Gas
Assets & Liabilities
Cash
Aquila
Step 2. The Merger
Immediately following Asset Sale, Great Plains Energy acquires Aquila for cash and stock by merging Gregory Acquisition Corp. with and into Aquila
Great Plains Energy
Cash ($1.80 per Aquila share) and Great Plains Energy Common Stock (0.0856 of a share per Aquila share)
Aquila Stockholders
Gregory Acquisition Corp.
Merger
Aquila
Step 3. Combined Entity
After consummation of the transaction
Great Plains Energy Stockholders
Aquila Stockholders
~73% Ownership
~27% Ownership
Great Plains Energy
Aquila
Aquila retains Missouri Public Service and St. Joseph Light & Power utilities

        Additional information on the Transactions is located beginning on page 47.

Q:
What will Aquila stockholders receive in the Merger for their shares?

A:
In the merger, each Aquila stockholder will receive $1.80 in cash, funded primarily by the Asset Sale to Black Hills, and 0.0856 of a share of Great Plains Energy common stock for each of their Aquila shares. The 0.0856 of a share of Great Plains Energy common stock that Great Plains Energy will exchange for each share of Aquila common stock is fixed and will not be adjusted based upon changes in the value of Aquila common stock or Great Plains Energy common stock. As a result, Aquila stockholders will not know the exact value of the shares of Great Plains Energy common stock they will receive in the merger for each share of Aquila common stock before the merger is completed. Until we complete the merger, this value will fluctuate with the market price of Great Plains Energy's common stock. We expect that, upon completion of the merger, the stockholders of Aquila and Great Plains Energy will own approximately 27% and 73%, respectively, of the combined company's outstanding common stock on a fully-diluted basis.

  Additional information on the consideration to be received in the merger is located beginning on page 141.

Q:
Why has Great Plains Energy decided to enter into the merger?

A:
Great Plains Energy's board of directors considered a variety of factors before unanimously voting to enter into the merger. Great Plains Energy believes that the merger represents a focused regional acquisition and attractive strategic growth opportunity which is anticipated to deliver significant value to our shareholders, employees and customers. The key factors that supported the Great Plains Energy board's decision included:

•
Expanded regulated electric utility business;

•
Adjacent regulated electric utility territories;

•
The financial analyses, formal opinions and other advice presented to Great Plains Energy's board of directors by Credit Suisse Securities (USA) LLC (Credit Suisse) and Sagent Advisors Inc. (Sagent);

•
Increased Aquila financial strength and flexibility;

•
Significant cost savings and synergies;

•
Improved reliability and customer service; and

•
Disposition of non-strategic gas operations.

  Additional information on Great Plains Energy's reasons for the merger is located beginning on page 54.

Q:
Why did Aquila's board of directors approve the Transactions?

A:
Aquila's board of directors considered a variety of factors before unanimously voting to enter into the merger. The key factors that supported the Aquila board's decision included:

•
The Aquila board's determination, after considering the advice of Blackstone Advisory Services L.P., formerly referred to as The Blackstone Group L.P. (Blackstone) and Lehman Brothers, Inc. (Lehman Brothers), Aquila's financial advisors and Evercore Group L.L.C. (Evercore), financial advisor to Aquila's independent directors, that the value realizable by Aquila's stockholders from the merger is likely to be meaningfully greater than the value of Aquila based on its stand-alone plan and other alternatives;

•
The opportunity that Aquila stockholders will have, as a group, to own a significant interest in the combined company and, therefore, to benefit from the synergies resulting from the proposed merger and as stockholders of the combined company with stronger credit metrics, greater earnings per share growth and greater scale than Aquila on a stand-alone basis;

  •
  The nature and results of the extensive sale process conducted with the assistance of Blackstone and Lehman Brothers;

  •
  The opinions, each dated February 6, 2007, rendered by Blackstone and Lehman Brothers to Aquila's board of directors and by Evercore to the independent members of Aquila's board of directors that, as of that date and based on and subject to the respective assumptions made, procedures followed, matters considered and limitations of the scope of review undertaken as described in each opinion, in the case of Blackstone and Evercore, the consideration to be received by the holders of Aquila common stock in the proposed merger is fair, from a financial point of view, to those holders and, in the case of Lehman Brothers, the consideration to be offered to the stockholders of Aquila in the proposed merger is fair to those stockholders; and

  •
  The opportunity Aquila stockholders will have to receive the benefit of Great Plains Energy's quarterly dividend (currently $0.415 per share).

  Additional information regarding Aquila's reasons for the Transactions is located beginning on page 71.

Q:
What vote is required to approve the merger?

A:
Great Plains Energy.    The affirmative vote of the majority of the shares of Great Plains Energy common stock present in person or by proxy at the Great Plains Energy special meeting is required to approve the issuance of shares of Great Plains Energy common stock as contemplated by the merger agreement as long as a quorum, which is the presence of holders of shares of Great Plains Energy common stock outstanding and entitled to cast at least a majority of the votes that all stockholders are entitled to cast on the matter, is present in person or by proxy and the total votes cast on the proposal represents at least a majority of the shares of Great Plains Energy common stock entitled to vote. Such approval is a condition to the consummation of the Transactions.

  Aquila.    The affirmative vote of the holders of a majority of the outstanding shares of Aquila common stock is required to approve the merger agreement. Such approval is a condition to the consummation of the Transactions.

  Additional information on the vote required to approve the merger is located on page 39 for Great Plains Energy and on page 43 for Aquila.

Q:
Is my vote required for the Asset Sale?

A:
No. The Asset Sale does not, itself, require a stockholder vote of either Aquila, Great Plains Energy or Black Hills. However, under the Asset Sale Agreements, the Asset Sale will occur immediately prior to the closing of the merger only if all conditions to the merger have been satisfied. These conditions include approval of the merger by stockholders of Aquila and Great Plains Energy. Accordingly, if the stockholders of Aquila fail to approve the merger, or if the stockholders of Great Plains Energy fail to approve the Great Plains Energy common stock issuance in connection with the merger, the Asset Sale will not occur.

Q:
Will I receive future dividends?

A:
Yes. After the merger, it is currently expected that Great Plains Energy will continue the dividend policy in effect at the time of the merger. Great Plains Energy's current dividend policy is to pay quarterly cash dividends of $0.415 per share. These dividends are subject to approval by Great Plains Energy's board of directors and depend on, among other things, Great Plains Energy's financial condition and applicable legal and regulatory considerations.

  Additional information on Great Plains Energy's expected dividend policy is located on page 127.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this joint proxy statement/prospectus, please complete and sign your proxy card and return it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at your special meeting. In order to ensure that your vote is recorded, please vote your proxy as instructed on your proxy card even if you currently plan to attend your special meeting in person. You may also cast your vote by telephone or Internet by following the instructions on your proxy card.

  Additional information on voting procedures is located beginning on page 39 for Great Plains Energy and on page 44 for Aquila.

Q:
How will my proxy be voted?

A:
If you vote by telephone, by Internet, or by completing, signing, dating and returning your proxy card, your proxy will be voted in accordance with your instructions. If you sign, date, and send your proxy and do not indicate how you want to vote, your shares will be voted FOR the approval or adoption of the merger agreement and approval of the merger, or the stock issuance, as appropriate.

  Additional information on voting procedures is located beginning on page 39 for Great Plains Energy and on page 44 for Aquila.

Q:
May I vote in person?

A:
Yes. If you are a stockholder of record of Great Plains Energy at the close of business on [    •    ], 2007 or Aquila at the close of business on [    •    ], 2007, you may attend your special meeting and vote your shares in person, in lieu of submitting your proxy by telephone, Internet or returning your signed proxy card.

Q:
What must I bring to attend my special meeting?

A:
Admittance to the special meetings is limited to stockholders of Great Plains Energy or Aquila, as the case may be, or their authorized representatives. If you wish to attend your special meeting, bring your proxy or your voter information form. You must also bring photo identification.

Q:
What does it mean if I receive more than one set of materials?

A:
This means you own shares of both Great Plains Energy and Aquila, you own shares of Great Plains Energy or Aquila that are registered under different names, you own shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you receive will come with its own postage-paid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q:
Can I change my vote after I have returned a proxy or voting instruction card?

A:
Yes. You can change your vote at any time before your proxy is voted at your stockholders' meeting. You can do this in one of three ways:

•
you can send a signed notice of revocation;

•
you can grant a new, valid proxy bearing a later date; or

  •
  if you are a holder of record, you can attend your company's stockholders' meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

  If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Corporate Secretary of Great Plains Energy or Aquila, as appropriate, no later than the beginning of the applicable stockholders' meeting. If your shares are held in street name by your bank or broker, you should contact your broker to change your vote.

  Additional information on changing your vote is located on page 41 for Great Plains Energy and on page 45 for Aquila.

Q:
If my broker holds my shares in "street name," will my broker vote my shares?

A:
If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them at your special meeting. You should, therefore, be sure to provide your broker with instructions on how to vote your shares. Stockholders should check the voting form used by their brokers to see if your broker offers telephone or Internet voting.

  If you do not give voting instructions to your broker, your shares will be counted towards a quorum at your special meeting, but your Aquila shares will be treated as voting against the merger unless you appear and vote in person at your special meeting. If your broker holds your shares and you plan to attend and vote at your special meeting, please bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote.

  Additional information on changing how to vote if your shares are held in street name is located on page 39 for Great Plains Energy and on page 44 for Aquila.

Q:
As a participant in the Great Plains Energy Incorporated Cash or Deferred Arrangement, how do I vote shares held in my plan account?

A:
If you are a participant in the Great Plains Energy Incorporated Cash or Deferred Arrangement and have funds in the plan invested in Great Plains Energy common stock, you have the right to provide voting directions to the plan trustee on any issue properly presented at the special meeting, by submitting voting instructions for those shares of Great Plains Energy common stock that are held by the plan and allocated to your plan account. Plan participant voting directions will be treated confidentially. The voting instructions for shares held in the plan will be provided by the plan trustee. If you elect not to provide voting instructions to the plan trustee, Great Plains Energy common stock allocated to your plan account will not be voted by the plan trustee, unless it determines that it is required to vote the shares in order to comply with its fiduciary responsibilities to plan participants. Because the plan trustee must process voting instructions from participants before the date of the Great Plains Energy special meeting, you are urged to deliver your instructions well in advance of the Great Plains Energy special meeting so that the instructions are received no later than [    •    ], 2007.

Q:
As a participant in the Aquila, Inc. Retirement Investment (401(k)) Plan, how do I vote shares held in my plan account?

A:
If you are a participant in the Aquila, Inc. Retirement Investment (401(k)) Plan, you have the right to provide voting directions to the plan trustee by submitting your proxy card for those shares of Aquila common stock that are held by the plan and allocated to your plan account on any issue properly presented at the special meeting of Aquila shareholders. Plan participant voting directions will be treated confidentially. The proxy card for shares held in the plan will be provided by the plan trustee. The plan trustee will follow participants' voting directions unless otherwise required by applicable law. If you elect not to provide voting directions, the plan trustee will vote the

  Aquila shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from plan participants, unless it determines that it is required to vote the shares in another manner in order to comply with its fiduciary responsibilities to plan participants. Because the plan trustee must process voting instructions from participants before the date of the Aquila special meeting, you are urged to deliver your instructions well in advance of the Aquila special meeting so that the instructions are received no later than [    •    ].

Q:
Should I send in my Aquila share certificates now?

A:
No. After we have completed the merger, we will send Aquila stockholders written instructions informing them how to exchange their stock certificates. Great Plains Energy stockholders will keep their stock certificates.

Q:
When do you expect to complete the merger?

A:
Great Plains Energy and Aquila are working to complete the merger as quickly as possible although we cannot assure completion by any particular date. The merger is expected to close during the first calendar quarter of 2008. However, because consummation of the merger is subject to various conditions, including the obtaining of numerous state and federal regulatory consents and the consummation of the Asset Sale, Great Plains Energy and Aquila cannot predict the exact timing of the closing of the merger and cannot guarantee that the merger will occur at all.

  Additional information on completing the merger is located beginning on page 140.

Q:
Do I have dissenters' or appraisal rights?

A:
Under Missouri law, Great Plains Energy stockholders will not have dissenters, or appraisal rights in connection with the issuance of shares of Great Plains Energy common stock in connection with the merger. Under Delaware law, Aquila stockholders are entitled to appraisal rights in connection with the merger. Appraisal rights entitle Aquila stockholders who timely submit a proper written demand for appraisal to Aquila, who do not otherwise vote in favor of the merger and who meet certain other conditions, to receive a valuation of their shares and a payment of that value in cash in lieu of the consideration called for by the merger agreement. Failure by a dissenting stockholder to follow the steps required by law for perfecting appraisal rights may lead to the loss of those rights, in which case such dissenting stockholder will be treated in the same manner as a non-dissenting stockholder.

  Additional information on Aquila stockholders dissenters' rights is located beginning on page 130.

Q:
How important is my vote?

A:
Every vote is important. If an Aquila stockholder abstains or fails to vote his or her shares, this will have the same effect as voting those Aquila shares against approval of the merger and the Transactions. If a Great Plains Energy stockholder abstains or fails to vote their shares, such failure to vote will have no effect on the outcome of the voting for the merger (provided that the total vote cast represents over 50% in interest of all securities entitled to vote thereon).

Q:
Who can answer any questions I may have about the special meeting or the merger?

A:
Great Plains Energy stockholders may call Innisfree M&A Incorporated toll-free at (877) 687-1871 with any questions they may have. Banks and brokers may call collect at (212) 750-5833.

  Aquila stockholders may call Mackenzie Partners, Inc. toll free at (800) 322-2885 or collect at (212) 929-5500 with any questions they may have.

Other Information Regarding the Merger

Recommendations by the Boards

Great Plains Energy

        At its meeting on February 6, 2007, after due consideration, Great Plains Energy's board of directors unanimously:

  •
  determined that the Transactions, including the merger and Asset Sale are advisable, fair to, and in the best interests of, Great Plains Energy and its stockholders;

  •
  adopted the merger agreement and Asset Sale Agreements; and

  •
  recommended that Great Plains Energy stockholders vote for the approval of the issuance of additional shares of Great Plains Energy common stock pursuant to the merger.

Aquila

        At its meeting on February 6, 2007, after due consideration, Aquila's board of directors unanimously:

  •
  approved and declared advisable the merger agreement and the Asset Sale Agreements;

  •
  determined that the Transactions, including the merger and the Asset Sale, are fair to, and in the best interests of, Aquila and its stockholders; and

  •
  recommended that Aquila stockholders vote for the adoption of the merger agreement and approval of the merger.

        To review the background and reasons for the merger in greater detail see page 47, to review the risks related to the merger, see page 24.

Opinions of Financial Advisors

Great Plains Energy

        In connection with the merger, Great Plains Energy's board of directors received separate opinions, dated February 6, 2007, from Credit Suisse and Sagent, as to the fairness, from a financial point of view and as of the date of such opinions, to Great Plains Energy of the consideration to be paid by Great Plains Energy in the merger. Copies of Credit Suisse's and Sagent's written opinions are attached to this joint proxy statement/prospectus as Annexes D and E, respectively. We encourage you to read these opinions carefully in their entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. The opinions of Credit Suisse and Sagent were provided to Great Plains Energy's board of directors in connection with its evaluation of the merger consideration from a financial point of view to Great Plains Energy, do not address any other aspect of the proposed merger and do not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the merger or any other matter.

Aquila

        In connection with the proposed merger, Aquila's board of directors received written opinions from each of Lehman Brothers and Blackstone, Aquila's financial advisors, and the independent directors of Aquila also received a written opinion from Evercore, financial advisor to the independent directors, that, as of February 6, 2007 and based upon and subject to the qualifications set forth in their respective opinions, in the case of Blackstone and Evercore, the consideration to be received by the holders of Aquila common stock in the merger is fair, from a financial point of view, to those holders and, in the case of Lehman Brothers, the consideration to be offered to the stockholders of Aquila in the merger is fair to those stockholders. The full text of Lehman Brothers', Blackstone's and Evercore's respective written opinions, each dated February 6, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the reviews undertaken in connection with the respective opinions, is attached as Annex F, G and H, respectively. We urge you to read these opinions carefully and in their entirety. The summary of each opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Lehman Brothers and Blackstone provided their respective opinions to Aquila's board of directors in connection with, and for the purposes of, the board's consideration of the merger. Evercore provided its opinion to the independent directors of Aquila in connection with, and for the purposes of, the independent directors' consideration of the Transaction and it does not constitute a recommendation as to how any holder of Aquila common stock should vote or act with respect to the merger or any other matter. The Lehman Brothers and Blackstone opinions are each addressed to Aquila's board of directors, and the Evercore opinion is addressed to the independent directors of Aquila, and do not constitute recommendations as to how any holder of Aquila common stock should vote or act with respect to the merger or any other matter.

        Additional information on the opinions received by Great Plains Energy's board of directors and the opinions received by Aquila's board of directors and the independent directors of Aquila is located beginning on pages 59 and 76, respectively.

  Interests of Aquila's Executive Officers in the Transactions

        In considering the recommendation of Aquila's board of directors to vote FOR the adoption of the merger agreement and approval of the merger, Aquila stockholders should be aware that Aquila's executive officers have interests in the Transactions that are different from, or in addition to, the interests of Aquila's stockholders generally. Aquila's board of directors was aware of these interests and considered them in approving the transaction agreement and the Transactions. The aggregate amount of compensatory payments and benefits that Aquila's senior executive officers (Richard C. Green, Jon R. Empson, Leo E. Morton, Christopher M. Reitz, and Beth A. Armstrong) are expected to receive as a result of the Transactions under the terms of their respective agreements with Aquila (which are described below under the heading "Severance Compensation Agreements") is $7,340,401, based upon assumptions described in more detail beginning on page [    •    ]. The aggregate amount of Great Plains Energy common stock that executive officers are expected to receive as a result of the merger under Aquila plans upon conversion of their outstanding Aquila equity awards is approximately 18,616 shares, all of which are expected to be received by Mr. Green.

        Additional information relating to the interests of Aquila's executive officers in the merger is located beginning on page 123.

Treatment of Restricted Stock

        As of May 4, 2007, there are approximately 139,026 shares of Aquila common stock represented by restricted stock awards held by Aquila's executive officers. 7,000 of these restricted stock awards will vest prior to the merger. 132,026 of these restricted stock awards will vest upon the completion of the merger (to the extent then unvested) and will be converted into a number of shares of Great Plains Energy common stock equal to the product of

  •
  The number of Aquila shares subject to the restricted stock award immediately prior to the effective time of the merger agreement and

  •
  An "option exchange ratio."

        Based on the $32.48 closing share price of the Great Plains Energy common stock as of May 4, 2007, the option exchange ratio would have been 0.1410.

        Mr. Green has 132,026 shares subject to Aquila restricted stock awards which are scheduled to vest on March 15, 2008. He will be entitled to receive approximately 18,616 unrestricted shares of Great Plains Energy common stock in the merger in exchange for these restricted shares in accordance with the terms of such awards, which were granted in 2002 and therefore were outstanding prior to the execution of the merger agreement. Ms. Armstrong holds 7,000 shares subject to Aquila restricted stock awards. These awards are scheduled to vest on December 30, 2007, prior to the anticipated completion date of the merger.

Treatment of Stock Options

        As of May 4, 2007, there were approximately 781,008 shares of Aquila common stock subject to vested stock options granted to its executive officers under Aquila's equity incentive plans. These options will become options to acquire Great Plains Energy common stock, as equitably adjusted based on the option exchange ratio. As of May 4, 2007, only 51,800 of the 781,008 options held by executive officers of Aquila had exercise prices which were less than the fair market value of Aquila's common stock. As of that date, these options, which are sometimes referred to as "in the money" options, had an aggregate value (based on the difference between the exercise price and the fair market value of Aquila common stock on that date) of $46,935.

Other Matters

        Other than Mr. Green, each of Aquila's executive officers and certain other officers of Aquila are party to severance compensation agreements with Aquila. Mr. Green is party to an employment agreement with Aquila. Under the merger agreement, Messrs. Green, Empson, Morton and Reitz and Ms. Armstrong will be deemed terminated for the purposes of payment under their severance compensation agreements or, in the case of Mr. Green, his employment agreement, and will be entitled to severance compensation as follows:

  •
  a lump sum payment equal to 3 times (for Mr. Green) or 2 times (for the other executive officers) the sum of his or her base salary and target annual incentive opportunity for the calendar year in which the change in control occurs (for Mr. Green), or if greater (for the other executive officers), the average target annual incentive opportunity for a select group of comparable companies as determined by Aquila's board's independent consulting firm;

  •
  ability to exercise any stock options as of the date of termination and continuing for three months thereafter and any restrictions on his or her restricted stock will lapse;

  •
  an additional cash payment equal to a pro-rata portion of his or her target annual and long-term incentive opportunity for the incentive period in which his or her employment terminates;

  •
  a gross-up payment, if necessary, so that the net amount of his or her total payments received on an after-tax basis would equal the amount he or she would have received in the absence of the imposition of golden parachute excise taxes;

  •
  three years of health coverage benefits; and

  •
  three years of additional credit for both age and service under Aquila's tax-qualified and non-qualified pension plans.

        Please see page 125 for a table summarizing the cash payments and value of continued benefits, as outlined above, that will be made to each executive officer.

        Additionally, under the merger agreement, Aquila is obligated to make contributions to a "rabbi trust" in amounts necessary to cover 100% of the accrued benefits under Aquila's Capital Accumulation Plan and the Supplemental Executive Retirement Plan. The amount of such contribution is expected to be approximately $18 million.

The Transactions

        The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement in its entirety. It is the principal document governing the merger and the other related transactions whereby Great Plains Energy will acquire Aquila and its Missouri-based utilities, Missouri Public Service and St. Joseph Light & Power, as well as Aquila's other assets remaining after the transaction between Aquila and Black Hills.

        The Asset Purchase Agreement and the Partnership Interests Purchase Agreement are attached as Annexes B and C respectively, to this joint proxy statement/prospectus. We encourage you to read these agreements in their entirety. They are the principal documents governing the Asset Sale, in which Aquila will sell to Black Hills, immediately before completion of the merger, Aquila's regulated electric utility in Colorado and Aquila's regulated gas utilities in Colorado, Kansas, Nebraska and Iowa.

        Additional information relating to the merger agreement and Asset Sale Agreements is located beginning on page 140.

Conditions to the Completion of the Merger

        The merger is conditioned on the Asset Sale being completed before the merger. If the Asset Sale is not completed, the merger will not be completed. The merger agreement also contains customary closing conditions, including the following conditions that apply to both Great Plains Energy and Aquila:

  •
  receipt of the required Great Plains Energy and Aquila stockholder approvals;

  •
  absence of any orders from a court in the U.S. prohibiting the merger and absence of any law prohibiting the merger unless violation of the law would have an insignificant impact;

  •
  expiration or termination of the applicable waiting period under the U.S. federal antitrust law, the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act, and the receipt of required regulatory consents, including federal and state utility regulators', without materially adverse conditions;

  •
  effectiveness of the registration statement on Form S-4; and

  •
  authorization of the listing of Great Plains Energy shares issuable in the merger with the New York Stock Exchange (NYSE).

        The obligation of Great Plains Energy to complete the merger is subject to the following additional conditions:

  •
  accuracy of Aquila's and Black Hills' representations and warranties, except where the failure to be so accurate would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Aquila excluding the assets being sold to Black Hills in the Asset Sale (Aquila material adverse effect);

  •
  performance by Aquila and Black Hills of their respective obligations under the merger agreement in all material respects; and

  •
  no Aquila material adverse effect will have occurred since February 6, 2007, the date the merger agreement was signed, and be continuing.

        The obligation of Aquila to complete the merger is subject to the following additional conditions:

  •
  accuracy of Great Plains Energy's representations and warranties, except where the failure to be so accurate would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Great Plains Energy (Great Plains Energy material adverse effect);

  •
  performance by Great Plains Energy of its obligations under the merger agreement in all material respects; and

  •
  no Great Plains Energy material adverse effect will have occurred since February 6, 2007, the date the merger agreement was signed, and be continuing.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time before we complete the merger if Great Plains Energy, Aquila and Black Hills agree. It can also be terminated by either Great Plains Energy or Aquila under certain specified circumstances, including:

  •
  By either Great Plains Energy or Aquila, if:

  •
  we have not completed the merger by the termination date, which is February 6, 2008; however, the termination date may be extended unilaterally by Great Plains Energy or Aquila until August 8, 2008 to obtain regulatory approvals and under other limited circumstances;

  •
  required Aquila or Great Plains Energy stockholder approval is not obtained;

  •
  a governmental entity permanently enjoins or prohibits the merger; or

  •
  the Asset Sale Agreements are terminated.

  •
  By Aquila, if:

  •
  its board of directors authorizes Aquila to enter into an agreement for a superior proposal;

  •
  prior to Great Plains Energy stockholder approval, Great Plains Energy publicly withholds or withdraws its recommendation of the merger, fails to reaffirm its support, or enters into a new transaction which is economically superior to the merger; or

  •
  Great Plains Energy breaches any of its representations, warranties or covenants, so that relevant closing conditions cannot be satisfied, and the breach is either not curable, or if curable, is not cured by the termination date.

  •
  By Great Plains Energy, if:

  •
  its board of directors authorizes Great Plains Energy to enter into an agreement for a superior proposal;

  •
  prior to Aquila stockholder approval, Aquila publicly withholds or withdraws its recommendation of the merger, fails to reaffirm its support, or enters into a new transaction which is economically superior to the merger; or

  •
  Aquila breaches any of its representations, warranties or covenants, so that relevant closing conditions cannot be satisfied and such breach is either not curable, or if curable, is not cured by the termination date.

Conditions to the Completion of the Asset Sale

        The Asset Sale Agreements contain closing conditions, which are substantially similar to the conditions described in the merger agreement above, that apply to Great Plains Energy, Black Hills and Aquila. The Asset Sale is cross-conditioned on the merger, meaning Black Hills and Aquila are not required to complete the Asset Sale unless the merger also occurs.

        Black Hills' obligation to close is not conditioned on its ability to secure financing for the purchase price. However, if Black Hills fails to secure financing and does not close the Asset Sale Agreements, neither Aquila nor Great Plains Energy will be required to close the merger.

Termination of the Asset Sale Agreements

        The termination provisions of the Asset Sale Agreements permit each party to terminate in certain circumstances substantially similar to the termination provisions in the merger agreement described above, other than those relating to a superior proposal. Additionally, the Asset Sale Agreements may be terminated if the merger agreement terminates.

Termination Fees; Reimbursement of Expenses

        Aquila will be required to pay a $45 million termination fee, out of which Black Hills will be reimbursed its expenses, up to $15 million, with the remainder received by Great Plains Energy, if the merger agreement is terminated:

  •
  by Aquila in order to enter into an agreement for a superior proposal;

  •
  by Great Plains Energy because Aquila's board of directors publicly withdraws its recommendation of the merger; or

  •
  by Aquila or Great Plains Energy if:

  •
  the termination date occurs and the merger has not yet been completed, the Aquila stockholders vote on, and fail to approve, the merger, or Aquila materially breaches its representations or covenants; and

  •
  before the merger agreement is terminated, a bona fide proposal to acquire Aquila is made by a third party; and

  •
  within nine months after the termination, Aquila is either acquired or enters into a merger agreement with a third party.

        Great Plains Energy will be required to pay Aquila a $45 million termination fee and to reimburse Black Hills' expenses up to $15 million, if the merger agreement is terminated:

  •
  by Great Plains Energy in order to enter into an agreement for a superior proposal;

  •
  by Aquila because Great Plains Energy's board of directors publicly withholds its recommendation of the merger; or

  •
  by Aquila or Great Plains Energy if:

  •
  the termination date occurs and the merger has not yet been completed, the Great Plains Energy stockholders vote on, and fail to approve, the merger, or Great Plains Energy materially breaches its representations or covenants; and

  •
  before the merger agreement is terminated, a bona fide proposal to acquire Great Plains Energy was made by a third party; and

  •
  within nine months of termination, Great Plains Energy is acquired, or enters into a merger agreement with a third party.

        Whether or not a termination fee is payable, a party could still be liable for damages following termination in the event it materially and willfully or knowingly breached the merger agreement.

No Solicitation; Withdrawal of Board Recommendation

        The merger agreement restricts the ability of each of Great Plains Energy and Aquila to solicit or negotiate for any competing bids, or provide non-public information to other bidders, and neither party's board of directors may withdraw its recommendation to its stockholders to approve the merger, except as described below. If, however, before a party's stockholders' approve the merger, a party receives an unsolicited takeover proposal from a third party that the party's board of directors determines in good faith, after consultation with its legal and financial advisors, constitutes a superior proposal or would reasonably be expected to lead to a superior proposal, that party may furnish information to the third party and engage in negotiations regarding the takeover proposal with the third party, subject to specified conditions. Great Plains Energy and Aquila must keep each other informed of any competing proposals, including any possible acceptance of a competing proposal, and give the other party an opportunity to modify its bid.

        In addition, the board of directors of Great Plains Energy or Aquila may change its recommendation in favor of the merger if it determines in good faith that its failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law. If Aquila's board of directors changes its recommendation, Aquila will be required to pay a $45 million termination fee, out of which Black Hills will be reimbursed its expenses, up to $15 million, as described above. If Great Plains Energy's board of directors changes its recommendation, Great Plains Energy will be required to pay Aquila a $45 million termination fee and to reimburse Black Hills' expenses up to $15 million, as described above.

  Legal Proceedings Related to the Transactions

        On February 8, 2007, two purported class action lawsuits were filed against Aquila and its directors in the Circuit Court of Jackson County, Missouri at Kansas City. On or about April 16, 2007, a purported class action lawsuit was filed against Aquila and its directors in the Court of Chancery of the State of Delaware in and for New Castle County. Each lawsuit purports to be on behalf of all Aquila stockholders (except the defendants and their affiliates) and alleges that Aquila directors breached their fiduciary duties in approving the Transactions.

        Additional information relating to legal proceedings related to the merger is located beginning on page 158.

Accounting Treatment

        In accordance with U.S. generally accepted accounting principles, Great Plains Energy will account for the merger using the purchase method of accounting. Under this method of accounting, Great Plains Energy will record the market value (based on an average of the closing prices of Great Plains Energy common stock for a range of two trading days before and after February 7, 2007, the announcement date) of its common stock issued in connection with the merger, the fair value of Aquila's liabilities assumed by Great Plains Energy in connection with the merger, the amount of cash consideration to be paid to holders of Aquila common stock, the fair value of certain Great Plains Energy options issued to replace Aquila options assumed in connection with the merger and the amount of direct transaction costs associated with the merger as the estimated purchase price of acquiring Aquila. Great Plains Energy will allocate the estimated purchase price to the net tangible and amortizable intangible assets acquired (including the market value of energy contracts and affiliate agreements), based on their respective fair values at the date of the completion of the merger. Any excess of the estimated purchase price over those fair values will be accounted for as goodwill. Intangible assets with definite lives will be amortized over their estimated useful lives. Goodwill resulting from the business combination will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

        Additional information relating to accounting treatment is located on page 129.

Material U.S. Income Tax Consequences of the Merger

        The merger will be a taxable transaction for U.S. federal income tax purposes if you are a holder of Aquila's common stock. Your receipt of cash and Great Plains Energy common stock will cause you to recognize gain or loss for U.S. federal income tax purposes measured by the difference, if any, between the cash and the value of Great Plains Energy common stock you receive in the merger and the adjusted tax basis of your Aquila shares.

        Additional information relating to the material U.S. federal income tax consequences of the merger is located beginning on page 127.

Regulatory Matters

        The approval of, among others, the following U.S. federal, state and local regulatory authorities must be obtained before the merger can be completed:

  •
  the Federal Energy Regulatory Commission (FERC); and

  •
  the regulatory agencies in several of the states in which Great Plains Energy and/or Aquila operate electric and/or gas utility businesses, including Missouri and Kansas.

        In addition, prior to completing the merger, the applicable waiting period under the HSR Act must expire or terminate.

        On April 4, 2007, Aquila, KCP&L and Great Plains Energy filed applications with the Missouri Public Service Commission (MPSC) and the Kansas Corporation Commission (KCC) seeking approval for the merger. In addition, on April 4, 2007, Aquila and Black Hills filed applications with the Public Utilities Commission of the State of Colorado, the KCC, the Nebraska Public Service Commission and the Iowa Utilities Board seeking approval of the Asset Sale. None of these required regulatory approvals have been obtained as of the date of this joint proxy statement/prospectus.

        Aquila and Great Plains Energy intend to file an application with the FERC for approval of the merger and certain aspects of the Asset Sale, and the required notification under the HSR Act.

        Additional information relating to regulatory matters is located beginning on page 136.

The Companies

Great Plains Energy Incorporated
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

        Great Plains Energy, a Missouri corporation incorporated in 2001 and headquartered in Kansas City, Missouri, is a public utility holding company and does not own or operate any significant assets other than the stock of its subsidiaries. Great Plains Energy has four direct subsidiaries with operations or active subsidiaries:

  •
  KCP&L, headquartered in Kansas City, Missouri, is an integrated, regulated electric utility that engages in the generation, transmission, distribution and sale of electricity. KCP&L serves over 505,000 customers located in all or portions of 24 counties in western Missouri and eastern Kansas. Customers include approximately 446,000 residences, over 57,000 commercial firms, and approximately 2,200 industrials, municipalities and other electric utilities. KCP&L's retail revenues averaged approximately 81% of its total operating revenues over the last three years. Wholesale firm power, bulk power sales and miscellaneous electric revenues accounted for the remainder of utility revenues. KCP&L is significantly impacted by seasonality with approximately one-third of its retail revenues recorded in the third quarter. KCP&L's total electric revenues averaged approximately 43% of Great Plains Energy's revenues over the last three years. KCP&L's net income accounted for approximately 119%, 88% and 87% of Great Plains Energy's income from continuing operations in 2006, 2005 and 2004, respectively.

  •
  KLT Inc. is an intermediate holding company that primarily holds indirect interests in Strategic Energy, L.L.C. (Strategic Energy), which provides competitive retail electricity supply services in several electricity markets offering retail choice, and holds investments in affordable housing limited partnerships. KLT Inc. also wholly owns KLT Gas Inc. (KLT Gas), which has no active operations. Strategic Energy provides competitive retail electricity supply services by entering into power supply contracts to supply electricity to its end-use customers. Of the states that offer retail choice, Strategic Energy operates in California, Connecticut, Illinois, Maryland, Massachusetts, Michigan, New Jersey, New York, Ohio, Pennsylvania and Texas. Strategic Energy also provides strategic planning, consulting and billing and scheduling services in the natural gas and electricity markets. Strategic Energy provides services to approximately 26,500 commercial, institutional and small manufacturing customers, which includes numerous Fortune 500 companies, smaller companies and governmental entities. Strategic Energy offers an array of products designed to meet the various requirements of a diverse customer base including fixed price, index-based and month-to-month renewal products. Strategic Energy's projected MWh deliveries for 2007 are in the range of 18 to 22 million MWhs. At December 31, 2006, based solely on expected usage under current signed contracts, Strategic Energy forecasted future MWh commitments (backlog) of 14.7 million, 8.9 million and 4.1 million for the years 2007 through 2009, respectively, and 5.1 million over the years 2010 through 2012. Strategic Energy's revenues averaged approximately 57% of Great Plains Energy's revenues over the last three years. Strategic Energy's net income (loss) accounted for approximately (8%), 17% and 24% of Great Plains Energy's income from continuing operations in 2006, 2005 and 2004, respectively.

  •
  Innovative Energy Consultants Inc. (IEC) is an intermediate holding company that holds an indirect interest in Strategic Energy. IEC does not own or operate any assets other than its indirect interest in Strategic Energy. When combined with KLT Inc.'s indirect interest in Strategic Energy, Great Plains Energy indirectly owns 100% of Strategic Energy.

  •
  Great Plains Energy Services Incorporated (Services) provides services at cost to Great Plains Energy and its subsidiaries, including consolidated KCP&L.

Gregory Acquisition Corp.
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

        Gregory Acquisition Corp. is a wholly owned subsidiary of Great Plains Energy. Gregory Acquisition Corp. was formed on January 16, 2007, solely for the purpose of engaging in the merger and the other transactions contemplated by the merger agreement. Gregory Acquisition Corp. has not conducted any business operations other than incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Aquila, Inc.
20 West Ninth Street
Kansas City, Missouri 64105
(816) 421-6600

        Aquila, Inc. is an integrated electric and natural gas utility headquartered in Kansas City, Missouri. Aquila began as Missouri Public Service Company in 1917 and reincorporated in Delaware as UtiliCorp United Inc. in 1985. In March 2002, UtiliCorp United Inc. changed its name to Aquila, Inc. As of December 31, 2006, Aquila had 2,456 employees in the U.S., 1,095 of which were represented by union locals. Aquila's business is organized into three business segments: Electric Utilities, Gas Utilities and Merchant Services. Electric Utilities comprises Aquila's regulated electric utility operations, Gas Utilities comprises Aquila's regulated gas utility operations, and Merchant Services comprises Aquila's remaining unregulated energy activities. Substantially all of Aquila's revenues are generated by Aquila's Electric and Gas Utilities.

        Aquila sold its Kansas Electric utility on April 1, 2007, and in 2006 sold its Gas utilities in Michigan, Minnesota, and Missouri. The results of these operations are reported by Aquila as discontinued operations. As of December 31, 2006, excluding discontinued operations, Aquila's Electric Utilities included 1,843 MWs of generation and 14,992 pole miles of electric transmission and distribution lines, and Aquila's Gas Utilities included 516 miles of intrastate gas transmission pipelines and 11,283 miles of gas distribution mains and service lines. Aquila's Electric and Gas Utilities generated revenues from continuing and discontinued operations of $1,379.2 million and $489.1 million, respectively, in the year ended December 31, 2006, and had total assets in continuing and discontinued operations of $2.6 billion and $.3 billion, respectively, at December 31, 2006.

        Through 2004 Aquila's operations also included significant international utility investments and Merchant Services was a much larger component of Aquila's business. In 2002 Aquila began to reposition its business to concentrate on its domestic electric and gas utilities and reduce financial obligations. As part of that repositioning, Aquila sold all international investments and a substantial portion of Merchant Services assets. Additionally, Aquila wound down most of Aquila's Merchant Services energy trading portfolio. Aquila's remaining Merchant Services assets consist of Aquila's contractual rights relating to the Crossroads Energy Center, a non-regulated domestic power generation facility, and Aquila's remaining wholesale energy trading portfolio.

Comparative Stock Prices and Dividends

        Shares of Great Plains Energy common stock and Aquila common stock are listed on the NYSE. The following table presents the last reported closing sale price per share of Great Plains Energy common stock and Aquila common stock, as reported on the NYSE Composite Transaction reporting system on February 6, 2007, the last full trading day prior to the public announcement of the merger, and on May 7, 2007, the last trading day for which this information could be calculated prior to the filing of this joint proxy statement/prospectus.

	Great Plains Energy Common Stock	Aquila Common Stock	Implied Value of Merger Consideration for Each Aquila Share(1)
February 6, 2007	$32.05	$4.67	$4.54
May 7, 2007	$32.62	$4.21	$4.59

(1)
The equivalent implied per share data for Aquila common stock has been determined by multiplying the closing market price of a share of Great Plains Energy common stock on each of the dates by the exchange ratio of 0.0856 and adding the per share cash consideration of $1.80 being paid to Aquila stockholders.

        The most recent quarterly dividend declared by Great Plains Energy was $0.415 per share payable on June 20, 2007. Great Plains Energy's current dividend is $1.66 per share of common stock on an annual basis. Aquila currently does not pay a dividend on its common stock.

Selected Historical Financial Data

        Great Plains Energy and Aquila are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary, and you should read it in conjunction with the historical consolidated financial statements of Great Plains Energy and Aquila and the related notes contained in the annual reports and other information that each of Great Plains Energy and Aquila has previously filed with the Securities and Exchange Commission and which is incorporated herein by reference. See "Where You Can Find More Information" beginning on page 199.

Selected Historical Consolidated Financial Data of Great Plains Energy

	At or for the year ended December 31,
	2006	2005	2004	2003	2002
	(dollars in million except per share amounts)
Operating revenues	$2,675	$2,605	$2,464	$2,148	$1,802
Income from continuing operations	$128	$164	$175	$189	$136
Discontinued operations, net of tax	$—	$(2)	$8	$(45)	$(8)
Cumulative effect of changes in accounting principles	$—	$—	$—	$—	$(3)
Net income	$128	$162	$183	$144	$125
Basic earnings per common share:
From continuing operations	$1.62	$2.18	$2.41	$2.71	$2.15
Discontinued operations, net of tax	$—	$(0.03)	$0.10	$(0.65)	$(0.12)
Cumulative effect of changes in accounting principles	$—	$—	$—	$—	$(0.05)
Basic earning per common share	$1.62	$2.15	$2.51	$2.06	$1.98
Diluted earnings per common share:
From continuing operations	$1.61	$2.18	$2.41	$2.71	$2.15
Discontinued operations, net of tax	$—	$(0.03)	$0.10	$(0.65)	$(0.12)
Cumulative effect of changes in accounting principles	$—	$—	$—	$—	$(0.05)
Diluted earnings per common share	$1.61	$2.15	$2.51	$2.06	$1.98
Cash dividends per common share	$1.66	$1.66	$1.66	$1.66	$1.66
Total assets	$4,336	$3,842	$3,796	$3,694	$3,521
Total mandatorily redeemable preferred securities and long-term debt (including current maturities)	$1,142	$1,143	$1,296	$1,347	$1,332

Selected Historical Consolidated Financial Data of Aquila

	At or for the year ended December 31,
	2006		2005		2004		2003		2002
	(Millions, except per share amounts)
Sales	$1,369.6		$1,314.1		$971.0		$983.1		$1,496.0
Gross profit	488.0		450.4		249.8		303.6		329.9
Loss from continuing operations	(282.0	)(a)	(158.0	)(b)	(348.3	)(c)	(356.5	)(d)	(1,597.5	)(e)
Basic and diluted loss per common share—continuing operations	(0.75)		(0.40)		(1.35)		(1.83)		(9.88)
Cash dividends per common share	—		—		—		—		.775
Total assets	3,472.4		4,630.7		4,777.3		7,719.1		9,319.1
Short-term debt	—		12.0		—		—		287.8
Long-term debt (including current maturities)	1,405.6		1,979.5		2,366.4		2,706.0		2,624.8
Common shareholders' equity	1,306.1		1,309.9		1,130.5		1,359.3		1,607.9

        The following notes reflect the pretax effect of items affecting the comparability of the Selected Historical Consolidated Financial Data of Aquila above:

          (a)   Included in loss from continuing operations for the year ended December 31, 2006 is a $218.0 million loss on the exit of Aquila's Elwood tolling contract in June 2006 and $28.2 million of losses on early retirement of debt in 2006.

          (b)   Included in loss from continuing operations for the year ended December 31, 2005 is a $82.3 million loss on the early termination of Aquila's Premium Income Equity Securities; offset in part by $31.3 million of net gains primarily related to an exit of Aquila's Batesville tolling contract and the sale of Aquila's interests in the IntercontinentalExchange, Inc. and the Red Lake gas storage development project.

          (c)   Included in loss from continuing operations for the year ended December 31, 2004 is a $46.6 million loss on the transfer of Aquila's interest in the Aries power project and termination of Aquila's 20-year tolling agreement with that project, a $156.2 million loss on the termination of four long-term gas contracts, $63.9 million of losses related to derivatives cancelled and replacement gas purchased for these four contracts, and $19.5 million of other impairment charges; offset in part by $34.0 million of gains including the sale of Aquila's interests in 12 equity method independent power plants, the sale of a power development project in the United Kingdom and a distribution from Aquila's interest in the BAF power partnership that sold its cogeneration facility.

          (d)   Included in loss from continuing operations for the year ended December 31, 2003 are (i) a $105.5 million termination payment regarding Aquila's 20-year tolling agreement for the Acadia power plant; (ii) an $87.9 million impairment charge on Aquila's equity method investments in 12 independent power plants; and (iii) $26.1 million of restructuring charges from exiting interest rate swaps related to the Raccoon Creek and Goose Creek construction financing arrangements and additional severance and retention payments related to the wind-down of Aquila's trading operations.

          (e)   Included in loss from continuing operations for the year ended December 31, 2002 are (i) a $696.1 million impairment charge on Aquila's investment in Quanta Services; (ii) a $247.5 million impairment charge on Aquila's investment in Midlands Electricity in the United Kingdom; (iii) a $127.2 million impairment charge on Aquila's investment in Multinet Gas and AlintaGas in Australia; (iv) a $29.8 million impairment charge related to Aquila's investments in Everest Connections and various communications projects; (v) a $181.2 million write-down of Merchant Services' goodwill; (vi) other impairment charges and losses on Aquila's sale of assets of $91.9 million; and (vii) $210.2 million of restructuring charges from Aquila's exit from the wholesale energy trading business and the restructuring of its utility business. Aquila also recorded a $130.5 million gain on the sale of its shares of UnitedNetworks in New Zealand.

Selected Unaudited Pro Forma Condensed Financial Information

        The following selected unaudited pro forma condensed consolidated financial information for Aquila gives effect to Aquila's April 1, 2007 sale of its Kansas electric business and the Asset Sale. The following selected unaudited pro forma condensed combined financial information for Great Plains Energy gives effect to Aquila's April 1, 2007 sale of its Kansas electric business, the Asset Sale and the merger. The information presented below is based on the assumption that the sale of the Kansas electric business and the Transactions occurred at the beginning of the period presented and reflect only adjustments directly related to the sale of the Kansas electric business and the Transactions. The pro forma adjustments are based upon available information and assumptions that each company's management believes are reasonable and in accordance with SEC requirements. The selected unaudited pro forma condensed financial information is presented for illustrative purposes only and should not be read for any other purpose. The companies may have performed differently had they always been combined in the manner contemplated by the Transactions. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined in the manner contemplated by the Transactions or the future results that the combined companies will experience after the Transactions. The selected unaudited pro forma condensed combined financial information (i) has been derived from and should be read in conjunction with the "Aquila, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information" and the related notes beginning on page 162, and the "Great Plains Energy Incorporated Unaudited Pro Forma Condensed Combined Financial Information" and the related notes beginning on page 167 in this joint proxy statement/prospectus and (ii) should be read in conjunction with the historical consolidated financial statements of Great Plains Energy and Aquila by reference in this joint proxy statement/prospectus.

Aquila, Inc.
Selected Unaudited Pro Forma Condensed Consolidated Financial Data

At or for the year ended December 31, 2006
(millions, except for per share amounts)
Pro Forma Income Statement Data
Operating revenues	$592
Loss from continuing operations	$(328)
Loss per share from continuing operations:
Basic and Diluted	$(0.87)
Pro Forma Balance Sheet Data
Total assets	$3,506
Long-term debt (includes current maturities of $19)	$1,405

Great Plains Energy Incorporated
Selected Unaudited Pro Forma Condensed Combined Financial Data

At or for the year ended December 31, 2006
(millions, except for per share amounts)
Pro Forma Income Statement Data
Operating revenues	$3,264
Loss from continuing operations available for common shareholders	$(201)
Loss per share from continuing operations:
Basic and Diluted	$(1.82)
Pro Forma Balance Sheet Data
Total assets	$7,327
Long-term debt (includes current maturities of $553)	$2,546

Unaudited Comparative Per Share Data

        The December 31, 2006 selected comparative per share information of Great Plains Energy and Aquila set forth below was derived from audited financial statements. You should read the information in this section along with Great Plains Energy's and Aquila's historical consolidated financial statements and accompanying notes for the period referred to above included in the documents described under "Where You Can Find More Information" beginning on page 199. You should also read the unaudited pro forma condensed combined financial information and accompanying discussion and notes included in this joint proxy statement/prospectus beginning on page 162.

At or for the year ended December 31, 2006
Great Plains Energy—Historical
Earnings per share (from continuing operations):
Basic	$1.62
Diluted	$1.61
Dividends declared per share of common stock	$1.66
Book value per share of common stock	$16.70
Aquila—Historical
Basic and diluted loss per common share continuing operations	$(0.75)
Cash dividends per common share	—
Book value per common share	$3.49
At or for the year ended December 31, 2006
Great Plains Energy unaudited pro forma condensed combined amounts:
Loss per share (from continuing operations):
Basic	$(1.82)
Diluted	$(1.82)
Dividends declared per share of common stock	$1.66
Book value per share of common stock	$21.04
Adjusted Aquila unaudited pro forma condensed consolidated amounts:
Loss per share (from continuing operations):
Basic	$(0.87)
Diluted	$(0.87)
Dividends declared per share of common stock	—
Book value per share of common stock	$4.25

RISK FACTORS

Risks Relating to the Transactions

        In addition to the other information included and incorporated by reference in this joint proxy statement/prospectus, Aquila stockholders should carefully consider the matters described below to determine whether to approve or adopt the merger agreement and thereby approve the merger. Great Plains Energy stockholders should carefully consider the matters described below to determine whether to approve the issuance of additional shares of Great Plains Energy common stock in connection with the merger.

        The merger is subject to several conditions, including the successful completion of the Asset Sale.

        It is possible that the merger and the Asset Sale may not be completed. The parties' obligations to complete the Transactions are subject to the satisfaction or waiver of specified conditions, some of which are beyond the control of Great Plains Energy and Aquila.

        In particular, the merger is conditioned upon the successful completion of the Asset Sale. Therefore, if the Asset Sale does not occur because of a failure of a condition in the Asset Sale Agreements, or because Black Hills or Aquila is unable to perform its obligations, the merger would not occur. For example, the Asset Sale requires certain regulatory approvals that are not otherwise required for the merger. If these approvals are not obtained, the merger will not be completed even if all of the other conditions to the merger are satisfied or waived.

        The Transactions are subject to the receipt of consent or approval from governmental entities that could delay the completion of the Transactions or impose conditions that could have a material adverse effect on the combined company or that could cause termination of the merger agreement and Asset Sale Agreements.

        Completion of the Transactions is conditioned upon the receipt of consents, orders, approvals or clearances, as required, from the FERC, the FTC/DOJ for the HSR clearance, and the public utility commissions or similar entities with jurisdiction in Missouri, Kansas, Iowa, Nebraska and Colorado. Although the parties expect to receive such consents, orders, approvals, and clearances in a timely and acceptable manner, a substantial delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in connection with such approvals could adversely effect the business, financial condition or results of operations of Great Plains Energy or Aquila or may cause the termination of the merger agreement and the Asset Sale Agreements.

  Black Hills will need to obtain financing for the Asset Sale to be completed.

        Under the terms of the merger agreement, the merger will only occur immediately following the closing of the Asset Sale. In the Asset Sale, Black Hills is required to pay Aquila an aggregate purchase price totaling $940 million, based upon $63 million of estimated working capital at the closing date and estimated capital expenditures of $62.1 million for 2007 and $64.4 million for 2008. The $940 million aggregate purchase price is subject to adjustment if, among other things, actual working capital or capital expenditures are greater or lesser than the estimated amounts. While the Asset Sale is not conditioned on Black Hills' ability to obtain financing, the closing of the Asset Sale and the merger would not occur if Black Hills were unable to pay the purchase price.

        Black Hills has entered into a Credit Agreement, dated May 7, 2007, with ABN Amro Bank N.V. as administrative agent and sole bookrunner, ABN Amro Bank N.V., BMO Capital Markets Financing, Inc., Credit Suisse Securities (USA) LLC and Union Bank of California, N.A. as co-arrangers, BMO Capital Markets Financing Inc., Credit Suisse Securities (USA) LLC and Union Bank of California, N.A. as syndication agents and ABN Amro Bank N.V., BMO Capital Market Financing, Inc., Credit Suisse, Cayman Islands Branch and Union Bank of California, N.A., as lenders under which Black Hills could borrow up to $1 billion, which could be used in part to fund the purchase price. However, the lenders' commitment to fund the loan is subject to certain conditions, including the absence of accelerations of debt in excess of $50 million for Black Hills and several of its subsidiaries and the absence of any insolvency or bankruptcy proceedings for Black Hills and certain material subsidiaries. If these conditions are not satisfied, Black Hills may be unable to fund the purchase price, and the merger may not occur. According to its Annual Report for the year ended December 31, 2006, as of December 31, 2006, Black Hills held cash and cash equivalents totaling $36.9 million.

        The merger is conditioned on the absence of a material adverse effect with respect to Aquila's Missouri electric business which will be acquired by Great Plains Energy, and the Asset Sale and the financing therefor is conditioned on the absence of a material adverse effect with respect to the businesses to be acquired by Black Hills.

        The merger agreement provides that, subject to certain qualifications, Great Plains Energy is not obligated to complete the merger if there is any event, effect, change or development which is materially adverse to the businesses which will be retained by Aquila, taken as a whole, after the Asset Sale. This essentially covers Aquila's Missouri electric business and corporate level assets and liabilities being retained by Aquila immediately after the Asset Sale. Similarly, the Asset Sale Agreements provide that, subject to certain qualifications, Black Hills is not obligated to complete the Asset Sale if there is any event, effect, change or development which is materially adverse to the businesses which will be acquired by Black Hills, taken as a whole.

        Accordingly, a negative development with respect to either set of businesses could lead to the termination of both Transactions, even if the adverse effect is not material to Aquila as a whole.

        Great Plains Energy might suffer losses from the Aquila businesses which will be sold in the Asset Sale.

        Great Plains Energy could be responsible for liabilities relating to the businesses to be acquired by Black Hills if Black Hills were unable to perform its financial obligations after the closing. The Asset Sale Agreements generally require Black Hills to reimburse Aquila for losses it suffers as a result of the businesses to be acquired by Black Hills after the closing. However, Aquila, which will be a subsidiary of Great Plains Energy after the closing of the merger, would remain liable to its creditors. Therefore, if Black Hills is unable to pay these creditors, even though it assumed such obligations and liabilities, Aquila would be responsible for the payment of such obligations and liabilities. As an example, Black Hills is generally required to reimburse Aquila for any pre- or post-closing claims that result from environmental violations by the businesses that Black Hills will acquire. If an environmental violation by one of these businesses is assessed against Aquila, Black Hills would be obligated to reimburse Aquila for any losses it suffered. However, if Black Hills were unable to pay, Aquila would nevertheless be required to settle such claim (if there were a valid claim), thereby indirectly causing Aquila's parent company, Great Plains Energy, to bear such loss.

        The value of the cash and shares of Great Plains Energy common stock that Aquila stockholders will receive upon the consummation of the merger may be less than the value of Aquila common stock as of the date of the merger agreement or on the dates of the special meetings.

        The consideration to be paid for Aquila's stock in the merger is fixed and will not be adjusted for any change in the stock prices of Great Plains Energy or Aquila prior to the merger. There may be a significant amount of time between the dates when the stockholders of each of Great Plains Energy and Aquila vote at the special meeting of each company and the date when the merger is completed. The relative prices of shares of Great Plains Energy common stock and Aquila common stock may vary significantly between the date of this joint proxy statement/prospectus, the dates of the special meetings and the date of the completion of the merger. These variations may be caused by, among other things, changes in the businesses, operations, results and prospects of the respective companies, market expectations of the likelihood that the merger will be completed and the timing of completion, the prospects of post-merger operations, the effect of any conditions or restrictions imposed on or proposed with respect to the combined companies by regulatory agencies and authorities, general market and economic conditions and other factors. In addition, it is impossible to predict accurately the market price of the Great Plains Energy common stock to be received by Aquila stockholders after the completion of the merger. Accordingly, the price of Aquila common stock on the dates of the special meetings may not be indicative of its price immediately prior to completion of the merger and the price of Great Plains Energy common stock after the merger is completed.

        The separation of the Aquila assets being sold to Black Hills in the Asset Sale and integration of Great Plains Energy and Aquila following the merger will present significant challenges that may result in a decline in the anticipated potential benefits of the merger.

        We will face significant challenges in separating the Aquila assets being sold to Black Hills and in consolidating functions and integrating the organizations, procedures and operations of Aquila and Great Plains Energy following the merger in a timely and efficient manner. The separation of the assets being sold to Black Hills and integration of Great Plains Energy and Aquila will be complex and time-consuming, due to the size and complexity of each organization and their many business units. We will have to dedicate substantial effort to effectively separate the assets being sold to Black Hills and integrate the remaining businesses of Aquila with Great Plains Energy. Such efforts could also divert management's focus and resources from other strategic opportunities during the integration process. There can be no assurance that the separation will be completed efficiently or that the integration of Aquila and Great Plains Energy will be completed successfully or in a timely manner.

  The anticipated benefits of combining the companies may not be realized.

        We entered into the merger agreement with the expectation that the merger would result in various benefits, including, among other things, synergies, cost savings and operating efficiencies. Although we expect to achieve the anticipated benefits of the merger, achieving them cannot be assured. The companies have proposed to regulators that the benefits resulting from the merger be shared between retail electric customers and Great Plains Energy shareholders, and have requested various other regulatory assurances. There is no assurance regarding the amount of benefit-sharing, or other regulatory treatment, in rate cases occurring after the closing of the Transactions. The Transactions are subject to the receipt of consent or approval from governmental entities that could delay the completion of the Transactions or impose conditions that could have a material adverse effect on the combined company or that could cause abandonment of the Transactions.

        Completion of the Transactions is conditioned upon the receipt of approvals from the FERC, and the public utility commissions or similar entities with jurisdiction in Missouri, Kansas, Iowa, Nebraska and Colorado. Although we expect to receive these approvals in a timely and acceptable manner, we cannot guarantee this result. A substantial delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in connection with these approvals could have a material adverse effect on the business, financial condition or results of operations of Great Plains Energy, Aquila or the combined company or may cause the abandonment of the Transactions by Great Plains Energy, Aquila, or Black Hills.

        The Transactions will combine two companies that are currently affected by developments in the electric utility industry, including changes in regulation and increased competition. A failure to adapt to the changing regulatory environment after the Transactions could adversely affect the stability of our earnings and could result in the erosion of the combined company's market positions, revenues and profits.

        Because we and our subsidiaries are regulated in the U.S. at the federal level and in a number of states, the two companies have been and will continue to be affected by legislative and regulatory developments. After the Transactions, we and/or our subsidiaries will be subject in the U.S. to extensive federal regulation as well as to state regulation in Missouri and Kansas. Each of these jurisdictions has implemented, is in the process of implementing or possibly will implement changes to the regulatory and legislative framework applicable to the electric utility industry. These changes could have a material adverse effect on Great Plains Energy, Aquila or the combined company.

        The costs and burdens associated with complying with these regulatory jurisdictions may have a material adverse effect on Great Plains Energy, Aquila or the combined company. Moreover, potential legislative changes, regulatory changes or otherwise may create greater risks to the stability of utility earnings generally. If Great Plains Energy, Aquila or the combined company is not responsive to these changes, it could suffer erosion in market position, revenues and profits as competitors gain access to the service territories of its utility subsidiaries.

        We will incur significant transaction and merger related transition costs in connection with the merger.

        We expect to incur costs associated with consummating the merger and integrating the operations of the two companies, including approximately $25 million in transaction fees in the case of Great Plains Energy and approximately $26 million of financial advisory fees in the case of Aquila. The transaction costs incurred by Great Plains Energy will be included as a component of the purchase price for purposes of purchase accounting, except to the extent Great Plains Energy receives regulatory authorization to amortize such costs. The amount of transaction and transition costs expected to be incurred by each of us are preliminary estimates and are subject to change. Great Plains Energy currently estimates transition costs associated with the merger to be approximately $130 million over a period of five years, with approximately $116 million being incurred through the first year after completion of the merger and approximately $7 million being incurred in the second year after completion of the merger. Great Plains Energy is in the early stages of assessing the magnitude of these costs, and, therefore, these estimates may change substantially, and additional unanticipated costs may be incurred in the integration of the businesses of Great Plains Energy and Aquila. Although Great Plains Energy believes that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, will offset incremental transaction and merger related costs over time, we cannot assure you that this net benefit will be achieved in the near term, or at all.

        We will be subject to business uncertainties and contractual restrictions while the merger is pending which could adversely affect our business.

        Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Great Plains Energy and Aquila and, consequently, on the combined company. Although we intend to take steps to reduce any adverse effects, these uncertainties may impair Great Plains Energy's and Aquila's ability to attract, retain and motivate key personnel until the merger and for a period of time after, and could cause customers, suppliers and others that deal with us to seek to change existing business relationships with Great Plains Energy and Aquila. Employee retention may be challenging during the pendency of the merger, as employees may experience uncertainty about their future roles with the combined company. If, despite our retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company, the combined company's business could be harmed. In addition, the merger agreement restricts Great Plains Energy and Aquila, without the other party's consent, from making certain acquisitions and taking other specified actions until we complete the merger or the merger agreement terminates. These restrictions may prevent Great Plains Energy and Aquila from pursuing otherwise attractive business opportunities and making other changes to their businesses that may arise before we complete the merger or terminate the merger agreement.

Risks Relating to the Businesses of the Combined Company Following the Merger

        After we complete the merger, the combined business of Great Plains Energy and Aquila will be subject to many risks and uncertainties. Risk factors of KCP&L and Aquila are also risk factors of Great Plains Energy.

  We have regulatory risks.

        We are subject to extensive federal and state regulation, as described below. Failure to obtain adequate rates or regulatory approvals, in a timely manner, adoption of new regulations by federal or state agencies, or changes to current regulations and interpretations of such regulations may materially affect our business and results of operations and financial position.

        The outcome of KCP&L's and Aquila's pending and future retail rate proceedings could have a material impact on our businesses and are largely outside of our control.

        The rates which KCP&L and Aquila are allowed to charge their customers are the single most important items influencing their results of operations, financial position and liquidity. These rates are subject to the determination, in large part, of governmental entities outside of their control, including the MPSC, KCC and FERC. Decisions made by these entities could have a material impact on our business including our results of operations and financial position.

        In February 2007, KCP&L filed a request with the MPSC to increase the annual rates charged to its retail customers in Missouri by approximately $45 million. KCP&L also filed with the KCC in March 2007 a request to increase the rates it is permitted to charge its Kansas retail customers by approximately $47 million. The requested rate increases are subject to the approval of the MPSC and KCC, which are expected to rule on the requests in December 2007, with any rate changes taking effect on January 1, 2008. It is possible that the MPSC and/or KCC will authorize a lower rate increase than what KCP&L has requested, or no increase or a rate reduction. Additionally, the December 2006 order of the MPSC authorizing an increase in annual rates of approximately $51 million has been appealed in the Missouri courts. It is possible that the MPSC order could be vacated and the proceedings remanded to the MPSC. Management cannot predict or provide any assurances regarding the outcome of these proceedings.

        As a part of the Missouri and Kansas stipulations approved by the MPSC and KCC in 2005, KCP&L began implementation of its comprehensive energy plan. Under the comprehensive energy plan, KCP&L agreed to undertake certain projects, including building and owning a portion of Iatan No. 2 (an estimated 850 MW coal-fired generating plant), installing a new wind-powered generating facility, installing environmental upgrades to certain existing plants, infrastructure improvements and demand management, distributed generation, and customer efficiency and affordability programs. In March 2007, KCP&L entered into a collaboration agreement with the Sierra Club and Concerned Citizens of Platte County that provides for increases in KCP&L wind generation capacity and energy efficiency initiatives and projects to offset certain carbon dioxide emissions. Most, but not all, of these commitments are conditioned on regulatory approval. A reduction or rejection by the MPSC or KCC of rate increase requests reflecting the costs of projects under the comprehensive energy plan or collaboration agreement may result in increased financing requirements for KCP&L. This could have a material impact on its results of operations and financial position.

        In July 2006, Aquila requested rate increases of $94.5 million and $24.4 million for its Missouri Public Service and St. Joseph Light & Power electric operations, respectively. Aquila also requested implementation of a fuel adjustment clause in these filings, which were based on an 11.5% return on equity and an adjusted equity ratio of 47.5%. The requested rate increases were subsequently lowered after Aquila failed to acquire the Aries power plant and, instead, replaced that capacity need with long-term purchase power contracts. On April 4, 2007, Aquila, the MPSC staff and various intervenors entered into a stipulation and agreement that settled various issues raised in the pending Missouri rate cases.

        On April 12, 2007, the MPSC approved the stipulation and agreement. The remaining issues to be settled include the appropriate return on equity, for which the MPSC staff has recommended a return on equity of 9.625%, which is the mid-point of staff's recommended range of 9% to 10.25%; the authorization of Aquila's requested fuel adjustment recovery mechanism; and, the treatment of an accounting authority order. Hearings were completed on April 12, 2007, and Aquila expects a final order from the MPSC by mid-May, with new rates effective May 30, 2007. It is possible that the rates authorized by the final order will reflect a rate-of-return below that requested by Aquila and, possibly, below that requested by the Staff. It is also possible that the MPSC will authorize a rate increase that is substantially lower than what Aquila requested, authorize no rate increase or require a rate reduction. In addition, there can be no guarantee that the final order will include a fuel adjustment clause. Finally, any rate increase authorized by MPSC will be subject to appeal in Missouri courts.

        In response to competitive, economic, political, legislative and regulatory pressures, KCP&L and Aquila may be subject to rate moratoriums, rate refunds, limits on rate increases or rate reductions, including phase-in plans designed to spread the impact of rate increases over an extended period of time for the benefit of customers. Any or all of these could have a significant adverse effect on our results of operations and financial position.

        The ability of Strategic Energy to compete in states offering retail choice may be materially affected by state regulations and host public utility rates.

        Strategic Energy is a participant in the wholesale electricity and transmission markets, and is subject to FERC regulation with respect to wholesale electricity sales and transmission matters. Additionally, Strategic Energy is subject to regulation by state regulatory agencies in states where it has retail customers. Each state has a public utility commission and rules related to retail choice. Each state's rules are distinct and may conflict. These rules do not restrict the amount Strategic Energy can charge for its services, but can have an impact on Strategic Energy's ability to compete in any jurisdiction. Additionally, each state regulates the rates of the host public utility, and the timing and amount of changes in host public utility rates can materially affect Strategic Energy's results of operations and financial position.

  We have financial market and ratings risks.

        We rely on access to both short-term money markets and long-term capital markets as significant sources of liquidity for capital requirements not satisfied by cash flows from operations. We also rely on the financial markets for credit support, such as letters of credit, to support Strategic Energy, KCP&L and Aquila operations. KCP&L's and Aquila's capital requirements are expected to increase substantially over the next several years as the companies implement generation and environmental projects. The amount of credit support required for Strategic Energy operations varies with a number of factors, including the amount and price of power purchased for its customers. Great Plains Energy management believes that it will maintain sufficient access to these financial markets at a reasonable cost based upon current credit ratings and market conditions. However, changes in financial or other market conditions or credit ratings could adversely affect Great Plains Energy's ability to access financial markets at a reasonable cost, impact the rate treatment provided KCP&L and Aquila, or both, and therefore materially affect its results of operations and financial position.

        Great Plains Energy, KCP&L, Aquila and certain of their securities are rated by Moody's Investors Service and Standard & Poor's. These ratings impact the companies' cost of funds and Great Plains Energy's ability to provide credit support for its subsidiaries. Aquila's credit ratings are currently below investment grade, and it currently is not, and after the closing of the merger, may not be, permitted to recover in its utility rates the increased borrowing costs resulting from the Aquila failure to have an investment grade credit rating.

        While it is anticipated that Great Plains Energy, KCP&L and Aquila will be rated investment grade after the merger, Great Plains Energy and KCP&L credit ratings have been negatively affected by the announcement of the proposed acquisition, and may be further negatively affected. Credit rating downgrades and/or non-investment credit ratings could result in higher financing costs and potentially limit the companies' access to the capital and credit markets, impact the rate treatment provided KCP&L and/or Aquila, or both.

        We are subject to environmental laws and the incurrence of environmental liabilities.

        We are subject to regulation by federal, state and local authorities with regard to air quality and other environmental matters primarily through KCP&L's and Aquila's operations. The generation, transmission and distribution of electricity produces and requires disposal of certain hazardous products, which are subject to these laws and regulations. In addition to imposing continuing compliance obligations, these laws and regulations authorize the imposition of substantial penalties for noncompliance, including fines, injunctive relief and other sanctions. Failure to comply with these laws and regulations could have a material adverse effect on our results of operations and financial position.

        The Clean Air Act requires companies to obtain permits and, if necessary, install control equipment to reduce emissions when making a major modification or a change in operation if either is expected to cause a significant net increase in emissions. The Sierra Club and Concerned Citizens of Platte County have claimed that modifications were made to Iatan Unit No. 1 in violation of Clean Air Act regulations. Although KCP&L has entered into a collaboration agreement with those parties that provides, among other things, for the release of such claims, the agreement does not bind any other entity. KCP&L is aware of subpoenas issued by a Federal grand jury to certain third parties seeking documents relating to capital projects at Iatan Unit No. 1 between 1996 and 2006. KCP&L has not received a subpoena, and has not been informed of the scope of the grand jury inquiry. KCP&L believes that it is in compliance with all relevant laws and regulations; however, the ultimate outcome of these grand jury activities cannot presently be determined, nor can the costs and other liabilities that could potentially result from a negative outcome presently be reasonably estimated. There is no assurance these costs, if any, could be recovered in rates.

        New environmental laws and regulations, including but not limited to regulation of carbon dioxide and other greenhouse gases, affecting KCP&L's or Aquila's operations may be adopted, and new interpretations of existing laws and regulations could be adopted or become applicable to KCP&L, Aquila or their facilities, which may substantially increase its environmental expenditures in the future. New facilities, or modifications of existing facilities, may require new environmental permits or amendments to existing permits. Delays in the environmental permitting process, denials of permit applications, and conditions imposed in permits may materially affect the cost and timing of the generation and environmental retrofit projects, among other projects, and thus materially affect our results of operations and financial position. In addition, KCP&L and Aquila may not be able to recover all of their costs for environmental expenditures through rates in the future. Under current law, KCP&L and Aquila are also generally responsible for any on-site liabilities associated with the environmental condition of its facilities that they have previously owned or operated, regardless of whether the liabilities arose before, during or after the time they owned or operated the facilities. The incurrence of material environmental costs or liabilities, without related rate recovery, could have a material adverse effect on our results of operations and financial position.

        Our ability to pay dividends and meet financial obligations depends on our subsidiaries.

        Great Plains Energy is a holding company with no significant operations of its own. The primary source of funds for payment of dividends to its shareholders and its financial obligations will be dividends paid to it by its subsidiaries, particularly KCP&L and Aquila. The ability of Great Plains Energy's subsidiaries to pay dividends or make other distributions, and accordingly Great Plains Energy's ability to pay dividends on its common stock and meet its financial obligations, will depend on the actual and projected earnings and cash flow, capital requirements and general financial position of its subsidiaries, as well as on regulatory factors, financial covenants, general business conditions and other matters.

  We are affected by demand, seasonality and weather.

        Our results of operations can be materially affected by changes in weather and customer demand. We estimate customer demand based on historical trends, to procure fuel and purchased power. Differences in customer usage from these estimates due to weather or other factors could materially affect our results of operations.

        Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities. KCP&L and Aquila are significantly impacted by seasonality, with approximately one-third of their retail electric revenues recorded in the third quarter. Strategic Energy is impacted by seasonality, but to a lesser extent. In addition, severe weather, including but not limited to tornados, snow, rain and ice storms can be destructive causing outages and property damage that can potentially result in additional expenses and lower revenues. KCP&L's and Aquila's stations use water from the Missouri River for cooling purposes. Low water and flow levels, which have been experienced in recent years, can increase our maintenance costs at these stations and, if these levels were to get low enough, could cause us to modify plant operations.

  We have commodity price risks.

        KCP&L, Aquila and Strategic Energy engage in the wholesale and retail marketing of electricity and are exposed to risks associated with the price of electricity. Strategic Energy routinely enters into contracts to purchase and sell electricity in the normal course of business. KCP&L and Aquila generate, purchase and sell electricity in the retail and wholesale markets.

  Fossil fuel and transportation prices impact our costs.

        Neither KCP&L's nor Aquila's electric tariffs in Missouri or Kansas contain automatic fuel adjustment clauses. This exposes us to risk from changes in the market prices of coal, natural gas and purchased power. Changes in KCP&L or Aquila's fuel mix due to electricity demand, plant availability, transportation issues, fuel prices and other factors could also adversely affect our fuel and purchased power costs. KCP&L filed a rate case with the KCC in March 2007 to implement a mechanism to fully recover its fuel and purchased power costs allocated to its Kansas operations, and Aquila filed a rate case with the MPSC in July 2006 to implement a similar mechanism. However, even if the mechanisms are approved, they will not be effective until June 2007, in the case of Aquila and January 2008, in the case of KCP&L. KCP&L does not have, and has not requested, an energy cost adjustment mechanism in Missouri.

        We do not hedge our entire exposure from fossil fuel and transportation price volatility. Consequently, our results of operations and financial position may be materially impacted by changes in these prices until increased costs are recovered in rates.

        Wholesale electricity prices affect costs and revenues, creating earnings volatility.

        Our ability to maintain or increase our level of wholesale sales depends on the wholesale market price, transmission availability and the availability of our generation for wholesale sales, among other factors. A substantial portion of our wholesale sales are made in the spot market, and thus we have immediate exposure to wholesale price changes. Declines in wholesale market price or availability of generation or transmission constraints in the wholesale markets could reduce our wholesale sales and adversely affect our results of operations and financial position. If the aggregate margin on KCP&L wholesale sales exceeds a certain level, KCP&L is required to treat the Missouri jurisdictional portion of this excess as a regulatory liability.

        We are also exposed to price risk because at times we purchase power to meet customers' needs. In particular, Aquila purchased about 47% of the power utilized by its retail utility customers in 2006. The cost of these purchases may be affected by the timing of customer demand and/or unavailability of our lower-priced generating units. Wholesale power prices can be volatile and generally increase in times of high regional demand and high natural gas prices. While we have filed requests to implement mechanisms in Kansas for KCP&L and in Missouri for Aquila to automatically recover the cost of power purchases, these mechanisms are not currently effective. KCP&L does not have, and has not requested, an energy cost adjustment mechanism in Missouri.

        Strategic Energy operates in competitive retail electricity markets, competing against the host utilities and other retail suppliers. Wholesale electricity costs, which account for a significant portion of its operating expenses, can materially affect Strategic Energy's ability to attract and retain retail electricity customers. There is also a regulatory lag that slows the adjustment of host public utility rates in response to changes in wholesale prices. This lag can negatively affect Strategic Energy's ability to compete in a rising wholesale price environment. Strategic Energy manages wholesale electricity risk by establishing risk limits and entering into contracts to offset some of its positions to balance energy supply and demand; however, Strategic Energy does not hedge its entire exposure to electricity price volatility. Consequently, its results of operations and financial position may be materially impacted by changes in the wholesale price of electricity.

  KCP&L and Aquila have operations risks.

        The operation of our electric generation, transmission and distribution systems involves many risks, including breakdown or failure of equipment or processes; operating limitations that may be imposed by equipment conditions, environmental or other regulatory requirements; fuel supply or fuel transportation reductions or interruptions; transmission scheduling; and catastrophic events such as fires, explosions, severe weather or other similar occurrences. These and other operating events may reduce our revenues or increase our costs, or both, and may materially affect our results of operations and financial position.

  KCP&L and Aquila have construction-related risks.

        KCP&L's comprehensive energy plan includes the construction of Iatan No. 2 and environmental retrofits at two existing coal-fired units. KCP&L has not recently managed a construction program of this magnitude. There are risks that actual costs may exceed budget estimates, delays may occur in obtaining permits and materials, suppliers and contractors may not perform as required under their contracts, the scope and timing of projects may change, and other events beyond our control may occur that may materially affect the schedule, budget and performance of these projects.

        The merger will increase Great Plains Energy's ownership of Iatan Nos. 1 and 2, and thus our exposure to the risks associated with those units. Aquila owns 18% of both Iatan generating units. Great Plains Energy's post-acquisition ownership percentages of the Iatan generating units would be 88% of Iatan No. 1 and about 73% of Iatan No. 2.

        The construction projects contemplated in KCP&L's comprehensive energy plan rely upon the supply of a significant percentage of materials from overseas sources. This global procurement subjects the delivery of procured material to issues beyond what would be expected if such material were supplied from sources within the U.S. These risks include, but are not limited to, delays in clearing customs, ocean transportation and potential civil unrest in sourcing countries, among others. Additionally, as with any major construction program, inadequate availability of qualified craft labor may have an adverse impact on both the estimated cost and completion date of the projects.

        KCP&L's estimated capital expenditures for its comprehensive energy plan, have increased. The primary driver of the increased cost estimate is the environmental retrofit of two existing coal-fired plants. The demand for environmental projects has increased substantially with many utilities in the U.S. starting similar projects to address changing environmental regulations. This demand has constrained labor and material resources resulting in a significant escalation in the estimated cost and completion times for environmental retrofits, as well as for the other comprehensive energy plan projects. The second phase of environmental upgrades at LaCygne No. 1 is currently in the planning stage, and the market conditions noted above could impact the scope and timing.

        These and other risks may increase the estimated costs of these construction projects, delay the in-service dates of these projects, or require us to purchase additional electricity to supply its retail customers until the projects are completed, and may materially affect our results of operations and financial position.

        Failure of one or more generation plant co-owners to pay their share of construction, operations and maintenance costs could increase our costs and capital requirements.

        After the merger, we will own 47% of Wolf Creek, 50% of LaCygne Station, 88% of Iatan No. 1, about 73% of Iatan No. 2 and 8% of Jeffrey Energy Center. The remaining portions of these facilities are owned by other utilities that are contractually obligated to pay their proportionate share of capital and other costs and, in the case of Iatan No. 2, construction costs.

        While the ownership agreements provide that a defaulting co-owner's share of the electricity generated can be sold by the non-defaulting co-owners, there is no assurance that the revenues received will recover the increased costs borne by the non-defaulting co-owners. Further, the Iatan No. 2 agreements provide during the construction period for re-allocations of part or all of a defaulting co-owner's share of the facility to the non-defaulting owners, which would increase the capital, operations and maintenance costs of the non-defaulting owners. While our management considers these matters to be unlikely, their occurrence could materially increase our costs and capital requirements.

  We have retirement-related risks.

        Through 2010, approximately 20% of Great Plains Energy employees and approximately 12% of Aquila's employees (excluding those expected to become employees of Black Hills as a result of the Asset Sale) will be eligible to retire with full pension benefits. Failure to hire and adequately train replacement employees, including the transfer of significant internal historical knowledge and expertise to the new employees, may adversely affect our ability to manage and operate our businesses.

        Substantially all of our employees participate in defined benefit and post-retirement plans. If our employees retire when they become eligible for retirement through 2010, or if our plans experience adverse market returns on its investments, or if interest rates materially fall, our contributions to the plans could rise substantially over historical levels. In addition, assumptions related to future costs, returns on investments, interest rates and other actuarial assumptions, including projected retirements, have a significant impact on our results of operations and financial position.

        The Pension Protection Act of 2006 alters the manner in which pension plan assets and liabilities are valued for purposes of calculating required pension contributions and changes the timing of required contributions to underfunded plans. The funding rules, which become effective in 2008, could significantly affect our funding requirements. In addition, the Financial Accounting Standards Board (FASB) has a project to reconsider the accounting for pensions and other post-retirement benefits. This project may result in accelerated expense. However, under current rate decisions, KCP&L defers as a regulatory asset or liability the difference between pension expense calculated under Statement of Financial Accounting Standards No. 87 and the amounts included in rates.

  Great Plains Energy has nuclear exposure.

        KCP&L owns 47% (548 MW) of Wolf Creek. The Nuclear Regulatory Commission (NRC) has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generation facilities, including Wolf Creek. In the event of non-compliance, the NRC has the authority to impose fines, shut down the facilities, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Any revised safety requirements promulgated by the NRC could result in substantial capital expenditures at Wolf Creek.

        Wolf Creek has the lowest fuel cost per MWh of any of our generating units. Although not expected, an extended outage of Wolf Creek, whether resulting from NRC action, an incident at the plant or otherwise, could have a substantial adverse effect on our results of operations and financial position in the event we incur higher replacement power and other costs that are not recovered through rates. If a long-term outage occurred, the state regulatory commissions could reduce rates by excluding the Wolf Creek investment from rate base.

        Ownership and operation of a nuclear generating unit exposes us to risks regarding decommissioning costs at the end of the unit's life. We contribute annually to a tax-qualified trust fund to be used to decommission Wolf Creek. The funding level assumes a projected level of return on trust assets. If the actual return on trust assets is below the anticipated level, we could be responsible for the balance of funds required; however, should this happen, we believe a rate increase would be allowed ensuring full recovery of decommissioning costs over the remaining life of the unit.

        We are also exposed to other risks associated with the ownership and operation of a nuclear generating unit, including, but not limited to, potential liability associated with the potential harmful effects on the environment and human health resulting from the operation of a nuclear generating unit and the storage, handling and disposal of radioactive materials, and to potential retrospective assessments and losses in excess of insurance coverage.

        Our participation in regional transmission organizations (RTOs) could increase costs, reduce revenues, and reduce KCP&L's and Aquila's control over their transmission assets.

        Functional control of the KCP&L transmission systems was transferred to the Southwest Power Pool, Inc. (SPP) during the third quarter of 2006. We may be required to incur expenses or expand our transmission systems, which we would seek recovery for through rate increases, according to decisions made by the SPP rather than according to our internal planning process.

        The SPP Energy Imbalance Service (EIS) Market, which began operation on February 1, 2007, is designed to improve transparency of power pricing and efficiency in generation dispatch. This is a new and complex market, which may result in significant price volatility and suboptimal dispatching of power plants. In addition, the sale of power in this market-based environment may result in unanticipated transmission congestion and other settlement charges.

        Until we achieve a greater degree of operational experience participating in the SPP, including the SPP EIS Market, there is uncertainty as to the impact of our participation. In addition, there is uncertainty regarding the impact of ongoing RTO developments at FERC on us.

        Aquila's application to join the Midwest Independent System Operator (MISO) RTO has been granted, pending Aquila's receipt of the necessary approvals from the MPSC. Great Plains Energy is currently evaluating whether to continue with MISO membership for Aquila, attempt to switch to SPP membership for Aquila, or pursue other alternatives. Whatever alternative ultimately is selected, Aquila will face risks and uncertainties regarding its participation in an RTO similar to those that KCP&L faces with respect to the SPP.

  Strategic Energy operates in competitive retail electricity markets.

        Strategic Energy has several competitors that operate in most or all of the same states in which it serves customers. It also faces competition in certain markets from regional suppliers and deregulated utility affiliates formed by holding companies affiliated with regulated utilities to provide retail load in their home market territories. Strategic Energy's competitors vary in size from small companies to large corporations, some of which have significantly greater financial, marketing and procurement resources than Strategic Energy. Additionally, Strategic Energy must compete with the host utility in order to convince customers to switch from the host utility to Strategic Energy as their electric service provider. Strategic Energy's results of operations and financial position are impacted by the success Strategic Energy has in attracting and retaining customers in these markets.

  Strategic Energy has credit risk.

        Strategic Energy has credit risk exposure in the form of the loss that it could incur if a counterparty failed to perform under its contractual obligations. Strategic Energy enters into forward contracts with multiple suppliers. In the event of supplier non-delivery or default, Strategic Energy's results of operations may be affected to the extent the cost of replacement power exceeded the combination of the contracted price with the supplier and the amount of collateral held by Strategic Energy to mitigate its credit risk with the supplier. Strategic Energy's results of operations may also be affected, in a given period, if it were required to make a payment upon termination of a supplier contract to the extent the contracted price with the supplier exceeded the market value of the contract at the time of termination. Additionally, Strategic Energy's results of operations may be affected by increased bad debt expense if retail customers failed to satisfy their contractual obligations to pay Strategic Energy for electricity.

        The outcome of legal proceedings cannot be predicted. An adverse finding could have a material adverse effect on our financial condition.

        Aquila is a party to various material litigation and regulatory matters arising out of Aquila's business operations. The ultimate outcome of these matters cannot presently be determined, nor can the liability that could potentially result from a negative outcome in each case presently be reasonably estimated. The liability Aquila may ultimately incur with respect to any of these cases in the event of a negative outcome may be in excess of amounts currently reserved and insured against with respect to such matters and, as a result, these matters may have a material adverse effect on Aquila's consolidated financial position.

        Cass County is seeking to require Aquila to remove the South Harper power peaking facility. Effective May 31, 2006, the MPSC issued an order specifically authorizing Aquila's construction and operation of the power plant and substation. On June 2, 2006, the Circuit Court of Cass County further stayed its injunction, and authorized Aquila to operate the plant and substation while Cass County appealed the MPSC order.

        In June 2006, Cass County filed an appeal with the Circuit Court, challenging the lawfulness and reasonableness of the MPSC order. On October 20, 2006, the Circuit Court ruled that the MPSC order was unlawful and unreasonable. The MPSC and Aquila have appealed the court's decision, and the Missouri Court of Appeals for the Western District of Missouri is expected to hear oral arguments in

May 2007. If Aquila exhausts all of its legal options and is ordered to remove the plant and substation, Aquila estimates the cost to dismantle the plant and substation to be up to $20 million based on an engineering study. Significant additional costs would be incurred to store the equipment, secure replacement power and/or build the plant and substation on other sites. Aquila cannot estimate with certainty the total amount of these incremental costs that could be incurred, or the potential impairment of the carrying value of our investment in the plant Aquila could suffer to the extent the cost exceeds the amount allowed for recovery in rates.

        Aquila has several matters pending before the Internal Revenue Service, the negative outcome of which could materially impact our financial condition.

        All of Aquila's federal income tax returns are examined by the IRS. In addition, certain Canadian income tax returns are being examined by Revenue Canada. Currently, Aquila's federal income tax returns for the years 1998-2004 are under audit. As of December 31, 2006, Aquila had approximately $377.3 million of cumulative tax provisions recorded on its financial statements for tax deduction or income positions that Aquila believes are proper but for which it is reasonably likely that these deductions or income positions will be challenged upon audit by the IRS. This estimated amount was reduced by Aquila by $175.4 million with the adoption of FIN 48, "Accounting for Uncertainty in Income Taxes" effective January 1, 2007. The timing of the resolution of these issues is uncertain. If Aquila's positions are not sustained, it may be required to utilize its capital loss and net operating loss (NOL) or alternative minimum tax credit carry forwards and/or make cash payments plus interest, and the ability of Great Plains Energy to utilize Aquila's NOL may also be adversely affected.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This joint proxy statement/prospectus and the documents that are incorporated into this joint proxy statement/prospectus by reference may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and other similar words. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the control of Great Plains Energy and Aquila and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors described under "Risks Relating to the Transactions," those factors include:

  •
  obtaining stockholder approvals required for the merger and the issuance of Great Plains Energy common stock;

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  the timing of, and the conditions imposed by, regulatory approvals required for the Transactions;

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  satisfying the conditions to the closing of the Transactions;

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  Great Plains Energy successfully integrating the acquired Aquila businesses into its operations, avoiding problems which may result in the company not operating as effectively and efficiently as expected;

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  the timing and amount of cost-cutting synergies;

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  unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from the companies' expectations;

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  the actual resulting credit ratings of the companies or their respective subsidiaries; the effects on the businesses of the companies resulting from uncertainty surrounding the Transactions;

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  the effect of future regulatory or legislative actions on the companies;

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  and other economic, business, and/or competitive factors.

        The areas of risk and uncertainty described above should be considered in connection with any written or oral forward looking statements that may be made after the date of this joint proxy statement/prospectus by Great Plains Energy or Aquila or anyone acting for any or all of them. Except for their ongoing obligations to disclose material information under the U.S. federal securities laws, neither Great Plains Energy or Aquila undertakes any obligation to release publicly any revisions to any forward looking statements, to report events or circumstances after the date of this joint proxy statement/prospectus or to report the occurrence of unanticipated events.

THE GREAT PLAINS ENERGY SPECIAL MEETING

General

        Great Plains Energy's board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of shares of Great Plains Energy common stock for use at the Great Plains Energy special meeting that has been called to consider and approve the issuance of shares of Great Plains Energy common stock pursuant to the merger agreement. Great Plains Energy is first mailing this joint proxy statement/prospectus and accompanying proxy card to its stockholders on or about [    •    ], 2007.

Date, Time and Place of the Great Plains Energy Special Meeting

        Great Plains Energy will hold its special meeting of stockholders on [    •    ], 2007, at [    •    ] local time in [    •    ] located at [    •    ] in [    •    ].

Purpose of the Great Plains Energy Special Meeting

        The purpose of the special meeting is to vote on the approval of the issuance of the shares of Great Plains Energy common stock pursuant to the merger agreement. The purpose of the special meeting also is to vote on any other matters that may properly be submitted to a vote at the special meeting. Great Plains Energy stockholders also may be asked to vote on a proposal to adjourn or postpone the special meeting.

Record Date and Voting Rights

        In accordance with Missouri law, Great Plains Energy's articles of incorporation and by-laws and NYSE rules, we fixed [    •    ] as the record date for determining the Great Plains Energy stockholders entitled to notice of and to vote at the special meeting. Accordingly, Great Plains Energy stockholders are only entitled to notice of, and to vote at, the special meeting if the stockholder was a record holder of shares of Great Plains Energy common stock at the close of business on the record date. At that time, there were [    •    ] shares of Great Plains Energy common stock held by approximately [    •    ] holders of record.

        A MAJORITY OF THE VOTES CAST BY HOLDERS OF SHARES OF GREAT PLAINS ENERGY COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING MUST VOTE FOR APPROVAL OF THE ISSUANCE OF ADDITIONAL SHARES. EACH HOLDER OF A SHARE OF GREAT PLAINS ENERGY COMMON STOCK IS ENTITLED TO ONE VOTE PER SHARE. ACCORDINGLY, GREAT PLAINS ENERGY'S BOARD OF DIRECTORS URGES YOU TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

        As of the record date Great Plains Energy's directors and executive officers beneficially owned approximately [    •    ] shares of Great Plains Energy common stock, entitling them to exercise approximately [    •    ]% of the voting power of the Great Plains Energy common stock entitled to vote at the special meeting. We currently expect that each of our directors and executive officers will vote the shares of Great Plains Energy common stock he or she beneficially owns "FOR" approval of the issuance of shares pursuant to the merger agreement.

        You can find additional information about beneficial ownership of Great Plains Energy common stock by persons and entities owning more than 5% of the stock, and more detailed information about beneficial ownership of Great Plains Energy common stock by our directors and executive officers, in the section entitled "Security Ownership of Certain Beneficial Owners and Management of Great Plains Energy" in this Joint Proxy Statement/Prospectus.

Quorum

        In order to conduct the special meeting, holders of a majority of the outstanding shares of common stock must be present in person or represented by proxy so that there is a quorum. It is important that you vote promptly so that your shares are counted toward the quorum. To have a quorum, we require the presence, whether in person or through return of a proxy card, of holders of Great Plains Energy common stock representing a majority of the shares outstanding and entitled to vote on the record date. You are entitled to one vote for each outstanding share of Great Plains Energy common stock you held as of the close of business on the record date.

        Holders of shares of Great Plains Energy common stock present in person at the special meeting but not voting, and shares of Great Plains Energy common stock for which we have received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether we have a quorum for transacting business. Under NYSE rules, your broker or bank does not have discretionary authority to vote your shares of Great Plains Energy common stock on the proposal to approve the merger agreement. Shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast for or against any proposal. These broker non-votes will, however, be counted for purposes of determining whether a quorum exists.

Vote Required

        Under the rules of the NYSE, the issuance of Great Plains common stock to Aquila stockholders, which is necessary to effectuate the merger, requires approval by a majority of votes cast on the proposal, provided that the total vote cast represents over 50% in interest of all securities entitled to vote thereon.

        Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present. Abstentions will have no impact on the outcome of the voting. Broker non-votes will have no effect on the outcome of the voting because the rules of the NYSE prohibit a broker from voting on significant corporate events unless they have received voting instructions from the beneficial holder.

Voting of Proxies

        If you own shares of Great Plains Energy common stock in your own name, you are an "owner of record." This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares of Great Plains Energy common stock. If you fail to vote, the proxies cannot vote your shares of Great Plains Energy common stock at the Great Plains Energy special meeting. You have four voting options:

        Internet.    You can vote over the Internet by accessing the website at www.proxyvote.com and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card(s) or voting instruction card(s).

        Telephone.    You can vote by telephone by calling the toll-free number (800) 690-6903 in the U.S., Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card(s) or voting instruction card(s).

        Mail.    You can vote by mail by simply completing, signing, dating and mailing your proxy card(s) or voting instruction card(s) in the postage-paid envelope included with this joint proxy statement/prospectus.

        In Person.    You may come to the Great Plains Energy special meeting and cast your vote there. Great Plains Energy's board of directors recommends that you vote by proxy even if you plan to attend the Great Plains Energy special meeting. If your shares of Great Plains Energy common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the Great Plains Energy special meeting.

        Only shares affirmatively voted for the approval of the issuance of additional common shares or properly executed proxies that do not contain voting instructions will be counted as favorable votes for the proposals. Accordingly, an abstention or failure to vote will have no effect on the vote to issue additional common shares. Also, under NYSE rules, brokers and banks who hold Great Plains Energy common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers.

        A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this joint proxy statement/prospectus. If your shares are held in an account at a bank or other brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the voting instructions enclosed with the proxy form from the bank or brokerage firm.

        The Internet and telephone proxy procedures are designed to authenticate stockholders identities, to allow stockholders to give their proxy voting instructions and to confirm that these instructions have been properly recorded. Votes directed by the Internet or telephone through such a program must be received by 11:59 p.m., eastern daylight saving time, on [    •    ], 2007. Directing the voting of your Great Plains Energy shares will not affect your right to vote in person if you decide to attend the Great Plains Energy special meeting.

        The named proxies will vote all shares at the meeting that have been properly voted (whether by Internet, telephone or mail) and not revoked. If you sign and return your proxy card(s) but do not mark your card(s) to tell the proxies how to vote your shares on the proposal, your proxy will be voted FOR the proposal.

Voting by Great Plains Energy's Directors and Executive Officers

        As of the record date, Great Plains Energy's directors and executive officers had the right to vote less than 1% of the Great Plains Energy common stock outstanding and entitled to vote at the special meeting. Each Great Plains Energy director and executive officer has indicated his or her present intention to vote, or cause to be voted, the Great Plains Energy common stock owned by him or her for the approval of the issuance of additional common shares.

Recommendation of Great Plains Energy's Board of Directors

        Great Plains Energy's board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Great Plains Energy common stock in connection with the merger. The Great Plains Energy Board believes that the merger agreement and the transactions it contemplates are fair to, and are in the best interests of, Great Plains Energy and Great Plains Energy stockholders and recommends that Great Plains Energy stockholders vote "FOR" approval of the issuance of additional common shares.

        See "The Transactions—Great Plains Energy's Reasons for the Merger and Recommendation of Great Plains Energy's Board of Directors" for a more detailed discussion of the Great Plains Energy board's recommendation.

Great Plains Energy 401(k) Plan Participants

        If you are a participant in the Great Plains Energy Incorporated Cash or Deferred Arrangement and have funds in the plan invested in Great Plains Energy common stock, you have the right to provide voting directions to the plan trustee on any issue properly presented at the special meeting, by submitting a proxy card for those shares of Great Plains Energy common stock that are held by the plan and allocated to your plan account. Plan participant voting directions will be treated confidentially. The proxy card for shares held in the plan will be provided by the plan trustee. If you elect not to provide voting directions to the plan trustee, Great Plains Energy common stock allocated to your plan account will not be voted by the plan trustee, unless it determines that it is required to vote the shares in order to comply with its fiduciary responsibilities to plan participants. Because the plan trustee must process voting instructions from participants before the date of the Great Plains Energy special meeting, you are urged to deliver your instructions well in advance of the Great Plains Energy special meeting so that the instructions are received no later than [    •    ], 2007.

Revoking Your Proxy

        You may revoke your proxy at any time after you give it, and before it is voted, in one of the following ways:

  •
  by notifying Great Plains Energy's Corporate Secretary that you are revoking your proxy by written notice that bears a date later than the date of the proxy and that is received prior to the Great Plains Energy special meeting and states that you revoke your proxy;

  •
  by signing another proxy card(s) or voting instruction card(s) bearing a later date and mailing it so that it is received prior to the special meeting;

  •
  by voting again using the telephone or Internet voting procedures; or

  •
  by attending the Great Plains Energy special meeting and voting in person, although attendance at the Great Plains Energy special meeting alone will not, by itself, revoke a proxy.

        If you choose either of the first two methods, you must submit your notice of revocation or your new proxy no later than the beginning of the Great Plains Energy special meeting. If your shares are held in street name by a broker, bank or other nominee you will need to contact your broker to revoke your proxy.

Other Voting Matters

  Electronic Access to Proxy Material

        This joint proxy statement/prospectus and Great Plains Energy's 2006 Form 10-K for the fiscal year ended December 31, 2006 are available on the Great Plains Energy website, www.greatplainsenergy.com.

  People with Disabilities

        Great Plains Energy can provide you with reasonable assistance to help you participate in the Great Plains Energy special meeting if you inform Great Plains Energy of your disability. Please contact Investor Relations by telephone at (800) 245-5275; by electronic correspondence addressed to ir@kcpl.com; or by mail at Great Plains Energy Incorporated, 1201 Walnut, Kansas City, MO 64106, Attention: Investor Relations, at least two weeks before the Great Plains Energy special meeting.

Proxy Solicitations

        Great Plains Energy is soliciting proxies for the Great Plains Energy special meeting from Great Plains Energy stockholders. Great Plains Energy will bear the entire cost of soliciting proxies from

Great Plains Energy stockholders, except that Great Plains Energy and Aquila will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. In addition to this mailing, Great Plains Energy's directors, officers and employees (who will not receive any additional compensation for their services) may solicit proxies personally, electronically or by telephone.

        Great Plains Energy has engaged the services of Innisfree M&A Incorporated for a fee of approximately $50,000, plus reimbursement of expenses, to assist in the solicitation of proxies.

        Great Plains Energy and its proxy solicitors will request that banks, brokerage houses and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of Great Plains Energy common stock and will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in doing so. The extent to which these proxy soliciting efforts will be necessary depends upon how promptly proxies are submitted.

Other Business; Adjournment

        Great Plains Energy's board of directors is not aware of any other business to be acted upon at the special meeting.

        The persons named as proxies by a Great Plains Energy stockholder may propose and vote for one or more adjournments of the Great Plains Energy special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the issuance of additional common shares will be voted in favor of any adjournment of the Great Plains Energy special meeting.

        Any adjournment may be made from time to time by approval of the Great Plains Energy stockholders holding a majority of the voting power present in person or by proxy at the Great Plains Energy special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Great Plains Energy special meeting. If a quorum is not present at the Great Plains Energy special meeting, stockholders may be asked to vote on a proposal to adjourn the Great Plains Energy special meeting to solicit additional proxies. If a quorum is present at the Great Plains Energy special meeting but there are not sufficient votes at the time of the Great Plains Energy special meeting to approve the merger proposal, holders of Great Plains Energy common stock may also be asked to vote on a proposal to approve the adjournment of the Great Plains Energy special meeting to permit further solicitation of proxies. Abstentions and broker non-votes will be treated as votes against any such proposal.

Representatives of Deloitte & Touche, LLP

        Representatives of Deloitte & Touche, LLP are expected to be present at the Great Plains Energy special meeting. These representatives will have the opportunity to make a statement regarding the proposed merger if they desire to do so, and they are expected to be available to respond to appropriate questions from Great Plains Energy stockholders at the Great Plains Energy special meeting.

Assistance

        If you need assistance in completing your proxy card or have questions regarding Great Plains Energy's special meeting, please contact Innisfree M&A Incorporated toll-free at (877) 687-1871 with any questions they may have. Banks and brokers may call collect at (212) 750-5833.

THE AQUILA SPECIAL MEETING

General

        This joint proxy statement/prospectus is being furnished to Aquila stockholders in connection with the solicitation of proxies by Aquila's board of directors for use at the Aquila special meeting. Aquila is first mailing this joint proxy statement/prospectus and accompanying proxy card to its stockholders on or about [    •    ], 2007.

Date, Time and Place of the Aquila Special Meeting

        Aquila will hold its special meeting at [    •    ], Central Standard Time, on [    •    ], 2007 at the [    •    ], unless the meeting is adjourned or postponed.

Purpose of Aquila Special Meeting

        At the Aquila special meeting, Aquila stockholders will be asked to:

  •
  consider and vote on a proposal to adopt the merger agreement and thereby approve the proposed merger;

  •
  consider and vote on a proposal to adjourn the special meeting, if necessary, to permit further soliciting of proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement; and

  •
  consider and take action upon transacting any other business that may properly come before the special meeting or any reconvened meeting following an adjournment or postponement of the special meeting.

Record Date

        Only Aquila stockholders of record at the close of business on [    •    ], 2007, the record date for the Aquila special meeting, are entitled to receive notice of and to participate in the special meeting. If you were an Aquila stockholder of record on that date, you will be entitled to vote all of the shares of Aquila common stock that you held on that date at the Aquila special meeting or any reconvened meeting following an adjournment or postponement of the special meeting.

Quorum; Outstanding Shares Entitled to Vote

        In order to conduct business at the special meeting, we must have a quorum. This means that the holders of at least a majority of Aquila's outstanding shares of common stock entitled to vote must be present, either by proxy or in person, at the meeting. As of the record date, [    •    ] shares of Aquila common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least [    •    ] votes will be required to establish a quorum. It is important that you vote promptly so that your shares are counted toward the quorum.

        Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether or not a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. If we do not have a quorum, the special meeting may be adjourned to a later date.

Votes Required

        The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of all outstanding shares of Aquila common stock. The failure to vote or abstaining on this proposal will have the same effect as voting against this proposal. If you hold your shares in "street name" through a broker or other nominee and you have not provided specific voting instructions, your broker or nominee will not be permitted to vote your shares on this proposal. This will have the same effect as a vote against this proposal.

        The proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies requires the affirmative vote of the holders of a majority of the shares of Aquila common stock present, either by proxy or in person, and entitled to vote. A properly executed proxy marked "ABSTAIN" will be counted as present and entitled to vote, so abstaining will have the same effect as voting against this proposal. If you hold your shares in "street name" through a broker or other nominee and you have not provided specific voting instructions, your broker or nominee will not be permitted to vote your shares on this proposal. If your broker or nominee does not vote your shares on this proposal, the broker non-votes will not be counted as votes for or against this proposal.

Recommendations of Aquila's Board of Directors

        As discussed elsewhere in this joint proxy statement/prospectus, Aquila's board of directors unanimously recommends that Aquila's stockholders vote FOR the proposal to adopt the merger agreement and approve the proposed merger. Aquila's board of directors also unanimously recommends that Aquila stockholders vote FOR adjournment of the special meeting, if necessary, to permit further solicitation of proxies.

        Aquila stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the transaction agreements and the proposed Transactions. In particular, Aquila stockholders are directed to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

Voting by Aquila's Directors and Executive Officers

        As of [    •    ], 2007, the record date for the Aquila special meeting, Aquila's directors and executive officers had the right to vote less than 1% of the outstanding Aquila common stock. Each Aquila director and executive officer has indicated his or her present intention to vote, or cause to be voted, the shares of Aquila common stock owned by him or her FOR the adoption of the merger agreement and FOR the adjournment of the special meeting, if necessary, to permit further solicitation of proxies.

Voting of Proxies

        All shares of Aquila common stock represented by properly executed proxies received in time for the Aquila special meeting will be voted at the Aquila special meeting in the manner specified by the stockholders giving such proxies. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption of the merger agreement and FOR the adjournment of the special meeting, if necessary, to permit further solicitation of proxies.

How to Vote

        If you are an Aquila stockholder of record and attend the meeting, you may deliver your marked proxy card in person at the meeting. "Street name" holders who wish to vote at the meeting will need to obtain a form of proxy from the institution that holds their shares.

        Whether you are a stockholder of record or a "street name" holder, you may vote your shares by mail, by telephone or over the Internet, as described below.

        Voting by Mail: you may vote by written proxy card, by signing, dating and returning your proxy card in the enclosed pre-addressed, postage-paid envelope.

        Voting by Telephone or Internet: you may vote your proxy by touchtone telephone from anywhere in the U.S. or Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. "Street name" holders may only vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker should have enclosed the instructions with this proxy statement. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

Aquila 401(k) Plan Participants

        If you are a participant in the Aquila, Inc. Retirement Investment (401(k)) Plan, you have the right to provide voting directions to the plan trustee by submitting your proxy card for those shares of Aquila common stock that are held by the plan and allocated to your plan account on any issue properly presented at the special meeting of Aquila shareholders. Plan participant voting directions will be treated confidentially. The proxy card for shares held in the plan will be provided by the plan trustee. The plan trustee will follow participants' voting directions unless otherwise required by applicable law. If you elect not to provide voting directions, the plan trustee will vote the Aquila shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from plan participants, unless it determines that it is required to vote the shares in another manner in order to comply with its fiduciary responsibilities to plan participants. Because the plan trustee must process voting instructions from participants before the date of the Aquila special meeting, you are urged to deliver your instructions well in advance of the Aquila special meeting so that the instructions are received no later than [    •    ].

Revoking Your Proxy

        You may revoke your proxy at any time after you give it, and before it is voted, in one of the following ways:

  •
  by notifying Aquila's Corporate Secretary that you are revoking your proxy by written notice that bears a date later than the date of the proxy and that is received prior to the Aquila special meeting and states that you revoke your proxy;

  •
  by signing another proxy card(s) or voting instruction card(s) bearing a later date and mailing it so that it is received prior to the special meeting;

  •
  by voting again using the telephone or Internet voting procedures; or

  •
  by attending the Aquila special meeting and voting in person, although attendance at the Aquila special meeting alone will not, by itself, revoke a proxy.

        If your are a "street name" holder of Aquila common stock, you will need to contact your bank or broker to revoke your proxy.

Electronic Access to Proxy Material

        This joint proxy statement/prospectus and Aquila's other filings with the SEC are available on the Aquila website, www.aquila.com.

Proxy Solicitations

        Aquila is soliciting proxies for the special meeting from Aquila shareholders. Aquila will bear the entire cost of soliciting proxies from Aquila shareholders, except that Aquila and Great Plains Energy will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. In addition to this mailing, Aquila's directors, officers and employees (who will not receive any additional compensation for such services) may solicit proxies personally, electronically or by telephone.

        Aquila has also engaged the services of MacKenzie Partners, Inc. for a fee of approximately $150,000 plus reimbursement of expenses, to assist in the solicitation of proxies.

        Aquila and its proxy solicitors will also request that banks, brokerage houses and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of Aquila common stock and will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in doing so. The extent to which these proxy-soliciting efforts will be necessary depends upon how promptly proxies are submitted.

Other Business

        Aquila's board of directors is not aware of any other business to be acted upon at the Aquila special meeting.

Assistance

        If you need assistance in completing your proxy card or have questions regarding Aquila's special meeting, please contact MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

THE TRANSACTIONS

        The discussion in this joint proxy statement/prospectus of the Transactions and the principal terms of the merger agreement and the Asset Sale Agreements are subject to, and are qualified in their entirety by reference to, those agreements, copies of which are attached to this joint proxy statement/prospectus as Annex A, B and C and are incorporated into this joint proxy statement/prospectus by reference.

General Description of the Transactions

        The acquisition of Aquila by Great Plains Energy is structured as a merger of Gregory Acquisition Corp., a wholly-owned subsidiary of Great Plains Energy, with and into Aquila. The merger will occur immediately following the Asset Sale. In the merger, each outstanding share of Aquila common stock will be converted into the right to receive $1.80 in cash and 0.0856 of a share of Great Plains Energy common stock. The outstanding stock of Gregory Acquisition Corp., all of which is owned by Great Plains Energy, will be converted into stock of Aquila. As a result, Aquila will become a wholly-owned subsidiary of Great Plains Energy.

        Immediately prior to the merger, Aquila will sell to Black Hills its natural gas utility businesses in Iowa, Nebraska and Kansas, and interests in partnerships that will own Aquila's natural gas and electric utility businesses in Colorado. The aggregate purchase price to be paid by Black Hills is $940 million, subject to adjustment.

Background of the Merger

        In 2002, Aquila began to reposition its business to concentrate on its domestic electric and gas utilities and reduce its debt and other financial obligations. As part of that repositioning, Aquila sold all of its international investments and a substantial portion of its Merchant Services assets and wound down most of its Merchant Services trading operations. As part of these repositioning efforts, from time to time the board of directors and management of Aquila examined potential strategic opportunities in an effort to ensure the company was best positioned to execute on its restructuring plan and maximize shareholder value.

        In September 2005, Aquila announced that it had entered into agreements to sell its gas utilities in Missouri, Michigan and Minnesota and its electric utility in Kansas as part of its repositioning plan. Blackstone and Lehman Brothers advised Aquila, and Evercore advised the independent member of Aquila's board of directors, in connection with these sales. In connection with the announcement of these four utility sales, Aquila worked with Blackstone and Evercore to update the company's baseline stand-alone plan. As part of this process, Aquila's board of directors instructed management to conduct a further strategic review to explore whether opportunities existed to further maximize shareholder value, including through a business combination transaction. Between September 2005 and February 2006, Aquila's management prepared updated financial models and worked with Blackstone to analyze the components and assumptions underlying the baseline stand-alone plan and valuations of the company, and review the merits of Aquila continuing on a stand-alone basis compared to pursuing a potential business combination.

        At a regularly-scheduled board of directors meeting on February 22, 2006, Aquila's senior management reviewed with Aquila's board of directors an updated stand-alone valuation analysis prepared by Blackstone and discussed the possibility that a business combination may provide greater value to Aquila's shareholders than continuing to operate on a stand-alone basis. Aquila's senior management then shared with the board of directors Blackstone's recommendation that Aquila begin to evaluate a potential business combination while continuing to pursue critical stand-alone initiatives. Evercore independently arrived at the same conclusion and recommendation as Blackstone. After discussion, Aquila's board of directors instructed management to begin exploring a potential business combination.

        At a special meeting of Aquila's board of directors on April 3, 2006, Aquila's management updated the board on the progress of the exploratory sale process for a business combination and recommended that Blackstone and Lehman Brothers be engaged as the company's financial advisors.

        On May 3, 2006, at a regularly-scheduled meeting of Aquila's board of directors, Blackstone and Lehman Brothers discussed with Aquila's board of directors a potential process that could be undertaken to ascertain third party interest in an acquisition of Aquila. In this regard, Aquila's board of directors considered the advantages and disadvantages of a process that was publicly announced and solicited all potential buyers as compared to a more targeted process focused on the potential buyers identified by Aquila's management and the financial advisors as most likely to be interested in an acquisition transaction. The financial advisors identified for the board of directors a number of potential transaction parties and Aquila management and the financial advisors explained that nine of these potential transaction parties were viewed by the Aquila management and financial advisors as most likely to be interested in an acquisition of Aquila based on the following criteria: (i) operational and balance sheet synergy potential, (ii) financial capacity, including strength of equity currency and balance sheet, (iii) power and gas utility operating experience, (iv) experience with utility regulators, (v) merger and acquisition experience and perceived inclination to pursue a corporate transaction, (vi) potential interest in acquiring Aquila, and (vii) previously expressed interest in pursuing a transaction with Aquila. The nine parties included seven strategic acquirors and two financial investors. The financial advisors also discussed other potential acquirors of Aquila that were seen as less likely to pursue an acquisition transaction involving Aquila based on the criteria listed above. The financial advisors discussed with Aquila's board of directors the possibility that it might be necessary for an acquisition of Aquila to be structured as a two-step transaction in which certain businesses of Aquila would be sold to one party followed by an acquisition of the Aquila corporate entity by another party. In that regard, the financial advisors also identified a list of potential acquirors of selected assets of Aquila in the context of a possible two-step transaction. At the meeting, Aquila's board of directors instructed Blackstone and Lehman Brothers to approach the nine parties they had identified as most likely to be interested in an acquisition of Aquila to ascertain those parties' interests in a transaction.

        At the May 3, 2006, meeting, Aquila's board of directors also discussed the terms of the proposed engagement of Blackstone and Lehman Brothers in connection with a potential sale of Aquila. Aquila's board of directors approved the engagement of Blackstone and Lehman Brothers, as the company's financial advisors.

        On May 19, 2006, Michael Chesser, Chairman and Chief Executive Officer of Great Plains Energy and Richard Green, Chairman, President and Chief Executive Officer of Aquila met in person. During that meeting, Mr. Chesser expressed an interest in exploring a potential combination of Great Plains Energy and Aquila. Mr. Green responded that Aquila would be engaging in a formal process to solicit acquisition proposals.

        In May and June 2006, Aquila's management worked with Blackstone, Lehman Brothers and Aquila's outside counsel, Fried, Frank, Harris, Shriver & Jacobson LLP (Fried Frank), to prepare confidential marketing and evaluation materials to be provided to potential counterparties in the sale process.

        In June and July 2006, Blackstone and Lehman Brothers approached the nine targeted parties regarding a potential acquisition of Aquila. Five of seven strategic bidders, including Great Plains Energy, and the two financial bidders signed confidentiality agreements with Aquila in the same timeframe. One of the parties that did not sign a confidentiality agreement declined to do so because it was only interested in a transaction involving certain of Aquila's utility assets. The other non-signing party indicated that it did not wish to participate in an auction process and expressed concern that it may not be able to offer a premium over Aquila's then current share price.

        Following the signing of the confidentiality agreements by the seven parties, six were provided confidential marketing materials, including Aquila's financial projections, in June and July 2006. The seventh party declined to continue to participate in the process. During June and July, Blackstone and Lehman Brothers coordinated due diligence questions raised by the potential buyers.

        In July 2006, various news organizations reported that Aquila was considering a possible sale of the company.

        During June and July 2006, Great Plains Energy and Black Hills engaged in due diligence activities regarding a potential acquisition of Aquila. On July 21, 2006, at a special meeting of Great Plains Energy's board of directors, Great Plains Energy management reviewed with Great Plains Energy's board of directors the proposed terms of a preliminary non-binding indication of interest for Aquila.

        On July 26, 2006, five parties, including Great Plains Energy, submitted non-binding indications of interest with respect to an acquisition of Aquila. The sixth party declined to submit an indication of interest.

        One bidder, who we refer to as "Bidder A," was a multinational financial investor which had partnered for purposes of its bid with a foreign strategic party. Bidder A's preliminary indication of interest reflected an interest in acquiring Aquila for a cash purchase price in the range of $4.50 to $5.00 per share.

        A second bidder, who we refer to as "Bidder B," was a domestic strategic party. Bidder B's preliminary indication of interest reflected an interest in acquiring Aquila in a price range of $4.50 to $4.95 per share in exchange for shares of its own common stock. Bidder B subsequently indicated that it would seek to partner with another domestic strategic party, which was expected to acquire Aquila's gas operations in a simultaneous transaction if Bidder B were to be selected as the winning bidder.

        A third bidder, who we will refer to as "Bidder C," was a foreign strategic party. Bidder C's preliminary indication of interest indicated it was interested in acquiring Aquila for a cash purchase price of $4.50 per share of Aquila stock.

        A fourth bidder, who we refer to as "Bidder D," was a domestic strategic party. Bidder D's preliminary indication of interest reflected an interest in acquiring Aquila for a price in the range of $4.15 to $4.60 per share with consideration to be paid in Bidder D's common stock. Bidder D expressed a willingness to pay up to 20% of the total consideration in cash in the context of a cash election option. Bidder D subsequently partnered with another domestic strategic party, which was expected to acquire Aquila's gas operations in a simultaneous transaction if Bidder D was the successful bidder.

        The fifth bidder, Great Plains Energy, submitted a preliminary indication of interest indicating an interest in acquiring Aquila at a price per share in the range of $4.15 to $4.60 per share with consideration to be made up of 60% stock and 40% cash. Great Plains Energy indicated that it would be joining with Black Hills, which would acquire all of Aquila's gas utility operations and Aquila's Colorado electric utility operations simultaneously with the acquisition of the Aquila corporate entity.

        Between July 26, 2006, and August 1, 2006, representatives from Blackstone and Lehman Brothers contacted the bidders to clarify the terms of their preliminary indications of interest.

        At Aquila's regularly-scheduled board of directors meeting on August 2, 2006, Aquila's management, together with Blackstone and Lehman Brothers, updated the board of directors on the sale process and reviewed the terms of the preliminary indications of interest with the board of directors. Following Blackstone's, Lehman Brothers' and Evercore's recommendations, the board of directors authorized Blackstone and Lehman Brothers to invite all five bidders that submitted indications of interest to continue in the process and perform further due diligence of Aquila. The board of directors instructed Aquila's senior management to retain Evercore as the financial advisor to the independent members of Aquila's board of directors for the transaction, and an engagement letter was signed on August 2, 2006.

        Between April and July of 2006, Aquila created an online data room to facilitate access to due diligence materials by those bidders that had elected to move forward in the process. Bidders were first given access to the online data room on August 7, 2006. In addition, Aquila made available a physical data room in Kansas City that bidders had access to beginning in late August.

        Aquila's senior management made management presentations in New York City and Chicago to Great Plains Energy, Black Hills, Bidder B, Bidder C and Bidder D in late August and early September of 2006. Bidder A declined the invitation to a presentation and subsequently withdrew from the auction process in September 2006. Bidder A indicated its partner was concentrating on closing a previously announced transaction and, absent its partner's involvement, it intended to focus on other foreign and domestic opportunities. Therefore, Bidder A informed Aquila that it would not participate further in the sale process.

        The remaining bidders, including Great Plains Energy and Black Hills, continued their due diligence review of Aquila during August, September and October of 2006. During this period, Aquila and certain of their financial, legal and other advisors held numerous and extensive meetings with the bidders by telephone or in person to exchange information. Also during this period, various special meetings of Great Plains Energy's board of directors and special committee were held to review and monitor Great Plains Energy's due diligence process.

        On September 20, 2006, Blackstone and Lehman Brothers delivered to Great Plains Energy, Black Hills, Bidder B, Bidder C and Bidder D initial draft merger agreements and a letter explaining the bid process.

        In early October 2006, Bidder C withdrew from the sale process. Based on communications with the company's financial advisors, Bidder C cited as reasons for withdrawal the large size of the transaction relative to its own size and regulatory concerns.

        On October 10, 2006, at a special meeting of the board of directors, Aquila's board of directors received an update from Blackstone and Lehman Brothers on the sale process and received a presentation from Fried Frank regarding the directors' fiduciary duties in the context of a potential sale of the company. Aquila's management also provided an update of the key terms of the merger agreements provided to the bidders.

        Later in October 2006, Bidder B withdrew from the sale process. The reasons cited to Blackstone and Lehman Brothers by Bidder B for withdrawing included a willingness to proceed only on an exclusive basis and at a price reflecting roughly a 20% discount to Aquila's then current trading price which, at such time, was approximately $4.50 per share.

        In October 2006, Aquila began conducting due diligence on Great Plains Energy and Bidder D based on publicly available information.

        At a special Great Plains Energy board of directors meeting on October 20, 2006, management of Great Plains Energy reviewed the status of due diligence activities and the sale process with the board of directors and management and Great Plains Energy's board of directors discussed the Transactions. The board of directors authorized management to submit a non-binding bid to merge Aquila into a wholly-owned subsidiary of Great Plains Energy with the simultaneous sale of Aquila's gas utility businesses and Aquila's Colorado electric utility to Black Hills.

        At a regular meeting of Great Plains Energy's board of directors on October 31, 2006, Great Plains Energy's management provided an update to the board of directors on the status of the negotiation of the Transaction agreements, due diligence matters and financial aspects of the Transactions.

        At a regularly-scheduled board of directors meeting on November 1, 2006, Aquila's board of directors received detailed presentations from Aquila's senior management regarding the company's updated financial projections, and Blackstone and Lehman Brothers discussed with the board of directors the status of the sale process. After considering the advice of Blackstone, Lehman Brothers and Evercore, the board of directors authorized the continuation of the sale process.

        On November 4, 2006, Blackstone and Lehman Brothers delivered a letter to Great Plains Energy, Black Hills and Bidder D indicating that final bids would be due on November 16, 2006, and that Aquila's updated budget and financial projections would be provided to those bidders. During November 2006, Bidder D withdrew from the sale process. Reasons cited to Blackstone and Lehman Brothers for Bidder D's withdrawal were regulatory and other issues.

        On November 13, 2006, the Financial Times reported that Aquila was evaluating bids for a potential sale of the company.

        At a special meeting of the board of directors on November 17, 2006, Aquila's management provided an update to the board of directors on the status of the sale process.

        During October and November 2006, Great Plains Energy and Black Hills prepared drafts of the merger agreement, Asset Sale Agreements and a letter of intent between the parties. On November 20, 2006, Great Plains Energy's board of directors held a special meeting at which representatives of management, Great Plains Energy's outside counsel, Skadden, Arps, Slate, Meagher and Flom LLP (Skadden, Arps), and Great Plains Energy's financial advisor, Credit Suisse, provided an update of the bid process. During this meeting, management discussed with the board of directors the proposed value that Great Plains Energy would be willing to offer in its non-binding final bid to Aquila taking into account, among other things, estimated pro forma earnings, cash flow and balance sheet metrics of the combined company relative to Great Plains Energy on a stand-alone basis, the simultaneous sale of the gas utility operations and Colorado electric utility operations to Black Hills, the then current trading price of Aquila common stock and the desire to maintain Great Plains Energy's investment grade credit rating. After further discussion, the board of directors authorized management to submit a non-binding bid to merge Aquila into a wholly-owned subsidiary of Great Plains Energy and the simultaneous sale of Aquila's natural gas operations and Aquila's Colorado electric operations to Black Hills.

        On November 21, 2006, Great Plains Energy and Black Hills entered into a letter of intent, which provided that the parties would act jointly in pursuing the acquisition of Aquila. The letter of intent has been superseded by the merger agreement and the Asset Sale Agreements. Additionally, Great Plains Energy provided its non-binding final bid to Blackstone and Lehman Brothers on November 21, 2006. Great Plains Energy's bid was also accompanied by its marked-up draft of the merger agreement and a form of an asset purchase agreement to be used for the Black Hills Asset Sale. The final bid of Great Plains Energy was valued at $4.50 per share of Aquila common stock with 60% of the consideration to be made up of common stock of Great Plains Energy and 40% of the consideration to be made up of cash to be derived from the simultaneous sale of the gas utility operations and Colorado electric utility operations to Black Hills. Great Plains Energy proposed a fixed exchange ratio and a break-up fee of $60 million. In addition, Great Plains Energy requested the ability to have informal discussions with certain key regulators prior to the execution of definitive agreements. Great Plains Energy conditioned its continuation in the sale process on Aquila agreeing to negotiate with them on an exclusive basis. On November 22, 2006, discussions were held between Aquila's financial advisors and Great Plains Energy's management and financial advisor regarding Great Plains Energy's willingness and ability to increase the value of its bid during which Great Plains Energy's management indicated that there was no flexibility in this regard.

        Between November 22, 2006 and December 8, 2006, Fried Frank had several conversations with Skadden, Arps to negotiate issues in the draft merger agreement, including the cross-conditionality and certainty of the merger and the Asset Sale, the level of representations being made by Aquila, the degree to which Aquila's board of directors could consider alternative proposals for strategic transactions after execution of the merger agreement, the commitments of each party to obtain the necessary regulatory approvals, and the level of operating restrictions during the period between signing and closing.

        At a regular meeting of the board of directors on December 5, 2006, Great Plains Energy's management provided an update to the board of directors on the status of the negotiation of the Transaction agreements, due diligence matters and financial aspects of the Transactions.

        On December 8, 2006, Aquila's board of directors held a special meeting at which Blackstone and Lehman Brothers discussed with Aquila's board of directors the Great Plains Energy proposal as well as the financial aspects of alternatives to the Great Plains Energy proposal and provided their perspective on certain risks associated with those alternatives, including the risks and challenges with Aquila's stand-alone plan and the execution of certain alternatives. Blackstone and Lehman Brothers each conducted various financial analyses using Aquila management's stand-alone business assumptions and forecast and these financial analyses indicated that the Great Plains Energy proposal was likely to provide greater value to Aquila stockholders than Aquila's stand-alone forecasts. Blackstone and Lehman Brothers discussed their view of selected financial considerations and execution risks of the other alternatives. This discussion supported the benefits of the Great Plains Energy proposal. Evercore then discussed its views of the process and the Great Plains Energy proposal, as well as its updated stand-alone valuation of Aquila. Management provided background information on each of Great Plains Energy and Black Hills, and Fried Frank summarized the draft Transaction agreements submitted by Great Plains Energy. After discussion, and upon considering the advice of Blackstone, Lehman Brothers and Evercore, the board of directors authorized continuing negotiations with Great Plains Energy and Black Hills on an exclusive basis (subject to clarification of certain matters with respect to the Great Plains Energy proposal).

        On December 8, 2006, Fried Frank distributed revised drafts of the merger agreement and Asset Sale Agreements to Skadden, Arps and Black Hills' counsel, Morgan, Lewis & Bockius LLP.

        On December 11, 2006, Aquila and Great Plains Energy entered into an exclusivity agreement providing that the parties would negotiate exclusively with one another through at least January 8, 2007.

        Beginning in early December 2006, and continuing through January 2007, Aquila's senior management, with the assistance of Blackstone, Lehman Brothers, Evercore and Fried Frank, conducted further due diligence on Great Plains Energy and Black Hills.

        Aquila, Great Plains Energy and Black Hills and their respective counsel and financial advisors met at Fried Frank's New York offices on December 12, 2006, to discuss the draft merger agreement and draft Asset Sale Agreements.

        On December 14, 2006, Skadden, Arps distributed a revised draft of the merger agreement and Morgan Lewis distributed a revised draft of the Asset Sale Agreements.

        On December 18, 2006, at a special meeting of Great Plains Energy's board of directors, Great Plains Energy's management, Skadden, Arps and Credit Suisse provided an update on the status of the negotiation of the Transaction agreements, due diligence matters and financial aspects of the Transactions.

        On December 19, 2006, December 20, 2006, and December 21, 2006, Aquila, Great Plains Energy and Black Hills, together with their legal counsel and financial advisors, met in New York City to discuss the revised drafts of the merger agreement and the Asset Sale Agreements. On December 20, 2006, Aquila's board of directors held a special board of directors meeting during which Aquila's senior management, Fried Frank, Blackstone and Lehman Brothers updated Aquila's board of directors on the status of the negotiations and the company's reverse due diligence efforts.

        On December 20, 2006, representatives of Great Plains Energy interviewed several investment banking firms concerning the receipt of a second opinion with respect to the consideration to be paid by Great Plains Energy in the merger with Aquila. As a result of this process, Sagent was retained on December 28, 2006 and commenced its due diligence review of Great Plains Energy, Aquila and the Transactions.

        On December 21, 2006, Great Plains Energy's senior management met with Aquila's senior management and financial advisors in Kansas City and provided a detailed management presentation of Great Plains Energy's business and financial condition, prospects and strategy to members of Aquila's senior management.

        From late December through January, revised drafts of the Transaction agreements were circulated among the parties and their advisors. During that period, representatives of Aquila, Great Plains Energy and Black Hills, together with their respective counsel, met in person and by telephone conference on several occasions to discuss the revised drafts of the transaction agreements.

        On January 4, 2007, Aquila's board of directors held a special meeting during which the company's senior management, Fried Frank, Blackstone and Lehman Brothers updated Aquila's board of directors on the status of the negotiations and its reverse due diligence efforts.

        On January 5, 2007, at a special meeting of a special committee of Great Plains Energy's board of directors, representatives of management, Skadden, Arps and Credit Suisse provided an update on the status of the negotiation of the Transaction agreements, due diligence matters and financial aspects of the Transactions. The members of the special committee then discussed this information with management and Great Plains Energy's advisors. The full board of directors similarly was updated and held discussions with management and Great Plains Energy's advisors on January 8, 2007.

        On January 20, 2007, Aquila's board of directors held a special meeting during which the board of directors was updated regarding the proposed regulatory approval process with respect to the merger and the Asset Sale. In addition, Blackstone and Lehman Brothers provided an update on the financial terms of the Transactions and on the financial due diligence conducted with respect to Great Plains Energy. Evercore also made a presentation with respect to its view of the Transactions. Fried Frank made a presentation to the board of directors regarding the status of the Transaction agreements, as well as discussing with the board of directors the results of the legal due diligence conducted on Great Plains Energy.

        On January 23 and 29, 2007, Messrs. Chesser and Green met in person to discuss a proposed approach to obtaining regulatory approvals of the merger. Messrs. Chesser and Green also discussed the logistics of announcing the proposed Transactions if approved by the parties' respective boards of directors.

        On January 23 and 24, 2007, members of senior management of Black Hills met with Mr. Jon Empson, Senior Vice President, Regulated Operations of Aquila and various other executives of Aquila (including the State Operating Vice Presidents responsible for the operation of Aquila's gas utilities and Aquila's Colorado electric utility) in Omaha, Nebraska as part of Black Hills' due diligence efforts.

        On February 1, 2007, at a special meeting of a special committee of Great Plains Energy's board of directors, representatives of management, Skadden, Arps and Credit Suisse provided an update on the status of the Transactions and meetings with state regulators. The members of the special committee then discussed this information with management and Great Plains Energy's advisors.

        On February 2, 2007, Aquila's board of directors held a special meeting in Dallas, Texas. At the meeting Aquila's senior management updated the board of directors on the status of contract negotiations and the proposed approach to obtaining regulatory approvals with respect to the Transactions. Michael Chesser and Terry Bassham, Executive Vice President, Finance and Strategic Development and Chief Financial Officer of Great Plains Energy, were present at the board meeting. Mr. Chesser briefed the board of directors on Great Plains Energy management's previous merger experience and strategy with respect to increasing shareholder value in the future. Mr. Chesser shared with Aquila's board of directors Great Plains Energy's reasons for the merger and Great Plains Energy's view of the potential benefits of the merger. Mr. Chesser also shared his view that the regulatory approvals necessary for the Transactions were likely to be obtained.

        During the latter part of January 2007 and early February 2007, Aquila, Great Plains Energy and Black Hills, along with their respective counsel, worked to complete the terms of the Transaction agreements during which Great Plains Energy reiterated to Aquila that it would not proceed with a transaction at a higher value than indicated in its November 21, 2006 bid.

        On February 5, 2007, Aquila and Great Plains Energy agreed on the exchange ratio of 0.0856 of a share of Great Plains Energy common stock for the stock portion of the merger consideration. The exchange ratio was negotiated by Aquila and Great Plains Energy, with the assistance of their respective financial advisors, using several historical trading ranges and calculations, and it was intended to achieve a $4.50 price per share merger consideration after taking into account the $1.80 cash component of the merger consideration.

        On February 6, 2007, Aquila's board of directors held a special meeting with representatives of Fried Frank, Blackstone, Lehman Brothers and Evercore to discuss the proposed terms of the Transactions. At this meeting, Blackstone, Lehman Brothers and Evercore gave detailed presentations on the financial terms of the Transactions and rendered their opinions that, as of February 6, 2007, and based upon and subject to the assumptions, qualifications and limitations discussed in their respective opinions, the consideration to be received by the Aquila stockholders other than Great Plains Energy or any of its subsidiaries, under the merger agreement was fair, from a financial point of view, to those stockholders. Fried Frank also reviewed the proposed terms of the definitive agreements. Aquila's board of directors, by unanimous vote, approved the Transactions and the execution of the Transaction agreements.

        On February 6, 2007, Great Plains Energy's board of directors held a special meeting with representatives of Skadden, Arps, Credit Suisse, Sagent and management to discuss the proposed terms of the Transactions. The board of directors received a presentation from Skadden, Arps and Missouri counsel regarding the directors' fiduciary duties in the context of the Transactions. Also at this meeting, each of Credit Suisse and Sagent separately reviewed with the board of directors its financial analysis of the consideration to be paid by Great Plains Energy in the merger and each rendered to Great Plains Energy's board of directors an oral opinion (confirmed by delivery of a written opinion, dated February 6, 2007) to the effect that, as of that date and based upon and subject to the procedures, assumptions, matters and limitations set forth in its opinion, the consideration to be paid by Great Plains Energy in the merger was fair, from a financial point of view, to Great Plains Energy. Skadden, Arps also reviewed the proposed terms of the definitive agreements. Great Plains Energy's board of directors, by unanimous vote, approved the Transactions and the execution of the Transaction agreements.

        Following the approval by the Aquila and Great Plains Energy boards of directors, on the evening of February 6, 2007, the parties executed the Transaction agreements.

        On February 7, 2007, Aquila, Great Plains Energy and Black Hills announced the Transactions in a joint press release.

Great Plains Energy's Reasons for the Merger and Recommendation of Great Plains Energy's Board of Directors

        Great Plains Energy's board of directors has unanimously approved the stock issuance proposal, has unanimously determined that the merger and the Transactions contemplated thereby, including the Asset Sale, are advisable, fair to and in the best interests of Great Plains Energy and the holders of Great Plains Energy common stock, and unanimously recommends that Great Plains Energy stockholders vote FOR the proposal to approve the issuance of Great Plains Energy common stock in connection with the merger.

        In evaluating the merger, Great Plains Energy's board of directors consulted with management, as well as Great Plains Energy's internal and outside legal counsel and outside financial advisors, and, in reaching its determination to recommend the approval of the issuance of Great Plains Energy common stock in connection with the merger, the board of directors considered various material factors, which are discussed below. The following discussion of the information and factors considered by Great Plains Energy's board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with the merger, Great Plains Energy's board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific material factors it considered in reaching its decision. In addition, individual members of Great Plains Energy's board of directors may have given different weight to different factors. Great Plains Energy's board of directors considered this information and these factors as a whole, and overall considered the relevant information and factors to be favorable to, and in support of, its determinations and recommendations. Among the material information and factors considered by Great Plains Energy's board of directors were the following:

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  Strategic Considerations.    Great Plains Energy's board of directors believes the merger will be a focused regional acquisition and attractive strategic growth opportunity delivering significant value to stockholders, including the following:

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  Expanded regulated electric utility business.    The board of directors considered that the merger would result in relatively more of Great Plains Energy's consolidated revenues and net income coming from regulated utility operations, and thus is anticipated to improve Great Plains Energy's credit profile. The board of directors also considered that KCP&L's ownership interest in Wolf Creek Generating Unit, a nuclear unit, currently constitutes about 13% of KCP&L's accredited capacity and provides about 22% of its generation. The merger would increase the combined companies' fossil-fired generation by approximately 1,700 megawatts, or about 48%, and reduce the relative exposure to risks associated with owning a nuclear generating unit.

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  Adjacent regulated electric utility territories.    Great Plains Energy's board of directors considered that the Missouri retail electric service territories of KCP&L and Aquila are strategically located adjacent to each other, with the headquarters of each company located in Kansas City, Missouri. The close proximity of the companies' utility operations were considered to enable the companies to more quickly integrate operations and realize synergies than if the utility operations were more dispersed. Great Plains Energy's board of directors also considered that Aquila is a joint owner with KCP&L in Iatan Unit 1 and Iatan Unit 2, and that its capital expenditure plan was consistent with those elements of the Comprehensive Energy Plan. Great Plains Energy's board of directors considered that the projected growth profile of Aquila's Missouri electric utilities, particularly around the Kansas City, Missouri metropolitan area, compared favorably to the projected growth profile of KCP&L. The board of directors considered that the merger would thus enhance Great Plains Energy's ability to increase earnings growth. Great Plains Energy's board of directors further considered that Aquila currently purchases at wholesale a substantial portion of the electricity it supplies its retail customers. The board of directors also considered that KCP&L is a net seller in the wholesale electricity market, and that KCP&L's generation costs were on average less than Aquila's. The board of directors considered that there could be a future opportunity, subject to regulatory approvals, to realize synergies between the two companies' generation portfolios.

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  Increased Aquila financial strength and flexibility.    Great Plains Energy's board of directors considered that Great Plains Energy and KCP&L currently have investment grade credit ratings, and that Aquila currently has a non-investment grade credit rating. After the merger is consummated, it is expected that Great Plains Energy and KCP&L will continue to be investment grade, and that Aquila's credit metrics will improve to investment grade through a combination of Great Plains Energy guarantees, Aquila debt retirement and refinancing, and regulatory assurances. The board of directors considered that achieving an investment grade rating for Aquila will significantly lower Aquila's cost of debt and positively influence Great Plains Energy's credit profile and common stock price. Great Plains Energy's board of directors considered that achieving investment grade status for Aquila is expected to result in interest expense savings of approximately $188 million over the first five years following consummation of the merger through a combination of refinancing outstanding debt at lower, investment grade rates and reductions in interest rates of two outstanding debt issues.

    •
    Improved reliability and customer service.    Great Plains Energy's board of directors considered that after the consummation of the merger, anticipated incremental capital expenditures together with the combination of the best operational practices of KCP&L and Aquila would be expected to result in superior customer service and enhanced reliability.

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    Disposition of non-strategic gas operations.    Great Plains Energy's board of directors considered that KCP&L is a strong regulated electric utility operating in Kansas and Missouri, with no experience in retail natural gas distribution operations. The Transactions contemplate that Aquila will sell to Black Hills its natural gas operations and its Colorado electric operations immediately prior to the merger, which are not strategic to Great Plains Energy. Consequently, Aquila will primarily have Missouri electric operations, as of the consummation of the merger, which will be aligned with KCP&L's electric utility operations. The board of directors considered that the Transactions would result in a regional electric utility focusing on the core electric utility strengths of KCP&L and Aquila.

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  Significant Cost Savings and Synergies.    Great Plains Energy's board of directors considered that the combined company will offer both strategic and financial advantages in serving the regional energy marketplace. The Great Plains Energy board considered Great Plains Energy's management estimates that, not including implementation costs, the combination was expected to generate approximately $500 million in gross synergies over the first five years after the consummation of the merger. These cost savings were expected to result from elimination of duplicate spending and overlapping functions, improved sourcing strategies, reduction in Aquila interest expense, avoidance of purchasing oxides of nitrogen (NOx) emission credits and process improvements. Great Plains Energy's board of directors considered that these cost savings and synergies anticipated to result from the merger would be expected to reduce the aggregate amount of rate increases requested, benefiting Aquila's utility customers. Great Plains Energy's board of directors noted that expected cost savings and synergies are estimates, that they may change and that achieving the expected cost savings and synergies is subject to a number of risks and uncertainties. The chart below illustrates the cost savings and synergies estimated for years one through five as well as the estimated transaction and transition costs as estimated by Great Plains Energy's management as of February 6, 2007 considered by Great Plains Energy's board of directors. These estimated cost savings are shown before allocation among the companies and sharing between customers and stockholders.

Year	Cost Savings and Synergies (millions)	Transaction and Transition Costs (millions)
1	$91	$172	(a)
2	101	8
3	102	3
4	102	1
5	104	1

Total	$500	$185

(a)
Includes costs of approximately $17 million anticipated to be incurred before the consummation of the merger.

        The regulatory applications filed in Missouri and Kansas request recovery of transaction and transition costs over a five year period. If the requests are approved, these costs will be treated as a regulatory asset and amortized into cost of service over the five year period. To the extent the requests are not approved, transition costs will be expensed, and Great Plains Energy's transaction costs will be included as a component of the purchase price for purposes of purchase accounting.

        Subsequent to Great Plains Energy's board of directors approval of the transaction, additional analysis and additional information provided by Aquila to Great Plains Energy led to a re-evaluation of transaction costs, as well as the amount of cost savings and the amount of synergies to be expected after the merger is consummated. The most recent estimates of transaction and transition costs and cost savings and synergies are described on page [    •    ].

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  Share Price; Taxability of Merger. Great Plains Energy's board of directors took note of the historical stock prices of Great Plains Energy and Aquila, including that the exchange ratio for Aquila's stockholders represented a 1.3% discount to the closing price of Aquila's common stock on February 2, 2007. Great Plains Energy's board of directors also took into account the fact that the merger is not taxable to the holders of Great Plains Energy common stock.

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  Financial Considerations. Great Plains Energy's board of directors considered the earnings, cash flow, balance sheet and dividend impact of the merger. Great Plains Energy's board of directors also considered historical financial performance of Aquila as well as historical stock market information. Great Plains Energy's board of directors noted that while the merger is expected to be mildly dilutive in the first year, it is expected to be accretive to earnings per share thereafter. Great Plains Energy's board of directors further considered the impact on cash flow resulting from a combination and also noted the impact on the balance sheet.

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  Impact of the Merger on Communities. Great Plains Energy's board of directors evaluated the expected impact of the merger on the communities in which Great Plains Energy and Aquila are located and which they serve. In particular, Great Plains Energy's board of directors believes the merger will benefit the areas served by the combined company by creating a strong combined company able to provide more reliable service with headquarters remaining in Kansas City, Missouri.

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  Due Diligence. Great Plains Energy's board of directors considered the scope of Great Plains Energy's due diligence investigation and the results thereof.

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  Recommendation of Management. Great Plains Energy's board of directors considered management's recommendation in support of the merger.

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  Opinions of Great Plains Energy's Financial Advisors. Great Plains Energy's board of directors considered the separate opinions of Credit Suisse and Sagent, and their separate financial presentations, dated February 6, 2007, as to the fairness, from a financial point of view and as of the date of such opinions, to Great Plains Energy of the consideration to be paid by Great

    Plains Energy in the merger. These opinions are attached as Annexes D and E, respectively, to this joint proxy statement/prospectus. See "Opinions of Great Plains Energy's Financial Advisors" beginning on page [    •    ].

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  Terms of the Merger Agreement. Great Plains Energy's board of directors reviewed the terms of the merger agreement, including the representations and warranties, obligations and rights of the parties under the merger agreement, the conditions to each party's obligation to complete the merger, the instances in which each party is permitted to terminate the merger agreement and the related termination fees payable by each party in the event of termination of the merger agreement under specified circumstances. See "The Merger Agreement" beginning on page [    •    ] for a detailed discussion of the terms and conditions of the merger agreement.

        Great Plains Energy's board of directors also considered the potential risks of the merger, including the following:

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  Conditioning of the Merger upon the Asset Sale. It is possible that the merger and the Asset Sale may not be completed. Consummation of each transaction is conditioned upon the successful completion of the other transaction. Therefore, even if Great Plains Energy and Aquila stockholders approve the merger, it may not be consummated if the conditions to the Asset Sale are not satisfied.

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  Fixed Consideration. Great Plains Energy's board of directors considered that the fixed consideration would not adjust downwards to compensate for declines in the price of Aquila common stock prior to the closing of the merger, and that the terms of the merger agreement did not include termination rights triggered expressly by a decrease in value of Aquila due to a decline in the market price of Aquila's common stock. Great Plains Energy's board of directors determined that this structure was appropriate and the risk acceptable in view of: Great Plains Energy's board of directors' focus on the relative intrinsic values and financial performance of Great Plains Energy and Aquila and the percentage of the combined company to be owned by former holders of Great Plains Energy common stock; and the inclusion in the merger agreement of other structural protections, such as the ability to terminate the merger agreement in the event of a material adverse effect on the Aquila businesses to be acquired by Great Plains Energy in the merger.

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  Aquila Business Risks. Great Plains Energy's board of directors considered certain risks inherent in Aquila's business and operations, including risks relating to future rates and returns associated with Aquila's Missouri electric utility business and Aquila's other contingent liabilities, including liabilities relating to its then pending 401(k) litigation, South Harper litigation, commodity price litigation, FERC refund claims and the C.W. Mining litigation. Based on reports of management and outside advisors regarding the due diligence process, Great Plains Energy's board of directors believed that these risks were manageable as part of the ongoing business of the combined company.

  •
  Regulatory Approvals. Great Plains Energy's board of directors considered the extensive regulatory approvals required to complete the Transactions and the risk that governmental authorities and third parties might seek to impose unfavorable terms or conditions on the required approvals or that such approvals may not be obtained at all. Great Plains Energy's board of directors further considered the potential length of the regulatory approval process and the period of time Great Plains Energy may be subject to the merger agreement.

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  Restrictions on Interim Operations. Great Plains Energy's board of directors considered the provisions of the merger agreement placing restrictions on Great Plains Energy's operations until completion of the merger, and the extent of those restrictions as negotiated between the parties.

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  Termination Fee. Great Plains Energy's board of directors considered the risk of the provisions of the merger agreement relating to the potential payment of a termination fee of $45 million to Aquila and reimbursement of expenses of up to $15 million to Black Hills under certain circumstances. See "The Merger Agreement" beginning on page [    •    ] for further information.

  •
  Integration. Great Plains Energy's board of directors evaluated the challenges inherent in the combination of two business enterprises of the size and scope of Great Plains Energy and Aquila, including the possibility the anticipated cost savings and synergies and other benefits sought to be obtained from the merger might not be achieved in the time frame contemplated or at all.

        Great Plains Energy's board of directors believed that, overall, the potential benefits of the merger to Great Plains Energy and Great Plains Energy's stockholders outweighed the risks, many of which are mentioned above. Great Plains Energy's board of directors realized that there can be no assurance about future results, including results considered or expected as described in the factors listed above. It should be noted that this explanation of Great Plains Energy board of directors' reasoning and all other information presented in this section are forward looking in nature and, therefore, should be read in light of the factors discussed under the heading "Special Note Regarding Forward Looking Statements."

Opinions of Great Plains Energy's Financial Advisors

        Great Plains Energy's board of directors engaged two financial advisors, Credit Suisse and Sagent, in connection with the Transactions. Great Plains Energy retained Sagent to render an additional opinion as to the fairness to Great Plains Energy, from a financial point of view, of the merger consideration in the merger. Great Plains Energy's board of directors understood that Credit Suisse was also acting as financial advisor to Black Hills in connection with the Asset Sale.

Opinion of Credit Suisse Securities (USA) LLC

        Credit Suisse has been retained by Great Plains Energy as its financial advisor in connection with the merger. In connection with Credit Suisse's engagement, Great Plains Energy requested that Credit Suisse evaluate the fairness, from a financial point of view, to Great Plains Energy of the consideration to be paid by Great Plains Energy in the merger. On February 6, 2007, Great Plains Energy's board of directors met to review the proposed merger and the terms of the merger agreement. During this meeting, Credit Suisse reviewed with Great Plains Energy's board of directors its financial analysis of the consideration to be paid by Great Plains Energy in the merger and rendered to Great Plains Energy's board of directors its opinion dated February 6, 2007 to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to Great Plains Energy.

        The full text of Credit Suisse's written opinion, dated February 6, 2007, to Great Plains Energy's board of directors, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of the review undertaken by Credit Suisse in rendering its opinion, is attached as Annex D and is incorporated into this joint proxy statement/prospectus by reference in its entirety. You are encouraged to read this opinion carefully in its entirety. Credit Suisse's opinion was provided to Great Plains Energy's board of directors for its information in connection with its evaluation of the merger consideration from a financial point of view to Great Plains Energy, does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the merger. The summary of Credit Suisse's opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Credit Suisse reviewed the merger agreement and certain related documents and certain publicly available business and financial information relating to Great Plains Energy and Aquila. Credit Suisse also reviewed certain other information relating to Great Plains Energy and Aquila, including financial forecasts and estimates relating to Great Plains Energy and the business and operations of Aquila to be acquired by Great Plains Energy in the merger after giving effect to the asset sale, referred to as the retained business, provided to or discussed with Credit Suisse by Great Plains Energy and Aquila, and met with the managements of Great Plains Energy and Aquila to discuss the business and prospects of Great Plains Energy and the retained business. Credit Suisse also considered certain financial and stock market data of Great Plains Energy and certain financial data relating to the retained business, and compared that data with similar data for publicly held companies in businesses Credit Suisse deemed similar to those of Great Plains Energy and the retained business and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

        In connection with its review, Credit Suisse did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to financial forecasts and estimates for the retained business and Great Plains Energy that it reviewed, Credit Suisse was advised, and it assumed, that such forecasts and estimates (including certain estimates and adjustments prepared by Great Plains Energy's management with respect to the financial forecasts for the retained business) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Great Plains Energy and Aquila, as the case may be, as to the future financial performance of the retained business after giving effect to the merger and as to the future financial performance of Great Plains Energy. With respect to the estimates provided to Credit Suisse by Great Plains Energy's management with respect to the cost savings and synergies anticipated to result from the merger and the tax benefits relating to net operating losses and other tax attributes of Aquila anticipated to be realized by Great Plains Energy following the merger, Credit Suisse was advised by Great Plains Energy's management, and Credit Suisse assumed, that such estimates were reasonably prepared on bases reflecting the best currently available estimates and judgments of Great Plains Energy's management as to such cost savings, synergies and tax benefits. In addition, Credit Suisse relied, with Great Plains Energy's consent and without independent verification, on the assessments of Great Plains Energy's management as to rate cases and other regulatory matters applicable to the businesses and operations of Great Plains Energy or the retained business and assumed, with Great Plains Energy's consent, that there would be no future rate or other regulatory developments applicable to Great Plains Energy or the retained business that would adversely affect the business or prospects of Great Plains Energy or the retained business in any respect material to Credit Suisse's analyses.

        Credit Suisse assumed, with Great Plains Energy's consent, that in effecting the asset sale and in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger and related transactions (including, without limitation, the asset sale), no delay, limitation, restriction or condition would be imposed that would have an adverse effect, in any respect material to Credit Suisse's analyses, on Great Plains Energy, the retained business or the contemplated benefits of the merger and that the merger and the asset sale would be consummated in accordance with the terms of the merger agreement and related documents without waiver, modification or amendment of any material term, condition or agreement. Credit Suisse was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Great Plains Energy or Aquila, nor was Credit Suisse furnished with any such evaluations or appraisals. With Great Plains Energy's consent, Credit Suisse did not perform a financial analysis of the business and operations of Aquila to be sold to Black Hills in the asset sale, referred to as the excluded business, and, to the extent relevant to its analysis, Credit Suisse utilized the amount of the proceeds anticipated by the management of Great Plains Energy to be received for the excluded business pursuant to the asset sale and assumed that neither Great Plains Energy nor Aquila would incur any tax liability as a result of, or retain in any respect material to Credit Suisse's analyses any liabilities associated with the excluded business after giving effect to, the asset sale. Credit Suisse's opinion addressed only the fairness, from a financial point of view and as of the date of the opinion, to Great Plains Energy of the consideration to be paid by Great Plains Energy in the merger and did not address any other aspect or implication of the merger, the asset sale (including the consideration to be received in the asset sale for the excluded business) or related transactions or any other agreement, arrangement or understanding entered into in connection with the merger, the asset sale or otherwise. Credit Suisse's opinion was necessarily based on information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. Credit Suisse did not express any opinion as to what the value of Great Plains Energy common stock actually would be when issued to the holders of Aquila common stock pursuant to the merger or the prices at which Great Plains Energy common stock would trade at any time. Credit Suisse's opinion did not address the relative merits of the merger or the asset sale as compared to alternative transactions or strategies that might be available to Great Plains Energy, nor did it address the underlying business decision of Great Plains Energy to proceed with the merger or the asset sale.

        In preparing its opinion, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse's analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Credit Suisse arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Great Plains Energy and Aquila. No company, transaction or business used in Credit Suisse's analyses as a comparison is identical to Great Plains Energy, the retained business or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Credit Suisse's analyses are inherently subject to substantial uncertainty.

        Credit Suisse was not requested to, and it did not, recommend the specific consideration payable in the proposed merger, which consideration was determined between Great Plains Energy and Aquila, and the decision to enter into the merger was solely that of Great Plains Energy's board of directors. Credit Suisse's opinion and financial analyses were only one of many factors considered by Great Plains Energy's board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of Great Plains Energy's board of directors or Great Plains Energy's management with respect to the merger or the merger consideration.

        The following is a summary of the material financial analyses performed by Credit Suisse for Great Plains Energy's board of directors in connection with Credit Suisse's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse's financial analyses.

  Financial Analyses of the Retained Business

        Credit Suisse performed the financial analyses summarized below with respect to the retained business in order to derive implied per share equity reference ranges for Aquila after giving effect to the asset sale against which Credit Suisse compared the implied per share value of the merger consideration. These implied per share equity reference ranges were calculated taking into account the amount of the cash proceeds anticipated by Great Plains Energy's management to be received for the excluded business pursuant to the asset sale and, based on internal estimates of Aquila's management, information reflected in Aquila's public filings and adjustments to these estimates and information prepared by Great Plains Energy's management, the estimated market value of Aquila's debt, the estimated market value of Aquila's Crossroads power plant, the estimated present value of tax benefits associated with Aquila's net operating losses and alternative minimum tax credits available after the asset sale, and the estimated amount of the proceeds to be received from the pending sale of Aquila's electric utility business in Kansas, sometimes referred to as Aquila Kansas Electric. For purposes of the following summary of Credit Suisse's financial analyses, the term "implied per share value of the merger consideration" refers to the implied per share value of the merger consideration to be paid by Great Plains Energy of $4.52 based on the cash component of the merger consideration of $1.80 plus the implied value of the stock component of the merger consideration of 0.0856 of a share of the common stock of Great Plains Energy based on the per share closing price of Great Plains Energy common stock on February 5, 2007 of $31.77.

  Selected Public Companies Analysis

        Credit Suisse reviewed financial information relating to the retained business and financial and stock market information of the following eight selected publicly traded companies, including Great Plains Energy, in the integrated electric utilities industry:

  •
  Ameren Corporation

  •
  Cleco Corporation

  •
  El Paso Electric Company

  •
  The Empire District Electric Company

  •
  Great Plains Energy

  •
  PNM Resources, Inc.

  •
  Westar Energy, Inc.

  •
  Wisconsin Energy Corporation

        Credit Suisse reviewed, among other things, enterprise values, calculated as market value based on closing stock prices on February 5, 2007, plus debt, preferred stock, minority interests and out-of-the-money convertibles, less cash and cash equivalents, of the selected companies as multiples of calendar year 2007 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and estimated earnings before interest and taxes, referred to as EBIT. Credit Suisse then applied a range of selected multiples of such financial data derived from the selected companies to corresponding data of the retained business. Financial data of the selected companies were based on publicly available research analysts' estimates. Financial data of the retained business were based on internal estimates of Aquila's management as adjusted by Great Plains Energy's management to, among other things, reflect the full-year effect of expected rate increases from rate cases filed by Aquila in Missouri in 2006 and exclude unallocated corporate expenses and other non-utility expenses. This analysis indicated the following implied per share equity reference range for Aquila after giving effect to the asset sale, as compared to the implied per share value of the merger consideration:

Implied Per Share Equity Reference Range for Aquila After Giving Effect to Asset Sale	Implied Per Share Value of Merger Consideration
$4.20 - $4.71	$4.52

  Selected Transactions Analysis

        Credit Suisse reviewed the transaction values of the following 10 transactions in the integrated electric utilities industry publicly announced from April 28, 2002 through July 5, 2006:

Acquiror		Target
•	Macquarie-led consortium	•	Duquesne Light Holdings, Inc.
•	Babcock & Brown Infrastructure Limited	•	NorthWestern Corporation
•	FPL Group, Inc.	•	Constellation Energy Group, Inc.
•	Mid-Kansas Electric Company, LLC	•	Aquila Kansas Electric
•	MidAmerican Energy Holdings Company	•	PacifiCorp
•	Duke Energy Corporation	•	Cinergy Corp.
•	Exelon Corporation	•	Public Service Enterprise Group Incorporated
•	PNM Resources, Inc.	•	TNP Enterprises, Inc.
•	Ameren Corporation	•	Illinois Power Company (Dynegy Inc.)
•	Ameren Corporation	•	CILCORP, Inc. (The AES Corporation)

        Credit Suisse reviewed, among other things, transaction values in the selected transactions as multiples of latest 12 months EBITDA and EBIT. Credit Suisse then applied a range of selected multiples of such financial data derived from the selected transactions to the calendar year 2006 estimated EBITDA and EBIT of the retained business. Financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transactions. Financial data of the retained business were based on internal estimates of Aquila's management as adjusted by Great Plains Energy's management to, among other things, reflect the full-year effect of expected rate increases from rate cases filed by Aquila in Missouri in 2006 and exclude unallocated corporate expenses and other non-utility expenses. This analysis indicated the following implied per share equity reference range for Aquila after giving effect to the asset sale, as compared to the implied per share value of the merger consideration:

Implied Per Share Equity Reference Range for Aquila After Giving Effect to Asset Sale	Implied Per Share Value of Merger Consideration
$4.65 - $5.18	$4.52

  Discounted Cash Flow Analysis

        Credit Suisse performed a discounted cash flow analysis to calculate the estimated present value of the unlevered, after-tax free cash flows that the retained business could generate during calendar years 2007 through 2012 based on internal estimates of Aquila's management as adjusted by Great Plains Energy's management to reflect, among other things, retained annual operating synergies. Credit Suisse calculated terminal values of the retained business in 2012 by applying to the calendar year 2012 estimated EBITDA of the retained business a range of terminal value EBITDA multiples of 8.0x to 9.0x. The present value of the cash flows and terminal values was then calculated using discount rates ranging from 6.75% to 7.75%. This analysis indicated the following implied per share equity reference range for Aquila after giving effect to the asset sale, as compared to the implied per share value of the merger consideration:

Implied Per Share Equity Reference Range for Aquila After Giving Effect to Asset Sale	Implied Per Share Value of Merger Consideration
$4.13 - $5.05	$4.52

  Great Plains Energy Financial Analyses

  Selected Public Companies Analysis

        Credit Suisse reviewed financial and stock market information of Great Plains Energy and the other selected companies referred to above under "Aquila Financial Analyses—Selected Public Companies Analysis." Credit Suisse reviewed, among other things, enterprise values of the selected companies as multiples of calendar year 2007 estimated EBITDA and EBIT. Credit Suisse also reviewed market values based on closing stock prices of the selected companies on February 5, 2007 as a multiple of calendar year 2007 estimated net income. Credit Suisse then applied a range of selected multiples of such financial data derived from the selected companies to corresponding data of Great Plains Energy. Financial data of the selected companies were based on publicly available research analysts' estimates. Financial data of Great Plains Energy were based on internal estimates of Great Plains Energy's management. This analysis indicated the following implied per share equity reference range for Great Plains Energy, as compared to the per share closing price of Great Plains Energy common stock on February 5, 2007:

Implied Per Share Equity Reference Range for Great Plains Energy	Per Share Closing Price of Great Plains Energy Common Stock on February 5, 2007
$29.50 - $34.47	$31.77

  Discounted Cash Flow Analysis

        Credit Suisse performed a discounted cash flow analysis of Great Plains Energy to calculate the estimated present value of the unlevered, after-tax free cash flows that Great Plains Energy could generate on a standalone basis during calendar years 2007 through 2011 based on internal estimates of Great Plains Energy's management. Credit Suisse calculated terminal values of Great Plains Energy in 2011 by applying to Great Plains Energy's calendar year 2011 estimated EBITDA a range of terminal value EBITDA multiples of 7.5x to 8.5x. The present value of the cash flows and terminal values was then calculated using discount rates ranging from 6.75% to 7.75%. This analysis indicated the following implied per share equity reference range for Great Plains Energy, as compared to the per share closing price of Great Plains Energy common stock on February 5, 2007:

Implied Per Share Equity Reference Range for Great Plains Energy	Per Share Closing Price of Great Plains Energy Common Stock on February 5, 2007
$30.53 - $39.95	$31.77

  Miscellaneous

        Great Plains Energy selected Credit Suisse as its financial advisor based on Credit Suisse's qualifications, experience and reputation, and its familiarity with Great Plains Energy, Aquila and their respective businesses. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        With Great Plains Energy's consent, Credit Suisse is acting as financial advisor to Black Hills in connection with the asset sale and Credit Suisse and certain of its affiliates will be participating in the financing of the asset sale by Black Hills, for which Credit Suisse and such affiliates will receive compensation. From time to time, Credit Suisse and its affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to Great Plains Energy, Aquila and Black Hills unrelated to the proposed merger and asset sale, for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Great Plains Energy, Aquila and Black Hills, as well as provide investment banking and other financial services to such companies.

        Great Plains Energy has agreed to pay Credit Suisse a customary fee for its financial advisory services in connection with the merger, portions of which are payable upon the execution of the merger agreement and upon the receipt of the approval of Great Plains Energy's stockholders in connection with the merger and a significant portion of which is contingent upon the consummation of the merger. Credit Suisse will also receive a fee for rendering its opinion. In addition, Great Plains Energy has agreed to reimburse Credit Suisse for its reasonable expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse, and to indemnify Credit Suisse and related parties against certain liabilities and other items, including liabilities under the federal securities laws, arising out of its engagement.

Opinion of Sagent Advisors Inc.

        On February 6, 2007, Sagent delivered its oral opinion to Great Plains Energy's board of directors, which opinion was subsequently confirmed by delivery of a written opinion dated February 6, 2007, to the effect that, as of such date, and based upon and subject to various assumptions made, matters considered and limitations described in the opinion, the consideration of 0.0856 shares of Great Plains Energy common stock, together with $1.80 cash, to be paid in the merger for each share of Aquila common stock, was fair, from a financial point of view, to Great Plains Energy.

        The full text of Sagent's opinion describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Sagent. Sagent's opinion is attached as Annex E to this joint proxy statement/prospectus. Sagent's opinion is directed only to the fairness, from a financial point of view, to Great Plains Energy of the consideration to be paid by Great Plains Energy in the merger and does not address the fairness of any other aspect of the merger. The opinion also does not address Great Plains Energy's underlying business decision to effect the merger. The opinion does not constitute a recommendation to any holder of Great Plains Energy common stock as to how such stockholder should vote or act with respect to the merger, nor did it constitute a recommendation to Great Plains Energy's board of directors to approve the merger. Holders of Great Plains Energy common stock are encouraged to read Sagent's opinion carefully in its entirety.

        In arriving at its opinion, Sagent reviewed drafts of the merger agreement and Asset Sale Agreements. Sagent reviewed financial and other information that was publicly available or furnished to it by Great Plains Energy and Aquila, reviewed financial projections of Great Plains Energy for the period beginning January 1, 2007 and ending December 31, 2011 prepared by the management of Great Plains Energy, and reviewed certain financial projections of Aquila for the period beginning January 1, 2007 and ending December 31, 2012 prepared by the management of Aquila, as included on p. [    •    ] of this joint proxy statement/prospectus, but with additional adjustments made by the management of Great Plains Energy not included on p. [    •    ]. Sagent met with management of Great Plains Energy to review and discuss such information and the business, operations and future prospects for Great Plains Energy and Aquila. Sagent also met with management of Aquila to discuss the business, operations and future prospects for Aquila. Sagent compared certain financial and securities data of Great Plains Energy and Aquila with various other companies whose securities are traded in public markets, and reviewed prices paid in certain other business combinations. Finally, Sagent conducted such other financial studies, analyses and investigations as Sagent considered appropriate.

        In its review and analysis, Sagent relied upon and assumed the accuracy and completeness of all of the financial and other information that was available from public sources, that was provided by Great Plains Energy and Aquila or their representatives or that Sagent otherwise reviewed. Sagent assumed that Great Plains Energy was not aware of any information prepared by it or its advisors that might be material to Sagent's opinion that was not made available to Sagent. Sagent relied upon the estimates of the management of Great Plains Energy as to the timing and amount of operating synergies achievable as a result of the merger and upon its discussion of such synergies with the managements of Great Plains Energy and Aquila. With respect to the financial projections supplied to Sagent, Sagent relied upon representations that they were reasonably prepared on bases reflecting the best currently available judgments and estimates of Great Plains Energy's management as to the future operating and financial performance of Great Plains Energy and Aquila, pro forma to reflect the Transactions. Sagent did not assume any responsibility for making an independent evaluation or appraisal of any assets or liabilities, contingent or otherwise, or for making any independent verification of any of the information it reviewed. Sagent assumed that the Transactions would be consummated in a timely manner and in accordance with the terms of the merger agreement and Asset Sale Agreements, without any limitations, restrictions, conditions, amendments, waivers or modifications, regulatory or otherwise, that collectively would have a material adverse effect on Great Plains Energy or Aquila. The Sagent opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Sagent as of, February 6, 2007. Sagent did not express any opinion as to the prices at which Great Plains Energy common stock would actually trade at any time.

        In connection with rendering its opinion, Sagent performed a variety of financial and comparative analyses. The material analyses are summarized below. Great Plains Energy placed no limitations on the scope of Sagent's investigation or the procedures followed by Sagent in rendering its opinion.

        The preparation of a fairness opinion involves various qualitative determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis. Accordingly, Sagent believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying Sagent's analyses and opinion. Sagent did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support Sagent's opinion. Rather, Sagent arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

        The forecasts and estimates of Great Plains Energy's future performance provided by Great Plains Energy's management together with those relating to Aquila that are in or underlying Sagent's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Sagent considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of anyone involved with the merger. Estimates of the financial value of companies or securities do not purport to be appraisals nor do they necessarily reflect the prices at which companies or securities may actually be sold.

        The merger consideration was determined through arms' length negotiation between Great Plains Energy and Aquila. Sagent did not recommend any specific amount or type of consideration to Great Plains Energy or its board of directors or that any specific amount or type of consideration constituted the only appropriate amount or type of consideration for the merger.

        The following is a summary of the material financial analyses performed by Sagent and reviewed by Great Plains Energy's board of directors in connection with Sagent's opinion relating to the merger. The order of the analyses described does not represent relative importance or weight given to those analyses by Sagent. The financial analyses summarized below include information presented in tabular format. In order to fully understand Sagent's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Sagent's financial analyses.

  Relative Contribution Analysis

        Sagent analyzed the respective pro forma contributions of Great Plains Energy and Aquila to the estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, for calendar years 2008 through 2011, and estimated net income of the combined company for such periods, based on estimates provided by Great Plains Energy's management, including the effect of expected synergies. The pro forma contributions of Aquila were based on estimates assuming consummation of the Asset Sale and the sale of Aquila's Kansas electric assets. This analysis indicated

the following relative contribution of Great Plains Energy and Aquila, as compared to the pro forma ownership percentages for the stockholders of each company as of February 2, 2007.

	Contribution
	2008E	2009E	2010E	2011E
EBITDA
Great Plains Energy	69.9%	61.2%	68.4%	68.2%
Aquila	30.1	38.8	31.6	31.8
Net Income
Great Plains Energy	75.1	69.0	70.0	70.9
Aquila	24.9	31.0	30.0	29.1
Pro Forma Ownership
Great Plains Energy:	71.6%
Aquila:	28.4%

  Selected Public Companies Analysis

        Sagent compared certain Aquila financial information with corresponding financial information of selected publicly traded electric utility companies that Sagent judged generally to be relevant. These companies were selected, among other reasons, because of their operational and overall business similarities with Aquila's business. The companies reviewed in connection with this analysis were:

  •
  Ameren Corporation

  •
  Cleco Corporation

  •
  The Empire District Electric Company

  •
  NSTAR

  •
  Progress Energy Inc.

  •
  Puget Energy Inc.

  •
  Westar Energy, Inc.

  •
  Wisconsin Energy Corporation

  •
  Xcel Energy Inc.

        Sagent reviewed, among other things, (1) market values of equity, including options, on a fully diluted basis, (2) enterprise values (calculated as fully diluted equity value, plus book values of total debt, preferred stock and minority interests, less cash, cash equivalents and investments in unconsolidated investments) and (3) enterprise values as a multiple of the estimated EBITDA for the calendar years 2006, 2007 and 2008. Sagent then compared the multiples derived for the selected companies with corresponding multiples implied for Great Plains Energy based on the closing price of Great Plains Energy common stock on February 2, 2007 and for Aquila based on the estimated aggregate merger consideration of $1.646 billion which Sagent calculated on the bases described below. Sagent used normalized EBITDA estimates for Aquila for estimating 2006 and 2007 EBITDA to reflect certain historical and anticipated approvals of utility rate changes by applicable utility regulators. Trading data for the selected companies was based on closing stock prices on February 2, 2007. Estimated financial data for the selected companies was based on recent publicly available estimates as published by certain Wall Street research analysts and/or selected consensus research analysts' estimates. Aquila estimated financial data was analyzed based on the financial forecasts and estimates provided to Sagent by Aquila's management and adjusted by Great Plains Energy's management and assume the consummation of the Asset Sale and the Aquila Kansas Electric sale. Estimated financial data for Great Plains Energy was based on certain recent Wall Street research analyst data.

        Based on an exchange ratio of 0.0856 and Great Plains Energy's closing stock price on February 2, 2007 of $31.79, the total transaction value at announcement of the merger was approximately $2.77 billion. For purposes of analyzing the transaction, however, Sagent used an adjusted transaction value of approximately $1.646 billion. This adjustment of approximately $1.124 billion related to (i) the $940 million purchase price to be paid by Black Hills for Aquila's utility properties in Colorado, Iowa, Nebraska and Kansas (excluding the Aquila Kansas Electric sale), and (ii) $184 million of additional net adjustments relating to the proceeds from the Aquila Kansas Electric sale, the market value of Aquila's outstanding indebtedness, the estimated present value of certain remaining net operating losses and alternative minimum tax credits after the asset sales and certain other adjustments. Accordingly, the estimated amounts of EBITDA for Aquila used in Sagent's analysis also were adjusted pro forma to reflect these transactions. Sagent believes that the adjusted transaction value of $1.646 billion is a more accurate reflection of the economic cost to Great Plains Energy of the proposed transaction than the nominal value of $2.77 billion.

        The selected public companies analysis indicated the following implied mean, median, high and low multiples for the selected companies, as compared to corresponding multiples implied for Great Plains Energy and Aquila based both on the closing price of Great Plains Energy common stock on February 2, 2007, and the implied merger consideration of $1.646 billion for Aquila:

	Enterprise Value as Multiple of
Selected Companies	Estimated 2006 Calendar Year EBITDA		Estimated 2007 Calendar Year EBITDA		Estimated 2008 Calendar Year EBITDA
Mean	8.9	x	8.1	x	7.8	x
Median	8.5		7.8		7.5
High	10.9		10.5		10.4
Low	7.0		6.7		6.5
Great Plains Energy	7.8	x	7.3	x	6.8	x
Aquila	8.7		8.7		10.6

        This analysis led Sagent to a reference range for Aquila of $1.51 billion to $1.885 billion, based on estimated 2006 EBITDA multiples of 8.0x-10.0x, and $1.42 billion to $1.705 billion based on estimated 2007 EBITDA multiples of 7.5x-9.0x.

  Selected Precedent Transactions Analysis

        Sagent reviewed the multiples of enterprise values to the estimated EBITDA (as most recently reported as of the date of announcement of the applicable transaction) for the calendar year in which the transaction was announced, referred to herein as the CYE, and estimated EBITDA for the calendar year immediately following the year of announcement of the applicable transaction, referred to herein as CYE+1, of the following six selected transactions in the utility industry announced between September 1999 and July 2006:

Target		Acquiror
•	Duquesne Light Holdings, Inc.	•	DUET Group/Macquarie
•	PacifiCorp	•	MidAmerican Energy Holdings Company
•	Cinergy Corp.	•	Duke Energy Corporation
•	Public Service Enterprise Group Incorporated	•	Exelon Corporation
•	GPU, Inc.	•	FirstEnergy Corp.
•	Unicom Corporation	•	PECO Energy Company

        Sagent then compared the CYE and CYE+1 multiples derived from the selected transactions with the corresponding CYE and CYE+1 multiples implied in the merger based on the estimated aggregate merger consideration of $1.646 billion (based on Great Plains Energy's closing price on February 2, 2007 and the adjustments described above). As discussed above, Sagent used normalized EBITDA estimates for Aquila for estimating CYE EBITDA. This analysis indicated the following implied mean, median, high and low multiples for CYE and CYE+1, based on the selected transactions, as compared to the corresponding multiples implied in the merger:

	Enterprise Value as Multiple of
Selected Transactions	CYE EBITDA		CYE+1 EBITDA
Mean	8.8	x	7.9	x
Median	8.6		7.7
High	11.5		10.1
Low	6.5		6.3
Aquila /Great Plains Energy	8.7	x	10.6	x

        This analysis led Sagent to a reference range for Aquila enterprise value of $1.42 billion to $1.8 billion, based on a CYE EBITDA multiple of 7.5x-9.5x.

  Discounted Cash Flow Analysis

        Sagent performed a discounted cash flow analysis to calculate the estimated present value of the unlevered, after-tax free cash flows that Aquila could generate over the period from the fiscal year ending December 31, 2008 through the fiscal year ending December 31, 2012. Aquila's cash flows were based on estimates of Aquila's management, as adjusted by Great Plains Energy's management to reflect, among other things, retained operating synergies, and provided to Sagent following discussions with management of Great Plains Energy and Aquila as to Aquila's future financial performance. Sagent calculated a range of terminal values for Aquila by applying an EBITDA exit multiple of 8.0x to 9.0x Aquila's fiscal year ending December 31, 2012 EBITDA. The cash flows and terminal values were then discounted to present value using after-tax discount rates ranging from 7.0% to 8.0%, based on Sagent's estimate of Aquila's weighted average cost of capital. In addition, Sagent adjusted the present value of the unlevered, after-tax free cash flows by Aquila's estimated cash flow for 2007 and the estimated transaction costs to be expensed in 2007.

        This analysis led Sagent to a reference range for Aquila enterprise value of $1.615 billion to $1.98 billion, as compared to the estimated aggregate merger consideration of $1.646 billion (based on Great Plains Energy's closing price on February 2, 2007 and the adjustments described above).

  Accretion/(Dilution) Analysis

        Sagent also reviewed and considered the impact of the merger on Great Plains Energy's pro forma earnings per share, EPS, for its fiscal years ending December 31, 2008 through December 31, 2011, based on Great Plains Energy management's estimates as to Great Plains Energy's earnings for such period and Aquila's management's estimates of earnings for such period, as adjusted by the management of Great Plains Energy. Sagent compared the projected EPS of Great Plains Energy common stock on a stand alone basis, to the projected EPS of common stock of the combined company. This analysis indicated that the merger would likely be slightly dilutive to Great Plains Energy's stockholders on an EPS basis for the fiscal year ending December 31, 2008, after taking into account any cost savings or other synergies, if any, that may result from the merger, and thereafter the merger would be accretive to such stockholders on such a basis.

  Miscellaneous

        Under the terms of Sagent's engagement, Great Plains Energy agreed to pay to Sagent certain fees for its services, all of which were payable in connection with rendering its fairness opinion. The fees payable prior to or upon rendering of the fairness opinion aggregated $1.5 million. In addition, Great Plains Energy agreed to reimburse Sagent for its reasonable expenses, including fees and disbursements of its counsel, and to indemnify Sagent against liabilities relating to or arising out of its engagement as Great Plains Energy's financial advisor.

        Great Plains Energy's board of directors selected Sagent as its financial advisor in connection with the merger because the principals and other professionals of Sagent have substantial experience in similar transactions. Sagent, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Aquila's Reasons for the Merger and Recommendation of Aquila's Board of Directors

        Aquila's board of directors has unanimously approved and declared advisable the merger agreement and the Asset Sale Agreements and determined that the proposed Transactions, including the merger and the Asset Sale, are fair to and in the best interests of Aquila and its stockholders. Aquila's board of directors unanimously recommends that Aquila's stockholders vote "FOR" the proposal to adopt the merger agreement and approve the proposed merger.

        In reaching its decision to approve and declare advisable the merger agreement and the Asset Sale Agreements and to recommend that Aquila's stockholders vote to adopt the merger agreement and approve the merger, Aquila's board of directors consulted with management, as well as Blackstone and Lehman Brothers, Aquila's financial advisors, Evercore, the financial advisor to the independent members of Aquila's board of directors, and Fried Frank, and considered various material factors, which are discussed below. The following discussion of the information and factors considered by Aquila's board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with the proposed Transactions, Aquila's board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific material factors it considered in reaching its decision. In addition, individual members of Aquila's board of directors may have given different weight to different factors.

        Aquila's board of directors considered this information and these factors as a whole, and overall considered the relevant information and factors to be favorable to, and in support of, its determinations and recommendations. The material information and factors considered by Aquila's board of directors were the following:

  •
  Greater Value Likely from Merger. Aquila's board of directors determined, after considering the advice of the three financial advisors, that the value realizable by Aquila stockholders as a result of the merger was likely to be meaningfully greater than the value of Aquila based on its stand-alone plan or other alternatives;

  •
  Risks & Uncertainties in Achieving Stand-alone Plan. Aquila's board of directors considered the risk and uncertainties associated with achieving the results forecast by Aquila's stand-alone plan and that the Transactions would allow the Aquila stockholders to receive immediate value without being subject to the risks associated with the pursuit of Aquila's stand-alone business plan or other alternatives;

  •
  Historical Financial Condition and Stand-alone Operations. Aquila's board of directors considered its familiarity with Aquila's historical financial condition and results of operations and the risks associated with Aquila continuing as a stand-alone public company;

  •
  Extensive Sale Process. As more fully described under "Background of the Merger" beginning on page [    •    ], Aquila's board of directors considered that Aquila, with the assistance of its financial advisors had, conducted an extensive sale process over a lengthy period during which nine parties (consisting of strategic and financial buyers considered by Aquila's management and financial advisors to be most likely to be interested in a business combination) were approached to determine their interest in a potential transaction; five parties submitted preliminary indications of interest in an acquisition of Aquila; the offer submitted by Great Plains Energy and Black Hills was the only offer received by Aquila; and, although during the process there were a variety of news reports of a potential sale of Aquila, no credible unsolicited expressions of interest were received. The board further determined, after considering the advice of the three financial advisors, that delaying the sale was not likely to result in greater present value to the Aquila stockholders than the offer submitted by Great Plains Energy and Black Hills;

  •
  Financial Analyses and Opinions of Financial Advisors. Aquila's board of directors considered the financial analyses and advice presented to the board by Blackstone, Lehman Brothers, and Evercore and the opinions, each dated the date of the merger agreement, rendered by Blackstone and Lehman Brothers to the board of directors and by Evercore to the independent members of the board of directors that, as of that date and based on and subject to the respective assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as described in each opinion, in the case of Blackstone and Evercore, the consideration to be received by the holders of Aquila common stock in the merger is fair, from a financial point of view, to such holders and, in the case of Lehman Brothers, the consideration to be offered to the stockholders of Aquila in the merger is fair to such stockholders;

  •
  Strategic Alternatives to a Sale of the Entire Company. Aquila's board of directors determined, after considering the advice of the three financial advisors and Aquila's management, that it would not be advisable for Aquila to sell additional utility properties as an alternative to a sale of the entire company because:

  •
  Aquila, like other multi-state utilities, has centralized its customer service (e.g., billing, credit, collections, call centers, and field resource dispatch) generation dispatch and transmission system operations as well as numerous corporate functions (e.g., accounting, finance, human resources, and legal). The underlying systems for these centralized operations and functions were designed to support over one million customers and thousands of employees. For example, if Aquila were to sell all its gas operations and Colorado electric utility, Aquila's customer count would drop from more than 900,000 customers to approximately 300,000 customers, and the number of employees would be significantly reduced. However, because the investment in and operating costs of the underlying systems would be the same regardless of the size of Aquila's customer base, the overhead costs attributable to each customer in Aquila's remaining Missouri operations would be significantly greater. Given this dramatic reduction in scale, Aquila's management advised the board of directors (and the financial advisors assumed such advice was correct) it would be unrealistic to assume that Aquila would be permitted to recover much of these costs and, therefore, would not maximize shareholder value, and

  •
  of the timing and execution risks associated with additional sales of discrete utility properties in the context of a sale of the entire company.

  •
  Prospects of the Combined Company. Aquila's board of directors considered the expected business, operations, management, financial condition, competitive position, earnings, prospects and cash flows of the combined company following the merger;

  •
  Significant Interest in a Stronger Combined Company. Aquila's board of directors considered that the merger will create one of the largest electric utility companies in the Midwestern region and that Aquila's stockholders, as a group, will own a significant interest in the combined company as a result of the merger and will, therefore, have an opportunity to benefit from the synergies expected to result from the merger and would be shareholders of a combined company with stronger credit metrics, greater expected earnings per share growth and a greater scale than Aquila on a stand-alone basis;

  •
  Benefit of a Dividend. Aquila's board of directors considered the fact that Aquila did not forecast in the near future the payment of dividends to its shareholders and that, as shareholders of Great Plains Energy following the merger, Aquila's stockholders will receive the benefit of Great Plains Energy's quarterly dividend (currently $0.415 per share);

  •
  Credit Enhancement. Aquila's board of directors considered that the pro forma credit profile of the combined company following the merger was anticipated to be stronger than Aquila's current credit profile and that Aquila's stockholders would benefit as a result.

  •
  Accretive Effect of the Merger. Aquila's board of directors determined, after considering the advice of the three financial advisors, that the merger is expected to be meaningfully accretive to Aquila's stockholders from an earnings per share perspective;

  •
  Regulatory Approvals. Aquila's board of directors considered Aquila's management's view that the regulatory approvals necessary to close the Transactions are likely to be obtained without the imposition of conditions that would allow Great Plains Energy or Black Hills to not consummate the Transactions; management's view on the likelihood of obtaining necessary regulatory approvals is based, in part, on the fact that the merger is expected to have a favorable long-term impact on Aquila's customers. Specifically, the merger is expected to benefit customers through operating efficiencies and strengthened reliability, with customer rates charged by the combined company over the long-term expected to be lower than the customer rates forecast by Aquila on a stand-alone basis;

  •
  Terms of the Transactions. Aquila's board of directors reviewed and considered the key terms of the merger agreement and Asset Sale Agreements, including the following terms:

  •
  Reasonableness of Terms. Except that the Asset Sale and the merger are cross-conditioned, the terms of the merger agreement and the Asset Sale Agreements are generally consistent with the terms of comparable utility transactions;

  •
  Responding to Other Offers. Under the Transaction agreements, until Aquila's stockholders vote to accept the merger agreement and approve the merger, Aquila may respond to unsolicited bids made by third parties under defined customary circumstances and terminate the Transaction agreements to accept a superior proposal;

  •
  Termination Fee. The $45 million termination fee payable by Aquila to Great Plains Energy under certain circumstances, including in a case where Aquila terminates the Transaction agreements to accept a superior proposal, is within a customary range for termination fees;

  •
  Exclusions from Material Adverse Effect Definition. Under the Transaction agreements, developments in (i) certain of Aquila's material litigation and (ii) events that may occur before closing that adversely effect Aquila no more than other companies in Aquila's industry or region are excluded for purposes of determining whether either the assets being sold to Black Hills or the remaining businesses of Aquila have suffered a material adverse effect that would permit Black Hills and Great Plains Energy not to close the Transactions;

  •
  Interim Operating Restrictions. In the judgment of Aquila's management, Aquila will be able to operate within the framework of the interim operating restrictions contained in the Transaction agreements during the potentially lengthy period prior to the closing of the Transactions;

  •
  Regulatory Commitments. The Transaction agreements contain provisions obligating all parties to use their "reasonable best efforts" to obtain necessary regulatory approvals; and

  •
  No Financing Conditions. Neither the completion of the merger under the merger agreement nor the completion of the Asset Sale under the Asset Sale Agreements is subject to a financing condition.

  •
  Regulatory Considerations. Aquila's board of directors considered the positive relationships that Great Plains Energy has with the Missouri regulators, the principal state regulator of the combined company, and the positive regulatory relationships Black Hills has with its state regulators;

  •
  Due Diligence. Aquila's board of directors considered the results of the due diligence investigation conducted by management and Aquila's outside advisors on Great Plains Energy and Black Hills;

  •
  Aquila's Historical Stock Trading Prices. Aquila's board of directors considered the current and historical market prices of Aquila's common stock, and took into account the fact that the market price had increased significantly since the fall of 2005; and

  •
  Tax Considerations. Aquila's board of directors considered that, if the Merger were structured as a tax-free reorganization, only Aquila stockholders who had more than $1.80 of built-in gain on their stock would potentially benefit. This is because, under any form of tax-free reorganization, the so-called "boot" rules of the U.S. Internal Revenue Code of 1986, as amended (Code), and an Aquila stockholder would have likely been required to pay tax on the amount of his or her gain up to amount of the cash consideration (in the case of the merger, $1.80 per share). Accordingly, only Aquila stockholders who have more than $1.80 in gain would benefit from such a tax-free transaction and, then, only to the extent their gain exceeded $1.80. Based on Aquila's review of the trading history of its common stock and the volume of trading in its common stock, Aquila's board of directors concluded that few of Aquila's stockholders would recognize more than $1.80 in gain in connection with the merger, based on the $4.54 value of the merger consideration as of February 6, 2007, the last full trading date before the announcement of the merger. Aquila's board of directors recognized that, if the value of the merger consideration increased prior to closing, the number of Aquila stockholders who would recognize more than $1.80 in gain in connection with the merger could increase. Aquila's board of directors also considered that in a taxable transaction, Aquila stockholders who had a loss on their Aquila investment would be able to recognize this loss without having to sell the Great Plains Energy shares that they will receive in the merger. In addition, Aquila's board of directors considered that in view of the fact that structuring the merger as a tax-free reorganization would require an opinion of counsel as to the tax-free nature of the reorganization that would have to be issued at closing, structuring the merger as a tax-free reorganization would introduce an additional condition to the merger that would reduce certainty of closing to the detriment of all stockholders.

        In reaching its determination to approve the merger agreement and the Asset Sale Agreements and to recommend that Aquila's stockholders vote to adopt the merger agreement and approve the merger, Aquila's board of directors also identified and considered the following potentially negative factors:

  •
  Lack of Deal Premium; Discount. Aquila's board of directors considered that the merger consideration does not offer Aquila stockholders a premium over, and reflected a discount to, the price at which Aquila's shares had been trading during the months prior to the signing of the Transaction agreements and is also at a discount to target prices set by one Wall Street research analyst that covers Aquila;

  •
  Fixed Exchange Ratio. Aquila's board of directors considered that the fixed exchange ratio of 0.0856 shares of Great Plains Energy common stock would not adjust upwards to compensate for declines in the price of Great Plains Energy common stock prior to the closing of the merger;

  •
  Great Plains Energy Market Price. Aquila's board of directors considered that Great Plains Energy common stock was trading, at the time of signing of the merger agreement, in the range of its historical high and above recent targets established by most Wall Street research analysts that cover Great Plains Energy but below the valuations of Aquila's financial advisors as set forth in their respective analyses described under "Opinions of Aquila's Financial Advisors" beginning on page [    •    ];

  •
  No Public Announcement of the Sale Process. Aquila's board of directors considered that Aquila never made a public announcement it was considering a potential sale of the company;

  •
  Black Hills Financing. Aquila's board of directors considered the risks associated with Black Hills obtaining the financing necessary to close the Asset Sale;

  •
  Deal Protection Provisions. Aquila's board of directors considered the risk that the deal protection, Aquila board recommendation and termination fee provisions of the Transaction agreements may inhibit some potential acquirers from making bids for Aquila;

  •
  No Board or Management Representation in the Combined Company. Aquila's board of directors considered that Aquila will not have representation either in the senior management or on the board of directors of the combined company resulting from the merger with Great Plains Energy;

  •
  Payment of Severance Benefits to Aquila's Senior Management. Aquila's board of directors considered that the closing of the Transactions will result in the vesting of equity compensation and severance benefits being paid to members of Aquila's senior management;

  •
  Cross-Conditionality. Aquila's board of directors considered the structure of the Transaction which requires that the Asset Sale be completed as a condition to the requirement to close the merger, which increases the uncertainty of closing compared to a transaction involving only one counterparty;

  •
  Regulatory Material Adverse Effect. Aquila's board of directors considered that the provisions of the Transaction agreements under which the parties would not be required to close the Transactions if the terms and conditions or the regulatory orders approving the Transactions would have a material adverse effect on Great Plains Energy, the assets being sold to Black Hills or the remaining businesses of Aquila;

  •
  Interim Operating Restrictions. Aquila's board of directors considered that Aquila will be restricted in operating its business under the interim covenants contained in the Transaction agreements as a result of which Aquila may be unable to pursue its business and regulatory plans, which it would otherwise have pursued, during the potentially lengthy period prior to the closing of the proposed Transactions; and

  •
  Personnel. Aquila's board of directors considered the adverse impact that business uncertainty pending completion of the merger could have on Aquila's ability to attract, retain and motivate key personnel until the merger is completed.

        Aquila's board of directors believed that, overall, the potential benefits of the Transactions to Aquila and Aquila's stockholders outweighed the potentially negative factors associated with the Transactions.

Opinions of Aquila's Financial Advisors

Opinion of Blackstone Advisory Services L.P.

        Blackstone has acted as one of Aquila's financial advisors in connection with the merger. Aquila selected Blackstone based on its experience, reputation and familiarity with Aquila's business. Blackstone is an internationally recognized financial advisory firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.

        At the February 6, 2007 meeting at which Aquila's board of directors considered the Transactions, Blackstone delivered an oral opinion to Aquila's board of directors, which was subsequently confirmed in a written opinion dated February 6, 2007, that, as of February 6, 2007 and based upon and subject to the qualifications set forth in the written opinion, the 0.0856 of a share of Great Plains Energy common stock and $1.80 in cash, which is referred to herein as the Consideration, to be received by the holders of Aquila common stock for each outstanding share of Aquila common stock in the merger is fair, from a financial point of view, to such holders.

        The full text of Blackstone's written opinion, dated February 6, 2007, to Aquila's board of directors, is attached as Annex F to this joint proxy statement/prospectus and is incorporated herein by reference. The opinion sets forth the assumptions made, and limitations and qualifications on the scope of review undertaken, by Blackstone. Aquila stockholders are urged to read this opinion in its entirety. Blackstone's opinion is addressed to Aquila's board of directors and relates only to the fairness, from a financial point of view, to the holders of Aquila's common stock of the consideration to be received in the proposed merger. Blackstone's opinion does not constitute a recommendation as to how any holder of Aquila common stock should vote or act with respect to the transactions or any other matter. The summary of Blackstone's opinion set forth below is qualified in its entirety by reference to the full text of Blackstone's opinion.

        In arriving at its opinion, Blackstone, among other things:

  •
  reviewed certain publicly available information concerning the business, financial condition and operations of Aquila and Great Plains Energy that Blackstone believed to be relevant to its inquiry;

  •
  reviewed certain internal information concerning the business, financial condition and operations of Aquila and Great Plains Energy that Blackstone believed to be relevant to its inquiry;

  •
  reviewed certain internal financial analyses, estimates and forecasts relating to Aquila and Great Plains Energy prepared and furnished to Blackstone by the management of Aquila and Great Plains Energy;

  •
  reviewed the publicly reported historical prices and trading activity for Great Plains Energy common stock and Aquila common stock;

  •
  reviewed the merger agreement;

  •
  reviewed the Asset Sale Agreements and related financing commitments for the Asset Sale;

  •
  held discussions with members of senior management of Aquila and Great Plains Energy concerning Aquila's and Great Plains Energy's businesses, operating environment, financial condition, prospects and strategic objectives;

  •
  reviewed publicly available financial and stock market data with respect to certain other companies in lines of businesses that Blackstone believed to be generally comparable to those of Aquila and Great Plains Energy;

  •
  compared the financial terms of the merger with the publicly available financial terms of certain other transactions that Blackstone believed to be generally relevant;

  •
  performed discounted cash flow analyses utilizing pro forma financial information prepared by Aquila and Great Plains Energy;

  •
  discussed with management of Aquila and Great Plains Energy the strategic rationale for the merger and expected financial and operational benefits of the merger;

  •
  reviewed the potential pro forma impact of the merger;

  •
  participated in certain discussions and negotiations among representatives of Aquila and Great Plains Energy and their financial and legal advisors; and

  •
  conducted such other financial studies and analyses, and considered such other information as Blackstone deemed necessary or appropriate for purposes of rendering its opinion.

        In preparing its opinion, Blackstone relied, without independent verification, upon the accuracy and completeness of all financial and other information that was available from public sources and all projections and other information provided to Blackstone by Aquila and Great Plains Energy or otherwise reviewed by or for Blackstone. Blackstone assumed that the financial and other projections and pro forma financial information prepared by Aquila and Great Plains Energy and the assumptions underlying those projections and such pro forma information, including the amounts and the timing of all financial and other performance data, were reasonably prepared and represented management's best estimates and judgments as of the date of their preparation. Blackstone expressed no view as to such analyses or forecasts or the assumptions on which they were based. Blackstone further relied upon the assurances of the management of Aquila and Great Plains Energy in that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

        Blackstone did not make an independent evaluation or appraisal of the assets and liabilities (contingent or otherwise) of Aquila or Great Plains Energy, or any of their respective subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of Aquila or Great Plains Energy, or any of their respective subsidiaries, furnished to Blackstone. Blackstone further relied, without assuming responsibility for independent verification, upon the views of the management of Aquila and Great Plains Energy relating to the strategic, financial and operational benefits and operating cost savings (including the amount, timing and achievability thereof) anticipated to result from the merger. Blackstone assumed that the consummation of the merger would be effected in accordance with the terms and conditions of the merger agreement, without waiver, modification or amendment of any term, condition or agreement material to Blackstone's analyses and that, in the course of obtaining the necessary regulatory or third party approvals, agreements or consents for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Aquila or Great Plains Energy or the contemplated benefits of the merger material to Blackstone's analyses.

        Blackstone's opinion addresses only the fairness, from a financial point of view, to the holders of Aquila common stock of the Consideration to be received by such holders in the merger and does not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Blackstone's opinion expresses no opinion as to what the value of shares of Great Plains Energy common stock will be when issued to holders of Aquila common stock pursuant to the merger or the prices at which shares of Great Plains Energy common stock will trade at any time. Blackstone's opinion expresses no opinion with respect to the Asset Sale.

        Blackstone's formal opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available to Aquila or Aquila's underlying business decision to effect the merger.

        Blackstone's opinion was necessarily based upon information that was made available to Blackstone as of the date of its opinion, and on market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion only. Blackstone assumed no responsibility to update or revise its opinion based on circumstances or events occurring after the date of the opinion.

        In preparing its opinion, Blackstone performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion is complex and is not readily susceptible to partial analysis or summary description. Accordingly, Blackstone believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        No company, transaction or business used in Blackstone's analyses as a comparison is directly comparable to Aquila or Great Plains Energy or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies, business segments or transactions and other factors that could affect the merger or the other values of the companies, business segments or transactions being analyzed.

        The estimates contained in Blackstone's analyses and the ranges of valuations from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. The analyses are not purported to be appraisals and do not necessarily reflect the prices at which businesses actually may be sold, and such estimates are inherently subject to uncertainty.

        Blackstone's opinion and financial analyses were among many factors considered by Aquila's board of directors in its evaluation of the transaction and should not be viewed as determinative of the views of Aquila's board of directors or management with respect to the Transactions or the consideration to the paid to holders of Aquila common stock in the merger. Blackstone provided advice to Aquila during these negotiations. Blackstone did not, however, recommend any specific consideration to Aquila or its board of directors or that any specific consideration constituted the only appropriate consideration for the merger.

  Summary of Financial Analyses

        The following is a summary of the material financial analyses underlying Blackstone's opinion dated February 6, 2007, delivered to Aquila's board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Blackstone's financial analyses, the tables must be read together with the text of each summary. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Blackstone's financial analyses. Predictions of results of operations, cash flows, earnings, expenses and per share values for 2006 and subsequent years set forth in the following analyses are based on estimated projections provided by Aquila and Great Plains Energy, are not guaranteed, involve risks and uncertainties and may not accurately predict future results of the combined company. For purposes of its analyses of Aquila, Blackstone reviewed a number of financial metrics including:

  •
  total enterprise value—equity value plus the market value of Aquila's net debt. For certain analyses, total enterprise value was adjusted for the value of Aquila's non-recurring merchant business. In addition, for certain analyses, net debt was adjusted for net cash proceeds anticipated to be received from the sale of Aquila's Kansas electric operations.

  •
  equity value—the number of shares of Aquila common stock outstanding calculated on a fully diluted basis, multiplied by a specified amount per share.

  •
  recurring EBITDA—the amount of Aquila's earnings before interest, taxes, depreciation and amortization for a specified time period, excluding Aquila's Kansas electric, Missouri gas, Michigan gas and Minnesota gas businesses and Aquila's non-recurring merchant business.

  •
  recurring EBIT—the amount of Aquila's earnings before interest and taxes for a specified time period, excluding Aquila's Kansas electric, Missouri gas, Michigan gas and Minnesota gas businesses and Aquila's non-recurring merchant business.

  •
  Net PP&E—the net book value of Aquila's property, plant and equipment, net of accumulated depreciation.

  •
  recurring Net Income—the amount of Aquila's net income for a specified time period, excluding Aquila's Kansas electric, Missouri gas, Michigan gas and Minnesota gas businesses and Aquila's non-recurring merchant business, and adjusted for cash interest savings from Aquila's liability management plan.

  •
  recurring Earnings Per Share or EPS—the amount of Aquila's earnings for a specified time period, excluding Aquila's Kansas electric, Missouri gas, Michigan gas and Minnesota gas businesses and Aquila's non-recurring merchant business, and adjusted for cash interest savings from Aquila's liability management plan, divided by the number of shares of Aquila common stock outstanding calculated on a fully diluted basis.

        For purposes of its analyses of Great Plains Energy, Blackstone reviewed a number of financial metrics including:

  •
  total enterprise value—equity value plus the market value of Great Plains Energy's net debt.

  •
  equity value—the number of shares of Great Plains Energy common stock outstanding calculated on a fully diluted basis, multiplied by a specified price per share.

  •
  EBITDA—the amount of Great Plains Energy's earnings before interest, taxes, depreciation, and amortization for a specified time period.

  •
  EBIT—the amount of Great Plains Energy's earnings before interest and taxes for a specified time period.

  •
  Net PP&E—the net book value of Great Plains Energy's property, plant and equipment net of accumulated depreciation.

  •
  Net Income—the amount of Great Plains Energy's net income for a specified time period.

  •
  earnings per share (EPS)—the amount of Great Plains Energy's earnings for a specified time period, divided by the number of shares of Great Plains Energy common stock outstanding calculated on a fully diluted basis.

        The equity value per share ranges derived from Blackstone's valuation analyses for Aquila and Great Plains Energy are summarized in the following charts:

Note: Based on management projections for Aquila. Values rounded to the nearest $0.10 for valuation analyses.

(1)
Undisturbed price as of June 23, 2006, two weeks prior to the Power Finance and Risk article suggesting Aquila has initiated a sale process.

(2)
Range of present values. Assumes cash consideration of $1.80 is discounted by one year and the present value of Great Plains Energy's common stock dividend is deducted. Discount rate range of 4.875% (one year U.S. Treasury yield) to 9.5% (estimated cost of equity) utilized.

(3)
Based on $1.80 per share cash consideration, exchange ratio of 0.0856x Great Plains Energy shares per Aquila share and Great Plains Energy share price of $31.77 as of February 5, 2007.

(4)
As of February 5, 2007.

Note: Based on Great Plains Energy's management plan provided to Blackstone. Values rounded to nearest $0.25 for the Discounted Cash Flow and Sum of the Parts analyses.

(1)
As of February 5, 2007.

        Summary of Implied Multiples—Aquila.    Using a range of per share prices, Blackstone calculated for Aquila the implied equity value and total enterprise value of Aquila and the ratio of total enterprise value to estimated recurring EBITDA, the ratio of total enterprise value to estimated recurring EBIT, the ratio of equity value to estimated recurring net income for each of fiscal years 2006, 2007 and 2008, and the ratio of total enterprise value to net PP&E, estimated as of December 31, 2006.

        The following table presents the results of this analysis with respect to (i) the closing share price of Aquila common stock on June 23, 2006, which was the date two weeks prior to the commencement of press speculation that Aquila had initiated a sale process (the Undisturbed Date) ($4.12), (ii) the closing share price of Aquila common stock on February 5, 2007 ($4.55), (iii) merger consideration to be received by holders of Aquila common stock pursuant to the merger agreement, assumed to be $4.52 per share (the Implied Consideration), and (iv) the midpoint of the estimated present value of merger consideration to be received by holders of Aquila common stock pursuant to the merger agreement ($4.27) ($ in millions, except per share amounts):

		Undisturbed(1)		Pre-Signing Date Price(2)		Implied Consideration(6)		Present Value of Implied Offer(7)
Total Value per Share		$4.12		$4.55		$4.52		$4.27
% Premium/(Discount) to:
Undisturbed(1) ($4.12)		0%		10%		10%		4%
1-Month Average Prior to Undisturbed(1) ($4.24)		(3)%		7%		7%		1%
6-Month Average Prior to Undisturbed(1) ($3.99)		3%		14%		13%		7%
1-Month Average ($4.59)		(10)%		(1)%		(2)%		(7)%
6-Month Average ($4.55)		(9)%		0%		(1)%		(6)%
Equity Value(3)		$1,547		$1,708		$1,697		$1,603
Market Value of Net Debt(4)		$1,142		$1,142		$1,142		$1,142
Total Enterprise Value(8)		$2,705		$2,866		$2,855		$2,761
	Metric
Total Enterprise Value/
2006E Recurring EBITDA(5)	$218	12.4	x	13.1	x	13.1	x	12.7	x
2007E Recurring EBITDA(5)	$245	11.1	x	11.7	x	11.7	x	11.3	x
2008E Recurring EBITDA(5)	$285	9.5	x	10.1	x	10.0	x	9.7	x
2006E Recurring EBIT(5)	$120	22.5	x	23.9	x	23.8	x	23.0	x
2007E Recurring EBIT(5)	$134	20.2	x	21.4	x	21.3	x	20.6	x
2008E Recurring EBIT(5)	$168	16.1	x	17.1	x	17.0	x	16.4	x
2006E Net PP&E(5)	$2,149	1.3	x	1.3	x	1.3	x	1.3	x
Equity Value/
2006E Recurring Net Income(5)	NM	NM		NM		NM		NM
2007E Recurring Net Income(5)	NM	NM		NM		NM		NM
2008E Recurring Net Income(5)	$83	18.7	x	20.7	x	20.5	x	19.4	x

(1)
Closing price as of the Undisturbed Date.

(2)
Closing price as of February 5, 2007.

(3)
Assumes 375.4 million fully diluted shares of Aquila common stock outstanding.

(4)
Market value of Net Debt as of December 31, 2006, based on debt prices as of February 5, 2007. Includes after tax cash proceeds from sale of Kansas Electric, excludes restricted cash.

(5)
Based on Aquila management projections and liability management plan.

(6)
Based on the cash consideration of $1.80 per share and the implied stock consideration of $2.72 per share, based on the product of the exchange ratio of 0.0856 provided for in the merger agreement and the closing share price of Great Plains Energy common stock of $31.77 per share on February 5, 2007.

(7)
Midpoint of present value of implied offer range. Assumes cash consideration of $1.80 per share is discounted by one year and the present value of Great Plains Energy's common stock dividend is deducted. Discount rate range of 4.875% (one year Treasury yield) to 9.5% (estimated cost of equity) utilized.

(8)
Adjusted for net present value of non-recurring merchant business of $16 million.

        Historical Trading Analysis—Aquila.    Blackstone reviewed certain historical stock price information for the Aquila common stock. This review indicated that, for the one-year period ended February 5, 2007, the Aquila common stock had traded in a range between $3.60 and $4.78 per share with an average per share closing price for the period of $4.35. In addition, Blackstone reviewed certain historical stock price information for the Aquila common stock for the one-year period ended on the Undisturbed Date. This review indicated that, for such period, the Aquila common stock traded in the range of $3.29 to $4.51 per share with an average per share closing price for the period of $3.86.

        Selected Publicly Traded Comparable Companies Analysis—Aquila.    Blackstone analyzed the market values and trading multiples of Aquila and of selected publicly traded corporations in the energy industry that Blackstone believed were reasonably comparable to Aquila. There are no publicly traded companies that are directly comparable to Aquila due to its diverse operations. The selected companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of Aquila. These comparable companies consisted of:

  •
  Cleco Corporation;

  •
  DPL Inc.;

  •
  Great Plains Energy;

  •
  IdaCorp, Inc.;

  •
  OGE Energy Corp.;

  •
  Pinnacle West Capital Corporation;

  •
  PNM Resources, Inc.;

  •
  Portland General Electric Company; and

  •
  Westar Energy, Inc.

        In examining these comparable companies, Blackstone calculated the stock price of each company as of February 5, 2007 as a multiple of its estimated calendar year 2006, estimated calendar year 2007 and estimated calendar year 2008 EPS, and calculated the total enterprise value of each company as a multiple of its respective (a) estimated calendar year 2006, estimated calendar year 2007 and estimated calendar year 2008 EBITDA; (b) estimated calendar year 2006, estimated calendar year 2007 and estimated calendar year 2008 EBIT and (c) estimated net PP&E as of December 31, 2006. Except as otherwise noted herein, all historical data was derived from publicly available sources and all projected data was obtained from third party research reports and Institutional Brokers' Estimates System (IBES) estimates. Blackstone then compared the results of such analyses against the results of similar analyses performed with respect to the market price of Aquila common stock as of February 5, 2007 based on Aquila's management projections and third party research reports and IBES estimates.

        The following table presents the results of this analysis:

	Selected Companies(1)
	Range	Mean		Median		Aquila(2)		Aquila(3)
Total Enterprise Value/
CY2006E EBITDA	7.3x-10.4x	8.8	x	8.8	x	13.1	x	19.0	x
CY2007E EBITDA	6.6x-9.3x	8.0	x	7.9	x	11.7	x	15.8	x
CY2008E EBITDA	6.2x-8.5x	7.6	x	7.6	x	10.1	x	13.9	x
CY2006E EBIT	11.6x-17.6x	14.9	x	14.6	x	23.9	x	47.5	x
CY2007E EBIT	11.3x-14.7x	13.3	x	13.7	x	21.4	x	21.1	x
CY2008E EBIT	9.8x-14.4x	12.7	x	12.8	x	17.1	x	15.4	x
CY2006E Net PP&E	1.0x-1.8x	1.3	x	1.3	x	1.3	x	1.3	x
Equity Value/
CY2006E EPS	15.8x-27.4x	18.7	x	17.3	x	NM		NM
CY2007E EPS	15.1x-19.1x	16.5	x	16.2	x	NM		NM
CY2008E EPS	13.4x-17.0x	15.4	x	15.7	x	20.7	x	30.3	x
CY 2006E Dividend Yield	2.8%-5.3%	3.7%		3.5%		—		—
CY 2006E Dividend Payout	25.6%-91.1%	63.3%		66.1%		—		—

(1)
Range, mean and median include Great Plains Energy.

(2)
Based on Aquila management projections. Enterprise value adjusted for net present value of merchant business ($16 million). EBITDA, EBIT and EPS are net of Aquila's Kansas electric, Missouri gas, Michigan gas and Minnesota gas businesses and Aquila's non-recurring merchant business, and EPS is adjusted for cash interest savings from Aquila's liability management plan. Based on Aquila price per share as of February 5, 2007 of $4.55.

(3)
Based on third party research reports and IBES estimates. Based on Aquila price per share as of February 5, 2007 of $4.55.

        Based on the foregoing, Blackstone applied ranges of selected multiples of the financial and operating data derived from the selected comparable companies to corresponding financial data of Aquila in order to derive an implied total enterprise value range for Aquila. Thereafter, Blackstone made certain adjustments, including adjustments to (i) reflect the net present value of tax attributes of $181 million based on a 9.5% equity discount rate and Aquila management projections, and (ii) to reflect the market value of Aquila's net debt as of December 31, 2006, based on debt prices as of February 5, 2007, including after tax cash proceeds expected from the sale of the Aquila Kansas Electric and excluding restricted cash, in order to derive an implied equity reference range for Aquila and then divided those amounts by the number of fully diluted shares of Aquila common stock. This analysis indicated an implied per share equity reference range for Aquila of $2.25 to $3.50, as depicted below.

		Low			High		Implied Offer(6)		Present Value of Implied Offer(7)		Current (2/5)
		($ in millions, except per share amounts)
Equity Value Per Share		$2.25		-	$3.50		$4.52		$4.27		$4.55
Less: Value of Tax Attributes Per Share(1)		$(0.48)		-	$(0.48)		$(0.48)		$(0.48)		$(0.48)
Adj. Equity Value Per Share		$1.77		-	$3.02		$4.04		$3.79		$4.07
Fully Diluted Shares Outstanding(2)		375.4		-	375.4		375.4		375.4		375.4
Adj. Equity Value		$664		-	$1,133		$1,516		$1,422		$1,527
Market Value of Net Debt(3)		$1,142		-	$1,142		$1,142		$1,142		$1,142
Adj. Total Enterprise Value(4)		$1,822		-	$2,291		$2,674		$2,580		$2,685
													Selected Public Comparables
	Metric												Low		Median		High
Adj. TEV/
2006E Recurring EBITDA(5)	$218	8.4	x	-	10.5	x	12.3	x	11.8	x	12.3	x	7.3	x	8.8	x	10.4	x
2007E Recurring EBITDA(5)	$245	7.5		-	9.4		10.9		10.6		11.0		6.6		7.9		9.3
2008E Recurring EBITDA(5)	$285	6.4		-	8.0		9.4		9.1		9.4		6.2		7.6		8.5
2006E Recurring EBIT(5)	$120	15.2	x	-	19.1	x	22.3	x	21.5	x	22.4	x	11.6	x	14.6	x	17.6	x
2007E Recurring EBIT(5)	$134	13.6		-	17.1		20.0		19.3		20.0		11.3		13.7		14.7
2008E Recurring EBIT(5)	$168	10.8		-	13.6		15.9		15.4		16.0		9.8		12.8		14.4
2006E Net PP&E	$2,149	0.8	x	-	1.1	x	1.2	x	1.2	x	1.2	x	1.0	x	1.3	x	1.8	x
Adj. Equity Value/
2006E Recurring Net Income(5)	NM	NM		-	NM		NM		NM		NM		15.8	x	17.3	x	27.4	x
2007E Recurring Net Income(5)	NM	NM		-	NM		NM		NM		NM		15.1		16.2		19.1
2008E Recurring Net Income(5)	$83	8.0	x	-	13.7	x	18.4	x	17.2	x	18.5	x	13.4		15.7		17.0

(1)
Net present value of tax attributes of $181 million based on 9.5% equity discount rate and Aquila management projections.

(2)
Assumes 375.4 million fully diluted common shares outstanding.

(3)
Market value of Net Debt as of December 31, 2006. Based on debt prices as of February 5, 2007. Includes after tax cash proceeds from sale of Kansas electric, excludes restricted cash.

(4)
Includes net present value of merchant business of $16 million.

(5)
Based on management projections and liability management plan. Excludes Kansas electric, Missouri gas, Michigan gas, Minnesota gas and non-recurring merchant business.

(6)
Based on $1.80 per share cash consideration, the exchange ratio of 0.0856x Great Plains Energy share per Aquila share and Great Plains Energy price of $31.77 as of February 5, 2007.

(7)
Midpoint of present value of implied offer range. Assumes cash consideration of $1.80 is discounted by one year and the present value of Great Plains Energy's common stock dividend is deducted. Discount rates of 4.875% (one year Treasury yield) and 9.5% (estimated cost of equity) utilized.

        Selected Precedent Transactions Analysis.    Using publicly available information, Blackstone reviewed information relating to the following selected transactions and announced offers to acquire in the energy industry since 1997, which Blackstone deemed relevant to arriving at its opinion. There are no precedent transactions that are directly comparable to Aquila due to its diverse operations:

  •
  Macquarie consortium—Duquesne Light Holdings, Inc.;*

  •
  Babcock & Brown Infrastructure Limited—Northwestern Corporation;*

  •
  MidAmerican Energy Holdings Company—PacifiCorp;*

  •
  Duke Energy Corporation—Cinergy Corp.;*

  •
  PNM Resources, Inc.—TNP Enterprises, Inc.;*

  •
  Ameren Corporation—Illinois Power Company;*

  •
  Ameren Corporation—CILCORP, Inc.;

  •
  The AES Corporation—IPALCO Enterprises, Inc.;

  •
  Powergen plc—LG&E Energy Corp.;

  •
  Berkshire Hathaway Inc.—MidAmerican Energy Holdings Company;

  •
  CP&L Energy, Inc.—Florida Progress Corporation;

  •
  Investor group—TNP Enterprises, Inc.;

  •
  Scottish Power plc—PacifiCorp;

  •
  The AES Corporation—CILCORP, Inc.;

  •
  CalEnergy Corporation—MidAmerican Energy Holdings Company;

  •
  Consolidated Edison, Inc.—Orange & Rockland Utilities, Inc.;

  •
  American Electric Power Company—Central and South West, Inc.; and

  •
  LG&E Energy Corp.—KU Energy Corp.

        Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Blackstone also separately considered multiples for more recent transactions, denoted above by an asterisk (*) as well as for all the transactions mentioned above. Blackstone compared total enterprise values in the selected transactions as multiples of Net PP&E, last twelve months (or LTM) EBITDA, current fiscal year (or CFY) EBITDA, LTM EBIT and

CFY EBIT, and compared equity values in the selected transactions as multiples of LTM net income and CFY net income. The following table presents the results of this analysis:

	Selected Transactions			Selected Recent Transactions
	Range	Median		Range	Median
Total Enterprise Value/
Net PP&E	1.0x-2.2x	1.6	x	1.0x-1.9x	1.6	x
LTM EBITDA	6.9x-10.5x	8.5	x	8.2x-10.5x	9.2	x
CFY EBITDA	6.1x-10.8x	8.2	x	7.9x-10.8x	9.2	x
LTM EBIT	10.1x-20.3x	13.1	x	13.1x-18.0x	13.9	x
CFY EBIT	10.2x-22.5x	12.7	x	13.1x-14.0x	14.0	x
Equity Value/
LTM Net Income	13.1x-54.9x	19.7	x	20.6x-23.1x	22.2	x
CFY Net Income	9.5x-28.7x	16.6	x	18.4x-20.6x	20.6	x

        Based on the foregoing, Blackstone applied ranges of selected multiples of the financial and operating data derived from the selected precedent transactions to corresponding financial data of Aquila in order to derive an implied total enterprise value range for Aquila. Thereafter, Blackstone made certain adjustments, including adjustments to (i) reflect the net present value of tax attributes of $181 million based on a 9.5% equity discount rate and Aquila management projections, and (ii) to reflect the market value of Aquila's net debt as of December 31, 2006, based on debt prices as of February 5, 2007, including after tax cash proceeds expected from the sale of Aquila's Kansas Electric operations and excluding restricted cash, in order to derive an implied equity reference range for Aquila and then divided those amounts by the number of fully diluted shares of Aquila common stock.

        Blackstone further reviewed the premiums offered by the acquirer in each transaction implied by the transaction prices relative to average historical trading prices of the acquired company two weeks prior to the earlier of the date of announcement and publicly disclosed rumors of transaction activity, and compared such premiums to the premium to the closing price of the Aquila common stock on the Undisturbed Date represented by the Implied Consideration of $4.52 per share.

        This analysis indicated an implied per share equity reference range for Aquila of $2.75 to $4.00, as depicted below.

	Low		High	Implied Offer(6)	Current (2/5)
	($ in millions, except per share amounts)
Equity Value Per Share	$2.75		$4.00	$4.52	$4.55
% Premium to Stock Price as 2/5/07	(39.6)%	-	(12.1)%	(0.7)%	0.0%
% Premium to Undisturbed Stock Price as of 6/23/06	(33.3)%	-	(2.9)%	9.7%	10.4%
						Recent Premiums Paid		Precedent Premiums Paid
Less: Value of Tax Attributes Per Share(1)	$(0.48)	-	$(0.48)	$(0.48)	$(0.48)	Min	14.9%	Min	14.9%
Adj. Equity Value Per Share	$2.27	-	$3.52	$4.04	$4.07	Mean	17.7%	Mean	28.6%
Fully Diluted Shares Outstanding(2)	375.4	-	375.4	375.4	375.4	Median	15.3%	Median	27.1%
Adj. Equity Value	$851	-	$1,321	$1,516	$1,527	Max	22.9%	Max	54.7%
Market Value of Net Debt(3)	$1,142	-	$1,142	$1,142	$1,142
Adj. Total Enterprise Value(4)	$2,009	-	$2,479	$2,674	$2,685

											Recent Precedent Transactions(7)						Precedent Transactions(8)
	Metric										Low		Median		High		Low		Median		High
Adj. TEV/
2006E Recurring EBITDA(5)	$218	9.2	x	-	11.4	x	12.3	x	12.3	x	8.2	x	9.2	x	10.5	x	6.9	x	8.5	x	10.5	x
2007E Recurring EBITDA(5)	$245	8.2		-	10.1		10.9		11.0		7.9		9.2		10.8		6.1		8.2		10.8
2008E Recurring EBITDA(5)	$285	7.1		-	8.7		9.4		9.4
2006E Recurring EBIT(5)	$120	16.7	x	-	20.7	x	22.3	x	22.4	x	13.1	x	13.9	x	18.0	x	10.1	x	13.1	x	20.3	x
2007E Recurring EBIT(5)	$134	15.0		-	18.5		20.0		20.0		13.1		14.0		16.7		10.2		12.7		22.5
2008E Recurring EBIT(5)	$168	12.0		-	14.8		15.9		16.0
2006E Net PP&E	$2,149	0.9	x	-	1.2	x	1.2	x	1.2	x	1.0	x	1.6	x	1.9	x	1.0	x	1.6	x	2.2	x
Adj. Equity Value/
2006E Recurring Net Income(5)	NM	NM		-	NM		NM		NM		20.6	x	22.2	x	23.1	x	13.1	x	19.7	x	54.9	x
2007E Recurring Net Income(5)	NM	NM		-	NM		NM		NM		18.4		20.6		28.7		9.5		16.6		28.7
2008E Recurring Net Income(5)	$83	10.3	x	-	16.0	x	18.4	x	18.5	x

(1)
Net present value of tax attributes of $181 million based on 9.5% equity discount rate and Aquila management projections.

(2)
Assumes 375.4 million fully diluted common shares outstanding.

(3)
Market value of Net Debt as of 12/31/2006. Based on debt prices as of February 5, 2007. Includes after tax cash proceeds from sale of Kansas electric, excludes restricted cash.

(4)
Includes net present value of merchant business of $16 million.

(5)
Based on management projections and liability management plan. Excludes Kansas electric, Missouri gas, Michigan gas, Minnesota gas and non-recurring merchant business.

(6)
Based on $1.80 per share cash consideration, exchange ratio of 0.0856x Great Plains Energy shares per Aquila share and Great Plains Energy share price of $31.77 as of February 5, 2007.

(7)
Includes six selected precedent utility transactions since January 1, 2003.

(8)
Includes 18 selected precedent utility transactions since January 1, 1997.

        Discounted Cash Flow Analysis—Aquila.    Using Aquila management projections, Blackstone performed a discounted cash flow (or DCF) analysis of the present value of the unlevered cash flows that Aquila management estimated Aquila would generate over fiscal years 2007 through 2012 and the estimated terminal value calculated by applying EBITDA multiples ranging from 7.5x to 8.5x 2013 estimated EBITDA, corresponding to the one year forward range for comparable companies. The projected unlevered cash flows and estimated terminal value were then discounted to present value using a discount rate of 6.75% to 7.75% (reflecting weighted average cost of capital (or WACC) for selected comparable companies, based on a median unlevered beta of 0.476 and a median debt-to-total capitalization ratio of 40.1%. Unlevered beta is a measure of the volatility in a company's stock market price relative to the broader stock market that is calculated assuming that the company being analyzed has no debt in its capital structure. Blackstone also estimated cash taxes at a 38% rate on an unlevered normalized basis.) Thereafter, Blackstone made certain adjustments, including adjustments to add the net present value of tax attributes of $181 million based on a 9.5% equity discount rate and Aquila management projections. Blackstone thereby derived implied equity reference ranges for Aquila of $2.90 to $3.97 per share, as compared to the Implied Consideration of $4.52 per share to be paid in the merger. This analysis implied perpetual growth rates ranging from 3.4% to 4.8% of Aquila's 2013 projected cash flows.

        Sum-of-the-Parts Analysis—Aquila.    Blackstone performed a sum-of-the-parts valuation of each of Aquila's principal businesses and significant investments in order to derive an implied equity value per share for Aquila. For purposes of this analysis, Blackstone examined and estimated the value of (i) Aquila's electric properties (including Colorado electric, St. Joseph Light & Power, Missouri Public Service), (ii) Aquila's gas properties (including Colorado gas, Iowa gas, Kansas gas, Nebraska gas), (iii) Aquila's corporate and merchant business, (iv) net operating losses (or NOLs) (on a present value basis) and (v) debt based on debt market prices as of February 5, 2007. The following table presents the results of this analysis:

Aquila	Low		High
	($ in millions, except per share amounts)
Electric utility(1) Total Enterprise Value	$1,350		$1,600
—As a multiple of 2006E Recurring EBITDA(3)	7.7	x	9.1	x
—As a multiple of 2007E Recurring EBITDA(3)	7.8	x	9.2	x
—As a multiple of 2008E Recurring EBITDA(3)	6.7	x	8.0	x
Gas utility(2) Total Enterprise Value	$600		$750
—As a multiple of 2006E Recurring EBITDA(3)	12.3	x	15.4	x
—As a multiple of 2007E Recurring EBITDA(3)	8.5	x	10.6	x
—As a multiple of 2008E Recurring EBITDA(3)	7.2	x	9.0	x
Other(4)	$(50)		$(50)
Present value of NOLs(5)	$181		$181
Market value of net debt(6)	$(1,142)		$(1,142)
Equity value	$939		$1,339
Value per share(7)	$2.50		$3.56

(1)
Includes Colorado electric, St. Joseph Light & Power, Missouri Public Service and Other Electric. Excludes Kansas electric.

(2)
Includes Colorado gas, Iowa gas, Kansas gas, Nebraska gas and other gas.

(3)
Based on Aquila management projections and liability management plan. Excludes Kansas electric, Missouri gas, Michigan gas, Minnesota gas and non-recurring merchant business.

(4)
Net present value of corporate and merchant. Assumes a discount rate of 7.25%.

(5)
Net present value of tax attributes of $181 million based on a discount rate of 9.5% and Aquila management projections.

(6)
Market value of debt based on debt prices as of February 5, 2007. Includes cash and cash equivalents of $207 million. Includes after tax cash proceeds from sale of Kansas electric.

(7)
Assumes 375.4 million fully diluted shares outstanding.

        Selected Implied Multiples—Great Plains Energy.    By reference to the closing share price of Great Plains Energy common stock on February 5, 2007 ($31.77), which price forms the basis of the implied stock consideration of $2.72 per share included in the Consideration based on the product of the exchange ratio of 0.0856 provided for in the merger agreement (dollar amounts in millions, except for per share figures), Blackstone calculated for Great Plains Energy the implied equity value and total enterprise value of Great Plains Energy and the ratio of total enterprise value to EBITDA, the ratio of total enterprise value to EBIT, the ratio of total enterprise value to net PP&E and the ratio of Great Plains Energy's share price to EPS for each of fiscal years 2006, 2007 and 2008.

        The following table presents the results of this analysis:

Current(1)
Great Plains Energy common stock per share	$31.77
% Premium/(Discount) to:
Current(1)	0%
1-Month Average ($31.43)	1%
6-Month Average ($31.42)	1%
52-Week High ($32.80)	(3)%
52-Week Low ($27.33)	16%
Equity Value(2)	$2,551
Net Debt(3)	$1,188
Total Enterprise Value	$3,739
	Metric
Total Enterprise Value/
2006E EBITDA(4)	$456	8.2	x
2007E EBITDA(4)	$477	7.8	x
2008E EBITDA(4)	$492	7.6	x
2006E EBIT(4)	$296	12.6	x
2007E EBIT(4)	$290	12.9	x
2008E EBIT(4)	$304	12.3	x
2006E Net PP&E(4)	$3,050	1.2	x
Share Price/
2006E EPS(4)	$1.77	18.0	x
2007E EPS(4)	$1.86	17.1	x
2008E EPS(4)	$2.05	15.5	x

(1)
Closing price as of February 5, 2007.

(2)
Assumes 80.3 million fully diluted shares of Great Plains Energy common stock outstanding as of September 30, 2006. Future EPS estimates reflect average amounts of fully diluted shares outstanding anticipated in the respective calendar year.

(3)
Net Debt as of December 31, 2006, based on Great Plains Energy management projections.

(4)
Based on Great Plains Energy management projections. EBITDA is unadjusted for Amortization of Nuclear Fuel or Other Amortization.

        Historical Trading Analysis—Great Plains Energy.    Blackstone reviewed certain historical stock price information for Great Plains Energy stock. This review indicated that, for the one-year period ended February 5, 2007, Great Plains Energy common stock had traded in the range of $27.33 to $32.80 per share with an average per share closing price for the period of $29.84.

        Selected Publicly Traded Comparable Companies Analysis—Great Plains Energy.    Blackstone analyzed the market values and trading multiples of Great Plains Energy and of selected publicly traded corporations in the energy industry that Blackstone believed were reasonably comparable to Great Plains Energy. There are no publicly traded companies that are directly comparable to Great Plains Energy due to Great Plains Energy's diverse operations. The selected companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Great Plains Energy. These comparable companies consisted of:

  •
  Cleco Corporation;

  •
  DPL Inc.;

  •
  IdaCorp, Inc.;

  •
  OGE Energy Corp.;

  •
  Pinnacle West Capital Corporation;

  •
  PNM Resources, Inc.;

  •
  Portland General Electric Company;

  •
  Westar Energy, Inc.; and

  •
  Integrys Energy Group, Inc. (formerly known as WPS Resources Corporation).

        In examining these comparable companies, Blackstone calculated the total enterprise value of each company as a multiple of its respective (a) estimated calendar year 2006, estimated calendar year 2007 and estimated calendar year 2008 EBITDA; (b) estimated calendar year 2006, estimated calendar year 2007 and estimated calendar year 2008 EBIT; and (c) estimated net PP&E as of December 31, 2006. Blackstone also calculated the stock price as of February 5, 2007, divided by estimated calendar year 2006, estimated calendar year 2007 and estimated calendar year 2008 EPS. Blackstone also calculated estimated calendar year 2006 dividend yield and dividend payout figures. Except as otherwise noted herein, all historical data was obtained from publicly available sources and all projected data was obtained from third party research reports and IBES estimates. Blackstone then compared the results of such analyses against the results of similar analyses of Great Plains Energy based on third party research reports and IBES estimates, and Great Plains Energy's management projections.

        The following table presents the results of this analysis:

	Selected Companies
						Great Plains Energy(1)		Great Plains Energy(2)
	Range	Mean		Median
Total Enterprise Value/
CY2006E EBITDA	7.3x-10.4x	8.9	x	9.0	x	8.3	x	8.2	x
CY2007E EBITDA	6.6x-9.3x	8.1	x	8.4	x	7.4	x	7.8	x
CY2008E EBITDA	6.2x-8.5x	7.7	x	8.0	x	7.3	x	7.6	x
CY2006E EBIT	11.6x-17.6x	14.2	x	14.3	x	12.8	x	12.6	x
CY2007E EBIT	11.5x-14.7x	13.1	x	13.1	x	11.3	x	12.9	x
CY2008E EBIT	9.8x-14.4x	12.0	x	11.9	x	11.1	x	12.3	x
Equity Value/
CY2006E EPS	13.1x-27.4x	18.4	x	16.6	x	16.0	x	18.0	x
CY2007E EPS	13.3x-19.1x	16.2	x	16.2	x	15.9	x	17.1	x
CY2008E EPS	12.6x-17.0x	15.1	x	14.8	x	16.0	x	15.5	x
CY 2006E Dividend Yield	2.8%-4.3%	3.6%		3.5%		5.3%		5.3%
CY 2006E Dividend Payout	25.6%-91.1%	61.6%		61.6%		77.3%		95.1%

(1)
Based on third party research reports and IBES estimates.

(2)
Based on Great Plains Energy management projections. EBITDA is unadjusted for Amortization of Nuclear Fuel or Other Amortization.

        Based on the foregoing, Blackstone applied ranges of selected multiples of the financial and operating data derived from the selected comparable companies to corresponding financial and operating data of Great Plains Energy in order to derive an implied total enterprise value for Great Plains Energy and equity value range for Great Plains Energy common stock. This analysis indicated an implied per share equity reference range for Great Plains Energy of $28.00 to $35.00, as presented in the following table:

		Great Plains Energy Value Range Per Common Share					Selected Companies
	Metric	$28		-	$35		Range	Median
	($ in millions, except per share amounts)
Total Enterprise Value/
CY2006E EBITDA(1)	$456	7.5	x	-	8.8	x	7.3x-10.4x	8.8	x
CY2007E EBITDA(1)	$477	7.2	x	-	8.4	x	6.6x-9.3x	7.9	x
CY2008E EBITDA(1)	$492	7.0	x	-	8.1	x	6.2x-8.5x	7.6	x
CY2006E EBIT(1)	$296	11.6	x	-	13.5	x	12.8x-17.6x	14.6	x
CY2007E EBIT(1)	$290	11.8	x	-	13.8	x	11.3x-14.7x	13.7	x
CY2008E EBIT(1)	$304	11.3	x	-	13.2	x	10.7x-14.4x	12.8	x
CY2006E Net PP&E(1)	$3,050	1.1	x	-	1.3	x	1.0x-1.8x	1.3	x
Equity Value/
CY2006E EPS(1)	$1.77	15.8	x	-	19.8	x	15.8x-27.4x	17.3	x
CY2007E EPS(1)	$1.86	15.1	x	-	18.8	x	15.1x-19.1x	16.2	x
CY2008E EPS(1)	$2.05	13.7	x	-	17.1	x	13.4x-17.0x	15.7	x

(1)
Based on Great Plains Energy management projections. EBITDA is unadjusted for Amortization of Nuclear Fuel or Other Amortization.

        Discounted Cash Flow Analysis—Great Plains Energy.    Using Great Plains Energy's management projections, Blackstone performed a DCF analysis of the present value of the unlevered cash flows that Great Plains Energy management estimated that Great Plains Energy would generate over fiscal years 2007 to 2011 and the estimated terminal value calculated by applying EBITDA multiples ranging from 8.0x to 9.0x 2011 EBITDA, corresponding to the trailing twelve month range for comparable companies. The projected unlevered cash flows and estimated terminal value were then discounted to present value using a discount rate of 6.75% to 7.75% (reflecting WACC for selected comparable companies, based on a median unlevered beta of 0.451 and a median debt-to-total capitalization ratio of 40.1%). Blackstone thereby derived implied per share equity reference ranges for Great Plains Energy. In addition, Blackstone performed the same analysis incorporating a sensitivity in which the EBITDA for Great Plains Energy's Strategic Energy business is held at 2007 levels throughout the forecast period. The following table presents the results of this analysis:

Illustrative Per Share Value Indications
Great Plains Energy	$34.24-$43.57
Great Plains Energy (including Strategic Energy sensitivity)	$31.36-$40.23

        These analyses implied perpetual growth rates ranging from 1.7% to 3.2% and 1.9% to 3.4%, respectively, to Great Plains Energy's 2011 projected cash flows.

        Sum-of-the-Parts Analysis—Great Plains Energy.    Blackstone performed a sum-of-the-parts valuation of each of Great Plains Energy's principal businesses and significant investments in order to derive an implied equity value per share for Great Plains Energy. For purposes of this analysis, Blackstone examined and independently valued (i) KCP&L, (ii) Strategic Energy and (iii) Great Plains Energy's corporate and other businesses. The following table presents the results of this analysis:

Great Plains Energy	Earnings Multiple Range
KCP&L	15.0x-18.5x(1)
Strategic Energy	8.5x-10.5x(2)
Corporate/Other	14.5x-16.0x(2)
Equity value per share	$28.23-$35.08

Note: Based on Great Plains Energy's management projections.

(1)
Based on publicly traded comparable company multiples.

(2)
Based on third party research estimates for this business.

        Pro Forma Merger Analysis.    Using projections prepared for Aquila and Great Plains Energy by their respective managements, and after making various assumptions that Blackstone deemed appropriate, Blackstone prepared illustrative pro forma analyses of the potential financial impact of the merger. For each of fiscal years 2008, 2009, 2010 and 2011, Blackstone compared the projected earnings per share and dividend per share of Aquila common stock and Great Plains Energy common stock as well as credit metrics on a stand-alone basis to the projected earnings per share of the common stock of the combined company after the merger.

	Aquila Stand-alone(1)	Great Plains Energy Stand-alone(2)	Pro Forma(3)	Benefit to Aquila Shareholders	Benefit to Great Plains Energy's Shareholders
Earnings Per Share
—2008E	$1.54	$2.05	$2.09	36%	2%
—2009E	$1.71	$2.23	$2.28	33%	2%
—2010E	$1.92	$2.42	$2.60	35%	7%
—2011E	$2.42	$2.61	$2.69	11%	3%

(1)
Based on Aquila management projections, and multiplied by the exchange ratio of 0.0856x, and subsequently divided by 60% to adjust for % cash vs. stock consideration, to derive a multiplier of 0.1427x

(2)
Based on Great Plains Energy management projections.

(3)
Based on Aquila management projections and various assumptions that Blackstone deemed appropriate.

        In addition, based on the current dividend paid and projected by Great Plains Energy management to be paid on Great Plains Energy common stock of $1.66 per share, Aquila stockholders would receive an additional $0.14 in dividends on a pro forma per Aquila share basis. Furthermore, based on Aquila management assumptions, the pro forma entity would have superior credit metrics, as measured by funds from operations (FFO) divided by total debt and FFO divided by interest expense, relative to Aquila's stand-alone plan, as depicted below.

	Aquila Stand-alone(1)		Pro Forma(2)
FFO/Total Debt
—2008E	16%		21%
—2009E	19%		21%
—2010E	19%		22%
—2011E	25%		25%
FFO/Interest Expense
—2008E	2.7	x	4.5	x
—2009E	3.0	x	4.4	x
—2010E	3.2	x	4.3	x
—2011E	3.7	x	4.8	x

(1)
Based on Aquila management projections.

(2)
Based on Aquila management projections and various assumptions that Blackstone deemed appropriate.

  Fee arrangements.

        Blackstone has acted as one of Aquila's financial advisors in connection with the merger and estimates that it will receive a fee of approximately $11.3 million for its financial advisory services, a significant portion of which is payable upon consummation of the transaction. In addition, Aquila agreed to reimburse Blackstone for out-of-pocket expenses and to indemnify Blackstone and related persons against certain liabilities arising out of the performance of its services, including certain liabilities under the federal securities laws. Blackstone has, in the past, provided financial advisory services to Aquila and/or its affiliates and may continue to do so, and has received, and may continue to receive, fees for the rendering of such services. In the ordinary course of the activities of Blackstone and its affiliates, Blackstone and its affiliates may actively trade or hold the securities of Aquila and Great Plains Energy for their own account or for others and, accordingly, may at any time hold a long or short position in such securities.

Opinion of Lehman Brothers, Inc.

        Aquila engaged Lehman Brothers to act as its financial advisor in connection with the proposed merger and the proposed Asset Sale, referred to in Lehman Brothers' written opinion as the "Proposed Transaction" and "Proposed Asset Transaction," respectively, and referred to herein, collectively, as the "proposed Transactions". On February 6, 2007, Lehman Brothers delivered its oral opinion to Aquila's board of directors that, as of such date, and based upon and subject to certain matters stated in its opinion, from a financial point of view, the 0.0856 shares of Great Plains Energy common stock plus cash equal to $1.80 for each share of Aquila common stock, which we refer to as the merger consideration, to be offered to the stockholders of Aquila in the proposed merger was fair to such stockholders.

        The full text of Lehman Brothers' written opinion, dated February 6, 2007, is attached as Annex G to this joint proxy statement/prospectus and is incorporated herein by reference. Holders of Aquila common stock and Great Plains Energy common stock are urged to read Lehman Brothers' opinion carefully and in its entirety for a discussion of the assumptions made, procedures followed, factors considered and qualifications and limitations upon the review undertaken by Lehman Brothers in connection with its opinion. The description of Lehman Brothers' opinion set forth below is qualified in its entirety by reference to the full text of Lehman Brothers' opinion.

        Lehman Brothers' advisory services and opinion were provided for the information and assistance of Aquila's board of directors in connection with its consideration of the proposed merger. Lehman Brothers' opinion was not intended to be and did not constitute a recommendation to any stockholder of Aquila as to how such stockholder should vote with respect to the Transactions or any related matter. Lehman Brothers was not requested to opine as to, and the Lehman Brothers' opinion does not in any manner address, Aquila's underlying business decision to proceed with or effect the proposed Transactions or the consideration involved in the Asset Sale.

        In arriving at its opinion, Lehman Brothers reviewed and analyzed:

  •
  the merger agreement and the specific terms of the proposed merger;

  •
  the Asset Sale Agreements and the specific terms of the Asset Sale;

  •
  publicly available information concerning Aquila and Great Plains Energy that Lehman Brothers believed to be relevant to its analysis, including each of their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

  •
  financial and operating information with respect to the business, operations and prospects of Aquila furnished to Lehman Brothers by Aquila, including financial projections of Aquila prepared by the management of Aquila;

  •
  financial and operating information with respect to the business, operations and prospects of Great Plains Energy furnished to Lehman Brothers by Great Plains Energy, including financial projections of Great Plains Energy prepared by the management of Great Plains Energy;

  •
  trading histories of the common stock of Aquila and common stock of Great Plains Energy and a comparison of those trading histories with each other and with those of other companies that Lehman Brothers deemed relevant;

  •
  a comparison of the historical financial results and present financial condition of Aquila and Great Plains Energy with each other and with those of other companies that Lehman Brothers deemed relevant;

  •
  a comparison of the financial terms of the proposed merger with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant;

  •
  the relative contributions of Aquila, on the one hand, and Great Plains Energy, on the other hand, to the current and future financial performance of the combined company on a pro forma basis;

  •
  the potential pro forma impact of the proposed merger and the Asset Sale on the current financial condition and future financial performance of the combined company, including the cost savings and operating synergies expected by the management of Aquila to result from the combination of the businesses of Aquila and Great Plains Energy, after giving effect to the Asset Sale (the Expected Synergies); and

  •
  the results of Lehman Brothers' efforts to solicit indications of interest and definitive proposals from third parties with respect to an acquisition of Aquila.

        In addition, Lehman Brothers had discussions with the managements of Aquila and Great Plains Energy concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

        In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial, accounting, legal, regulatory, tax and other information discussed with or reviewed by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of Aquila and Great Plains Energy that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Aquila, upon advice of Aquila, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Aquila as to the future financial performance of Aquila and that Aquila will perform substantially in accordance with such projections. With respect to the financial projections of Great Plains Energy, upon advice of Great Plains Energy, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Great Plains Energy as to the future financial performance of Great Plains Energy and that Great Plains Energy will perform substantially in accordance with such projections. With respect to the Expected Synergies, upon advice of Aquila, Lehman Brothers assumed that the amount and timing of the Expected Synergies were reasonable and that the Expected Synergies would be realized substantially in accordance with such estimates. In addition, Lehman Brothers assumed, upon the advice of Aquila and Great Plains Energy, that the Asset Sale will close prior to the close of the proposed merger. Furthermore, upon the advice of Aquila and Great Plains Energy, Lehman Brothers assumed that the impact of the Asset Sale was reflected in the pro forma financial statements and projections of Great Plains Energy and the financial impact of such transaction will be realized substantially in accordance with such estimates.

        In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Aquila or Great Plains Energy and did not make or obtain any evaluations or appraisals of the assets or liabilities of Aquila or Great Plains Energy. Lehman Brothers further assumed, upon advice of Aquila, that all governmental, regulatory or other consents or approvals necessary for the consummation of the proposed Transactions will be obtained without any adverse effect on Aquila or Great Plains Energy material to its analyses or would reduce the expected benefits of the proposed Transactions in a manner material to its analyses. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and can be evaluated as of, the date of its opinion letter.

        In addition, Lehman Brothers expressed no opinion as to the prices at which shares of Aquila common stock or Great Plains Energy common stock would trade at any time following the announcement of the proposed Transactions or Great Plains Energy common stock would trade at any time following the consummation of the proposed Transactions.

        In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Aquila or to Great Plains Energy, but rather made its determination as to the fairness to the stockholders of Aquila, from a financial point of view, of the merger consideration to be offered to the Aquila stockholders in the proposed merger on the basis of financial and comparative analyses described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Aquila and Great Plains Energy. Neither Aquila nor Lehman Brothers nor any other person assumes responsibility if future results are materially different from those assumptions. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

        The following is a summary of the material financial and comparative analyses prepared and used by Lehman Brothers in connection with the delivery of its opinion to Aquila's board of directors. Certain of the summaries of the analyses include information presented in tabular format. In order to fully understand the analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Accordingly, the information presented in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying Lehman Brothers' opinion.

  Summary of Analyses

        Lehman Brothers prepared separate valuations of Aquila and Great Plains Energy before considering the pro forma impact of the Expected Synergies resulting from the proposed Transactions. In determining valuation, Lehman Brothers used the following methodologies where appropriate: comparable companies analysis, comparable transactions analysis, discounted cash flow analysis, and sum of the parts analysis. Each of these methodologies was used to generate a reference enterprise value range for each of Aquila and Great Plains Energy (with the exception of the comparable transactions analysis for Great Plains Energy, which was not used to generate a reference enterprise value because no change of control occurs for Great Plains Energy pursuant to the merger). The enterprise value range for each company was adjusted for appropriate balance sheet assets and liabilities to arrive at an implied equity value range (in aggregate dollars) per share. Lehman Brothers assumed for the purposes of its analyses that there were 375.4 million shares of Aquila common stock outstanding and 80.3 million shares of Great Plains Energy common stock outstanding. In connection with its valuation of Aquila, Lehman Brothers also analyzed the value of Aquila's NOLs using a discounted cash flow methodology to determine the value of such tax attributes on a per share basis. Using a discount rate of 10.14% which reflects Aquila's cost of equity, and assuming a tax rate of 38%, the cash flow stream associated with theoretical cash taxes that would otherwise be paid by Aquila without the benefit of the NOLs was discounted to a present value. The result of this analysis yielded a NOL value per share of $0.48. This per share value was added to each of the implied equity value ranges derived for Aquila from the valuation methodologies listed above.

        The resulting implied equity value ranges (including the NOL component) were then compared to the merger consideration to be offered to Aquila's stockholders in the proposed merger. As of February 6, 2007, the implied merger consideration was $4.54 per share which price represents the sum of the cash component of $1.80 per share and an implied stock component of $2.74 per share, based on the product of the exchange ratio of 0.0856 provided for in the merger agreement and the closing share price of Great Plains Energy common stock of $32.05 per share on February 6, 2007. The implied equity value ranges were also compared to the present value of the merger consideration to be offered to Aquila's stockholders in the proposed merger. As of February 6, 2007, the midpoint of the present value of the implied merger consideration was $4.28 per share which price assumes the cash consideration of $1.80 per share is discounted by one year and the present value of Great Plains Energy's common stock dividend is deducted, using a discount rate range of 5.07% (one year Treasury yield) to 10.14% (estimated cost of equity for Aquila). Finally, the implied equity value ranges were compared to Aquila's "undisturbed price" of $4.12 which is described more fully in the stock trading history section below.

        The implied share price ranges, derived using the various valuation methodologies listed above, supported the conclusion that the merger consideration to be offered to Aquila's stockholders in the proposed merger was fair, from a financial point of view, to those stockholders.

        The table below summarizes the results of the valuation methodologies described herein with respect to Aquila:

  Stock Trading History

        Lehman Brothers considered various historical data concerning the trading prices of Aquila common stock and Great Plains Energy common stock between February 6, 2006 and February 6, 2007 and the relative stock price performances during the same period of Aquila, Great Plains Energy and certain peer companies (as set forth above in the comparable companies analysis) of each of Aquila and Great Plains Energy. During this period, the closing price of Aquila common stock ranged from $3.60 (on February 13, 2006) to $4.78 (on December 27, 2006) per share and the closing price of Great Plains Energy common stock ranged from $27.33 (on June 22 and June 23, 2006) to $32.80 (on November 14, 2006). Lehman Brothers noted that the price of Aquila common stock increased approximately 27.9% and the price of Great Plains Energy common stock increased approximately 13.7% over the period from February 6, 2006 to February 6, 2007, while the prices of the selected peer companies for Aquila rose by a mean of 21.3% and the prices of the selected peer companies for Great Plains Energy rose by a mean of 26.1%.

        In addition, Lehman Brothers considered historical data concerning the trading price of Aquila common stock for the period between June 23, 2005 and June 23, 2006, the latter of which was the date two weeks prior to the commencement of press speculation that Aquila had initiated a sale process. This review indicated that, for such period, Aquila common stock traded in the range of $3.29 to $4.49 per share with an average per share closing price for the period of $3.85. We refer to the closing price of Aquila's common stock on June 23, 2006, which was $4.12 per share, as the "undisturbed price."

  Historical Exchange Ratio for Stock Component

        In considering the stock component of the merger consideration, Lehman Brothers reviewed the ratio of $2.70 to the closing share prices of Great Plains Energy common stock as of various dates within the 52-week period ended February 6, 2007 in order to determine implied exchange ratios. Lehman Brothers also reviewed the ratio of $2.70 to the average closing share prices of Great Plains Energy common stock for the periods between the same dates and February 6, 2007.

        The following table reflects the results of this analysis:

Historical Exchange Ratio Analysis for Stock Component

Time Period	Stock Price of Great Plains Energy		Implied Exchange Ratio for Stock Component
2/6/2007	Closing Stock Price	Average Stock Price	Closing Stock Price	Average Stock Price
1 day	$32.05	$32.05	0.0842x	0.0842x
5 days	31.33	31.71	0.0862x	0.0851x
10 days	31.67	31.55	0.0853x	0.0856x
15 days	31.56	31.52	0.0856x	0.0857x
1 month	31.41	31.46	0.0860x	0.0858x
6 months	30.13	31.45	0.0896x	0.0859x
12 months	28.18	29.89	0.0958x	0.0903x
52 Week High	32.80	32.80	0.0823x	0.0823x
52 Week Low	27.33	27.33	0.0988x	0.0988x

        The historical exchange ratio analysis suggested a range of implied exchange ratios between 0.0842x and 0.0958x. Lehman Brothers noted that the stock component of the merger consideration, represented by 0.0856 shares of Great Plains Energy common stock for each share of Aquila common stock, is within this range of implied exchange ratios.

  Comparable Companies Analysis for Aquila

        Using publicly available information including estimates in published third-party research reports, Lehman Brothers reviewed and compared certain selected financial data for Aquila to similar financial data for comparable publicly traded utility companies. Lehman Brothers selected these companies because their businesses and operating profiles are reasonably similar to those of Aquila. No comparable company identified is identical to Aquila. A complete analysis involved complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of those comparable companies; mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected financial data.

        Lehman Brothers included in its comparable companies analysis of Aquila companies that included electric and gas businesses:

  •
  AGL Resources Inc.

  •
  Ameren Corporation

  •
  Atmos Energy Corporation

  •
  Centerpoint Energy Inc.

  •
  Great Plains Energy

  •
  IdaCorp, Inc.

  •
  Nicor Inc.

  •
  OGE Energy Corp.

  •
  Piedmont Natural Gas Company, Inc.

  •
  Pinnacle West Capital Corporation

  •
  Westar Energy, Inc.

  •
  Vectren Corporation

        With respect to each of the selected comparable companies, Lehman Brothers used publicly available financial information and third party research reports to calculate enterprise values (determined as equity market value as of February 6, 2007, plus the sum of the following balance sheet items as of September 30, 2006: debt, minority interest, nonconvertible preferred stock and all out-of-money convertible securities less cash) as multiples of 2007 estimated EBITBA; 2007 EBIT; and net property, plant and equipment (net PP&E) as of September 30, 2006.

        The following table shows the multiples derived from this review:

Comparable Companies Analysis—Aquila

	Enterprise Value to 2007E EBITDA	Enterprise Value to 2007E EBIT	Enterprise Value to 9/30/2006 Net PP&E
Comparable Companies:
Mean	8.1x	12.5x	1.3x
Median	8.2x	12.3x	1.4x
Low	7.1x	10.6x	1.0x
High	9.0x	14.5x	1.6x

        Lehman Brothers used this data to develop a range of multiples applicable to Aquila. For 2008 EBITDA and EBIT multiples, Lehman Brothers assumed a 0.5x reduction in multiples from 2007 to 2008, consistent with the approximate difference between the equivalent multiples from 2006 to 2007.

Selected Multiple Ranges for Comparable Companies Analysis—Aquila

	Enterprise Value to EBITDA		Enterprise Value to EBIT		Enterprise Value to Net PP&E
	2007E	2008E	2007E	2008E	9/30/2006
Selected Ranges for Aquila:	7.25x-8.25x	6.75x-7.75x	11.50x-12.50x	11.00x-12.00x	1.00x-1.25x

        The comparable companies analysis suggested an implied equity value range of $2.51 to $3.22 per share of Aquila common stock, including $0.48 per share of value associated with Aquila's NOL position, as compared to (i) the implied merger consideration of $4.54 per share and (ii) the midpoint of the present value of the implied merger consideration of $4.28.

  Comparable Companies Analysis for Great Plains Energy

        Using publicly available information including estimates in published third-party research reports, Lehman Brothers reviewed and compared certain selected financial data for Great Plains Energy to similar financial data for comparable publicly traded utility companies. Lehman Brothers selected these companies because their businesses and operating profiles are reasonably similar to those of Great Plains Energy. No comparable company identified is identical to Great Plains Energy. A complete analysis involved complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of those comparable companies; mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected financial data.

        Lehman Brothers included in its comparable companies analysis of Great Plains Energy:

  •
  Ameren Corporation

  •
  IdaCorp, Inc.

  •
  OGE Energy Corp.

  •
  Pinnacle West Capital Corporation

  •
  Westar Energy, Inc.

        With respect to each of the selected comparable companies, Lehman Brothers used publicly available financial information and third party research reports to calculate enterprise values (determined as equity market value as of February 6, 2007, plus the sum of the following balance sheet items as of September 30, 2006: debt, minority interest, nonconvertible preferred stock and all out-of-money convertible securities less cash) as multiples of 2007 estimated EBITDA; 2007 estimated EBIT; and net PP&E as of September 30, 2006. For the selected comparable companies, Lehman Brothers also calculated the equity market prices on a per share basis as of February 6, 2007 as multiples of 2007 and 2008 estimated earnings per share (EPS). Note that the EPS multiples review conducted for Great Plains Energy was not performed for Aquila because the results of that review for Aquila were not meaningful.

        The following table shows the multiples derived from this review:

Comparable Companies Analysis—Great Plains Energy

Stock Price to EPS
	Enterprise Value to 2007E EBITDA	Enterprise Value to 2007E EBIT	Enterprise Value to 9/30/2006 Net PP&E
				2007E	2008E
Comparable Companies:
Mean	8.2x	13.4x	1.2x	15.8x	15.4x
Median	8.4x	14.1x	1.1x	16.2x	15.4x
Low	7.2x	10.9x	1.0x	14.0x	13.6x
High	8.8x	14.5x	1.4x	16.8x	16.9x

        Lehman Brothers used this data to develop a range of multiples applicable to Great Plains Energy. For 2008 EBITDA and EBIT multiples, Lehman Brothers assumed a 0.5x reduction in multiples from 2007 to 2008, consistent with the approximate difference between the equivalent multiples from 2006 to 2007.

Selected Multiple Ranges for Comparable Companies Analysis—Aquila

	Enterprise Value to EBITDA		Enterprise Value to EBIT		Enterprise Value to Net PP&E	Stock Price to EPS
	2007E	2008E	2007E	2008E	9/30/2006	2007E	2008E
Selected Ranges for Great Plains Energy:	7.50x-8.50x	7.00x-8.00x	12.75x-13.75x	12.25x-13.25x	1.00x-1.25x	15.00x-16.00	14.50x-15.50x

        The comparable companies analysis suggested an implied equity value range of $30.19 to $34.92 per share of Great Plains Energy common stock as compared to Great Plains Energy's closing stock price of $32.05 on February 6, 2007.

        Because of the inherent differences between the businesses, operations and prospects of Aquila, Great Plains Energy and the above selected comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Aquila, Great Plains Energy and the selected comparable companies that would affect the public market valuations of such companies.

  Comparable Transactions Analysis

        Using publicly available information, Lehman Brothers compared selected financial data for Aquila to similar financial data for selected transactions in the utility sector it deemed comparable to the proposed merger, in whole or in part, which were announced between July 2004 and July 2006. The transactions reviewed were:

  •
  WPS Resources Corp.'s proposed acquisition of Peoples Energy Corp. (announced July 6, 2006)

  •
  Macquarie consortium's proposed acquisition of Duquesne Light Holdings, Inc. (announced July 5, 2006)

  •
  Babcock & Brown's proposed acquisition of NorthWestern Corporation (announced April 25, 2006)

  •
  National Grid plc's proposed acquisition of Keyspan Corp. (announced February 27, 2006)

  •
  FPL Group's proposed acquisition of Constellation Energy Group, Inc. (announced December 19, 2005; terminated October 24, 2006)

  •
  MidAmerican Energy Holdings Company's acquisition of PacifiCorp (announced May 24, 2005)

  •
  Duke Energy Corporation's acquisition of Cinergy Corp. (announced May 9, 2005)

  •
  Exelon Corporation's proposed acquisition of Public Service Enterprise Group Incorporated (announced December 20, 2004; terminated September 14, 2006)

  •
  PNM Resources, Inc.'s acquisition of TNP Enterprises, Inc. (announced July 25, 2004)

        Lehman Brothers reviewed the prices paid in the comparable transactions in terms of the multiple of the transaction value (defined as the target company's enterprise value implied by the terms of each transaction), to 2007 estimated EBITDA and 2007 estimated EBIT. The comparable transactions analysis focused on multiples of EBITDA and EBIT for the target companies that correspond to the first full year post announcement of the comparable transactions. Lehman Brothers refers to such time period as "forward year one" or "FY1."

        The following table shows the multiples derived from this review:

Comparable Transactions Analysis—Aquila

	Transaction Value to 2007E (FY1) EBITDA	Transaction Value to 2007E (FY1) EBIT
Comparable Transactions:
Mean	8.9x	13.1x
Median	9.1x	12.6x
Low	7.5x	9.8x
High	10.2x	16.3x

        Lehman Brothers used this data to develop a range of multiples applicable to Aquila. As applied to Aquila, FY1 and the subsequent year, "forward year two" or "FY2," represent calendar years 2007 and 2008, respectively. For 2008 (FY2) EBITDA and EBIT multiples, Lehman Brothers assumed a 0.5x reduction in multiples from 2007 to 2008.

Selected Multiple Ranges for Comparable Companies Analysis—Aquila

	Transaction Value to EBITDA		Transaction Value to EBIT
	2007E (FY1)	2008E (FY2)	2007E (FY1)	2008E (FY2)
Selected Ranges for Aquila:	8.50x-9.50x	8.00x-9.00x	12.00x-13.00x	11.50x-12.50x

        The comparable transactions analysis suggested an implied equity value range of $2.82 to $3.36 per share of Aquila common stock, including $0.48 per share of value associated with Aquila's NOL position, as compared to (i) the implied merger consideration of $4.54 per share and (ii) the midpoint of the present value of the implied merger consideration of $4.28.

        However, because the reasons for and the circumstances surrounding each of the selected transactions were specific to such transactions, and because of the inherent differences among the businesses, operations and prospects of Aquila and the selected target companies analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable transactions analysis and accordingly, also made qualitative judgments concerning differences between the terms and characteristics of the proposed Transaction and the comparable transactions that would affect the transaction values of Aquila and such target companies.

  Discounted Cash Flow Analysis of Aquila

        Lehman Brothers performed discounted cash flow analyses to estimate an implied equity value range for Aquila, using financial projections provided for Aquila by Aquila's management for the fiscal years 2007 through 2011. For purposes of such analyses, Lehman Brothers calculated the present value of the "terminal value" of Aquila common stock by applying multiples ranging from 7.50x to 8.50x to Aquila's 2011 estimated EBITDA. The free cash flow streams and the terminal values were then discounted back to December 31, 2006 using a range of discount rates from 6.70% to 7.70%, which range Lehman Brothers viewed as appropriate and consistent with the weighted average cost of capital for a company with Aquila's risk characteristics, with a midpoint discount rate of 7.20%. From this analysis, Lehman Brothers calculated a range of implied equity values per share of Aquila common stock. Lehman Brothers also analyzed the value of Aquila's NOLs using discounted cash flow methodology to determine the value of such tax attributes on a per share basis. Using a discount rate of 10.14% which reflects Aquila's cost of equity capital, the cash flow stream associated with theoretical cash taxes that would otherwise be paid by Aquila without the benefit of the NOLs was discounted to a present value as of December 31, 2006. The result of this analysis implied a NOL value per share of $0.48. This per share value was added to the implied equity value range described above.

        The discounted cash flow analysis suggested an implied equity value range of $3.00 to $4.05 per share of Aquila common stock, including $0.48 per share of value associated with Aquila's NOL position, as compared to (i) the implied merger consideration of $4.54 per share and (ii) the midpoint of the present value of the implied merger consideration of $4.28.

  Discounted Cash Flow Analysis of Great Plains Energy

        Lehman Brothers performed discounted cash flow analyses to estimate an implied equity value range for Great Plains Energy using financial projections for Great Plains Energy prepared by Great Plains Energy's management for the period from January 1, 2007 through December 31, 2011. For purposes of such analyses, Lehman Brothers calculated the present value of the "terminal value" of Great Plains Energy common stock by applying multiples ranging from 7.75x to 8.75x to Great Plains Energy's 2011 estimated EBITDA. The free cash flow streams and the terminal values were then discounted back to December 31, 2006 using a range of discount rates from 6.50% to 7.50%, which range Lehman Brothers viewed as appropriate and consistent with the weighted average cost of capital for a company with Great Plains Energy's risk characteristics, with a midpoint discount rate of 7.00%. From this analysis, Lehman Brothers calculated a range of implied equity values per share of Great Plains Energy common stock.

        The discounted cash flow analysis suggested an implied value range of $33.04 to $42.42 per share of Great Plains Energy common stock as compared to Great Plains Energy's closing stock price of $32.05 on February 6, 2007.

  Sum of the Parts Analysis for Aquila

        Lehman Brothers performed a "sum of the parts" analysis of each of Aquila's primary business segments in order to derive an implied equity value range for the Aquila common stock. For purposes of this analysis, Lehman Brothers considered the following primary business segments for Aquila:

  •
  Electric Utilities

  •
  Gas Utilities

  •
  Merchant Services

  •
  Corporate & Other

        For purposes of its sum of the parts analysis of Aquila, Lehman Brothers applied a range of multiples to Aquila's 2008 estimated EBITDA for each of the above referenced business segments in order to generate a composite reference enterprise value range. The multiple ranges for the electric and gas utility segments were based on the enterprise value to 2008 estimated EBITDA multiple ranges derived from the comparable companies analysis described previously. The composite reference enterprise value range for Aquila was adjusted for appropriate balance sheet assets and liabilities to arrive at an implied equity value range (in aggregate dollars) per share.

        The following table shows the multiples derived from the comparable companies analysis for electric and gas comparable companies:

Multiples from Comparable Companies Analysis—Aquila

	Enterprise Value to 2007E EBITDA Electric	Enterprise Value to 2007E EBITDA Gas
From Comparable Companies Analysis:
Mean	8.1x	8.2x
Median	8.2x	8.3x
Low	7.2x	7.1x
High	8.8x	9.0x

        Lehman Brothers used this data to develop a range of multiples applicable to Aquila's electric and gas business segments for 2007 and 2008. The multiple range for the Merchant Services segment was derived from selected financial data of comparable companies within the unregulated power sector. Lehman Brothers assumed a 0.5x reduction in multiples from 2007 to 2008, consistent with the approximate difference between the equivalent multiples from 2006 to 2007, and applied such adjusted ranges to Aquila's 2008 estimated EBITDA.

Selected Multiple Ranges for Sum of the Parts Analysis—Aquila

	Enterprise Value to 2007E EBITDA	Enterprise Value to 2007E EBITDA
Selected Ranges for Aquila Segments:
Electric Utilities	7.25x-8.25x	6.75x-7.75x
Gas Utilities	7.50x-8.50x	7.00x-8.00x
Merchant Services	5.50x-6.50x	5.00x-6.00x
Corporate & Other	7.25x-8.25x	6.75x-7.75x

        The sum of the parts analysis suggested an implied equity value range of $2.96 to $3.73 per share of Aquila common stock, including $0.48 per share of value associated with Aquila's NOL position, as compared to (i) the implied merger consideration of $4.54 per share and (ii) the midpoint of the present value of the implied merger consideration of $4.28.

  Sum of the Parts Analysis for Great Plains Energy

        Lehman Brothers performed a "sum of the parts" analysis of each of Great Plains Energy's primary business segments in order to derive an implied equity value range for the Great Plains Energy common stock. For purposes of this analysis, Lehman Brothers considered the following primary business segments for Great Plains Energy:

  •
  KCP&L

  •
  Strategic Energy

  •
  Corporate & Other

        For purposes of its sum of the parts analysis of Great Plains Energy, Lehman Brothers applied a range of multiples to Great Plains Energy's 2007 estimated EBITDA for each of the above referenced business segments in order to generate a composite reference enterprise value range. The multiple range for the KCP&L segment was based on the enterprise value to 2007 estimated EBITDA multiple range derived from the comparable companies analysis described previously. The multiple range for the Strategic Energy segment was derived from selected financial data of comparable companies within the retail electric supply services sector. The composite reference enterprise value range for Great Plains Energy was adjusted for appropriate balance sheet assets and liabilities to arrive at an implied equity value range (in aggregate dollars) per share.

        The following table shows Lehman Brothers' selected multiple ranges applicable to Great Plains Energy's business segments:

Selected Multiple Ranges for Sum of the Parts Analysis—Great Plains Energy

Enterprise Value to 2007E EBITDA
Selected Ranges for Great Plains Energy Segments:
KCP&L	7.50x-8.50x
Strategic Energy	5.50x-6.50x
Corporate & Other	7.50x-8.50x

        The sum of the parts analysis suggested an implied value range of $27.59 to $33.39 per share of Great Plains Energy's common stock as compared to Great Plains Energy's closing stock price of $32.05 on February 6, 2007.

  Pro Forma Merger Consequences Analysis

        Lehman Brothers analyzed and considered the pro forma impact of the proposed Transactions on the estimated EPS and dividends per share of Aquila common stock for the fiscal years 2008 through 2011 using financial projections for Aquila provided by Aquila's management for the period from January 1, 2007 through December 31, 2011 and financial projections for Great Plains Energy provided by Great Plains Energy's management for the same period.

        Based on certain assumptions that Lehman Brothers deemed appropriate, including the assumption that the proposed Transactions would be effective as of January 1, 2008, the proposed merger would result in an increase in earnings per share when compared to Aquila's EPS on a stand-alone basis in each of the years 2008 through 2011 (i) both with and without expected purchase accounting adjustments, (ii) both with and without the Expected Synergies, and (iii) both with and without the combination of expected purchase accounting adjustments and the Expected Synergies. Lehman Brothers also noted that Aquila shareholders currently do not receive a dividend but upon closing of the proposed merger, Aquila shareholders would have the same projected dividend as that paid to Great Plains Energy's shareholders taking into account the 0.0856 exchange ratio.

        In addition, based on certain assumptions that Lehman Brothers deemed appropriate, including the assumption that the proposed Transactions would be effective as of January 1, 2008, the proposed merger would result in an increase in earnings per share when compared to Great Plains Energy's EPS on a stand-alone basis in each of the years 2008 through 2011 including certain rate case filing outcomes, expected purchase accounting adjustments and the Expected Synergies.

  General

        Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Aquila's board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Aquila and the utility industry generally and because its investment banking professionals have substantial expertise in transactions similar to the proposed Transactions.

        Lehman Brothers acted as financial advisor to Aquila in connection with the proposed Transactions and was paid a fee of $2,255,000 upon delivery of Lehman Brothers' opinion, dated February 6, 2007. Lehman Brothers will also receive an additional fee of $9,020,000 for its services which is contingent upon proceeding with the consummation of the proposed merger. In addition, Aquila has agreed to reimburse Lehman Brothers for its expenses and to indemnify Lehman Brothers and certain related persons against certain liabilities that may arise out of Lehman Brothers' engagement. Lehman Brothers has performed investment banking services for Aquila, Great Plains Energy and Black Hills in the past for which Lehman Brothers has received customary fees and Lehman Brothers expects to perform certain investments banking services for Great Plains Energy and Black Hills in the future for which Lehman Brothers expects to receive customary fees. In the ordinary course of its business, Lehman Brothers actively trades in the securities of Aquila, Great Plains Energy and Black Hills for its own account and for the accounts of its customers and, accordingly, Lehman Brothers may at any time hold long or short positions in such securities.

Opinion of Evercore Group L.L.C.

        Evercore was formally engaged by the independent members of Aquila's board of directors (the independent directors) pursuant to a letter agreement dated August 2, 2006. Evercore was asked to act as a financial advisor to the independent directors and render an opinion as to the fairness, from a financial point of view, of the proposed merger consideration to be received by the holders of Aquila common stock. At the meeting of Aquila's board of directors on February 6, 2007, Evercore rendered its oral opinion, which was subsequently confirmed in writing as of the same date, that as of such date, and based upon and subject to the assumptions, qualifications and limitations discussed in its opinion, which are described below, the merger consideration of $1.80 in cash and 0.0856 of a share of Great Plains Energy common stock per share of Aquila's common stock to be received by Aquila shareholders, other than Great Plains Energy or any of its subsidiaries, was fair, from a financial point of view, to such shareholders. Evercore notes that, at the time the merger agreement was signed, the merger consideration had an implied value of $4.54, in excess of the $4.50 implied value Evercore assumed in arriving at its fairness conclusion and in its supporting analyses.

        The full text of Evercore's opinion, dated February 6, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken by it in rendering its opinion is attached as Annex H to this joint proxy statement/prospectus and is incorporated by reference herein. The summary of Evercore's fairness opinion set forth as Annex H to this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Shareholders should read this opinion carefully and in its entirety. The following is a summary of Evercore's opinion and the methodology that Evercore used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        Evercore's advisory services and opinion were provided to the independent directors of Aquila, addresses only the fairness from a financial point of the merger consideration to be received by holders of Aquila's common stock pursuant to the merger agreement, and does not address any other aspect of the merger. Evercore's opinion does not address the underlying decision by Aquila to engage in the merger and does not constitute a recommendation to any shareholder of Aquila as to how such shareholder should vote with respect to the merger agreement.

        In connection with rendering its opinion, Evercore has, among other things:

  •
  Reviewed a draft of the merger agreement, dated February 5, 2007;

  •
  Reviewed a draft of the Asset Sale Agreements, dated February 5, 2007;

  •
  Analyzed certain publicly available financial statements and other publicly available information relating to Aquila and its businesses that Evercore deemed relevant to its analysis;

  •
  Analyzed certain financial statements and other non-publicly available financial and operating data relating to Aquila that were prepared by the management of Aquila and furnished to Evercore;

  •
  Analyzed certain financial projections relating to Aquila (the Aquila Financial Projections) that were prepared by the management of Aquila and furnished to Evercore;

  •
  Discussed the past and current operations, the Aquila Financial Projections, the current financial condition of Aquila and the future strategic benefits of the merger with the management of Aquila;

  •
  Analyzed certain publicly available financial statements and other publicly available information relating to Great Plains Energy and its businesses that Evercore deemed relevant to its analysis;

  •
  Analyzed certain financial statements and other non-publicly available financial and operating data relating to Great Plains Energy that were prepared by the management of Great Plains Energy and furnished to Evercore;

  •
  Analyzed certain financial projections relating to Great Plains Energy (the Great Plains Energy Financial Projections) that were prepared by the management of Great Plains Energy and furnished to Evercore;

  •
  Discussed the past and current operations, the Great Plains Energy Financial Projections, the current financial condition of Great Plains Energy and the future strategic benefits of the merger with the management of Great Plains Energy;

  •
  Compared the financial performance of both Aquila and Great Plains Energy and their stock market trading multiples with that of certain other publicly-traded companies that Evercore deemed relevant;

  •
  Compared the financial performance of both Aquila and Great Plains Energy and the valuation multiples relating to the merger with that of certain other transactions that Evercore deemed relevant;

  •
  Reviewed the reported prices and trading activity of the shares of Aquila Common Stock and the shares of Great Plains Energy Common Stock;

  •
  Reviewed the amount and timing of the integration costs, cost savings and operating synergies estimated by Great Plains Energy management to result from the merger (the Synergies);

  •
  Reviewed detailed pro forma financial projections prepared by both Aquila and Great Plains Energy; and

  •
  Performed such other analyses and examinations and considered such other factors as Evercore in its sole judgment deemed appropriate.

        In addition, Evercore held discussions with certain members of the management of Aquila and Great Plains Energy with respect to certain aspects of the merger, and the past and current business operations of Aquila and Great Plains Energy, the financial condition and future prospects and operations of Aquila and Great Plains Energy, the effects of the merger, including the estimated cost savings and related expenses, synergies and other strategic benefits expected to result from the merger, on the financial condition and future prospects of Great Plains Energy and certain other matters Evercore believed necessary or appropriate to its inquiry.

        For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any responsibility for independent verification of, the accuracy and completeness of the information publicly available and the information that was furnished to Evercore by Aquila or Great Plains Energy or supplied or otherwise made available to, discussed with or reviewed by Evercore and does not assume liability therefor. With respect to the Aquila Financial Projections and the Great Plains Energy Financial Projections, Evercore has assumed that such financial projections have been reasonably prepared by the respective managements of Aquila and Great Plains Energy on a basis reflecting the best currently available estimates of each management and each management's good faith judgments of the future competitive, operating and regulatory environments and related financial performance of Aquila and Great Plains Energy, respectively. In addition, Evercore has assumed that Great Plains Energy's management's estimation of the Synergies provided to Evercore were reasonably calculated by Great Plains Energy's management, on bases reflecting the best currently available estimates and its good faith judgments of the future competitive, operating and regulatory environments and related financial performance of the combined company. Evercore has further assumed that, in all material respects, such Aquila Financial Projections and Great Plains Energy Financial Projections and the Synergies will be realized in the amounts and times indicated thereby. Evercore expresses no view as to the Aquila Financial Projections, the Great Plains Energy Financial Projections, the Synergies or the assumptions on which they are based.

        Evercore neither made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of either Aquila or Great Plains Energy, including real estate assets, nor has Evercore been furnished with any such appraisals. Evercore assumed that all necessary governmental, regulatory or other consents and approvals that are required in connection with the merger will be obtained without any adverse effect on Aquila or Great Plains Energy or on the expected benefits of the merger in any way meaningful to Evercore's analysis. In addition, Evercore has assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without material modification, waiver or delay. For purposes of Evercore's analysis and opinion, Evercore assumed that none of the merger agreement, the Asset Sale Agreements will vary from the form of the draft of each such document reviewed by Evercore in any manner that is material to Evercore's opinion.

        Evercore's opinion was necessarily based on economic, market and other conditions as in effect on, and the information and draft merger agreement, Asset Sale Agreements made available to Evercore as of, the time at which it delivered its opinion. It should be understood that subsequent developments may affect this opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

        In connection with rendering its opinion to the independent members of Aquila's board of directors, Evercore performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Fairness opinions are therefore not necessarily susceptible to partial analysis or summary description.

        Accordingly, Evercore believes that the analyses it performed and the summary set forth below must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying the analyses performed by Evercore in connection with its opinion. In arriving at its opinion, Evercore did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, Evercore arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and believes that the totality of the factors considered and analyses it performed in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view, of the merger consideration to be received by Aquila's shareholders in the proposed merger.

        Evercore's opinion and financial analyses were only one of many factors considered by the independent members of Aquila's board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the independent members of Aquila's board of directors or management with respect to the merger or the merger consideration received by Aquila's shareholders.

  Summary of Analyses

        The following is a summary of the material financial analyses performed by Evercore in connection with providing its opinion to Aquila's board of directors on February 6, 2007. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the financial analyses, the tables should be read together with the text of each summary. Considering the data set forth in the tables without considering the narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

  Historical Public Market Trading Levels Analysis

        Evercore reviewed the closing share prices of Aquila common stock during the prior 2-year period as of February 1, 2007. The use of 1-year and 2-year incremental time periods is designed to capture the progression of Aquila's share price and isolate the effects of specific corporate or other events on share price performance. The table below illustrates the percentage of days Aquila common stock closed in specified share price ranges for each of those periods.

1-Year Days Traded Analysis		2-Year Days Traded Analysis
$3.00-$3.50	0.0%	$3.00-$3.50	8.4%
$3.50-$4.00	16.8%	$3.50-$4.00	46.5%
$4.00-$4.50	45.0%	$4.00-$4.50	26.0%
$4.50-$5.00	38.2%	$4.50-$5.00	19.1%

        As shown above, the $4.50 implied merger consideration value exceeds Aquila's closing price on approximately 81% of the days traded over the past two years and approximately 62% of the days traded over the past year (52-week closing share price range of $3.60—$4.78).

        Evercore reviewed the closing share prices of Great Plains Energy common stock over various periods, each ending on February 1, 2007. The use of incremental time periods is designed to capture the progression of Great Plains Energy's share price and isolate the effects of specific corporate or other events on share price performance. The table below illustrates the percentage of days Great Plains Energy common stock closed in specified share price ranges for each of those periods.

1-Year Days Traded Analysis		2-Year Days Traded Analysis
$27.00-$28.50	37.8%	$27.00-$28.50	24.1%
$28.50-$30.00	14.5%	$28.50-$30.00	20.8%
$30.00-$31.50	22.1%	$30.00-$31.50	31.5%
$31.50-$33.00	25.6%	$31.50-$33.00	23.5%

        As shown above, the $31.62 Great Plains Energy's share price as of February 1, 2007 was in the $31.50-$33.00 range which exceeded Great Plains Energy's share price trading in approximately 74% of the days traded over the past year and approximately 76% of the days traded over the past two years. Great Plains Energy's 52-week closing share price range was $27.33 - $32.80 as of February 1, 2007.

  Equity Research Analyst Price Targets

        Evercore reviewed the most recent Wall Street equity research analyst per share price targets for Aquila's common stock, which ranged from $4.35 - $5.00. Evercore noted that since Aquila does not provide earnings guidance, Wall Street coverage of Aquila is relatively limited, with only one major investment bank, Lehman Brothers, providing up-to-date research coverage with a price target of $4.50. This price target is comparable to the implied value of the merger consideration at the time of Evercore's presentation to the independent members of Aquila's board of directors.

        Evercore reviewed the most recent Wall Street equity research analyst per share price targets for Great Plains Energy common stock, which ranged from $26.00 - $31.00. These price targets compare to the Great Plains Energy's current share price of $31.62 as of February 1, 2007.

  Present Value of Equity Analysis

        Evercore also calculated the present value of future earnings of Aquila and Great Plains Energy's internal management forecasts, respectively. This analysis applies a trailing twelve month market price-to-earnings multiple to the forecasted expected net income of a company. The resulting implied equity value is discounted by an appropriate cost of equity to December 31, 2006. Where applicable,

Evercore also included the present value of expected dividends discounted by an appropriate cost of equity to arrive at a present value of an expected total return.

        Based on Aquila's internal projected earnings as provided by management, Evercore arrived at the present value of the Aquila's projected 2012E earnings. Aquila's 2012E earnings were capitalized at a trailing twelve month (2006E) market multiple range (16.0x - 19.0x) and discounted back to December 31, 2006 at Aquila's cost of equity (12.0 - 14.0%) to derive an implied price per share ranging from $2.48 - $3.27, excluding the value of tax attributes, depending on what multiple and expected return on equity is applied. Evercore noted that the present value of equity range of management's operational plan is less than the proposed implied merger consideration value of $4.50.

        Using Great Plains Energy's internal projected earnings as provided by management, Evercore arrived at the present value of Great Plains Energy's projected 2011E earnings. Great Plains Energy's 2011E earnings was capitalized at a trailing twelve month (2006E) market multiple range (16.0x - 19.0x) and discounted back to December 31, 2006 at Great Plains Energy's cost of equity (9.0 - 10.0%) to derive an implied price per share ranging from $32.55 - $38.99, depending on what multiple and expected return on equity is applied. Evercore noted that the present value of management's operational plan is above Great Plains Energy's current share price.

  Peer Group Trading Analysis

        Evercore analyzed selected historical and projected operating information provided by both Aquila and Great Plains Energy management, stock price performance data and Aquila and Great Plains Energy respective valuation multiples and compared this data to that of selected publicly traded companies whose operations Evercore deemed to be similar to both Aquila and Great Plains Energy's operations for purposes of this analysis. Evercore used the earnings forecasts for these companies from publicly available financial information and, where appropriate, these earnings forecasts were adjusted to reflect a calendar year end for comparability purposes. For Aquila and Great Plains Energy, earnings forecasts were based on Aquila and Great Plains Energy's respective management financial projections. In conducting its analysis, Evercore considered the trading multiples of the following selected peer group companies with similar financial, operational, growth, and risk profiles:

  •
  DPL Inc.

  •
  PNM Resources, Inc.

  •
  Idacorp, Inc.

  •
  OGE Energy Corp.

  •
  Cleco Corporation

  •
  Black Hills

  •
  Westar Energy, Inc.

  •
  Pinnacle West Capital Corporation

        Evercore reviewed, among other things, the selected companies' multiples of Enterprise Value (which means equity value plus indebtedness minus cash and cash equivalents plus liquidation of preferred stock and minority interest) to 2007E and 2008E estimated EBITDA (earnings before interest, taxes, depreciation and amortization), and Price to 2007E and 2008E earnings per share. The multiples are based on the closing stock prices of the companies on February 1, 2007.

        The following table summarizes the analysis:

Company	Enterprise Value / 2007E EBITDA		Enterprise Value / 2008E EBITDA		Price / 2007E Earnings		Price / 2008E Earnings
DPL Inc.	9.7	x	8.8	x	18.9	x	17.2	x
PNM Resources Inc.	9.1		8.4		15.0		13.2
Idacorp, Inc.	8.6		7.8		16.1		15.3
OGE Energy Corp.	8.4		8.6		16.3		16.7
Cleco Corporation	9.3		8.7		18.0		14.5
Black Hills	7.4		7.1		17.2		15.8
Westar Energy, Inc.	7.6		7.2		16.0		16.7
Pinnacle West Capital Corporation	7.5		7.1		15.5		14.8
Mean	8.5	x	8.0	x	16.6	x	15.5	x
Median	8.5	x	8.1	x	16.2	x	15.5	x

        Using (i) the trading levels of these selected public companies, and (ii) the financial projections prepared by Aquila and Great Plains Energy management, Evercore calculated a range of implied valuations of Aquila and Great Plains Energy. Based on this analysis, Evercore estimated an implied trading value range for Aquila common stock of approximately $2.42 - $3.64 per share on an Enterprise Value / OPEBITDA multiple basis (EBITDA adjusted to exclude gain/loss on restructuring and other income/expense, as defined by Aquila management) and an implied trading value range for Aquila's common stock of approximately $1.57 - $3.50 per share on a Price / Earnings multiple basis (both value ranges excluding the value of tax attributes), compared to the merger consideration value of $4.50. Based on this analysis, Evercore estimated an implied trading value range for Great Plains Energy common stock of approximately $33.27 - $41.77 per share on an Enterprise Value / EBITDA multiple basis and an implied trading value range for Great Plains Energy common stock of approximately $30.50 - $40.50 per share on a Price / Earnings multiple basis, compared to the closing trading value of Great Plains Energy common stock of $31.62 on February 1, 2007.

        Evercore noted that none of the selected comparable public companies are identical to Aquila or Great Plains Energy. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments regarding differences in financial and operating characteristics of the comparable public companies and other factors that could affect the public valuation of the comparable public companies, as well as that of Aquila and Great Plains Energy. In addition, Evercore noted that Aquila's 2006E and 2007E OPEBITDA margins of approximately 13% and 14%, respectively, are below the EBITDA margins of selected peers and selected large capitalization utilities of approximately 26% and 28%, respectively. Accordingly, Evercore believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the peer group company analysis. Evercore also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Aquila and Great Plains Energy relative to the companies included in the peer group company analysis and other factors that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis, which involved applying selected implied market multiples to Aquila and Great Plains Energy financial metrics, respectively.

  Selected Precedent Transaction Analysis

        Evercore reviewed and analyzed selected merger and acquisition transactions involving companies that Evercore judged to be similar in some respects to the proposed transactions as they occurred in industry sectors consistent with Aquila's operations and overall business. Evercore reviewed, among other things, the ratio of the companies' enterprise value implied in the respective transactions to their latest twelve months (pre-acquisition) EBITDA (LTM EBITDA). Evercore reviewed selected completed transactions in the Integrated Utilities sector since 2000.

        In conducting its analysis, Evercore considered the implied transaction multiples of the following selected precedent transactions in the Integrated Utility sector since 2000:

Date Announced	Acquiror	Target
09/15/06	Dynegy Inc.	LS Power Group
07/05/06	Macquarie Infrastructure	Duquesne Light Holdings, Inc.
04/26/06	Babcock & Brown Infrastructure Limited	NorthWestern Corporation
02/27/06	National Grid plc	KeySpan Corp.
02/16/06	National Grid plc	New England Gas Co, Rhode Island Assets
12/19/05	FPL Group, Inc.	Constellation Energy Group, Inc.
10/02/05	NRG Energy Inc.	Texas Genco LLC
06/30/05	Montana Public Power Inc.	NorthWestern Corporation
05/24/05	MidAmerican Energy Holdings Company	PacifiCorp
05/09/05	Duke Energy Corporation	Cinergy Corp.
12/17/04	Exelon Corporation	Public Service Enterprise Group Incorporated
07/25/04	PNM Resources, Inc.	TNP Enterprises, Inc.
02/03/04	Ameren Corporation	Illinois Power Company & 20% of EEI
01/13/04	Black Hills	Cheyenne Light, Fuel & Power (Xcel)
04/29/02	Ameren Corporation	CILCORP, Inc.
10/02/00	NorthWestern Corporation	Montana Power Co.
07/17/00	The AES Corporation	IPALCO Enterprises, Inc.
02/28/00	Powergen plc	LG&E Energy Corp.

        The following table summarizes the selected precedent transaction analysis:

Median Transaction Multiples Since 2000 Enterprise Value / LTM EBITDA
Selected Integrated Utilities	9.7x
Selected Valuation Multiple Range	9.0-10.0x

        Based on its valuation analysis of precedent transactions, and taking into consideration Aquila's historical financial results and business segment mix, Evercore estimated an implied trading value range for Aquila common stock of approximately $3.14 - $3.79 per share (excluding the value of tax attributes) based on a 9.0 - 10.0x LTM OPEBITDA multiple, compared to the implied merger consideration value of $4.50.

  Discounted Cash Flow Analysis

        Evercore calculated the estimated present value of Aquila and Great Plains Energy's future unlevered cash flows for the six years ending December 31, 2012 and the five years ending December 31, 2011, respectively, based on the financial projections prepared by each of Aquila and Great Plains Energy's managements, respectively.

        Evercore then calculated a range of terminal values based on LTM multiples of 7.25x - 8.25x projected OPEBITDA (EBITDA adjusted to exclude gain/loss on restructuring and other income/expense, as defined by Aquila) and EBITDA (earnings before interest, taxes, depreciation and amortization) in 2012 and 2011 for Aquila and Great Plains Energy, respectively. The terminal EBITDA multiple range was based on both current public and private market-based valuations. The present value of the future cash flows (mid-year convention) and terminal values were discounted using a range of discount rates of 7.5% - 9.5% and 7.0% - 8.0% for Aquila and Great Plains Energy, respectively. The discount rate range was determined based on estimates of Aquila and Great Plains Energy's appropriate weighted average cost of capital, respectively. Evercore then adjusted for Aquila's December 31, 2006 market value of debt, anticipated debt defeasement, December 31, 2006 expected cash balance, and net cash proceeds from the sale of Kansas electric to Mid-Kansas Electric Company announced on September 21, 2005, to arrive at an equity value range. In arriving at an equity value range for Great Plains Energy, Evercore adjusted for Great Plains Energy's December 31, 2006 debt, cash, and preferred stock.

        Given Aquila's estimated NOL balance, as provided by Aquila, Evercore also estimated the value of Aquila's NOL tax attributes as of December 31, 2006, adjusted for reserves for contingent tax liabilities. Evercore calculated the present value of Aquila's future expected cash tax savings from the application of Aquila's NOL balance against Aquila's expected future earnings, as provided by Aquila, at a fully-taxed rate of 38.8% and assuming a cost of equity of 13.0%. Evercore estimated Aquila's cost of equity range based on the capital asset pricing model and an appropriate estimate of Aquila's beta, which is a statistical measure of the relative volatility of a company's stock relative to the market as a whole.

        Evercore compared a range of implied equity values per share for Aquila's common stock of $2.05 - $3.39 per share excluding the value of NOLs, and $2.50 - $3.86 per share including the value of NOLs, respectively, to the implied merger consideration value of $4.50 per share.

        Evercore compared a range of implied equity values per share for Great Plains Energy's common stock to the current share price of Great Plains Energy's common stock. Based on its discounted cash flow analysis, Evercore estimated an implied value range for Great Plains Energy's common stock of approximately $28.44 - $37.86 per share, compared to the current share price of Great Plains Energy's common stock of $31.62.

        While discounted cash flow analysis is a widely used valuation methodology, it necessarily relies on numerous assumptions, including assets and earnings growth rates, terminal values and discount rates. Thus, it is not necessarily indicative of Aquila or Great Plains Energy's actual, present or future value or results, which may be significantly more or less favorable than suggested by such analysis.

  Exchange Ratio Analysis

        Evercore reviewed the respective implied exchange ratios of the various aforementioned valuation analyses performed (i.e., Trading History, Analyst Price Target, Present Value of Equity, Peer Group Trading Analysis, and Discounted Cash Flow Analysis). These implied exchange ratios were calculated by dividing the calculated equity value per share of Aquila common stock from each valuation analysis by the calculated equity value per share of Great Plains Energy common stock multiplied by 60%, which is the stock percentage of the total merger consideration. The implied stock exchange ratio range per share by each valuation analysis is summarized below:

	Implied Stock Exchange Ratio per Share
	Low	High
52-week Closing Trading Price	0.0659x	0.1049x
Equity Research Analyst Price Target	0.0659	0.1154
Present Value of Equity Analysis (16.0x-19.0x LTM P/E Range)	0.0381	0.0603
Selected Peer Group Trading Analysis ('07 and '08 OPEBITDA Multiples)	0.0348	0.0656
Selected Peer Group Trading Analysis ('07 and '08 P/E Multiples)	0.0257	0.0630
Discounted Cash Flow Analysis (7.25-8.25x LTM Exit OPEBITDA Multiple)	0.0395	0.0815
Merger Consideration	0.0856x

        Evercore noted that the merger consideration implied stock exchange ratio per share of 0.0856x exceeded all implied stock exchange ratio per share ranges calculated from Evercore's valuation analyses. Furthermore, Evercore noted that the implied stock exchange ratio per share derived from market-driven metrics, closing trading prices and equity research analyst price targets, necessarily included Aquila stock's price appreciation resulting from published public speculation of a potential sale of Aquila.

Pro Forma Analysis

  Analysis of Merger Impact on Earnings

        In order to evaluate the estimated ongoing impact of the merger, Evercore analyzed the pro forma impact of the merger on Great Plains Energy's estimated earnings per common share for years 2008, 2009, 2010 and 2011, after giving effect to potential cost and revenue synergies, as provided by Aquila and Great Plains Energy's respective managements, related to the merger. Evercore's valuation analyses assumed pro forma combined assumptions of potential synergies, rate case filings on Aquila's Missouri business, regulatory amortization treatment of Aquila's Iatan investment, and a revised forecast of capital expenditures. Evercore estimated that based on the assumptions described above, the pro forma impact of the transaction on the cash earnings of Great Plains Energy would be modestly accretive in each year beginning in 2008. The financial forecasts that underline this analysis are subject to substantial uncertainty and, therefore, actual results may be substantially different.

  General

        The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Evercore. In arriving at its fairness determination, Evercore considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Certain of Evercore's analyses are based upon forecasts of future results and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by

Evercore. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

        Evercore performed a variety of financial and comparable analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Evercore considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered. Furthermore, Evercore believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of them, would create an incomplete view of the process underlying Evercore's analysis and opinion. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of Aquila or Great Plains Energy or their common stock. In performing its analyses, Evercore made numerous assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of Evercore, Aquila or Great Plains Energy. Any estimates contained in the analysis of Evercore are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of the analyses of Evercore of the fairness of the consideration to be received by holders of shares of Aquila common stock pursuant to the merger agreement from a financial point of view, and were prepared in connection with the delivery by Evercore of its opinion on February 6, 2007 to Aquila's board of directors. The merger consideration was determined through arm's-length negotiations between Aquila and Great Plains Energy and was approved by Aquila's board of directors. Evercore provided advice to Aquila during these negotiations. Evercore did not, however, recommend any specific merger consideration to Aquila or that any specific merger consideration constituted the only appropriate merger consideration for the merger.

        Evercore is an internationally recognized investment banking and advisory firm. Evercore, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive biddings and valuations for corporate, estate and other purposes. In the ordinary course of its business, Evercore and its affiliates may from time to time trade in the securities or the indebtedness of Aquila, Great Plains Energy and their affiliates or any currencies or commodities (or derivative thereof) for its own account, the accounts of investment funds and other clients under the management of Evercore and for the accounts of its customers and accordingly, may at any time hold a long or short position in such securities, indebtedness, currencies or commodities (or derivative thereof) for any such account. In the past, Evercore and its affiliates have provided financial advisory services for Aquila and have received fees from Aquila for the rendering of these services.

        Pursuant to the terms of an engagement letter, Aquila has agreed to pay Evercore an opinion fee and a customary transaction fee, $1.50 million and $1.79 million, respectively, the latter of which is contingent upon the consummation of the merger. Aquila has also agreed to reimburse Evercore for its fees and expenses incurred in performing its services. In addition, Aquila has agreed to indemnify Evercore and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Evercore or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Evercore's engagement and any related transactions.

Projected Financial Information

  Great Plains Energy

        Great Plains Energy does not as a matter of course make public projections as to future sales, earnings, or other results. However, in connection with their respective confirmatory due diligence, Aquila requested, and Great Plains Energy provided Aquila and its financial advisors with, non-public financial projections prepared by Great Plans Energy's management, and substantially the same information was provided to Great Plains Energy's financial advisors. A portion of such financial information was disclosed by Great Plains Energy in a Report on Form 8-K dated March 6, 2007. The projected financial information provided below was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Great Plains Energy's management, was prepared on a reasonable basis, reflects the best estimates and judgments available as of the date of its preparation, and presents, to the best of management's knowledge and belief as of the date of its preparation, the expected course of action and the expected future financial performance of Great Plains Energy. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

        Neither Great Plains Energy's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

        Set forth below are material financial projections provided by Great Plains Energy to its financial advisors in rendering their opinions to Great Plains Energy's board of directors described in this joint proxy statement/prospectus, a portion of which was disclosed by Great Plains Energy in its Current Report on Form 8-K dated March 6, 2007.

  Great Plains Energy Stand-Alone Projections

	2007 ($)	2008 ($)	2009 ($)	2010 ($)	2011 ($)
	(in millions, except for per-share data)
Revenue	2,949.0	3,392.8	3,922.9	4,336.3	4,719.2
EBITDA(1)	477.1	492.4	582.5	678.5	751.4
EBIT(1)	290.3	303.6	348.4	427.4	524.3
Net Income (2)	160.2	187.5	216.6	244.9	270.1
Earnings per share (2)	$1.86	$2.05	$2.23	$2.42	$2.61

(1)
Excludes allowance for equity funds used during construction and other non-operating income and expenses.

(2)
These projected amounts do not reflect the potential effects of discontinued operations, certain unusual items and mark-to-market gains and losses on energy contracts. As such, these projected amounts are the same as projected "core earnings" and "core earnings" per share for the periods presented. A discussion of the term "core earnings" is provided below.

        Significant assumptions underlying the above financial projections include:

  •
  KCP&L annual retail MWh sales growth averaging 2% over the forecast periods;

  •
  Strategic Energy annual retail MWh delivered volume growth averaging 17% over the forecast periods;

  •
  KCP&L being authorized a return on equity of 11.25% over the forecast periods;

  •
  Strategic Energy average annual gross margin per MWh of approximately $4.25 over the forecast periods;

  •
  KCP&L capital expenditures of approximately $2.5 billion as the primary driver of earnings growth over the forecast periods;

  •
  Depreciation expense reflecting expected capital expenditures over the forecast periods;

  •
  KCP&L fuel and related transportation expense reflecting current contracts and projected increases in generation capacity;

  •
  Issuance of approximately $660 million of equity, $900 million of long term debt and $250 million of hybrid debt, offset with $540 million of long-term debt retirement and repayment over the forecast periods; and

  •
  Normal weather over the forecast periods.

        On May 2, 2007, subsequent to the preparation of the above projections, Great Plains Energy disclosed revised 2007 core earnings guidance of $1.65 to $1.85 per share compared to the previous range of $1.80 to $2.00. An explanation of the term "core earnings" is provided below.

  Reconciliation to GAAP

        EBITDA and EBIT are measures that are not derived in accordance with GAAP. The EBITDA and EBIT measures set out above exclude various items (allowance for equity funds used during construction, non-operating income and expenses, interest expense and taxes and, for EBITDA, depreciation and amortization) that are reflected in net income (the most comparable GAAP financial measure). Great Plains Energy and its financial advisors used the EBITDA and EBIT measures in their valuation analyses.

        Great Plains Energy provides guidance regarding core earnings. Core earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of discontinued operations, certain unusual items and mark-to-market gains and losses on energy contracts. Great Plains Energy believes core earnings provide to investors a more meaningful indicator of its results that is comparable among periods because it excludes the effects of items that may not be indicative of its prospective earnings potential. As discussed above, the projected net income and earnings per share amounts set out in the preceding table correspond to core earnings and core earnings per share for the periods presented. Great Plains Energy is unable to reconcile the net income, core earnings, earnings per share and core earnings per share amounts to GAAP net income or GAAP earnings per share because it does not predict the impact of future discontinued operations, unusual items and mark-to-market gains and losses on energy contracts. Core earnings is used internally to measure performance against budget and in reports for management and Great Plains Energy's board of directors. Great Plains Energy's definition of core earnings may differ from similar terms used by other companies.

  Great Plains Energy Cost and Synergy Estimates

        Great Plains Energy management prepared estimates of transaction and transition costs associated with the Transactions, and estimates of cost savings and synergies expected to be realized from the Transactions. The estimate of transaction and transition costs considered by the Great Plains Energy board of directors in approving the Transactions was $185 million. Subsequent to that time, additional analysis and additional information provided by Aquila to Great Plains Energy led to a reduction in the anticipated total transaction and transition costs to $181 million from $185 million. Aquila and KCP&L have requested regulatory authorization to amortize transaction and incremental transition-related costs over five years.

        The estimate of cost savings and synergies considered by Great Plains Energy's board of directors in approving the Transactions, and provided to Great Plains Energy's financial advisors in rendering their opinions to Great Plains Energy's board of directors, was $500 million. Subsequent to that time, additional analysis and additional information provided by Aquila to Great Plains Energy led to a re-evaluation of the estimated amount of cost savings and synergies expected after the Merger is consummated. The primary change results from Aquila's decision to install pollution control equipment on one of its generating facilities to avoid the potential of being required to purchase NOx emissions credits. It is anticipated that the avoidance of purchasing NOx emission credits will be realized whether or not the merger is consummated. Accordingly, Great Plains Energy now expects the Merger to generate approximately $452 million in cost savings and synergies over the first five years following consummation of the Merger. The following table summarizes the currently estimated cost savings and synergies for each year of the period. All amounts presented are in millions of dollars.

Year	Cost Savings and Synergies (1)
1	91
2	92
3	89
4	89
5	91

Total	452

(1)
For purposes of calculating total pre-tax gross synergies and savings (including interest expense reductions), please note the following:

(a)
Great Plains Energy, KCP&L and Aquila have proposed to the MPSC and KCC that the estimated amount of cost savings and synergies (including interest expense reductions) be split equally between utility customers and shareholders for the first five years after consummation of the merger;

(b)
approximately $26 million of the total estimated operational cost savings and synergies are expected to result from capital investments of approximately $111.8 million. Great Plains Energy will seek recovery of the costs of such capital investments through rates. The merger applications filed with the MPSC and the KCC will be updated to the extent necessary to reflect changes in the amount of operational cost savings and synergies expected by Great Plains Energy to result from the merger;

(c)
approximately 60% of the total $452 million of pre-tax savings and synergies comprise are expected to result from operations and shared service functions, and the remaining 40% is expected to be achieved through interest expense reductions; and

(d)
to achieve the interest expense reductions reflected in this total amount, Great Plains Energy assumed (i) approximately $670 million of Aquila debt will be retired with proceeds from the Asset Sale and the issuance by Great Plains Energy of hybrid securities, and (ii) the interest rate on $500 million of Aquila debt will be reset to the original 11.875% rate at closing. Estimated debt tender costs of approximately $35 million have been included in Great Plain Energy's transaction and transition cost estimate of $181 million.

  Aquila

        In the course of the discussions between Aquila and Great Plains Energy leading up to the execution of the merger agreement, Aquila provided to its financial advisors, Great Plains Energy, Black Hills and representatives of Great Plains Energy and Black Hills certain non-public, financial projections prepared by Aquila's management for internal planning and budgeting purposes. While these financial projections were prepared in good faith by Aquila's management at the time the projections were prepared, no assurance can be given regarding future events or that these projections will be realized. Therefore, these financial projections should not be relied upon as necessarily indicative of actual future operating results, and this information should not be relied on as such. Moreover, these financial projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding forward-looking statements. These financial projections are not historical fact and should not be relied upon as being necessarily indicative of actual future results. In light of the foregoing, as well as the uncertainties inherent in any financial projections, investors are expressly cautioned not to place undue reliance on these financial projections.

        The EBITDA and EBIT financial projections set out below were not derived in accordance with GAAP. The EBITDA projections exclude depreciation and amortization and interest expense, and the EBIT projections exclude interest expense that would be reflected in income before income taxes, the most comparable GAAP financial measure. Aquila and its financial advisors used EBITDA and EBIT financial projections in their analyses. The EBITDA and EBIT financial projections are reconciled to income before income taxes below.

  Aquila Stand-Alone Financial Projections

	2008	2009	2010	2011	2012
	(In Millions)
EBITDA	$289	$345	$366	$402	$425
Depreciation and Amortization Expense	121	128	131	132	130

EBIT	$168	$217	$235	$270	$295
Interest Expense	118	121	119	110	86

Income Before Income Taxes	$50	$96	$116	$160	$209

  Aquila Stand-Alone Capital Expenditure Projections

Capital Expenditures	2007	2008	2009	2010	2011	2012
	(In Millions)
Transmission	$17	$30	$16	$5	$6	$6
Environmental	49	73	13	5	—	—
Iatan 2	81	112	68	31	—	—
Baseline	152	165	152	166	173	179

Total	$299	$380	$249	$207	$179	$185

  Aquila Net Operating Loss Projections Giving Effect to the Asset Sale

	December 31, 2006(1)	IRS Tax Audit	Projected Stand alone	Pending Asset Sale(2)	Valuation Allowance(3)	Projected Benefits to Great Plains Energy
Alternative Minimum Tax Credits	$92	$(27)	$65	$13		$78
U.S. net operating losses	597	(90)	507	(147)		360
Capital loss carryforward	120	(15)	105	(105)		-
Other deferred tax assets	63	(7)	56	-		56
Reserves	(497)	122	(375)	128	152	(95)

Total deferred tax assets (liability)	375	(17)	358	(111)	152	399
Total deferred tax liabilities	(375)	17	(358)	111	-	(247)

Deferred income tax asset (liability)	$-	$-	$-	$-	$152	$152

Gross Tax Attributes:
Alternative minimum tax credits	$92	$(27)	$65	$13		$78
U.S. net operating losses	1,457	(233)	1,224	(376)		848
Capital loss carryforwards	$313	$(39)	$274	$(274)		$-

Footnotes:

(1)
December 31, 2006 balances have been adjusted to reflect the net impact of $19 million to retained earnings for Aquila's adoption of FIN 48 on January 1, 2007.

(2)
Projected utilization of income tax benefits associated with the Asset Sale. Amounts assume a December 31, 2007 closing of the Asset Sale and that actual working capital and capital expenditures are equal to the estimated working capital and capital expenditure amounts in the Asset Purchase Agreement and Partnership Interest Purchase Agreement.

(3)
The valuation allowance has been adjusted to reflect Great Plains Energy's net tax liability position.

  Aquila Projections for Assets Subject to the Asset Sale

Colorado Electric & Gas Utilities(1)	2008	2009	2010	2011	2012
	(In Millions)
EBITDA	$114	$119	$118	$119	$121
Depreciation and Amortization Expense	48	50	48	46	45
Interest Expense	19	18	19	19	18

Income Before Income Taxes	$47	$51	$51	$54	$58

(1)
Includes operations of Aquila's Colorado electric and Colorado, Iowa, Kansas and Nebraska gas utilities. These projections include allocated costs for Aquila's corporate headquarters and centralized services (which do not reflect the division of centralized services between Black Hills and Great Plains Energy).

Missouri Electric & Others(1)	2008	2009	2010	2011	2012
	(In Millions)
EBITDA	$175	$226	$248	$283	$304
Depreciation and Amortization Expense	73	78	83	86	85
Interest Expense	99	103	100	91	68

Income Before Income Taxes	$3	$45	$65	$106	$151

(1)
Includes operations of Aquila's Missouri electric utilities as well as Aquila's Merchant Services and Corporate business segments. These projections include allocated costs for Aquila's corporate headquarters and centralized services (which do not reflect the division of centralized services between Black Hills and Great Plains Energy).

Capital Expenditures	2007	2008	2009	2010	2011	2012
	(In Millions)
Colorado Electric & Gas Utilities(1)	$62	$64	$59	$57	$58	$59
Missouri Electric & Other(2)	237	316	190	150	121	126

Total	$299	$380	$249	$207	$179	$185

(1)
Includes expenditures for Aquila Colorado electric and Colorado, Iowa, Kansas, and Nebraska gas utilities.

(2)
Includes expenditures for Aquila Missouri electric utilities and corporate shared assets.

  Significant assumptions underlying Aquila's financial projections include:

  •
  capital investment drives Aquila's increased earnings over the forecast period;

  •
  rate cases are planned around expected in-service dates for significant plant additions;

  •
  a full fuel adjustment clause is received in Aquila's pending Missouri rate case;

  •
  3% annual inflation rate;

  •
  customer growth various by jurisdiction, averaging 2-2.5%;

  •
  Aquila's South Harper litigation is resolved favorably;

  •
  Aquila's Crossroads plant continues to be "held for use" during the forecast period;

  •
  Aquila earns its authorized rates of return in each of its regulatory jurisdictions;

  •
  pending litigation resolved within reserve balances;

  •
  Aquila's NOLs are utilized on a stand-alone basis by 2013;

  •
  Aquila does not pay any dividends during the forecast periods; and

  •
  normal weather in the forecast periods.

        The assumptions underlying the financial projections involve judgments with respect to, among other things, future regulatory, economic and financial market conditions. In any event, these assumptions may not be realized and are inherently subject to significant uncertainties, all of which are difficult to predict and many of which are beyond Aquila's control and will be beyond the control of the combined company after the merger. In addition, the financial projections represent Aquila management's evaluation of Aquila's future financial performance on a stand-alone basis, and without reference to transaction-related costs or benefits.

General

        The prospective financial information of Aquila and the Great Plains Energy included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, the managements of Aquila and Great Plains Energy, respectively. Deloitte & Touche LLP, the independent registered public accounting firm of Great Plains Energy, and KPMG LLP, the independent registered public accounting firm of Aquila, have neither compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, do not express an opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projections.

        The estimates and assumptions underlying the financial projections of Aquila and Great Plains Energy involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions. In any event, these estimates and assumptions may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, all of which are difficult to predict and many of which are beyond the control of Aquila or Great Plains Energy. In addition, the financial projections prepared by Aquila and Great Plains Energy represent each company's own evaluation of its future financial performance on a stand-alone basis, and without reference to transaction-related costs or benefits. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not differ materially from those presented in the financial projections. The inclusion of these financial projections should not be regarded as a representation by any person that the results contained in the financial projections will be achieved, and this information should not be unduly relied on for that purpose. Great Plains Energy and its management did not participate in preparing, and do not express any view on, the Aquila financial projections set forth above, or the assumptions underlying such financial projections. Aquila and its management did not participate in preparing, and do not express any view on, the Great Plains Energy financial projections set forth above, or the assumptions underlying such cost and synergy estimates.

        Stockholders are cautioned not to add the amounts set forth above, or take into account the pro forma adjustments set forth under "Great Plains Energy Unaudited Pro Forma Condensed Combined Financial Information," to obtain a view as to projections for the combined company. These projections are not included in this joint proxy statement/prospectus to induce any Great Plains Energy or Aquila stockholder to vote to approve the merger. See "Cautionary Statement Regarding Forward-Looking Statements" on page [    •    ].

        EXCEPT AS EXPRESSLY NOTED, NEITHER GREAT PLAINS ENERGY NOR AQUILA INTENDS TO DISCLOSE PUBLICLY ANY UPDATE OR OTHER REVISION TO THESE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR.

Interests of Aquila's Directors and Executive Officers in the Transactions

        In considering the recommendation of Aquila's board of directors to vote FOR the adoption of the merger agreement and approval of the merger, Aquila stockholders should be aware that Aquila's executive officers have interests in the Transactions that are different from, or in addition to, the interests of Aquila's stockholders generally. Aquila's board of directors was aware of these interests and considered them in approving the transaction agreement and the Transactions. The aggregate amount of compensatory payments and benefits that Aquila's senior executive officers (Richard C. Green, Jon R. Empson, Leo E. Morton, Christopher M. Reitz, and Beth A. Armstrong) are expected to receive as a result of the Transactions under the terms of their respective agreements with Aquila is $7,340,401. The aggregate amount of Great Plains Energy common stock that executive officers will receive as a result of the merger under Aquila plans upon conversion of their outstanding Aquila equity awards is approximately 18,616 shares, all of which are expected to be received by Mr. Green.

Agreements With Aquila Officers

        Other than Mr. Green, each of Aquila's current executive officers and certain other officers of Aquila are party to severance compensation agreements with Aquila. Mr. Green is party to an employment agreement with Aquila. Under Mr. Green's employment agreement, he will be entitled to the severance compensation set forth below if his employment is terminated by Aquila, regardless of whether the termination is in connection with the merger or any other change in control transaction involving Aquila. However, he will be paid in installments, rather than a lump sum, if the termination is not in connection with a change in control transaction involving Aquila. Under the merger agreement, Messrs. Green, Empson, Morton and Reitz and Ms. Armstrong will be deemed terminated for the purposes of payment under their severance compensation agreements or, in the case of Mr. Green, employment agreement, and will be entitled to severance compensation as follows:

  •
  a lump sum payment equal to 3 times (for Mr. Green) or 2 times (for the other executive officers) the sum of his or her base salary and target annual incentive opportunity for the calendar year in which the change in control occurs (for Mr. Green), or if greater (for the other executive officers), the average target annual incentive opportunity for a select group of comparable companies as determined by an independent consulting firm. Great Plains Energy has agreed to target annual incentive opportunities that are materially consistent with the following preliminary calculations:

Target Annual Incentive Opportunity (Measured as a % of Base Salary)
Jon R. Empson	50%
Leo E. Morton	45%
Christopher M. Reitz	40%
Beth A. Armstrong	40%
  •
  the ability to exercise any stock options as of the date of termination and continuing for three months thereafter and any restrictions on his or her restricted stock will lapse;

  •
  an additional cash payment equal to a pro-rata portion of his or her target annual and long-term incentive opportunity for the incentive period in which his or her employment terminates;

  •
  a gross-up payment, if necessary, so that the net amount of his or her total payments received on an after-tax basis would equal the amount he or she would have received in the absence of the imposition of golden parachute excise taxes. No gross-up payments are currently expected to be paid in connection with the change-in-control transaction;

  •
  three years of health coverage benefits; and

  •
  three years of additional credit for both age and service under Aquila's tax-qualified and non-qualified pension plans.

        The following table summarizes the approximate amounts of cash payments and value of continued benefits, as outlined above, that are expected to be made to each executive officer. For purposes of this calculation, we have assumed the executive officer's salary, bonus amounts, the target bonus as in effect on the date hereof, and assumed the merger is completed on December 31, 2007.

Executive	Base and Bonus with Multiplier	Target Bonus	Assumed Annual Value of Continued Benefits	Outplacement Services	3 Years Credited Service	Total
Richard C. Green	$2,970,000	$0	$22,000	$50,000	$411,100	$3,453,100
Leo E. Morton	$962,800	$0	$23,000	$35,000	$109,546	$1,130,346
Jon R. Empson	$1,080,000	$0	$18,500	$35,000	$55,525	$1,189,025
Christopher M. Reitz	$728,000	$0	$18,500	$35,000	$3,630	$785,130
Beth A. Armstrong	$728,000	$0	$18,500	$35,000	$1,300	$782,800

Treatment of Restricted Stock

        As of May 4, 2007, there will be approximately 139,026 shares of Aquila common stock represented by restricted stock awards held by Aquila's executive officers. 7,000 of these restricted stock awards will vest prior to the merger. 132,026 of these restricted stock awards will vest upon the completion of the merger (to the extent then unvested) and will be converted into a number of shares of Great Plains Energy common stock equal to the product of

  •
  The number of Aquila shares subject to the restricted stock award immediately prior to the effective time of the merger agreement and

  •
  An "option exchange ratio."

        Under the terms of the merger agreement, the option exchange ratio will be equal to:

  •
  .0856, the fraction of a share of Great Plains Energy common stock into which each Aquila share will be converted in the merger, plus

  •
  $1.80, the amount of cash into which each Aquila share will be converted in the merger, divided by the average closing sale prices of Great Plains Energy's stock over the 5-consecutive trading days ending the second day prior to the closing date.

        Based on the $32.48 average closing share price as of May 4, 2007, the option exchange ratio would have been .141.

        The following table summarizes the restricted shares held by our executive officers as of the record date and the resulting number of shares of Great Plains Energy common stock that they will receive based on an option exchange ratio of .141.

Executive	Number of Shares Subject to Aquila Restricted Stock Awards	Resulting Number of Shares of Great Plains Energy Common Stock
Richard C. Green	132,026	18,616

        Mr. Green has 132,026 shares subject to Aquila restricted stock awards which are scheduled to vest of March 15, 2008. He will be entitled to receive approximately 18,616 unrestricted shares of Great Plains Energy common stock in the merger in exchange for these restricted shares in accordance with the terms of such awards, which were granted in 2002 and, therefore, were outstanding prior to the execution of the merger agreement. Ms. Armstrong holds 7,000 shares subject to Aquila restricted stock awards. These awards are scheduled to vest on December 30, 2007, prior to the anticipated completion date of the merger.

Treatment of Stock Options

        As of the record date, there were approximately 993,108 shares of Aquila common stock subject to vested stock options granted under Aquila's equity incentive plans to its current executive officers which will become options to acquire Great Plains Energy common stock, as equitably adjusted based on the option exchange ratio. As of May 4, 2007, only 51,800 of the 781,008 options held by executive officers of Aquila had exercise prices which were less than the fair market value of Aquila's common stock. As of that date, these options, which are sometimes referred to as "in the money" options, had an aggregate value (based on the difference between the exercise price and the fair market value of Aquila common stock on that date) of $46,935.

Deferred Compensation Plans and Distribution of Accounts

        Under the merger agreement, Aquila is obligated to make contributions to a "rabbi trust" in amounts necessary to cover 100% of the accrued benefits under the Capital Accumulation Plan (CAP) and the SERP. The amount of the accounts of the executive officers for the SERP are as follows: $3,780,242 for Mr. Green, $460,381 for Mr. Empson, $527,121 for Mr. Morton, $48 for Mr. Reitz, and $9,854 for Ms. Armstrong. The amount of the accounts of the executive officers for the CAP are as follows: $147,809 for Mr. Green, $854,913 for Mr. Empson*, $24,010 for Mr. Morton, $222 for Mr. Reitz, and $0 for Ms. Armstrong.

*
For Mr. Empson, this number represents earnings and aggregate balances for his accounts under the CAP and a frozen non-qualified deferred income plan which Aquila assumed in its acquisition of Peoples Natural Gas in 1986.

Continuing Board and Management Positions

        The directors and officers of Great Plains Energy are not expected to change in connection with the merger. The directors and officers of Great Plains Energy immediately prior to the merger will continue to be the directors and officers of Great Plains Energy after completion of the merger.

Indemnification and Insurance

        The merger agreement provides that, following the merger, Great Plains Energy will indemnify and hold harmless, and provide advancement of expenses to, all present and former officers and directors of Aquila and its subsidiaries with respect to acts or omissions occurring prior to the merger, including those relating to the merger, to the fullest extent permitted by applicable laws. After the merger, Great Plains Energy will also fulfill and honor the obligations of Aquila under any indemnification agreements between Aquila and its present or former directors, officers and employees.

        The merger agreement also provides that the combined company will maintain for a period of six years after completion of the merger the current directors' and officers' and fiduciary liability insurance policies maintained by Aquila, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policies, with respect to facts or events occurring prior to the merger, including events relating to the merger, although the combined company will not be required to make aggregate annual premium payments for such policies in excess of 300% of the annual premiums currently paid by Aquila and its subsidiaries for directors' and officers' and fiduciary liability insurance. In the event that the combined company is unable to maintain or obtain such insurance, the combined company will obtain as much comparable insurance as is available for annual premium payments equal to 300% of the annual premiums currently paid by Aquila for directors' and officers' and fiduciary liability insurance.

Listing of Great Plains Energy Common Stock

        It is a condition to the completion of the merger that the Great Plains Energy common stock issuable to Aquila stockholders pursuant to the merger agreement be approved for listing on the NYSE, subject to official notice of issuance.

Delisting of Aquila Common Stock

        If the merger is completed, Aquila common stock will be delisted from the NYSE. The stockholders of Aquila will become stockholders of Great Plains Energy and their rights as stockholders will be governed by Missouri law and by Great Plains Energy's certificate of incorporation and by-laws. However, it is expected that, Aquila will continue to file periodic and current reports after the merger.

Dividends

        Upon consummation of the merger, Aquila stockholders will own approximately 27% of Great Plains Energy common stock, which currently is paying an annual dividend of $1.66 per share. The merger agreement provides that Great Plains Energy may continue to pay its regular quarterly cash dividend, not to exceed $0.415 per share, until the consummation of the merger. Great Plains Energy does not currently anticipate making any changes to its dividend policies.

        The payment of dividends by Great Plains Energy, however, will be subject to approval and declaration by Great Plains Energy's board of directors and will depend on a variety of factors, including business, financial and regulatory considerations and the amount of dividends paid to it by its subsidiaries.

Material U.S. Federal Income Tax Consequences of the Transactions

  U.S. Federal Income Tax Consequences to Great Plains Energy Stockholders

        The Transactions will not constitute a taxable event to holders of Great Plains Energy stock.

  U.S. Federal Income Tax Consequences to Aquila Stockholders

        The following is a general discussion of certain material U.S. federal income tax consequences of the merger to holders of Aquila common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended (the Code), applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

        For purposes of this discussion, the term "U.S. holder" means:

  •
  a citizen or individual resident of the U.S. for U.S. federal income tax purposes;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state or the District of Columbia;

  •
  a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons, as defined under Section 7701(a)(30) of the Code (U.S. persons), have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        A "non-U.S. holder" is a person (other than a partnership) that is not a U.S. holder.

        This discussion assumes that a holder holds the shares of Aquila common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, holders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, holders who hold shares of Aquila common stock as part of a hedge, straddle, constructive sale or conversion transaction, or holders who acquired their shares of Aquila common stock through the exercise of employee stock options or other compensation arrangements). In addition, this discussion does not address any tax considerations under state, local or foreign tax laws, or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. The U.S. federal income tax consequences set forth below are not intended to constitute a complete description of all tax consequences relating to the merger. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash and Great Plains Energy common stock in exchange for Aquila common stock pursuant to the merger.

        If a partnership holds Aquila common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding Aquila common stock, you should consult your tax advisors.

  U.S. Holders

        The receipt of cash and Great Plains Energy stock in the merger (or pursuant to the exercise of dissenters' rights) by U.S. holders of Aquila common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of Aquila common stock will recognize gain or loss equal to the difference between:

  •
  the amount of cash and the fair market value of the Great Plains Energy stock consideration received in exchange for Aquila common stock; and

  •
  the U.S. holder's adjusted tax basis in such Aquila common stock.

        If the holding period in Aquila common stock surrendered in the merger (or pursuant to the exercise of dissenters' rights) is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. If a U.S. holder acquired different blocks of Aquila common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of Aquila common stock.

        Each share of Great Plains Energy common stock received by a U.S. holder in the merger will have a tax basis equal to the fair market value of the share received. A new holding period for each share of stock will begin on the day after the merger.

        Under the Code, cash or stock received in the merger (or pursuant to the exercise of dissenters' rights) by a U.S. holder may be subject to U.S. information reporting and backup withholding. Backup withholding (currently at a rate of 28%) will apply with respect to the amount of cash received and the fair market value of the Great Plains Energy common stock received by a non-corporate U.S. holder, unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

  Non-U.S. Holders

        Any gain realized on the receipt of cash and Great Plains Energy common stock in the merger (or pursuant to the exercise of dissenters' rights) by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of Aquila common stock (which includes for purposes of this bullet point the stock of Aquila's predecessor entity) at any time during the five-year period preceding the merger, and Aquila is or has been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of a five-year period preceding the merger or the period that the non-U.S. holder held Aquila common stock.

        A non-U.S. holder described in the first bullet point immediately above will be taxed on a net income basis on the net gain derived from the merger and in the same manner as if it were a U.S. person, and, if a non-U.S. holder is a foreign corporation, it may be subject, in addition, to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will generally be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S. under the Code.

        In general, Aquila will be treated as a "U.S. real property holding corporation" as of a given date if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of Aquila's worldwide real property interests and our other assets used or held for use in a trade or business as of a given date. The determination of the fair market value of Aquila's assets and, therefore, whether Aquila is a U.S. real property holding corporation at any given time, will depend on the particular facts and circumstances applicable at the time. Currently, it is unclear if Aquila is a U.S. real property holding corporation and in addition it is possible that Aquila has been a U.S. real property holding corporation for some or all of the preceding five year period.

        If you owned more than 5% of Aquila's common stock at any time during the five-year period preceding the merger (taking into account applicable attribution rules under the Code), please consult your tax advisor to determine the U.S. federal income tax consequences of the merger.

        Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash and Great Plains Energy common stock received in the merger (or pursuant to the exercise of dissenters' rights), unless a beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such beneficial owner is a U.S. person) or such beneficial owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Accounting Treatment

        In accordance with U.S. GAAP, Great Plains Energy will account for the merger using the purchase method of accounting. Under this method of accounting, Great Plains Energy will record the market value (based on an average of the closing prices of Great Plains Energy common stock for a range of two trading days before and after February 7, 2007, the announcement date) of its common stock issued in connection with the merger, the fair market value of the liabilities of Aquila being assumed by Great Plains Energy in the merger, the amount of cash consideration to be paid to holders of Aquila common stock, the fair value of certain Great Plains Energy options issued to replace Aquila options assumed in connection with the merger and the amount of direct transaction costs associated with the merger as the estimated purchase price of acquiring Aquila. Great Plains Energy will allocate the estimated purchase price to the net tangible and amortizable intangible assets acquired based on their respective fair values at the date of the completion of the merger. Any excess of the estimated purchase price over those fair values will be accounted for as goodwill. Intangible assets with definite lives will be amortized over their estimated useful lives. Goodwill resulting from the business combination will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that Great Plains Energy's management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Dissenters' or Appraisal Rights

  Great Plains Energy

        Under the Missouri General and Business Corporation Law (MGBCL), Great Plains Energy stockholders will not have any appraisal or dissenters' rights as a result of the issuance of additional shares of Great Plains Energy common stock in connection with the merger.

  Aquila

        Under Delaware law, any Aquila stockholders who does not wish to accept the cash and stock merger consideration provided for in the merger agreement has the right to seek appraisal of their shares of Aquila common stock and to receive payment in cash for the fair value of their Aquila common stock, as determined by a Delaware Court of Chancery, in lieu of the merger consideration. The "fair value" of Aquila common stock as determined by the Court of Chancery may be more or less than, or the same as, the value that the Aquila stockholder is entitled to receive under the terms of the merger agreement. Stockholders who elect to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law (DGCL), in order to perfect their rights. Strict compliance with the statutory procedures will be required. Failure to follow precisely any of the statutory requirements may result in the loss of appraisal rights. A copy of Section 262 of the DGCL is attached to this proxy statement as Annex I.

        This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex I to this proxy statement.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes Aquila's notice to its stockholders that appraisal rights are available in connection with the merger in compliance with the requirements of Section 262. If Aquila stockholders wish to consider exercising their appraisal rights, they should carefully review the text of Section 262 contained in Annex I because failure to comply timely and properly with the requirements of Section 262 will result in the loss of appraisal rights under Delaware law.

        If any Aquila stockholder elects to demand appraisal of their shares, the Aquila stockholder must satisfy each of the following conditions:

  •
  deliver to Aquila a written demand for appraisal of Aquila shares before the vote with respect to the merger is taken, which must reasonably set forth of the identity of the holder of record of Aquila common stock who intends to demand appraisal of his, her or its shares of common stock; and

  •
  not vote in favor of adoption of the merger agreement.

        If the Aquila stockholder fails to comply with either of these conditions and the merger is completed, then the stockholder will be entitled to receive payment for their shares of Aquila common stock as provided for in the merger agreement, but will have no appraisal rights with respect to their shares of Aquila common stock. Voting against or failing to vote for adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

        All demands for appraisal should be addressed to Christopher M. Reitz, Esq., Senior Vice President, General Counsel and Corporate Secretary, Aquila, Inc., 20 West Ninth Street, Kansas City, Missouri 64105, before the vote on the merger is taken at the special meeting. All demands for appraisal should be executed by, or on behalf of, the record holder of the shares of Aquila common stock for which appraisal is sought. The demand must reasonably inform Aquila of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a stockholder of Aquila must be made by, or in the name of, the registered stockholder, fully and correctly, as the stockholder's name appears on the stockholder's stock certificate(s). The demand cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares.

        If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If any Aquila stockholder holds shares of Aquila common stock in a brokerage account or in other nominee form and wishes to exercise appraisal rights, the Aquila stockholder should consult with his or her broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within 10 days after the effective date of the merger, Aquila, as the surviving corporation in the merger, must give written notice that the merger has become effective to each Aquila stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the payment specified by the merger agreement for that stockholder's shares of Aquila common stock. Within 120 days after the effective date, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation to file such a petition if there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previous written demand for appraisal. Within 120 days after the effective date of the merger or consolidation, any stockholder who has demanded appraisal, upon written request, is also entitled to receive from Great Plains Energy, as the surviving corporation in the merger, a statement setting forth the aggregate number of shares not voted in favor of the merger, which demands for appraisal have been received and the aggregate number of holders of such shares. Great Plains Energy must mail such statement to the stockholder within 10 days after such stockholder's written request for such a statement is received by it or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Great Plains Energy, as the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to stockholders who have demanded appraisal, the Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Court of Chancery may require stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Aquila common stock, the Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares. The Court of Chancery may determine to direct the surviving corporation to pay interest on the fair value accrued while the appraisal proceeding was pending to the stockholders who exercised their appraisal rights.

        In determining fair value, the Court of Chancery is required to take into account all relevant factors. Aquila stockholders should be aware that the fair value of Aquila shares as determined under Section 262 could be more or less than, or the same as, the value that Aquila stockholders are entitled to receive under the terms of the merger agreement. Stockholders also should be aware that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to fair value under Section 262.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Court of Chancery as the Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any Aquila stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective date of the merger; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of that stockholder's demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the merger consideration for shares of the stockholder's Aquila common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

        In view of the complexity of Section 262, stockholders who may wish to pursue appraisal rights should consult their legal advisors.

Principal Corporate Offices

        After completion of the merger, Great Plains Energy will maintain its headquarters and principal corporate offices in Kansas City, Missouri.

Workforce and Employee Benefit Matters

  Continuation of Agreements

        Following the merger, Great Plains Energy will cause the combined company to honor Aquila's compensation and benefit plans and any collective bargaining agreements to which Aquila or its subsidiaries are a party. In addition, from the date of the merger until the end of the calendar year following the year in which the merger occurs, Great Plains Energy will cause the combined company to provide employees of Aquila and its subsidiaries who are not covered by a collective bargaining agreement with compensation and employee benefits that are no less favorable in the aggregate than provided to those employees immediately before the merger (excluding certain benefits, such as equity or equity based compensation and change in control or retention payments). For purposes of determining eligibility to participate and vesting under employee benefit plans of Aquila or the combined company following the merger, Great Plains Energy will generally give employees of Aquila and its subsidiaries credit for service with Aquila prior to the merger, generally allow such employees to immediately participate in the plans without waiting times, pre-existing condition exclusions or proof of insurability requirements and will recognize eligible co-payments and deductibles under the new plan.

  Effect of Merger on Equity Awards

        At the time of the merger, each outstanding Aquila stock option will be converted into an option to acquire, on the same terms and conditions as were applicable under such Aquila stock option, including vesting (taking into account any acceleration of vesting that may occur as a result of the transactions contemplated by the merger agreement), shares of Great Plains Energy common stock, with the number of shares subject to the option and the per share exercise price being equitably adjusted to preserve the economic value of the option. Likewise, at the time of the mergers each other award denominated in Aquila common stock will be equitably adjusted into an award which relates to Great Plains Energy common stock. In general, the adjusted Aquila options and equity awards will remain subject to their other terms and conditions (including vesting schedules) following the merger, including those terms and conditions which provide for accelerated vesting of these awards in connection with the merger.

Restriction on Sales of Shares of Great Plains Energy Common Stock Received in the Merger

        The shares of Great Plains Energy common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable, except for shares of Great Plains Energy common stock issued to any person who is deemed to be an "affiliate" of Aquila prior to the merger. Persons who may be deemed to be "affiliates" of Aquila prior to the merger include individuals or entities that control, are controlled by, or are under common control of Aquila, prior to the merger, and may include officers and directors, as well as principal stockholders of Aquila, prior to the merger. Affiliates of Aquila will be notified separately of their affiliate status.

        Persons who may be deemed to be affiliates of Aquila prior to the merger may not sell any of the shares of Great Plains Energy common stock received by them in connection with the merger except pursuant to:

  •
  an effective registration statement under the Securities Act covering the resale of those shares;

  •
  an exemption under paragraph (d) of Rule 145 under the Securities Act; or

  •
  any other applicable exemption under the Securities Act.

        Great Plains Energy's registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of Great Plains Energy common stock to be received in connection with the merger by persons who may be deemed to be affiliates of Aquila prior to the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners and Management of Great Plains Energy

        The following table shows beneficial ownership of Great Plains Energy common stock by the directors, the Named Executive Officers, and all executive officers of Great Plains Energy as of May 1, 2007. The total of all shares owned by directors and executive officers represents less than 1% of Great Plains Energy's outstanding shares. Great Plains Energy management has no knowledge of any person (as defined by the SEC) who owns beneficially more than 5% of its common stock.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)
Named Executive Officers
Michael J. Chesser	137,283
William H. Downey	108,453
Terry Bassham	40,075
Shahid Malik	27,315
John R. Marshall	55,026
Non-Management Directors
David L. Bodde	13,317	(2)
Mark A. Ernst	11,215
Randall C. Ferguson, Jr.	6,402
William K. Hall	14,946
Luis A. Jimenez	8,160
James A. Mitchell	7,685
William C. Nelson	7,685	(3)
Linda H. Talbott	13,318
Robert H. West	10,142	(4)
All directors and executive officers as a group (17 persons)	561,457

(1)
Includes restricted stock with restricted reinvested dividend shares and exercisable non-qualified stock options.

•
Restricted Stock: Chesser—111,807 shares; Downey—73,715 shares; Bassham—38,882 shares; Malik—14, 986 shares; Marshall—50,794 shares; all other executives—83,043 shares

•
Exercisable Non-Qualified Stock Options: Downey—45,249 shares; all other executives—22,761 shares

(2)
The nominee disclaims beneficial ownership of 1,000 shares reported and held by nominee's mother.

(3)
The nominee disclaims beneficial ownership of 62 shares reported and held by nominee's wife.

(4)
The nominee disclaims beneficial ownership of 1,000 shares reported and held by nominee's wife.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Great Plains Energy directors, executive officers and person who own more than 10% of Great Plains Energy common stock to file reports of holdings and transactions in our common stock with the SEC. Based upon its records, Great Plains Energy believes that all required reports for 2006 have been timely filed.

Security Ownership of the Directors and Executive Officers of Aquila

        The following table shows beneficial ownership of Aquila common stock by the directors and named executive officers of Aquila as of May 1, 2007. In general, "beneficial ownership" includes those shares a director or named executive officer has sole or shared power to vote or transfer, and stock options that are currently exercisable or that are exercisable within 60 days. The total of all shares beneficially owned by the directors and named executive officers of Aquila represents, as of May 1, 2007, less than 1% of the outstanding shares of Aquila common stock.

Name of Beneficial Owner	Issued Shares Beneficially Owned		Exercisable Stock Options	Total Beneficial Ownership
Beth A. Armstrong	16,556		54,296	70,852
Herman Cain	60,444		0	60,444
Michael M. Crow	30,625		0	30,625
Jon R. Empson	70,600		51,850	122,450
Richard C. Green	688,371	(1)	565,962	1,254,333
Irvine O. Hockaday, Jr.	58,793		0	58,793
Heidi E. Hutter	49,387		0	49,397
Stanley O. Ikenberry	52,397		0	52,397
Patrick J. Lynch	28,500		0	28,500
Leo E. Morton	52,805		86,000	138,805
Christopher M. Reitz	0		22,900	22,900
Nicholas J. Singer	7,500		0	7,500
Directors and Executive Officers as a group (13 persons)	1,139,721		839,822	1,979,543

(1)
Includes 13,556 shares held in trusts over which Mr. Green has voting and investment control.

Stock Ownership of Certain Beneficial Owners of Aquila

        Set forth below are the only persons or groups known to Aquila to beneficially own five percent or more of Aquila's outstanding common stock, as of December 31, 2006.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Horizon Asset Management, Inc. 470 Park Avenue South New York, NY 10016	71,558,915	19.1
Advisory Research, Inc. Two Prudential Plaza 180 North Stetson Avenue, Suite 5500 Chicago, IL 60601	21,062,345	5.6

REGULATORY MATTERS

        To complete the Transactions, Aquila and Great Plains Energy must obtain approvals or consents from, or make filings with a number of U.S. federal and state public utility, antitrust and other regulatory authorities. The material U.S. federal and state approvals, consents and filings are described below. Aquila and Great Plains Energy are not currently aware of any other material governmental consents, approvals or filings that are required prior to the parties' consummation of the Transactions other than those described below. If additional approvals, consents and filings are required to complete the Transactions, Aquila and Great Plains Energy contemplate that those consents, approvals and filings will be sought or made.

        Aquila and Great Plains Energy will seek to consummate the Transactions by the first quarter of 2008. Although Aquila and Great Plains Energy believe that they will receive the required consents and approvals described below to complete the Transactions, there can be no assurance as to the timing of these consents and approvals or as to Aquila's and Great Plains Energy's ultimate ability to obtain those consents or approvals (or any additional consents or approvals which may otherwise become necessary) or that those consents or approvals will be obtained on terms and subject to conditions satisfactory to Great Plains Energy and Aquila.

Hart-Scott Rodino Act

        The Transactions are subject to the requirements of the HSR Act, and the rules and regulations promulgated thereunder, which provide that certain acquisition transactions may not be consummated until required information has been furnished to the Antitrust Division of the Department of Justice and the FTC and until certain waiting periods have been terminated or have expired. The termination of the HSR Act waiting period does not preclude the Antitrust Division or the FTC from challenging the Transactions on antitrust grounds and seeking to preliminarily or permanently enjoin the proposed Transactions. Neither Great Plains Energy nor Aquila believes that the Transactions will violate federal antitrust laws, but there can be no guarantee that the Antitrust Division or the FTC will not take a different position. If the Transactions are not consummated within 12 months after the termination of the initial HSR Act waiting period, Great Plains Energy and Aquila will be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period will have to expire or be earlier terminated before the Transactions could be consummated.

Federal Power Act

        Section 203 of the Federal Power Act, or FPA, provides that no public utility may sell or otherwise dispose of its jurisdictional facilities, directly or indirectly merge or consolidate its jurisdictional facilities with those of any other person, or acquire any security of any other public utility without first having obtained authorization from the FERC. Because Aquila and Great Plains Energy own "jurisdictional facilities" under the Federal Power Act, the approval of the FERC under Section 203 is required before Aquila and Great Plains Energy may consummate the Transactions. Section 203 provides that the FERC is required to grant its approval if the Transactions are found to be "consistent with the public interest."

        The FERC stated in its 1996 Merger Policy Statement that, in analyzing a merger under Section 203, it will evaluate the following criteria:

  •
  the effect of the merger on competition in electric power markets;

  •
  the effect of the merger on the applicants' wholesale rates; and

  •
  the effect of the merger on state and federal regulation of the applicants.

        In addition, under amendments to Section 203 of the FPA that were implemented under the Energy Policy Act of 2005, FERC now also is required to consider whether a jurisdictional transaction will result in the cross-subsidization of a non-utility associate company or the pledge or encumbrance of utility assets for the benefit of an associate company and, if so, FERC may not approve the transaction unless FERC determines that the cross-subsidization, pledge or encumbrance will be consistent with the public interest.

        The FERC will review these factors to determine whether the Transactions are consistent with the public interest. If the FERC finds that the Transactions would adversely affect competition, wholesale rates, or regulation, or that it will result in the cross-subsidization of a non-utility associate company or the pledge or encumbrance of utility assets for the benefit of an associate company that is not in the public interest, it may, pursuant to the FPA, deny approval of the Transactions or impose remedial conditions intended to mitigate such effects. In the event the FERC chooses to impose remedial conditions, Aquila and Great Plains Energy would then review those conditions that would have a material adverse effect and decide whether to accept them. Based on FERC precedent, Aquila and Great Plains Energy believe that the Transactions should satisfy the FERC's merger guidelines and that any mitigation conditions imposed by the FERC would not have a material adverse effect on the anticipated benefits of the Transactions. However, there can be no guarantee that the FERC will agree with the parties' characterization of FERC precedent or that the FERC will not change its analytic framework in a manner adverse to the parties.

State Regulatory Approvals

        Great Plains Energy (through its KCP&L subsidiary) is currently subject to regulation by the utility commissions of Missouri and Kansas. Aquila is currently subject to regulation by the public utility commissions of Missouri, Iowa, Nebraska, Kansas and Colorado. The following is a brief description of state regulatory jurisdiction over the Transactions and required approvals:

  •
  Great Plains Energy, KCP&L, a wholly-owned subsidiary of Great Plains Energy, and Aquila are subject to regulation by the MPSC. Missouri law confers upon the MPSC jurisdiction to review and approve the acquisition of Aquila by Great Plains Energy. The statutory standard that the MPSC will use to review the merger is whether the merger "is not detrimental to the public interest," although the MPSC has recently articulated that standard to mean a "no net detriment" standard. The companies filed a joint application with the MPSC on April 4, 2007.

  •
  Great Plains Energy and KCP&L also are subject to regulation by the KCC. These two companies have previously entered into a stipulation that obligate the companies to obtain KCC approval of the proposed acquisition. Aquila is also subject to regulation by the KCC under a law that requires Aquila to obtain KCC approval of the merger. The statutory standard the KCC will use to review the merger is whether the merger is "in the public interest." The companies filed a joint application with the KCC on April 4, 2007.

  •
  Aquila is also subject to regulation by the KCC under a "standstill" order dated June 26, 2003, as amended and modified. Under the "standstill" order, KCC approval is, subject to certain exceptions, required for the sale of any of Aquila's regulated utility assets. On February 26, 2007, Aquila (i) filed a motion with the KCC requesting a waiver to the "standstill" provisions applicable to the merger and Asset Sale, other than the sale of Aquila's Kansas gas utility operations to Black Hills, and (ii) entered into a stipulation and agreement with the KCC Staff in respect of Aquila's motion for a waiver of the "standstill" provisions, so that Aquila would not need KCC approval to sell its regulated operations in Colorado, Iowa and Nebraska. On March 19, 2007, Aquila and the KCC Staff filed a joint motion with the KCC requesting approval of the aforementioned stipulation and agreement. On April 4, 2007, the KCC approved the settlement and agreement entered into by Aquila and the KCC Staff, which effectively grants to Aquila the waiver requested under the "standstill" order.

        In the MPSC application, the companies have requested that Aquila be authorized to use an additional amortization mechanism to maintain credit ratios once Aquila achieves financial metrics necessary to support an investment-grade credit rating. Aquila and KCP&L also requested authorization to amortize transaction and incremental transition-related costs over five years, and to collectively retain for a five year period 50 percent of the estimated synergy savings resulting from the transaction. The companies are not seeking to recover any acquisition premium. In the KCC application, the companies requested similar regulatory treatment of costs and synergies only for KCP&L; no regulatory treatment was requested for Aquila, as it will be selling its non-Missouri utility operations to Black Hills immediately before the merger closes. Aquila further requested approval in Missouri to distribute to Great Plains Energy approximately $677 million of the proceeds from the sale of its non-Missouri utility operations to Black Hills to fund substantially all of the cash portion of the merger consideration payable to its shareholders by Great Plains Energy.

        The sharing of the anticipated merger related savings and related costs to achieve such savings allocated among various ratepayers and the stockholders of Great Plains Energy will either be considered by the MPSC and KCC as a part of their respective merger proceedings or will be considered by them as a part of future rate proceedings. In that regard, Aquila is obligated under the merger agreement, if certain financial metrics are not achieved as of the end of any quarter in 2007, to file a rate case at the MPSC before the merger is closed seeking the regulatory relief requested in the MPSC joint application, effective as of the consummation of the merger. Aquila and Great Plains Energy will seek to work with each state utility commission in a collaborative process to allocate merger related savings and costs applicable to each jurisdiction between ratepayers and stockholders.

        The state public utility commissions of Colorado, Iowa and Nebraska also currently have regulatory jurisdiction over Aquila's utility assets and operations to be sold by Aquila to Black Hills. However, those commissions will not have jurisdiction over Aquila following the completion of the Asset Sale, which must occur prior to the consummation of the merger. As a result, the approval of the state public utility commissions of Colorado, Iowa and Nebraska will be required to consummate the Asset Sale, but not the merger. Due to the cross-contingent nature of the merger and the Asset Sale, the following is a brief description of state regulatory jurisdiction over the Asset Sale and required approvals:

  •
  Aquila is subject to regulation by the Colorado Public Utilities Commission, or CPUC. Colorado law confers upon the CPUC jurisdiction to review and approve the sale of utility assets of any "public utility" subject to the CPUC's jurisdiction. The sale of Aquila's jurisdictional electric and gas utility assets in Colorado to Black Hills will, therefore, require CPUC approval. The statutory standard the CPUC will use to review the Asset Sale is whether the transaction "is not contrary to the public interest." Aquila and Black Hills filed a joint application for approval of the Asset Sale, to the extent it relates to Aquila's Colorado gas and electric utility assets, with the CPUC on April 4, 2007.

  •
  Aquila is subject to regulation by the Iowa Utilities Board, or IUB. Iowa law confers upon the IUB jurisdiction to review and approve the reorganization (including by merger or otherwise) of any "public utility" subject to the IUB's jurisdiction. The sale of Aquila's jurisdiction gas utility assets in Iowa to Black Hills will, therefore, require IUB approval. The statutory standard the IUB will use to review the Asset Sale is whether the transaction "is not detrimental to the public." Aquila and Black Hills filed a joint application for approval of the Asset Sale, to the extent it relates to Aquila's Iowa gas utility assets, with the IUB on April 4, 2007.

  •
  Aquila is subject to regulation by the KCC. Kansas law confers upon the KCC jurisdiction to review and approve the transfer of utility assets of any "public utility" subject to the KCC's jurisdiction. The sale of Aquila's jurisdictional gas utility assets in Kansas to Black Hills will, therefore, require KCC approval. The statutory standard the KCC will use to review the Asset Sale is whether the transaction "promotes the public interest." Aquila and Great Plains Energy filed a joint application for approval of the Asset Sale, to the extent it relates to Aquila's Kansas gas utility assets, with the KCC on April 4, 2007.

  •
  Aquila is subject to regulation by the Nebraska Public Service Commission, or NPSC. Nebraska law confers upon the NPSC the jurisdiction to review and approve the transfer of utility assets of any "public utility" subject to the NPSC's jurisdiction. The sale of Aquila's jurisdictional gas utility assets in Nebraska to Black Hills will, therefore, require NPSC approval. The statutory standard the NPSC will use to review the Asset Sale is whether the transaction "does not adversely affect the utility's ability to serve ratepayers." Aquila and Black Hills filed a joint application for approval of the Asset Sale, to the extent it relates to Aquila's Nebraska gas utility assets, with the NPSC on April 4, 2007.

        In the MPSC application relating to the merger, Aquila and Great Plains Energy requested approval of certain aspects of the Asset Sale, to the extent assets included in the Asset Sale have previously been deemed "necessary or useful" for Aquila's Missouri utility operations.

Federal Communications Commission

        Under the provisions of the Communications Act of 1934, as amended by the Telecommunications Act of 1996, an entity holding licenses for the provision of telecommunications services must obtain the approval of the FCC before the transfer of control or assignment of those licenses. Affiliates of both Great Plains Energy and Aquila hold certain FCC licenses for the provision of telecommunications services in the U.S. and, thus, must obtain prior FCC approval to assign or transfer control of those licenses. Obtaining FCC approval is not a condition to closing of the merger or the Asset Sale.

THE MERGER AGREEMENT AND OTHER TRANSACTION AGREEMENTS

        The following is a summary of the material terms of the merger agreement and Asset Sale Agreements. This summary does not purport to describe all the terms of the merger agreement and is qualified in its entirety by reference to the complete merger agreement, asset purchase agreement and partnership interests purchase agreement, which are attached as Annexes A, B and C to this joint proxy statement/prospectus and incorporated by reference herein. All stockholders of Great Plains Energy and Aquila are urged to read the merger agreement carefully and in its entirety to understand the rights and obligations of Great Plains Energy and Aquila under the merger agreement.

The Transactions

  The Asset Sale

        Black Hills is acquiring Aquila's gas and Colorado electric utility assets under the Asset Sale Agreements for a total of $940 million in cash, subject to adjustment. Specifically, under the terms of the asset purchase agreement, Black Hills will purchase from Aquila its natural gas utility assets in Iowa, Nebraska and Kansas for $600 million in cash, subject to adjustment. Also, under the terms of the partnership interests purchase agreement, Aquila and its wholly-owned subsidiary Aquila Colorado, LLC will form two limited partnerships, to which Aquila will contribute its Colorado electric and natural gas utility assets. Aquila and Aquila Colorado, LLC will then sell the ownership interests in the two limited partnerships to Black Hills and one or more of its subsidiaries for an aggregate purchase price of $340 million in cash, subject to adjustment. The $940 million base purchase price is subject to adjustment if, among other things, actual working capital varies from projected working capital of $63 million, and actual capital expenditures varies from 2007 estimated capital expenditures of $62.1 million, and, depending on when the Asset Sale closes in 2008, 2008 estimated capital expenditures of $64.4 million.

  The Merger

        Immediately following the completion of the Asset Sale, at the effective time of the merger, Gregory Acquisition Corp. will be merged with and into Aquila in accordance with the DGCL. Aquila will be the surviving corporation and will continue its corporate existence under the laws of Delaware and will succeed to and assume all of the rights and obligations of Gregory Acquisition Corp. in accordance with the DGCL. As a result of the merger, Aquila will become a wholly-owned subsidiary of Great Plains Energy.

  Timing of Closing

        The closing of the Transactions will take place at 10:00 A.M, New York time, on the first business day after satisfaction or waiver of the conditions to closing set forth in the merger agreement, asset purchase agreement and partnership interests purchase agreement (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver or such conditions at the time of closing), unless another time or date is agreed to by the parties. Because the closing of the merger can occur only following the closing of the Asset Sale, any occurrence which prevents the Asset Sale from closing (whether in accordance with the terms of the asset purchase agreement or partnership interests purchase agreement, or involving a breach by one of the parties) would also prevent the merger.

        The closing of the Transactions will be held at Fried Frank's offices at One New York Plaza, New York, New York 10004.

Merger Consideration

  Conversion of Aquila Common Stock in the Merger

        At the effective time of the merger, each issued and outstanding share of Aquila common stock (other than those shares to be canceled) will be converted into the right to receive $1.80 in cash and 0.0856 of a fully paid and nonassessable share of Great Plains Energy common stock.

  Cancellation of Certain Aquila Common Stock in the Merger

        At the effective time of the merger, each share of Aquila common stock that is owned by Aquila or Great Plains Energy immediately prior to the effective time of the merger will automatically be canceled and no consideration will be delivered in exchange therefor.

  Procedures for Exchange of Share Certificates; Fractional Shares

        Great Plains Energy will choose an exchange agent with Aquila's approval. At the effective time of the merger, Great Plains Energy will deposit with the exchange agent certificates of Great Plains Energy common stock to be exchanged for shares of common stock of Aquila and cash to be paid in exchange for shares of common stock of Aquila. As soon as is practicable after the effective time of the merger, the exchange agent will mail to each holder of record (as of the effective time of the merger) who is entitled to receive the merger consideration a letter of transmittal and instructions for use in surrendering the certificates in exchange for whole shares of Great Plains Energy common stock, cash in lieu of fractional shares, the cash portion of the consideration, and any dividends or other distributions payable on the shares of Great Plains Energy common stock to be exchanged for shares of common stock of Aquila.

        Upon surrender of a certificate for cancellation to the exchange agent, together with such letter of transmittal, duly executed, the holder will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Great Plains Energy common stock, and a check in the amount (net of required tax withholdings) of the cash merger consideration, cash in lieu of fractional shares and certain other dividends or distributions, that the holder is entitled to receive. In the event of a transfer of ownership of Aquila common stock that is not registered in the transfer records of Aquila, the proper number of shares of Great Plains Energy common stock and a check for the proper amount of cash may be issued to a person other than the person in whose name the certificate so surrendered is registered if such certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance will pay any transfer or other taxes required by reason of the issuance of shares of Great Plains Energy common stock to a person other than the registered holder of such certificate or establish to the satisfaction of Great Plains Energy or the exchange agent that such tax has been paid or is not applicable. Until surrendered as described, each certificate will be deemed at any time after the effective time of the merger to represent only the right to receive the merger consideration upon such surrender which the holder has the right to receive. No interest will be paid or will accrue on any consideration payable to holders of certificates.

        Great Plains Energy will not issue any fractional shares of its common stock upon the surrender of certificates. Holders of Aquila common stock will receive cash in lieu of fractional shares.

Conditions to the Completion of the Transactions

        The merger agreement contains customary closing conditions, including the following closing conditions that apply to the obligations of both Great Plains Energy and Aquila:

  •
  Aquila stockholder approval of the merger agreement, and Great Plains Energy stockholder approval of the issuance of Great Plains Energy common stock in the merger;

  •
  the approval for listing on the NYSE of the shares of common stock of Great Plains Energy that will be issuable to holders of Aquila common stock pursuant to the merger;

  •
  the absence of laws preventing the consummation of the merger the violation of which would reasonably be expected to have significant impact on Great Plains Energy or Aquila, after giving effect to the Asset Sale, and the absence of a court order or injunction which effects or enjoins the consummation of the merger;

  •
  the receipt of certain required consents with respect to the merger and the Asset Sale from the FERC and state utility regulators, without the imposition of terms or conditions which would reasonably be expected to result in the imposition of restrictions on Aquila effective before the consummation of the merger, or be materially adverse to Aquila and its subsidiaries (after giving effect to the Asset Sale), Great Plains Energy and its subsidiaries, or the businesses to be purchased by Black Hills, in each case, taken as a whole;

  •
  the termination or expiration of the applicable waiting period under the HSR Act;

  •
  the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part and the absence of a stop order suspending its effectiveness;

  •
  the accuracy of the representations and warranties of the other party and of Black Hills, except where such failure to be true and accurate would not have a material adverse effect;

  •
  the performance in all material respects of the other party's obligations under the merger agreement;

  •
  the receipt of the required closing certificates from the other and from Black Hills; and

  •
  the absence of any change, event, occurrence or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the other party (as defined in the merger agreement).

        In addition, the Asset Sale must have occurred.

Termination of the Agreements

        The merger agreement may be terminated at any time prior to the completion of the merger, whether before or (unless otherwise noted below) after the Great Plains Energy and Aquila stockholder votes regarding the transactions:

  •
  by mutual written consent of Great Plains Energy, Aquila and Black Hills;

  •
  by either Great Plains Energy or Aquila (provided that a party whose material breach of its obligations under the merger agreement has proximately contributed to the failure of the merger to be consummated will not have the right to terminate the merger agreement) if:

  •
  the merger has not been consummated by the first anniversary of the date of the merger agreement; provided that if either party determines that additional time is necessary to obtain required regulatory approvals for the merger or the Asset Sale, or if all of the conditions to Great Plains Energy's obligations to consummate the merger have been satisfied or shall be then capable of being satisfied other than the closing of the Asset Sale, such party may extend the termination date up to the 18-month anniversary of the date of the merger agreement;

  •
  the Aquila stockholders do not approve the merger agreement, or the Great Plains Energy stockholders do not approve the stock issuance;

    •
    any final and nonappealable order by any court in the U.S. permanently enjoining the consummation of the merger is in effect;

    •
    either of the Asset Sale Agreements is terminated in accordance with its terms;

    •
    the other party breaches the merger agreement, one of such party's representations or warranties becomes untrue after the date of the merger agreement or the other party fails to perform its obligations in any material respect which breach or failure to perform would give rise to the failure to satisfy the closing conditions and such breach or failure to perform is not or cannot be cured before the termination date (as extended);

  •
  by either Great Plains Energy or Aquila, prior to the approval of the merger agreement or the stock issuance, as applicable, by the other party's stockholders, if the board of directors of the other party:

  •
  publicly withholds or withdraws, or publicly proposes to withhold or withdraw, its recommendation of the merger agreement or the stock issuance, as applicable;

  •
  fails to reaffirm its recommendation of the merger agreement or the stock issuance, as applicable, within 15 business days of the receipt of a written request for reaffirmation of such recommendation from the other party when such party has received and not rejected an acquisition proposal, provided that the 15-business-day period will be extended for an additional 15 business days following any material modification to the acquisition proposal occurring after the receipt of the written request to reaffirm. In addition, the 15-business day period will recommence, following the receipt of a written request from the other party, each time an acquisition proposal is made by a person that had not previously made an acquisition proposal; or

  •
  has approved or recommended, or publicly proposed to approve or recommend, an acquisition proposal.

  •
  by either Great Plains Energy's or Aquila's board of directors prior to the approval of the merger agreement or the stock issuance, as applicable, by such party's stockholders, if such party's board of directors approves a superior proposal and authorizes such party to enter into a binding written agreement with respect to that superior proposal.

    An "acquisition proposal" means a proposal or offer by a party other than Aquila or Great Plains Energy, as applicable, to acquire in any manner, including by merger, consolidation, tender offer or otherwise, directly or indirectly, 20% or more of the common stock or consolidated assets (including equity interests of subsidiaries) of Aquila or Great Plains Energy, as applicable.

    A "superior proposal" means a bona fide acquisition proposal for at least 50% of the common stock or consolidated assets (including equity interests of subsidiaries) of Aquila or Great Plains Energy that such party's board of directors determines in good faith (after consultation with its financial advisors and outside legal counsel) is reasonably expected to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and, if consummated, would result in a transaction more favorable to the stockholders of such party from a financial point of view than the Transactions, after taking into account any changes to the terms of the merger agreed to by Great Plains Energy and Black Hills.

Termination Fees

        Under the circumstances described below, Great Plains Energy or Aquila, as applicable, would be required to pay a termination fee of $45 million to the other party under the merger agreement. Under the Asset Sale Agreements, in the case a termination fee payable by Aquila under the merger agreement, Great Plains Energy will reimburse Black Hills for up to $15 million of its expenses in connection with the Transactions; in the case of a termination fee payable by Great Plains Energy, the full termination fee would be paid to Aquila and Great Plains Energy would additionally reimburse Black Hills for up to $15 million of its expenses in connection with the Transactions under the Asset Sale Agreements.

        Aquila will pay the termination fee to Great Plains Energy and Black Hills if the merger agreement is terminated:

  •
  by Aquila prior to the approval of the merger agreement by Aquila's stockholders if Aquila's board of directors approves a superior proposal;

  •
  by Great Plains Energy prior to the approval of the merger agreement by Aquila's stockholders if Aquila's board of directors fails to reaffirm its recommendation of the merger agreement within 15 business days of the receipt of a written request for reaffirmation of such recommendation from Great Plains Energy when Aquila has received and not rejected an acquisition proposal; or

  •
  because the merger has not been consummated by the termination date (as it may be extended), the approval of the merger agreement is not obtained at a duly convened meeting of Aquila's stockholders or Aquila has materially breached any of its representations, warranties, covenants or agreements and such breach cannot be or is not cured by the termination date; provided, that prior to such termination, a third party has made an acquisition proposal for 50% or more of Aquila's common stock or assets, within nine months of the termination any third party has acquired a majority of Aquila's stock, or Aquila has entered into binding agreements with respect to or consummated an acquisition proposal for 50% or more of Aquila's common stock or assets.

        Great Plains Energy will pay the termination fee to Aquila if the merger agreement is terminated:

  •
  by Great Plains Energy prior to the approval of the share issuance by Great Plains Energy's stockholders if Great Plains Energy's board of directors approves a superior proposal;

  •
  by Aquila prior to the approval of the share issuance by Great Plains Energy's stockholders if Great Plains Energy's board of directors fails to reaffirm its recommendation of the share issuance within 15 business days of the receipt of a written request for reaffirmation of such recommendation from Aquila when Great Plains Energy has received and not rejected an acquisition proposal; or

  •
  because the merger has not been consummated by the termination date (as it may be extended), the approval of the merger agreement is not obtained at a duly convened meeting of Aquila's stockholders or Great Plains Energy has materially breached any of its representations, warranties, covenants or agreements and such breach cannot be or is not cured by the termination date; provided, that prior to such termination, a third party has made an acquisition proposal for 50% or more of Great Plains Energy's common stock or assets, within nine months of the termination any third party has acquired a majority of Great Plains Energy's stock, or Great Plains Energy has entered into binding agreements with respect to or consummated an acquisition proposal for 50% or more of Great Plains Energy's common stock or assets.

No Solicitation

        Aquila, Great Plains Energy, their subsidiaries, and their respective officers, directors and representatives may not:

  •
  initiate, solicit or knowingly facilitate or encourage, any inquiries or proposal that is or is reasonably expected to constitute an acquisition proposal;

  •
  participate in negotiations regarding, or provide non-public information to anyone who has made, or proposes to make, an acquisition proposal;

  •
  provide access to the properties, books or records of such party to anyone that has made, or that such party knows is considering making, an acquisition proposal;

  •
  except as described below, enter into any agreement or understanding with respect to an acquisition proposal; or

  •
  except as described below, propose publicly or agree to any of the foregoing.

        Notwithstanding this prohibition, at any time prior to the approval of a party's stockholders, that party's board of directors may:

  •
  provide information in response to a request by a third party who has made a bona fide written acquisition proposal that was not solicited or encouraged in violation of the nonsolicitation obligation provided that the party requesting the information executes a confidentiality agreement no more favorable in any material respect to that party than the confidentiality agreement between Great Plains Energy and Aquila and provided that all information provided to such third party must concurrently be provided to Great Plains Energy and Black Hills, or Aquila, as applicable, if not previously provided; and

  •
  engage in negotiations with a third party who has made a bona fide written acquisition proposal that was not solicited or encouraged in violation of the nonsolicitation obligation, if the board of directors of the party entering into the negotiations determines in good faith (after consultation with outside legal counsel and financial advisors) that failure to take this action would be inconsistent with the its fiduciary duties, and that the acquisition proposal either is, or is reasonably likely to lead to, a superior proposal.

        Except as set forth below, neither Great Plains Energy's board of directors or Aquila's board of directors, nor any committee may:

  •
  withhold or withdraw its recommendation in favor of the merger agreement or the stock issuance, as applicable, or approve or recommend to that party's stockholders an acquisition proposal; or

  •
  allow that party to enter into an agreement or understanding with respect to an acquisition proposal.

        Notwithstanding these prohibitions, at any time prior to receipt of a party's stockholder approval, the board of directors of that party may, if it determines in good faith, after consulting with its financial advisors and outside counsel, that the failure to take such action would be inconsistent with its fiduciary obligations under applicable law:

  •
  withhold or withdraw its recommendation in favor of the merger agreement or the stock issuance, as applicable; or

  •
  approve or recommend to the party's stockholders a superior proposal, but only if such party notifies the other party in writing six business days in advance of its intention to take this action and during that six-business-day period, Great Plains Energy and Black Hills, or Aquila, as applicable, will be allowed to propose changes to the terms of the Transactions and the parties will negotiate in good faith with respect to such modifications, and the superior proposal may only be accepted if it remains a superior proposal as compared to the terms of the Transactions taking into account the modifications the parties may agree to during the six-business-day period.

        Great Plains Energy and Aquila must promptly (and within 36 hours) notify each other (and Black Hills, in the case of Aquila) orally and in writing, of any:

  •
  inquiries, proposals or offers with respect to an acquisition proposal,

  •
  requests for non-public information from a third party who has made, or proposes to make, an acquisition proposal, or

  •
  discussions or negotiations which are sought to be initiated or continued by a third party who has made, or proposes to make, an acquisition proposal.

Expenses

        All expenses incurred in connection with the merger will be paid by the party incurring such expenses, whether or not the merger is consummated, except that each of Great Plains Energy and Aquila will bear and pay one-half of the filing fees for the premerger notification and report forms under the HSR Act and the costs and expenses incurred in connection with the printing and mailing of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part. Great Plains Energy will reimburse Aquila's reasonable out-of-pocket expenses in connection with assistance provided by Aquila in preparing financial information to be used in financings transactions undertaken by Great Plains Energy on or prior to the consummation of the merger. Great Plains Energy and Black Hills will reimburse Aquila's reasonable out-of-pocket expenses incurred at the request of Great Plains Energy or Black Hills in connection with preparing to perform the transition services agreement between Great Plains Energy and Black Hills.

Amendment; Extension and Waiver

        The merger agreement may be amended in writing by the parties at any time before the effective time of the merger by Aquila, Great Plains Energy and Gregory Acquisition Corp., provided that Black Hills must also consent to any amendment that would adversely affect its rights or obligations.

        Any agreement on the part of a party to any waiver will be valid only if set forth in an instrument in writing signed on behalf of that party. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights.

Representations and Warranties

        The merger agreement contains customary representations and warranties made by Great Plains Energy and Aquila to each other. These representations and warranties are subject to qualifications and limitations agreed to by Great Plains Energy and Aquila in connection with negotiating the terms of the merger agreement. Some of the more significant of these representations and warranties relate to:

  •
  organization, good standing and qualification;

  •
  capital structure;

  •
  corporate authority to enter into the merger agreement and the merger;

  •
  required governmental approvals;

  •
  absence of any breach of organizational documents, law or material agreements, as a result of the merger;

  •
  SEC filings, financial statements and compliance with the Sarbanes-Oxley Act of 2002;

  •
  absence of changes or events that have had or could reasonably be expected to have a material adverse effect;

  •
  absence of undisclosed liabilities;

  •
  litigation;

  •
  certain employee benefits matters and compliance with the Employee Retirement Income Security Act of 1974;

  •
  truth and accuracy of certain information supplied in connection with the preparation of this joint proxy statement/prospectus and the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part;

  •
  possession of requisite permits and compliance with laws;

  •
  validity of, and compliance with, material contracts;

  •
  title to real and personal property;

  •
  inapplicability of state anti-takeover statutes;

  •
  compliance with environmental laws and certain other environmental matters;

  •
  proper filing of tax returns and certain other tax matters;

  •
  certain labor and employee relations matters;

  •
  transactions with affiliates;

  •
  compliance with the Foreign Corrupt Practices Act of 1977 and other laws applicable to foreign trade;

  •
  maintenance of adequate insurance;

  •
  brokers' and finders' fees; and

  •
  states regulating utility operations.

        Representations made only by Great Plains Energy and its subsidiary Gregory Acquisition Corp.:

  •
  ownership of Aquila stock;

  •
  ability to complete the Asset Sale; and

  •
  the absence of prior operations of Gregory Acquisition Corp.

        Representations made only by Aquila:

  •
  ownership and use of intellectual property; and

  •
  absence of a "rights plan" or "poison pill."

        In addition, Black Hills makes limited representations and warranties in the merger agreement, including representations and warranties relating to:

  •
  organization, good standing and qualification;

  •
  corporate authority to enter into the merger agreement;

  •
  required governmental approvals; and

  •
  absence of any breach of organizational documents, law or material agreements.

        THE DESCRIPTION OF THE MERGER AGREEMENT IN THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN INCLUDED TO PROVIDE YOU WITH INFORMATION REGARDING ITS TERMS. THE MERGER AGREEMENT CONTAINS REPRESENTATIONS AND WARRANTIES MADE BY AND TO THE PARTIES THERETO AS OF SPECIFIC DATES. THE STATEMENTS EMBODIED IN THOSE REPRESENTATIONS AND WARRANTIES WERE MADE FOR PURPOSES OF THE CONTRACTS BETWEEN THE PARTIES THERETO AND ARE SUBJECT TO QUALIFICATIONS AND LIMITATIONS AGREED BY THE PARTIES THERETO IN CONNECTION WITH NEGOTIATING THE TERMS OF THOSE CONTRACTS. IN ADDITION, CERTAIN REPRESENTATIONS AND WARRANTIES WERE MADE AS OF A SPECIFIED DATE, MAY BE SUBJECT TO A CONTRACTUAL STANDARD OF MATERIALITY DIFFERENT FROM THOSE GENERALLY APPLICABLE TO STOCKHOLDERS, OR MAY HAVE BEEN USED FOR THE PURPOSE OF ALLOCATING RISK BETWEEN THE PARTIES RATHER THAN ESTABLISHING MATTERS AS FACTS.

Covenants

        Pending the consummation of the merger, except as contemplated by the merger agreement or legally required, unless Great Plains Energy consents in writing (such consent not to be unreasonably withheld or delayed):

  •
  Aquila and its subsidiaries will conduct their business in all material respects in the ordinary course of business, and, to the extent consistent with past practice, each will use commercially reasonable efforts to preserve its business organizations intact, maintain existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates, and retain the services of current key officers and employees;

  •
  Aquila and its subsidiaries will not amend their organizational documents;

  •
  Aquila and its subsidiaries will not split, combine, subdivide or reclassify its outstanding shares of capital stock; declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock or other equity interests, other than dividends or distributions by wholly-owned subsidiaries; or repurchase, redeem or otherwise acquire any shares of its capital stock, equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or other equity interests, except that that Aquila may acquire its options and stock awards upon their exercise or settlement, Aquila may acquire its premium income equity securities or convertible debentures upon their conversion or exchange, and wholly-owned subsidiaries may repurchase, redeem or otherwise acquire shares of their capital stock or securities convertible into or exchangeable or exercisable for capital stock;

  •
  Aquila and its subsidiaries will not merge or consolidate, or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization except for transactions between wholly-owned subsidiaries, or between Aquila and its wholly-owned subsidiaries provided Aquila is the surviving entity;

  •
  Aquila and its subsidiaries will not terminate, establish, adopt, enter into, make any new, or accelerate any existing, grants or awards of stock-based compensation or other benefits under, amend or otherwise modify, or grant any rights to severance, termination or retention benefits under compensation and benefit plans, or increase the salary, wage, bonus or other compensation of any directors, officers or employees, except for: grants of equity or equity based awards in the ordinary course of business with respect to more than 350,000 shares of Aquila common stock, subject to certain other restrictions; increases in salary or grants of annual bonuses in the ordinary course of business in connection with normal periodic performance reviews (including promotions) and the provision of individual compensation and benefits to new and existing directors, officers and employees of Aquila and its subsidiaries consistent with past practice (but not benefits or compensation payable solely as a result of the consummation of the Transactions); actions necessary to satisfy existing contractual obligations under existing benefit plans; and certain specified bonuses to executives;

  •
  Aquila and its subsidiaries may not incur or modify (other than immaterial modifications not affecting the timing or amounts of payments due thereunder) indebtedness for borrowed money or guarantee indebtedness of others, or issue or sell debt securities except for: indebtedness or guarantees for borrowed money incurred to finance investments Aquila is required to make under existing agreements; indebtedness or guarantees for borrowed money incurred in the ordinary course of business to finance permitted capital expenditures; short-term indebtedness for working capital requirements; indebtedness for money borrowed between Aquila's wholly-owned subsidiaries (other than the subsidiaries to be transferred under the partnership interests purchase agreement) and Aquila; indebtedness for borrowed money made in connection with the refinancing of existing indebtedness for borrowed money or indebtedness for borrowed money permitted to be incurred hereunder at a lower cost of funds and otherwise on terms that, in the aggregate, are not less favorable to Aquila than the terms of the indebtedness to be replaced, either at or prior to its stated maturity; or interest rate hedges on customary terms not to exceed $150,000,000 of notional debt in the aggregate relating to Aquila's investment in the Iatan 1 and 2 electric generation stations, which hedges will terminate on or before the second anniversary of the date of the merger agreement;

  •
  Aquila and its subsidiaries may not make capital expenditures in excess of the amounts specified in its capital expenditures budget plus incremental amounts of $26 million in 2007 and $27 million in 2008, except for capital expenditures: required under existing contracts or incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) which are necessary to provide or maintain safe, adequate and reliable service to Aquila's utility customers;

  •
  Aquila and its subsidiaries may not transfer, sell, mortgage, or pledge any material property or assets (including capital stock of subsidiaries), except for: transfers, pledges and other dispositions in the ordinary course of business, liens to secure permitted indebtedness and hedges; and transfers and other dispositions required under existing contracts;

  •
  Aquila and its subsidiaries may not issue, pledge, or sell shares of capital stock, or securities convertible into stock, except for any stock issued pursuant to existing options and awards, or for awards granted in accordance with the merger agreement; pro rata issuances by subsidiaries, and the issuance of stock pursuant to the conversion of any of Aquila's premium income equity securities or convertible debentures;

  •
  Aquila and its subsidiaries may not spend in excess of $5,000,000 individually or $20,000,000 in the aggregate to acquire businesses which would be part of Aquila after giving effect to the Asset Sale;

  •
  Aquila and its subsidiaries may not change their accounting standards and procedures, other than as a result of changes in GAAP, law or regulatory accounting standards and practice;

  •
  Aquila and its subsidiaries may not make any tax election, or take any position on any future tax return, or adopt any method that is inconsistent in any material respect with elections made, positions taken or methods used in preparing or filing similar tax returns in prior periods, or enter into any closing agreement, or settle or resolve any tax controversy involving more than $1,000,000 individually or $10,000,000 in the aggregate;

  •
  Aquila and its subsidiaries may not enter into any line of business in any geographic area other than their current and related lines of business and areas (which includes the wind-down of the trading book of Aquila's subsidiary Aquila Merchant Services, Inc.), other than with respect to businesses to be acquired by Black Hills in the Asset Sale;

  •
  Aquila and its subsidiaries may not make any loans or investments (other than to each other and other than as required under existing contracts) in excess of $1,000,000 individually or $2,000,000 in the aggregate, except for investments in marketable securities and the provision of goods, commodities and services in the ordinary course of business;

  •
  Aquila and its subsidiaries will maintain with financially responsible insurance companies (or through self-insurance consistent with past practice) insurance in amounts and against risks and losses as are customary in their industries for companies of their size;

  •
  Aquila and its subsidiaries may not enter into, modify or materially breach any material contract (other than contracts relating only to the businesses to be acquired by Black Hills) other than in the ordinary course of business or on terms not materially adverse to them;

  •
  Aquila and its subsidiaries may not materially amend, breach or terminate a material permit, other than as required by law;

  •
  Aquila and its subsidiaries may not enter into any settlement of any litigation in which the damages to be paid by Aquila (and not reimbursed by insurance) are in excess of $20,000,000 in the aggregate, or the non-monetary relief to be provided could reasonably be expected to materially restrict the prospective operation of their businesses;

  •
  Aquila and its subsidiaries may not negotiate the renewal or extension of certain collective bargaining agreements without consulting with Great Plains Energy or in a manner inconsistent with past practice;

  •
  Aquila and its subsidiaries may not agree to material changes to agreements or courses of dealings with FERC and state utility regulatory bodies in respect of the operation of Aquila after giving effect to the Asset Sale, except as required by law to obtain or renew permits, or agreements in the ordinary course of business consistent with past practice;

  •
  Aquila and its subsidiaries may not waive their material rights under confidentiality and standstill agreements except that Aquila may grant waivers under a standstill agreement to allow a third party to submit an acquisition proposal to the extent Aquila's board of directors determines in good faith after consultation with its outside legal counsel that the failure to grant such waiver would be inconsistent with its fiduciary duties;

  •
  Aquila and its subsidiaries may not enter into agreements which would materially restrict the business of Aquila after giving effect to the Asset Sale or any of its subsidiaries or, after the consummation of the merger, Great Plains Energy and its subsidiaries (including Aquila);

  •
  Aquila and its subsidiaries may not take actions intended or which would reasonably be expected to prevent the satisfaction of the conditions to the consummation of the merger;

  •
  Aquila and its subsidiaries must consult with Great Plains Energy prior to implementing changes in its rates, standards of service or accounting, and must not agree to the settlement of a rate case which would result in a decrease in annual revenues or establish a rate moratorium or phased-in rate increases over a period of longer than one year; and

  •
  Aquila and its subsidiaries may not enter into certain transactions with affiliates, other than Aquila's wholly-owned subsidiaries, except on terms not less favorable than those available from third parties.

        Pending the consummation of the merger, except as contemplated by the merger agreement or legally required, unless Aquila consents in writing (such consent not to be unreasonably withheld or delayed):

  •
  Great Plains Energy and its subsidiaries must conduct their business in all material respects in the ordinary course of business, and, to the extent consistent with past practice, each will use commercially reasonable efforts to preserve its business organizations intact, maintain existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates, and retain the services of current key officers and employees;

  •
  Great Plains Energy and its subsidiaries may not amend their organizational documents;

  •
  Great Plains Energy and its subsidiaries may not split, combine, subdivide or reclassify their capital stock; declare or pay any dividend or distribution in respect of their stock, other than dividends or distributions by subsidiaries and regular quarterly dividends of no more than $0.415 per share on Great Plains Energy's common stock and dividends on its preferred stock in accordance with its terms, declared and paid in accordance with past practice; acquire any shares of its stock, equity interests, or any securities convertible into or exchangeable or exercisable for its stock or other equity interests, except that Great Plains Energy may acquire its options and awards under stock-based plans upon their exercise or settlement, and wholly-owned subsidiaries may acquire their own stock and securities;

  •
  Great Plains Energy may not adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

  •
  Great Plains Energy and its subsidiaries may not sell or otherwise dispose of any material property or assets (including capital stock of subsidiaries), except for: dispositions in the ordinary course of business; dispositions required under existing contracts; dispositions of businesses, property or assets that are not regulated by the MPSC or KCC; and dispositions of property or assets with a fair market value of more than $100,000,000 in the aggregate;

  •
  Great Plains Energy may not issue, pledge or sell its common stock, or securities convertible into or rights, warrants or options to acquire its common stock, exceeding 15,000,000 shares in the aggregate;

  •
  Great Plains Energy and its subsidiaries may not spend in excess of $100,000,000 in the aggregate to acquire any business whether by merger, consolidation, asset purchase or otherwise;

  •
  Great Plains Energy and its subsidiaries may not take actions intended or which would reasonably be expected to prevent the satisfaction to the conditions to the consummation of the merger; and

  •
  Gregory Acquisition Corp. may not take or commit to take before the closing any action except as expressly set forth in the merger agreement.

        Great Plains Energy, Aquila and their subsidiaries will use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the merger and the Transactions as promptly as practicable. However, Aquila will not be required to agree or consent to it, or its subsidiaries, taking or refraining from taking any action or engaging in or refraining from any conduct, or agreeing to any restriction, condition or conduct, which would take effect prior to closing or which is not conditioned on the closing occurring.

        Great Plains Energy will not be required to take or refrain from taking, or to cause its subsidiaries to take or refrain from taking, any action or to engage in any conduct, or to agree or consent to Great

Plains Energy, Aquila or any of their subsidiaries taking any action, or agreeing to any restriction, condition or conduct, if:

  •
  the cumulative impact of these actions, restrictions, conditions and conduct relating to Aquila and its subsidiaries would reasonably be expected to have a material adverse effect on Aquila (excluding the businesses to be acquired by Black Hills), taken as a whole;

  •
  the cumulative impact of these actions, restrictions, conditions and conduct relating to Great Plains Energy and its subsidiaries would reasonably be expected to have a material adverse effect on Great Plains Energy and its subsidiaries, taken as a whole; or

  •
  the cumulative impact of these actions, restrictions, conditions and conduct relating to the businesses to be acquired by Black Hills in the Asset Sale would reasonably be expected to have a material adverse effect on these businesses, considered together.

        For purposes of these determinations, any requirement for the divestiture of assets of Great Plains Energy, Aquila (after giving effect to the Asset Sale) or any of their subsidiaries and both the positive and negative effects of any actions, conduct, restrictions and conditions will be taken into account.

THE ASSET SALE AGREEMENTS

Consideration

        As described above, Black Hills is acquiring Aquila's gas assets in Iowa, Nebraska and Kansas, and interests in limited partnerships which will own Aquila's Colorado electric and gas assets, under the Asset Sale Agreements for a total of $940 million in cash, subject to adjustment.

        Under both agreements, the purchase prices will be adjusted, dollar for dollar, for (i) the difference between the purchased businesses' actual and projected working capital amounts; (ii) the difference between Aquila's capital expenditures for the purchased businesses and budgeted amounts; (iii) the aggregate over- or under-billed fuel and purchased gas adjustment amounts permitted under Aquila's tariffs for the purchased gas businesses; (iv) any amount spent by Aquila in buying out certain vehicle leases which would otherwise be assumed by Black Hills; and (v) pension fund assets received by Black Hills attributable to contributions made by Aquila after the date of the agreements. For purposes of determining the working capital and capital expenditure adjustments, the projected working capital amount is $63 million and the projected capital expenditures for 2007 and 2008 are $62.1 million and $64.4 million, respectively

        Under both agreements, Black Hills or the limited partnerships will assume the liabilities associated with the purchased businesses. Aquila will retain certain liabilities including those associated with its corporate-level operations. Black Hills, however, will reimburse Aquila for 40% of all short-term severance-related costs with respect to termination of corporate-level employees at or prior to the consummation of the Transactions as a result of the Transactions.

Black Hills Financing

        Black Hills has entered into a credit agreement, dated May 7, 2007, with ABN AMRO Bank N.V. as administrative agent and sole bookrunner, ABN AMRO Bank N.V., BMO Capital Markets Financing, Inc., Credit Suisse and Union Bank of California, N.A. as co-arrangers, BMO Capital Markets Financing, Inc., Credit Suisse and Union Bank of California, N.A. as syndication agents and ABN Amro Bank N.V., BMO Capital Markets Financing, Inc., Credit Suisse, Cayman Island Branch and Union Bank of California, N.A. as lenders to provide up to $1 billion in a senior unsecured acquisition facility which will be available in a single draw only. Once drawn, the senior unsecured acquisition facility will convert into a term loan. The acquisition facility will be used to finance certain costs and expenses related to the Asset Sale, repay certain obligations of the purchased businesses, finance a portion of the purchase price of the Asset Sale and to finance certain transaction and integration costs arising from the Asset Sale.

        The acquisition facility expires on August 5, 2008.

        The obligation of the lenders under the senior unsecured acquisition facility are subject to certain conditions precedent, including that since September 30, 2006, there shall not have occurred any material adverse effect with respect to the assets being purchased by Black Hills, payment of required fees and expenses, absence of any insolvency or bankruptcy proceedings with respect to Black Hills, certain of Black Hills' material subsidiaries including Black Hills Power, Inc., Black Hills Energy, Inc., Wyodak Resources Development Corp., Black Hills Generation, Inc., Cheyenne Light, Fuel & Power Company, and any other subsidiary of Black Hills whose assets constitute at least 5% of the consolidated assets of Black Hills (but excluding any subsidiaries that are "project finance subsidiaries" under its existing senior revolving credit agreement) and the absence of any acceleration of indebtedness of Black Hills or any of these subsidiaries with a principal balance exceeding $50 million.

        Failure of Black Hills to obtain financing as described above or through other means would result in the failure of the Asset Sale transactions to close, which, in turn, would result in the merger not being consummated.

Conditions to the Closing of the Asset Sale Agreements

        The Asset Sale Agreements contain customary closing conditions, which include:

  •
  the expiration or termination of the waiting period under the HSR Act;

  •
  the absence of laws preventing the consummation of the Asset Sale the violation of which would reasonably be expected to have a significant impact on the assets being sold to Black Hills, taken as a whole and the absence of a court order or injunction which effects or enjoins the consummation of the Asset Sale;

  •
  the accuracy of the parties' representations and warranties, except where a failure to be true and accurate would not have a material adverse effect;

  •
  the absence of a material adverse effect with respect to the assets to be purchased by Black Hills;

  •
  the performance in all material respects of the parties' obligations;

  •
  the delivery of required closing certificates;

  •
  the receipt of certain required approvals without the imposition of conditions (other than those proposed in the applications for the approvals) which would reasonably be expected to result in a material adverse effect on the businesses being acquired in the aggregate; and

  •
  the delivery of required closing documents, except that documents with respect to the transfer of immaterial assets, or the release of immaterial encumbrances on assets, may be delivered after the closing.

        In addition, Aquila and Great Plains Energy must be in a position to consummate the merger immediately following the Asset Sale closing.

Termination of the Asset Sale Agreements

        The asset purchase agreement and partnership interests purchase agreement would terminate under the following circumstances, which would entitle Aquila or Great Plains Energy to terminate the merger agreement:

  •
  by mutual written consent of Aquila, Great Plains Energy and Black Hills;

  •
  by either Aquila or Black Hills, if:

  •
  the Asset Sale has not been consummated by the first anniversary of the date of the Asset Sale Agreements; provided that if either party determines that additional time is necessary to obtain required approvals for the merger or the Asset Sale, or if all of the conditions to Great Plains Energy's obligations to consummate the merger have been satisfied or shall be then capable of being satisfied and Great Plains Energy breaches its obligation to be in a position to consummate the merger following the consummation of the Asset Sale Agreements, such party may extend the termination date up to the 18-month anniversary of the date of the Asset Sale Agreements;

  •
  certain required regulatory approvals have been denied and all appeals have been taken and have been unsuccessful;

  •
  any final and nonappealable order by any court in the U.S. permanently enjoining the consummation of the merger is in effect;

  •
  the other party materially breaches the agreement, one of such party's representations or warranties becomes untrue after the date of the Asset Sale Agreements, or the other party fails to perform its obligations in any material respect which breach or failure to perform would give rise to the failure to satisfy the closing conditions and such breach or failure to perform is not or cannot be cured before the termination date (as extended);

    •
    the merger agreement is terminated in accordance with its terms, as described above; or

  •
  by Aquila, if its board approves a superior proposal as permitted under the merger agreement, as described above.

        Under the Asset Sale Agreements, as described above, if either Great Plains Energy or Aquila is required to pay a termination fee, Great Plains Energy will reimburse up to $15 million of Black Hills's expenses.

Expenses

        All expenses incurred in connection with the Asset Sale will be paid by the party incurring such expenses, whether or not the Asset Sale is consummated.

Amendment; Extension and Waiver

        The Asset Sale Agreements may be amended in writing by the parties at any time before the closing by Aquila, Great Plains Energy and Black Hills.

        Any agreement on the part of a party to any waiver will be valid only if set forth in an instrument in writing signed on behalf of that party. The failure of any party to the Asset Sale Agreements to assert any of its rights will not constitute a waiver of such rights.

Representations and Warranties

        Aquila, Great Plains Energy and Black Hills each make representations and warranties in the Asset Sale Agreements, including with respect to:

  •
  organization, good standing and qualification;

  •
  corporate authority to enter into the Asset Sale Agreements;

  •
  required governmental approvals;

  •
  absence of any breach of organizational documents, law or material agreements as a result of the Asset Sale Agreements; and

  •
  brokers' and finders' fees.

        Aquila makes additional representations and additional warranties, relating to the assets being acquired by Black Hills, including:

  •
  governmental filings;

  •
  financial information;

  •
  absence of conditions having a material adverse effect on the businesses to be acquired by Black Hills;

  •
  conduct of the businesses being acquired by Black Hills in the ordinary course of business;

  •
  title to real and personal property;

  •
  leases;

  •
  compliance with environmental laws and certain other environmental matters;

  •
  certain labor and employee relations matters;

  •
  certain employee benefits matters and compliance with the Employee Retirement Income Security Act of 1974;

  •
  validity of, and compliance with, material contracts;

  •
  litigation;

  •
  possession of requisite permits and compliance with laws;

  •
  maintenance of adequate insurance;

  •
  proper filing of tax returns and certain other tax matters;

  •
  sufficiency of the assets to be acquired by Black Hills for the conduct of the related businesses;

  •
  transactions with affiliates; and

  •
  financial hedging arrangements.

        Representations and warranties made only by Black Hills include:

  •
  availability of funds at closing to pay the purchase price; and

  •
  the debt commitment letter received by Black Hills.

        THE DESCRIPTION OF THE ASSET SALE AGREEMENTS IN THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN INCLUDED TO PROVIDE YOU WITH INFORMATION REGARDING ITS TERMS. THE ASSET SALE AGREEMENTS CONTAIN REPRESENTATIONS AND WARRANTIES MADE BY AND TO THE PARTIES THERETO AS OF SPECIFIC DATES. THE STATEMENTS EMBODIED IN THOSE REPRESENTATIONS AND WARRANTIES WERE MADE FOR PURPOSES OF THE CONTRACTS BETWEEN THE PARTIES THERETO AND ARE SUBJECT TO QUALIFICATIONS AND LIMITATIONS AGREED BY THE PARTIES THERETO IN CONNECTION WITH NEGOTIATING THE TERMS OF THOSE CONTRACTS. IN ADDITION, CERTAIN REPRESENTATIONS AND WARRANTIES WERE MADE AS OF A SPECIFIED DATE, MAY BE SUBJECT TO A CONTRACTUAL STANDARD OF MATERIALITY DIFFERENT FROM THOSE GENERALLY APPLICABLE TO STOCKHOLDERS, OR MAY HAVE BEEN USED FOR THE PURPOSE OF ALLOCATING RISK BETWEEN THE PARTIES RATHER THAN ESTABLISHING MATTERS AS FACTS.

Covenants

        Under the Asset Sale Agreements, except as required by existing agreements, required by law, or specified in the Asset Sale Agreements, without the consent of Great Plains Energy and Black Hills, Aquila must use reasonable best efforts to preserve intact the businesses being sold to Black Hills, and to preserve the businesses' goodwill and relationships, and may not:

  •
  create certain liens on the assets to be acquired by Black Hills;

  •
  make material changes in inventory levels, other than in the ordinary course of business or consistent with good utility practice;

  •
  dispose of any of the assets to be acquired by Black Hills, other than in the ordinary course of business or up to certain dollar thresholds;

  •
  make or commit to make capital expenditures relating to the businesses to be acquired by Black Hills beyond amounts reflected in Aquila's capital expenditure budget, or amounts up to 10% in excess of such budgeted amounts as a result of increases in costs or materials, except for capital expenditures: required under existing contracts; incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) necessary to provide or maintain safe and adequate service to the utility customers of the businesses to be acquired or incremental amounts in addition to budgeted amounts for each 12 month budget cycle;

  •
  acquire businesses which would be included in the Asset Sale, in excess of specified amount;

  •
  enter into, modify or materially breach any material contract relating to the businesses to be acquired by Black Hills, other than in the ordinary course of business or on terms not materially adverse to these businesses;

  •
  grant severance pay to employees that would become the responsibility of Black Hills after the Asset Sale;

  •
  terminate, establish, adopt, enter into, make any new, or accelerate any existing, grants or awards of stock-based compensation or other benefits under, amend or otherwise modify, or grant any rights to severance, termination or retention benefits under compensation and benefit plans, or increase the salary, wage, bonus or other compensation of any directors, officers or employees, except for: grants of equity or equity based awards in the ordinary course of business; increases in salary or grants of annual bonuses in the ordinary course of business in connection with normal periodic performance reviews (including promotions) and the provision of individual compensation and benefits to new and existing directors, officers and employees of Aquila and its subsidiaries consistent with past practice (but not benefits or compensation payable solely as a result of the consummation of the Transactions); actions necessary to satisfy existing contractual obligations under existing benefit plans; and certain specified bonuses to executives;

  •
  negotiate the renewal or extension of collective bargaining agreements without consulting with Black Hills or in a manner inconsistent with past practice;

  •
  agree to material changes to agreements or material courses of dealing with FERC and state utility regulatory bodies related to the businesses to be acquired by Black Hills, except as required by law to obtain or renew permits, or agreements in the ordinary course of business consistent with past practice;

  •
  waive any material rights under confidentiality and standstill agreements related to the assets being sold to Black Hills except that Aquila may grant waivers under a standstill agreement to allow a third party to submit an acquisition proposal to the extent Aquila's board of directors determines in good faith after consultation with its outside legal counsel that the failure to grant such waiver would be inconsistent with its fiduciary duties;

  •
  fail to maintain with financially responsible insurance companies (or through self-insurance not inconsistent with their past practice) insurance in amounts and against risks and losses as are customary in their industries for companies of their size, and consistent with good utility practice;

  •
  enter into or materially modify any tax agreement relating to the businesses to be acquired by Black Hills;

  •
  enter into new lines of business in Iowa, Kansas, Nebraska or Colorado, other than businesses that are not related to the businesses to be acquired by Black Hills;

  •
  materially amend, breach or terminate a permit material to the businesses to be acquired by Black Hills, other than as required by law;

  •
  enter into any settlement of any litigation related to the businesses to be acquired by Black Hills in which the damages to be paid by Aquila (and not reimbursed by insurance) are in excess of specified amounts, or the non-monetary relief to be provided could reasonably be expected to materially restrict the prospective operation of these businesses;

  •
  enter into agreements which would materially restrict Black Hills or the businesses to be acquired by Black Hills after the consummation of the Asset Sale from engaging or competing in any line of business or product line or in Colorado, Iowa, Kansas or Nebraska;

  •
  take actions intended or which would reasonably be expected to prevent the satisfaction to the conditions to closing;

  •
  implement changes in its rates, standards of service or accounting for the businesses to be acquired by Black Hills without consulting with Black Hills, or agree to the settlement of a rate case which would result in a decrease in annual revenues or establish a rate moratorium or phased-in increases rate over a period of longer than one year;

  •
  change its accounting standards and procedures for the businesses to be acquired by Black Hills, other than as a result of changes in GAAP, law or regulatory accounting standards and practice; or

  •
  hire employees for the businesses to be acquired by Black Hills, other than employees hired to replace employees who have retired, been terminated, died, or become disabled, or in the ordinary course of business consistent with past practice.

        Black Hills, Aquila, Great Plains Energy and their subsidiaries will use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Asset Sale as promptly as practicable. However, Aquila will not be required to agree or consent to it or its Subsidiaries taking or refraining from taking any action or engaging in or refraining from any conduct, or agreeing to any restriction, condition or conduct, which would take effect prior to closing or is not conditioned on the closing occurring. Black Hills will not be required to take or refrain from taking, or to cause its subsidiaries to take or refrain from taking, any action or to engage in any conduct, or to agree or consent to Black Hills or any of its subsidiaries taking any action, or agreeing to any restriction, condition or conduct, if the cumulative impact of these actions, restrictions, conditions and conduct relating to Black Hills and its subsidiaries would reasonably be expected to have a material adverse effect on the assets acquired by Black Hills, taken as a whole. For purposes of these determinations, both the positive and negative effects of any actions, conduct, restrictions and conditions will be taken into account.

Legal Proceedings

        On February 8, 2007, a putative class action lawsuit, entitled Powers v. Green et al., Case No. 0716-CV03695 was filed against Aquila and its directors in the Circuit Court of Jackson County, Missouri in Kansas City. The complaint purports to be brought on behalf of all Aquila stockholders (except the defendants and their affiliates). The complaint alleges that Aquila's directors breached their fiduciary duties in approving the merger. In that connection, the complaint alleges that:

  •
  the merger provides for grossly inadequate consideration;

  •
  the merger will deprive Aquila's stockholders of an enhanced premium that further action or negotiations of Aquila with potential merger partners could have provided;

  •
  the terms of the merger are not fair to Aquila's stockholders and that this unfairness is compounded by the disparity of knowledge and information between Aquila's directors and Aquila's stockholders;

  •
  the failure of Aquila's directors to reject the offer from Great Plains Energy evidences a disregard on the part of Aquila's directors for ensuring that Aquila stockholders obtain adequate value for their stock and is resulting in an artificial depression of the value of Aquila's stock thereby depriving Aquila's stockholders of receiving the maximum value for their shares that could be provided by an auction or liquidation;

  •
  Aquila's directors' failure to reject the merger will ensure their continued positions with Aquila; and

  •
  Aquila's directors are not exercising independent business judgment and are acting to the detriment of Aquila's stockholders.

        The complaint seeks various forms of relief, including injunctive relief that would, if granted, prevent the completion of the Transactions or, if the merger is consummated, rescinding the merger, unspecified compensatory damages and attorneys' fees and expenses.

        Also on February 8, 2007, a putative class action lawsuit, entitled Tansey v. Aquila, Inc. et al., Case No. 0716-CV03755 was filed against Aquila and its directors in the Circuit Court of Jackson County, Missouri in Kansas City. The complaint purports to be brought on behalf of all Aquila stockholders (except the defendants and their affiliates). The complaint alleges that Aquila's directors breached their fiduciary duties in approving the Transactions. In that connection, the complaint alleges that:

  •
  Aquila's directors have engaged in self dealing and are obtaining personal benefits not shared by Aquila's stockholders;

  •
  Aquila's directors have not provided Aquila's stockholders with all information necessary to make an informed decision with respect to the Transactions;

  •
  the actions of Aquila's directors will result in Aquila's stockholders not receiving adequate or fair value for their Aquila common stock;

  •
  Aquila's directors have failed to obtain the maximum value to which Aquila's stockholders are entitled and have failed to properly value Aquila;

  •
  as a result of the Aquila directors' breach of their fiduciary duties the burden of proving the inherent and entire fairness of the Transactions is placed on Aquila and its directors as a matter of a law; and

  •
  the disparity of knowledge and economic power between Aquila and its directors and Aquila's stockholders makes it unfair for Aquila's directors to pursue a proposed transaction where they will reap disproportionate benefits to the exclusion of maximizing stockholder value.

        The complaint seeks various forms of relief, including injunctive relief that would, if granted, prevent the completion of the Transactions or, to the extent the Transactions are already implemented, rescission of such Transactions, that the court direct Aquila and its directors to exercise their fiduciary duties, the imposition of a constructive trust in favor of Aquila stockholders upon benefits improperly received by Aquila and its directors and attorneys' fees and expenses.

        On or about April 16, 2007, a putative class action lawsuit, entitled Jolly Roger Fund LP et al. v. Aquila, Inc. et al., Case No. 2897-VCL (Delaware Chancery) was filed against Aquila and its directors in the Court of Chancery of the State of Delaware in and for New Castle County. The complaint purports to be brought on behalf of all Aquila shareholders (except the defendants and their affiliates). The complaint alleges that Aquila's directors breached their fiduciary duties in approving the Transactions. In that connection, the complaint alleges that:

  •
  Aquila pursued a flawed process resulting in the value of Aquila's common stock being artificially depressed and depriving Aquila's stockholders of the right to receive maximum value for their shares;

  •
  the disparity of knowledge and economic power between Aquila and its directors and Aquila's stockholders makes it unfair for Aquila's directors to entrench themselves at the expense of Aquila's stockholders;

  •
  Aquila's directors have breached their fiduciary duties by not exercising independent business judgment and have acted to the detriment of Aquila's stockholders;

  •
  the consideration to be paid to Aquila's stockholders in the transaction is unfair and grossly inadequate;

  •
  the Transactions will ensure the continued position of certain officers and directors of Aquila and that Richard Green, Aquila's Chairman, President and Chief Executive Officer will remain as an officer of Aquila after the merger;

  •
  Aquila's directors have violated their fiduciary duties by agreeing to the Transactions to benefit certain officers of Aquila who will obtain change of control benefits as the result of the Transactions; and

  •
  Aquila and its directors have failed to properly inform themselves and Aquila's stockholders with respect to the Transactions.

        The complaint seeks various forms of relief, including injunctive relief that would, if granted, prevent the completion of the Transactions or, if the Transactions are consummated, rescinding the Transactions, ordering Aquila and its directors to fully disclose all material information regarding the Transactions, unspecified compensatory damages and attorneys' fees and expenses.

        Aquila intends to defend vigorously all of these lawsuits.

COMPARATIVE STOCK PRICES AND DIVIDENDS

        Great Plains Energy common stock is listed for trading on the NYSE under the symbol "GXP," and Aquila common stock is listed for trading on the NYSE under the symbol "ILA." The following table sets forth, for the periods indicated, dividends and the high and low intra-day sales prices per share of Great Plains Energy common stock or the NYSE composite transactions reporting system and the high and low intra-day sales prices per share of Aquila common stock on the NYSE composite transaction reporting system. Aquila has not paid any dividends during the periods indicated. For current price information, you should consult publicly available sources. See also "The Transactions—Dividends" on page [    •    ].

	Great Plains Energy Common Stock
				Aquila Common Stock
			Dividends Paid
	High	Low		High	Low
2003
First Quarter	$25.00	$21.36	$0.415	$2.50	$1.07
Second Quarter	$30.31	$23.75	$0.415	$3.22	$1.63
Third Quarter	$30.84	$27.32	$0.415	$3.85	$2.16
Fourth Quarter	$32.78	$30.10	$0.415	$4.37	$3.17
2004
First Quarter	$35.29	$31.66	$0.415	$4.75	$3.41
Second Quarter	$34.36	$29.23	$0.415	$4.86	$3.05
Third Quarter	$31.71	$28.62	$0.415	$3.87	$2.25
Fourth Quarter	$30.71	$28.17	$0.415	$3.80	$3.00
2005
First Quarter	$31.61	$29.56	$0.415	$4.24	$3.24
Second Quarter	$32.25	$29.77	$0.415	$3.87	$2.90
Third Quarter	$32.63	$29.82	$0.415	$4.14	$3.50
Fourth Quarter	$30.23	$27.27	$0.415	$4.07	$3.29
2006
First Quarter	$29.32	$27.89	$0.415	$4.06	$3.45
Second Quarter	$28.99	$27.33	$0.415	$4.50	$3.91
Third Quarter	$31.43	$27.70	$0.415	$4.77	$4.12
Fourth Quarter	$32.80	$31.13	$0.415	$4.85	$4.29

        The following table sets forth the high and low sales prices per share of Great Plains Energy common stock and Aquila common stock on the NYSE Composite Transaction reporting system on February 6, 2007, the last full trading day prior to the public announcement of the merger, and on May 7, 2007, the last trading day for which this information could be calculated prior to the filing of this joint proxy statement/prospectus:

	Great Plains Energy Common Stock		Aquila Common Stock		Aquila Equivalent Per Share(1)
	High	Low	High	Low	High	Low
February 6, 2007	$32.18	$31.74	$4.68	$4.53	$4.55	$4.52
May 7, 2007	$32.74	$32.51	$4.25	$4.19	$4.60	$4.58

(1)
The equivalent per share data for Aquila common stock has been determined by multiplying the closing market price of a share of Great Plains Energy common stock on each of the dates by the exchange ratio of 0.0856 and adding the per share cash consideration of $1.80 being paid to Aquila stockholders.

AQUILA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The Unaudited Pro Forma Condensed Consolidated Financial Statements of Aquila have been prepared to reflect the Asset Sale and the April 1, 2007 sale of Aquila's Kansas electric utility business, which has been classified as "held for sale" since September 2005.

        The following Aquila Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2006, gives effect to the transactions referred to in the preceding paragraph as if they had occurred on January 1, 2006. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006, gives effect to the Asset Sale as if it had occurred on December 31, 2006. The pro forma adjustments are described in the accompanying notes.

        The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in connection with Aquila's consolidated financial statements as of December 31, 2006, including the notes thereto, included in Aquila's Annual Report on Form 10-K for the year ended December 31, 2006. Aquila's consolidated financial statements as of December 31, 2006 reflect, among other things, (i) a pre-tax loss of $218 million resulting from the termination in June 2006 of Aquila's rights and obligations under its former Elwood tolling contracts and (ii) $28.2 million of pre-tax losses on the early retirement of debt by Aquila in June and September 2006. The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for informational purposes only and are not necessarily indicative of the consolidated financial position or results of operations of Aquila that would have been reported had the Asset Sale and the sale of Aquila's Kansas electric utility business been completed at the dates indicated, nor is it indicative of Aquila's future consolidated financial position or results of operations.

        The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect the impact of financing, liquidity, acquisition or other use of proceeds from the Asset Sale or the sale of Aquila's Kansas electric utility business that may have occurred (or may occur) subsequent to December 31, 2006.

AQUILA, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2006

	Aquila Historical	Pro Forma Adjustments	A	Aquila Historical As Adjusted
	(thousands, except per share amounts)
Operating Revenues
Electric revenues	$767,875	$(171,848)		$596,027
Gas revenues	581,389	(575,088)		6,301
Other revenues	20,318	(30,440)		(10,122)

Total	1,369,582	(777,376)		592,206

Operating Expenses
Fuel	573,966	(433,150)		140,816
Purchased power	270,682	(98,595)		172,087
Other	312,960	(110,934)		202,026
Maintenance	52,470	(10,155)		42,315
Depreciation and amortization	103,898	(37,154)		66,744
General taxes	31,237	(11,137)		20,100
Loss on property and other charges	246,922	—		246,922

Total	1,592,135	(701,125)		891,010

Operating income (loss)	(222,553)	(76,251)		(298,804)
Non-operating income (expense)	32,452	1,122		33,574
Interest charges	(159,198)	90		(159,108)

Loss from continuing operations before income taxes	(349,299)	(75,039)		(424,338)
Income tax benefit	67,282	29,115		96,397

Loss from continuing operations	$(282,017)	$(45,924)		$(327,941)

Average number of basic common shares outstanding	375,080			375,080
Average number of diluted common shares outstanding	375,450			375,450
Loss from continuing operations per common share
Basic	$(0.75)			$(0.87)
Diluted	(0.75)			(0.87)

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are an integral part of these statements.

AQUILA, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2006

	Aquila Historical	Pro Forma Adjustments	B	Aquila Historical As Adjusted
	(thousands)
ASSETS
Current Assets
Cash and cash equivalents	$232,758	$1,151,741		$1,384,499
Restricted cash	9,057	—		9,057
Funds on deposit	107,929	—		107,929
Receivables, net	200,593	(82,732)		117,861
Fuel inventories, at average cost	82,632	(43,530)		39,102
Materials and supplies, at average cost	33,388	(4,252)		29,136
Assets of discontinued operations	26,529	(26,529)		—
Derivative instruments	71,314	—		71,314
Other	23,575	(16,959)		6,616

Total	787,775	977,739		1,765,514

Nonutility Property and Investments
Nonutility plant, net	130,231	(5,293)		124,938
Other	74	(74)		—

Total	130,305	(5,367)		124,938

Utility Plant, at Original Cost
Utility Plant	3,099,883	(1,042,708)		2,057,175
Less-accumulated depreciation	1,336,621	(533,801)		802,820

Net utility plant in service	1,763,262	(508,907)		1,254,355
Construction work in progress	61,814	(8,825)		52,989

Total	1,825,076	(517,732)		1,307,344

Deferred Charges and Other Assets
Assets of discontinued operations	286,142	(286,142)		—
Regulatory assets	178,007	(76,701)		101,306
Goodwill	110,977	—		110,977
Derivative instruments	43,412	—		43,412
Other	53,440	(987)		52,453

Total	671,978	(363,830)		308,148

Total	$3,415,134	$90,810		$3,505,944

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are an integral part of these statements.

AQUILA, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2006

	Aquila Historical	Pro Forma Adjustments	B	Aquila Historical As Adjusted
	(thousands)
LIABILITIES AND CAPITALIZATION
Current Liabilities
Current maturities of long-term debt	$19,650	$(351)		$19,299
Accounts payable	155,466	(70,399)		85,067
Accrued taxes	21,736	—		21,736
Accrued interest	49,741	(56)		49,685
Accrued payroll and vacations	26,762	(5,511)		21,251
Pension and post retirement liability	3,537	—		3,537
Liabilities of discontinued operations	1,358	(1,358)		—
Derivative instruments	74,505	(12,774)		61,731
Other	80,930	6,983		87,913

Total	433,685	(83,466)		350,219

Deferred Credits and Other Liabilities
Deferred income taxes	11,872	—		11,872
Deferred investment tax credits	7,391	—		7,391
Asset retirement obligations	10,405	(2,223)		8,182
Liabilities of discontinued operations	35,877	(35,877)		—
Pension liability	72,533	(46,797)		25,736
Regulatory liabilities	78,539	(13,023)		65,516
Derivative instruments	27,076	—		27,076
Other	45,744	(11,989)		33,755

Total	289,437	(109,909)		179,528

Capitalization
Common shareholders' equity
Common stock	3,883,894	—		3,883,894
Retained earnings	(2,546,755)	284,703		(2,262,052)
Treasury stock, at cost	(356)	—		(356)
Accumulated other comprehensive loss	(30,642)	97		(30,545)

Total	1,306,141	284,800		1,590,941
Long-term debt	1,385,871	(615)		1,385,256

Total	2,692,012	284,185		2,976,197

Commitments and Contingencies
Total	$3,415,134	$90,810		$3,505,944

The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are an integral part of these statements.

AQUILA, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

1.     Basis of Presentation

        The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared to reflect the Asset Sale and the April 1, 2007 sale of Aquila's Kansas electric utility business which was reflected as discontinued operations for the period presented. The Asset Sale is anticipated to close in the first quarter of 2008 depending on all necessary approvals being received, although actual timing cannot be predicted.

2.     Synergies

        The pro forma adjustments do not include any amounts related to expected synergies, restructuring activities or other integration activities, other than transaction-related expenses reflected in Aquila's consolidated financial statements as of December 31, 2006.

3.     Reclassifications

        Certain reclassifications have been made to Aquila's historical presentation in order to conform to Great Plains Energy's historical presentation. These reclassifications had no impact on the historical loss from continuing operations reported by Aquila.

4.     Pro Forma Adjustments

        The pro forma adjustments represent preliminary estimates to reflect the Asset Sale and the sale of Aquila's Kansas electric utility business.

        The pro forma adjustments included in the Unaudited Pro Forma Condensed Consolidated Financial Statements are as follows:

        A—These Unaudited Pro Forma Condensed Consolidated Statement of Income adjustments represent the elimination of income from continuing operations directly associated with the Asset Sale. In addition, $37.5 million of costs related to certain centralized functions to be acquired by Black Hills have been included in the pro forma adjustments. Aquila's corporate headquarters and centralized functions to be retained by Great Plains Energy were not included within the pro forma adjustments, including $49.3 million of net operating expenses that Aquila allocated previously to the utility operations being acquired by Black Hills.

        B—These Unaudited Pro Forma Condensed Consolidated Balance Sheet adjustments represent the elimination of assets and liabilities directly associated with the Asset Sale and the sale of Aquila's Kansas electric utility business. Assets and liabilities related to certain centralized functions to be acquired by Black Hills have also been included in the pro forma adjustments. Aquila's corporate headquarters and centralized functions to be retained by Great Plains Energy were not included in the pro forma adjustments. In addition, pro forma adjustments were made to accrue $14.3 million and $4.0 million in estimated closing transaction costs related to the Asset Sale and Kansas electric utility sale transactions, respectively.

        The receipt by Aquila of the estimated net cash proceeds from asset sales is included in the pro forma adjustments. The $867 million from the Asset Sale and $286 million from the sale of Aquila's Kansas electric business are based on actual and estimated working capital and capital expenditures as of December 31, 2006. For example, to calculate the estimated net cash proceeds for the Asset Sale, Aquila made the following adjustments to the $940 million base purchase price: (i) decreased the $63 million working capital estimate contained in the Asset Sale Agreements by $26.9 million to reflect the actual working capital balances for the businesses being acquired by Black Hills as of December 31, 2006: (ii) decreased the base purchase price by $62.1 million of 2007 estimated capital expenditures set forth in the Asset Sale Agreements, to reflect Aquila's assumption that capital expenditures were not made to the business being acquired by Black Hills after the date on which the Asset Sale Agreements were executed; and (iii) increased the base purchase price by $15.6 million to reflect unrecovered purchased gas and fuel adjustment balances attributable to the businesses being acquired by Black Hills as of December 31, 2006. The final net cash proceeds will likely differ materially from the estimates used in the pro forma adjustments.

GREAT PLAINS ENERGY INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared to reflect the merger of Great Plains Energy and Aquila. Immediately prior to Great Plains Energy's acquisition of Aquila, Black Hills will acquire from Aquila its electric utility assets in Colorado and its gas utilities assets in Colorado, Kansas, Nebraska and Iowa along with the associated liabilities. Following the Asset Sale and merger closings, Great Plains Energy will be the parent company of Aquila, which will continue to own its Missouri-based utilities comprised of Missouri Public Service and St. Joseph Light & Power and its Merchant Services operations, primarily consisting of the 340-megawatt Crossroads power generating facility and residual natural gas contracts.

        The Unaudited Pro Forma Condensed Combined Statement of Income combines the historical consolidated statements of income for Great Plains Energy and Aquila, as adjusted for the Asset Sale, giving effect to the merger as if it had occurred on January 1, 2006. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheets of Great Plains Energy and Aquila, as adjusted for the Asset Sale and the April 1, 2007 sale of Aquila's Kansas electric utility business, giving effect to the merger as if it had been consummated on December 31, 2006. These Unaudited Combined Pro Forma Financial Statements should be read in conjunction with the:

  •
  accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

  •
  separate Unaudited Pro Forma Condensed Consolidated Financial Information (and the notes thereto) of Aquila included in this joint proxy statement/prospectus;

  •
  separate historical financial statements of Great Plains Energy as of and for the year ended December 31, 2006, included in the Great Plains Energy Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this document; and

  •
  separate historical financial statements of Aquila as of and for the year ended December 31, 2006, included in the Aquila Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this document.

        The historical financial information of Great Plains Energy and Aquila, as adjusted as of and for the year ended December 31, 2006, reflected in the Unaudited Pro Forma Condensed Combined Financial Statements is derived from the audited financial statements of Great Plains Energy and Aquila, respectively, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The Unaudited Pro Forma Condensed Combined Financial statements are provided for informational purposes only and they are not necessarily indicative of what the combined companies' financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information is not intended to project the future financial position or results of operations of the combined company.

        The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the purchase method of accounting with Great Plains Energy as the acquirer. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration issued in connection with the merger. In the Unaudited Pro Forma Condensed Combined Balance Sheet, Great Plains Energy's cost to acquire Aquila has been allocated to the assets to be acquired and liabilities to be assumed based upon Great Plains Energy's management's preliminary estimate of their respective fair values. Any differences between the purchase price and the fair value of the assets and liabilities to be acquired will be recorded as goodwill. In Great Plains Energy's opinion, the fair value of the assets acquired and liabilities (including long-term debt) assumed will approximate book value in a rate-regulated merger. Non-regulated assets and liabilities will be recorded at fair value. The amounts allocated to the assets acquired and liabilities assumed in the Unaudited Pro Forma Condensed Combined Financial Statements are based on Great Plains Energy's management's preliminary internal valuation estimates. The final allocation of the purchase price will be based upon the fair value of the assets acquired and liabilities assumed of Aquila on the date the merger is completed. Accordingly, the pro forma purchase allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value following the closing of the merger. Final determinations of fair value may differ materially from those presented herein. Aquila's integrated regulated operations comprised of Missouri Public Service and St. Joseph Light & Power's operations are accounted for pursuant to SFAS No. 71 "Accounting for the Effects of Certain Types of Regulation." Under the rate setting and recovery provisions currently in place and expected to continue in place for these regulated operations, revenues are derived from earning a return on, and a recovery of, the original cost of assets and liabilities. Accordingly, the fair values of the individual tangible assets and liabilities are estimated to approximate the carrying values. The estimated fair values of the assets and liabilities of these operations could also be materially affected by the rate structure of Aquila's utilities upon completion of the merger.

        The Unaudited Pro Forma Condensed Combined Statement of Income also includes certain purchase accounting adjustments, including adjustments for events that are directly attributable to the merger; factually supportable; and with respect to the statements of income, expected to have a continuing impact on the combined company's results. The pro forma adjustments are described in the accompanying notes.

        The purchase method of accounting applied to the merger is based on current accounting literature. On June 30, 2005, the Financial Accounting Standards Board (FASB) issued an exposure draft proposing a standard to replace Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations" changing the rules governing the application of purchase accounting. Although the FASB anticipates finalizing the standard in 2007, the effective date cannot be predicted. However, it is not expected to be effective until after December 31, 2008. If the standard is finalized and effective for this merger, the accounting for the merger could be materially affected.

        Based on Great Plains Energy's review of Aquila's summary of significant accounting policies disclosed in Aquila's financial statements, the nature and amount of any adjustment to the historical financial statements of Aquila to conform their accounting policies to those of Great Plains Energy are not expected to be significant. Upon consummation of the merger, further review of Aquila's accounting policies and financial statements may result in required revisions to Aquila's policies and classifications to conform to those of Great Plains Energy.

GREAT PLAINS ENERGY INCORPORATED

Unaudited Pro Forma Combined Statement of Income

For the Year Ended December 31, 2006

	Great Plains Energy Historical	Aquila Historical As Adjusted A	Pro Forma Adjustments		Great Plains Energy Combined Pro Forma
	(thousands, except per share amounts)
Operating Revenues
Electric revenues—Utility	$1,140,357	$596,027	$(2,967	)B	$1,733,417
Electric revenues—Strategic Energy	1,532,106	—			1,532,106
Gas revenues	—	6,301			6,301
Other revenues	2,886	(10,122)	(202	)B	(7,438)

Total	2,675,349	592,206	(3,169)		3,264,386

Operating Expenses
Fuel	229,469	140,816			370,285
Purchased power—Utility	26,418	172,087	(2,967	)B	195,538
Purchased power—Strategic Energy	1,490,246	—			1,490,246
Skill set realignment costs	9,448	—			9,448
Other	327,917	202,026	(202	)B	529,741
Maintenance	83,844	42,315			126,159
Depreciation and amortization	160,549	66,744	(2,168	)D	225,125
General taxes	112,601	20,100			132,701
(Gain) loss on property and other charges	(565)	246,922			246,357

Total	2,439,927	891,010	(5,337)		3,325,600

Operating income (loss)	235,422	(298,804)	2,168		(61,214)
Non-operating income (expense)	13,183	33,574			46,757
Interest charges	(71,221)	(159,108)			(230,329)

Income (loss) from continuing operations before income taxes and loss from equity investments	177,384	(424,338)	2,168		(244,786)
Income tax (expense) benefit	(47,822)	(96,397)	(841	)J	47,734
Loss from equity investments, net of income taxes	(1,932)	—			(1,932)

Income (loss) from continuing operations	127,630	(327,941)	1,327		(198,984)
Preferred stock dividend requirements	1,646	—			1,646

Income from continuing operations available for common shareholders	$125,984	$(327,941)	$1,327		$(200,630)

Average number of basic common shares outstanding	78,003	375,080			110,110
Average number of diluted common shares outstanding	78,170	375,450			110,309
Earnings (loss) from continuing operations per common share
Basic	$1.62	$(0.87)			$(1.82)
Diluted	1.61	(0.87)			(1.82)

        The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these statements.

GREAT PLAINS ENERGY INCORPORATED

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2006

	Great Plains Energy Historical	Aquila Historical As Adjusted	A	Pro Forma Adjustments		Great Plains Energy Combined Pro Forma

	(thousands)
ASSETS
Current Assets
Cash and cash equivalents	$61,823	$1,384,499		$(673,187)	M	$773,135
Restricted cash	—	9,057				9,057
Funds on deposit	—	107,929				107,929
Receivables, net	339,399	117,861		(1,593)	B	455,667
Fuel inventories, at average cost	27,811	39,102				66,913
Materials and supplies, at average cost	59,829	29,136				88,965
Deferred refueling outage costs	13,921	—				13,921
Refundable income taxes	9,832	—				9,832
Deferred income taxes	39,566	—				39,566
Derivative instruments	6,884	71,314				78,198
Other	11,717	6,616				18,333

Total	570,782	1,765,514		(674,780)		1,661,516

Nonutility Property and Investments
Affordable housing limited partnerships	23,078	—				23,078
Nuclear decommissioning trust fund	104,066	—				104,066
Nonutility plant, net	—	124,938		(67,255)	D	57,683
Other	15,663	—				15,663

Total	142,807	124,938		(67,255)		200,490

Utility Plant, at Original Cost
Utility Plant	5,268,485	2,057,175				7,325,660
Less-accumulated depreciation	2,456,199	802,820				3,259,019

Net utility plant in service	2,812,286	1,254,355		—		4,066,641
Construction work in progress	214,493	52,989				267,482
Nuclear fuel, net of amortization	39,422	—				39,422

Total	3,066,201	1,307,344		—		4,373,545

Deferred Charges and Other Assets
Regulatory assets	434,392	101,306		28,599	O	564,297
Goodwill	88,139	110,977		(110,977 293,068)	K E	381,207
Derivative instruments	3,544	43,412				46,956
Other	29,795	52,453		(2,800)	I	79,448

Total	555,870	308,148		207,890		1,071,908

Total	$4,335,660	$3,505,944		$(534,145)		$7,307,459

        The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these statements.

GREAT PLAINS ENERGY INCORPORATED

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2006

	Great Plains Energy Historical	Aquila Historical As Adjusted	A	Pro Forma Adjustments		Great Plains Energy Combined Pro Forma

	(thousands)
LIABILITIES AND CAPITALIZATION
Current Liabilities
Commercial paper	$156,400	$—		$—		$156,400
Current maturities of long-term debt	389,634	19,299				408,933
EIRR bonds classified as current	144,742	—				144,742
Accounts payable	322,724	85,067		(1,593)	B	406,198
Accrued taxes	24,106	21,736				45,842
Accrued interest	14,082	49,685				63,767
Accrued payroll and vacations	33,266	21,251				54,517
Pension and post retirement liability	1,037	3,537				4,574
Derivative instruments	91,482	61,731				153,213
Other	25,520	87,913		22,200 15,000	I L	150,633

Total	1,202,993	350,219		35,607		1,588,819

Deferred Credits and Other Liabilities
Deferred income taxes	622,847	11,872		(22,628 6,860)	C N	629,933
				10,982	O
Deferred investment tax credits	28,458	7,391				35,849
Asset retirement obligations	91,824	8,182				100,006
Pension liability	143,170	25,736				168,906
Regulatory liabilities	114,674	65,516				180,190
Derivative instruments	61,146	27,076				88,222
Other	82,122	33,755				115,877

Total	1,144,241	179,528		(4,786)		1,318,983

Capitalization
Common shareholders' equity
Common stock	896,817	3,883,894		(3,883,894 1,022,991 2,984)	F G H	1,922,792
Retained earnings (deficit)	493,399	(2,262,052)		(110,977 2,373,029)	K F	493,399
Treasury stock, at cost	(1,614)	(356)		356	F	(1,614)
Accumulated other comprehensive loss	(46,686)	(30,545)		30,545	O,F	(46,686)

Total	1,341,916	1,590,941		(564,966)		2,367,891
Cumulative preferred stock	39,000	—				39,000
Long-term debt	607,510	1,385,256				1,992,766

Total	1,988,426	2,976,197		(564,966)		4,399,657

Commitments and Contingencies
Total	$4,335,660	$3,505,944		$(534,145)		$7,307,459

        The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these statements.

GREAT PLAINS ENERGY INCORPORATED

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     Basis of Presentation

        The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared to reflect the merger of Great Plains Energy and Aquila, which is currently anticipated to occur in the first quarter of 2008 depending on all necessary approvals being received, although actual timing cannot be predicted.

        The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary, as the proposed merger has not yet been completed. The actual purchase price will be based upon the value of Great Plains Energy shares issued to Aquila shareholders, the fair value of the Aquila share-based compensation that will be exchanged for Great Plains Energy's share-based compensation and the actual transaction-related costs of Great Plains Energy. The final allocation of the purchase price will be based upon the fair value of the assets acquired and liabilities assumed of Aquila on the date the merger is completed.

        The preliminary estimated total purchase price of the merger is as follows:

(Amounts in thousands, except share data)
Aquila common shares outstanding	(1)	374,521
Less: Restricted shares outstanding		528

Total Aquila common shares to be converted to Great Plains Energy shares		373,993
Great Plains Energy share price	(2)	$31.88
Exchange ratio into Great Plains Energy shares	(3)	0.0856
Equivalent number of Great Plains Energy shares	(4)	32,014
Option exchange ratio	(5)	0.142
Equivalent number of Great Plains Energy restricted shares	(6)	75
Estimated fair value of Great Plains Energy shares issued	(7)	$1,020,600
Estimated fair value of Great Plains Energy restricted shares issued	(8)	$2,391
Cash consideration paid	(9)	$673,187
Estimated fair value of stock options exchanged	(10)	$2,984
Estimated transaction-related costs	(11)	$25,000

Total preliminary estimated purchase price		$1,724,162

(1)
For pro forma purposes, the shares outstanding represent the total number of common shares of Aquila outstanding as of December 31, 2006. The actual purchase price will be based on the total shares of Aquila outstanding as of the effective date of the merger.

(2)
The share price used herein is based on the average closing price of Great Plains Energy common stock for the period beginning two trading days before and ending two trading days after the announcement of the merger. The range of dates for Great Plains Energy was between February 5, 2007 and February 9, 2007, and is herein referred to as the Great Plains Energy Share Price.

(3)
The Exchange Ratio into Great Plains Energy shares issued to Aquila shareholders is defined in the merger agreement.

(4)
The equivalent number of Great Plains Energy shares is based on the Aquila common shares outstanding as of December 31, 2006, multiplied by the Exchange Ratio into Great Plains Energy shares.

(5)
The Option Exchange Ratio, as defined in the merger agreement, is the Exchange Ratio plus the ratio derived by dividing the per share cash amount by the Parent Company Stock Value, which was estimated as the Great Plains Energy Share price for these purposes.

(6)
The equivalent number of Great Plains Energy restricted shares is based on the Aquila restricted shares outstanding as of December 31, 2006, multiplied by the Option Exchange Ratio into Great Plains Energy restricted shares.

(7)
The estimated fair value of Great Plains Energy shares issued is the equivalent number of Great Plains Energy shares multiplied by the Great Plains Energy Share Price.

(8)
The estimated fair value of Great Plains Energy restricted shares issued is the equivalent number of Great Plains Energy restricted shares multiplied by the Great Plains Energy Share Price.

(9)
Cash consideration paid is calculated as the total number of Aquila common shares to be converted to Great Plains Energy Shares, multiplied by $1.80, as defined in the merger agreement.

(10)
The estimated fair value of the stock options exchanged in the merger is calculated by multiplying the excess of the Great Plains Energy Share Price of $31.88 over the converted exercise price of Aquila stock options by the new Great Plains Energy options issued. The fair value of the new Great Plains Energy options issued for the purposes of these Unaudited Pro Forma Condensed Combined Financial Statements may differ from the fair value determined at closing.

(11)
The estimated costs directly related to the merger transaction are comprised of Great Plains Energy financial advisory, legal, and other professional services fees, excluding all of the merger-related expenses of Aquila.

        The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the impact of financing, liquidity or other balance sheet repositioning that may be undertaken subsequent to the merger, nor does it reflect any other changes that might occur regarding the Great Plains Energy and Aquila combined portfolios of businesses.

2.     Synergies

        Great Plains Energy expects to incur transaction and transition costs related to the merger, and to realize cost savings and synergies commencing upon the consummation of the merger. These cost savings and synergies are not included in the pro forma financial information.

        The Unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the merger been completed at the dates indicated. Aquila historical information has been adjusted for the Asset Sale, as well as the April 1, 2007 sale of Aquila's Kansas electric utility business. In relation to the Asset Sale, the pro forma adjustments include eliminations of the assets sold and the liabilities, revenues and expenses directly associated with the assets sold. Therefore, costs related to centralized functions that have not been eliminated would more than likely be significant in relation to the significant amount of assets sold.

        Except as discussed at Note 4, adjustment L to the Unaudited Pro Forma Condensed Combined Balance Sheet, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any nonrecurring charges expected to result from the merger. The majority of nonrecurring charges resulting from the merger are anticipated to be comprised of executive separation, employee termination costs and other exit costs related to the Aquila business that will be recognized in the opening balance sheet in accordance with Emerging Issues Task Force (EITF) Issue No 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." Other merger-related charges may be incurred that do not meet the criteria in EITF Issue No 95-3, including employee termination and exit costs related to the acquired business, other integration-related costs, and the impacts of potential divestitures, if any, that may be required by governmental authorities.

3.     Reclassifications

        Certain reclassifications have been made to Aquila's historical financial statement presentation in order to conform to Great Plains Energy's historical financial statement presentation. These reclassifications had no impact on the historical income from continuing operations reported by Aquila.

        Based on Great Plains Energy's review of Aquila's summary of significant accounting policies disclosed in Aquila's financial statements, the most significant difference in accounting policies noted relates to the accounting for planned major maintenance activities. Great Plains Energy early adopted the provisions of FASB Staff Position (FSP) No. AUG AIR-1, "Accounting for Planned Major Maintenance Activities", which prohibits the use of the accrue-in-advance method of accounting for planned major maintenance activities. Aquila adopted the direct expense method, but, as permitted by regulatory authorities will continue to use the accrue-in-advance method of accounting for planned major maintenance activities. Upon consummation of the merger, further review of Aquila's accounting policies and financial statements may result in required revisions to Aquila's policies and classifications to conform to those of Great Plains Energy.

4.     Pro Forma Adjustments

        The pro forma adjustments reflect the allocation of the estimated purchase price at an amount equal to the preliminary estimate of their fair values to the Aquila pro forma current and non-current tangible assets, intangible assets, and current and non-current liabilities; the amortization expense related to the estimated definite-lived intangible assets; changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets; elimination of intercompany transactions; and the income tax effect related to the pro forma adjustments.

        The pro forma combined provisions for income taxes do not reflect the amounts that would have resulted had Great Plains Energy and Adjusted Aquila filed consolidated income tax returns during the periods presented.

        The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

        A—Great Plains Energy and Aquila As Adjusted Historical Presentation—The amounts presented for Aquila represent the Aquila historical amounts as adjusted as presented in the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Income.

        B—The pro forma adjustment represents the elimination of transactions between Great Plains Energy and Adjusted Aquila included in each company's historical balance sheet and statement of income. The underlying amounts in these adjustments relate primarily to purchases and sales of power, transmission and joint owner activities.

        C—The pro forma adjustment represents the deferred tax impact related to the net amount assigned to the current and non-current assets and liabilities of Adjusted Aquila. This adjustment does not consider the goodwill in excess of the Adjusted Aquila historical carrying amount and the deferred tax impacts of the other pro forma adjustments. Income tax effects have been calculated using the Aquila statutory federal and blended state rate of 38.8% and could change based on changes in the applicable tax rates and finalization of the combined company's tax position.

        D—The pro forma adjustment represents the adjustment of the estimated fair value of certain Adjusted Aquila non-regulated tangible assets and reduction of depreciation expense associated with the decreased fair value. The adjustment was determined based on Great Plains Energy's estimates of fair value based on estimates of proceeds from sale of units to an unrelated party of similar capacity in the current market place. The preliminary internal analysis indicated a fair value estimate of Aquila's non-regulated Crossroads power generating facility of approximately $51.6 million. This analysis is significantly affected by assumptions regarding the current market for sales of units of similar capacity. The $67.3 million adjustment reflects the difference between the fair value of the combustion turbines at $51.6 million and the $118.9 million book value of the facility at December 31, 2006. Great Plains Energy management believes this to be an appropriate estimate of the fair value of the facility. The adjusted value will be depreciated over the estimated remaining useful lives of the underlying assets and could be materially affected by changes in fair value prior to the closing of the merger. An additional change in the fair value of the facility of $15 million would result in an additional change to annual depreciation expense of approximately $0.5 million.

        E—The pro forma adjustment represents goodwill, i.e. the excess of the purchase price over the fair value of the tangible assets of Adjusted Aquila acquired and liabilities assumed.

        Under the purchase method of accounting, the total estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The fair value of these assets and liabilities is preliminary and subject to change pending additional information that may come to our knowledge and restructuring decisions made upon completion of the merger. The following represents the preliminary adjustments to the assets acquired and liabilities assumed:

(Amounts in Thousands)
Total preliminary estimated purchase price (Note 1)	$1,724,162
Less: Book value of Aquila assets acquired and liabilities assumed	1,590,941

Excess of purchase price over net book value of assets acquired	$133,221

Adjustments to goodwill related to:
Elimination of historical goodwill	$110,977
Non-regulated tangible assets	67,255
Regulatory assets-pensions	(28,599)
Other current liabilities	15,000
Deferred tax liabilities	(4,786)

Total adjustments	159,847
Total adjustment to goodwill	$293,068

        In Great Plains Energy's opinion, the fair value of assets, liabilities and long-term debt assumed will approximate book value in a rate-regulated merger. Great Plains Energy's management analyzed the merger agreement for potential intangible assets and none were identified. For purposes of the pro forma balance sheet, Great Plains Energy's management assumed the cost of Aquila's long-term debt will be recovered in rates after consummation of the merger. Accordingly, no adjustment has been made to fair value Aquila's long-term debt in the pro forma historical financials presented.

        Pursuant to SFAS 142, "Goodwill and Other Intangible Assets", goodwill is not amortized; rather, impairment tests are performed at least annually or more frequently if circumstances indicate an impairment may have occurred. If an impairment exists, the goodwill is immediately written down to its fair value through a current charge to retained earnings. Accordingly, the goodwill arising from the merger will be subject to an impairment test at least annually.

        F—The historical equity of Aquila is eliminated in this pro forma adjustment.

        G—Represents the pro forma adjustment to record the fair value of the Great Plains Energy common shares outstanding, including restricted shares, exchanged in the merger.

        H—Represents the pro forma adjustment to record the fair value of the Adjusted Aquila stock options converted to Great Plains Energy stock options.

        I—This pro forma adjustment accrues the direct costs of the merger, or anticipated transaction-related expenses of Great Plains Energy to be capitalized by the combined company, which include financial advisory, legal and other professional service fees.

        J—Represents the pro forma adjustment to adjust the tax provision to reflect the effects of the pro forma adjustments. Income tax effects have been calculated using the Adjusted Aquila statutory federal and blended state rate of 38.8%. This estimate could change based on changes in the applicable tax rates and finalization of the combined company's tax position.

        K—The pro forma adjustment eliminates goodwill previously recorded by Aquila primarily related to Aquila's purchase of St. Joseph Light & Power.

        L—Represents the pro forma adjustments to accrue expenses related to Aquila executives as a result of the merger change in control that are not contingent upon future employment.

        M—The cash consideration paid to Aquila shareholders in the merger is reflected in this pro forma adjustment.

        N—Represents the pro forma adjustments to deferred taxes related to NOLs. This adjustment consists primarily of an adjustment to establish additional valuation allowance on state NOLs as a result of the Asset Sale, as the ability of the combined company to utilize the NOLs would be adversely affected since it will no longer have operations in several states. The adjustments could be materially affected by changes in the assumptions involved prior to the closing of the merger.

        O—The pro forma adjustment represents the recording of a regulatory asset for certain unrecognized pension costs that are being recovered over specific amortization periods pursuant to a regulatory order in Aquila's Missouri electric operations.

5.     Unaudited Pro Forma Loss per Share

        The pro forma weighted average number of basic and diluted shares outstanding is calculated by adding Great Plains Energy's weighted average number of basic and diluted shares of common stock outstanding for the year ended December 31, 2006 and Aquila's weighted average number of basic and diluted shares of common stock outstanding for the same period multiplied by the exchange ratio of 0.0856:

	For the year ended December 31, 2006
(Amounts in Thousands, except per share data)	Weighted Average Shares	Loss per Share
Basic:
Great Plains Energy	78,003
Conversion of Aquila to Great Plains Energy	32,107

Pro forma	110,110	$(1.82)
Diluted:
Great Plains Energy	78,170
Conversion of Aquila to Great Plains Energy	32,139

Pro forma	110,309	$(1.82)

DESCRIPTION OF GREAT PLAINS ENERGY CAPITAL STOCK

        The following descriptions of the common stock of Great Plains Energy and the relevant provisions of Great Plains Energy's articles of incorporation and by-laws are summaries and are qualified by references to Great Plains Energy's articles of incorporation and by-laws which have been previously filed with the SEC and are exhibits to this registration statement, of which this prospectus is a part, as well as the applicable MGBCL.

        Under its Articles of Incorporation, Great Plains Energy is authorized to issue 162,962,000 shares of stock, divided into classes as follows:

  •
  390,000 shares of Cumulative Preferred Stock with a par value of $100;

  •
  1,572,000 shares of Cumulative No Par Preferred Stock with no par value;

  •
  11,000,000 shares of Preference Stock with no par value; and

  •
  150,000,000 shares of Common Stock with no par value.

        At May 1, 2007, 390,000 shares of Cumulative Preferred Stock and 85,998,337 shares of common stock were outstanding. No shares of Cumulative No Par Preferred Stock or Preference Stock are currently outstanding but such shares may be issued from time to time in accordance with the Articles of Incorporation. The voting powers, designations, preferences, rights and qualifications, limitations, or restrictions of any series of Preference Stock are set by Great Plains Energy's board of directors when the Preference Stock is issued.

        DIVIDEND RIGHTS AND LIMITATIONS. The holders of Great Plains Energy's common stock are entitled to receive such dividends as the board of directors may from time to time declare, subject to any rights of the holders of Great Plains Energy preferred and preference stock. Great Plains Energy's ability to pay dividends depends primarily upon the ability of its subsidiaries to pay dividends or otherwise transfer funds to it. Except as otherwise authorized by consent of the holders of at least two-thirds of the total number of shares of the total outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock, Great Plains Energy may not pay or declare any dividends on common stock, other than dividends payable in common stock, or make any distributions on, or purchase or otherwise acquire for value, any shares of common stock if, after giving effect thereto, the aggregate amount expended for such purposes during the 12 months then ended (a) exceeds 50% of net income available for dividends on Preference Stock and common stock for the preceding 12 months, in case the total of Preference Stock and common stock equity would be reduced to less than 20% of total capitalization, or (b) exceeds 75% of such net income in case such equity would be reduced to between 20% and 25% of total capitalization, or (c) except to the extent permitted in subparagraphs (a) and (b), would reduce such equity below 25% of total capitalization.

        DIVIDENDS. Subject to certain limited exceptions, no dividends may be declared or paid on common stock and no common stock may be purchased or redeemed or otherwise retired for consideration (a) unless all past and current dividends on Cumulative Preferred Stock and Cumulative No Par Preferred Stock have been paid or set apart for payment and (b) except to the extent of retained earnings (earned surplus).

        VOTING RIGHTS. Except as otherwise provided by law and subject to the voting rights of the outstanding Cumulative Preferred Stock, Cumulative No Par Preferred Stock, and Preference Stock, the holders of Great Plains Energy's common stock have the exclusive right to vote for all general purposes and for the election of directors through cumulative voting. This means each stockholder has a total vote equal to the number of shares they own multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees either in equal or unequal amounts. The nominees with the highest number of votes are elected. The consent of specified percentages of holders of outstanding shares of Cumulative Preferred

Stock and Cumulative No Par Preferred Stock is required to authorize certain actions which may affect their interests. If, at any time, dividends on any of the outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock are in default in an amount equivalent to four or more full quarterly dividends, the holders of outstanding shares of all preferred stock, voting as a single class, will be entitled (voting cumulatively) to elect the smallest number of directors necessary to constitute a majority of the full board of directors, which right shall continue in effect until all dividend arrearages shall have been paid.

        LIQUIDATION RIGHTS. In the event of any dissolution or liquidation of Great Plains Energy Incorporated, after there shall have been paid to or set aside for the holders of shares of outstanding Cumulative Preferred Stock, Cumulative No Par Preferred Stock, and Preference Stock the full preferential amounts to which they are respectively entitled, the holders of outstanding shares of common stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets available for distribution.

        MISCELLANEOUS. The outstanding shares of common stock are, and the shares of common stock sold hereunder will be, upon payment for them, fully paid and nonassessable. The holders of Great Plains Energy's common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Great Plains Energy common stock does not contain any redemption provisions or conversion rights. UMB Bank, N.A. acts as transfer agent and registrar for Great Plains Energy's common stock.

        BUSINESS COMBINATIONS. The affirmative vote of the holders of at least 80% of the outstanding shares of common stock is required for the approval or authorization of certain business combinations with interested stockholders. However, this 80% voting requirement will not be applicable if:

  •
  the business combination will have been approved by a majority of the continuing directors; or

  •
  the cash or the fair market value of the property, securities, or other consideration to be received per share by holders of the common stock in such business combination is not less than the highest per-share price paid by or on behalf of the acquiror for any shares of common stock during the five-year period preceding the announcement of the business combination.

        LISTING. The common stock of Great Plains Energy is listed on the NYSE under the symbol "GXP."

COMPARISON OF STOCKHOLDER RIGHTS

        Upon completion of the merger, Aquila stockholders will receive $1.80 in cash and 0.0856 share of Great Plains Energy common stock in exchange for each share of Aquila common stock.

  •
  The rights of Aquila stockholders currently are governed by the DGCL and Aquila's restated certificate of incorporation and amended and restated by-laws.

  •
  The rights of Great Plains Energy stockholders currently are governed by the MGBCL, and by Great Plains Energy's articles of incorporation and amended by-laws.

        The following is a summary of the material differences between Delaware law and Aquila's certificate of incorporation and by-laws, on the one hand, and Missouri law and Great Plains Energy articles of incorporation and by-laws, on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Aquila's certificate of incorporation and by-laws, Great Plains Energy's articles of incorporation and by-laws, Delaware law and Missouri law. For a more complete understanding of the differences between being a stockholder of Aquila and Great Plains Energy, you should carefully read this entire joint proxy statement/prospectus and the relevant provisions of the DGCL and the MGBCL, the certificate of incorporation and by-laws of Aquila and the articles of incorporation and by-laws of Great Plains Energy, which are incorporated by reference into this joint proxy statement/prospectus.

Authorized Capital Stock; Authority to Issue Capital Stock

  Great Plains Energy

        Great Plains Energy's articles of incorporation authorizes it to issue up to 150,000,000 shares of common stock without par value, of which 85,998,337 shares were outstanding as of the close of business on May 1, 2007; 390,000 shares of cumulative preferred stock, of the par value of $100 each, of which 390,000 shares were outstanding as of the close of business on May 1, 2007; 1,572,000 shares of cumulative no par preferred stock without par value, of which no shares were outstanding as of the close of business on May 1, 2007; and 11,000,000 shares of preference stock without par value, of which no shares were outstanding as of the close of business on May 1, 2007.

  Aquila

        Aquila's restated certificate of incorporation authorizes it to issue up to 400,000,000 shares of common stock, of the par value $1.00 per share, of which 374,683,577.8122 shares were outstanding as of the close of business on May 4, 2007; 10,000,000 preference stock, without par value, of which no shares were outstanding as of the close of business on May 4, 2007; and 20,000,000 shares of Class A common stock, of the par value of $1.00 per share, of which no shares were outstanding as of the close of business on May 4, 2007.

Number of Directors; Classification of Board of Directors

  Great Plains Energy

        The MGBCL provides that a corporation shall have three or more directors, except that a corporation may have one or two directors if stated in the articles of incorporation.

        The Great Plains Energy articles of incorporation provide for the number of members of the board of directors to be set by Great Plains Energy's by-laws. Great Plains Energy's by-laws provide for Great Plains Energy's board of directors to consist of 11 directors who will be elected at the annual meeting of the stockholders. The Great Plains Energy bylaws provides that directors need not be stockholders. Great Plains Energy currently has 11 directors.

  Aquila

        The DGCL provides that a corporation's board of directors must consist of one or more individuals, with the number fixed by, or in the manner provided in, the by-laws, unless the certificate of incorporation fixes the number, in which case a change in the number of directors will be made only by amendment of the certificate. The DGCL further provides that directors need not be stockholders of the corporation unless the corporation's certificate of incorporation or by-laws so provide. The certificate of incorporation and by-laws may also prescribe other qualifications for directors.

        The Aquila certificate of incorporation provides that the number of directors of Aquila will not be less than three and shall be fixed by, or in the manner provided in, the by-laws of Aquila. Directors need not be stockholders of Aquila. The Aquila by-laws provide that Aquila's board of directors shall consist of not less than three persons, the exact number of directors to be fixed from time to time solely by the vote of not less than a majority of the directors then in office. Aquila currently has 8 directors.

Vacancies on the Board and Newly Created Directorships

  Great Plains Energy

        The MGBCL provides that, unless otherwise provided in the articles of incorporation or the by-laws, the board of directors can fill vacancies by a majority vote until the next election of directors by stockholders. The Great Plains Energy by-laws provide that in case of the death or resignation of one or more of the directors, a majority of the remaining directors, though less than a quorum, may fill the vacancy or vacancies until the successor or successors are elected at a meeting of the stockholders. A director may resign at any time and the acceptance of his or her resignation shall not be required in order to make it effective.

  Aquila

        The DGCL provides that, unless otherwise provided in the certificate of incorporation or by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Aquila's by-laws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the remaining directors, although this majority is less than a quorum.

Removal of Directors

  Great Plains Energy

        The MGBCL provides that, unless the articles of incorporation or bylaws provide otherwise, one or more directors of a corporation may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. The MGBCL also provides that any director may be removed for cause by action of a majority of the entire board of directors if the director, at the time of removal, fails to meet the qualifications stated in the articles of incorporation or bylaws for election as a director or is in breach of any agreement between this director and the corporation relating to this director's services as a director or employee of the corporation. Great Plains Energy's articles of incorporation and by-laws are silent on the removal of directors.

  Aquila

        Under DGCL, unless the certificate of incorporation otherwise provides, any director or the entire board of directors may be removed by the holders of a majority of the shares then entitled to vote at an election of directors. The Aquila certificate of incorporation provides that the entire board of directors may be removed at any time by the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. The DGCL also provides that, unless the certificate of incorporation provides otherwise, in the case of a corporation with a board of directors that is classified, directors may be removed by shareholders only for cause. Because Aquila's board of directors is classified, no directors may be removed without cause.

Quorum for Meetings of Stockholders

  Great Plains Energy

        The MGBCL provides that unless provided in the articles of incorporation or bylaws, a majority of votes of shares entitled to vote on a matter shall constitute a quorum but that the articles of incorporation may require any number or percent greater than a majority of votes to constitute a quorum. Great Plains Energy's articles of incorporation provide that a majority of the outstanding shares entitled to vote represented in person or by proxy will constitute a quorum. However, less than such quorum shall have the right successively to adjourn the meeting to a specified date not longer than 90 days after such adjournment, and no notice need be given of such adjournment to stockholders not present at the meeting.

  Aquila

        The DGCL generally provides that a quorum for a stockholders meeting consists of a majority of shares entitled to vote present in person or represented by proxy at such meeting, unless the certificate of incorporation or by-laws of the corporation provide otherwise. Aquila's by-laws provide that the holders of record of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

Voting Rights and Required Vote Generally

  Great Plains Energy

        The MGBCL provides that, unless otherwise provided in the articles of incorporation, each outstanding share entitled to vote under the provisions of the articles of incorporation shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except no person shall vote any shares which at that time belong to the corporation which issued such shares, or which at that time belong to an entity controlled by such corporation. Unless the articles of incorporation or bylaws provide otherwise, each stockholder in electing directors shall have the right to cast as many votes in the aggregate as shall equal the number of votes held by the stockholder in the corporation, multiplied by the number of directors to be elected at the election, and each stockholder may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute them among two or more candidates. A stockholder may vote either in person or by proxy. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        Pursuant to KCP&L's restated articles of consolidation, any act or transaction by or involving KCP&L that requires the approval of the stockholders of KCP&L under the MGBCL also requires the approval of the stockholders of Great Plains Energy by the same vote.

  Aquila

        The DGCL provides that unless otherwise provided in a corporation's certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder. The DGCL further provides that unless a corporation's certificate of incorporation or by-laws otherwise provides, directors of a corporation are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election at a stockholders meeting at which a quorum is present. Except as otherwise required by the DGCL or by the certificate of incorporation or by-laws, under the DGCL, all matters brought before a stockholders meeting require the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at that meeting at a stockholders meeting at which a quorum is present.

Votes on Mergers, Consolidations, Sales or Leases of Assets and Certain Other Transactions

  Great Plains Energy

        The MGBCL requires the approval of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by all stockholders entitled to vote thereon for proposed mergers or consolidations. However, Missouri law provides that in any case in which 90% of the outstanding shares of each class of a domestic corporation is owned by another domestic corporation and the jurisdictions of each allow a merger with the other, the corporation having such share ownership may either merge the other corporation into itself and assume all of its obligations, or merge itself into the other corporation without any stockholder vote. Additionally, Missouri law states that unless expressly required by its articles of incorporation, no vote of stockholders of a domestic corporation is necessary to authorize a merger with or into a single indirect wholly owned subsidiary of such domestic corporation solely in connection with a holding company reorganization if:

  •
  the domestic corporation and the indirect wholly owned subsidiary are the only merger parties;

  •
  each share or fraction of a share of the capital stock of the domestic corporation outstanding immediately prior to the effective time of the merger is converted in the merger into a share or equal fraction thereof of a holding company having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as the share or fraction thereof of such domestic corporation being converted in the merger;

  •
  the holding company and each of the constituent corporations to the merger are Missouri corporations;

  •
  generally, the articles of incorporation and bylaws of the holding company immediately following the effective time of the merger contain provisions identical to the articles of incorporation and bylaws of such domestic corporation immediately prior to the effective time of the merger;

  •
  as a result of the merger, the domestic corporation becomes or remains a direct or indirect wholly owned subsidiary of the holding company;

  •
  the directors of the domestic corporation become or remain the directors of the holding company upon the effective time of the merger; the articles of incorporation of the surviving corporation immediately following the effective time of the merger shall be substantially similar to the articles of incorporation of the domestic corporation immediately prior to the effective time of the merger;

  •
  the stockholders of such domestic corporation do not recognize gain or loss for U. S. federal income tax purposes as determined by the board of directors of such domestic corporation.

        Pursuant to KCP&L's restated articles of consolidation, any act or transaction by or involving KCP&L that requires the approval of the stockholders of KCP&L under the MGBCL also requires the approval of the stockholders of Great Plains Energy by the same vote.

  Aquila

        Under the DGCL, a merger, consolidation or sale of all or substantially all of a corporation's assets must be approved by a majority of the outstanding stock of the corporation entitled to vote. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

  •
  the merger agreement does not amend in any respect its certificate of incorporation;

  •
  each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

  •
  either no shares of the surviving corporation's common stock and no securities convertible into such stock will be issued pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation's common stock to be issued pursuant to the merger plus those initially issuable upon conversion of any other securities to be issued pursuant to the merger do not exceed 20% of the shares of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger.

        Stockholder approval is not required for either the acquired or, in most cases, the acquiring corporation in a merger if the corporation surviving the merger is at least the 90% parent of the acquired corporation. If the 90% parent is not the surviving corporation, however, the otherwise required vote of at least a majority of the parent's outstanding stock entitled to vote is required to approve the merger. No vote of the holders of the subsidiary's outstanding stock is required in these circumstances. In addition, unless required by its certificate of incorporation, approval of the holders of a corporation will not be required to approve a holding company reorganization of the corporation pursuant to the merger of that corporation with or into a single direct or indirect wholly owned subsidiary of that corporation, if the merger complies with certain provisions of the DGCL applicable to "holding company" merger.

Business Combination Statutes

  Great Plains Energy

        The MGBCL protects domestic corporations from unsolicited takeovers by prohibiting certain transactions once an acquiror has gained control. The statute restricts certain "Business Combinations" between a corporation and an "Interested Shareholder" or affiliates of the Interested Shareholder for a period of five years unless certain conditions are met. A "Business Combination" includes a merger or consolidation, certain sales, leases exchanges, pledges and similar dispositions of corporate assets or stock and certain reclassifications and recapitalizations. An "Interested Shareholder" includes any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation.

        During the initial five-year restricted period, no Business Combination may occur unless such Business Combination or the transaction in which an Interested Shareholder becomes "interested" is approved by the board of directors of the corporation. Business Combinations may occur during such five-year period if: (i) prior to the stock acquisition by the Interested Shareholder, the board of directors approves the transaction in which the Interested Shareholder became such or approves the Business Combination in question; (ii) the holders of a majority of the outstanding voting stock, other than stock owned by the Interested Shareholder, approve the Business Combination; or (iii) the Business Combination satisfies certain detailed fairness and procedural requirements. The MGBCL exempts from its provisions: (i) corporations not having a class of voting stock registered under Section 12 of the Exchange Act; (ii) corporations which adopt provisions in their articles of incorporation or bylaws expressly electing not to be covered by the statute; and (iii) certain circumstances in which a stockholder inadvertently becomes an Interested Shareholder. In accordance with the provisions of these statutes, Great Plains Energy is covered by the restrictions imposed by these statutes.

        The affirmative vote of the holders of at least 80% of the outstanding shares of common stock of Great Plains Energy is required for the approval or authorization of certain business combinations with interested shareholders; provided, however, that such 80% voting requirement shall not be applicable if:

  •
  the business combination shall have been approved by a majority of the continuing directors; or

  •
  the cash or the fair market value of the property, securities, or other consideration to be received per share by holders of the common stock in such business combination is not less than the highest per-share price paid by or on behalf of the acquiror for any shares of common stock during the five-year period preceding the announcement of the business combination.

  Aquila

        Section 203 of the DGCL is Delaware's business combination statute. Section 203 is designed to protect publicly traded Delaware corporations, such as Aquila, from unsolicited takeovers, by prohibiting a Delaware corporation from engaging in a "business combination" with a person beneficially owning 15% or more of the corporation's voting stock for three years following the time that person becomes a 15% beneficial owner, with certain exceptions. A corporation may elect not to be governed by Section 203 of the DGCL.

        Aquila's certificate of incorporation provides that, whether or not a vote of stockholders is otherwise required, the affirmative vote of the holders of not less that 80% of the outstanding shares of voting stock is required for the approval or authorization of any business transaction with a related person or any business transaction in which a related person has an interest (except proportionately as a stockholder). However, the 80% voting requirement would not be applicable if:

  •
  the continuing directors have expressly approved the business transaction by a majority vote; or

  •
  the business transaction is a merger or consolidation, or sale of all or substantially all of the assets of Aquila, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of common stock of Aquila (other than the related person) in the business transaction is an amount at least equal to the minimum purchase price, which is the greater of (i) the highest amount of consideration paid by the related person for a share of common stock of the corporation at any time while such person or entity was a related person or in the transaction which resulted in such person or entity becoming a related person; provided, however, that the highest purchase price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of common stock of the corporation, or the declaration of a stock dividend thereon, between the last date upon which the related person paid the highest purchase price and the effective date of the merger or consolidation or the date of distribution to stockholders of the corporation of the proceeds from the sale of all or substantially all of the assets of the corporation or (ii) an amount equal to 110% of the book value per share of the common stock of the corporation immediately prior to the first public announcement of the proposed business transaction or on the date on which the related party became a related party, whichever is higher.

Stockholder Action by Written Consent

  Great Plains Energy

        The MGBCL provides that written action of stockholders in lieu of a meeting is permitted only if the consent is signed by all of the stockholders entitled to vote with respect to the subject effected by consent. There is no specific provision for stockholder action by written consent in either the articles of incorporation or the by-laws.

  Aquila

        The DGCL provides that unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

        The Aquila certificate of incorporation provides that no action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Special Meetings of Stockholders

  Great Plains Energy

        The MGBCL provides that a special meeting of stockholders may be called by the board of directors or by such persons as may be authorized by the corporation's by-laws. The Great Plains Energy by-laws provide that a special meetings of the stockholders may only be called by the Chairman of the Board, by the President or at the request in writing of a majority of the board of directors. Special meetings of stockholders of the company may not be called by any other person or persons.

  Aquila

        The DGCL provides that special meetings of the stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the by-laws. Aquila's by-laws provide that a special meeting of the stockholders may be called by the chairman or the president, or by a majority of the board of directors by vote at a meeting or in writing with or without a meeting, or by not less than a majority of all of the outstanding shares entitled to vote at such meeting.

Amendments to Governing Documents

  Great Plains Energy

        The MGBCL provides that a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the stockholders for their approval by the holders of a majority of the shares of common stock entitled to vote. The Great Plains Energy articles of incorporation provides that the articles of incorporation may be amended in accordance with and upon the vote prescribed by the laws of the State of Missouri. However, no amendment may be adopted without receiving the affirmative vote of at least a majority of the outstanding shares entitled to vote.

        Under the MGBCL, the by-laws of a corporation may be made, altered, amended or repealed by the stockholders, unless and to the extent that this power is vested in the board of directors by the articles of incorporation. The Great Plains Energy articles of incorporation provides that the board of directors may make, alter, amend or repeal the company's by-laws by a majority vote of the whole board of directors at any regular meeting of the board or at any special meeting of the board if notice thereof has been given in the notice of such special meeting. The Great Plains Energy articles of incorporation and amended by-laws provide that this provision shall not be construed to limit the power of the stockholders to make, alter, amend or repeal by-laws at any annual or special meeting of stockholders by a majority vote of the shareholders present and entitled to vote at such meeting, provided a quorum is present.

  Aquila

        The DGCL provides that an amendment to a corporation's certificate of incorporation requires that the board of directors adopt a resolution setting forth the proposed amendment and that the stockholders must approve the amendment by a majority of outstanding shares entitled to vote (and a majority of the outstanding shares of each class entitled to vote, if any). Aquila's certificate of incorporation grants the board of directors the authority to make, alter and repeal the by-laws, subject to the right of stockholders at any regular or special meeting to alter or repeal by-laws made by the board of directors, and subject to the rights, if any, of the holders of any class of stock.

        The certificate of incorporation also provides that the affirmative vote of the holders of at least 80% of the issued and outstanding shares of voting stock of Aquila is required to amend, alter or repeal or adopt any provision inconsistent with the by-laws relating to number of directors, election and term of directors, vacancies and newly created directorships, related person transactions, and amendment to the by-law imposing the 80% stockholder approval requirement.

        Aquila's by-laws provide that, subject to the provisions of the certificate of incorporation, the by-laws, whether made by the stockholders or by the board of directors, may be amended, added to or repealed at any meeting of the board of directors or the stockholders.

Indemnification of Directors and Officers

  Great Plains Energy

        Under the MGBCL, a corporation may indemnify any person made or threatened to be made a party to any legal proceeding, including any suit by or in the name of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any such capacity with respect to another enterprise, against expenses and other amounts reasonably incurred by him in connection with such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect to any claim brought by or in the name of the corporation as to which such person is adjudged to be liable to the corporation unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. A corporation is required to indemnify its directors, officers, employees or agents to the extent that such persons have been successful in defending an action, suit or proceeding or any claim, issue or matter therein. These indemnification rights are not exclusive of any other rights to which the person seeking indemnification is entitled and do not limit a corporation's right to provide further indemnification.

        The Great Plains Energy by-laws provide that Great Plains Energy will indemnify each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the company or is or was an employee of the company acting within the scope and course of his or her employment or is or was serving at the request of the company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the company to the fullest extent authorized by the MGBCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The company may in its discretion by action of its board of directors provide indemnification to agents of the company. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

  Aquila

        The DGCL provides that a corporation may indemnify its officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe that the person's conduct was unlawful. The DGCL further provides that no indemnification is available in respect of a claim as to which the person has been adjudged to be liable to the corporation, unless and only to the extent that a court determines that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys' fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

        The Aquila by-laws contain provisions relating to indemnification substantially the same as those contained in the DGCL.

Limitation on Personal Liability of Directors

  Great Plains Energy

        The MGBCL provides that the incorporators, directors or stockholders may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (c) for any unlawful declaration of dividends or (d) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision of the MGBCL becomes effective.

        The Great Plains Energy articles of incorporation and by-laws are silent with respect to limitation on personal liability of directors.

  Aquila

        The DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating the liability of a director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duties, except liability for any breach of the director's duty of loyalty to the corporation's shareholders, for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions), and for any transaction from which the director derived an improper personal benefit.

        The Aquila certificate of incorporation provides that a director of the corporation shall not be liable to Aquila or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Preemptive Rights

  Great Plains Energy

        The Great Plains Energy stockholders do not have preemptive rights. Thus, if additional shares of Great Plains Energy common stock, cumulative preferred stock, cumulative no par preferred stock or preference stock were issued, the current holders of such shares, to the extent that they do not participate in the additional issuance, would own a proportionately smaller interest in a larger number of outstanding capital stock to the extent that they do not participate in the additional issuance.

  Aquila

        The Aquila shareholders do not have preemptive rights. Thus, if additional shares of Aquila common stock, preference stock or Class A common stock were issued, the current holders of such shares, to the extent that they do not participate in the additional issuance, would own a proportionately smaller interest in a larger number of outstanding capital stock to the extent that they do not participate in the additional issuance.

Cumulative Voting Rights

  Great Plains Energy

        Cumulative voting entitles each stockholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each stockholder may cast all of their votes for one nominee or distribute them among one or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Where cumulative voting is not permitted, holders of all outstanding shares of voting stock of a corporation elect the entire board of directors of the corporation, thereby precluding the minority stockholders from having board representation. Under the MGBCL, cumulative voting is permitted unless a corporation's by-laws or articles of incorporation provide otherwise. The Great Plains Energy by-laws and articles of incorporation are silent with respect to cumulative voting rights, so holders of Great Plains Energy cumulative preferred stock, cumulative no par preferred stock and common stock have cumulative voting rights.

  Aquila

        Holders of Aquila common stock do not have cumulative voting rights.

Dividends and Stock Repurchases

  Great Plains Energy

        The MGBCL provides that, subject to any restrictions in a corporation's articles of incorporation, the corporation's board of directors may declare dividends, but provides that:

  •
  no dividend may be declared or paid at a time when the net assets of the corporation are less than its stated capital or when the payment thereof would reduce the net assets of the corporation below its stated capital;

  •
  if a dividend is declared out of the paid-in surplus of the corporation, whether created by reduction of stated capital or otherwise, certain limitations contained in section 351.210 of the MGBCL shall apply;

  •
  if a dividend is declared payable in the corporation's own shares having a par value, such shares shall be issued at the par value thereof and there shall be transferred to stated capital at the time such dividend is declared an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend;

  •
  if a dividend is declared payable in the corporation's own shares, without par value, and such shares have a preferential right in the assets of the corporation in the event of its involuntary liquidation, such shares shall be issued at the liquidation value thereof, and there shall be transferred to stated capital at the time such dividend is declared, an amount of surplus equal to the aggregate preferential amount payable upon such shares in the event of involuntary liquidation;

  •
  if a dividend is declared payable in the corporation's own shares without par value and none of such shares has a preferential right in the assets of the corporation in the event of its involuntary liquidation, such shares shall be issued at such value as shall be fixed by the board of directors by resolution at the time such dividend is declared, and there shall be transferred to stated capital, at the time such dividend is declared, an amount of surplus equal to the aggregate value so fixed in respect of such shares, and the amount per share transferred to stated capital shall be disclosed to the stockholders receiving such dividends concurrently with payment thereof;

  •
  a split-up or division of issued shares into a greater number of shares of the same class shall not be construed to be a share dividend within the meaning of these provisions; and

  •
  no dividend shall be declared or paid contrary to any restrictions contained in the articles of incorporation. The Great Plains Energy articles of incorporation contain additional restrictions on dividends in certain circumstances, as described above under the heading "Description of Great Plains Energy Capital Stock—Dividend Rights and Limitations".

        The MGBCL provides that a corporation shall have power to purchase, take, receive, or otherwise acquire, hold, own, pledge, transfer, or otherwise dispose of its own shares, provided, that it shall not purchase, either directly or indirectly, its own shares when its net assets are less than its stated capital, or when by so doing its net assets would be reduced below its stated capital. The Great Plains Energy articles of incorporation provides that the company may, at its option expressed by vote of the board of directors, at any time, or from time to time, redeem the whole or any part of the cumulative preferred stock, or of any series thereof, or cumulative no par preferred stock, or any series thereof, at the redemption price or prices at the time in effect.

  Aquila

        The DGCL provides that, subject to any restrictions in a corporation's certificate of incorporation, dividends may be declared from the corporation's surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Dividends may not be declared out of net profits, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation.

        The Aquila by-laws provide that, subject to the provisions of the certificate of incorporation, and of any bonds or indentures securing bonds of the corporation, the board of directors may, in its discretion, declare what, if any, dividends shall be paid upon the stock of the corporation, or upon any class of such stock. Except as otherwise provided by the certificate of incorporation, dividends shall be payable upon such dates as the board of directors may designate. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for payment as a sinking fund to retire bonds of the corporation, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created. The Aquila certificate of incorporate and by-laws place no additional restrictions on the ability of its board of directors to declare repurchase shares of its capital stock.

Dissenters' or Appraisal Rights

  Great Plains Energy

        Under the MGBCL, Great Plains Energy stockholders will not have any appraisal or dissenters' rights as a result of the issuance of additional shares of Great Plains Energy common stock in connection with the merger.

  Aquila

        The DGCL provides that a stockholder may dissent from, and receive payment in cash for, the fair value of his or her shares as appraised by the Delaware Chancery Court in the event of, certain merger and consolidations. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either:

  •
  listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

  •
  held of record by more than 2,000 stockholders.

        Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

        Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than:

  •
  shares of stock of the surviving corporation;

  •
  shares of stock of another corporation that are listed on a national securities exchange, designated as a national market system security as described above, or held of record by more than 2,000 stockholders;

  •
  cash instead of fractional shares of stock; or

  •
  any combination of the above.

        Appraisal rights are also available under the DGCL in certain other circumstances including in certain parent subsidiary corporation mergers, and in certain circumstances where the certificate of incorporation so provides.

Record Date for Determining Stockholders Entitled to Vote

  Great Plains Energy

        As permitted under the MGBCL, the Great Plains Energy by-laws provide that, in order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date will not be more than 70 days before the date of such meeting.

  Aquila

        As permitted under the DGCL, the Aquila by-laws provide that, in order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date will not be more than 60 days nor less than 10 days before the date of such meeting.

Notice of Stockholder Meetings

  Great Plains Energy

        The MGBCL requires written or printed notice of each meeting of stockholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such notice must be given not less than 10 days or more than 70 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Written notice includes, but is limited to, notice by electronic transmission which means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient.

  Aquila

        As permitted under the DGCL, Aquila's by-laws provide that, unless otherwise provided by law, Aquila must notify stockholders between 10 days and 60 days before any annual or special meeting of the time and place of the meeting. A notice of a special meeting must state the purpose or purposes for which the special meeting is called. Notices may be given by electronic transmission to the fullest extent permitted by the DGCL in a form of electronic transmission to which the stockholder has consented.

Advance Notice of Stockholder Nominations for Directors

  Great Plains Energy

        For a Great Plains Energy stockholder to properly nominate a person for election to Great Plains Energy's board of directors, the stockholder must be a stockholder of record on the date of giving notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice in proper written form to the Secretary of the company. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the company not less than 60 days nor more than 90 days prior to the date of the annual meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

        To be in proper written form, a stockholder's notice to the Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934. Furthermore, the notice must set forth as to the stockholder giving the notice (i) the name and record of such stockholder, (ii) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934. Such notice must be accompanied by a written consent of each proposed nominee to being name as a nominee and to serve as a director if elected.

  Aquila

        For an Aquila stockholder to properly nominate one or more persons for election to Aquila's board of directors, the stockholder must provide written notice, either by personal delivery or by United States mail postage pre-paid, to the Secretary of the corporation. Such notice must be received by the Secretary not later than the following dates: (1) with respect to an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual meeting of stockholders or a special meeting of stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. The written notice shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director. Such notice shall include a signed consent of each such nominee to serve as a director of the corporation, if elected.

Advance Notice of Stockholder Proposals

  Great Plains Energy

        For business to be properly brought before a Great Plains Energy annual meeting by a stockholder, the stockholder must be a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the company. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the company not less than 60 days nor more than 90 days prior to the date of the annual meeting of stockholders; provided, however, that in the event that less than seventy 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

        To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

  Aquila

        For business to be properly brought before an Aquila annual meeting by a stockholder, the stockholder must deliver written notice of such stockholder's intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the corporation. Such notice must be received by the Secretary not later than the following dates: (1) with respect to an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual meeting of stockholders, or a special meeting of stockholders the close of business on the tenth day following the date of public disclosure of the date of such meeting.

Stockholder Inspection of Corporate Records

  Great Plains Energy

        Under the MGBCL, any stockholder may at all proper times have access to the books of the company, to examine the same, and under such regulations as may be prescribed by the bylaws. The Great Plains Energy by-laws provide that any stockholder desiring to examine books of the company shall present a demand to that effect in writing to the President or the Secretary or the Treasurer of the company. Such demand shall state: (i) the particular books which he desires to examine; (ii) purpose for which he desires to make the examination; (iii) date on which the examination is desired; (iv) the probable duration of time the examination will require; and (v) the names of the persons who will be present at the examination. Within three days after receipt of such demand, the President or the Secretary or the Treasurer shall, if the stockholder's purpose be lawful, notify the stockholder making the demand of the time and place the examination may be made.

  Aquila

        The DGCL provides any stockholder with the right to inspect the company's stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person's interest as a stockholder. A complete list of the stockholders entitled to vote at a stockholders meeting must be available for stockholder inspection at least 10 days before the meeting.

Interested Director Transactions

  Great Plains Energy

        The MGBCL generally permits transactions involving a Missouri corporation and an interested director of that corporation if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized or approved by the board of directors, a committee thereof, or the stockholders.

  Aquila

        The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if: (i) the material facts as to the director's or officer's relationship or interest and as to the transaction are disclosed or are known to the board of directors or a committee thereof, and the board of directors or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors represent less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair to the corporation. The DGCL allows loans to officers and employees whenever, in the judgment of the directors, such loan may reasonably be expected to benefit the corporation.

LEGAL MATTERS

        The validity of the Great Plains Energy common stock offered by this joint proxy statement/prospectus will be passed upon for Great Plains Energy by Mark G. English, General Counsel and Assistant Secretary of Great Plains Energy. At May 1, 2007, Mr. English owned beneficially 6,317 shares of Great Plains Energy common stock, including restricted stock, and 6,479 performance shares, which may be paid in shares of common stock at a later date based on the performance of the Great Plains Energy.

EXPERTS

        The consolidated financial statements, the related financial statement schedules, and management's report on the effectiveness of internal control over financial reporting of Great Plains Energy Incorporated and its subsidiaries, incorporated by reference in this prospectus from the Annual Report on Form 10-K of Great Plains Energy Incorporated have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include an explanatory paragraph regarding the adoption of new accounting standards SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, FASB Staff Position (FSP) No. AUG-AIR-1, Accounting for Planned Major Maintenance Activities, and FIN 47, Accounting for Conditional Asset Retirement Obligations, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedule of Aquila, Inc. as of December 31, 2006 and 2005, and for each of the years in the three year period ended December 31, 2006 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference in this registration statement from the Annual Report on Form 10-K of Aquila, Inc. in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2006 financial statements refers to the adoption of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standard No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) and the adoption of FASB Statement of Financial Accounting Standard No. 123 (Revised), Share-Based Payment, replacing Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation.

STOCKHOLDER PROPOSALS

Great Plains Energy

        Proposals on matters appropriate for stockholder consideration consistent with the regulations of the SEC submitted by stockholders for inclusion in the proxy statement and form of proxy for the 2008 Annual Meeting of Stockholders must be received by Great Plains Energy's Corporate Secretary on or before November 21, 2007. Also, under the by-laws of Great Plains Energy, stockholders must give advance notice of nominations for director or other business to be addressed at the annual meeting not later than the close of business on March 7, 2008 and not earlier than February 6, 2008.

Aquila

        Proposals on matters appropriate for stockholder consideration consistent with the regulations of the SEC submitted by stockholders for inclusion in the proxy statement and form of proxy for the 2008 Annual Meeting of Stockholders of Aquila must be received at Aquila's principal executive offices on or before November 27, 2007. Also, under the by-laws of Aquila, stockholders must give advance notice of nominations for director or other business to be addressed at the 2008 Annual Meeting of Stockholders and such notice must be mailed and received in writing at Aquila's principal executive offices in accordance with the timing requirements set forth in the Aquila bylaws. The above dates and time periods are subject to change under certain circumstances.

OTHER MATTERS

        As of the date of this joint proxy statement/prospectus, neither Great Plains Energy's board of directors nor Aquila's board of directors knows of any matter that will be presented for consideration at the Great Plains Energy special meeting or the Aquila special meeting other than as described in this joint proxy statement/prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        Great Plains Energy filed a registration statement on Form S-4 on [    •    ], to register with the SEC the Great Plains Energy common stock to be issued to Aquila stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Great Plains Energy in addition to being a joint proxy statement/prospectus of Great Plains Energy and Aquila. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in Great Plains Energy's registration statement or the exhibits to the registration statement. Great Plains Energy and Aquila file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Great Plains Energy and Aquila file with the SEC at the SEC's public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, DC 20549

        Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning Great Plains Energy and Aquila may also be inspected at the offices of the NYSE, which is located at 20 Broad Street, New York, New York 10005.

        The SEC allows Great Plains Energy and Aquila to "incorporate by reference" information into this joint proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference in this joint proxy statement/prospectus.

        This joint proxy statement/prospectus incorporates by reference the documents listed below that Great Plains Energy and Aquila have previously filed with the SEC. These documents contain important business and financial information about Great Plains Energy and Aquila that is not included in or delivered with this joint proxy statement/prospectus.

Great Plains Energy Filings (File No. 1-32206)	Period
Annual Report on Form 10-K	Fiscal Year ended December 31, 2006
Current Reports on Form 8-K	Filed February 2, February 8, February 12, March 1, March 2, March 20, March 20, May 1 and May 4, 2007
Aquila Filings (File No. 1-03562)	Period
Annual Report on Form 10-K	Fiscal Year ended December 31, 2006
Quarterly Report on Form 10-Q	Fiscal Quarter ended March 31, 2007
Current Reports on Form 8-K	Filed January 3, February 7, March 1, March 2 and March 21, 2007

        To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this document.

        This joint proxy statement/prospectus also incorporates by reference all additional documents that may be filed by Great Plains Energy and Aquila with the SEC under Sections 13(a), 13(c), 14 or 15(d)

of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the Aquila special meeting and the date of the Great Plains Energy special meeting, as applicable. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements (other than portions of those documents not deemed to be filed).

        Aquila has supplied all information relating to Aquila; Great Plains Energy has supplied all information relating to Great Plains Energy.

        Great Plains Energy and Aquila stockholders can obtain any document incorporated by reference in this document from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge by requesting them in writing or by telephone from the appropriate company at the following addresses:

Great Plains Energy Incorporated	Aquila, Inc.
1201 Walnut Street Kansas City, Missouri 64106 (800) 245-5275 Attention: Investor Relations	20 West Ninth Street Kansas City, Missouri 64105 (800) 487-6661 Attention: Investor Relations

        If you would like to request documents, please do so by [    •    ] [    •    ], 2007, in order to receive them before your special meeting. You may also obtain these documents from our respective websites at www.greatplainsenergy.com or www.aquila.com or at the SEC's internet site www.sec.gov by clicking on the "Search for Company Filings" link, then clicking on the "Company & Other Filers" link, and then entering the company's name in the field.

        You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This joint proxy statement/prospectus is dated [    •    ] [    •    ], 2007. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to Great Plains Energy and Aquila stockholders create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

among

AQUILA, INC.,

GREAT PLAINS ENERGY INCORPORATED,
GREGORY ACQUISITION CORP.

and

BLACK HILLS CORPORATION

Dated as of February 6, 2007

Page
ARTICLE I
DEFINITIONS AND INTERPRETATION
1.1		Definitions	A-1
1.2		Interpretation	A-10
ARTICLE II
THE MERGER; CLOSING; EFFECTIVE TIME
2.1		The Merger	A-11
2.2		Closing	A-11
2.3		Effective Time	A-11
ARTICLE III
ORGANIZATIONAL DOCUMENTS OF THE SURVIVING COMPANY
3.1		Organizational Documents	A-11
ARTICLE IV
OFFICERS AND DIRECTORS
4.1		Directors of Surviving Company	A-11
4.2		Officers of Surviving Company	A-11
ARTICLE V
EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
5.1		Effect on Capital Stock	A-12
5.2		Exchange of Certificates for Shares	A-12
5.3		Dissenters' Rights; Adjustments to Prevent Dilution	A-14
5.4		Company Stock-Based Plans	A-15
5.5		Withholding Rights	A-16
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
6.1		Representations and Warranties of the Company	A-16
	(a)	Organization, Good Standing and Qualification	A-16
	(b)	Capital Structure	A-16
	(c)	Corporate Authority; Approval and Fairness	A-18
	(d)	Governmental Filings; No Violations	A-18
	(e)	Reports and Financial Statements	A-19
	(f)	Absence of Certain Changes; Absence of Undisclosed Liabilities	A-20
	(g)	Litigation	A-21
	(h)	Employee Benefits	A-21
	(i)	Compliance with Laws; Permits	A-22
	(j)	Company Material Contracts	A-23
	(k)	Property	A-23

A-i

	(l)	Takeover Statutes	A-23
	(m)	Environmental Matters	A-23
	(n)	Tax Matters	A-24
	(o)	Labor Matters	A-24
	(p)	Intellectual Property	A-25
	(q)	Affiliate Transactions	A-25
	(r)	Foreign Corrupt Practices and International Trade Sanctions	A-25
	(s)	Insurance	A-25
	(t)	Rights Agreement	A-25
	(u)	Brokers and Finders	A-25
	(v)	Regulation as a Utility	A-26
	(w)	No Other Representations and Warranties	A-26
6.2		Representations and Warranties of Parent and Merger Sub	A-26
	(a)	Organization, Good Standing and Qualification	A-26
	(b)	Capital Structure	A-26
	(c)	Corporate Authority; Approval	A-27
	(d)	Governmental Filings; No Violations	A-28
	(e)	Reports; Financial Statements	A-29
	(f)	Absence of Certain Changes; Absence of Undisclosed Liabilities	A-30
	(g)	Litigation	A-30
	(h)	Employee Benefits	A-31
	(i)	Compliance with Laws; Licenses	A-31
	(j)	Parent Material Contracts	A-32
	(k)	Property	A-32
	(l)	Takeover Statutes	A-32
	(m)	Environmental Matters	A-32
	(n)	Tax Matters	A-33
	(o)	Labor Matters	A-33
	(p)	Affiliate Transactions	A-33
	(q)	Foreign Corrupt Practices and International Trade Sanctions	A-33
	(r)	Insurance	A-34
	(s)	Brokers and Finders	A-34
	(t)	Regulation as a Utility	A-34
	(u)	Ownership of Shares	A-34
	(v)	Asset Sale Transactions	A-34
	(w)	Operations of Merger Sub	A-34
	(x)	No Other Representations and Warranties	A-34
6.3		Representations and Warranties of the Asset Purchaser	A-34
	(a)	Organization, Good Standing and Qualification	A-34
	(b)	Corporate Authority; Approval	A-35
	(c)	Governmental Filings; No Violations	A-35
	(d)	No Other Representations and Warranties	A-35
ARTICLE VII
COVENANTS
7.1		Interim Operations	A-36
7.2		Acquisition Proposals	A-42
7.3		Information Supplied	A-45

A-ii

7.4	Stockholders Meetings	A-45
7.5	Filings; Other Actions; Notification	A-45
7.6	Access; Consultation	A-49
7.7	Affiliates	A-49
7.8	Stock Exchange Listing	A-49
7.9	Publicity	A-49
7.10	Employee Matters	A-49
7.11	Expenses	A-50
7.12	Indemnification; Directors' and Officers' Insurance	A-51
7.13	Takeover Statute	A-52
7.14	Control of the Company's or Parent's Operations	A-52
7.15	Section 16(b)	A-52
ARTICLE VIII
CONDITIONS
8.1	Conditions to Each Party's Obligation to Effect the Merger	A-53
8.2	Conditions to Obligations of Parent and Merger Sub	A-53
8.3	Conditions to Obligation of the Company	A-54
8.4	Invoking Certain Provisions	A-54
ARTICLE IX
TERMINATION
9.1	Termination by Mutual Consent	A-54
9.2	Termination by Either Parent or the Company	A-54
9.3	Termination by the Company	A-55
9.4	Termination by Parent	A-55
9.5	Effect of Termination and Abandonment	A-56
ARTICLE X
MISCELLANEOUS AND GENERAL
10.1	Survival	A-57
10.2	Modification or Amendment	A-58
10.3	Waiver of Conditions	A-58
10.4	Counterparts	A-58
10.5	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL	A-58
10.6	Notices	A-59
10.7	Entire Agreement	A-60
10.8	No Third Party Beneficiaries	A-60
10.9	Obligations of Parent, the Company and the Asset Purchaser	A-60
10.10	Severability	A-60
10.11	Specific Performance	A-61
10.12	Assignment	A-61
Exhibit
Exhibit A	Form of Affiliate Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of February 6, 2007 (this "Agreement"), among Aquila, Inc., a Delaware corporation (the "Company"), Great Plains Energy Incorporated, a Missouri corporation ("Parent"), Gregory Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Black Hills Corporation, a South Dakota corporation (the "Asset Purchaser").

RECITALS

        WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub have adopted resolutions approving, and the Boards of Directors of the Company and Merger Sub have adopted resolutions declaring the advisability of, this Agreement providing for the merger of Merger Sub with and into the Company (the "Merger");

        WHEREAS, the Board of Directors of Parent has resolved to submit to the stockholders of Parent for their approval the issuance of shares of Parent Common Stock (as defined below) in the Merger and in respect of the Company Options (as defined below) and the Company Awards (as defined below), the Board of Directors of the Company has resolved to submit this Agreement to the stockholders of the Company for their adoption, and immediately after the execution and delivery of this Agreement, Parent will adopt this Agreement in its capacity as the sole stockholder of Merger Sub;

        WHEREAS, pursuant to the Asset Sale Agreement and the Partnership Interests Purchase Agreement (both as defined below), immediately prior to the closing of the Merger, the Asset Purchaser has agreed to purchase certain assets and partnership interests owned by the Company; and

        WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

        1.1    Definitions.    For purposes of this Agreement, the following terms have the meanings set forth below:

        "Acquisition Proposal" means any proposal or offer to acquire in any manner, including by merger, consolidation, tender offer or otherwise, directly or indirectly, 20% or more of the Company Shares or Parent Common Stock, as applicable, or 20% or more of the consolidated assets (including equity interests of Subsidiaries) of the Company or Parent, as applicable, taken as a whole; provided that in no event will a proposal or offer made by or on behalf of Parent or the Company or any of their respective affiliates to the other or any of its affiliates be deemed to constitute an "Acquisition Proposal."

        "Active Affected Employees" means any Affected Employee other than a former employee of the Company or any of its Subsidiaries.

        "Affected Employees" means those individuals who as of the Effective Time are employees or former employees of the Company or any of its Subsidiaries.

        "Agreement" is defined in the Preamble.

        "Asset Purchaser" is defined in the Preamble.

        "Asset Purchaser Confidentiality Agreement" means the confidentiality agreement, dated July 11, 2006, between the Asset Purchaser and the Company.

        "Asset Purchaser Disclosure Letter" means the disclosure letter delivered to the Company by the Asset Purchaser at the time of entering into this Agreement.

        "Asset Purchaser Financing" means the financing of the Asset Purchaser to be used to pay the aggregate amount of consideration payable in the Asset Sale Transactions.

        "Asset Purchaser Material Adverse Effect" means any event, effect, change or development that, individually or in the aggregate, prevents or materially delays or impairs the ability of the Asset Purchaser (directly or indirectly) to consummate the Asset Sale Transactions.

        "Asset Sale Agreement" means the Asset Purchase Agreement dated as of the date of this Agreement, between Merger Sub, Parent, the Asset Purchaser, and the Company, as such agreement may be amended in accordance with the terms of such agreement.

        "Asset Sale Transactions" means the sale transactions contemplated by the Asset Sale Agreement and the Partnership Interests Purchase Agreement.

        "Bankruptcy and Equity Exception" means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and general equity principles.

        "By-Laws" means any by-laws or similar instrument.

        "Certificate" is defined in Section 5.1(a).

        "Certificate of Merger" is defined in Section 2.3.

        "Charter" means any certificate of incorporation, articles of incorporation or similar organizational instrument.

        "Closing" means the closing of the Merger.

        "Closing Date" means the date on which the Closing occurs.

        "Code" means the Internal Revenue Code of 1986.

        "Company" is defined in the Preamble.

        "Company Adverse Recommendation Event" is defined in Section 9.4(a).

        "Company Award" means any compensatory award of any kind consisting of, or denominated or payable in, Company Shares that is outstanding under the Company's stock-based plans (excluding Company Options).

        "Company Compensation and Benefit Plans" means any benefit and compensation plan, contract, policy or arrangement maintained, sponsored or contributed to by the Company or any of its Subsidiaries covering Affected Employees and current or former directors of the Company, including "employee benefit plans" within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), and any severance, retention, "change in control," incentive, bonus, deferred compensation, stock purchase, restricted stock, stock option, stock appreciation rights or stock-based compensation plans and each severance, employment, retention, "change in control" or similar agreement to which the Company or any Subsidiary is a party.

        "Company Covered Proposal" means an Acquisition Proposal for the Company Shares or assets of the Company (substituting 50% for each reference to 20% in the definition of Acquisition Proposal).

        "Company Disclosure Letter" means the disclosure letter delivered to Parent by the Company at the time of entering into this Agreement.

        "Company ERISA Affiliate" is defined in Section 6.1(h)(iii).

        "Company Material Adverse Effect" means any event, effect, change or development that, individually or in the aggregate, (i) other than for purposes of Section 8.2(a) (but including for purposes of references to 8.2(a) under Section 9.4(c)), prevents or materially delays or impairs the ability of the Company to consummate the Transactions (including the consummation of the Asset Sale Transactions by the Surviving Company) or (ii) is materially adverse to the financial condition, properties, assets, liabilities (contingent or otherwise), business or results of operations of the Post-Sale Company and its Subsidiaries, taken as a whole, in each case, excluding any effect on, change in, or development caused by, or event, effect or development resulting from, or arising out of, (A) factors generally affecting the economy, the financial markets, the capital markets, or the commodities markets, except to the extent the Post-Sale Company and its Subsidiaries, taken as a whole, are adversely affected in a substantially disproportionate manner as compared to similarly situated companies; (B) factors, including changes in Law, generally affecting any industry or any segment of any industry in which the Company or its Subsidiaries operate, except to the extent the Post-Sale Company and its Subsidiaries, taken as a whole, are adversely affected in a substantially disproportionate manner as compared to similarly situated participants in such industry or such segment of such industry; (C) the execution, announcement or performance of this Agreement, the Asset Sale Agreement or the Partnership Interests Purchase Agreement, including, in each case, the impact thereof on relationships, contractual or otherwise, with Governmental Entities, customers, suppliers, licensors, distributors, partners or employees; (D) the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostility or terrorism, other than any matter or event occurring in the geographic region served by the Post-Sale Company or any of its Subsidiaries; (E) any event, circumstance or condition disclosed in Section 1.1(a) of the Company Disclosure Letter; or (F) any action taken by the Company or any of its Subsidiaries with Parent's written consent referring to this subsection (F).

        "Company Material Contracts" means Contracts that affect the Post-Sale Company and (A) would be required to be filed by the Company with the SEC pursuant to Item 601(b) (1), (2), (4) or (10) of Regulation S-K of the SEC, or Item 1.01 of Form 8-K under the Exchange Act; (B) provide for the rights of the partners under, material partnerships or joint ventures, or which provide for material acquisitions or dispositions; (C) contain covenants of the Company or any of its Subsidiaries purporting to limit in any material respect any material line of business, industry or geographical area in which the Company or its Subsidiaries may operate (other than limitations on franchises or other rights granted under the same agreement) or granting material exclusive rights to the counterparty thereto; (D) individually or in the aggregate with other Contracts, would or would reasonably be expected to prevent, materially delay or materially impede the Company's ability to timely consummate the Transactions; or (E) are indentures, mortgages, loans, guarantees or credit agreements of any kind under which the Company or any of its Subsidiaries has outstanding indebtedness or an outstanding note, bond, indenture or other evidence of indebtedness for borrowed money or otherwise or any guaranteed indebtedness for money borrowed by others, in each case, for or guaranteeing an amount in excess of $25 million, other than any such indebtedness between the Company (whether as creditor or debtor) and any of its wholly-owned Subsidiaries, or between any of the Company's wholly-owned Subsidiaries.

        "Company Option" means any outstanding compensatory option to purchase Company Shares from the Company or any of its Subsidiaries.

        "Company Recommendation" is defined in Section 6.1(c).

        "Company Reports" means forms, statements, reports, schedules and other documents required to be filed or furnished by the Company with or to the SEC pursuant to applicable Laws and policies since January 1, 2005.

        "Company Requisite Vote" means the approval of this Agreement by holders of a majority of the outstanding Company Shares.

        "Company Share" means shares of common stock, par value $1.00 per share, of the Company.

        "Company Stock Unit" means Company Awards consisting of rights (other than Company Options) to receive, with the passage of time or under certain circumstances, Company Shares.

        "Company Stockholders Meeting" means a meeting of holders of Company Shares to consider and vote on this Agreement and any adjournment or postponement of that meeting.

        "Company Termination Fee" means $45 million.

        "Computer Software" means all computer software and databases (including source code, object code and all related documentation).

        "Contracts" means written, oral or other agreements, leases, subleases, contracts, subcontracts, settlement agreements, binding understandings, instruments, notes, options, bonds, mortgages, indentures, trust documents, loan or credit agreements, warranties, purchase orders, licenses, sublicenses, insurance policies, benefit plans and legally binding commitments or undertakings of any nature.

        "Convertible Debentures" means the 6.625% Convertible Subordinated Debentures due 2011 of the Company.

        "Current Premium" is defined in Section 7.12(c).

        "D&O Insurance" means a policy or policies of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "Dissenting Shares" is defined in Section 5.3(a).

        "Effective Time" is defined in Section 2.3.

        "Environmental Circumstance" means any circumstances forming the basis of any actual or alleged violation of, or liability under, any Environmental Law or Environmental Permit.

        "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, orders, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance, liability or violation by any person or entity (including any Governmental Entity) alleging potential liability (including potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from the presence or Release into the environment of any Hazardous Substance at any location; or any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Substance.

        "Environmental Law" means any Law relating to (i) the protection, investigation or restoration of the environment, health, safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (iii) pollution, contamination or any injury or threat of injury to Persons or property in connection with any Hazardous Substance.

        "Environmental Permits" means Permits required under Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Case" means the litigation captioned In re Aquila ERISA Litigation, Case No. 04-cv-00865 (DW), filed in the United States District Court for the Western District of Missouri.

        "ERISA Insurers" means the underwriters of the insurance policies set forth in Section 1.1(b) of the Company Disclosure Letter.

        "ERISA Plan" means each Company Compensation and Benefit Plan or Parent Compensation and Benefit Plan, other than a Multiemployer Plan, subject to ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" means any exchange agent selected by Parent with the approval of the Company (such approval not to be unreasonably withheld).

        "Exchange Fund" is defined in Section 5.2(a).

        "Exchange Ratio" means 0.0856.

        "Excluded Company Shares" means Company Shares that are owned immediately prior to the Effective Time by Parent or by the Company or any Subsidiary of Parent or the Company and, in each case, not held on behalf of third parties.

        "FCC" means the United States Federal Communications Commission.

        "FERC" means the United States Federal Energy Regulatory Commission.

        "Final Order" means an action by the relevant Governmental Entity that has not been reversed, stayed, set aside, annulled or suspended and with respect to which, any waiting period prescribed by applicable Law before the Merger may be consummated has expired (but without the requirement for expiration of any applicable rehearing or appeal period).

        "GAAP" means generally accepted accounting principles in the United States.

        "Governmental Entity" means any governmental or regulatory authority, court, agency, commission, body or other legislative, executive or judicial governmental entity.

        "Hazardous Substance" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint, polychlorinated biphenyls and radioactive materials.

        "HSR Act" means the Hart-Scott Rodino Antitrust Improvements Act of 1976.

        "Indemnified Parties" means present and former directors and officers of the Company or any of its Subsidiaries, and present and former directors or employees of the Company or any of its Subsidiaries who are or were (or who are or were alleged to be) fiduciaries under Company Compensation and Benefit Plans (or trusts thereunder).

        "Information Technology" means the computers, Computer Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment and elements, and associated documentation.

        "Intellectual Property" means, collectively, all (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) trade secrets and confidential information and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists; (iv) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (v) moral rights, rights of publicity and rights of privacy; and (vi) all other intellectual property or proprietary rights.

        "IRS" means the United States Internal Revenue Service.

        "KCP&L" means Kansas City Power & Light Company, a wholly-owned subsidiary of Parent.

        "Knowledge of Parent" means the actual knowledge of the Persons identified in Section 1.1(a) of the Parent Disclosure Letter.

        "Knowledge of the Company" means the actual knowledge of the Persons identified in Section 1.1(c) of the Company Disclosure Letter.

        "Laws" means any law, rule, statute, ordinance, regulation, judgment, determination, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity.

        "Letter of Intent" means the letter of intent, dated November 21, 2006, between Parent and the Asset Purchaser.

        "Liens" means any liens, pledges, mortgages, security interests, claims, options, rights of first offer or refusal, charges, conditional or installment sale contracts, claims of third parties of any kind or other encumbrances.

        "Material Asset Purchaser Regulatory Consents" is defined in Section 6.3(c).

        "Material Company Regulatory Consents" is defined in Section 6.1(d)(i).

        "Material Parent Regulatory Consents" is defined in Section 6.2(d)(i).

        "Merger" is defined in the Recitals.

        "Merger Consideration" means the fraction of a share of Parent Common Stock equal to the Exchange Ratio (and any cash in lieu of fractional shares) and the cash into which a Company Share is converted in the Merger.

        "Merger Regulatory Closing Consents" means all Material Company Regulatory Consents, Material Parent Regulatory Consents, and the consents referred to in Section 6.3(c)(i)(A)(1).

        "Merger Sub" is defined in the Preamble.

        "Multiemployer Plan" is defined in Section 6.1(h)(ii).

        "NYSE" means the New York Stock Exchange.

        "Option Exchange Ratio" means (x) the Exchange Ratio plus (y) the ratio derived by dividing the Per Share Cash Amount divided by the Parent Common Stock Value.

        "Order" is defined in Section 8.1(c).

        "Parent" is defined in the Preamble.

        "Parent Adverse Recommendation Event" is defined in Section 9.3(a).

        "Parent Common Stock" means the common stock, no par value, of Parent.

        "Parent Common Stock Value" means the average of the closing sale prices (calculated to the nearest tenth of a cent) for a share of Parent Common Stock on the NYSE Composite Transactions Tape (as reported by The Wall Street Journal (Northeast edition), or, if not reported thereby, as reported by any other authoritative source) over the 5 consecutive trading days ending with the second complete trading day prior to the Closing Date (not counting the Closing Date).

        "Parent Compensation and Benefit Plan" means any benefit and compensation plan, contract, policy or arrangement maintained, sponsored or contributed to by Parent or any of its Subsidiaries covering current or former employees of Parent and its Subsidiaries and current or former directors of Parent, including "employee benefit plans" within the meaning of Section 3(3) of ERISA, and incentive and bonus, deferred compensation, stock purchase, restricted stock, stock option, stock appreciation rights or stock-based compensation plans.

        "Parent Confidentiality Agreement" means the confidentiality agreement, dated June 28, 2006, between Parent and the Company, as amended by the letter agreement dated September 5, 2006, between Parent and the Company.

        "Parent Covered Proposal" means an Acquisition Proposal for the shares of Parent Common Stock or assets of Parent (substituting 50% for each reference to 20% in the definition of Acquisition Proposal).

        "Parent Disclosure Letter" means the disclosure letter delivered to the Company by Parent at the time of entering into this Agreement.

        "Parent ERISA Affiliate" is defined in Section 6.2(h)(ii).

        "Parent Material Adverse Effect" means any event, effect, change or development that, individually or in the aggregate, (i) other than for purposes of Section 8.3(a) (but including for purposes of references to Section 8.3(a) in Section 9.3(c)), prevents or materially delays or impairs the ability of Parent to consummate the Transactions or (ii) is materially adverse to the financial condition, properties, assets, liabilities (contingent or otherwise), business or results of operations of Parent and its Subsidiaries, taken as a whole, in each case, excluding any effect on, change in, or development caused by, or event, effect or development resulting from or arising out of, (A) factors generally affecting the economy, the financial markets, the capital markets, or the commodities markets, except to the extent Parent and its Subsidiaries, taken as a whole, are adversely affected in a substantially disproportionate manner as compared to similarly situated companies; (B) factors, including changes in Law, generally affecting any industry or any such segment of any industry in which Parent or its Subsidiaries operates, except to the extent Parent and its Subsidiaries, taken as a whole, are adversely affected in a substantially disproportionate manner as compared to similarly situated participants in such industry or segment of such industry; (C) the execution, announcement or performance of this Agreement, the Asset Sale Agreement or the Partnership Interests Purchase Agreement, including, in each case, the impact thereof on relationships, contractual or otherwise, with Governmental Entities, customers, suppliers, licensors, distributors, partners or employees; (D) the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostility or terrorism, other than any matter or event occurring in the geographic region served by KCP&L; or (E) any action taken by Parent or any of its Subsidiaries with Company's written consent referring to this subsection (E).

        "Parent Material Contracts" means Contracts of Parent which (A) would be required to be filed by Parent with the SEC pursuant to Item 601(b) (1), (2), (4) or (10) of Regulation S-K of the SEC, or Item 1.01 of Form 8-K under the Exchange Act; (B) provide for the rights of the partners under, material partnerships or joint ventures, or which provide for material acquisitions or dispositions; (C) contain covenants of Parent or any of its Subsidiaries purporting to limit in any material respect any material line of business, industry or geographical area in which Parent or its Subsidiaries may operate (other than limitations on franchises or other rights granted under the same agreement) or granting material exclusive rights to the counterparty thereto; (D) individually or in the aggregate with other agreements or contracts, would or would reasonably be expected to prevent, materially delay or materially impede Parent's ability to timely consummate the Transactions; or (E) are indentures, mortgages, loans, guarantees or credit agreements of any kind under which Parent or any of its Subsidiaries has outstanding indebtedness or an outstanding note, bond, indenture or other evidence of indebtedness for borrowed money or otherwise or any guaranteed indebtedness for money borrowed by others, in each case, for or guaranteeing an amount in excess of $25 million, other than any such indebtedness between Parent (whether as creditor or debtor) and any of its wholly-owned Subsidiaries, or between any of Parent's wholly-owned Subsidiaries.

        "Parent Option" means any outstanding option to purchase shares of Parent Common Stock from Parent or any of its Subsidiaries.

        "Parent Recommendation" is defined in Section 6.2(c).

        "Parent Reports" means forms, statements, reports, schedules and other documents required to be filed or furnished by Parent with or to the SEC pursuant to applicable Laws and policies since January 1, 2005.

        "Parent Requisite Vote" means approval of the Share Issuance by the stockholders of Parent by a majority of votes cast, provided that the total vote cast represents over 50% of all of the outstanding shares of Parent Common Stock.

        "Parent Stockholders Meeting" means a meeting of the stockholders of Parent to consider and vote on the Share Issuance and any adjournment or postponement of that meeting.

        "Parent Termination Fee" means $45 million.

        "Partnership Interests Purchase Agreement" means the Partnership Interests Purchase Agreement, dated as of the date hereof, among the Company, Parent, Merger Sub, Aquila Colorado, LLC and the Asset Purchaser, as such agreement may be amended in accordance with the terms of such agreement.

        "Pension Plan" is defined in Section 6.1(h)(ii).

        "Per Share Cash Amount" means $1.80 in cash.

        "Permits" means permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity.

        "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

        "Post-Sale Company" means the Company and, after the Effective Date, the Surviving Company, in each case after giving effect to (a) the Asset Sale Transactions and (b) the payment of the cash portion of the Merger Consideration by the Surviving Company following the Merger, as though such transactions had been completed, but disregarding (1) the Subsequent Merger, (2) any variations in the manner in which such transactions are carried out from the manner described herein in the Asset Sale Agreement or in the Partnership Interests Purchase Agreement and (3) any other transaction which may occur following the Effective Time. For the avoidance of doubt, subject to the terms of the Asset Sale Agreement and the Partnership Interests Purchase Agreement, the Post-Sale Company includes the assets and liabilities of the Company principally related to the Company's electric utility operations in the State of Missouri and all of the Company's Subsidiaries, all assets and liabilities associated primarily with the Company's corporate shared services, and all rights and obligations of the Company under completed asset disposition agreements, but does not include any assets principally related to any of the Company's gas utility operations in Iowa, Kansas or Nebraska that are to be acquired by the Asset Purchaser pursuant to the Asset Sale Agreement or its electric or gas utility operations in the State of Colorado that are to be acquired by the Asset Purchaser pursuant to the Partnership Interests Purchase Agreement, or the liabilities associated with any such operations.

        "Power Act" means the Federal Power Act.

        "Premium Income Equity Securities" means the premium income equity securities of the Company, each of which represents $25 in principal amount of the Company's 6.75% mandatorily convertible senior notes.

        "Prior Plan" is defined in Section 7.10(b).

        "Prospectus/Proxy Statement" is defined in Section 7.3(a).

        "PUC" means any state public utility or service commission.

        "PUHCA" means the Public Utility Holding Company Act of 1935 as in effect prior to its repeal.

        "Registered Company Share" is defined in Section 5.1(a).

        "Registration Statement" is defined in Section 7.3(a).

        "Regulatory Material Adverse Effect" is defined in Section 7.5(a)(ii).

        "Release" means any releasing, spilling, leaking, pumping, pouring, placing, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment, whether intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental.

        "Representatives" of a Person means that Person's directors, officers, employees, investment bankers, attorneys, accountants and other advisors or other representatives.

        "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933.

        "Share Issuance" means the issuance of the shares of Parent Common Stock required to be issued in the Merger.

        "Subsequent Merger" means the merger of the Surviving Company with and into KCP&L, which may occur following the consummation of the Asset Sale Transactions.

        "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by that Person and/or one or more of its respective Subsidiaries.

        "Successor Plan" is defined in Section 7.10(b).

        "Superior Proposal" means a bona fide Acquisition Proposal (for this purpose substituting 50% for each reference to 20% in the definition of "Acquisition Proposal") that the Board of Directors of the Company or Parent, as applicable, determines in good faith (after consultation with its financial advisors and outside legal counsel) is reasonably expected to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and, if consummated, would result in a transaction more favorable to the stockholders of the Company or Parent, as applicable, from a financial point of view than the transaction contemplated by this Agreement (after taking into account any revisions to the terms of the transaction contemplated by this Agreement agreed to by Parent and Asset Purchaser pursuant to Section 7.2(b)(ii)).

        "Superior Proposal Action" is defined in Section 7.2(b)(ii).

        "Surviving Company" is defined in Section 2.1.

        "Takeover Statute" is defined in Section 6.1(l).

        "Tax" means any federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other tax, duty or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to those amounts and any interest in respect of those penalties and additions.

        "Tax Return" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

        "Termination Date" is defined in Section 9.2.

        "Transactions" means the transactions contemplated hereby, including the Merger, the Asset Sale Transactions, the transfer of the capital stock of the Surviving Company by Parent to KCP&L and the Subsequent Merger, except that references to "Transactions" in Section 7.5(a) shall include the Subsequent Merger only if Parent shall have provided notice to the Company of Parent's election that the Subsequent Merger be so included.

        "Transition Services Agreement" means the Transition Services Agreement, dated the date hereof, between Parent, Merger Sub and the Asset Purchaser.

        1.2    Interpretation.    The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions of this Agreement.

          (a)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

          (b)   For purposes of this Agreement, except where otherwise expressly provided or unless the context otherwise necessarily requires: (i) references to this Agreement will include a reference to all disclosure letters, schedules and exhibits hereto; (ii) the words "hereof," "herein" and "hereto," and words of similar import, when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) references to Company Disclosure Letter, Parent Disclosure Letter, Asset Purchaser Disclosure Letter, Articles, Sections or Exhibits are to disclosure letters, articles, sections or exhibits to this Agreement; (iv) whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation" and will not be construed to mean that the examples given are an exclusive list of the topics covered; (v) meanings specified in this Agreement are applicable to both the singular and plural forms of these terms and to the masculine, feminine and neuter genders, as the context requires; (vi) references to a Person includes its successors and assigns; (vii) references to any agreement, instrument or other document means that agreement, instrument or other document as amended, modified or supplemented from time to time, including by waiver or consent, and all attachments thereto and instruments incorporated therein; (viii) references to any Law is a reference to that Law and the rules and regulations adopted or promulgated thereunder, in each case, as amended, modified or supplemented as of the date on which the reference is made, and all attachments thereto and instruments incorporated therein; (ix) references to times of day or dates are to local times or dates in New York, New York; and (x) references to currency are references to the lawful money of the United States.

ARTICLE II

THE MERGER; CLOSING; EFFECTIVE TIME

        2.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company and the separate corporate existence of Merger Sub will thereupon cease. The Company will survive in the Merger (being sometimes hereinafter referred to in such capacity as the "Surviving Company"), and the Company will continue its separate corporate existence under the laws of the state of Delaware, and all of the Company's rights, privileges, immunities, powers and franchises will continue in the Company. The Merger will have the effects specified in the DGCL.

        2.2    Closing.    The Closing will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 at 10:00 a.m. on the first business day after the conditions set forth in Article VIII have been satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another date or time is agreed by the parties hereto.

        2.3    Effective Time.    At the Closing, the Company will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in the DGCL, and the Company and Merger Sub will make all other filings and recordings required under the DGCL to effect the Merger. The Merger will become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other time as set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

ARTICLE III

ORGANIZATIONAL DOCUMENTS OF THE SURVIVING COMPANY

        3.1    Organizational Documents.    The Charter and the By-Laws of the Company in effect at the Effective Time will be the certificate of incorporation and by-laws, respectively of the Surviving Company, until thereafter amended in accordance with their terms and applicable Law.

ARTICLE IV

OFFICERS AND DIRECTORS

        4.1    Directors of Surviving Company.    The directors of Merger Sub at the Effective Time will, from and after the Effective Time, be the directors of the Surviving Company, each to hold office in accordance with the Surviving Company's certificate of incorporation, by-laws and applicable Law.

        4.2    Officers of Surviving Company.    The officers of Merger Sub at the Effective Time will, from and after the Effective Time, be the officers of the Surviving Company, each to hold office in accordance with the Surviving Company's certificate of incorporation, by-laws and applicable Law.

ARTICLE V

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

        5.1    Effect on Capital Stock.    At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

          (a)   Conversion of Securities and Merger Consideration. Each Company Share issued and outstanding immediately prior to the Effective Time (other than Excluded Company Shares and Dissenting Shares) will be converted into the right to receive

            (i)    the Per Share Cash Amount, without interest; and

            (ii)   a fraction of a share of Parent Common Stock equal to the Exchange Ratio.

        At the Effective Time, all Company Shares will be cancelled and retired, and will cease to exist, and (x) each certificate (a "Certificate") formerly representing any of these Company Shares (other than Excluded Company Shares) and (y) each uncertificated Company Share (a "Registered Company Share") registered to a holder on the stock transfer books of the Company (other than Excluded Company Shares), will thereafter represent only the right to the Merger Consideration into which the Company Shares have been converted pursuant to this Section 5.1(a) and any distribution or dividend pursuant to Section 5.2(c), in each case without interest.

          (b)   Cancellation of Shares. Each Excluded Company Share will, by virtue of the Merger and without any action on the part of the holder, be cancelled and retired without payment of any consideration and will cease to exist.

          (c)   Merger Sub. At the Effective Time, each of the outstanding shares of common stock of Merger Sub shall be converted into one share of common stock of the Surviving Company.

        5.2    Exchange of Certificates for Shares.

          (a)   Exchange Agent. As of the Closing, Parent will deposit or cause to be deposited with the Exchange Agent, for the benefit of the holders of Company Shares (other than Excluded Company Shares and Dissenting Shares), certificates representing the shares of Parent Common Stock to be exchanged for Company Shares in the Merger and the aggregate amount of cash to be paid in the Merger pursuant to Sections 5.1 in exchange for Company Shares (the cash and certificates for shares of Parent Common Stock, together with dividends or other distributions payable with respect to those shares of Parent Common Stock pursuant to Section 5.2(c), being hereinafter referred to as the "Exchange Fund").

          (b)   Exchange Procedures. Parent will cause transmittal materials reasonably agreed upon by Parent and the Company prior to the Closing to be mailed as soon as practicable after the Effective Time by the Exchange Agent to each holder of record of Company Shares (other than Excluded Company Shares and Dissenting Shares) as of the Effective Time represented by Certificates. The transmittal materials will advise the holders of Company Shares of the effectiveness of the Merger and the procedure for surrendering Certificates representing the Company Shares to the Exchange Agent. Upon the surrender by a holder of Company Shares of a Certificate representing such Company Shares (or affidavit of loss in lieu thereof in accordance with Section 5.2(g)) to the Exchange Agent in accordance with the terms of the transmittal materials, each holder of Company Shares will be entitled to receive, pursuant to Section 5.1 in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock that the holder is entitled to receive pursuant to this Article V, and/or (ii) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash payable pursuant to Section 5.2(e) in lieu of fractional shares, plus (B) cash payable pursuant to Section 5.1, plus (C) any unpaid dividends or other distributions with respect to the Parent Common Stock that the holder has the right to receive pursuant to Section 5.2(c), and, in each case, the Certificate so surrendered will forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. If a transfer of ownership of Company Shares formerly represented by a Certificate is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect of the Certificate, shall be issued and/or paid to such a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer Taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the exchange that the Person requesting the exchange will pay any transfer or other Taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or will establish to the satisfaction of Parent or the Exchange Agent that the Tax has been paid or is not applicable.

          (c)   Distributions with Respect to Unexchanged Shares; Voting.

            (i)    Whenever a dividend or other distribution is declared by Parent in respect of the shares of Parent Common Stock, the record date for which is at or after the Effective Time, that declaration must include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement and the dividends or other distributions payable in respect of any such shares of Parent Common Stock not then issued in exchange for surrendered Certificates. No dividends or other distributions in respect of Parent Common Stock will be paid to any holder of any unsurrendered Certificate until the Certificate is surrendered for exchange in accordance with this Article V. Subject to applicable Laws, following surrender of the Certificate, there will be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to those whole shares of Parent Common Stock and not previously paid to the holder and (B) at the appropriate payment date, the dividends or other distributions payable with respect to those whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

            (ii)   Registered holders of unsurrendered Certificates will be entitled to vote after the Effective Time, at any meeting of Parent's stockholders with a record date at or after the Effective Time, the number of whole shares of Parent Common Stock represented by those Certificates, as the case may be, regardless of whether those holders have surrendered their Certificates or delivered duly executed transmittal materials.

          (d)   Transfers. After the Effective Time, there will be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

          (e)   Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Company Shares entitled to receive a fractional share of Parent Common Stock but for this Section 5.2(e) will be entitled to receive an amount in cash (without interest) determined by multiplying this fraction (rounded to the nearest one-hundredth of a share) by the average of the closing price of a share of Parent Common Stock, as reported in The Wall Street Journal (Northeast edition), for the five trading days ending on the trading day immediately prior to the Effective Time.

          (f)    Termination of Exchange Period; Unclaimed Stock. Any portion of the Exchange Fund (including the proceeds of any investments and any shares of Parent Common Stock) that remains unclaimed by the stockholders of the Company one year after the Effective Time will be delivered to Parent. Any stockholders of the Company who have not theretofore complied with this Article V will thereafter look only to Parent for delivery of any shares of Parent Common Stock and payment of any cash, dividends and other distributions in respect thereof payable or deliverable pursuant to Section 5.1, Section 5.2(c) and Section 5.2(e) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest. Notwithstanding the foregoing, none of Parent, the Surviving Company, the Exchange Agent or any other Person will be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (g)   Lost, Stolen or Destroyed Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the Certificate to be lost, stolen or destroyed and the posting by that Person of a bond in the form customarily required by the Company as indemnity against any claim that may be made against it with respect to such Certificate, Parent will issue the shares of Parent Common Stock, and the Exchange Agent will issue any cash, dividends and other distributions in respect thereof issuable and/or payable in exchange for the lost, stolen or destroyed Certificate pursuant to this Agreement.

          (h)   Registered Company Shares. Parent, without any action on the part of any holder, will cause the Exchange Agent to (i) issue, as of the Effective Time, to each holder of Registered Company Shares that number of whole shares of Parent Common Stock that the holder is entitled to receive pursuant to this Article V and (ii) mail to each holder of Registered Company Shares (other than Excluded Company Shares and Dissenting Shares) a check in the amount (after giving effect to any required tax withholdings) of any cash payable in respect of the stockholder's Company Shares pursuant to Sections 5.1 and 5.2(e). Parent will also cause the Exchange Agent to mail to each such holder materials (in a form to be reasonably agreed by Parent and the Company prior to the Effective Time) advising the holder of the effectiveness of the Merger and the conversion of the holder's Company Shares into Merger Consideration pursuant to the Merger.

          (i)    Source of Funds. Notwithstanding anything to the contrary in this Agreement, Parent agrees that at least $5 million of the cash transferred by Parent to the Exchange Fund shall come from funds owned by Parent prior to the Closing Date.

        5.3    Dissenters' Rights; Adjustments to Prevent Dilution.

          (a)   Notwithstanding anything in this Agreement to the contrary, Company Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders properly exercising appraisal rights available under Section 262 of the DGCL (the "Dissenting Shares") will not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders have failed to perfect or have effectively withdrawn or lost their rights to appraisal under the DGCL. Dissenting Shares will be treated in accordance with Section 262 of the DGCL. If any such holder fails to perfect or effectively withdraws or loses such right to appraisal, such holder's Company Shares will thereupon be converted into and become exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal has been irrevocably lost, withdrawn or expired, the Merger Consideration without any interest thereon. The Company will give Parent (a) prompt notice of any written demands for appraisal of any Company Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the "fair value" of Dissenting Shares, as provided in Section 262 of the DGCL and (b) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not, except with the prior written consent of

  Parent, voluntarily make or agree to make any payment with respect to any demands for appraisals of capital stock of the Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.

          (b)   If prior to the Effective Time there is a change in the number of Company Shares or shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for Company Shares or shares of Parent Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Exchange Ratio will be equitably adjusted to eliminate the effects of this event on the Merger Consideration.

        5.4    Company Stock-Based Plans.

          (a)   As of the Effective Time, each then-outstanding Company Option, whether vested or unvested, will be converted into an option to acquire a number of shares of Parent Common Stock equal to the product (rounded to the nearest whole number) of (i) the number of Company Shares subject to the Company Option immediately prior to the Effective Time and (ii) the Option Exchange Ratio, at an exercise price per share (rounded to the nearest whole cent) equal to (A) the exercise price per Company Share of that Company Option immediately prior to the Effective Time, divided by (B) the Option Exchange Ratio; provided that the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the Company Options will be determined in a manner consistent with the requirements of Section 409A of the Code; and provided, further, that in the case of any Company Option to which Section 422 of the Code applies, the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the option will be determined in accordance with the foregoing, subject to those adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above following the Effective Time, each converted Company Option will continue to be governed by the same terms and conditions as were applicable under the Company Option immediately prior to the Effective Time.

          (b)   At the Effective Time, each Company Award will be converted into the right to acquire, or receive benefits measured by the value of the number of shares of Parent Common Stock equal to the product of (i) the number of Company Shares subject to such Company Award (or the number of Company Shares with respect to which the Company Award is denominated) immediately prior to the Effective Time and (ii) the Option Exchange Ratio, and each right will otherwise be subject to the terms and conditions applicable to that right under the relevant Company Stock Plan or other Company Compensation and Benefit Plan.

          (c)   At or prior to the Effective Time, the Company's Board of Directors (or a committee thereof) will adopt amendments to, or make determinations with respect to, the Company's stock-based plans, individual agreements evidencing the grant of Company Awards or Company Options, and Company Compensation and Benefit Plans, if necessary, to implement the provisions of this Section 5.4.

          (d)   Parent will take all actions as are necessary for the assumption of the Company's stock-based plans and the individual agreements of the Company or any of its Subsidiaries evidencing the grant of Company Options or Company Awards pursuant to this Section 5.4, including the reservation, issuance (subject to this Section 5.4(d)) and listing of Parent Common Stock as necessary to effect the transactions contemplated by this Section 5.4. If registration of any interests in the Company's stock-based plans or individual agreements evidencing the grant of Company Options or Company Awards or the shares of Parent Common Stock issuable thereunder is required under the Securities Act, Parent will file with the SEC, prior to the Effective Time, a registration statement on Form S-8 (or any successor form) with respect to those interests or

  Parent Common Stock, will cause the registration statement to be effective as of the Effective Time and will use reasonable best efforts to maintain the effectiveness of the registration statement (and to maintain the current status of the prospectus or prospectuses contained in that registration statement and comply with any applicable state securities or "blue sky" laws) for so long as the relevant converted Company Options or Company Awards, as applicable, remain outstanding and the registration of interests or the shares of Parent Common Stock issuable thereunder (and compliance with any state laws) continues to be required. Promptly after the Closing, Parent will deliver to the holders of Company Options and Company Awards appropriate notices setting forth the holders' rights pursuant to the respective Company stock-based plans and agreements evidencing the grant of the Company Options and Company Awards, and stating that the Company Options and Company Awards and agreements have been assumed by Parent and will continue in effect on the same terms and conditions subject to the adjustments provided for in this Section 5.4 and after giving effect to the Merger and the terms of the Company's stock-based plans and the applicable agreements.

        5.5    Withholding Rights.    Each of Parent and Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder in respect of which such deduction and withholding was made by Parent or Exchange Agent, as the case may be.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

        6.1    Representations and Warranties of the Company.    Except as set forth in the Company Disclosure Letter or, to the extent the relevance of such disclosure is readily apparent therefrom, the Company Reports filed with the SEC prior to the date of this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that:

          (a)    Organization, Good Standing and Qualification.    Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as indicated in Section 6.1(a) of the Company Disclosure Letter and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires this qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any person other than its Subsidiaries. Prior to the date of this Agreement, the Company has made available to Parent a complete and correct copy of the Company's Charter and By-Laws (which have not been amended since the date on which they were provided to Parent).

          (b)    Capital Structure.    (i) The authorized capital stock of the Company consists of 400,000,000 Company Shares, of which 374,107,972 Company Shares were issued and outstanding as of January 15, 2007, 20,000,000 shares of Class A common stock, par value $1.00 per share, none of which were outstanding as of the date of this Agreement, and 10,000,000 shares of preference stock, no par value, 600,000 shares of which have been designated "Preference Stock, $2.4375 Series," 400,000 of which have been designated "Preference Stock, $2.6125 Series," and

  320,000 of which have been designated "Preference Stock, $4.125 Series." No shares of preference stock were issued or outstanding as of the date of this Agreement. All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no Company Shares reserved for issuance, except that (A) as of January 15, 2007, there was an aggregate of 1,019,164 Company Shares reserved for issuance upon conversion of the 103,955 Premium Income Equity Securities outstanding as of January 15, 2007, (B) as of January 15, 2007, there were an aggregate of 135,898 Company Shares reserved for interest reinvestment and issuance upon conversion of the Convertible Debentures, with an aggregate outstanding principal amount of $1,992,000 as of January 15, 2007 and (C) as of January 15, 2007, there were an aggregate of 10,198,703 Company Shares reserved for issuance pursuant to the Company's stock-based plans and individual agreements related to deferred director compensation or evidencing the grant of Company Options and Company Stock Units. Section 6.1(b) of the Company Disclosure Letter contains a correct and complete list as of January 15, 2007 of (1) the number of outstanding Company Options, the exercise price of each such Company Option and number of Company Shares issuable at such exercise price, (2) the number of outstanding Company Stock Units and the number of Company Shares subject thereto and (3) the number of Company Shares issuable upon conversion of the Convertible Debentures. From January 15, 2007 to the date of this Agreement, the Company has not issued any Company Shares except pursuant to the exercise, settlement or conversion of Company Options, Company Stock Units, Premium Income Equity Securities or Convertible Debentures, and since January 15, 2007 to the date of this Agreement, the Company has not issued any Company Options, Company Stock Units, Premium Income Equity Securities or Convertible Debentures. Except as set forth in this Section 6.1(b), as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, puts, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue, purchase or sell any shares of capital stock or other equity securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to sell to, subscribe for or acquire from the Company or any of its Subsidiaries, any equity securities of the Company, and no securities or obligations of the Company or any of its Subsidiaries evidencing those rights are authorized, issued or outstanding. Except as set forth in this Section 6.1(b), as of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote with the stockholders of the Company on any matter.

            (ii)   Each of the outstanding shares of capital stock or other equity securities of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and owned by the Company or by a wholly-owned Subsidiary of the Company, free and clear of any Lien, except for those Liens as would not reasonably be expected to have a Company Material Adverse Effect. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, puts, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue, purchase or sell any shares of capital stock or other equity securities of any of the Company's Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to sell to, subscribe for or acquire from the Company or any of its Subsidiaries, any equity securities of any of the Company's Subsidiaries, and no securities or obligations of the Company or any of its Subsidiaries evidencing those rights are authorized, issued or outstanding. There are no voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or a Subsidiary wholly-owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of the Company owned by the Company or any of its Subsidiaries.

          (c)    Corporate Authority; Approval and Fairness.    The Company has the requisite corporate power and authority to, and has taken all corporate action necessary to, execute, deliver and perform its obligations under this Agreement and consummate the Merger, subject, in the case of the consummation of the Merger, to the Company Requisite Vote. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Board of Directors of the Company has (i) unanimously adopted resolutions approving this Agreement and the Merger and the other transactions contemplated hereby, declaring the advisability of this Agreement and recommending the adoption of this Agreement by the holders of Company Shares by the Company Requisite Vote (the "Company Recommendation"), (ii) received the separate opinions of Evercore Group, Inc., Lehman Brothers, Inc. and The Blackstone Group L.P., the Company's financial advisors, each dated as of the date of this Agreement, to the effect that the Merger Consideration to be received by the holders of the Company Shares in the Merger is fair to those holders from a financial point of view and (iii) directed that this Agreement be submitted to the holders of Company Shares for the purpose of acting on the Agreement. The Company Requisite Vote is the only vote of the stockholders of the Company required in connection with the Merger.

          (d)    Governmental Filings; No Violations.    (i) No consent, approval, order, license, permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary or required to be obtained or made by or with respect to the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the Merger, except for those (A) required by (1) Section 2.3, (2) the HSR Act, (3) the Exchange Act and the Securities Act, (4) Environmental Laws, (5) NYSE rules and regulations, (6) the FERC under Section 203 of the Power Act, (7) the PUCs identified in Section 6.1(d)(i) of the Company Disclosure Letter pursuant to applicable Laws regulating utilities, and (8) pre-approvals of license transfers by the FCC (the items set forth in clauses (2), (6), and (7) above being the "Material Company Regulatory Consents"); or (B) that the failure to make or obtain would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, to the Knowledge of the Company, there are no facts or circumstances relating to the Company or any of its Subsidiaries that, in the Company's reasonable judgment, would be reasonably likely to prevent or materially delay the receipt of the Material Company Regulatory Consents.

            (ii)   The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Transactions will not, constitute or result in (A) a breach or violation of the Charter or By-Laws of the Company, (B) a breach or violation of the certificate of incorporation, by-laws or similar organizational documents of any Subsidiaries of the Company, (C) a breach or violation of, or a default or termination (or right of termination) under, the acceleration of any obligations under, or the creation of any Lien on the Company's assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon the Company or any of its Subsidiaries or, assuming the filings, notices, reports, consents, registrations, approvals, permits and authorizations referred to in Section 6.1(d)(i) are made or obtained, any Law or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (D) any change in the rights or obligations of any party under any of the Company's or any of its Subsidiaries' Contracts, except, in the case of clauses (B), (C) and

    (D), for any breach, violation, termination, default, acceleration, creation or change that has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (e)    Reports and Financial Statements.    The Company has filed or furnished with the SEC all Company Reports. Each Company Report, when and as filed or furnished with the SEC, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and Sarbanes-Oxley. As of their respective dates (and, if amended or supplemented, as of the date of any such amendment or supplement) and as filed, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

            (i)    The Company maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. These disclosure controls and procedures were designed by the management of the Company, or caused to be designed under their supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the management of the Company by others within those entities, and to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on its financial statements. The Company's management has disclosed to the Company's outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting, in the case of clause (A) or (B), to the extent such deficiencies, weaknesses or fraud was discovered by the Company's management as part of its most recent evaluation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act). Any material change in internal control over financial reporting required to be disclosed in any Company Report has been so disclosed.

            (ii)   The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in or incorporated by reference into the Company Reports as filed with the SEC complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and present fairly in all material respects the financial position of the Company and its Subsidiaries, as of their dates, and the results of operations and cash flow for the periods set forth therein (subject to the notes and, in the case of unaudited statements, normal year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to the Company), in each case in conformity with GAAP consistently applied during the periods involved, except as may be noted in the Company Reports as filed with the SEC.

            (iii)  Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act or Sections 302 and 906 of Sarbanes-Oxley with respect to the Company Reports. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" have the meanings ascribed to those terms under Sarbanes-Oxley. Since the effectiveness of Sarbanes-Oxley, neither the Company nor any of its Subsidiaries has arranged any outstanding "extensions of credit" to directors or executive officers within the meaning of Section 402 of Sarbanes-Oxley.

            (iv)  All filings required to be made by the Company or any of its Subsidiaries since January 1, 2005, under the PUHCA, the Energy Policy Act of 2005, the Power Act and applicable Laws governing public utilities have been filed with the SEC, the FERC or the applicable PUCs, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements pertaining thereto, including all rates, tariffs, franchises, service agreements and related documents, and as of their respective dates, all of these filings complied with all requirements of applicable Law, except for filings the failure of which to make, or the failure of which to make in compliance with all requirements of applicable Law, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (f)    Absence of Certain Changes; Absence of Undisclosed Liabilities.    To the extent affecting the Post-Sale Company:

            (i)    Since the date of the most recent consolidated balance sheet included in the Company Reports filed with the SEC prior to the date of this Agreement, no event, change or development has occurred which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

            (ii)   There are no obligations or liabilities (whether absolute, contingent, accrued or otherwise) that would be required to be reflected on a consolidated balance sheet of the Post-Sale Company prepared in accordance with GAAP, except obligations, liabilities or contingencies (A) reflected on the consolidated balance sheets of the Company included in the Company Reports as filed with the SEC prior to the date of this Agreement, (B) incurred (1) in the ordinary course of business consistent with past practice prior to the date hereof, or (2) in the ordinary course of business or as otherwise expressly permitted under this Agreement, on or after the date hereof, in each case since the date of the most recent consolidated balance sheet included in the Company Reports filed with the SEC prior to the date hereof, or (C) that would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Company Reports filed or furnished with the SEC prior to the date of this Agreement, the Company has no off balance sheet arrangements (as defined in Item 303(a)(4) of Regulation S-K of the SEC).

            (iii)  Since the date of the most recent consolidated balance sheet included in the Company Reports filed with the SEC prior to the date of this Agreement through the date of this Agreement, (A) the Company and its Subsidiaries have conducted their businesses in the ordinary course of businesses; (B) the Company has not declared, set aside or paid any dividend or distribution payable in cash, stock or property in respect of any of its capital stock or other equity interests, or split, combined or reclassified any of its capital stock or other equity interests; and (C) the Company and its Subsidiaries have not taken any action which, if taken (without consent) between the date hereof and the Effective Date, would constitute a breach of Section 7.1(a), other than actions in connection with entering into this Agreement.

          (g)    Litigation.    There are no civil, criminal or administrative actions, suits, arbitrations, claims, hearings, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, except for those that have not had and would not reasonably be likely to have a Company Material Adverse Effect. As of the date of this Agreement, none of the Company or any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree or award that would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any order of any Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. The Company provided timely and proper notice to the ERISA Insurers of the claims asserted in the ERISA Case.

          (h)    Employee Benefits.

            (i)    Section 6.1(h)(i) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of each Company Compensation and Benefit Plan. Each Company Compensation and Benefit Plan that has received a favorable determination letter from the IRS has been separately identified in Section 6.1(h)(i) of the Company Disclosure Letter. True and complete copies of each Company Compensation and Benefit Plan listed in Section 6.1(h)(i) of the Company Disclosure Letter have been provided or made available to Parent.

            (ii)   Each Company Compensation and Benefit Plan, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA (each, a "Multiemployer Plan"), has been operated in all material respects in accordance with its terms and is in substantial compliance with, to the extent applicable, ERISA, the Code, and other applicable Laws. Each ERISA Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or has applied to the IRS for a favorable determination letter and no event has occurred and no condition exists which could reasonably be expected to materially and adversely affect the qualified status of such plan. There is no pending or, to the Knowledge of the Company, threatened claims relating to the Company Compensation and Benefit Plans, other than the Multiemployer Plans, except for routine claims for benefits and immaterial claims. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject the Company or any of its Subsidiaries to any material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur any material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

            (iii)  No material liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any Company Compensation or Benefit Plan currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a "Company ERISA Affiliate"). The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (including in connection with the consummation of the Transactions), except as would not reasonably be expected to have a Company Material Adverse Effect.

            (iv)  As of the date of this Agreement, all contributions required to be made under each Company Compensation and Benefit Plan have been timely made and all obligations in respect of each Company Compensation and Benefit Plan have been properly accrued and reflected to the extent required by GAAP on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports as filed with the SEC prior to the date of this Agreement, except, in the case of each of the foregoing, as would not reasonably be expected to have a Company Material Adverse Effect. Neither any Company Pension Plan nor any single-employer plan of any Company ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no Company ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plans or to any single-employer plan of any Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (v)   Neither the Company nor any of its Subsidiaries has any obligations for retiree health or life benefits under any ERISA Plan or collective bargaining agreement, except as required by Section 4980B of the Code or Section 601 of ERISA. No condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating, without liability in excess of previously accrued benefits, any Company Compensation and Benefit Plan providing health or medical benefits in respect of any active or former employee of the Company or any of its Subsidiaries.

            (vi)  There has been no amendment to or announcement by the Company or any of its Subsidiaries relating to any Company Compensation and Benefit Plan that would increase materially the expense of maintaining any plan above the level of the expense incurred therefor for the most recent fiscal year, except as required by Law. Except as provided in this Agreement or as may be required by Law or by any of the Company Compensation and Benefit Plans listed on Section 6.1(h)(i) of the Company Disclosure Letter, none of the negotiation or execution of this Agreement, stockholder approval of this Agreement, receipt of approval or clearance from one or more Governmental Entities of the Merger or the other transactions contemplated by this Agreement, or the consummation of the Merger and the other transactions contemplated by this Agreement will (A) entitle any employees of the Company or its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement; (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or result in any other material obligation pursuant to, any Company Compensation and Benefit Plan; or (C) limit or restrict the right of the Company, or, after the consummation of the transactions contemplated by this Agreement, Parent, to merge, amend or terminate any of the Company Compensation and Benefit Plan.

            (vii) Each Company Compensation and Benefit Plan to which the provisions of Section 409A of the Code apply has been operated in good faith compliance with such section and the guidance issued thereunder.

          (i)    Compliance with Laws; Permits.    The Company and its Subsidiaries have not violated any Law, except for violations that have not had and would not reasonably be likely to have a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except as would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has obtained and is in compliance with all Permits necessary for the lawful conduct of its business as presently conducted, except for those the absence of which, or the failure to be in compliance with, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company is, and has been, in compliance in all material respects with Sarbanes-Oxley and the applicable listing standards and corporate governance rules and regulations of the NYSE. This Section 6.1(i) does not relate to matters with respect to employee benefits, which are the subject of Section 6.1(h), environmental matters, which are the subject of Section 6.1(m), tax matters, which are the subject of Section 6.1(n), or labor matters, which are the subject of Section 6.1(o).

          (j)    Company Material Contracts.    The Company has filed or furnished to the SEC in the Company Reports, or provided to Parent prior to the date hereof, true and complete copies of all Company Material Contracts entered into since January 1, 2005. All Company Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to the Bankruptcy and Equity Exception, except to the extent that (i) they have previously expired or otherwise terminated in accordance with their terms or (ii) the failure to be in full force and effect would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any counterparty to any Company Material Contract, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any Company Material Contract, except in each case for those violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. No Company Material Contract has been amended or modified prior to the date of this Agreement (other than immaterial amendments or modifications), except for amendments or modifications which have been filed or furnished as an exhibit to a subsequently filed or furnished Company Report, or provided to Parent prior to the date hereof.

          (k)    Property.    All properties and assets of the Company and its Subsidiaries, real and personal, material to the conduct of their businesses as of the date of this Agreement are, except for changes in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Company Reports as filed with the SEC prior to the date hereof, reflected, in all material respects in accordance with GAAP, and to the extent required thereby, on the most recent consolidated balance sheet of the Company included in the Company Reports as filed with the SEC. Each of the Company and its Subsidiaries has legal title to, or a leasehold interest, license or easement in, its real and personal property reflected on such balance sheet or acquired by it since the date of such balance sheet, free and clear of all Liens other than those Liens which are recorded as of the date hereof or which have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (l)    Takeover Statutes.    Assuming the truth of the representations set forth in Section 6.2(u), the Board of Directors of the Company has taken all appropriate and necessary actions so that Section 203 of the DGCL will not apply to the Merger or the other transactions contemplated hereby. Assuming the truth of the representations set forth in Section 6.2(u), no other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute") of the Laws of Delaware is applicable or purports to be applicable to the Merger or the other transactions contemplated by this Agreement. No anti-takeover provision contained in the Company's Charter or By-Laws is applicable to the Merger or the other Transactions.

          (m)    Environmental Matters.    Except for those matters that would not reasonably be expected to have a Company Material Adverse Effect: (i) each of the Company and its Subsidiaries is in compliance with all applicable Environmental Laws; (ii) each of the Company and its Subsidiaries has obtained or timely applied for all Environmental Permits necessary for their operations as currently conducted and are in compliance with any Environmental Permits; (iii) to the Knowledge of the Company, there have been no Releases or threatened Releases of any Hazardous Substance at, on, under or from any real property currently or formerly owned, leased or operated by the Company or its Subsidiaries, except for any such Release or threatened Release that is not reasonably likely to require any investigation and/or remediation under any Environmental Law; (iv) there is no Environmental Claim pending, and, to the Knowledge of the Company, there is no Environmental Claim threatened, or Environmental Circumstance pending or threatened, against the Company or any of its Subsidiaries or, to the Knowledge of the Company, against (x) any real property currently or formerly owned, leased or operated by the Company or its Subsidiaries or (y) any person or entity whose liability for such Environmental Claim or Environmental Circumstance has been retained or assumed either contractually or by operation of law by the Company or any of its Subsidiaries; (v) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; and (vi) neither the Company nor any of its Subsidiaries is subject to any orders, decrees or injunctions issued by any Governmental Entity or is subject to any indemnity or other agreement with any third party imposing liability under any Environmental Law.

          (n)    Tax Matters.    Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them on or prior to the date of this Agreement and all filed Tax Returns are complete and accurate in all material respects; and (ii) have paid or remitted all Taxes that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for which reserves have been established in accordance with GAAP. Except as would not reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement there are no audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters, in each case, pending or, to the Knowledge of the Company, threatened in writing (other than, in each case, claims or assessments for which reserves have been established in accordance with GAAP). Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of section 355(a)(1)(A) of the Code in any distribution intended to qualify for tax-free treatment under section 355 of the Code occurring during the last 30 months. Since December 31, 2001, or, to the Knowledge of the Company, at any earlier time, neither the Company nor any of its Subsidiaries has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under state, local or foreign law (other than a group, the common parent of which is the Company). Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is liable for any Tax imposed on any other person or entity under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign tax law) as a transferee or successor, or is bound by or has any obligation under any Tax sharing, Tax indemnification, or similar agreement, contract or arrangement, whether written or unwritten. Except as would not reasonably be expected to have a Company Material Adverse Effect, no jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has made a claim in writing to the Company that the Company or any Subsidiary is required to file a Tax Return for such jurisdiction.

          (o)    Labor Matters.    Except in each case as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel the Company to bargain with any labor union or labor organization, and (ii) there is no pending or, to the Knowledge of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. Section 6.1(o) of the Company Disclosure Letter sets forth a list of all collective bargaining agreements to which the Company or any of its Subsidiaries is a party or is bound or is in the process of negotiating as of the date of this Agreement. Since January 1, 2003, neither the Company nor any of its Subsidiaries has engaged in any "plant closing" or "mass layoff," as defined in the Worker Adjustment Retraining and Notification Act or any comparable state or local law, without complying with the notice requirements of such laws.

          (p)    Intellectual Property.    Each of the Company and its Subsidiaries owns or has a valid right to use all Intellectual Property and Information Technology necessary to carry on its business as operated by it on the date of this Agreement, except where the absence of these rights has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is infringing or otherwise in conflict with asserted rights of others with respect to any Intellectual Property of third parties which would reasonably be expected to have a Company Material Adverse Effect, and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice of any such infringement or conflict, except as has not had and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no third party is infringing or otherwise in conflict with the Intellectual Property owned by the Company or its Subsidiaries, except as has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (q)    Affiliate Transactions.    As of the date hereof, there are no transactions, arrangements or Contracts between the Company and its Subsidiaries, on the one hand, and its affiliates (other than its wholly-owned Subsidiaries) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the SEC.

          (r)    Foreign Corrupt Practices and International Trade Sanctions.    To the Knowledge of the Company, neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf, has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, Federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

          (s)    Insurance.    Except for failures to maintain insurance coverage that have not had and would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2005, the Company and its Subsidiaries have maintained continuous insurance coverage with reputable insurers or self-insured, in each case in those amounts and covering those risks as are in accordance with normal industry practice for companies of the size and financial condition of the Company engaged in businesses similar to that of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of the Company or any of its Subsidiaries, except with respect to any cancellation or termination in accordance with the terms of the applicable insurance policy that has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (t)    Rights Agreement.    The Company has no "rights plan," 'rights agreement" or "poison pill" in effect.

          (u)    Brokers and Finders.    None of the Company, its Subsidiaries or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has retained Evercore Group, Inc., Lehman Brothers, Inc. and The Blackstone Group L.P. as the Company's financial advisors, the arrangements with which have been disclosed to Parent prior to the date of this Agreement.

          (v)    Regulation as a Utility.    The Company is regulated as a public utility by the FERC and the PUCs of the states of Colorado, Kansas, Iowa, Missouri and Nebraska. Except as set forth above, neither the Company nor any Subsidiary of the Company is subject to regulation as a public utility (or similar designation) by any state in the United States or any foreign country or any other Governmental Entity. Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any interest in any nuclear generation station or manages or operates any nuclear generation station.

          (w)    No Other Representations and Warranties.    Except for the representations and warranties of the Company contained in this Agreement, the Asset Sale Agreement, the Partnership Interests Purchase Agreement or any of the exhibits, schedules or other documents attached hereto or thereto or delivered pursuant to any of the foregoing, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby or thereby, and no Person is authorized to make any representations and warranties on behalf of the Company.

        6.2    Representations and Warranties of Parent and Merger Sub.    Except as set forth in the Parent Disclosure Letter or, to the extent the relevance of such disclosure is readily apparent therefrom, the Parent Reports as filed with the SEC prior to the date of this Agreement, Parent and Merger Sub hereby represent and warrant to the Company that:

          (a)    Organization, Good Standing and Qualification.    Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as indicated in Section 6.2(a) of the Parent Disclosure Letter and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any person other than its Subsidiaries. Prior to the date of this Agreement, Parent has made available to the Company a complete and correct copy of Parent's and Merger Sub's Charter and By-Laws (which have not been amended since the date on which they were provided to the Company).

          (b)    Capital Structure.    (i) The authorized capital stock of Parent consists of 150,000,000 shares of Parent common stock, of which 80,354,744 shares of Parent Common Stock were issued and outstanding as of January 15, 2007, and 390,000 shares of preferred stock, par value $100 per share, 100,000 shares of which have been designated "3.80% Cumulative Preferred Stock" of which 100,000 shares were issued and outstanding as of January 15, 2007, 100,000 shares of which have been designated "4.50% Cumulative Preferred Stock" of which 100,000 shares were issued and outstanding as of January 15, 2007, 120,000 shares of which have been designated "4.35% Cumulative Preferred Stock" of which 120,000 shares were issued and outstanding as of January 15, 2007 and 70,000 shares of which have been designated "4.20% Cumulative Preferred Stock" of which 70,000 shares were issued and outstanding as of January 15, 2007. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Parent has no Parent Common Stock reserved for issuance, except that as of January 15, 2007, there was an aggregate of 1,878,929 shares of Parent Common Stock reserved for issuance pursuant to Parent's stock-based plans and individual agreements evidencing the grant of awards under such plans, 952,221 shares of Parent Common Stock reserved for issuance through Parent's Dividend Reinvestment and Direct Stock Purchase Plan, 5,750,000 shares of Parent Common Stock reserved for issuance pursuant to common stock purchase contracts associated with Parent's FELINE PRIDES, and 1,775,000 shares of Common Stock reserved for issuance pursuant to a forward sale agreement with Merrill Lynch Financial Markets, Inc., and as of December 31, 2006, there were 1,171,073 shares of Parent Common Stock reserved for issuance under Parent's Cash or Deferred Arrangement ("Employee Savings Plus") Plan. Section 6.2(b) of the Parent Disclosure Letter contains a correct and complete list as of January 15, 2007 of (A) the number of outstanding Parent Options, the exercise price of each such Parent Option and number of shares of Parent Common Stock issuable at such exercise price and (B) the number of outstanding Parent performance shares and the number of shares of Parent Common Stock subject thereto. From January 15, 2007 to the date of this Agreement, Parent has not issued any shares of Parent Common Stock except pursuant to its Cash or Deferred Arrangement ("Employee Savings Plus") Plan and its Dividend Reinvestment and Direct Stock Purchase Plan, and since January 15, 2007 to the date of this Agreement Parent has not issued any Parent Options, Parent performance shares, or any shares of its preferred stock. Except as set forth in this Section 6.2(b), as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, puts, commitments or rights of any kind that obligate Parent or any of its Subsidiaries to issue, purchase or sell any shares of capital stock or other equity securities of Parent or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to sell to, subscribe for or acquire from Parent or any of its Subsidiaries, any equity securities of Parent, and no securities or obligations of Parent or any of its Subsidiaries evidencing those rights are authorized, issued or outstanding. Except as set forth in this Section 6.2(b), as of the date of this Agreement, Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote with the stockholders of Parent on any matter.

             (ii)  Each of the outstanding shares of capital stock or other equity securities of Merger Sub and each Subsidiary of Parent has been duly authorized and validly issued and is fully paid and nonassessable and owned by Parent or by a wholly-owned Subsidiary of Parent, free and clear of any Lien, except for those Liens as would not reasonably be expected to have a Parent Material Adverse Effect. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, puts, commitments or rights of any kind that obligate Parent or any of its Subsidiaries to issue, purchase or sell any shares of capital stock or other equity securities of any of Parent's Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to sell to, subscribe for or acquire from Parent or any of its Subsidiaries any equity securities of any of Parent's Subsidiaries, and no securities or obligations of Parent or any of its Subsidiaries evidencing these rights are authorized, issued or outstanding. There are no voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Parent or a Subsidiary wholly-owned, directly or indirectly, by Parent with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Parent owned by Parent or any of its Subsidiaries.

            (iii)  All of the issued and outstanding shares of capital stock of Merger Sub are owned by Parent, and there are (A) no other equity interests or voting securities of Merger Sub, (B) no securities of Merger Sub convertible into or exchangeable for equity interests or voting securities of Merger Sub and (C) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any equity interests, other voting securities or securities convertible into or exchangeable for equity interests or other voting securities of Merger Sub.

          (c)    Corporate Authority; Approval.    Parent and Merger Sub each have the requisite corporate or similar power and authority to, and each has taken all corporate or similar action necessary to, execute, deliver and perform its obligations under this Agreement, the Asset Sale Agreement and the Partnership Interests Purchase Agreement and to consummate the transactions contemplated by this Agreement, the Asset Sale Agreement and the Partnership Interests Purchase Agreement, subject only, in the case of the consummation of the Merger, to the approval of this

  Agreement by Parent in its capacity as the sole stockholder of Merger Sub, which will occur immediately after the execution and delivery of this Agreement by Merger Sub, and subject in the case of the Share Issuance to the Parent Requisite Vote. Each of this Agreement, the Asset Sale Agreement and the Partnership Interests Purchase Agreement has been duly executed and delivered by Parent and Merger Sub and are valid and binding agreements of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their terms, subject to the Bankruptcy and Equity Exception. The shares of Parent Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Board of Directors of Parent has (i) unanimously adopted resolutions approving this Agreement and the other transactions contemplated hereby, including the issuance of the shares of Parent Common Stock required to be issued in the Merger and in respect of Company Options and Company Awards and recommending that the holders of Parent Common Stock vote in favor of the Share Issuance (the "Parent Recommendation"), (ii) received the separate opinions of Credit Suisse Securities (USA) LLC and Sagent Advisors, Inc., financial advisors to Parent, to the effect that, as of the date of such opinions, the Merger Consideration to be paid by Parent is fair to Parent from a financial point of view, and (iii) directed that this Agreement be submitted to the holders of Parent Common Stock for the purpose of acting on a proposal to approve the issuance of the shares of Parent Common Stock required to be issued in the Merger. The Parent Requisite Vote is the only vote of the stockholders of Parent required in connection with the Merger.

          (d)    Governmental Filings; No Violations.    (i) No consent, approval, order, license, permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary or required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Asset Sale Agreement, the performance by Parent or its Subsidiaries of its obligations under this Agreement and the Asset Sale Agreement, and the consummation by Parent or its Subsidiaries of the Merger, the Share Issuance or the Asset Sale Agreement, except for those (A) required by (1) Section 2.3, (2) the HSR Act, (3) the Exchange Act and the Securities Act, (4) Environmental Laws, (5) NYSE rules and regulations, (6) the FERC under Section 203 of the Power Act, and (7) the PUCs identified in Section 6.2(d)(i) of the Parent Disclosure Letter pursuant to applicable Laws regulating utilities (the items set forth above in clauses (2), (6) and (7) above being referred to as the "Material Parent Regulatory Consents"), and (B) that the failure to make or obtain would not reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, to the Knowledge of Parent, there are no facts or circumstances relating to Parent or any of its Subsidiaries that, in Parent's reasonable judgment, would be reasonably likely to prevent or materially delay the receipt of the Material Parent Regulatory Consents.

             (ii)  The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Transactions will not, constitute or result in (A) a breach or violation of the Charter or By-Laws of Parent or Merger Sub, (B) a breach or violation of the certificate of incorporation, by-laws or similar organizational documents of the Subsidiaries of Parent, (C) a breach or violation of, or a default or termination (or right of termination) under, the acceleration of any obligations under, or the creation of any Lien on Parent's assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries or, assuming the filings, notices, reports, consents, registrations, approvals, permits and authorizations referred to in Section 6.2(d)(i) are made or obtained, any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (D) any change in the rights or obligations of any party under any of Parent's, Merger Sub's or any of their respective Subsidiaries' Contracts, except, in the case of clauses (B), (C) and (D)? for any breach, violation, termination, default, acceleration, creation or change that has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (e)    Reports; Financial Statements.    (i) Parent has filed and furnished with the SEC all Parent Reports. Each Parent Report, as and when filed or furnished with the SEC, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and Sarbanes-Oxley. As of their respective dates and as filed with the SEC (and, if amended or supplemented, as of the date of any such amendment or supplement) the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

             (ii)  Parent maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. These disclosure controls and procedures were designed by the management of Parent, or caused to be designed under their supervision, to ensure that material information relating to Parent, including its consolidated subsidiaries, is made known to the management of Parent by others within those entities, and to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent are being made only in accordance with authorizations of management and directors of Parent, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent's assets that could have a material effect on its financial statements. Parent's management has disclosed to Parent's outside auditors and the audit committee of the Board of Directors of Parent (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting in the case of clause (A) or (B), to the extent such deficiencies, weaknesses or fraud was discovered by Parent's management as part of its most recent evaluation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act). Any material change in internal control over financial reporting required to be disclosed in any Parent Report has been so disclosed.

            (iii)  The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in or incorporated by reference into the Parent Reports as filed with the SEC complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and present fairly in all material respects the financial position of Parent and its Subsidiaries, as of their dates, and the results of operations and cash flow for the periods set forth therein (subject to the notes and, in the case of unaudited statements, normal year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to Parent), in each case in conformity with GAAP consistently applied during the periods involved, except as may be noted in the Parent Reports as filed with the SEC.

            (iv)  Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act or Sections 302 and 906 of Sarbanes-Oxley with respect to the Parent Reports. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" have the meanings ascribed to those terms under Sarbanes-Oxley. Since the effectiveness of Sarbanes-Oxley, neither Parent nor any of its Subsidiaries has arranged any outstanding "extensions of credit" to directors or executive officers within the meaning of Section 402 of Sarbanes-Oxley.

             (v)  All filings required to be made by Parent or any of its Subsidiaries since January 1, 2005, under the PUHCA, the Energy Policy Act of 2005, the Power Act and applicable Laws governing public utilities have been filed with the SEC, the FERC or the applicable PUCs, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements pertaining thereto, including all rates, tariffs, franchises, service agreements and related documents, and as of their respective dates, all of these filings complied with all requirements of applicable Law, except for filings the failure of which to make, or the failure of which to make in compliance with all requirements of applicable Law, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (f)    Absence of Certain Changes; Absence of Undisclosed Liabilities.

              (i)  Since the date of the most recent consolidated balance sheet included in the Parent Reports filed with the SEC prior to the date of this Agreement, no event, change or development has occurred which, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

             (ii)  There are no obligations or liabilities (whether absolute, contingent, accrued or otherwise) that would be required to be reflected on a consolidated balance sheet of Parent prepared in accordance with GAAP, except obligations, liabilities or contingencies (A) reflected on the consolidated balance sheets of Parent included in the Parent Reports as filed with the SEC prior to the date of this Agreement, (B) incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Parent Reports filed with the SEC prior to the date hereof, or (C) incurred prior to the date of this Agreement that are or would not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent Reports as filed or furnished prior to the date of this Agreement, Parent has no off balance sheet arrangements (as defined in Item 303(a)(4) of Regulation S-K of the SEC).

            (iii)  Since the date of the most recent consolidated balance sheet included in the Parent Reports filed with the SEC prior to the date of this Agreement through the date of this Agreement, (A) Parent and its Subsidiaries have conducted their businesses in the ordinary course of businesses; (B) Parent has not declared, set aside or paid any dividend or distribution payable in cash, stock or property in respect of any of its capital stock (other than quarterly cash dividends of no more than $0.415 per share of Parent Common Stock, and dividends in respect of each class of preferred stock of Parent in accordance with its terms) or other equity interests, or split, combined or reclassified any of its capital stock or other equity interests; and (C) Parent and its Subsidiaries have not taken any action which, if taken (without consent) between the date hereof and the Effective Date, would constitute a breach of Section 7.1(b), other than actions in connection with entering into this Agreement.

          (g)    Litigation.    There are no civil, criminal or administrative actions, suits, arbitrations, claims, hearings, investigations or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, except for those that have not had and would not reasonably be likely to have a Parent Material Adverse Effect. As of the date of this Agreement, none of Parent or any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree or award that would reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any order of any Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

          (h)    Employee Benefits.

              (i)  Each Parent Compensation and Benefit Plan, other than Multiemployer Plans, is in substantial compliance with, to the extent applicable, ERISA, the Code, and other applicable Laws. Each Parent Compensation and Benefit Plan which is an ERISA Plan that is a Pension Plan and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or has applied to the IRS for a favorable determination letter and no event has occurred and no condition exists which could reasonably be expected to adversely effect the qualified status of such plan. As of the date of this Agreement, there is no pending or, to the Knowledge of Parent, threatened litigation relating to Parent Compensation and Benefit Plans, other than the Multiemployer Plans, except for routine claims for benefits and immaterial claims. Neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject Parent or any of its Subsidiaries to any material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither Parent nor any of its Subsidiaries has incurred or reasonably expects to incur any material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

             (ii)  No material liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Parent under Section 4001 of ERISA or Section 414 of the Code ("Parent ERISA Affiliate"). Parent and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of Parent ERISA Affiliate), except as would not reasonably be expected to have a Parent Material Adverse Effect.

            (iii)  As of the date of this Agreement, all contributions required to be made under each Parent Compensation and Benefit Plan have been timely made and all obligations in respect of each Parent Compensation and Benefit Plan have been properly accrued and reflected to the extent required by GAAP on the most recent consolidated balance sheet as filed or incorporated by reference in Parent Reports prior to the date of this Agreement, except, in the case of each of the foregoing, as would not reasonably be expected to have a Parent Material Adverse Effect. Neither any Parent Pension Plan nor any single-employer plan of any Parent ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no Parent ERISA Affiliate has an outstanding funding waiver. Neither Parent nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plans or to any single-employer plan of any Parent ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (i)    Compliance with Laws; Licenses.    Parent and its Subsidiaries have not violated any Law, except for violations that have not had and would not reasonably be likely to have a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the Knowledge of Parent, threatened, except as would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries has obtained and is in compliance with all Permits necessary for the lawful conduct of its business as presently conducted, except for those the absence of which, or the failure to be in compliance with, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent is, and has been, in compliance in all material respects with Sarbanes-Oxley and the applicable listing standards and corporate governance rules and regulations of the NYSE. This Section 6.2(i) does not relate to matters with respect to employee benefits, which are the subject of Section 6.2(h), environmental matters, which are the subject of Section 6.2(m), tax matters, which are the subject of Section 6.2(n), or labor matters, which are the subject of Section 6.2(o).

          (j)    Parent Material Contracts.    Parent has filed or furnished with the SEC in the Parent Reports or provided to Company prior to date hereof, true and complete copies of all Parent Material Contracts entered into since January 1, 2005. All Parent Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to the Bankruptcy and Equity Exception, except to the extent that (i) they have previously expired or otherwise terminated in accordance with their terms or (ii) the failure to be in full force and effect would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries, nor, to the Knowledge of Parent, any counterparty to any such Parent Material Contract, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any Parent Material Contract, except in each case for those violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. No Parent Material Contract has been amended or modified prior to the date of this Agreement, except for amendments or modifications which have been filed or furnished with the SEC as an exhibit to a subsequently filed or furnished Parent Report, or provided to the Company prior to the date hereof.

          (k)    Property.    All properties and assets of Parent and its Subsidiaries, real and personal, material to the conduct of their businesses as of the date of this Agreement are, except for changes in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Parent Reports as filed prior to the date hereof, reflected, in all material respects in accordance with GAAP, and to the extent required thereby, on the most recent consolidated balance sheet of Parent included in the Parent Reports as filed with the SEC. Each of Parent and its Subsidiaries has legal title to, or a leasehold interest, license or easement in, its real and personal property reflected on such balance sheet or acquired by it since the date of such balance sheet, free and clear of all Liens other than those Liens which are recorded as of the date hereof or which have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (l)    Takeover Statutes.    No Takeover Statute of the Laws of Missouri, or anti-takeover provision contained in Parent's or Merger Sub's Charter or By-Laws, is applicable or purports to be applicable to the Merger or the other Transactions.

          (m)    Environmental Matters.    Except for those matters would not reasonably be expected to have a Parent Material Adverse Effect: (i) each of Parent and its Subsidiaries is in compliance with all applicable Environmental Laws; (ii) each of Parent and its Subsidiaries has obtained or timely applied for all Environmental Permits necessary for their operations as currently conducted and are in compliance with any Environmental Permits; (iii) to the Knowledge of Parent, there have been no Releases or threatened Releases of any Hazardous Substance at, on, under or from any real property currently or formerly owned, leased or operated by Parent or its Subsidiaries, except for any such Release or threatened Release that is not reasonably likely to require any investigation and/or remediation under any Environmental Law; (iv) there is no Environmental Claim pending, and, to the Knowledge of Parent, there is no Environmental Claim threatened, or Environmental Circumstance pending or threatened, against Parent or any of its Subsidiaries or, to the Knowledge of Parent, against (x) any real property currently or formerly owned, leased or operated by Parent or its Subsidiaries or (y) any person or entity whose liability for such Environmental Claim or Environmental Circumstance has been retained or assumed either contractually or by operation of law by Parent or any of its Subsidiaries; and (v) to the Knowledge of Parent, neither Parent nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of or liable under any Environmental Law; and (vi) neither Parent nor any of its Subsidiaries is subject to any orders, decrees or injunctions issued by any Governmental Entity or is subject to any indemnity or other agreement with any third party imposing liability under any Environmental Law.

          (n)    Tax Matters.    Except as would not reasonably be expected to have a Parent Material Adverse Effect, Parent and each of its Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them on or prior to the date of this Agreement and all filed Tax Returns are complete and accurate in all material respects; and (ii) have paid or remitted all Taxes that are required to be paid or that Parent or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for which reserves have been established in accordance with GAAP. Except as would reasonably be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, there are no audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters, in each case, pending or, to the Knowledge of Parent, threatened in writing (other than, in each case, claims or assessments for which reserves have been established in accordance with GAAP). Neither Parent nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in any distribution intended to qualify for tax-free treatment under Section 355 of the Code occurring during the last 30 months. Except as would not reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries is liable for any Tax imposed on any other person or entity under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign tax law) as a transferee or successor, or is bound by or has any obligation under any Tax sharing, Tax indemnification, or similar agreement, contract or arrangement, whether written or unwritten.

          (o)    Labor Matters.    Except in each case as would not reasonably be expected to have a Parent Material Adverse Effect, (i) neither Parent nor any of its Subsidiaries is the subject of any proceeding asserting that Parent or any of its Subsidiaries has committed an unfair labor practice or seeking to compel Parent to bargain with any labor union or labor organization, and (ii) there is no pending or, to the Knowledge of Parent, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Parent or any of its Subsidiaries. Section 6.2(o) of the Parent Disclosure Letter sets forth a list of all collective bargaining agreements to which Parent or any of its Subsidiaries is a party or is bound or is in the process of negotiating as of the date of this Agreement. Since January 1, 2003, neither Parent nor any of its Subsidiaries has engaged in any "plant closing" or "mass layoff," as defined in the Worker Adjustment Retraining and Notification Act or any comparable state or local law, without complying with the notice requirements of such laws.

          (p)    Affiliate Transactions.    As of the date hereof, there are no transactions, arrangements or Contracts between Parent and its Subsidiaries, on the one hand, and its affiliates (other than its wholly-owned Subsidiaries) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the SEC.

          (q)    Foreign Corrupt Practices and International Trade Sanctions.    To the Knowledge of Parent, neither Parent, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf, has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, Federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

          (r)    Insurance.    Except for failures to maintain insurance coverage that have not had and would not reasonably be expected to have a Parent Material Adverse Effect, since January 1, 2005, Parent and its Subsidiaries have maintained continuous insurance coverage with reputable insurers or self-insured, in each case, in those amounts and covering those risks as are in accordance with normal industry practice for companies of the size and financial condition of Parent engaged in businesses similar to that of Parent or its Subsidiaries. Neither Parent nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of Parent or any of its Subsidiaries, except with respect to any cancellation or termination in accordance with the terms of the applicable insurance policy that has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (s)    Brokers and Finders.    None of Parent, its Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement, except that Parent has retained Credit Suisse Securities (USA) LLC and Sagent Advisors Inc. as its financial advisors.

          (t)    Regulation as a Utility.    Parent or certain of its Subsidiaries are regulated as public utilities by the FERC and the PUCs of the states of Kansas, Missouri, California, Connecticut, Delaware, Illinois, Maryland, Massachusetts, Michigan, New Jersey, New York, Ohio, Oregon, Pennsylvania, Rhode Island and Texas and the District of Columbia. Except as set forth above, neither Parent nor any Subsidiary or affiliate of Parent is subject to regulation as a public utility (or similar designation) by any state in the United States or in any foreign country or by any other Governmental Entity.

          (u)    Ownership of Shares.    As of the date of this Agreement, neither Parent nor any of its affiliates or associates owns (beneficially or of record) any Company Shares, and neither Parent nor any of its affiliates or associates is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Company Shares.

          (v)    Asset Sale Transactions.    As of the date of this Agreement, Parent has no reason to believe that it will not be able to satisfy on a timely basis any of its obligations contained in the Asset Sale Agreement or the Partnership Interests Purchase Agreement. As of the date of this Agreement, this Agreement, the Asset Sale Agreement and the Partnership Interests Purchase Agreement, the Transition Services Agreement and the Letter of Intent are the sole agreements between Parent and Asset Purchaser and their affiliates with respect to the Transactions.

          (w)    Operations of Merger Sub.    Merger Sub has been formed solely for the purpose of engaging in the Transactions and, prior to the Effective Time, will have engaged in no other business activities, will have no other assets and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

          (x)    No Other Representations and Warranties.    Except for the representations and warranties of Parent and Merger Sub contained in this Agreement, the Asset Sale Agreement and the Partnership Interests Purchase Agreement, or any of the exhibits, schedules or other documents attached hereto or thereto or delivered pursuant to any of the foregoing, Parent and Merger Sub are not making and have not made, and no other Person is making or has made on behalf of Parent or Merger Sub, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby or thereby, and no Person is authorized to make any representations and warranties on behalf of Parent or Merger Sub.

        6.3    Representations and Warranties of the Asset Purchaser.    Except as set forth in the Asset Purchaser Disclosure Letter, the Asset Purchaser hereby represents and warrants to the Company that:

          (a)    Organization, Good Standing and Qualification.    The Asset Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of South Dakota and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have an Asset Purchaser Material Adverse Effect.

          (b)    Corporate Authority; Approval.    The Asset Purchaser has the requisite corporate power and authority to, and it has taken all corporate action necessary to, execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Asset Purchaser and is a valid and binding agreement of the Asset Purchaser, enforceable against the Asset Purchaser in accordance with its terms. No vote or approval of the stockholders of the Asset Purchaser is required in connection with the execution, delivery or performance by the Asset Purchaser of its obligations under this Agreement.

          (c)    Governmental Filings; No Violations.    (i) No consent, approval, order, license, permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary or required to be obtained or made by or with respect to the Asset Purchaser or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the performance by the Asset Purchaser of its obligations under this Agreement, except for those (A) required by (1) the HSR Act, (2) the Exchange Act and the Securities Act (in connection with the Asset Purchaser Financing), (3) Environmental Laws, (4) NYSE rules and regulations, (5) the FERC under Section 203 of the Power Act, and (6) the PUCs identified in Section 6.3(c)(i) of the Asset Purchaser Disclosure Letter pursuant to applicable Laws regulating utilities (the items set forth above in clauses (1), (5) and (6) being the "Material Asset Purchaser Regulatory Consents"), or (B) that the failure to make or obtain would not reasonably be expected to have an Asset Purchaser Material Adverse Effect. As of the date of this Agreement, the Asset Purchaser does not know of any facts or circumstances relating to the Asset Purchaser or any of its Subsidiaries, that, in the Asset Purchaser's reasonable judgment, would be reasonably likely to prevent or materially delay the receipt of the Material Asset Purchaser Regulatory Consents.

             (ii)  The execution, delivery and performance of this Agreement by the Asset Purchaser will not constitute or result in (A) a breach or violation of the Charter or By-Laws of the Asset Purchaser, (B) a breach or violation of, a default or termination (or right of termination) under, or the acceleration of any obligations under, or the creation of any Lien on the Asset Purchaser's assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon the Asset Purchaser or any of its Subsidiaries or, assuming the filings, notices, reports, consents, registrations, approvals, permits and authorizations referred to in Section 6.3(c)(i) are made or obtained, any Law or governmental or non-governmental permit or license to which the Asset Purchaser or any of its Subsidiaries is subject, or (C) any change in the rights or obligations of any party under any of the Asset Purchaser's Contracts, except, in the case of clauses (B) and (C)? for any breach, violation, termination, default, acceleration, creation or change that would not reasonably be expected to have an Asset Purchaser Material Adverse Effect.

          (d)    No Other Representations and Warranties.    Except for the representations and warranties of the Asset Purchaser contained in this Agreement, the Asset Sale Agreement, the Partnership Interests Purchase Agreement, or any of the exhibits, schedules or other documents attached hereto or thereto or delivered pursuant to any of the foregoing, the Asset Purchaser is not making and has not made, and no other Person is making or has made on behalf of the Asset Purchaser, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby or thereby, and no Person is authorized to make any representations and warranties on behalf of the Asset Purchaser.

ARTICLE VII

COVENANTS

        7.1    Interim Operations.    (a) The Company covenants and agrees as to itself and its Subsidiaries that, from and after the date of this Agreement and prior to the Effective Time, unless Parent otherwise approves in writing (which approval will not be unreasonably withheld or delayed), or except as otherwise expressly contemplated by this Agreement, disclosed in the Company Disclosure Letter or required by Law:

              (i)  Ordinary Course of Business.    The Company will, and will cause each of its Subsidiaries to, conduct the businesses of the Post-Sale Company in all material respects in the ordinary course and, to the extent consistent with past practices, the Company and its Subsidiaries will use commercially reasonable efforts to preserve the Post-Sale Company's and its Subsidiaries' business organizations intact, maintain their existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates, and retain the services of current key officers and employees;

             (ii)  Charter Documents.    The Company will not amend or allow to be amended the Charter or By-Laws of the Company or any of its Subsidiaries;

            (iii)  Dividends, Distributions, etc.    The Company will not, and will not permit any of its Subsidiaries to: (A) split, combine, subdivide or reclassify its outstanding shares of capital stock; (B) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock or other equity interests, other than dividends or distributions by a wholly-owned Subsidiary of the Company to its parent; or (C) repurchase, redeem or otherwise acquire any shares of its capital stock, equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or other equity interests, provided that (1) the Company may acquire Company Options, Company Stock Units and other Company Awards upon their exercise or settlement, (2) the Company may acquire Premium Income Equity Securities or Convertible Debentures upon their conversion or exchange, and (3) each wholly-owned Subsidiary of the Company may repurchase, redeem or otherwise acquire shares of its capital stock or securities convertible into or exchangeable or exercisable for any shares of its capital stock;

            (iv)  Mergers and Consolidations.    The Company will not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization except for (A) any such transactions between wholly-owned Subsidiaries of the Company or between the Company and any wholly-owned Subsidiary of the Company, provided the Company is the surviving entity, and (B) dispositions and acquisitions permitted by clauses (viii) and (x) below, respectively, effected by a means of a merger or consolidation of a Subsidiary of the Company;

             (v)  Compensation and Benefits.    None of the Company or any of its Subsidiaries will terminate, establish, adopt, enter into, make any new, or accelerate any existing, grants or awards of stock-based compensation or other benefits under, amend or otherwise modify, or grant any rights to severance, termination or retention benefits under any Company Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any directors, officers or employees, except for (A) grants of equity or equity based awards in the ordinary course of business, provided that awards shall not be made with respect to more than 350,000 Company Shares, and shall be made in accordance with Section 7.1(a) of the Company Disclosure Letter; (B) increases in salary or grants of annual bonuses in the ordinary course of business in connection with normal periodic performance reviews (including promotions) and the provision of individual compensation and benefits to new and existing directors, officers and employees of the Company and its Subsidiaries consistent with past practice (which shall not provide for benefits or compensation payable solely as a result of the consummation of the Transactions); (C) actions necessary to satisfy existing contractual obligations under Company Compensation and Benefit Plans existing as of the date of this Agreement; or (D) bonus payments to executives in compensation bands E through G, up to an aggregate of $500,000;

            (vi)  Indebtedness.    None of the Company or any of its Subsidiaries will incur or modify (other than immaterial modifications not affecting the timing or amounts of payments due thereunder) any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities of the Company or any of its Subsidiaries except for (A) indebtedness or guarantees for borrowed money incurred to finance investments the Company is required to make under any Contract to which the Company is a party as of the date hereof as previously disclosed to Parent in writing; (B) indebtedness or guarantees for borrowed money incurred in the ordinary course of business to finance capital expenditures permitted by Section 7.1(a)(vii) or by Section 7.1 of the Company Disclosure Letter, to the extent not otherwise permitted by clause (A) above; (C) short-term indebtedness for working capital requirements; (D) indebtedness for money borrowed by any of the Company's wholly-owned Subsidiaries, other than Aquila Colorado, LLC or the partnerships to be formed under the Partnership Interests Purchase Agreement, or any Subsidiary thereof, from the Company, or by the Company from any of its wholly owned Subsidiaries other than Aquila Colorado, LLC or the partnerships to be formed under the Partnership Interests Purchase Agreement, or any Subsidiary thereof; (E) indebtedness for borrowed money made in connection with the refinancing of existing indebtedness for borrowed money or indebtedness for borrowed money permitted to be incurred hereunder at a lower cost of funds and otherwise on terms that, in the aggregate, are not less favorable to the Company or its Subsidiaries than the terms of the indebtedness to be replaced, either at or prior to its stated maturity; or (F) interest rate hedges on customary terms not to exceed $150,000,000 of notional debt in the aggregate relating to the Company's investment in the Iatan 1 and 2 electric generation stations, provided such hedges expire or otherwise terminate on or before the second anniversary of the date of this Agreement;

           (vii)  Capital Expenditures.    None of the Company or any of its Subsidiaries will make or commit to any capital expenditures relating to (A) the Post-Sale Company in excess of the amounts reflected on the "Grand Total (After Adjustments)" line of the Company's capital expenditure budget (set forth in Section 7.1(a)(vii) of the Company Disclosure Letter) for the year in which those capital expenditures are made, plus an incremental amount of up to $26 million in 2007 and $27 million in 2008, respectively, and or (B) the Company's Kansas electric operations in excess of the amounts reflected on the "Kansas Electric" line of the Company's capital expenditure budget (as set forth in Section 7.1(a)(vii) of the Company Disclosure Letter) for the year in which those capital expenditures are made, plus an incremental amount of up to $4 million in 2007 and $10.2 million in 2008, respectively, except for capital expenditures (1) required under any Contract to which the Company or any of its Subsidiaries is a party as of the date of this Agreement and a copy of which has been made available to Parent; or (2) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) necessary to provide or maintain safe, adequate and reliable electric and natural gas service to its utility customers, provided that the Company shall consult, if reasonably possible, with Parent prior to making or agreeing to make any such expenditure;

          (viii)  Dispositions.    None of the Company or any of its Subsidiaries will transfer, lease, sublease, license, sell, mortgage, pledge guarantee, or encumber or otherwise dispose of any material property or assets (including capital stock of any of its Subsidiaries) applicable to the Post-Sale Company except for (A) transfers, leases, licenses, subleases, Liens, sales, guarantees or other dispositions in the ordinary course of business, (B) Liens to secure indebtedness for borrowed money and hedges permitted to be incurred pursuant to this Section 7.1(a), or (C) transfers, leases, subleases, licenses, sales, guarantees, Liens, or other dispositions required under any Company Material Contract to which the Company or any of its Subsidiaries is a party as of the date of this Agreement and copies of which have been made available to Parent; provided that the expenditure of cash by the Company and its Subsidiaries on matters permitted under this Agreement will not be regarded as a disposition of assets under this clause (viii);

            (ix)  Share Issuances.    None the Company or any of its Subsidiaries will issue, pledge, dispose or encumber, deliver or sell shares of its capital stock or any other voting securities, or any securities convertible into, or any rights, warrants or options to acquire, any such shares except (A) any Company Shares issued pursuant to Company Options and Company Awards outstanding on the date of this Agreement, awards of Company Options and other Company Awards granted in accordance with this Agreement and Company Shares issuable pursuant to such options or awards, (B) the pro rata issuance by a Subsidiary of the Company of shares of its capital stock, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, to its stockholders or the issuance of such shares, securities, rights, warrants or options to the Company or any Subsidiary of the Company, and (C) the issuance of Company Shares pursuant to the conversion of any Premium Income Equity Securities or Convertible Debentures;

             (x)  Acquisitions.    None of the Company or any of its Subsidiaries will spend in excess of $5,000,000 individually or $20,000,000 in the aggregate to acquire any business which would be in included in the Post-Sale Company, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the execution of a binding agreement for the acquisition);

            (xi)  Accounting.    None of the Company or any of its Subsidiaries will make any change to its accounting policies or procedures, except as required by changes in GAAP, applicable Law or regulatory accounting standards and practice;

           (xii)  Taxes.    None of the Company or any of its Subsidiaries will (A) make any Tax election or take any position on any Tax Return filed on or after the date of this Agreement or adopt any method therefor that is inconsistent in any material respect with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods or (B) enter into any closing agreement, settle or resolve any Tax controversy or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, with respect to any such controversy, claim, assessment or amount otherwise in dispute greater than $1,000,000 individually or $10,000,000 in the aggregate. The Company and its Subsidiaries will use commercially reasonable efforts to continue to wind down in a tax-efficient manner any remnant foreign entities and operations existing as of the date of this Agreement;

          (xiii)  Business Activities.    None of the Company or any of its Subsidiaries will enter into any line of business in any geographic area other than the current and related lines of business of the Company or any of its Subsidiaries (which will include the current operations of Aquila Merchant Services, Inc. to the extent necessary for the cessation of its merchant trading business, but not the ongoing conduct of such business), and in geographic areas in which the Company or any of its Subsidiaries is currently conducting business, including the wind-down of the trading book of Aquila Merchant Services, Inc., but not further investments in such business; provided, however, that the restrictions in this Section 7.1(a)(xiii) will not apply to activities that do not relate to the Post-Sale Company;

          (xiv)  Loans and Investments.    Other than (A) investments in marketable securities and the provision of goods, commodities and services by the Company and its Subsidiaries to their respective customers in the ordinary course of business, (B) to the extent permitted by Section 7.1(a)(vii), capital investments in projects jointly owned by the Company or one of its wholly-owned Subsidiaries with any Person, and (C) to the extent permitted by Section 7.1(a)(x), none of the Company or any of its Subsidiaries will make any loans, advances or capital contributions to, or investments in, any Person (other than the Company or any wholly-owned Subsidiary of the Company and other than as required under any Contract to which the Company or any of its Subsidiaries is a party as of the date of this Agreement copies of which have been made available to Parent) in excess of $1,000,000 individually or $2,000,000 in the aggregate;

           (xv)  Insurance.    The Company will, and will cause its Subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice), insurance in such amounts and against such risks and losses as are customary for companies of the size and financial condition of the Company, which are engaged in businesses similar to that of the Company and its Subsidiaries;

          (xvi)  Material Contracts.    Other than (A) in the ordinary course of business, (B) upon terms not materially adverse to the Post-Sale Company and its Subsidiaries, taken as a whole, or (C) as otherwise permitted under this Section 7.1, none of the Company or any of its Subsidiaries will enter into, amend, modify or breach in any material respect, terminate or allow to lapse (other than in accordance with its terms) any Company Material Contract, or any contract which would have been a Company Material Contract if in effect prior to the date hereof, in either case, relating to the Post-Sale Company;

         (xvii)  Permits.    Other than in the ordinary course of business, none of the Company or any of its Subsidiaries will amend in any material respect, breach in any material respect, terminate or allow to lapse, or become subject to default in any material respect or subject to termination any Permit material to the Post-Sale Company, other than (A) as required by applicable Law, and (B) compromises or settlements of litigation, actions, suits, claims, proceedings, investigations, tax controversies and tax closing agreements with, or approved by, Governmental Entities as permitted under Section 7.1(a)(xii) or 7.1(a)(xviii);

        (xviii)  Litigation.    None of the Company or any of its Subsidiaries will enter into any compromise or settlement of any litigation, action, suit, claim, proceeding or investigation relating to the Post-Sale Company (excluding tax controversies and tax closing agreements, which shall be restricted solely to the extent set forth in Section 7.1(a)(xii)) in which the damages or fines to be paid by the Company (and not reimbursed by insurance) are in excess of $20,000,000 in the aggregate, or the non-monetary relief to be provided could reasonably be expected to materially restrict the prospective operation of the Post-Sale Company's businesses;

          (xix)  Collective Bargaining Agreements.    The Company and its Subsidiaries will not negotiate the renewal or extension of any of the collective bargaining agreements listed in Section 6.1(o) of the Company Disclosure Letter without providing Parent with access to all information reasonably requested by Parent relating to the renewal or extension of any such collective bargaining agreement and permitting Parent to consult from time to time with the Company or its Subsidiaries and their counsel on the progress thereof; provided that the negotiation of such renewal or extension will be conducted in a manner consistent with past practice, and the Company and its Subsidiaries will not be obligated to follow any advice that may be provided by Parent during any such consultation;

           (xx)  Regulatory Status.    The Company and its Subsidiaries will not agree or consent to any material agreements or material modifications of material existing agreements or material courses of dealing with the FERC or any PUC in respect of the operations of the Post-Sale Company, except as required by Law to obtain or renew Permits, or agreements in the ordinary course of business consistent with past practice;

          (xxi)  Waiver of Rights.    The Company and its Subsidiaries will not modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement relating to the Post-Sale Company to which the Company or any Subsidiary is a party (it being agreed and acknowledged that the Company may grant waivers under any such standstill agreement to allow a third-party to submit an Acquisition Proposal for the Company to the extent that the Board of Directors of the Company determines in good faith (after consulting with outside legal counsel) that the failure to grant such waiver would be inconsistent with its fiduciary duties under applicable law);

         (xxii)  No Restrictions on Future Business Activities.    The Company and its Subsidiaries will not enter into any agreements that would limit or otherwise restrict in any material respect the Post-Sale Company or any of its Subsidiaries or any successor thereto, or that, after the Effective Time, would limit or restrict in any material respect Parent or any of its Subsidiaries (including the Surviving Company) or any successor thereto, from engaging or competing in any line of business or product line or in any geographic area (in each case, other than limitations on franchises, certificates of convenience or necessity or other rights granted under the same document);

        (xxiii)  Actions to Impede Merger.    Except as permitted under Section 7.2 and Article IX of this Agreement, the Company and its Subsidiaries will not take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

        (xxiv)  Rate Matters.    Subject to applicable Law and except for non-material filings in the ordinary course of business consistent with past practice, the Company and its Subsidiaries shall consult with Parent prior to implementing any changes in the Company's or any of its Subsidiaries' rates or charges (other than automatic cost pass-through rate adjustment clauses), standards of service or accounting, in any such case, as relates to the Post-Sale Company, or executing any agreement with respect thereto that is otherwise permitted under this Agreement. In addition, the Company and its Subsidiaries will not agree to any settlement of any rate proceeding that would provide for a reduction in annual revenues or would establish a rate moratorium or phased-in rate increases (other than automatic cost pass-through rate adjustment clauses) for a duration of more than 1 year (it being agreed and acknowledged that, notwithstanding anything to the contrary herein, rate matters relating to the Post-Sale Company shall be restricted between the date of this Agreement and the Effective Time solely to the extent set forth in this Section 7.1(a)(xxiv) and not by any other provision hereof, except that the proceeding pursuant to Section 7.5(i) shall be governed solely by such section and not by this Section 7.1(a)(xxiv));

          (xxv)  Affiliate Transactions.    None of the Company or any of its Subsidiaries will enter into any transaction, arrangement or Contract with any of its affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons that would be required to be disclosed under Item 404 of Regulation S-K of the SEC, other than any transaction, arrangement or

    Contract on terms not less favorable to the Company and its Subsidiaries than would reasonably be available from third parties; and

        (xxvi)  Agreement to do the Foregoing.    None of the Company or any of its Subsidiaries will enter into any agreement to do any of the foregoing.

          (b)   Parent covenants and agrees as to itself and its Subsidiaries that, from and after the date of this Agreement and prior to the Effective Time, unless the Company otherwise approves in writing (which approval will not be unreasonably withheld or delayed), or except as otherwise expressly contemplated by this Agreement, disclosed in the Parent Disclosure Letter or required by Law:

              (i)  Ordinary Course of Business.    Parent will, and will cause each of its Subsidiaries to, conduct its businesses in all material respects in the ordinary course and consistent with the strategic plan disclosed in the Parent Disclosure Letter and, to the extent consistent with past practices, Parent and its Subsidiaries will use commercially reasonable efforts to preserve their respective business organizations intact, maintain their existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates, and retain the services of current key officers and employees;

             (ii)  Charter Documents.    Parent will not amend or allow to be amended the Charter or By-Laws of Parent or any of its Subsidiaries;

            (iii)  Dividends, Distributions, etc.    Parent will not, and will not permit any of its Subsidiaries to: (A) split, combine, subdivide or reclassify its outstanding shares of capital stock; (B) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock or other equity interests, other than dividends or distributions by a Subsidiary of Parent to its parent and other than regular quarterly dividends of no more than $0.415 per share on Parent Common Stock and dividends on each series of Parent's preferred stock in accordance with its terms, declared and paid in accordance with, and with a record date set on a date consistent with, past practice; or (C) repurchase, redeem or otherwise acquire any shares of its capital stock, equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or other equity interests; provided that (1) Parent may acquire Parent Options and other awards under Parent's stock-based plans upon their exercise or settlement and (2) each wholly-owned Subsidiary of Parent may repurchase, redeem or otherwise acquire shares of its capital stock or securities convertible into or exchangeable or exercisable for any shares of its capital stock;

            (iv)  Reorganizations.    Parent will not adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

             (v)  Dispositions.    Except as permitted by Section 7.2, neither Parent nor any of its Subsidiaries will transfer, lease, license, sublease, sell, or otherwise dispose of any material property or assets (including capital stock of any of its Subsidiaries), except for (A) transfers, sales, or other dispositions in the ordinary course of business, (B) transfers, sales, guarantees, Liens, or other dispositions required under any Parent Material Contract to which Parent or any of its Subsidiaries is a party as of the date of this Agreement, (C) transfers, sales or other dispositions by Parent or any of its Subsidiaries of businesses, property or assets that are not regulated by the Missouri Public Service Commission or Kansas Corporation Commission, and (D) transfers, sales or other dispositions of property or assets with a fair market value of more than $100,000,000 in the aggregate; provided, that the expenditure of cash by Parent and its Subsidiaries on matters permitted under this Agreement will not be regarded as a disposition of assets under this clause (v);

            (vi)  Share Issuances.    Parent will not issue, pledge, dispose or encumber, deliver or sell Parent Common Stock, or securities convertible into or rights, warrants or options to acquire Parent Common Stock, exceeding 15,000,000 shares of Parent Common Stock in the aggregate;

           (vii)  Acquisitions.    Neither Parent nor any of its Subsidiaries will spend in excess of $100,000,000 in the aggregate to acquire any business, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition);

          (viii)  Actions to Impede Merger.    Except as permitted under Section 7.2 and Article IX of this Agreement, Parent and its Subsidiaries will not take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

            (ix)  Kansas Electric Sale.    Parent and its Subsidiaries will not take any action that is intended or would reasonably be expected to impede, impair or materially delay the sale of the Company's Kansas electric utility business;

             (x)  Agreement to do the Foregoing.    None of Parent or any of its Subsidiaries will enter into any agreement to do any of the foregoing; and

            (xi)  Actions of Merger Sub.    Parent will not permit Merger Sub to take, or to commit to take prior to the Closing, any action except for actions in connection with the Transactions and the other transactions contemplated hereby as expressly set forth in this Agreement.

        7.2    Acquisition Proposals

          (a)    No Solicitation or Negotiation.    Each of the Company and Parent agrees that neither it nor any of its respective Subsidiaries nor any of its or its respective Subsidiaries' officers and directors will, and each of the Company and Parent will not authorize its and its respective Subsidiaries' Representatives to, and will use its reasonable best efforts to instruct and cause its and its respective Subsidiaries' Representatives not to, directly or indirectly:

              (i)  initiate, solicit, or knowingly facilitate or encourage any inquiries or the making of any proposal or offer that constitutes, or is reasonably expected to constitute, an Acquisition Proposal;

             (ii)  engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person who has made, or proposes to make, an Acquisition Proposal;

            (iii)  afford access to the properties, books or records of the Company or Parent, as applicable, or any of their respective Subsidiaries to any Person that has made, or to the Knowledge of the Company or to the Knowledge of Parent, as applicable, is considering making, any Acquisition Proposal;

            (iv)  except as permitted under Section 7.2(b)(ii), enter into any letter of intent or agreement in principle or any agreement or understanding providing for any Acquisition Proposal; or

             (v)  except as permitted under Section 7.2(b)(ii), propose publicly or agree to any of the foregoing relating to an Acquisition Proposal.

        Notwithstanding the foregoing, prior to (but not after) the time (A) in the case of the Company, this Agreement is approved by the Company's stockholders pursuant to the Company Requisite Vote or (B) in the case of Parent, the Share Issuance is approved by Parent's stockholders pursuant to the

Parent Requisite Vote, as applicable, the Company's Board of Directors or Parent's Board of Directors, as applicable, may (1) provide information (including to potential debt or equity financing sources and potential asset purchasers and their respective potential debt and equity financing sources) in response to a request by a Person or Persons who has or have made a bona fide written Acquisition Proposal that was not initiated, solicited, facilitated or encouraged in violation of this Section 7.2 (a) if the Company or Parent, as applicable, receives from the Person or Persons so requesting the information an executed confidentiality agreement no more favorable in any material respect to such Person or Persons than the Parent Confidentiality Agreement is to Parent, provided that all such information is concurrently furnished to Parent and to the Asset Purchaser, or to the Company, as applicable, to the extent not previously furnished, in the same form provided to such Person or Persons (and/or its or their respective potential debt or equity financing sources and potential asset purchasers and their respective potential debt and equity financing sources); and/or (2) engage in discussions or negotiations with any Person or Persons who has or have made a bona fide written Acquisition Proposal that was not initiated, solicited, facilitated or encouraged in violation of this Section 7.2(a), if, in each case, the Board of Directors of the Company or Parent, as applicable, determines in good faith (after consultation with outside legal counsel and financial advisors) that failure to take this action would be inconsistent with its fiduciary duties under applicable Law; and in the case referred to in clause (2) above, if the Board of Directors of the Company or Parent, as applicable, determines in good faith that the Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal.

          (b)    Board of Directors Recommendation.

              (i)  The Board of Directors of the Company or Parent, as applicable, and each committee thereof will not:

              (A)  except as expressly permitted by this Section 7.2, withhold or withdraw the Company Recommendation or the Parent Recommendation, as applicable, or approve or recommend to the Company's stockholders or Parent's stockholders, as applicable, any Acquisition Proposal; or

              (B)  cause or permit the Company or Parent, as applicable, to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement for any Acquisition Proposal, other than a confidentiality agreement pursuant to Section 7.2(a).

             (ii)  Notwithstanding Section 7.2(b)(i), prior to (but not after) the time (A) in the case of the Company, this Agreement is approved by the Company's stockholders pursuant to the Company Requisite Vote or (B) in the case of Parent, the Share Issuance is approved by Parent's stockholders pursuant to the Parent Requisite Vote, as applicable, the Company's Board of Directors or Parent's Board of Directors, as applicable, may (1) withhold or withdraw the Company Recommendation or the Parent Recommendation, as applicable, if the Board of Directors of the Company or Parent, as applicable, determines in good faith (after consultation with its financial advisers and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law and (2) approve or recommend to the stockholders of the Company or Parent, as applicable, any Superior Proposal made after the date of this Agreement (this action, a "Superior Proposal Action") if the Board of Directors of the Company or Parent, as applicable, determines in good faith (after consultation with its financial advisers and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided that the Company's Board of Directors or Parent's Board of Directors, as applicable, may not take a Superior Proposal Action unless the Company or Parent, as applicable, has given Parent or the Company, as applicable, written notice of its Board of Directors' intention to take this action at least six business days prior to its Board of Directors' taking this action (it being understood that this intention or notice or the disclosure of either will not constitute a Company Adverse Recommendation Event entitling Parent to terminate this Agreement pursuant to Section 9.4(a) or a Parent Adverse Recommendation Event entitling the Company to terminate this Agreement pursuant to Section 9.3(a)). The Company or Parent, as applicable, agrees that (x) during the six-business day period prior to its taking any Superior Proposal Action, Parent and the Asset Purchaser or the Company, as applicable, will be permitted to propose to the Company or Parent, as applicable, revisions to the terms of the transactions contemplated by this Agreement, and Parent and the Asset Purchaser or the Company, as applicable, and their respective Representatives will, if requested by Parent and the Asset Purchaser or the Company, as applicable, negotiate in good faith with Parent and the Asset Purchaser or the Company, as applicable, and their respective Representatives regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Parent and the Asset Purchaser or the Company, as applicable, and (y) the Company or Parent, as applicable, may take any Superior Proposal Action with respect to an Acquisition Proposal that was a Superior Proposal only if it continues to be a Superior Proposal in light of any revisions to the terms of the transaction contemplated by this Agreement to which Parent and the Asset Purchaser or the Company, as applicable, have agreed prior to the expiration of such six-business day period.

          (c)    Certain Permitted Disclosure.    Nothing contained in this Section 7.2 will be deemed to prohibit the parties from complying with their disclosure obligations under applicable Law, including under Rules 14d-9, 14e-2 and 10b-5 of the Exchange Act, provided that neither the Company nor Parent, as applicable, shall withhold or withdraw the Company Recommendation or Parent Recommendation, as applicable, or approve or recommend any Acquisition Proposal other than in compliance with Section 7.2(b).

          (d)    Existing Discussions.    Each of the Company and Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons with respect to any Acquisition Proposal. Each of the Company and Parent will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of Section 7.2(a) of the obligations undertaken in this Section 7.2. Each of the Company and Parent will promptly request each Person that has previously executed a confidentiality agreement in connection with its consideration of acquiring the Company, Parent or any of their Subsidiaries or any other transaction the proposal of which would constitute an Acquisition Proposal to return or destroy all confidential information previously furnished to that Person by or on behalf of the Company, Parent or any of their respective Subsidiaries.

          (e)    Notice.    Each of the Company and Parent will promptly (and, in any event, within 36 hours) notify Parent and the Asset Purchaser or the Company, as applicable, orally and in writing, of any (i) inquiries, proposals or offers received after the date of this Agreement with respect to an Acquisition Proposal, (ii) request received after the date of this Agreement for non-public information from a Person who has made, or proposes to make, an Acquisition Proposal, or (iii) discussions or negotiations which are sought to be initiated or continued after the date of this Agreement by a Person who has made, or proposes to make, an Acquisition Proposal. In connection with this notice, the Company or Parent, as applicable, will indicate the name of the Person and the material terms and conditions of any Acquisition Proposal and thereafter will keep Parent and the Asset Purchaser or the Company, as applicable, informed, on a current basis, of the status and terms of any Acquisition Proposal (including any material amendments) and the status of any discussions or negotiations, including any change in the Company's or Parent's intentions, as applicable, as previously notified. Each of the Company and Parent will deliver to Parent and the Asset Purchaser or the Company, as applicable, a new notice with respect to each Acquisition

  Proposal that has been revised or modified and, prior to taking any Superior Proposal Action with respect to any revised or modified Acquisition Proposal, a new six-business day period will commence, for purposes of Section 7.2(b)(ii), from the time Parent and the Asset Purchaser or the Company, as applicable, receives the notice.

        7.3    Information Supplied.

           (a)  Parent and the Company will promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent will promptly prepare and file with the SEC the registration statement required to be filed in connection with the Share Issuance (including the joint proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "Registration Statement"). Parent will use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after this filing, and promptly thereafter, Parent and the Company will mail the Prospectus/Proxy Statement to their respective stockholders.

           (b)  The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement will, at the date of mailing to stockholders and at the times of the Company Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent will cause the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act.

        7.4    Stockholders Meetings.

          (a)   The Company will take, in accordance with applicable Law and its Charter and By-laws, all action necessary to duly call, give notice of, convene and hold a Company Stockholders Meeting as promptly as practicable after the Registration Statement is declared effective. Subject to Section 7.2(b)(ii), the Company's Board of Directors will recommend in the Prospectus/Proxy Statement and at the Company Stockholders Meeting that the holders of Company Shares approve this Agreement and the other transactions contemplated hereby and will take all lawful action to solicit such approval.

          (b)   Parent will take, in accordance with applicable Law and its Charter and By-laws, all action necessary to duly call, give notice of, convene and hold a Parent Stockholders Meeting as promptly as practicable after the Registration Statement is declared effective. Subject to Section 7.2(b)(ii), Parent's Board of Directors will recommend in the Prospectus/Proxy Statement and at Parent Stockholders Meeting that the holders of Parent Common Stock approve the Share Issuance and will take all lawful action to solicit such approval.

          (c)   The parties will cooperate in an effort to hold the Company Stockholders Meeting and the Parent Stockholders Meeting on the same day at the same time.

        7.5    Filings; Other Actions; Notification.    (a) Each of Parent and the Company will cooperate with each other and use, and will cause its respective Subsidiaries to use, their reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Laws to consummate and make effective the Merger and the Transactions as promptly as practicable after the date of this Agreement. Without limiting the foregoing, Parent and the Company will prepare and file, or cause to be prepared and filed, all documentation necessary or appropriate to effect all notices, reports and other filings required to be filed with any Governmental Entity or other third party and to obtain, as promptly as reasonably practicable after the date of this Agreement, all consents and approvals of Governmental Entities and other third parties necessary or appropriate in connection with the Transactions, and each of Parent and the Company will use its reasonable best efforts to obtain, as promptly as reasonably practicable after the date of this Agreement, all such consents and approvals (including the use of such efforts by the Company with respect to the Subsequent Merger, but only if Parent shall have provided notice to the Company of Parent's election that such efforts be so used). Except for actions permitted under Section 7.2 and Article IX, the Company and Parent will not take or permit any of their respective Subsidiaries to take any action that would reasonably be expected to prevent or materially delay the Merger, the obtaining of the Merger Regulatory Closing Consents, or the consummation of the Transactions.

              (i)  Prior to the Effective Time, neither Parent nor any of its Subsidiaries will enter into any agreement for the sale, transfer or other disposition of any of the public utilities owned by the Company or any of its Subsidiaries or announce or disclose any intention to enter into or effect any such agreement or transaction other than the Asset Sale Transactions, without the prior written consent of the Company.

             (ii)  Nothing in this Section 7.5(a) will require, or be construed to require, (A) the Company to agree or consent to the Company or any of its Subsidiaries taking or refraining from taking any action or engaging in or refraining from any conduct, or agreeing to any restriction, condition or conduct, with respect to any of the businesses, assets or operations of the Company or any of its Subsidiaries, if this action, restriction, condition or conduct would take effect prior to the Closing or is not conditioned on the Closing occurring, or (B) Parent to take or refrain from taking, or to cause any of its Subsidiaries (including the Post-Sale Company and its Subsidiaries) to take or refrain from taking, any action or to engage in any conduct, or to agree or consent to Parent, the Company or any of their respective Subsidiaries taking any action, or agreeing to any restriction, condition or conduct, with respect to any of the businesses, assets or operations of Parent, the Company or any of their respective Subsidiaries, if (1) the cumulative impact of these actions, restrictions, conditions and conduct relating to the Company or any of its Subsidiaries would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities (contingent or otherwise), business or results of operations of the Post-Sale Company and its Subsidiaries, taken as a whole, (2) the cumulative impact of these actions, restrictions, conditions and conduct relating to Parent or any of its Subsidiaries would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities (contingent or otherwise), business or results of operations of Parent and its Subsidiaries, taken as a whole, or (3) the cumulative impact of these actions, restrictions, conditions and conduct relating to the assets and partnership interests being transferred under the Asset Sale Agreement and the Partnership Interests Purchase Agreement would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities (contingent or otherwise), business or results of operations of such assets and partnership interests, considered together (each, a "Regulatory Material Adverse Effect"); it being understood that (X) any requirement for the divestiture of assets of Parent, the Post-Sale Company or any of the Subsidiaries of either may be taken into account in determining whether a Regulatory Material Adverse Effect would reasonably be expected to occur, and (Y) for purposes of determining whether a Regulatory Material Adverse Effect would reasonably be expected to occur both the positive and negative effects of any actions, conduct, restrictions and conditions, including any sale, divestiture, licensing, lease, disposition or change or proposed change in rates, will be taken into account.

            (iii)  To the extent permitted by Law, Parent and the Company will have the right to review in advance, and each will consult the other on, the form, substance and content of any filing to be made by Parent or the Company or any of their respective Subsidiaries with, or any other written materials submitted by any of them to, any third party and/or any Governmental Entity in connection with the Merger and the other Transactions (including the Registration Statement). To the extent permitted by Law each of Parent and the Company will provide the other with copies of all correspondence between it or any of its Subsidiaries (or its or their Representatives) and any Governmental Entity relating to the transactions contemplated by this Agreement and the transactions contemplated by the Asset Sale Agreement, and will use reasonable best efforts to ensure that all telephone calls and meetings with a Governmental Entity regarding the transactions contemplated by this Agreement will include Representatives of Parent and the Company.

            (iv)  To the extent permitted by Law, the Company will have the right to review in advance, and the Asset Purchaser will consult with the Company on, the form, substance and content of any filing to be made by the Asset Purchaser or any of its Subsidiaries with, or any other written materials submitted by any of them to, any third party and/or any Governmental Entity in connection with the Merger, the other transactions contemplated by this Agreement and the transactions contemplated by the Asset Sale Agreement. To the extent permitted by Law the Asset Purchaser will provide the Company with copies of all correspondence between the Asset Purchaser or any of its Subsidiaries (or its or their Representatives) and any Governmental Entity relating to the transactions contemplated by this Agreement and the transactions contemplated by the Asset Sale Transactions, and will use reasonable best efforts to ensure that all telephone calls and meetings with a Governmental Entity regarding the Asset Sale Transactions will include Representatives of the Company.

          (b)   To the extent permitted by Law, each of the Company, Parent and the Asset Purchaser will, upon request by any other, furnish the others with all information concerning itself, its Subsidiaries, directors, officers and stockholders, as the case may be, and those other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or the Asset Purchaser or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Transactions, including in connection with any registration statement to be filed by the Asset Purchaser with respect to obtaining the Asset Purchaser Financing.

          (c)   The Company shall use its reasonable best efforts in cooperation with Parent to obtain the authorizations necessary under section 305(a) of the Federal Power Act and sections 393.210 and 393.220, RSMo., to permit a portion of the proceeds of the Asset Sale Transactions to be used to pay the cash Merger Consideration. Parent acknowledges that its obligations under this Agreement, including its obligation to consummate the Merger and deposit (or cause to be deposited with the Exchange Agent) the cash to be paid to the stockholders of the Company in the Merger, are not conditioned upon or subject to receipt of these authorizations or of an alternate source of funds for payment of the cash Merger Consideration.

          (d)   The Company will use reasonable best efforts to furnish to Parent financial information regarding the Company and to assist Parent in preparing financial statements and pro forma financial information, in each case that in Parent's reasonable judgment may be required to be included in the Registration Statement and in any prospectus, offering memorandum or other offering document or materials that may be prepared in connection with any financing transactions undertaken by Parent on or prior to the Closing Date. The Company will use its commercially reasonable efforts to cause its independent auditors to deliver customary "comfort" letters in connection with any such financing transactions.

          (e)   Each of Parent, the Company and the Asset Purchaser will keep the others apprised of the status of matters relating to completion of the Merger, the other transactions contemplated hereby and the transactions contemplated by the Asset Sale Agreement and the Partnership Interests Purchase Agreement, including promptly furnishing the others with copies of (i) any notice or other communication received by Parent, the Company or the Asset Purchaser, as the case may be, or any of their respective Subsidiaries with respect to the Merger, the other transactions contemplated by this Agreement or Asset Sale Transactions regarding the occurrence or existence of (A) the breach in any material respect of a representation, warranty or covenant made by the other in this Agreement, (B) any fact, circumstance or event that would reasonably be expected to prevent or materially delay any condition precedent to any party's obligations from being satisfied, and/or (C) a Company Material Adverse Effect, Parent Material Adverse Effect or Asset Purchaser Material Adverse Effect; (ii) any notice or other communication (other than routine notices or communications in the ordinary course of business) from any Governmental Entity with respect to the transactions contemplated hereby; (iii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby. Each of Parent, the Company and the Asset Purchaser will promptly notify the others of (A) the commencement or, to the Knowledge of the Company, the Knowledge of Parent or the knowledge of the executive officers of the Asset Purchaser, threatened commencement of any material claims, suits, actions, charges or proceedings before any Governmental Entity or any arbitration against the Company, Parent, the Asset Purchaser or any of their respective Subsidiaries, (B) to the Knowledge of the Company, the Knowledge of Parent or the knowledge of the executive officers of the Asset Purchaser, the commencement of any investigations or formal or informal inquiries by any Governmental Entity against or relating to the Company, Parent, the Asset Purchaser or any of their respective Subsidiaries, (C) the commencement of any material internal investigations or the receipt of any material and reasonably credible whistle-blower complaints relating to the Company, Parent or the Asset Purchaser, or any of their respective Subsidiaries and (D) the entry of any material judgments, decrees, injunctions or orders of any Governmental Entity relating to the Company, Parent or the Asset Purchaser, or any of their respective Subsidiaries.

          (f)    The Asset Purchaser will keep the Company and Parent apprised of the status of matters relating to completion of the Asset Sale Transactions, including promptly furnishing the Company with copies of any notice or other communication received by the Asset Purchaser or any of its Subsidiaries from any third party and/or any Governmental Entity with respect to the Asset Sale Transactions.

          (g)   Each of Parent and the Company will use commercially reasonable efforts to cause to be delivered to the other and the other's directors a letter of its independent auditors, dated (i) the date on which the Registration Statement will become effective and (ii) the Closing Date, and addressed to the other and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (h)   The Company will cooperate with Parent and use, and will cause its Subsidiaries to use, commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part to enable Parent and Merger Sub to perform their obligations under the Transition Services Agreement.

          (i)    The Company agrees to take the rate actions contemplated by Section 7.5(i) of the Company Disclosure Letter, if and to the extent applicable.

        7.6    Access; Consultation.

          (a)   To the extent permitted by Law, upon reasonable notice, each of Parent and the Company will (and will cause its Subsidiaries to) afford the other and the other's Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, and permit such party to review its properties, books, contracts and records (including any amendments, modifications or supplements thereto) and, during such period, each will (and will cause its Subsidiaries to) furnish promptly to the other all information concerning its or any of its Subsidiaries' business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 7.6(a) will affect or be deemed to modify any representation or warranty made by any party hereunder; and provided, further, that the foregoing will not require a party to permit any inspection, or to disclose any information, that in such party's reasonable judgment would (i) result in the disclosure of any trade secrets of third parties, (ii) violate any of its obligations to a third party with respect to confidentiality if such party has sought to obtain the consent of such third party to any inspection or disclosure, or (iii) result in a waiver of attorney-client privilege.

          (b)   Notwithstanding anything herein to the contrary, neither Parent nor any of its Subsidiaries or Representatives will have the right to conduct environmental sampling or testing on any of the properties of the Company or its Subsidiaries prior to the Effective Time. All requests for information made pursuant to this Section 7.6 will be directed to an executive officer of the Company or Parent, as the case may be, or that Person as may be designated by any executive officer, as the case may be. All information shared by the parties and their respective Representatives will be subject to the Parent Confidentiality Agreement and subject to section 8.2 of the Asset Sale Agreement.

        7.7    Affiliates.    The Company will, prior to the Effective Time, deliver to Parent a list identifying all persons who, to the Knowledge of the Company, may be deemed as of the date of the Company Stockholders Meeting to be affiliates of the Company for purposes of Rule 145 under the Securities Act. The Company will use its reasonable best efforts to cause each person identified on such list to deliver to Parent, not later than five business days prior to Closing, a written agreement substantially in the form attached as Exhibit A.

        7.8    Stock Exchange Listing.    Parent will use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger and in respect of Company Options and Company Awards and other outstanding equity awards under the Company's stock-based plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

        7.9    Publicity.

          (a)   The initial press release with respect to the Transactions will be a press release issued by Parent, the Company, and the Asset Purchaser.

          (b)   The Company, Parent and the Asset Purchaser will consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Transactions and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect to the Transactions, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or any self-regulatory organization, and except any consultation that would not be reasonably practicable as a result of requirements of Law.

        7.10    Employee Matters.    (a) Parent will cause the Surviving Company to, and the Surviving Company will, honor all Company Compensation and Benefit Plans in accordance with their terms as in effect immediately before the Effective Time and Parent will cause the Surviving Company to, and the Surviving Company will, honor all changes to the Company Compensation and Benefit Plans required by applicable Law. Parent and the Surviving Company will, commencing at the Effective Time and extending through December 31 of the calendar year following the calendar year in which the Effective Time occurs, provide or cause to be provided to the Active Affected Employees (other than employees covered by a collective bargaining agreement) compensation and employee benefits (excluding (i) payments or benefits made by reason of the Merger and the other transactions contemplated by this Agreement, (ii) equity or equity based compensation and (iii) change in control or retention payments) that are no less favorable in the aggregate than provided to the Active Affected Employees immediately before the Closing Date; provided that in determining the timing, amount and terms and conditions of equity compensation and other incentive awards to be granted to the Active Affected Employees, Parent will, and will cause its Subsidiaries to, treat in a substantially similar manner Active Affected Employees and similarly situated other employees of Parent and its Subsidiaries (including by reason of job duties and years of service). Notwithstanding the foregoing, except as provided in this Agreement, nothing contained in this Agreement obligates Parent, the Surviving Company or any affiliate of either to (i) maintain any particular Company Compensation and Benefit Plan or (ii) retain the employment of any Active Affected Employee. However, Parent will, or will cause the Surviving Company to participate in Parent's severance plan following the Closing, in accordance with the terms of such plan, giving effect to the Active Affected Employees service with the Company and its affiliates. Parent shall continue to maintain such plan until at least December 31 of the year following the calendar year in which the Effective Time occurs.

          (b)   Parent agrees that, for purposes of determining eligibility to participate and vesting (but not for purposes of accrual of pension benefits) under the employee benefit plans, policies or arrangements of Parent and its affiliates providing benefits to any Active Affected Employees after the Effective Time, each Active Affected Employee will receive credit for his or her service with the Company and its affiliates before the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its affiliates have given credit for prior service) to the same extent that the Affected Employee was entitled, before the Effective Time, to credit for this service under any similar or comparable Company Compensation and Benefit Plans (except to the extent this credit would result in a duplication of accrual of benefits). In addition, if Active Affected Employees or their dependents are included in any medical, dental, health or other welfare benefit plan, program or arrangement (a "Successor Plan") other than the plan or plans in which they participated immediately prior to the Effective Time (a "Prior Plan"), each Active Affected Employee immediately will be eligible to participate, without any waiting time, in any and all Successor Plans and these Successor Plans will not include any restrictions, limitations or exclusionary provisions with respect to pre-existing conditions, exclusions, any actively-at-work requirements or any proof of insurability requirements (except to the extent these exclusions or requirements were applicable under any similar Prior Plan at the time of commencement of participation in such Successor Plan), and any eligible expenses incurred by any Active Affected Employee and his or her covered dependents during the portion of the plan year of the Prior Plan ending on the date of the Active Affected Employee's commencement of participation in the Successor Plan begins will be taken into account under the Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to the Active Affected Employee and his or her covered dependents for the applicable plan year as if these amounts had been paid in accordance with the Successor Plan.

          (c)   Parent will, or will cause the Surviving Company and its Subsidiaries to, honor the terms of any collective bargaining agreements to which the Company or any of its Subsidiaries is a party.

          (d)   Parent will or will cause the Surviving Company to, take all actions set forth in Section 7.10(d) of the Company Disclosure Letter.

        7.11    Expenses.    Except as set forth in Sections 9.5(b) and 9.5(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement will be paid by the party incurring such expense; provided that (a) the Company and Parent will each bear and pay one-half of the filing fees required to be paid in connection with the filings under the HSR Act of the pre-merger notification and report forms relating to the Merger and the costs and expenses incurred in connection with the printing and mailing of the Prospectus/Proxy Statement; (b) Parent will promptly upon request of the Company reimburse the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with its performance of its obligations under Sections 7.5(d) in connection with any prospectus, offering memorandum or other materials relating to a financing transaction undertaken as proposed to be undertaken by Parent; and (c) Parent and the Asset Purchaser will promptly upon request of the Company reimburse the Company for all reasonable out-of-pocket expenses incurred by the Company at the request of Parent or the Asset Purchaser, as the case may be, in connection with its performance of its obligations under Section 7.5(h), which expenses shall be paid (i) by Parent, in the case of expenses in connection with obligations, the cost of which would be borne by Parent pursuant to Section 2.1 of the Transition Services Agreement, or as requested by Parent, (ii) by the Asset Purchaser, in the case of expenses in connection with obligations, the cost of which would be borne by the Asset Purchaser pursuant to Section 2.1 of the Transition Services Agreement, or as requested by the Asset Purchaser and (iii) 50% by Parent and 50% by the Asset Purchaser, in the case of expenses in connection with obligations, the cost of which would be borne 50% by Parent and 50% by the Asset Purchaser pursuant to Section 2.2 of the Transition Services Agreement.

        7.12    Indemnification; Directors' and Officers' Insurance.    (a) From and after the Effective Time, Parent and the Surviving Company will, jointly and severally, indemnify and hold harmless, and provide advancement of expenses to, each Indemnified Party against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to their capacities as directors or officers of the Company or any of its Subsidiaries or as fiduciaries under Company Compensation and Benefit Plans (or trusts thereunder) at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, (i) to the same extent these individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to its Charter and By-Laws and indemnification agreements, if any, in existence on the date of this Agreement with, or for the benefit of, any of these individuals and (ii) without regard to the limitations in clause (i) above, to the fullest extent permitted by Law.

          (b)   Any Indemnified Party wishing to claim indemnification under Section 7.12(a), upon learning of any claim, action, suit, proceeding or investigation, will promptly notify Parent and the Surviving Company, but the failure to so notify shall not relieve Parent and the Surviving Company of any liability they may have to such Indemnified Party if such failure does not materially prejudice Parent or the Surviving Company, as the case may be. In the event of any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Company will have the right to assume the defense and the Surviving Company will not be liable to the Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnified Parties in connection with the defense, except that, if the Surviving Company elects not to assume the defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Company and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Company will pay all reasonable fees and expenses of this counsel for the Indemnified Parties promptly; provided, however, that the Surviving Company will be obligated pursuant to this Section 7.12(b) to pay for only one firm of counsel for all Indemnified Parties in any matter in any jurisdiction (unless there is a conflict of interest as provided above), (ii) the Indemnified Parties will cooperate in the defense of any matter and (iii) the Surviving Company will not be liable for any settlement effected without its prior written consent.

          (c)   Parent will cause the Surviving Company to, and the Surviving Company will, for a period of six years after the Effective Time, maintain D&O Insurance with coverage in amount and scope at least as favorable as the Company's D&O Insurance in effect as of the date of this Agreement; provided that if the D&O Insurance to be maintained during the six-year period expires, is terminated or cancelled, or if the annual premium therefor is increased to an amount in excess of 300% of the last annual premium paid by the Company for its D&O Insurance in effect as of the date of this Agreement as disclosed in Section 7.12(c) of the Company Disclosure Letter (this amount, the "Current Premium"), the Surviving Company will use its reasonable best efforts to obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 300% of the Current Premium; and provided, further, that in lieu of this coverage, Parent may substitute a prepaid "tail" policy for this coverage, which it may cause the Company to obtain prior to the Closing.

          (d)   If Parent or any of its successors or assigns (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving company or entity of the consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each case, proper provisions will be made so that the successors and assigns of Parent assume all of the obligations set forth in this Section 7.12.

          (e)   The provisions of this Section 7.12 are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

        7.13    Takeover Statute.    If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the parties and their Boards of Directors will grant those approvals and take those actions as are necessary so that these transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise will use reasonable best efforts to act to eliminate or minimize the effects of any Takeover Statute on these transactions.

        7.14    Control of the Company's or Parent's Operations.    Nothing contained in this Agreement gives Parent or the Company any rights to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

        7.15    Section 16(b).    The Boards of Directors of the Company and Parent will, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt from Section 16 of the Exchange Act (i) the disposition of Company Shares and "derivative securities" (as defined in Rule 16a-1(c) under the Exchange Act) with respect to Company Shares and (ii) the acquisition of Parent Common Stock and derivative securities with respect to Parent Common Stock, in each case, pursuant to the terms of this Agreement by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees or directors of the Company who may become officers or directors of Parent subject to the reporting requirements of Section 16(a) of the Exchange Act.

ARTICLE VIII

CONDITIONS

        8.1    Conditions to Each Party's Obligation to Effect the Merger.    The obligation of each party to effect the Merger is subject to the satisfaction or waiver by the Company and Parent at or prior to the Closing of each of the following conditions:

          (a)    Stockholder Approval.    This Agreement will have been duly approved by holders of Company Shares constituting the Company Requisite Vote, and the Share Issuance will have been duly approved by the holders of shares of Parent Common Stock constituting the Parent Requisite Vote.

          (b)    NYSE Listing.    The shares of Parent Common Stock issuable to the Company stockholders pursuant to the Merger will have been authorized for listing on the NYSE, upon official notice of issuance.

          (c)    Orders and Laws.    No applicable Law prohibiting consummation of the Merger shall be in effect, except where the violation of Law resulting from the consummation of the Merger would not reasonably be expected to have an impact (other than an insignificant impact) on the Post-Sale Company or Parent; and no court of competent jurisdiction in the United States will have issued any restriction, order or injunction (whether temporary, preliminary or permanent) that is in effect and enjoins consummation of the Merger (collectively, "Orders").

          (d)    Merger Regulatory Closing Consents.    All Merger Regulatory Closing Consents (including expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act) will have been obtained and will have become Final Orders and such Final Orders will not impose terms or conditions that would be reasonably expected to result in a Regulatory Material Adverse Effect.

          (e)    Registration Statement.    The Registration Statement will have become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect.

          (f)    Asset Sale Closing.    The closing of the Asset Sale Transactions shall have occurred.

        8.2    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company and the Asset Purchaser set forth in this Agreement will be true and correct when made and as of the Closing Date (except to the extent that any representation and warranty expressly speaks as of a specific date, in which case the representation and warranty must only be true and correct as of the specific date), except where the failure of the representations and warranties to be so true and correct (read for purposes of this Section 8.2(a) without giving effect to any materiality, Company Material Adverse Effect or Asset Purchaser Material Adverse Effect qualification in any such representation or warranty) has not had and would not reasonably be likely to have a Company Material Adverse Effect or an Asset Purchaser Material Adverse Effect.

          (b)    Performance of Obligations of the Company and Asset Purchaser.    The Company and the Asset Purchaser will have performed in all material respects all obligations required to be performed by them under this Agreement.

          (c)    Officers' Certificates.    Parent will have received at the Closing (i) a certificate signed on behalf of the Company by an executive officer of the Company to the effect that the conditions regarding the Company set forth in Sections 8.2(a) and 8.2(b) have been satisfied, and (ii) a certificate signed on behalf of the Asset Purchaser by an executive officer of the Asset Purchaser to the effect that the conditions regarding the Asset Purchaser set forth in Sections 8.2(a) and 8.2(b) have been satisfied.

          (d)    Company Material Adverse Effect.    Since the date of this Agreement, no Company Material Adverse Effect will have occurred and be continuing.

        8.3    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct when made and as of the Closing Date (except to the extent that any representation and warranty expressly speaks as of a specific date, in which case the representation and warranty must only be true and correct as of the specific date), except where the failure of the representations and warranties to be so true and correct (read for purposes of this Section 8.3(a) without giving effect to any materiality or Parent Material Adverse Effect qualification in any such representation or warranty) has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub will have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c)    Officers' Certificates.    The Company will have received at the Closing a certificate signed on behalf of Parent by an executive officer of Parent to the effect that the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied.

          (d)    Parent Material Adverse Effect.    Since the date of this Agreement, no Parent Material Adverse Effect will have occurred and be continuing.

        8.4    Invoking Certain Provisions.    Any party seeking to claim that a condition to its obligation to effect the Merger has not been satisfied by reason of the fact that a Company Material Adverse Effect, a Parent Material Adverse Effect or Regulatory Material Adverse Effect has occurred or would be reasonably expected to occur or result will have the burden of proof to establish that occurrence or expectation.

ARTICLE IX

TERMINATION

        9.1    Termination by Mutual Consent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approvals by stockholders of the Company and Parent referred to in Section 8.1(a), by mutual written consent of the Company, Parent and the Asset Purchaser, by action of their respective Boards of Directors.

        9.2    Termination by Either Parent or the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (a) the Merger has not been consummated by the first anniversary of the date of this Agreement (the "Termination Date"); provided that if Parent or the Company determines that additional time is necessary to obtain any of the Material Company Regulatory Consents, the Material Parent Regulatory Consents, the Required Regulatory Approvals (as defined in the Asset Sale Agreement) or the Required Regulatory Approvals (as defined in the Partnership Interest Purchase Agreement), or if all of the conditions to Parent's obligations to consummate the Merger shall have been satisfied or shall be then capable of being satisfied (other than the condition set forth in Section 8.1(f)), the Termination Date may be extended by Parent or the Company from time to time by written notice to the other party up to a date not beyond 18 months after the date of this Agreement, any of which dates shall thereafter be deemed to be the Termination Date; (b) the approval of this Agreement by the Company's stockholders required by Section 8.1(a) will not have been obtained at a duly convened Company Stockholders Meeting at which a vote upon this Agreement was taken; (c) the approval of Parent's stockholders necessary to approve the issuance of Parent Common Stock required to be issued pursuant to the Merger as required by Section 8.1(a) will not have been obtained at a duly convened Parent Stockholders Meeting at which a vote on such issuance was taken; (d) any Order of a court in the United States permanently enjoining consummation of the Merger will have become final and non-appealable; or (e) the Asset Sale Agreement or the Partnership Interests Purchase Agreement is terminated in accordance with its terms; provided that the right to terminate this Agreement pursuant to this Section 9.2 will not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that will have proximately contributed to the failure of the Merger to be consummated.

        9.3    Termination by the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company if:

          (a)   prior to the receipt of the approval of Parent's stockholders satisfying the condition set forth in Section 8.1(a), the Board of Directors of Parent (i) publicly withholds or withdraws, or publicly proposes to withhold or withdraw, the Parent Recommendation, (ii) fails to reaffirm the Parent Recommendation within fifteen business days of receipt of the Company's written request at any time when an Acquisition Proposal shall have been made and not rejected by the Board of Directors of Parent, provided that such fifteen-business-day period shall be extended for fifteen business days following any material modification to such Acquisition Proposal occurring after the receipt of the Company's written request and provided, further, that such fifteen-business-day period shall recommence each time an Acquisition Proposal has been made following the receipt of the Company's written request by a Person that had not made an Acquisition Proposal prior to the receipt of the Company's written request, or (iii) approves or recommends, or publicly proposes to approve or recommend, or authorizes Parent to enter into a binding agreement reflecting, any Acquisition Proposal (any of the foregoing, a "Parent Adverse Recommendation Event");

          (b)   prior to the receipt of the approval of the Company's stockholders satisfying the condition set forth in Section 8.1(a), the Board of Directors of the Company approves a Superior Proposal in accordance with Section 7.2(b)(ii) and authorizes the Company to enter into a binding written agreement with respect to that Superior Proposal and, in connection with the termination of this Agreement and entering into the agreement reflecting the Superior Proposal, pays to Parent and the Asset Purchaser in immediately available funds the Company Termination Fee required to be paid by Section 9.5(b); or

          (c)   there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any representation or warranty of Parent will have become untrue after the date of this Agreement, so that Section 8.3(a) or 8.3(b) would not be satisfied and this breach or failure to be true is not curable or, if curable, is not curable by the Termination Date (as the same may be extended).

        9.4    Termination by Parent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Parent if:

          (a)   prior to the receipt of the approval of the Company's stockholders satisfying the condition set forth in Section 8.1(a), the Board of Directors of the Company (i) publicly withholds or withdraws, or publicly proposes to withhold or withdraw, the Company Recommendation, (ii) fails to reaffirm the Company Recommendation within fifteen business days of receipt of Parent's written request at any time when an Acquisition Proposal shall have been made and not rejected by the Board of Directors of the Company, provided that such fifteen-business-day period shall be extended for fifteen business days following any material modification to such Acquisition Proposal occurring after the receipt of Parent's written request and provided, further, that such fifteen-business-day period shall recommence each time an Acquisition Proposal has been made following the receipt of Parent's written request by a Person that had not made an Acquisition Proposal prior to the receipt of Parent's written request, or (iii) approves or recommends, or publicly proposes to approve or recommend, or authorizes the Company to enter into a binding agreement reflecting, any Acquisition Proposal (any of the foregoing, a "Company Adverse Recommendation Event");

          (b)   prior to the receipt of the approval of Parent's stockholders satisfying the condition set forth in Section 8.1(a), the Board of Directors of Parent approves a Superior Proposal in accordance with Section 7.2(b)(ii) and authorizes Parent to enter into a binding written agreement with respect to that Superior Proposal and, in connection with the termination of this Agreement and entering into the agreement reflecting the Superior Proposal, pays to the Company in immediately available funds the Parent Termination Fee required to be paid by Section 9.5(c); or

          (c)   there has been a material breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any representation or warranty of the Company will have become untrue after the date of this Agreement, so that Section 8.2(a) or 8.2(b) would not be satisfied and this breach or failure to be true is not curable or, if curable, is not curable by the Termination Date (as the same may be extended).

        9.5    Effect of Termination and Abandonment.    (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, this Agreement (other than as set forth in this Section 9.5 and Section 10.1) will become void and of no effect with no liability on the part of any of Parent, Merger Sub, the Company and the Asset Purchaser (or of any of their respective Representatives); provided that such termination will not relieve any of such Persons from any liability for damages to any other party (and/or the stockholders of the Company pursuant to Section 10.8) resulting from any prior breach of this Agreement, the Asset Sale Agreement or the Partnership Interests Purchase Agreement which is (i) material and (ii) willful or knowing, or from any obligation to pay, if applicable, the fees in accordance with Section 9.5(b) or Section 9.5(c). Notwithstanding anything to the contrary in this Agreement or provided for under any applicable Law, no party hereto will, in any event, be liable to any other party, in contract, in tort or otherwise, for any consequential, incidental, indirect, special, or punitive damages of such other party or Persons represented by such other party, whether or not the possibility of such damages has been disclosed to such other party or Persons represented by such other party in advance or could have been reasonably foreseen by such other party or Persons represented by such other party. The preceding sentence shall not limit the right of any party to seek "benefit of the bargain" damages for a breach of this Agreement or specific performance or other equitable remedy as provided in Section 10.11, provided that the right of any party or Persons represented by such party to seek any of such remedies is not an admission by the other party that, under the circumstances, any such remedies are proper remedies, and provided, further, that the party against whom any such remedy is sought may not claim that the awarding of "benefit of the bargain" damage is prohibited by virtue of the restriction against liability for consequential, incidental, indirect, special or punitive damage contained in this Section 9.5(a).

          (b)   If this Agreement is terminated by the Company pursuant to Section 9.3(b) or by Parent pursuant to Section 9.4(a), then the Company will, immediately upon termination, pay into a joint bank account in the names of Parent and the Asset Purchaser the Company Termination Fee, by wire transfer of same day funds. If (i) this Agreement is terminated pursuant to Section 9.2(a), 9.2(b) or 9.4(c), (ii) following the date hereof and prior to such termination, there shall have been made to the Company or its stockholders, or publicly announced, a bona fide Company Covered

  Proposal, and (iii) prior to the date that is nine months following the date of such termination, any Person shall have acquired a majority of the Company's outstanding stock, or a Company Covered Proposal is consummated or a binding agreement for a Company Covered Proposal is entered into by the Company or any of its Subsidiaries, then the Company will, immediately upon such acquisition of the Company's stock or upon consummation of a Company Covered Proposal, pay into a joint account in the names of Parent and the Asset Purchaser the Company Termination Fee, by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent, Merger Sub and the Asset Purchaser would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amount due pursuant to this Section 9.5(b), and, in order to obtain this payment, Parent, Merger Sub or the Asset Purchaser commences a suit which results in a judgment against the Company for the fee set forth in this Section 9.5(b), the Company will pay to Parent, Merger Sub and the Asset Purchaser their respective costs and expenses (including attorneys' fees) in connection with this suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date the payment should have been made. Any amounts due under this Section 9.5(b) shall be in addition to any other damages to which Parent, Merger Sub or the Asset Purchaser may be entitled.

          (c)   If this Agreement is terminated by Parent pursuant to Section 9.4(b) or by the Company pursuant to Section 9.3(a), then Parent will, immediately upon termination, pay to the Company the Parent Termination Fee, by wire transfer of same day funds. If (i) this Agreement is terminated pursuant to Section 9.2(a), 9.2(c) or 9.3(c), (ii) following the date hereof and prior to such termination, there shall have been made to Parent or its stockholders, or publicly announced, a bona fide Parent Covered Proposal, and (iii) prior to the date that is nine months following the date of such termination, any Person shall have acquired a majority of Parent's outstanding stock, or a Parent Covered Proposal is consummated or a binding agreement for a Parent Covered Proposal is entered into by Parent or any of its Subsidiaries, then Parent will, immediately upon such acquisition of Parent's stock or upon consummation of a Parent Covered Proposal, pay the Company the Parent Termination Fee, by wire transfer of same day funds. Parent acknowledges that the agreements contained in this Section 9.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails to pay promptly the amount due pursuant to this Section 9.5(c), and, in order to obtain this payment, the Company commences a suit which results in a judgment against Parent for the fee set forth in this Section 9.5(c), Parent will pay to the Company its costs and expenses (including attorneys' fees) in connection with this suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date the payment should have been made. Any amounts due under this Section 9.5(c) shall be in addition to any other damages to which the Company may be entitled.

ARTICLE X

MISCELLANEOUS AND GENERAL

        10.1    Survival.    None of the covenants or agreements of Parent, the Company, Merger Sub or the Asset Purchaser contained in this Agreement will survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time. This Article X (other than Section 10.2 (Modification or Amendment), Section 10.3 (Waiver of Conditions) and Section 10.12 (Assignment)) and the agreements of the parties contained in Section 7.11 (Expenses) and Section 9.5 (Effect of Termination and Abandonment) will survive the termination of this Agreement. Except as specified in the prior two sentences, all representations, warranties, covenants and agreements in this Agreement will not survive the Effective Time or the termination of this Agreement.

        10.2    Modification or Amendment.    Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be modified or amended, by written agreement executed and delivered by duly authorized officers of Parent, Merger Sub and the Company and, to the extent that such modification or amendment modifies or amends the rights or obligations of the Asset Purchaser in a manner adverse to the Asset Purchaser, the Asset Purchaser.

        10.3    Waiver of Conditions.    (a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party (Parent, the Company, Merger Sub or the Asset Purchaser) against whom the waiver is to be effective.

          (b)   No failure or delay by Parent, the Company, Merger Sub or the Asset Purchaser in exercising any right, power or privilege hereunder will operate as a waiver of any such provision nor in any way affect the validity of this Agreement or any part hereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

        10.4    Counterparts.    This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement, it being understood that all of the parties need not sign the same counterpart.

        10.5    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL

          (a)   THIS AGREEMENT WILL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF RULES THEREOF. The parties hereby irrevocably submit exclusively to the jurisdiction of the State of Delaware and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and each of Parent, the Company, Merger Sub and Asset Purchaser irrevocably agrees that all claims with respect to such action or proceeding will be heard and determined in Delaware state court. Each of Parent, the Company, Merger Sub and Asset Purchaser hereby consents to and grants any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.6 or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

          (b)   EACH OF PARENT, THE COMPANY, MERGER SUB AND ASSET PURCHASER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF PARENT, THE COMPANY, MERGER SUB AND ASSET PURCHASER CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE,

  AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

        10.6    Notices.    Notices, requests, instructions or other documents to be given under this Agreement must be in writing and will be deemed given (a) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (b) when delivered, if delivered personally to the intended recipient, and (c) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

    if to Parent or Merger Sub

      Great Plains Energy Incorporated
      1201 Walnut Street
      Kansas City, Missouri 64106
      Attention: Mark G. English
      General Counsel and Assistant Secretary Fax: (816) 556-2418

    with a copy (which shall not constitute notice) to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      Four Times Square
      New York, New York 10036
      Attention: Nancy A. Lieberman
      Morris J. Kramer Fax: (212) 735-2000

    if to Asset Purchaser

      Black Hills Corporation
      625 Ninth Street
      Rapid City, South Dakota 57701
      Attention: Steven J. Helmers
      General Counsel Fax: (605) 721-2550

    with a copy (which shall not constitute notice) to:

      Morgan, Lewis & Bockius LLP
      300 South Grand Avenue, Suite 2200
      Los Angeles, California 90071
      Attention: Richard A. Shortz
      Ingrid A. Myers Fax: (213) 612-2501

    if to the Company

      Aquila, Inc.
      20 West Ninth Street
      Kansas City, Missouri 64105
      Attention: Christopher M. Reitz
      General Counsel and Corporate Secretary Fax: (816) 467-9611

    with a copy (which shall not constitute notice) to:

      Fried, Frank, Harris, Shriver & Jacobson LLP
      One New York Plaza
      New York, New York 10004
      Attention: Arthur Fleischer, Jr.
      Stuart Katz
      Philip Richter Fax: (212) 859-4000

or to those other persons or addresses as may be designated in writing by the party to receive the notice as provided above.

        10.7    Entire Agreement.    This Agreement, the Asset Sale Agreement, the Partnership Interests Purchase Agreement, the Transition Services Agreement, the Parent Confidentiality Agreement, the Asset Purchaser Confidentiality Agreement, the Letter of Intent, the Company Disclosure Letter, the Parent Disclosure Letter and the Asset Purchaser Disclosure Letter, and any other ancillary documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among Parent, Merger Sub, the Company and the Asset Purchaser, with respect to the subject matter of this Agreement. For greater clarification, the Asset Sale Agreement and the Partnership Interests Purchase Agreement contain the terms and conditions upon which the Company and Parent have agreed to sell, and the Asset Purchaser has agreed to acquire, the utility properties and partnership interests described in the Asset Sale Agreement and the Partnership Interests Purchase Agreement and the schedules and exhibits thereto.

        10.8    No Third Party Beneficiaries.    This Agreement is not intended to, and does not, confer upon any Person other than Parent, the Company, Merger Sub and Asset Purchaser any rights or remedies hereunder, except for the right of the Company, on behalf of its stockholders, to pursue damages in the event of Parent's or Merger Sub's breach of this Agreement which is (i) material and (ii) willful or knowing, which right is hereby acknowledged and agreed by Parent and Merger Sub and except as provided in Section 7.12.

        10.9    Obligations of Parent, the Company and the Asset Purchaser.    Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause that Subsidiary to take this action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement will be deemed to include an undertaking on the part of the Company to cause that Subsidiary to take this action and, after the Effective Time, on the part of the Surviving Company to cause that Subsidiary to take this action. Whenever this Agreement requires a Subsidiary of Asset Purchaser to take any action, such requirement will be deemed to include an undertaking on the part of Asset Purchaser to cause such Subsidiary to take this action.

        10.10    Severability.    The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, and will not affect the validity or enforceability or the other provisions hereof in any other jurisdiction. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not, subject to clause (a), be affected by the invalidity or unenforceability, except as a result of any substitution, nor will the invalidity or unenforceability affect the validity or enforceability of the provision, or its application, in any other jurisdiction.

        10.11    Specific Performance.    Each of Parent, Merger Sub, the Company and Asset Purchaser acknowledges and agrees that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy. Each of Parent, Merger Sub, the Company and Asset Purchaser accordingly agrees that, in addition to other remedies, the parties will be entitled to enforce the terms of this Agreement by decree of specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief or other equitable remedy against any breach or threatened breach hereof.

        10.12    Assignment.    This Agreement is not assignable by operation of law or otherwise without the prior consent of all the other parties. Any assignment in contravention of the preceding sentence will be null and void. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

AQUILA, INC.
By:	/s/ RICHARD C. GREEN
	Name:	Richard C. Green
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors
GREAT PLAINS ENERGY INCORPORATED
By:	/s/ MICHAEL J. CHESSER
	Name:	Michael J. Chesser
	Title:	Chairman of the Board and Chief Executive Officer
GREGORY ACQUISITION CORP.
By:	/s/ TERRY BASSHAM
	Name:	Terry Bassham
	Title:	President
BLACK HILLS CORPORATION
By:	/s/ DAVID R. EMERY
	Name:	David R. Emery
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

Exhibit A

FORM OF AFFILIATE AGREEMENT

                        , 200[    •    ]

Great Plains Energy Incorporated
1201 Walnut Street
Kansas City, Missouri 64106

        Ladies and Gentlemen:

        I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Aquila, Inc., a Delaware corporation (the "Company"), as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

        Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 6, 2007 (as it may be amended, supplemented or modified from time to time, the "Merger Agreement"), among the Company, Great Plains Energy Incorporated, a Missouri corporation ("Parent"), Gregory Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub") and Black Hills Corporation, a South Dakota corporation, Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

        I have been advised that the issuance of the Parent Common Stock pursuant to the Merger will be registered with the Commission under the Securities Act on a Registration Statement. I have also been advised, however, that since I may be deemed to be an affiliate of the Company at the time the Merger Agreement is submitted to a vote of the stockholders of the Company, my ability to sell, assign or transfer any Parent Common Stock that I receive in exchange for any Company Shares pursuant to the Merger may be restricted unless such sale, assignment or transfer is registered under the Securities Act or an exemption from such registration is available. I understand that such exemptions are limited and I have obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Securities Act.

        I hereby represent and warrant to and covenant with Parent that I will not sell, assign or transfer any shares of Parent Common Stock except (i) pursuant to an effective registration statement under the Securities Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 (and otherwise in accordance with Rule 144 under the Securities Act, if I am an affiliate of Parent and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Commission reasonably satisfactory to Parent, is not required to be registered under the Securities Act. In the event of a sale of shares of Parent Common Stock pursuant to Rule 145, I will supply Parent with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as Parent may otherwise reasonably request.

        I understand that, except as set forth in the Merger Agreement, Parent is under no obligation to register the sale, assignment, transfer or other disposition of the shares of Parent Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

        Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

A-1-1

        This letter agreement constitutes the complete understanding between Parent and me concerning the subject matter hereof. This letter agreement will be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to contracts to be performed wholly in the State of New York.

        If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

Very truly yours,

Name:

Accepted this                day
of                         , 200[    •    ].

GREAT PLAINS ENERGY INCORPORATED
By:
Name:
Title:

A-1-2

Annex B

Asset Purchase Agreement

by and among

Aquila, Inc.,

Black Hills Corporation,

Great Plains Energy Incorporated

and

Gregory Acquisition Corp.

Dated: February 6, 2007

B-i

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF BUYER		B-29
6.1.	Organization	B-29
6.2.	Authority Relative to this Agreement	B-29
6.3.	Consents and Approvals; No Violation	B-29
6.4.	Fees and Commissions	B-30
6.5.	Financing	B-30
6.6.	No Other Agreements	B-31
6.7.	No Other Representations and Warranties	B-31
ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		B-31
7.1.	Organization	B-31
7.2.	Authority Relative to this Agreement	B-31
7.3.	Consents and Approvals; No Violation	B-31
7.4.	Merger Agreement	B-32
7.5.	No Other Representations and Warranties	B-32
7.6.	Fees and Commissions	B-32
7.7.	No Other Agreements	B-32
ARTICLE VIII. COVENANTS OF THE PARTIES		B-33
8.1.	Conduct of Business	B-33
8.2.	Access to Information	B-36
8.3.	Expenses	B-38
8.4.	Further Assurances; Regulatory Filings; Consents and Approvals	B-39
8.5.	Procedures with Respect to Certain Agreements and Other Assets	B-41
8.6.	Public Statements	B-44
8.7.	Tax Matters	B-44
8.8.	Employees and Employee Benefits	B-45
8.9.	Eminent Domain; Casualty Loss	B-50
8.10.	Transitional Use of Signage and Other Materials Incorporating Seller's Name or other Logos	B-51
8.11.	Litigation Support	B-51
8.12.	Audit Assistance	B-51
8.13.	Notification of Customers	B-52
8.14.	Financing	B-52
8.15.	Document Delivery	B-52
8.16.	Surveys' Title Insurance, Estoppel Certificates, and Non-Disturbance Agreements	B-53
8.17.	Post-Closing Release of Encumbrances and Transfer of Purchased Assets	B-53
8.18.	Shared Code Licenses	B-53
ARTICLE IX. CONDITIONS TO CLOSING		B-54
9.1.	Conditions to Each Party's Obligations to Effect the Closing	B-54
9.2.	Conditions to Obligations of Buyer	B-54
9.3.	Conditions to Obligations of Seller	B-55
9.4.	Invoking Certain Provisions	B-55
ARTICLE X. TERMINATION AND OTHER REMEDIES		B-56
10.1.	Termination	B-56
10.2.	Procedure and Effect of Termination	B-57
10.3.	Payment of Termination Fee	B-57
10.4.	Remedies upon Termination	B-57

B-ii

ARTICLE XI. MISCELLANEOUS PROVISIONS		B-58
11.1.	Survival	B-58
11.2.	Amendment and Modification	B-58
11.3.	Waiver of Compliance	B-58
11.4.	Notices	B-58
11.5.	Assignment	B-59
11.6.	No Third Party Beneficiaries	B-60
11.7.	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL	B-60
11.8.	Severability	B-61
11.9.	Specific Performance	B-61
11.10.	Entire Agreement	B-61
11.11.	Bulk Sales or Transfer Laws	B-61
11.12.	No Consequential Damages	B-61
11.13.	Counterparts	B-61

B-iii

EXHIBITS AND SCHEDULES

Exhibit 1.1-A	Form of Assignment and Assumption Agreement
Exhibit 1.1-B	Form of Assignment of Easements
Exhibit 1.1-C	Form of Bill of Sale
Exhibit 8.8(d)(ii)(C)	Pension Matters
Schedule 1.1-A	Business Activities
Schedule 1.1-B	Business Employees
Schedule 1.1-C	Buyer Required Regulatory Approvals
Schedule 1.1-D	Central or Shared Functions
Schedule 1.1-E	Seller Required Regulatory Approvals
Schedule 1.1-F	Seller's Knowledge
Schedule 1.1-G	Material Adverse Effect Events or Conditions
Schedule 2.1(a)	Real Property
Schedule 2.1(d)	Tangible Personal Property
Schedule 2.1(n)	Other Assets
Schedule 2.2(l)	Retained Agreements
Schedule 3.1(a)	Capital Expenditures Budget
Schedule 3.1(b)	Reference Balance Sheet
Schedule 3.1(c)	Reference Working Capital
Schedule 5.3	Seller's Consents and Approvals
Schedule 5.5(a)	Selected Balance Sheet Information
Schedule 5.5(b)	Division Income Statement Information
Schedule 5.6	Material Adverse Effect
Schedule 5.7	Transactions Outside the Ordinary Course of Business
Schedule 5.8	Title
Schedule 5.9	Real Property Leases
Schedule 5.10(a)-1	Sufficiency of Environmental Permits
Schedule 5.10(a)-2	Environmental Permits
Schedule 5.10(b)	Environmental Notices
Schedule 5.10(c)	Hazardous Material Releases
Schedule 5.11	Labor Matters
Schedule 5.12(a)	Employee Benefit Plans
Schedule 5.12(d)	Administrator or Fiduciary Non-Compliance
Schedule 5.12(g)	Retiree Health and Welfare Benefits
Schedule 5.13(a)	Certain Contracts and Arrangements
Schedule 5.13(b)	Franchises
Schedule 5.14	Legal Proceedings and Orders
Schedule 5.22	Financial Hedges
Schedule 6.3	Buyer's Consents and Approvals
Schedule 7.3	Consents
Schedule 8.1	Conduct of Business
Schedule 8.5(d)	Shared Agreements
Schedule 8.8(d)(ii)(D)	Covered Individuals
Schedule 8.8(d)(ii)-A	Other Plan Participants

B-iv

ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (this "Agreement"), is made as of February 6, 2007 by and among Aquila, Inc., a Delaware corporation ("Seller"), Black Hills Corporation, a South Dakota corporation ("Buyer"), Great Plains Energy Incorporated, a Missouri corporation ("Parent"), and Gregory Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

RECITALS

        WHEREAS, Seller has entered into an Agreement and Plan of Merger dated February 6, 2007 (the "Merger Agreement") with Buyer, Parent and Merger Sub which, among other things, provides for the merger of Merger Sub with and into Seller (the "Merger") immediately after the Closing.

        WHEREAS, Seller, as the general partner of a Delaware limited partnership to be formed to hold the electric utility business operated by Seller in Colorado ("Electric Opco"), and of a Delaware limited partnership to be formed to hold the gas utility business operated by Seller in Colorado ("Gas Opco"), Aquila Colorado, LLC, a Delaware limited liability company ("Limited Partner") and a wholly-owned subsidiary of Seller, which will be the limited partner of Electric Opco and of Gas Opco, Parent, Merger Sub and Buyer have entered into a Partnership Interests Purchase Agreement (the "Partnership Interests Purchase Agreement") of even date herewith whereby Buyer shall purchase all of the partnership interests of Electric Opco and Gas Opco, each of which shall be formed by Seller to hold the assets related to Seller's electric utility business and gas utility business, respectively, in Colorado.

        WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Purchased Assets, upon the terms and conditions set forth in this Agreement.

        NOW THEREFORE, in consideration of the Parties' respective covenants, representations, warranties, and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.
DEFINITIONS

        1.1.    Definitions.

        (a)    As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a):

        "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        "Affiliated Group" means any affiliated group within the meaning of Code section 1504(a) or any similar group defined under a similar provision of Law.

        "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement to be executed and delivered by Seller and Buyer at Closing, in the form of Exhibit 1.1-A.

        "Assignment of Easements" means the form of Assignment of Easements set forth on Exhibit 1.1-B.

        "Bill of Sale" means the bill of sale to be executed and delivered by Seller at the Closing, in the form of Exhibit 1.1-C.

        "Business" means, collectively, (i) the Natural Gas Businesses, and (ii) the activities described on Schedule 1.1-A.

        "Business Agreements" means any contract, agreement, real or personal property lease, commitment, understanding, or instrument (other than the Retained Agreements and the Shared Agreements) to which Seller is a party or by which it is bound that either (i) is listed or described on Schedule 5.9, Schedule 5.11, Schedule 5.13(a), or Schedule 5.13(b), or (ii) relates principally to the Business or the Purchased Assets, and if entered into after the date hereof (and is not a renewal, extension or amendment of an agreement in effect on the date hereof), is entered into in accordance with the terms of this Agreement.

        "Business Day" means any day other than Saturday, Sunday, and any day which is a legal holiday or a day on which banking institutions in New York, New York are authorized by Law to close.

        "Business Employees" means (i) the employees of Seller set forth on Schedule 1.1-B, which shall include all of Seller's employees whose place of employment is at Seller's locations in Iowa, Kansas and Nebraska, other than employees of Seller whose place of employment is at Seller's locations in Kansas principally related to Seller's electric utility business in Kansas, (ii) any persons who are hired by Seller after the date hereof for the Business, other than persons hired after the date hereof to perform Central or Shared Functions, and (iii) other than for purposes of ARTICLE V and Section 8.1, those Central or Shared Function Employees that Buyer and Parent agree Buyer may offer employment to prior to the Closing and that accept employment with Buyer.

        "Buyer Pension Plan" means one or more defined benefit plans within the meaning of section 3(35) of ERISA that are (i) maintained or to be established or maintained by Buyer, and (ii) qualified under section 401(a) of the Code.

        "Buyer Required Regulatory Approvals" means (i) the filings by Seller, Buyer and Parent required by the HSR Act in connection with the transactions contemplated by this Agreement, the Partnership Interests Purchase Agreement and the Merger Agreement, and the expiration or earlier termination of all waiting periods under the HSR Act, and (ii) the approvals set forth on Schedule 1.1-C.

        "Buyer's Representatives" means Buyer's accountants, employees, counsel, environmental consultants, surveyors, financial advisors, and other representatives.

        "Central or Shared Functions" means any of the business functions set forth on Schedule 1.1-D.

        "Central or Shared Function Employees" means any current or former employee of Seller or its Subsidiaries whose employment is (or was immediately prior to termination) principally related to Central or Shared Functions.

        "Claims" means any and all civil, criminal, administrative, regulatory, or judicial actions or causes of action, suits, petitions, proceedings (including arbitration proceedings), investigations, hearings, demands, demand letters, claims, or notices of noncompliance or violation delivered by any Governmental Entity or other Person.

        "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        "COBRA Continuation Coverage" means the continuation of medical coverage required under sections 601 through 608 of ERISA, and section 4980B of the Code.

        "Code" means the Internal Revenue Code of 1986.

        "Colorado Assets" means the assets principally related to and used in the Colorado Business and included in the assets to be purchased by Buyer pursuant to the Partnership Interests Purchase Agreement.

        "Colorado Business" means the electric utility business and the gas utility business operated by Seller in Colorado and such other business activities of Seller in Colorado included in the definition of "Business" in the Partnership Interests Purchase Agreement.

        "Confidentiality Agreement" means the Confidentiality Agreement, dated July 11, 2006 between Seller and Buyer.

        "Corporate Employees" means any current employee of Seller or its Subsidiaries and any employee of Seller or its Subsidiaries hired after the date hereof and before the Closing Date, including such employees who are Central or Shared Function Employees, other than (i) Business Employees or Transferred Employees, (ii) any current employee of Seller or its Subsidiaries, and any employee of Seller or its Subsidiaries hired after the date hereof and before the Closing Date, for Seller's electric utility operations in Missouri and Kansas, and (iii) any retirees of Seller or any of its Subsidiaries and any employee of Seller or its Subsidiaries who retires between the date hereof and the Closing Date.

        "Documents" means all files, documents, instruments, papers, books, reports, tapes, data, records, microfilms, photographs, letters, ledgers, journals, title commitments and policies, title abstracts, surveys, customer lists and information, regulatory filings, operating data and plans, technical documentation (such as design specifications, functional requirements, and operating instructions), user documentation (such as installation guides, user manuals, and training materials), marketing documentation (such as sales brochures, flyers, and pamphlets), Transferred Employee Records, and other similar materials related principally to the Business, the Purchased Assets, or the Assumed Obligations, in each case whether or not in electronic form; provided, that "Documents" does not include: (i) information which, if provided to Buyer, would violate any applicable Law or Order or the Governing Documents of Seller or any of its Affiliates, (ii) bids, letters of intent, expressions of interest, or other proposals received from others in connection with the transactions contemplated by this Agreement or otherwise and information and analyses relating to such communications, (iii) any information, the disclosure of which would jeopardize any legal privilege available to Seller or any of its Affiliates relating to such information or would cause Seller or any of its Affiliates to breach a confidentiality obligation by which it is bound (provided, that in the case of any items that would be Documents but for a confidentiality obligation, Seller will use its reasonable best efforts at Buyer's request to obtain a waiver of such obligation), (iv) any valuations or projections of or related to the Business, the Purchased Assets, or the Assumed Obligations (other than any such valuations and projections prepared in conjunction with any past, present or future regulatory filings, whether or not the same was actually filed with the regulatory authority, and customary studies, reports, and similar items prepared by or on behalf of Seller for the purposes of completing, performing, or executing unperformed service obligations, Easement relocation obligations, and engineering and construction required to complete scheduled construction, construction work in progress, and other capital expenditure projects, in each case related principally to the Business and the Purchased Assets), (v) any information management systems of Seller (but not including electronic data principally related to the Business, the Purchased Assets or the Assumed Obligations), and (vi) any rights, information, or other matters to the extent used for or on the Internet, including any web pages or other similar items.

        "Encumbrances" means any mortgages, pledges, liens, claims, charges, security interests, conditional and installment sale agreements, Preferential Purchase Rights, activity and use limitations, easements, covenants, encumbrances, obligations, limitations, title defects, deed restrictions, and any other restrictions of any kind, including restrictions on use, transfer, receipt of income, or exercise of any other attribute of ownership.

        "Environment" means all or any of the following media: soil, land surface and subsurface strata, surface waters (including navigable waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including the air within buildings and the air within other natural or man-made structures above or below ground), plant and animal life, and any other natural resource.

        "Environmental Claims" means any and all Claims (including any such Claims involving toxic torts or similar liabilities in tort, whether based on negligence or other fault, strict or absolute liability, or any other basis) relating in any way to any Environmental Laws or Environmental Permits, or arising from the presence, Release, or threatened Release (or alleged presence, Release, or threatened Release) into the Environment of any Hazardous Materials, including any and all Claims by any Governmental Entity or by any Person for enforcement, cleanup, remediation, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation, or injunctive relief pursuant to any Environmental Law or for any property damage or personal or bodily injury (including death) or threat of injury to health, safety, natural resources, or the Environment.

        "Environmental Laws" means all Laws relating to pollution or the protection of human health, safety, the Environment, or damage to natural resources, including Laws relating to Releases and threatened Releases or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Endangered Species Act, 16 U.S.C. § 1531 et seq.; the National Environmental Policy Act, 42 U.S.C. § 4321, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; Atomic Energy Act, 42 U.S.C. § 2014 et seq.; Nuclear Waste Policy Act, 42 U.S.C. § 10101 et seq.; and their state and local counterparts or equivalents, all as amended from time to time, and regulations issued pursuant to any of those statutes.

        "Environmental Permits" means all permits, certifications, licenses, franchises, approvals, consents, waivers or other authorizations of Governmental Entities issued under or with respect to applicable Environmental Laws and used or held by Seller for the operation of the Business.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any Person that, together with Seller, would be considered a single employer under section 414(b), (c), or (m) of the Code.

        "ERISA Case" means the litigation captioned In re Aquila, Inc. ERISA Litigation, Case No. 04-cv-00865 (DW), filed in the United States District Court for the Western District of Missouri and any similar Claims relating to the causes of action in such litigation.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Exchange Agent" means any exchange agent appointed in connection with the transactions contemplated by the Merger Agreement.

        "FERC" means the Federal Energy Regulatory Commission.

        "FERC Accounting Rules" means the requirements of FERC with respect to and in accordance with the Uniform System of Accounts established by FERC.

        "Final Regulatory Order" means, with respect to a Required Regulatory Approval, an Order granting such Required Regulatory Approval that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which any waiting period prescribed by applicable Law before the transactions contemplated by this Agreement may be consummated has expired (but without the requirement for expiration of any applicable rehearing or appeal period).

        "GAAP" means United States generally accepted accounting principles as of the date hereof.

        "Good Utility Practice" means any practices, methods, standards, guides, or acts, as applicable, that (i) are generally accepted in the region during the relevant time period in the natural gas utility industry, (ii) are commonly used in prudent utility engineering, construction, project management, and operations, or (iii) would be expected if the Natural Gas Businesses were to be conducted in a manner consistent with Laws and Orders applicable to the Natural Gas Businesses in each Territory and as a whole, and the objectives of reliability, safety, environmental protection, economy, and expediency. Good Utility Practice includes acceptable practices, methods, or acts generally accepted in the region, and is not limited to the optimum practices, methods, or acts to the exclusion of all others.

        "Governing Documents" of a Person means the articles or certificate of incorporation and bylaws, or comparable governing documents, of such Person.

        "Governmental Entity" means the United States of America and any other federal, state, local, or foreign governmental or regulatory authority, department, agency, commission, body, court, or other governmental entity.

        "Hazardous Material" means (i) any chemicals, materials, substances, or wastes which are now or hereafter defined as or included in the definition of "hazardous substance," "hazardous material," "hazardous waste," "solid waste," "toxic substance," "extremely hazardous substance," "pollutant," "contaminant," or words of similar import under any applicable Environmental Laws; (ii) any petroleum, petroleum products (including crude oil or any fraction thereof), natural gas, natural gas liquids, liquefied natural gas or synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas), or oil and gas exploration or production waste, polychlorinated biphenyls, asbestos-containing materials, mercury, and lead-based paints; and (iii) any other chemical, material, substances, waste, or mixture thereof which is prohibited, limited, or regulated by Environmental Laws.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Income Tax" means any Tax based upon, measured by, or calculated with respect to (i) net income, profits, or receipts (including capital gains Taxes and minimum Taxes) or (ii) multiple bases (including corporate franchise and business license Taxes) if one or more of the bases on which such Tax may be based, measured by, or calculated with respect to is described in clause (i), in each case together with any interest, penalties, or additions to such Tax.

        "Independent Accounting Firm" means any independent accounting firm of national reputation mutually appointed by Buyer and Parent.

        "IUB" means the Iowa Utilities Board.

        "KCC" means the Kansas Corporation Commission.

        "Law" means any statutes, regulations, rules, ordinances, codes, and similar acts or promulgations of any Governmental Entity.

        "Loss" or "Losses" means losses, liabilities, damages, obligations, payments, costs, and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith).

        "Material Adverse Effect" means any event, effect, change or development that, individually or in the aggregate, (i) other than for purposes of Section 9.2(e), prevents or materially delays or impairs the ability of Seller to consummate the transactions contemplated herein; or (ii) is materially adverse to the financial condition, properties, assets, liabilities (contingent or otherwise), business, or results of operation of the Business and the Purchased Assets, together with the Colorado Business and the Colorado Assets, taken as a whole, in each case excluding any effect on, change in, or development caused by, or event, effect or development resulting from, or arising out of, (A) factors generally affecting the economy, financial markets, capital markets, or commodities markets, except to the extent the Business and the Purchased Assets, together with the Colorado Business and Colorado Assets, taken as a whole, are adversely affected in a substantially disproportionate manner as compared to similarly situated companies; (B) factors, including changes in Law, generally affecting any industry or any segment of any industry in which the Business operates, except to the extent the Business and the Purchased Assets, together with the Colorado Business and Colorado Assets, taken as a whole, are adversely affected in a substantially disproportionate manner as compared to similarly situated participants in such industry or such segment of such industry; (C) the execution, announcement or performance of this Agreement, the Partnership Interests Purchase Agreement or the Merger Agreement, including, in each case, the impact thereof on relationships, contractual or otherwise, with Governmental Entities, customers, suppliers, licensors, distributors, partners or employees; (D) the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostility or terrorism, other than any matter or event occurring in the geographic region served by the Business and the Purchased Assets, together with the Colorado Business and Colorado Assets, taken as a whole; (E) any event, circumstance or condition disclosed in Schedule 1.1-G; and (F) any action taken by Seller or any of its Subsidiaries with Buyer's written consent referring to this subsection (F).

        "Natural Gas Businesses" means the natural gas utility businesses conducted by Seller serving customers in the Territories.

        "Non-Permitted Encumbrances" means (i) Encumbrances securing or created by or in respect of any of the Excluded Liabilities (other than Excluded Liabilities that are included in the "Assumed Obligations" under the Partnership Interests Purchase Agreement); (ii) statutory liens for material delinquent Taxes, or material delinquent assessments, other than such Taxes or assessments that will become an Assumed Obligation pursuant to Section 2.3 (or will become an "Assumed Obligation" pursuant to the Partnership Interests Purchase Agreement); and (iii) Encumbrances that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; provided that, in determining if any Encumbrances would individually or in the aggregate reasonably be expected to have a Material Adverse Effect for purposes of clause (iii) of this definition, the following Encumbrances will be excluded: (A) mechanics', carriers', workers', repairers', landlords', and other similar liens arising or incurred in the ordinary course of business relating to obligations to which there is no default on the part of Seller, (B) pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance, or other social security legislation), (C) zoning, entitlement, restriction, and other land use and environmental regulations by Governmental Entities that do not materially interfere with the present use of the Purchased Assets, (D) any Encumbrance set forth in any state, local, or municipal franchise or governing ordinance, or any franchise or other agreement entered into by Seller in connection with any such ordinance, under which any portion of the Business is conducted, (E) all rights of condemnation, eminent domain, or other similar rights of any Person, or (F) such other Encumbrances (including requirements for consent or notice in respect of assignment of any rights) that do not materially interfere with Buyer's use of the Purchased Assets for the Business, and do not secure indebtedness or the payment of the deferred purchase price of property (except for Assumed Obligations hereunder or that are included in the "Assumed Obligations" under the Partnership Interests Purchase Agreement).

        "NPSC" means the Nebraska Public Service Commission.

        "Order" means any order, judgment, writ, injunction, decree, directive, or award of a court, administrative judge, or other Governmental Entity acting in an adjudicative or regulatory capacity, or of an arbitrator with applicable jurisdiction over the subject matter.

        "Party" means Buyer or Seller, or Buyer, Seller, Parent or Merger Sub, as indicated by the context, and "Parties" means Buyer and Seller, or Buyer, Seller, Parent and Merger Sub, as indicated by the context.

        "Permits" means all permits, certifications, licenses, franchises, approvals, consents, waivers or other authorizations of Governmental Entities issued under or with respect to applicable Laws or Orders and used or held by Seller for the operation of the Business, other than Environmental Permits.

        "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or Governmental Entity.

        "Preferential Purchase Rights" means rights of any Person (other than rights of condemnation, eminent domain, or other similar rights of any Person) to purchase or acquire any interest in any of the Purchased Assets, including rights that are conditional upon a sale of any Purchased Assets or any other event or condition.

        "Prime Rate" means, for any day, the per annum rate of interest quoted by Citibank, N.A. as its prime rate.

        "Regulatory Order" means an Order issued by the KCC, IUB or NPSC, as applicable, or FERC, that affects or governs the rates, services, or other utility operations of the Business.

        "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the Environment.

        "Required Regulatory Approvals" means the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals.

        "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933.

        "Seller Disclosure Schedule" means, collectively, all Schedules other than Schedule 1.1-C and Schedule 6.3.

        "Seller Marks" means the names "Aquila," "Aquila Networks," "Energy One," "Service Guard," "UtiliCorp," "Peoples Natural Gas," "West Plains Energy," "Kansas Public Service," and any derivative of any of the foregoing, and any related, similar, and other trade names, trademarks, service marks, and logos of Seller, and any domain names incorporating any of the foregoing.

        "Seller Pension Plan" means the Aquila, Inc. Retirement Income Plan, as amended from time to time.

        "Seller Required Regulatory Approvals" means (i) the filings by Seller, Buyer and Parent required by the HSR Act in connection with the transactions contemplated by this Agreement, the Partnership Interests Purchase Agreement and the Merger Agreement, and the expiration or earlier termination of all waiting periods under the HSR Act, and (ii) the approvals set forth on Schedule 1.1-E.

        "Seller SEC Filings" means forms, statements, reports, schedules and other documents required to be filed or furnished by Seller with or to the SEC pursuant to applicable Laws and policies since January 1, 2005.

        "Seller's Knowledge," or words to similar effect, means the actual knowledge of the persons set forth in Schedule 1.1-F.

        "Seller's Representatives" means Seller's accountants, employees, counsel, environmental consultants, financial advisors, and other representatives.

        "Shared Code" means all computer software applications, programs and interfaces, including source and object code therefor, owned by Seller immediately prior to the Closing. "Shared Code" shall not include any computer software applications, programs or interfaces, or any part thereof, owned by any third party.

        "Subsidiary," when used in reference to a Person, means any Person of which outstanding securities or other equity interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such Person are owned or controlled directly or indirectly by such first Person.

        "Tax" and "Taxes" means all taxes, charges, fees, levies, penalties, or other assessments imposed by any foreign or United States federal, state, or local taxing authority, including income, excise, property, sales, transfer, franchise, license, payroll, withholding, social security, or other taxes (including any escheat or unclaimed property obligations), including any interest, penalties, or additions attributable thereto.

        "Tax Affiliate" of a Person means a member of that Person's Affiliated Group and any other Subsidiary of that Person which is a partnership or is disregarded as an entity separate from that Person for Tax purposes.

        "Tax Return" means any return, report, information return, or other document (including any related or supporting information) required to be supplied to any Governmental Entity with respect to Taxes.

        "Termination Fee" means an amount equal to the costs and expenses incurred by Buyer in connection with the transactions contemplated in this Agreement, the Merger Agreement and the Partnership Interests Purchase Agreement, prior to the date of termination of this Agreement, in any event not to exceed $15,000,000.

        "Territories" means the service territories of Seller's gas utility businesses in Iowa, Kansas and Nebraska.

        "Transferred Employee Records" means the following records relating to Transferred Employees: (i) skill and development training records and resumes, (ii) seniority histories, (iii) salary and benefit information, (iv) Occupational, Safety and Health Administration medical reports, (v) active medical restriction forms, and (vi) job performance reviews and applications; provided that such records will not be deemed to include any record which Seller is restricted by Law, Order, or agreement from providing to Buyer.

        "Transition Services Agreement" means the Transition Services Agreement, dated the date hereof, among Buyer, Parent and Merger Sub.

        "WARN Act" means the Worker Adjustment Retraining and Notification Act of 1988, as amended.

        (b)    In addition, each of the following terms has the meaning specified in the Exhibit or Section set forth opposite such term:

Term	Reference
Accounts Payable	Section 2.3(f)
Actual Capital Expenditures	Section 3.1(b)
Actual Working Capital	Section 3.1(b)
Adjusted Section 4044 Amount	Exhibit 8.8(d)(ii)(C)
Adjustment Amount	Section 3.1(b)
Adjustment Dispute Notice	Section 3.2(c)
Agreement	Preamble
Allocated Rights and Obligations	Section 8.5(d)
Applicable Period	Section 8.8(d)(ii)(E)
Applicable Preferential Purchase Right	Section 8.9(c)
Assumed Environmental Liabilities	Section 2.3(g)
Assumed Obligations	Section 2.3
Base Price	Section 3.1(a)
Benefit Plan	Section 5.12(a)
Buyer	Preamble
Buyer Financing	Section 6.5(a)
Buyer Financing Commitments	Section 6.5(b)
Buyer Pension Plan Trust	Exhibit 8.8(d)(ii)(C)
CB Transferred Employees	Section 8.8(a)
Capital Expenditures	Section 3.1(b)
Capital Expenditures Budget	Section 3.1(b)
Closing	Section 4.1
Closing Date	Section 4.1
Closing Payment Amount	Section 3.2(a)
Collective Bargaining Agreement	Section 5.11
Confidential Business Information	Section 8.2(c)
Confidential Information	Section 8.2(b)
Contingent Purchased Assets	Section 8.5(f)(ii)
Correct Purchase Price	Section 3.2(d)
Covered Individuals	Section 8.8(d)(ii)(D)
Current Retirees	Section 8.8(d)(ii)(D)

Customer Notification	Section 8.13
Division Income Statement Information	Section 5.5(b)
Easements	Section 8.5(a)
Electric Opco	Recitals
Excluded Assets	Section 2.2
Excluded Liabilities	Section 2.4
Final Purchase Price	Section 3.2(e)
Financial Hedge	Section 8.5(c)
Franchises	Section 5.13(b)
Gas Opco	Recitals
Initial Transfer Amount	Exhibit 8.8(d)(ii)(C)
Initial Transfer Date	Exhibit 8.8(d)(ii)(C)
Interim Period	Section 8.5(f)(ii)
Lease Buy-Out Amount	Section 3.1(b)
Limited Partner	Recitals
Locals	Section 8.8(c)
Merger	Recitals
Merger Agreement	Recitals
Methodologies	Section 3.1(b)
New CBA	Section 8.8(c)
Non-CB Transferred Employees	Section 8.8(a)
Other Arrangements	Section 8.5(d)
Other Plan Participants	Exhibit 8.8(d)(ii)(C)
Parent	Preamble
Partnership Interests Purchase Agreement	Recitals
Post-Retirement Welfare Benefits	Section 8.8(d)(ii)(D)
Proposed Adjustment Amount	Section 3.2(b)
Proposed Adjustment Statement	Section 3.2(b)
Proposed Purchase Price	Section 3.2(b)
Purchase Price	Section 3.1(a)
Purchased Assets	Section 2.1
Qualifying Offer	Section 8.8(a)
Real Property	Section 2.1(a)

Reduction Amount	Exhibit 8.8(d)(ii)(C)
Reference Balance Sheet	Section 3.1(b)
Reference Capital Expenditures	Section 3.1(b)
Reference Working Capital	Section 3.1(b)
Regulatory Material Adverse Effect	Section 8.4(e)
Retained Agreements	Section 2.2(l)
Savings Plan	Section 8.8(d)(ii)(E)
Section 4044 Amount	Exhibit 8.8(d)(ii)(C)
Selected Balance Sheet Information	Section 5.5(a)
Seller	Preamble
Seller Pension Plan Trust	Exhibit 8.8(d)(ii)(C)
Severance Compensation Agreements	Section 2.1(h)
Shared Agreements	Section 8.5(d)
Straddle Period Taxes	Section 8.7(b)
Substitute Arrangements	Section 8.5(d)
Successor Collective Bargaining Agreement	Section 5.11
Termination Date	Section 10.1(b)
Transfer Taxes	Section 8.7(a)
Transferable Environmental Permits	Section 2.1(i)
Transferable Permits	Section 2.1(g)
Transferred Employee	Section 8.8(a)
Transition Committee	Section 8.1(b)
True-Up Amount	Exhibit 8.8(d)(ii)(C)
True-Up Date	Exhibit 8.8(d)(ii)(C)
Unrecovered Purchased Gas Adjustments	Section 3.1(b)
Working Capital	Section 3.1(b)

        1.2.    Other Definitional and Interpretive Matters.    Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

        (a)    Calculation of Time Period.    When calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day.

        (b)    Dollars.    Any reference in this Agreement to "dollars" or "$" means U.S. dollars.

        (c)    Exhibits and Schedules.    Unless otherwise expressly indicated, any reference in this Agreement to an "Exhibit" or a "Schedule" refers to an Exhibit or Schedule to this Agreement. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein are defined as set forth in this Agreement.

        (d)    Gender and Number.    Any reference in this Agreement to gender includes all genders, and the meaning of defined terms applies to both the singular and the plural of those terms.

        (e)    Headings.    The provision of a Table of Contents, the division of this Agreement into Articles, Sections, and other subdivisions, and the insertion of headings are for convenience of reference only and do not affect, and will not be utilized in construing or interpreting, this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

        (f)    References.    References to any agreement, instrument or other document means that agreement, instrument or other document as amended, modified or supplemented from time to time, including by waiver or consent, and all attachments thereto and instruments incorporated therein.

        (g)    "Herein."    The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement (including the Schedules and Exhibits to this Agreement) as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

        (h)    "Including."    The word "including" or any variation thereof means "including, without limitation" and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

        (i)    "To the extent."    The words "to the extent" when used in reference to a liability or other matter, means that the liability or other matter referred to is included in part or excluded in part, with the portion included or excluded determined based on the portion of such liability or other matter exclusively related to the subject.

        (j)    "Principally in the Business."    With reference to assets owned by Seller, and liabilities of Seller, which are used by, in, or for, or relate to, the Business, the phrases "principally in the Business," "principally for the Business," and other statements of similar import will be construed to refer to assets or liabilities that are: (A) specifically listed in a Schedule setting forth Purchased Assets or Assumed Obligations; or (B) otherwise are devoted principally to (or in the case of liabilities, are related principally to) the Business other than Excluded Assets and Excluded Liabilities.

        1.3.    Joint Negotiation and Preparation of Agreement.    The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by the Parties hereto and no presumption or burden of proof favoring or disfavoring any Party will exist or arise by virtue of the authorship of any provision of this Agreement.

ARTICLE II.

PURCHASE AND SALE

        2.1.    The Sale.    Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Seller will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller, subject to all Encumbrances except for Non-Permitted Encumbrances, all of Seller's right, title, and interest in, to, and under the real and personal property, tangible or intangible, principally related to the Business, including as described below, as the same exists at the Closing (and, as applicable and as permitted or contemplated hereby, or as Buyer and Parent agree, with such additions and eliminations of assets as shall occur from the date hereof through the Closing), except to the extent that such assets are Excluded Assets (collectively, the "Purchased Assets"):

        (a)    Seller's real property and real property interests located in Iowa, Kansas (other than real property or real property interests principally related to Seller's electric utility business in Kansas) and Nebraska, including (i) as described on Schedule 2.1(a), (ii) buildings, structures, other improvements, and fixtures located thereon, (iii) all rights, privileges, easements and appurtenances thereto, the leasehold and subleasehold interests under the leases described on Schedule 5.9, (iv) the Easements to be conveyed at the Closing pursuant to Section 8.5(a), and (v) any installation, facility, plant (including any manufactured gas plant), or site (including any manufactured gas plant site) described on Schedule 2.1(a) that (A) at the Closing is operated, owned, leased, or otherwise under the control of or attributed to any of Seller or the Business, and (B) is located in the Territories (collectively, the "Real Property");

        (b)    the accounts receivable and inventories owned by Seller and principally related to the Business, and other similar or related items principally related to the Business;

        (c)    the Documents;

        (d)    the machinery, equipment, vehicles, furniture, pipeline system, natural gas distribution assets, and other tangible personal property owned by Seller and used principally in the Business, including the vehicles and equipment listed on Schedule 2.1(d) to be attached to the Agreement prior to July 1, 2007, and all warranties against manufacturers or vendors relating thereto;

        (e)    the Business Agreements and the Franchises;

        (f)    the Allocated Rights and Obligations to the extent transferred to Buyer pursuant to Section 8.5(d);

        (g)    the Permits, in each case to the extent the same are assignable (the "Transferable Permits");

        (h)    the severance compensation agreements, if any, between Seller and the Business Employees, as applicable (the "Severance Compensation Agreements");

        (i)    the Environmental Permits, including those listed on Schedule 5.10(a)-2, in each case to the extent the same are assignable (the "Transferable Environmental Permits");

        (j)    in addition to the claims, rights and proceeds described in Section 2.1(r), to the extent (i) Seller has received any insurance proceeds from settlements with insurance providers prior to the date hereof relating to costs to clean-up any Real Property as required under any Environmental Laws, including any manufactured gas plant sites acquired by Buyer pursuant to this Agreement, and (ii) such clean-up costs have not been incurred prior to the Closing Date, a pro-rata share of such proceeds to be allocated to the Real Property based upon the estimated clean-up costs of all similar sites of Seller covered by such proceeds;

        (k)    any refund or credit related to Taxes paid by or on behalf of Seller for which Buyer is liable pursuant to Section 8.7, whether such refund is received as a payment or as a credit against future Taxes payable;

        (l)    Claims and defenses of Seller to the extent such Claims or defenses arise principally with respect to the Purchased Assets or the Assumed Obligations, provided that any such Claims and defenses will be assigned to Buyer without warranty or recourse;

        (m)    assets transferred pursuant to Section 8.8;

        (n)    any other assets owned by Seller and set forth on Schedule 2.1(n);

        (o)    assets included in the FERC Accounts upon which the Selected Balance Sheet Information was prepared;

        (p)    any credits, benefits, emissions reductions, offsets and allowances with respect to any Environmental Laws purchased by or granted or issued to Seller for use by or with respect to the Business or the Purchased Assets;

        (q)    any other assets of Seller used principally in the Business; and

        (r)    any claims or rights under or proceeds of Seller's insurance policies to the extent related to the Business, the Purchased Assets or the Assumed Obligations, including claims, rights or proceeds contemplated by Section 8.9(b).

        2.2.    Excluded Assets.    The Purchased Assets do not include any property or assets of Seller not described in Section 2.1 and, notwithstanding any provision to the contrary in Section 2.1 or elsewhere in this Agreement, the Purchased Assets do not include the following property or assets of Seller (all assets excluded pursuant to this Section 2.2, the "Excluded Assets"):

        (a)    cash, cash equivalents, and bank deposits;

        (b)    certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and any other debt or equity interest in any Person;

        (c)    properties and assets principally used in or for the conduct of the electric utility business conducted by Seller in the States of Colorado, Kansas or Missouri, or the gas utility business conducted by Seller in the State of Colorado;

        (d)    except as set forth in Section 2.1(k), any refund or credit related to Taxes paid by or on behalf of Seller, whether such refund is received as a payment or as a credit against future Taxes payable;

        (e)    funds, letters of credit and other forms of credit support that have been deposited by Seller as collateral to secure Seller's obligations;

        (f)    all books, records, or the like other than the Documents;

        (g)    any assets that have been disposed of in the ordinary course of business or otherwise in compliance with this Agreement prior to Closing;

        (h)    except as expressly provided in Section 2.1(d) and Section 2.1(l), all of the Claims or causes of action of Seller against any Person;

        (i)    except as included on Schedule 2.1(n), assets used for performance of the Central or Shared Functions;

        (j)    except as provided in Section 2.1(j), Section 2.1(l) and Section 2.1(r), all insurance policies, and rights thereunder, including any such policies and rights in respect of the Purchased Assets or the Business;

        (k)    the rights of Seller arising under or in connection with this Agreement, any certificate or other document delivered in connection herewith, and any of the transactions contemplated hereby and thereby;

        (l)    all (i) agreements and contracts set forth on Schedule 2.2(l) to be attached to the Agreement prior to July 1, 2007 (the "Retained Agreements"), (ii) Shared Agreements (except to the extent provided by Section 8.5(d)), and (iii) other agreements and contracts not included in the Business Agreements and Franchises;

        (m)    all software, software licenses, information systems, management systems, and any items set forth in or generally described in subparts (i) through (vi) of the definition of "Documents" in Section 1.1(a) other than the software and related assets set forth on Schedule 2.1(n); and

        (n)    any assets of any Benefit Plan, except as otherwise provided in Section 8.8.

        2.3.    Assumed Obligations.    On the Closing Date, Buyer will deliver to Seller the Assignment and Assumption Agreement pursuant to which Buyer will assume and agree to discharge all of the debts, liabilities, obligations, duties, and responsibilities of Seller of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown, or matured or unmatured, or of any other nature, to the extent incurred either prior to or after the Closing, and principally related to the Purchased Assets or the Business, including those obligations and liabilities set forth in the Selected Balance Sheet Information, other than Excluded Liabilities (the "Assumed Obligations"), in accordance with the respective terms and subject to the respective conditions thereof, including the following liabilities and obligations:

        (a)    all liabilities and obligations of Seller under the Business Agreements, the Severance Compensation Agreements, the Transferable Permits, the Transferable Environmental Permits, the Preferential Purchase Rights assigned to Buyer pursuant to Section 8.9(c), the Allocated Rights and Obligations transferred to Buyer pursuant to Section 8.5(d), and any other agreements or contractual rights assigned to Buyer pursuant to the terms of this Agreement;

        (b)    all liabilities and obligations of Seller with respect to customer deposits, customer advances for construction and other similar items related principally to the Business or the Purchased Assets;

        (c)    all liabilities and obligations relating to unperformed service obligations, Easement relocation obligations, and engineering and construction required to complete scheduled construction, construction work in progress, and other capital expenditure projects, in each case related principally to the Business and outstanding on or arising after the Closing;

        (d)    all liabilities and obligations associated with the Purchased Assets or the Business in respect of Taxes for which Buyer is liable pursuant to Section 8.7;

        (e)    all liabilities and obligations for which Buyer is responsible pursuant to Section 8.8;

        (f)    all trade accounts payable and other accrued and unpaid current expenses in respect of goods and services incurred by or for the Business to the extent attributable to the period prior to the Closing (the "Accounts Payable");

        (g)    (i) all Environmental Claims, and (ii) all liabilities, obligations and demands arising under, in respect of, or relating to past, present, and future Environmental Laws, existing, arising, or asserted with respect to the Business or the Purchased Assets, whether before, on, or after the Closing Date (the "Assumed Environmental Liabilities"). For avoidance of doubt, the Assumed Environmental Liabilities include all liabilities and obligations (including liabilities and obligations based upon the presence, Release, or threatened Release of Hazardous Materials) of Seller directly or indirectly relating to, caused by, or arising in connection with the operation, ownership, use, or other control of or activity at or relating to any installation, facility, plant (including any manufactured gas plant), or site

(including any manufactured gas plant site) that at the Closing is, or at any time prior to the Closing was, (i) operated, owned, leased, or otherwise under the control of or attributed to any of Seller, the Business, or any predecessor in interest of Seller or the Business, and (ii) located in the Territories or any areas previously served by the Business or any predecessor of the Business; provided, however, that the Assumed Environmental Liabilities do not include any such liabilities, obligations, Environmental Claims, or demands in respect of real property that is both (A) owned or leased by Seller as of the date of this Agreement, and (B) not included in the Purchased Assets; and

        (h)    all liabilities and obligations of Seller or Buyer arising before, on or after the Closing Date (i) under any Regulatory Orders applicable to the Business or the Purchased Assets, or (ii) imposed on Buyer or the Purchased Assets or Business in connection with any Required Regulatory Approval.

        2.4.    Excluded Liabilities.    Buyer does not assume and will not be obligated to pay, perform, or otherwise discharge any of the following liabilities or obligations (collectively, the "Excluded Liabilities"):

        (a)    any liabilities or obligations of Seller to the extent related to any Excluded Assets;

        (b)    any liabilities or obligations of Seller in respect of indebtedness for borrowed money or the deferred purchase price of property;

        (c)    any liabilities or obligations in respect of Taxes of Seller or any Tax Affiliate of Seller, or any liability of Seller for unpaid Taxes of any Person under Treasury regulation section 1.1502-6 (or similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise, except for Taxes for which Buyer is liable pursuant to Section 8.7;

        (d)    any and all liabilities arising in connection with the ERISA Case and, except as otherwise provided in Section 2.5 or Section 8.8, any other liability or obligation of Seller or an ERISA Affiliate of Seller to any employee of Seller under or in connection with any of the Benefit Plans, including under any deferred compensation arrangement or severance policy or any obligation to make any parachute or retention payment, including any liability related to the matters set forth on Schedule 5.12(d); and

        (e)    except as set forth in Section 2.5, any other liability, obligation, duty or responsibility of Seller not principally related to the Purchased Assets or the Business.

        2.5.    Post-Closing Liabilities.    As of the Closing Date:

        (a)    With respect to the Corporate Employees, Buyer will reimburse Seller or Seller's successor for 40% of all costs of short-term severance-related benefits, including outplacement benefits, gross-ups for taxes, and severance payments made or provided by Seller or Seller's successor to such employees in connection with the termination of such employees prior to or at the Closing as a result of the transactions contemplated by this Agreement, the Partnership Interests Purchase Agreement and the Merger Agreement.

        (b)    Parent and Seller will, and Parent will cause Seller's successor to, reimburse Buyer for any Losses, costs or expenses incurred by Buyer with respect to any Excluded Liabilities (other than any Excluded Liabilities that are assumed by Buyer or an Affiliate of Buyer pursuant to the Partnership Interests Purchase Agreement).

        (c)    Buyer will reimburse Seller, or Seller's successor, as applicable, for any Losses, costs or expenses incurred by Parent, Seller or Seller's successor with respect to any Assumed Obligations.

ARTICLE III.
PURCHASE PRICE

        3.1.    Purchase Price.

        (a)    The purchase price for the Purchased Assets (the "Purchase Price") will be an amount equal to $600,000,000 (the "Base Price"), adjusted as follows: (i) the Base Price will be increased by the Adjustment Amount if the Adjustment Amount is a positive number; and (ii) the Base Price will be reduced by the Adjustment Amount if the Adjustment Amount is a negative number.

        (b)    The following definitions shall be used to compute the Purchase Price:

        "Actual Capital Expenditures" means the actual Capital Expenditures for the period between the date hereof and the Closing Date.

        "Actual Working Capital" means Working Capital as of the Closing Date.

        "Adjustment Amount" means (i) Actual Working Capital minus Reference Working Capital, plus (ii) Actual Capital Expenditures minus Reference Capital Expenditures, plus (iii) an amount equal to the aggregate under-billed amount, or minus an amount equal to the aggregate over-billed amount, of the Unrecovered Purchased Gas Adjustments as of the Closing Date for each of the Natural Gas Businesses, plus (iv) an amount equal to the Lease Buy-Out Amount.

        "Capital Expenditures" for any period means the amount of expenditures of the Business for such period which must be capitalized in accordance with the Methodologies.

        "Capital Expenditures Budget" means the budget attached hereto as Schedule 3.1(a).

        "Lease Buy-Out Amount" means an amount equal to the aggregate purchase price to purchase the vehicles included in the Purchased Assets that are subject to the Master Lease Agreement as described in Schedule 5.8 and are purchased by Seller prior to the Closing pursuant to Section 8.5(h).

        "Methodologies" means (i) the methods used in the preparation of the Reference Balance Sheet and the Capital Expenditures Budget; (ii) to the extent consistent with the foregoing, the past practices of the Business; and (iii) to the extent consistent with all of the foregoing, GAAP, in each case of clauses (i), (ii) and (iii), applied on a consistent basis.

        "Reference Balance Sheet" means the projected balance sheet of the Business as of December 31, 2007 attached hereto as Schedule 3.1(b).

        "Reference Capital Expenditures" means the amount of the Capital Expenditures as set forth in the Capital Expenditures Budget.

        "Reference Working Capital" means the Working Capital of the Business estimated as of December 31, 2007, as set forth in Schedule 3.1(c).

        "Unrecovered Purchased Gas Adjustments" means the amount of purchased gas adjustment otherwise permitted under Seller's tariffs for the Natural Gas Businesses, not yet paid by the customers of the Natural Gas Businesses, or that the Natural Gas Businesses has not reimbursed to its respective customers.

        "Working Capital" as of any date means the "current assets" of the Business as of such date minus the "current liabilities" of the Business as of such date (which may be a positive or negative amount), determined in each case in accordance with the Methodologies.

        3.2.    Determination of Adjustment Amount and Purchase Price.

        (a)    No later than fifteen (15) days prior to the Closing Date, Seller, in consultation with Parent and Buyer, will prepare and deliver to Buyer and Parent, Seller's best estimate of the Actual Working

Capital, the Actual Capital Expenditures, the Unrecovered Purchased Gas Adjustments, the Lease Buy-Out Amount, the Adjustment Amount and the Purchase Price to be paid at the Closing, based on Seller's best estimates of the Adjustment Amount (such estimated Purchase Price being referred to herein as the "Closing Payment Amount").

        (b)    Within ninety (90) days after the Closing Date, Buyer will prepare and deliver to Parent a statement (the "Proposed Adjustment Statement") that reflects Buyer's determination of (i) the Actual Working Capital, the Actual Capital Expenditures, the Unrecovered Purchased Gas Adjustments, the Lease Buy-Out Amount and the Adjustment Amount (the "Proposed Adjustment Amount"), and (ii) the Purchase Price based on the Proposed Adjustment Amount (the "Proposed Purchase Price"). In addition, Buyer will provide Parent with supporting assumptions and calculations, in reasonable detail, for such determinations at the time it delivers the Proposed Adjustment Statement. Parent and Seller agree to, and Parent agrees to cause Seller's successor to, cooperate with Buyer after the Closing in connection with the preparation of the Proposed Adjustment Statement and related information, and will provide Buyer with access to Seller's books, records, information, and employees that are primarily related to the Business and the Purchased Assets that are in Seller's or its successor's possession or control as Buyer may reasonably request.

        (c)    The amounts determined by Buyer as set forth in the Proposed Adjustment Statement will be final, binding, and conclusive for all purposes unless, and only to the extent, that within thirty (30) days after Buyer has delivered the Proposed Adjustment Statement, Parent notifies Buyer of any dispute with matters set forth in the Proposed Adjustment Statement. Any such notice of dispute delivered by Parent (an "Adjustment Dispute Notice") will identify with reasonable specificity each item in the Proposed Adjustment Statement with respect to which Parent disagrees, the reason for such disagreement, and Parent's position with respect to such disputed item, and will include Parent's recalculation of the Adjustment Amount and the Purchase Price. Parent shall be conclusively deemed to have accepted any item in the Proposed Adjustment Statement not addressed by the Adjustment Dispute Notice.

        (d)    If Parent delivers an Adjustment Dispute Notice in compliance with Section 3.2(c), Buyer and Parent will attempt to reconcile their differences and any resolution by them as to any disputed amounts will be final, binding, and conclusive for all purposes on the Parties. If Buyer and Parent are unable to reach a resolution with respect to all disputed items within forty five (45) days of delivery of the Adjustment Dispute Notice, Buyer and Parent will submit any items remaining in dispute for determination and resolution to the Independent Accounting Firm, which will be instructed to determine and report to the Parties, within thirty (30) days after such submission, upon such remaining disputed items. The determination of the Independent Accounting Firm on each issue shall be neither more favorable to Buyer than shown in the Proposed Adjustment Statement nor more favorable to Parent than shown in the Adjustment Dispute Notice. The report of the Independent Accounting Firm will identify the correct Actual Working Capital, Actual Capital Expenditures, Unrecovered Purchased Gas Adjustments, Lease Buy-Out Amount, Adjustment Amount and Purchase Price (the "Correct Purchase Price") and such report will be final, binding, and conclusive on the Parties for all purposes. The fees and disbursements of the Independent Accounting Firm will be allocated between Buyer and Parent so that Parent's share of such fees and disbursements will be in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by Parent (as finally determined by the Independent Accounting Firm) bears to the total amount of the disputed amounts so submitted to the Independent Accounting Firm, with the remaining amount allocated to Buyer.

        (e)    "Final Purchase Price" shall mean (i) the Proposed Purchase Price, if Parent does not deliver an Adjustment Dispute Notice; (ii) the amount agreed between Parent and Purchaser, if any; or (iii) the Correct Purchase Price, if determined by the Independent Accounting Firm. Within five (5) days following the final determination of the Final Purchase Price pursuant to Sections 3.2(b), (c) and

(d), (x) if the Final Purchase Price is greater than the Closing Payment Amount, Buyer will pay the difference to Seller or its successor; or (y) if the Final Purchase Price is less than the Closing Payment Amount, Parent will cause Seller, or its successor, to pay the difference to Buyer. Any amount paid under this Section 3.2(e) will be paid with interest for the period commencing on the Closing Date through the date of payment, calculated at the Prime Rate in effect on the Closing Date, in cash by wire transfer of same day funds to the account specified by the Party receiving payment.

        3.3.    Allocation of Purchase Price.    The sum of the Purchase Price and the Assumed Obligations will be allocated among the Purchased Assets on a basis consistent with section 1060 of the Code and the Treasury regulations promulgated thereunder. Within one hundred eighty (180) days following the Closing Date, the Parties will work together in good faith to agree upon such allocation; provided that in the event that such agreement has not been reached within such 180-day period, the allocation will be determined by the Independent Accounting Firm, and such determination will be binding on the Parties. Parent and Buyer will each pay one-half of the fees and expenses of the Independent Accounting Firm in connection with such determination. Each Party will, and Parent will cause Seller's successor to, report the transactions contemplated by the Agreement for federal Income Tax and all other Tax purposes in a manner consistent with such allocation. Each Party will provide the other promptly with any other information required to complete Form 8594 under the Code. Each Party will notify the other, and will provide the other with reasonably requested cooperation, in the event of an examination, audit, or other proceeding regarding the allocations provided for in this Section 3.3.

        3.4.    Proration.

        (a)    Solely for purposes of determining the Proposed Purchase Price and the Final Purchase Price under Section 3.2, property Taxes, utility charges, and similar items customarily prorated, including those listed below, to the extent relating to the Business or the Purchased Assets and which are not due or assessed until after the Closing Date but which are attributable to any period (or portion thereof) ending on or prior to the Closing Date, will be prorated as of the Closing Date. Such items to be prorated will include:

          (i)    personal property and real property Taxes, assessments, franchise Taxes, and other similar periodic charges, including charges for water, telephone, electricity, and other utilities;

          (ii)    any permit, license, registration, compliance assurance fees or other fees with respect to any Transferable Permits and Transferable Environmental Permits; and

          (iii)    rents under any leases of real or personal property.

        (b)    In connection with any real property Tax prorations pursuant to Section 3.4(a), including installments of special assessments, the amount allocated to Buyer shall equal the amount of the current real property Tax or installment of special assessments, as the case may be, multiplied by a fraction, (i) the numerator of which is the number of days from the date of the immediately preceding installment to the day before the Closing Date, and (ii) the denominator of which is the total number of days in the assessment period in which the Closing Date occurs. In connection with any other prorations, in the event that actual amounts are not available at the Closing Date, the proration will be based upon the Taxes, assessments, charges, fees, or rents for the most recent period completed prior to the Closing Date for which actual Taxes, assessments, charges, fees, or rents are available. All prorations will be based upon the most recent available Tax rates, assessments, and valuations.

        (c)    Parent and Buyer agree to furnish each other, or in the case of Parent to cause Seller or its successor to furnish Buyer, with such documents and other records as may be reasonably requested in order to confirm all proration calculations made pursuant to this Section 3.4.

ARTICLE IV.
THE CLOSING

        4.1.    Time and Place of Closing.    Upon the terms and subject to the satisfaction of the conditions contained in ARTICLE IX of this Agreement, the closing of the purchase and sale of the Purchased Assets and assumption of the Assumed Obligations (the "Closing") will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, beginning at 10:00 A.M. (New York time) on the first Business Day on which the conditions set forth in ARTICLE IX have been satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of the conditions), or at such other place or time as the Parties may agree. The date on which the Closing occurs is referred to herein as the "Closing Date." The purchase and sale of the Purchased Assets and assumption of the Assumed Obligations will be effective on the Closing Date immediately before the effective time of the Merger.

        4.2.    Payment of Closing Payment Amount.    At the Closing, Buyer will pay or cause to be paid to Seller, or at Parent's direction to the Exchange Agent or Merger Sub, the Closing Payment Amount, by wire transfers of same day funds or by such other means as may be agreed upon by Parent, Seller and Buyer.

        4.3.    Deliveries by Parent and Seller.    At or prior to the Closing, Seller and Parent, as the Parties determine to be applicable, will deliver the following to Buyer:

        (a)    the Bill of Sale, duly executed by Seller;

        (b)    the Assignment and Assumption Agreement, duly executed by Seller;

        (c)    all consents, waivers or approvals obtained by Seller from third parties in connection with this Agreement;

        (d)    the certificate contemplated by Section 9.2(d);

        (e)    one or more deeds of conveyance of the parcels of Real Property with respect to which Seller holds fee interests, in forms reasonably acceptable to the Parties, duly executed and acknowledged by Seller and in recordable form, as necessary to convey the Real Property to Buyer;

        (f)    one or more instruments of assignment or conveyance, substantially in the form of the Assignment of Easements, as are necessary to transfer the Easements to Buyer pursuant to Section 8.5(a);

        (g)    all such other instruments of assignment or conveyance as are reasonably requested by Buyer in connection with the transfer of the Purchased Assets to Buyer in accordance with this Agreement;

        (h)    certificates of title for certificated motor vehicles or other titled Purchased Assets, duly executed by Seller as may be required for transfer of such titles to Buyer pursuant to this Agreement;

        (i)    terminations or releases of Non-Permitted Encumbrances on the Purchased Assets;

        (j)    a certificate of good standing with respect to each of Parent and Seller (dated as of a recent date prior to the Closing Date but in no event more than fifteen (15) Business Days before the Closing Date), issued by the Secretary of State (or other duly authorized official) of the state of incorporation or formation of each such Person and with respect to Seller of the States of Kansas, Iowa and Nebraska;

        (k)    a copy, certified by an authorized officer of each of Parent and Seller, of respective resolutions authorizing the execution and delivery of this Agreement and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby, together with a certificate by the Secretary of each of Parent and Seller as to the incumbency of those officers authorized to execute and deliver this Agreement and the instruments attached as exhibits hereto and thereto;

        (l)    an affidavit that Seller is not a foreign person under section 1445(b)(2) of the Code; and

        (m)    such other agreements, documents, instruments, and writings as are required to be delivered by Parent or Seller at or prior to the Closing Date pursuant to this Agreement.

        4.4.    Deliveries by Buyer.    At or prior to the Closing, Buyer will deliver the following to Seller:

        (a)    the Assignment and Assumption Agreement, duly executed by Buyer;

        (b)    the certificate contemplated by Section 9.3(c);

        (c)    all consents, waivers, or approvals obtained by Buyer from third parties in connection with this Agreement;

        (d)    a certificate of good standing with respect to Buyer, to the extent applicable (dated as of a recent date prior to the Closing Date but in no event more than fifteen (15) Business Days before the Closing Date), issued by the Secretary of State (or other duly authorized official) of the States of South Dakota, Kansas, Iowa and Nebraska, as applicable;

        (e)    a copy, certified by an authorized officer of Buyer, of resolutions authorizing the execution and delivery of this Agreement and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby, together with a certificate by the Secretary of Buyer as to the incumbency of those officers authorized to execute and deliver this Agreement and the instruments attached as exhibits hereto and thereto;

        (f)    all such other documents, instruments, and undertakings as are reasonably requested by Seller in connection with the assumption by Buyer of the Assumed Obligations in accordance with this Agreement; and

        (g)    such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF SELLER

        Except as set forth in the Seller Disclosure Schedule or, to the extent the relevance of such disclosure is readily apparent therefrom, as disclosed in the Seller SEC Filings filed prior to the date of this Agreement, Seller represents and warrants to Buyer that:

        5.1.    Organization; Qualification.    Seller is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease, and operate the Purchased Assets and to carry on the Business as presently conducted. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of the Business, or the ownership or operation of any Purchased Assets, by Seller makes such qualification necessary, except for failures to be qualified or licensed that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

        5.2.    Authority Relative to this Agreement.    Seller has all corporate power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller, and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

        5.3.    Consents and Approvals; No Violation.    Except as set forth in Schedule 5.3, the execution and delivery of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby, do not:

          (a)   conflict with or result in any breach of Seller's Governing Documents;

          (b)   result in a default (including with notice, lapse of time, or both), or give rise to any right of termination, cancellation, or acceleration, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which Seller or any of its Affiliates is a party or by which Seller or any of its Affiliates, the Business, or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been, or will prior to the Closing be, obtained or which if not obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement;

          (c)   violate any Law or Order applicable to Seller, any of its Affiliates, or any of the Purchased Assets, except for violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

          (d)   require any declaration, filing, or registration with, or notice to, or authorization, consent, or approval of any Governmental Entity, other than (i) the Seller Required Regulatory Approvals, (ii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement, or (iii) any requirements which become applicable to Seller as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to any business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged; and

          (e)   as of the date of this Agreement, to Seller's Knowledge, there are no facts or circumstances relating to Seller or any of its Subsidiaries that, in Seller's reasonable judgment, would be reasonably likely to prevent or materially delay the receipt of the Seller Required Regulatory Approvals.

        5.4.    Governmental Filings.

          (a)   Since December 31, 2005, Seller has filed or caused to be filed with the KCC, IUB and NPSC, as applicable, and FERC all material forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) required by Law or Order to be filed by Seller with the KCC, IUB and NPSC, respectively, or FERC with respect to the Business and the Purchased Assets except for such forms, statements, reports, and documents the failure of which to file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As of the respective dates on which such forms, statements, reports, and documents were filed, each (to the extent prepared by Seller and excluding information prepared or provided by third parties) complied in all material respects with all requirements of any Law or Order applicable to such form, statement, report, or document in effect on such date except for such forms, statements, reports and documents the failure of which to file in compliance with all requirements of any law or Order, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (b)   Seller has filed or furnished with the SEC all Seller SEC Filings required to be filed or furnished. Each Seller SEC Filing, when and as filed or furnished with the SEC, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and Sarbanes-Oxley. As of their respective dates (and, if amended or supplemented, as of the date of any such amendment or supplement) and as filed, the Seller SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

        5.5.    Financial Information.

          (a)   Schedule 5.5(a) sets forth selected balance sheet information as of December 31, 2005 and September 30, 2006, respectively, with respect to the Business in each of Iowa, Kansas and Nebraska. The information set forth in Schedule 5.5(a) is referred to herein as the "Selected Balance Sheet Information."

          (b)   Schedule 5.5(b) sets forth the division income statements for the Business in each of Iowa, Kansas and Nebraska for the 12-month period ended December 31, 2005, and the nine-month period ended September 30, 2006. The information set forth in Schedule 5.5(b) is referred to herein as the "Division Income Statement Information."

          (c)   Except as set forth in the notes thereto, the Selected Balance Sheet Information and the Division Income Statement Information fairly present as of the dates thereof or for the periods covered thereby, in all material respects, the items reflected therein, all in accordance with FERC Accounting Rules and any applicable KCC, IUB or NPSC accounting rules applied in accordance with Seller's normal accounting practices. The individual accounts in the Selected Balance Sheet Information are recorded in accordance with GAAP, as modified by applicable FERC Accounting Rules and applicable regulatory accounting rules.

        5.6.    No Material Adverse Effect.    Except as set forth in Schedule 5.6, or as otherwise contemplated by this Agreement, since September 30, 2006 no event, change or development has occurred which, individually or in the aggregate, has had, or would reasonably be expected to result in, a Material Adverse Effect.

        5.7.    Operation in the Ordinary Course.    Except as otherwise disclosed herein or set forth in Schedule 5.7, or otherwise contemplated or permitted pursuant to the terms hereof, since September 30, 2006 and until the date hereof, the Business has been operated in the ordinary course of business consistent with Good Utility Practice.

        5.8.    Title.    Except as set forth on Schedule 5.8 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) Seller owns good and marketable title to (or in the case of leased property, has a valid and enforceable leaseholder interest in) the Real Property and the Easements; and (ii) Seller has good title to the other Purchased Assets, in each case free and clear of all Non-Permitted Encumbrances. Except as described in Schedule 5.8 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Purchased Assets are not subject to any Preferential Purchase Rights. The Purchased Assets have been maintained consistent with Good Utility Practice, except to the extent that the failure to so maintain the Purchased Assets, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Easements are all of the easements, railroad crossing rights and rights-of-way, and similar rights (other than public rights-of-way) necessary, in all material respects, for the operation of the Business as currently conducted.

        5.9.    Leases.    Schedule 5.9 describes to Seller's Knowledge as of the date hereof, all real property leases under which Seller is a lessee or lessor that relate principally to the Business or the Purchased Assets.

        5.10.    Environmental.    The only representations and warranties given in respect to Environmental Laws, Environmental Permits, Environmental Claims, or other environmental matters are those contained in this Section 5.10, and none of the other representations and warranties contained in this Agreement will be deemed to constitute, directly or indirectly, a representation and warranty with respect to Environmental Laws, Environmental Permits, Environmental Claims, other environmental matters, or matters incident to or arising out of or in connection with any of the foregoing. All such matters are governed exclusively by this Section 5.10.

          (a)   Except as set forth on Schedule 5.10(a)-1, (i) Seller presently possesses all Environmental Permits necessary to own, maintain, and operate the Purchased Assets as they are currently being owned, maintained and operated, and to conduct the Business as it is currently being operated and conducted, except with respect to the failure to possess any Environmental Permits that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (ii) with respect to the Purchased Assets and the Business, Seller is in compliance in all material respects with the requirements of such material Environmental Permits and Environmental Laws, and (iii) Seller has received no written notice or information of an intent by an applicable Governmental Entity to suspend, revoke, or withdraw any such Environmental Permits, except with respect to any Environmental Permit that, if suspended, revoked or withdrawn, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To Seller's Knowledge as of the date hereof, Schedule 5.10(a)-2 sets forth a list of all material Environmental Permits held by Seller for the operation of the Business.

          (b)   Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 5.10(b), neither Seller nor any Affiliate of Seller has received within the last three (3) years any written notice, report, or other information regarding any actual or alleged violation of Environmental Laws, Environmental Permits, or any liabilities or potential liabilities, including any investigatory, remedial, or corrective obligations, relating to the operation of the Business or the Purchased Assets arising under Environmental Laws. To Seller's Knowledge as of the date hereof, Schedule 5.10(b) sets forth a list of the written notices, reports or information that Seller or any Affiliate of Seller has received within the last three (3) years regarding any such actual or alleged violations of Environmental Laws or Environmental Permits.

          (c)   Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 5.10(c), (i) there is and has been no Release from, in, on, or beneath the Real Property that could form a basis for an Environmental Claim, and (ii) there are no Environmental Claims related to the Purchased Assets or the Business, which are pending or, to Seller's Knowledge, threatened against Seller. To Seller's Knowledge as of the date hereof, Schedule 5.10(c) sets forth a list of all Releases from, in, on or beneath the Real Property that could form the basis for an Environmental Claim, and of all Environmental Claims pending or threatened against Seller that are principally related to the Purchased Assets or the Business.

        5.11.    Labor Matters.    Schedule 5.11 lists each collective bargaining agreement covering any of the Business Employees to which Seller is a party or is subject (each, a "Collective Bargaining Agreement") as of the date hereof. Except to the extent set forth in Schedule 5.11 or as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (i) Seller is in material compliance with all Laws applicable to the Business Employees respecting employment and employment practices, terms and conditions of employment, and wages and hours; (ii) Seller has not received written notice of any unfair labor practice complaint against Seller pending before the National Labor Relations Board with respect to any of the Business Employees; (iii) Seller has not received notice that any representation petition respecting the Business Employees has been filed with the National Labor Relations Board; (iv) Seller is in material compliance with the terms of and its obligations under the Collective Bargaining Agreements, and has administered each Collective Bargaining Agreement in manner consistent in all material respects with the terms and conditions of such Collective Bargaining Agreements; (v) no material grievance or material arbitration proceeding arising out of or under the Collective Bargaining Agreements is pending against Seller; and (vi) there is no labor strike, slowdown, work stoppage, or lockout actually pending or, to Seller's Knowledge, threatened against Seller in respect of the Purchased Assets or the Business. Except for the Severance Compensation Agreements set forth on Schedule 5.11 with respect to the Business Employees identified on Schedule 1.1-B, obligations to be assumed or undertaken by Buyer pursuant to Sections 2.5(a) or 8.8, and severance compensation agreements existing as of the date hereof, if any, with respect to additional employees that may be added to the Business Employees after the date hereof by Buyer and Parent pursuant to clause (iii) of the definition thereof, there are no employment, severance, or change in control agreements or contracts between Seller and any Business Employee under which Buyer would have any liability. A true, correct, and complete copy of each Collective Bargaining Agreement, any renewal or replacement of any Collective Bargaining Agreement that will expire prior to the Closing Date, and any new collective bargaining agreement covering any of the Business Employees entered into by Seller between the date hereof and the Closing (each a "Successor Collective Bargaining Agreement"), has been made available to Buyer prior to the date hereof or will be made available to Buyer prior to the Closing Date, respectively.

        5.12.    ERISA; Benefit Plans.

          (a)   Schedule 5.12(a) lists each employee benefit plan (as such term is defined in section 3(3) of ERISA) and each other plan, program, or arrangement providing benefits to employees that is maintained by, contributed to, or required to be contributed to by Seller (or any ERISA Affiliate of Seller) as of the date hereof on account of current Business Employees or persons who have retired from the Business (each, a "Benefit Plan"). Copies of such plans and all amendments and direct agreements pertaining thereto, together with the most recent annual report and actuarial report with respect thereto, if any, have been made available to Buyer prior to the date hereof.

          (b)   Each Benefit Plan that is intended to be qualified under section 401(a) of the Code has received a determination from the Internal Revenue Service that such Benefit Plan is so qualified, and each trust that is intended to be exempt under section 501(a) of the Code has received a determination letter that such trust is so exempt. Nothing has occurred since the date of such determination that would materially adversely affect the qualified or exempt status of such Benefit

  Plan or trust, nor will the consummation of the transactions provided for by this Agreement have any such effect. Copies of the most recent determination letter of the IRS with respect to each such Benefit Plan or trust have been made available to Buyer prior to the date hereof.

          (c)   (i) Each Benefit Plan has been maintained, funded, and administered in compliance with its terms, the terms of any applicable Collective Bargaining Agreements, and all applicable Laws, including ERISA and the Code, (ii) there is no "accumulated funding deficiency" within the meaning of section 412 of the Code with respect to any Benefit Plan which is an "employee pension benefit plan" as defined in section 3(2) of ERISA, and (iii) no reportable event (within the meaning of section 4043 of ERISA) and no event described in sections 4041, 4042, 4062 or 4063 of ERISA has occurred or exists in connection with any Benefit Plan, except in the case of (i), (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, no proceeding has been initiated to terminate the Seller Pension Plan nor has the Pension Benefit Guaranty Corporation threatened to terminate the Seller Pension Plan. Neither Seller nor any ERISA Affiliate has any obligation to contribute to or any other liability under or with respect to any multiemployer plan (as such term is defined in section 3(37) of ERISA), except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. No liability under Title IV or section 302 of ERISA has been incurred by Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Seller or any ERISA Affiliate of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation, except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. No Person has provided or is required to provide security to the Seller Pension Plan under section 401(a)(29) of the Code due to a plan amendment that results in an increase in current liability, except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (d)   Except for the ERISA Case, as set forth on Schedule 5.12(d) or as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (i) there is no litigation or governmental administrative proceeding or, to Seller's Knowledge, investigation involving any Benefit Plan, and (ii) the administrator and the fiduciaries of each Benefit Plan have in all material respects complied with the applicable requirements of ERISA, the Code, and any other requirements of applicable Laws, including the fiduciary responsibilities imposed by Part 4 of Title I, Subtitle B of ERISA. Except as set forth on Schedule 5.12(d) or as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, there have been no non-exempt "prohibited transactions" as described in section 4975 of the Code or Title I, Part 4 of ERISA involving any Benefit Plan, and, to Seller's Knowledge, there are no facts or circumstances which could give rise to any tax imposed by section 4975 of the Code or Section 502 of ERISA with respect to any Benefit Plan.

          (e)   Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, all contributions (including all employer matching and other contributions and all employee salary reduction contributions) for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been paid to the Benefit Plans within the time required by Law or will be paid to the Benefit Plans prior to or as of the Closing, notwithstanding any provision of any Benefit Plan to the contrary. All returns, reports, and disclosure statements required to be made under ERISA and the Code with respect to the Benefit Plans have been timely filed or delivered except to the extent the failure to file such returns, reports and disclosure statements would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (f)    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, each Benefit Plan that is a group health plan (within the meaning of Code section 5000(b)(1)) in all material respects complies with and has been maintained and operated in material compliance with each of the health care continuation requirements of section 4980B of the Code and Part 6 of Title I, Subtitle B of ERISA (or the applicable requirements of State insurance continuation law) and the requirements of the Health Insurance Protection Portability and Accountability Act of 1996.

          (g)   Schedule 5.12(g) sets forth the medical and life insurance benefits provided as of the date of this Agreement by Seller to any currently retired or former employees of the Business other than pursuant to Part 6 of Subtitle B of Title I of ERISA, section 4980B of the Code, or similar provisions of state law.

          (h)   Except for obligations assumed by Buyer as provided in Section 8.8, no provision of any Benefit Plan would require the payment by Buyer or such Benefit Plan of any money or other property, or the provision by Buyer or such Benefit Plan of any other rights or benefits, to or on behalf of any Business Employee or any other employee or former employee of Seller solely as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of section 280G of the Code.

          (i)    During the past seven (7) years, neither Seller nor any ERISA Affiliate (including the Business) has contributed to any "multiemployer plan" within the meaning of section 3(37) of ERISA.

        5.13.    Certain Contracts and Arrangements.

          (a)   To Seller's Knowledge as of the date hereof, except for any contract, agreement, lease, commitment, understanding, or instrument which (i) is disclosed or described on Schedule 5.9, Schedule 5.11, Schedule 5.12(a), Schedule 5.12(g) or Schedule 5.13(a), or (ii) has been entered into in the ordinary course of business and is not material to the conduct of the Business as currently conducted by Seller, as of the date of this Agreement, Seller is not a party to any contract, agreement, lease, commitment, understanding, or instrument which is principally related to the Business or the Purchased Assets other than agreements that relate to both the Business and the other businesses of Seller, and any other contracts, agreements, personal property leases, commitments, understandings, or instruments which are Excluded Assets or Excluded Liabilities. Except as disclosed or described in Schedule 5.13(a) or as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (A) each material Business Agreement constitutes a valid and binding obligation of Seller and, to Seller's Knowledge, constitutes a valid and binding obligation of the other parties thereto and is in full force and effect; (B) Seller is not in breach or default (nor has any event occurred which, with notice or the passage of time, or both, would constitute such a breach or default) under, and has not received written notice that it is in breach or default under, any material Business Agreement, except for such breaches or defaults as to which requisite waivers or consents have been obtained; (C) to Seller's Knowledge, no other party to any material Business Agreement is in breach or default (nor has any event occurred which, with notice or the passage of time, or both, would constitute such a breach or default) under any material Business Agreement; and (D) Seller has not received written notice of cancellation or termination of any material Business Agreement.

          (b)   Schedule 5.13(b) sets forth a list of each municipal franchise agreement relating to the Business to which Seller is a party (the "Franchises") as of the date hereof. Except as disclosed in Schedule 5.13(b) or, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect, Seller is not in default under such agreements and, to Seller's Knowledge, each such agreement is in full force and effect. Except as set forth in Schedule 5.13(b) or, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect, Seller has all franchises necessary for the operation of the Business as presently conducted.

        5.14.    Legal Proceedings and Orders.    Except as set forth in Schedule 5.14 or, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect, there are no Claims relating to the Purchased Assets or the Business, which are pending or, to Seller's Knowledge, threatened against Seller. Except for any Regulatory Orders, as set forth in Schedule 5.14 or as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, Seller is not subject to any outstanding Orders that would reasonably be expected to apply to the Purchased Assets or the Business following Closing.

        5.15.    Permits.    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, Seller has all Permits required by Law for the operation of the Business as presently conducted. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (i) Seller has not received any written notification that it is in violation of any such Permits, and (ii) Seller is in compliance in all respects with all such Permits.

        5.16.    Compliance with Laws.    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, Seller is in compliance with all Laws, Orders and Regulatory Orders applicable to the Purchased Assets or the Business. No investigation or review by any Governmental Entity with respect to Seller or any of its Subsidiaries is pending or, to Seller's Knowledge, threatened, except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. This Section 5.16 does not relate to matters with respect to ERISA and the Benefit Plans, which are the subject of Section 5.12, environmental matters, which are the subject of Section 5.10, Taxes, which are the subject of Section 5.18, or labor matters, which are the subject of Section 5.11.

        5.17.    Insurance.    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, since December 31, 2005, the Purchased Assets have been continuously insured with financially sound insurers in such amounts and against such risks and losses as are customary in the natural gas utility industry, and Seller has not received any written notice of cancellation or termination with respect to any material insurance policy of Seller providing coverage in respect of the Purchased Assets. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, all insurance policies of Seller covering the Purchased Assets are in full force and effect; however, coverage of the Purchased Assets under Seller's insurance policies will terminate as of the Closing.

        5.18.    Taxes.

          (a)   Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, all Tax Returns relating to the Business or the Purchased Assets, including all property, activities, income, employees, sales, purchases, capital or gross receipts of Seller relating thereto, required to be filed by or on behalf of Seller on or prior to the Closing Date have been or will be filed in a timely manner, and all Taxes required to be shown on such Tax Returns (whether or not shown on any Tax Return) have been or will be paid in full, except to the extent being contested in good faith by appropriate proceedings. Except as would not reasonably be expected to have a Material Adverse Effect, all such Tax Returns were or will be correct and complete in all respects, and were or will be prepared in compliance with all applicable Laws and regulations.

          (b)   Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, service provider, credit, member, stockholder or other third party in connection with the Business or the Purchased Assets.

          (c)   Seller is not a party directly or indirectly to any Tax allocation or sharing agreement relating to the Business or the Purchased Assets.

        5.19.    Fees and Commissions.    No broker, finder, or other Person is entitled to any brokerage fees, commissions, or finder's fees for which Buyer could become liable or obligated in connection with the transactions contemplated hereby by reason of any action taken by Seller.

        5.20.    Sufficiency of Assets.    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, the Purchased Assets, together with the assets identified in Sections 2.2(i), 2.2(l) and 2.2(m), and the rights of Buyer under the Transition Services Agreement, constitute all of the assets necessary for Buyer to conduct the Business in substantially the same manner as Seller conducted the Business prior to the Closing.

        5.21.    Related-Party Agreements.    As of the date of this Agreement, Seller is not a party with any of its Affiliates to any material agreement, contract, commitment, transaction, or proposed transaction related to the Business. As of the date of this Agreement no material contract, agreement, or commitment included in the Purchased Assets has, as a counterparty thereto, an Affiliate of Seller.

        5.22.    Financial Hedges.    Except in accordance with the hedging practices as described in Schedule 5.22, Seller is not currently a party to any financial hedges, futures contracts, options contracts, or other derivatives transactions in respect of Seller's gas supply portfolios for the Business. Schedule 5.22(a), to be attached to this Agreement fifteen (15) days prior to the Closing, will set forth a list of all financial hedges, future contracts, options or other derivative transactions in respect of Seller's gas supply portfolio for the Business to which Seller is a party as of the date thereof.

        5.23.    No Other Representations and Warranties.    Except for the representations and warranties of Seller contained in this Agreement, the Partnership Interests Purchase Agreement, the Merger Agreement, or any of the exhibits, schedules or other documents attached hereto or delivered pursuant to any of the foregoing, Seller is not making and has not made, and no other Person is making or has made on behalf of Seller, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any representations and warranties on behalf of Seller.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF BUYER

        Except as set forth in, or qualified by any matter set forth in, Schedule 6.3, Buyer represents and warrants to Seller as follows:

        6.1.    Organization.    Buyer is a corporation duly organized, validly existing, and in good standing under the laws of South Dakota and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted.

        6.2.    Authority Relative to this Agreement.    Buyer has the requisite corporate power and authority to, and it has taken all corporate action necessary to, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer, and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

        6.3.    Consents and Approvals; No Violation.    Except as set forth in Schedule 6.3, the execution and delivery of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, do not:

          (a)   conflict with or result in any breach of Buyer's Governing Documents;

          (b)   result in a default (including with notice, lapse of time, or both), or give rise to any right of termination, cancellation, or acceleration, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which Buyer or any of its Affiliates is a party or by which Buyer or any of its Affiliates or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been, or will prior to the Closing be, obtained or which if not obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Partnership Interests Purchase Agreement;

          (c)   violate any Law or Order applicable to Buyer, any of its Affiliates, or any of their respective assets, except for violations that, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or impair the ability of Buyer to consummate the transactions contemplated by this Agreement or the Partnership Interests Purchase Agreement;

          (d)   require any declaration, filing, or registration with, or notice to, or authorization, consent, or approval of any Governmental Entity, other than (i) the Buyer Required Regulatory Approvals, or (ii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Partnership Interests Purchase Agreement; and

          (e)   as of the date of this Agreement, Buyer does not know of any facts or circumstances relating to Buyer or any of its Subsidiaries that, in Buyer's reasonable judgment, would be reasonably likely to prevent or materially delay the receipt of the Buyer Required Regulatory Approvals.

        6.4.    Fees and Commissions.    No broker, finder, or other Person is entitled to any brokerage fees, commissions, or finder's fees for which Seller could become liable or obligated in connection with the transactions contemplated hereby by reason of any action taken by Buyer.

        6.5.    Financing.

          (a)   At the Closing, Buyer will have sufficient funds available to pay the aggregate amount of consideration payable to Seller, or at Parent's direction to Merger Sub or the Exchange Agent, pursuant to this Agreement and the Partnership Interests Purchase Agreement (the "Buyer Financing").

          (b)   Buyer has delivered to Seller and Parent true and complete copies of all commitment letters (as the same may be amended or replaced, the "Buyer Financing Commitments"), pursuant to which the lender parties thereto have agreed, subject to the terms and conditions thereof, to provide or cause to be provided to Buyer the Buyer Financing. As of the date of this Agreement, (i) none of the Buyer Financing Commitments has been amended or modified, (ii) the commitments contained in the Buyer Financing Commitments have not been withdrawn or rescinded in any material respect, (iii) the Buyer Financing Commitments are in full force and effect, and (iv) there are no conditions precedent or other contingencies related to the funding of the full amount of Buyer Financing other than as set forth in the Buyer Financing Commitments. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Buyer under any term or condition of the Buyer Financing Commitments. As of the date of this Agreement, Buyer has no reason to believe that it or any of its Subsidiaries will not be able to satisfy on a timely basis any term or condition contained in the Buyer Financing Commitments or that the full amount of the Buyer Financing Commitments will not be available to Buyer as of the closing of the transactions contemplated by this Agreement and the Partnership Interests Purchase Agreement. Buyer has

  fully paid any and all commitment fees that have been incurred and are due and payable as of the date hereof in connection with the Buyer Financing Commitments.

          (c)   As of the date of this Agreement, Buyer has no reason to believe that it or any of its Subsidiaries will not be able to satisfy on a timely basis any term or condition contained in this Agreement or the Partnership Interests Purchase Agreement, or that the full amount of the consideration payable by Buyer to Seller, or to Merger Sub or the Exchange Agent as directed by Parent, pursuant to this Agreement or the Partnership Interests Purchase Agreement, will not be available to Buyer as of the closing of the transactions contemplated by this Agreement or the Partnership Interests Purchase Agreement.

        6.6.    No Other Agreements.    This Agreement, the Merger Agreement, the Partnership Interests Purchase Agreement, the letter of intent dated November 21, 2006 between Buyer and Parent, and the Transition Services Agreement are the sole agreements and arrangements between or among Buyer and Parent and their respective Affiliates with respect to the transactions contemplated herein and therein.

        6.7.    No Other Representations and Warranties.    Except for the representations and warranties of Buyer contained in this Agreement, the Partnership Interests Purchase Agreement, the Merger Agreement, or any of the exhibits, schedules or other documents attached hereto or delivered pursuant to any of the foregoing, Buyer is not making and has not made, and no other Person is making or has made on behalf of Buyer, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any representations and warranties on behalf of Buyer.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby represent and warrant to Buyer and Seller that:

        7.1.    Organization.    Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

        7.2.    Authority Relative to this Agreement.    Except as set forth on Schedule 7.2, Parent and Merger Sub each have the requisite corporate or similar power and authority to, and each of them have taken all corporate or similar action necessary to, execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, respectively, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity. No vote or approval of the stockholders of Parent is required in connection with the execution, delivery or performance by Parent of its obligations under this Agreement.

        7.3.    Consents and Approvals; No Violation.    Except as set forth in Schedule 7.3, the execution and delivery of this Agreement by Parent and Merger Sub, and the performance by Parent or Merger Sub of their respective obligations hereunder, do not:

          (a)   conflict with or result in any breach of Parent's or Merger Sub's Governing Documents;

          (b)   result in a default (including with notice, lapse of time, or both), or give rise to any right of termination, cancellation, or acceleration, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which Parent, Merger Sub or any of their respective Affiliates is a party or by which Parent, Merger Sub or any of their respective Affiliates, business or assets may be bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been, or will prior to the Closing be, obtained or which if not obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement, the Partnership Interests Purchase Agreement or the Merger Agreement;

          (c)   violate any Law or Order applicable to Parent, Merger Sub, any of their respective Affiliates, except for violations that, individually or in the aggregate, would not be reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the transactions contemplated in this Agreement, the Partnership Interests Purchase Agreement or the Merger Agreement;

          (d)   require any declaration, filing, or registration with, or notice to, or authorization, consent, or approval of any Governmental Entity, other than (i) the Required Regulatory Approvals, (ii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement, the Partnership Interests Purchase Agreement or the Merger Agreement, or (iii) any requirements which become applicable to Parent or Merger Sub as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to any business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged; and

          (e)   as of the date of this Agreement, Parent does not know of any facts or circumstances relating to Parent or any of its Subsidiaries that, in Parent's reasonable judgment, would be reasonably likely to prevent or materially delay the receipt of the Material Parent Regulatory Consents (as defined in the Merger Agreement).

        7.4.    Merger Agreement.    Parent has delivered to Buyer a true and complete copy of the Merger Agreement. As of the date of this Agreement, (a) the Merger Agreement has not been amended or modified, (b) the Merger Agreement is in full force and effect, and (c) there are no conditions precedent or other contingencies related to the obligations of the Parties under the Merger Agreement other than as set forth in the Merger Agreement. As of the date of this Agreement, Parent has no reason to believe that it or any of its Subsidiaries will not be able to satisfy on a timely basis any term or condition contained in the Merger Agreement.

        7.5.    No Other Representations and Warranties.    Except for the representations and warranties of Parent and Merger Sub contained in this Agreement, the Partnership Interests Purchase Agreement, the Merger Agreement, or any of the exhibits, schedules or other documents attached hereto or delivered pursuant to any of the foregoing, neither Parent nor Merger Sub is making and neither has made, and no other Person is making or has made on behalf of Parent or Merger Sub, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any representations and warranties on behalf of Parent or Merger Sub.

        7.6.    Fees and Commissions.    No broker, finder, or other Person is entitled to any brokerage fees, commissions, or finder's fees for which Seller or Buyer could become liable or obligated in connection with the transactions contemplated hereby by reason of any action taken by Parent or Merger Sub.

        7.7.    No Other Agreements.    This Agreement, the Merger Agreement, the Partnership Interests Purchase Agreement, the letter of intent dated November 21, 2006 between Parent and Buyer, and the Transition Services Agreement are the sole agreements and arrangements between or among Parent and Buyer and their Affiliates with respect to the transactions contemplated herein and therein.

ARTICLE VIII.
COVENANTS OF THE PARTIES

        8.1.    Conduct of Business.

          (a)   Except as contemplated in this Agreement, required by any Business Agreement, Law, or Order, or otherwise described in Schedule 8.1, during the period from the date of this Agreement to the Closing Date, Seller will operate the Purchased Assets and the Business in the ordinary course and in all material respects consistent with Good Utility Practice and will use reasonable best efforts to preserve intact the Business, and to preserve the goodwill and relationships with customers, suppliers, Governmental Entities, and others having business dealings with the Business. Without limiting the generality of the foregoing, except as required by applicable Law, or Order, or as otherwise described in Schedule 8.1, prior to the Closing Date, without the prior written consent of Buyer and Parent, which will not be unreasonably withheld, delayed or conditioned, Seller will not:

              (i)  create, incur or assume any Non-Permitted Encumbrance upon the Purchased Assets, except for any such Encumbrance that will be released at or prior to the Closing;

             (ii)  make any material change in the level of inventories customarily maintained by Seller with respect to the Business, other than in the ordinary course of business or consistent with Good Utility Practice;

            (iii)  other than any such sales, leases, transfers, or dispositions involving any Purchased Assets involving less than $650,000 on an individual basis, or $3,250,000 in the aggregate, sell, lease, transfer, or otherwise dispose of any of the Purchased Assets, other than (A) in the ordinary course of business, or (B) consistent with Good Utility Practice;

            (iv)  make or commit to any capital expenditures relating to the Business or the Purchased Assets in excess of the amount reflected for such expenditures in the Capital Expenditure Budget for the year in which those capital expenditures are made, or up to 10% in excess of such amount if necessary as a result of increases in the costs of labor, commodities, materials, services, supplies, equipment or parts after the date hereof, except for capital expenditures (A) required under any Business Agreement to which Seller or any of its Subsidiaries is a party as of the date of this Agreement, a copy of which has been made available to Buyer; (B) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) necessary to provide or maintain safe and adequate natural gas service to the utility customers of the Business; provided that, Seller shall, if reasonably possible, consult with Buyer prior to making or agreeing to make any such expenditure; and (C) other capital expenditures relating to the Business or the Purchased Assets of up to $650,000 individually or $3,250,000 in the aggregate for each twelve (12) month budget cycle;

             (v)  spend in excess of $1,000,000 individually or in the aggregate to acquire any business that would be included in the Business or the Purchased Assets, whether by merger, consolidation, purchase of property or otherwise (valuing any non-cash consideration at its fair market value as of the date of the execution of a binding agreement for the acquisition);

            (vi)  other than (A) in the ordinary course of business, (B) upon terms not materially adverse to the Business, the Purchased Assets, the Colorado Business and the Colorado Assets, taken together, or (C) as otherwise permitted under this Section 8.1(a), (1) enter into, amend, extend, renew, modify or breach in any material respect, terminate or allow to lapse (other than in accordance with its terms), any material Business Agreement, or any contract that would have been a material Business Agreement if in effect prior to the date hereof;

           (vii)  grant severance or termination pay to any Business Employee or former employee of the Business that would be the responsibility of Buyer;

          (viii)  terminate, establish, adopt, enter into, make any new, or accelerate any existing benefits under, amend or otherwise modify, or grant any rights to severance, termination or retention benefits under, any Benefit Plans (including amendments or modifications to any medical or life insurance benefits provided by Seller or Seller's adoption or grant of any new medical or life insurance benefits to any currently retired or former employees of the Business), or increase the salary, wage, bonus or other compensation of any Business Employees who will become Transferred Employees, except for (A) grants of equity or equity based awards in the ordinary course of business, (B) increases in salary or grants of annual bonuses in the ordinary course of business in connection with normal periodic performance reviews (including promotions) and the provision of individual compensation and benefits to new and existing directors, officers and employees of Seller consistent with past practice (which shall not provide for benefits or compensation payable solely as a result of the consummation of the transactions contemplated hereunder, in the Partnership Interests Purchase Agreement or the Merger Agreement), (C) actions necessary to satisfy existing contractual obligations under Benefit Plans existing as of the date of this Agreement, or (D) bonus payments, together with any such bonus payments permitted under the Partnership Interests Purchase Agreement and the Merger Agreement, not to exceed an aggregate of $500,000 to executives in Seller's compensation bands E through G;

            (ix)  negotiate the renewal or extension of any Collective Bargaining Agreement or enter into any new collective bargaining agreement, without providing Buyer with access to all information relating to such new collective bargaining agreement, or the renewal or extension of any such Collective Bargaining Agreement, and permitting Buyer to consult from time to time with Seller and its counsel on the progress thereof; provided that the negotiation of such renewal or extension will be conducted in a manner consistent with past practice, and Seller will not be obligated to follow any advice that may be provided by Buyer during any such consultation;

             (x)  agree or consent to any material agreements or material modifications of material existing agreements or material courses of dealing with any of the IUB, KCC, NPSC or any other state public utility or service commission, or the FERC, in each case in respect of the operations of the Business or the Purchased Assets, except as required by Law to obtain or renew Permits or agreements in the ordinary course of business consistent with past practice;

            (xi)  modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement relating to the Business or the Purchased Assets to which Seller or any of its Subsidiaries is a party (it being agreed and acknowledged that Seller may grant waivers under any such standstill agreement to allow a third party to submit an Acquisition Proposal (as defined in the Merger Agreement) for Seller to the extent that the Board of Directors of Seller determines in good faith (after consulting with outside legal counsel) that the failure to grant such waiver would be inconsistent with its fiduciary duties under applicable Law);

           (xii)  fail to maintain insurance on the Purchased Assets with financially responsible insurance companies (or if applicable, self insure), insurance in such amounts and against such risks and losses as are consistent with Good Utility Practice and customary for companies of the size and financial condition of Seller that are engaged in businesses similar to the Business;

          (xiii)  enter into, amend in any material respect, make any material waivers under, or otherwise modify in any material respect any property Tax agreement, treaty, or settlement related to the Business;

          (xiv)  enter into any line of business in any of the Territories or the states of Iowa, Kansas or Nebraska other than the current Business; provided that the restrictions in this Section 8.1(a)(xiv) will not apply to activities that are not part of the current Business or are not related to the Purchased Assets, including Seller's electric utility businesses in Kansas and Missouri;

           (xv)  other than in the ordinary course of business, amend in any material respect, breach in any material respect, terminate or allow to lapse or become subject to default in any material respect or subject to termination, any Permit material to the Business, the Purchased Assets, the Colorado Business and the Colorado Assets, taken as a whole, other than (A) as required by applicable Law, and (B) approvals by Governmental Entities of, or the entry with Governmental Entities into, compromises or settlements of litigation, actions, suits, claims, proceedings or investigations entered into in accordance with Section 8.1(a)(xvi);

          (xvi)  enter into any compromise or settlement of any litigation, action, suit, claim, proceeding or investigation relating to the Business or the Purchased Assets (excluding tax controversies and tax closing agreements that relate to Taxes that are not Assumed Obligations under this Agreement) in which the damages or fines to be paid by Seller (and not reimbursed by insurance) are in excess of $5,000,000 individually or in the aggregate, or in which the non-monetary relief to be provided could reasonably be expected to materially restrict the prospective operation of the Business;

         (xvii)  enter into any agreements that would limit or otherwise restrict in any material respect the Business or any successor thereto, or that, after the Closing, would limit or restrict in any material respect Buyer, the Business or any successor thereto, from engaging or competing in any line of business or product line or in any of the Territories (in each case other than limitations on franchises, certificates of convenience or necessity, or other rights granted under the same documents);

        (xviii)  except as permitted under Section 7.2 and ARTICLE IX of the Merger Agreement, take any action that is intended or would reasonably be expected to result in any of the conditions to the obligations of any of the Parties to effect the transactions contemplated hereby not being satisfied;

          (xix)  except for non-material filings in the ordinary course of business consistent with past practice, (A) implement any changes in Seller's rates or charges (other than automatic cost pass-through rate adjustment clauses), standards of service or accounting, in any such case, as relates to the Business or execute any agreement with respect thereto (other than as otherwise permitted under this Agreement), without consulting with Buyer prior to implementing any such changes or executing any such agreement, and (B) agree to any settlement of any rate proceeding that would provide for a reduction in annual revenues or would establish a rate moratorium or phased-in rate increases (other than automatic cost pass-through rate adjustment clauses) for a duration of more than one (1) year (it being agreed and acknowledged that, notwithstanding anything to the contrary herein, rate matters relating to the Business shall be restricted between the date of this Agreement and the Closing solely to the extent set forth in this Section 8.1(a)(xix) and not by any other provision hereof);

           (xx)  with respect to the Business, change, in any material respect, its accounting methods or practices (except in accordance with changes in GAAP), credit practices, collection policies,

    or investment, financial reporting, or inventory practices or policies or the manner in which the books and records of the Business are maintained;

          (xxi)  hire any employee for the Business other than (A) persons who are hired by Seller to replace employees who have retired, been terminated, died, or become disabled, (B) persons who are hired by Seller in the ordinary course of business consistent with past practice, or (C) persons hired by Seller to perform Central or Shared Functions; or

         (xxii)  agree or commit to take any action which would be a violation of the restrictions set forth in Sections 8.1(a)(i) through 8.1(a)(xxi).

          (b)   Within fifteen (15) Business Days after the date hereof, a committee of three Persons comprised of one Person designated by Parent, one Person designated by Seller and one Person designated by Buyer, and such additional Persons as may be appointed by the Persons originally appointed to such committee (the "Transition Committee") will be established to examine transition issues relating to or arising in connection with the transactions contemplated hereby, except for issues to be examined by the Transition Services Committee pursuant to the Transition Services Agreement. From time to time, the Transition Committee will report its findings to the senior management of each of Parent, Seller and Buyer. The Transition Committee shall have no authority to bind or make agreements on behalf of the Parties or to issue instructions to or direct or exercise authority over the Parties. Seller shall provide to Buyer, at no cost, interim furnished office space, utilities, and telecommunications at mutually agreed locations as reasonably necessary to allow Buyer to conduct its transition efforts.

          (c)   In the event that the Transition Committee, or Buyer and Parent, agree to engage a consultant to provide advice to the Transition Committee, or Parent and Buyer, respectively, in connection with transition issues relating to or arising in connection with the transactions contemplated hereby, (i) such engagement shall occur pursuant to a written agreement with such consultant that shall be subject to the prior written approval of each of Buyer and Parent, and (ii) all out-of-pocket costs incurred by Parent and Buyer pursuant to such consulting agreement will be split between Buyer and Parent, with each of Buyer and Parent bearing 50% of such costs.

        8.2.    Access to Information.

          (a)   To the extent permitted by Law, between the date of this Agreement and the Closing Date, Seller will, during ordinary business hours and upon reasonable notice, (i) give Buyer and Buyer's Representatives reasonable access to the Purchased Assets and those of its properties, contracts and records used principally in the Business or principally related to the Purchased Assets, to which Seller has the right to grant access without the consent of any other Person (and in the case where consent of another Person is required, only on such terms and conditions as may be imposed by such other Person); (ii) permit Buyer to make such reasonable inspections thereof (including but not limited to surveys thereof) as Buyer may reasonably request; (iii) furnish Buyer with such financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request; (iv) grant Buyer access to such officers and employees of Seller as Buyer may reasonably request in connection with obtaining information regarding the Business or the Purchased Assets, including with respect to any environmental matters, regulatory matters and financial information; (v) furnish Buyer with copies of surveys, legal descriptions of real property and easements, contracts, leases and other documents with respect to the Purchased Assets in Seller's possession and reasonable control; (vi) furnish Buyer with a copy of each material report, schedule, or other document principally relating to the Business filed by Seller with, or received by Seller from, any Governmental Entity; and (vii) furnish Buyer all information concerning the Business Employees or Covered Individuals as reasonably requested; provided, however, that (A) any such investigation will be conducted, and any such access to officers and employees of Seller will be exercised, in such a manner as not to interfere unreasonably with the operation of the Business or any other Person, (B) Buyer will indemnify and hold harmless Seller from and against any Losses caused to Seller by any action of Buyer or Buyer's Representatives while present on any of the Purchased Assets or other premises to which Buyer is granted access hereunder (including restoring any of the Real Property to the condition substantially equivalent to the condition such Real Property was in prior to any investigation of environmental matters), (C) Seller will not be required to take any action which would constitute a waiver of the attorney-client privilege, and (D) Seller need not supply Buyer with any information which Seller is under a contractual or other legal obligation not to supply; provided, however, if Seller relies upon clauses (C) or (D) as a basis for withholding information from disclosure to Buyer, to the fullest extent possible without causing a waiver of the attorney-client privilege, or a violation of a contractual or legal obligation, as the case may be, Seller will provide Buyer with a description of the information withheld and the basis for withholding such information. Notwithstanding anything in this Section 8.2 to the contrary, (x) Buyer will not have access to personnel and medical records if such access could, in Seller's good faith judgment, subject Seller to risk of liability or otherwise violate the Health Insurance Portability and Accountability Act of 1996, and (y) any investigation of environmental matters by or on behalf of Buyer will be limited to visual inspections and site visits commonly included in the scope of "Phase 1" level environmental inspections, and Buyer will not have the right to perform or conduct any other sampling or testing at, in, on, or underneath any of the Purchased Assets. Seller acknowledges and agrees that except for the information disclosed in Schedules 1.1-B, 3.1(a), 5.3(b), 5.5(a), 5.5(b), 5.8, 5.10(b), 5.10(c), 5.11, 5.14, 8.8(d)(ii)(D) and 8.8(d)(ii)-A to this Agreement, Buyer may include such information relating to the Business and the Purchased Assets as reasonably necessary in filings with the SEC, including in one or more registration statements filed by Buyer in connection with obtaining the Buyer Financing.

          (b)   Unless and until the transactions contemplated hereby have been consummated, Buyer will, and will cause its Affiliates and Buyer's Representatives to, hold in strict confidence and not use or disclose to any other Person all Confidential Information. "Confidential Information" means all information in any form heretofore or hereafter obtained from Seller in connection with Buyer's evaluation of the Business or the negotiation of this Agreement, whether pertaining to financial condition, results of operations, methods of operation or otherwise, other than information which is in the public domain through no violation of this Agreement or the Confidentiality Agreement by Buyer, its Affiliates, or Buyer's Representatives. Notwithstanding the foregoing, Buyer may disclose Confidential Information to the extent that such information is required to be disclosed by Buyer by Law or in connection with any proceeding by or before a Governmental Entity, including any disclosure, financial or otherwise, required to comply with any SEC rules. In the event that Buyer believes any such disclosure is required, Buyer will give Seller notice thereof as promptly as possible and will cooperate with Seller in seeking any protective orders or other relief as Seller may determine to be necessary or desirable. In no event will Buyer make or permit to be made any disclosure of Confidential Information other than to the extent Buyer's legal counsel has advised in writing is required by Law, and Buyer will use its reasonable best efforts to assure that any Confidential Information so disclosed is protected from further disclosure to the maximum extent permitted by Law. If the transactions contemplated hereby are not consummated, Buyer will promptly upon Seller's request, destroy or return to Seller all copies of any Confidential Information, including any materials prepared by Buyer or Buyer's Representatives incorporating or reflecting Confidential Information, and an officer of Buyer shall certify in writing compliance by Buyer with the foregoing. Seller acknowledges and agrees that this Agreement (other than the information disclosed in Schedules 1.1-B, 3.1(a), 5.3(b), 5.5(a), 5.5(b), 5.8, 5.10(b), 5.10(c), 5.11, 5.14, 8.8(d)(ii)(D) and 8.8(d)(ii)-A to this Agreement) shall not be considered Confidential Information for purposes of this Section 8.2(b).

          (c)   Seller agrees that for the two-year period immediately following the Closing Date, Seller will, and will cause its Affiliates and Seller's Representatives to, hold in strict confidence and not disclose to any other Person all Confidential Business Information. "Confidential Business Information" means all commercially sensitive information in any form heretofore or hereafter obtained by Seller to the extent relating to the Business or the Purchased Assets, whether pertaining to financial condition, results of operations, methods of operation or otherwise, other than information which is in the public domain through no violation of this Agreement. Notwithstanding the foregoing, Seller may disclose Confidential Business Information to the extent that such information is required to be disclosed under contracts existing as of the Closing Date, by Law, or in connection with any proceeding by or before a Governmental Entity, including any disclosure, financial or otherwise, required to comply with any SEC rules or Required Regulatory Approvals. In the event that Seller believes any such disclosure is required by Law or in connection with any proceeding by or before a Governmental Entity, Seller will give Buyer notice thereof as promptly as possible and will cooperate with Buyer in seeking any protective orders or other relief as Buyer may determine to be necessary or desirable. In no event will Seller make or permit to be made any disclosure of Confidential Business Information other than to the extent Seller determines in good faith to be required pursuant to SEC rules, or rules governing required disclosure in other regulatory proceedings, or its legal counsel has advised is required to comply with the terms of a contract existing as of the Closing Date or required by Law, or is required in connection with any proceeding by or before a Governmental Entity, and Seller will use its reasonable best efforts to assure that any Confidential Business Information so disclosed is protected from further disclosure.

          (d)   The provisions of Section 8.2(b) supersede the provisions of the Confidentiality Agreement relating to Proprietary Information (as defined therein), and will survive for a period of two (2) years following the earlier of the Closing or the termination of this Agreement, except that if the Closing occurs, the provisions of Section 8.2(b) will expire with respect to any information principally related to the Purchased Assets and the Business.

          (e)   For a period of seven (7) years after the Closing Date, each Party and its representatives will have reasonable access to all of the books and records relating to the Business or the Purchased Assets, including all Transferred Employee Records, in the possession of the other Party to the extent that such access may reasonably be required by such Party in connection with the Assumed Obligations or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets. Such access will be afforded by the Party in possession of such books and records upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any review of books and records will be conducted in such a manner as not to interfere unreasonably with the operation of the business of any Party or its Affiliates, (ii) no Party will be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) no Party need supply any other Party with any information which such Party is under a contractual or other legal obligation not to supply. The Party exercising the right of access hereunder will be solely responsible for any costs or expenses incurred by it pursuant to this Section 8.2(e) and will reimburse the other Party for any costs or expenses incurred by such other Party in connection with complying with such request. If the Party in possession of such books and records desires to dispose of any such books and records prior to the expiration of such seven-year period, such Party will, prior to such disposition, give the other Party a reasonable opportunity at such other Party's expense to segregate and take possession of such books and records as such other Party may select.

        8.3.    Expenses.    Except to the extent specifically provided herein, in the Merger Agreement or in the Partnership Interests Purchase Agreement, and irrespective of whether the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this

Agreement and the transactions contemplated hereby will be borne by the Party incurring such costs and expenses.

        8.4.    Further Assurances; Regulatory Filings; Consents and Approvals.

          (a)   Subject to the terms and conditions of this Agreement, each of the Parties will use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby, by the Merger Agreement and by the Partnership Interests Purchase Agreement as promptly as practicable after the date of this Agreement, including using reasonable best efforts to obtain satisfaction of the conditions precedent to each Party's obligations hereunder, under the Merger Agreement and the Partnership Interests Purchase Agreement. Except for actions permitted under Section 7.2 and ARTICLE IX of the Merger Agreement, neither Buyer nor Seller will take or permit any of its Subsidiaries to take any action that would reasonably be expected to prevent or materially delay or impair the consummation of the transactions contemplated hereby.

          (b)   Seller, Parent and Buyer will each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice, Antitrust Division any notifications required to be filed by it under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The Parties will consult and cooperate with each other as to the appropriate time of filing such notifications and will (i) make such filings at the agreed upon time, (ii) respond promptly to any requests for additional information made by either of such agencies, and (iii) use their reasonable best efforts to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of such filings.

          (c)   Without limiting the foregoing, the Parties will cooperate with each other and use reasonable best efforts to (i) promptly prepare and file all necessary applications, notices, petitions, and filings, and execute all agreements and documents to the extent required by Law or Order for consummation of the transactions contemplated by this Agreement (including the Required Regulatory Approvals), (ii) obtain the consents, approvals and authorizations necessary to transfer to Buyer all Transferable Permits and Transferable Environmental Permits, and the reissuance to Buyer of all Permits that are not Transferable Permits and all Environmental Permits that are not Transferable Environmental Permits, in each case, effective as of the Closing, (iii) obtain the consents, approvals, and authorizations of all Governmental Entities to the extent required by Law or Order for consummation of the transactions contemplated by this Agreement (including the Required Regulatory Approvals), including by taking all structural corporate actions necessary to consummate the transactions contemplated hereby in a timely manner, provided, however, no Party will be required to take any action that would result in a Regulatory Material Adverse Effect, and (iv) obtain all consents, approvals, releases and authorizations of all other Persons to the extent necessary or appropriate to consummate the transactions contemplated by this Agreement as required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, Business Agreement, Easement, or other instrument to which Seller or Buyer is a party or by which either of them is bound. Buyer and Seller will each have the right to review in advance all characterizations of the information related to it or the transactions contemplated hereby which appear in any filing made by the other in connection with the transactions contemplated by this Agreement. Buyer will be solely responsible for payment of all filing fees required in connection with any Required Regulatory Approvals or such other applications, notices, petitions and filings made with any Governmental Entity.

          (d)   To the extent permitted by Law, Buyer and Seller will have the right to review in advance, and each will consult the other on, the form, substance and content of any filing to be made by

  Buyer or Seller or any of their respective Subsidiaries with, or any other written materials submitted by any of them to, any third party or any Governmental Entity (other than the SEC) in connection with the transactions contemplated by this Agreement, the Merger and the Partnership Interests Purchase Agreement. To the extent permitted by Law, each of Buyer and Seller will (i) provide the other with copies of all correspondence between it or any of its Subsidiaries (or its or their Representatives) and any Governmental Entity (other than the SEC) relating to the transactions contemplated by this Agreement, the Merger Agreement and the transactions contemplated by the Partnership Interests Purchase Agreement, (ii) consult and cooperate with the other Party, and to take into account the comments of such other Party in connection with any such filings, and (iii) inform the other Party in advance of any communication, meeting, or other contact which such Party proposes or intends to make with respect to such filings, including the subject matter, contents, intended agenda, and other aspects of any of the foregoing and to use reasonable best efforts to ensure that all telephone calls and meetings with a Governmental Entity regarding the transactions contemplated by this Agreement will include representatives of Buyer and Seller; provided that nothing in the foregoing will apply to or restrict communications or other actions by Seller with or with regard to Governmental Entities in connection with the Purchased Assets or the Business in the ordinary course of business. To the extent permitted by Law, Buyer, Seller and Parent each agree to (1) provide one another with copies of any registration statements filed with the SEC, in the case of Buyer, in connection with obtaining financing, or by Seller and Parent in connection with the transactions contemplated under the Merger Agreement, (2) provide the other Parties the opportunity to review in advance and consult with one another as to the content of such registration statements regarding such Parties and, (3) provide the other Parties with copies of all correspondence between it or any of its Subsidiaries (or its or their respective Representatives) and the SEC with respect to such registration statements regarding such Parties.

          (e)   Nothing in this Section 8.4(e) will require, or be construed to require, (i) Seller to take or refrain from taking, or to cause any of its Subsidiaries to take or refrain from taking, any action or to engage in any conduct, or to agree or consent to Seller or any of its Subsidiaries taking any action or engaging in any conduct, or agreeing to any restriction, condition or conduct, with respect to any of the businesses, assets or operations of Seller or any of its Subsidiaries, if this action, restriction, condition or conduct would take effect prior to the Closing or is not conditioned on the Closing occurring, or (ii) Buyer to take or refrain from taking, or to cause any of its Subsidiaries to take or refrain from taking, any action or to engage in any conduct, or to agree or consent to Seller or any of its Subsidiaries taking any action, or agreeing to any restriction, condition or conduct, with respect to any of the businesses, assets or operations of Seller or any of its Subsidiaries, if the cumulative impact of these actions, restrictions, conditions and conduct would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities (contingent or otherwise), business or results of operations of the Business and the Purchased Assets, together with the Colorado Business and the Colorado Assets, taken as a whole (a "Regulatory Material Adverse Effect"), it being understood that, for purposes of determining whether a Regulatory Material Adverse Effect would reasonably be expected to occur both the positive and negative effects of any actions, conduct, restrictions and conditions, including any sale, divestiture, licensing, lease, disposition or change or proposed change in rates, will be taken into account. Notwithstanding the foregoing, Seller shall not take, consent to or agree to take any action with respect to the Business or the Purchased Assets that would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities (contingent or otherwise) business or results of operations of the Post-Sale Company (as defined in the Merger Agreement) and its Subsidiaries, without Parent's written consent.

          (f)    Seller and Buyer will cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, state and local taxing authorities in jurisdictions in which a portion of the Purchase Price may be required to be withheld or in which Buyer would otherwise be liable for any Tax liabilities of Seller pursuant to such state and local Tax Law.

          (g)   Each of Buyer, Seller and Parent will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, the Merger Agreement and the Partnership Interests Purchase Agreement. Without limiting the foregoing, each of Buyer, Seller and Parent will promptly furnish the other with copies of any notice or other communication received by it or its Subsidiaries from any Person with respect to the transactions contemplated by this Agreement, the Merger Agreement or the Partnership Interests Purchase Agreement regarding (i) the occurrence or existence of (A) the breach in any material respect of a representation, warranty or covenant made by the other in this Agreement, or (B) any fact, circumstance or event that has had, or individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby; and (iii) (A) the commencement or, to a Party's knowledge, threatened commencement of any material Claims against such Party, (B) the commencement of any material internal investigations or the receipt of any material and reasonably credible whistleblower complaints relating to a Party or any of its Subsidiaries, or (C) the entry of any material Order relating to a Party.

          (h)   Seller agrees that none of the information supplied or to be supplied by Seller or its Subsidiaries in writing specifically for Buyer's use in preparing, or incorporation by reference, in any registration statement to be filed by Buyer in connection with obtaining Buyer's financing will, at the time such registration statement is filed with the SEC, is amended or supplemented, or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.

          (i)    Buyer agrees that none of the information supplied or to be supplied by Buyer or its Subsidiaries in writing specifically for Seller's and Parent's use in preparing, or incorporation by reference, in any registration statement to be filed by Seller and Parent in connection with the transactions contemplated by the Merger Agreement will, at the time such registration statement is filed with the SEC, is amended or supplemented, or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.

          (j)    Each of Seller, Parent and Buyer will, and will cause its Subsidiaries, including in the case of Parent, Seller's successor, to cooperate with the others and use reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable on its part to enable Buyer, Parent, Seller and Seller's successor to perform their respective obligations under the Transition Services Agreement, including participation in the Transition Services Committee to be established pursuant to the Transition Services Agreement, and implementation of the Transition Plan in accordance therewith.

        8.5.    Procedures with Respect to Certain Agreements and Other Assets.

          (a)   Seller has easements, real property license agreements (including railroad crossing rights), rights-of-way, and leases for rights-of-way, which relate solely to the Business and Purchased Assets (the "Easements"). At the Closing, Seller will convey and assign to Buyer, subject to the obtaining of any necessary consents, (i) by the Assignment of Easements, all Easements, and (ii) to the extent practicable, by separate, recordable Assignment of Easement as to all Easements in each separate County. Buyer and Seller agree that if Buyer and Seller determine that Seller's Kansas electric utility operations "share" Easements with Seller's gas utility operations in Kansas, Buyer and Seller will take all actions reasonably necessary (such as executing sub-easements or other documents) to ensure Buyer is permitted to use the same on a non-exclusive basis, as presently used by Seller with respect to its Kansas gas utility operations.

          (b)   To the extent that any of the Purchased Assets or Seller's rights under any Business Agreement may not be assigned to Buyer without the consent of another Person which consent has not been obtained, this Agreement will not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. Seller will use its reasonable best efforts (without being required to make any payment to any third party or incur any economic burden, except as may be specifically required under any Business Agreement in connection with the grant of such consent) to obtain any such required consent as promptly as possible. Buyer agrees to cooperate with Seller in its efforts to obtain any such consent (including the submission of such financial or other information concerning Buyer and the execution of any assumption agreements or similar documents reasonably requested by a third party) without being required to make any payment to any third party or to incur any economic burden (other than the assumption of Seller's obligations under the applicable Business Agreement). Seller and Buyer agree that if any consent to an assignment of a Purchased Asset, including any Business Agreement, is not obtained or if any attempted assignment would be ineffective or would impair Buyer's rights to such Purchased Assets or Buyer's rights and obligations under the Business Agreement in question so that Buyer would not acquire the benefit of all such rights and obligations, at the Closing the Parties will, to the maximum extent permitted by Law and such Business Agreement, enter into such arrangements with each other as are reasonably necessary to effect the transfer or assignment of such Purchased Asset or to provide Buyer with the benefits and obligations of such Business Agreement from and after the Closing.

          (c)   To the extent that any Business Agreement consisting of a futures contract, options contract, or other derivatives transaction (but not including contracts for physical delivery) (each, a "Financial Hedge") is not assignable due to the rules and regulations of the Commodities Futures Trading Commission, the New York Mercantile Exchange or other futures or options exchange on which the Financial Hedge was entered into, or the relevant clearinghouse, Buyer and Seller agree that the Financial Hedge will be liquidated at or promptly after the Closing. Liquidation proceeds will be paid as follows: (i) in the event Seller's aggregate mark-to-market value of the Financial Hedges is positive, Seller will pay Buyer the mark-to-market value of the Financial Hedges; or (ii) in the event Seller's aggregate mark-to-market value of the Financial Hedges is negative, Buyer will pay Seller the mark-to-market value of the Financial Hedges. On or before the Closing, the Parties will agree on a specific procedure to liquidate the non-assignable Financial Hedges, and any payment due as a result of such liquidation under this Section 8.5(c) will be made at or promptly after the Closing. Seller will calculate the mark-to-market value of the Financial Hedges in accordance with its usual and customary practice.

          (d)   Buyer and Parent agree that the agreements, if any, described on Schedule 8.5(d) (the "Shared Agreements"), which will be attached to this Agreement prior to July 1, 2007 by the mutual agreement of Buyer and Parent, will be governed by this Section 8.5(d) and will not be Business Agreements for purposes of this Agreement. Seller's rights and obligations under the Shared Agreements, to the extent such rights and obligations relate to the Business, are described on Schedule 8.5(d), and are referred to herein as the "Allocated Rights and Obligations." Unless Parent elects for Seller or its successor to enter into Other Arrangements, Seller shall, or Parent shall cause Seller's successor to, cooperate with Buyer and use their reasonable best efforts to enter into agreements (effective from and after the Closing Date) with the other party or parties to each Shared Agreement providing for (i) assignment to and assumption by Buyer, effective from and after the Closing, of the Allocated Rights and Obligations, and (ii) retention by Seller or its successor of all rights and obligations of Seller under the Shared Agreements other than the Allocated Rights and Obligations (such agreements set forth in (i) and (ii) being referred to as "Substitute Arrangements"); provided, that neither Seller or its successor nor Buyer will be obligated to enter into or agree to any such Substitute Arrangements unless such Substitute Arrangements have the effect of transferring to Buyer the Allocated Rights and Obligations (and

  reserving to Seller or its successor the rights and obligations which are not Allocated Rights and Obligations) on a fair and equitable basis, as determined in the reasonable discretion of Parent and Buyer. In connection with the foregoing, Parent, Seller and Buyer will, and Parent will cause Seller's successor to, as reasonably requested, to submit such financial or other information concerning themselves or Seller, and to execute such assumption agreements or similar documents reasonably requested by a third party; provided that no Party will be, and Seller's successor will not be, required to make any payment to any third party or to incur any economic burden (other than the assumption of the Allocated Rights and Obligations by Buyer, and the retention of the other rights and obligations under the Shared Agreements by Seller or its successor). In the event that (x) Buyer and Seller or its successor are unable to enter into Substitute Arrangements with respect to a Shared Agreement in accordance with the foregoing, or (y) Seller notifies Buyer that it elects not to pursue Substitute Arrangements with respect to such Shared Agreement, then in either case at or promptly after the Closing Buyer and Seller, to the maximum extent permitted by Law and such Shared Agreement, will enter into such arrangements with each other as are necessary to provide Buyer with the benefits and obligations of the Allocated Rights and Obligations under such Shared Agreement, with Seller or its successor retaining the other benefits and obligations under such Shared Agreements from and after the Closing (the "Other Arrangements").

          (e)   Seller from time to time provides collateral or other security to certain other Persons in connection with certain Business Agreements, Financial Hedges and Shared Agreements. Seller and Buyer agree to use their reasonable best efforts to cause such collateral or other security to be returned to Seller (including in the case of a letter of credit a return of the letter of credit to Seller), or released (in the case of other credit support previously provided by Seller) at or promptly after the Closing. In the event that such collateral or other security is not returned to Seller or otherwise released at or promptly after the Closing, Buyer will (i) pay to Seller, or its successor, an amount equal to any cash collateral posted by Seller; and (ii) in the case of a letter of credit provided in connection with a Business Agreement, replace such letter of credit as soon as practicable, or if such letter of credit is provided in connection with a Shared Agreement, provide to Seller, or its successor, a back-up letter of credit in the same amount and for a period expiring no earlier than ten (10) days following the expiration of the letter of credit previously provided by Seller. The provisions of this Section 8.5(e) will apply to collateral or other security provided in connection with Shared Agreements to the extent such collateral or other security is related to the Allocated Rights and Obligations under such Shared Agreements.

          (f)    In the event that any approval for the transfer of any of the Purchased Assets to Buyer is required from the Federal Communications Commission or any Franchise authority, and such approval is necessary to obtain in order to avoid violation of any Law, but is not a Required Regulatory Approval, the Parties agree that if such approval is not obtained prior to the Closing:

            (i)    they will each continue to use, and Parent and Seller will, and Parent will cause Seller's successor to use, reasonable best efforts to obtain, and with respect to Parent, to cause Seller's successor to obtain, such approvals as promptly as possible;

            (ii)   any of the Purchased Assets, the transfer of which to Buyer in the absence of such an approval would cause or lead to a violation of any Law (the "Contingent Purchased Assets"), shall not be transferred to Buyer at the Closing, but Seller will, or Parent will cause Seller's successor to, transfer such assets immediately upon receipt of the requisite approvals, with the time between the Closing and the receipt of such approval being referred to as the "Interim Period";

            (iii)  during the Interim Period, Seller or its successor shall continue to have all title, rights, and obligations in the Contingent Purchased Assets to the extent necessary to avoid any violation of Law; and

            (iv)  Buyer will, and Seller will, or Parent will cause Seller's successor to, enter into such arrangements with each other prior to Closing as are permissible under Law and reasonably necessary to provide Buyer with the benefits and obligations in respect of the Contingent Purchased Assets from and after the Closing, and otherwise on terms and conditions reasonably acceptable to Buyer and Seller or its successor.

          (g)   Following the Closing, Buyer and Seller will, or Parent will cause Seller's successor to, promptly remit to the other any payments Buyer or Seller or its successor receives that are in satisfaction of any rights or assets belonging to the other.

          (h)   With respect to the vehicles that are included in the Purchased Assets and that are subject to the Master Lease Agreement described in Schedule 5.8, Seller shall, upon written notice from Buyer, purchase such vehicles prior to the Closing and obtain the release of the liens on such vehicles as indicated in Schedule 5.8.

        8.6.  Public Statements. Each Party will consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated by this Agreement, except (i) as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or any self-regulatory organization, and(ii) for any consultation that would not be reasonably practicable as a result of requirements of Law.

        8.7.    Tax Matters.

          (a)   All transfer, documentary, stamp, registration, sales and use Taxes, including real property conveyance Taxes ("Transfer Taxes"), incurred in connection with this Agreement and the transactions contemplated hereby shall be shared equally between Seller or its successor, on the one hand, and Buyer, on the other hand. To the extent required by applicable Law, Seller shall, or Parent shall cause Seller's successor to, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, Buyer shall join in the execution of any such Tax Returns or other documentation. Buyer shall remit to Seller, within 20 days after receipt of notice as to the amount of such Transfer Taxes that are payable on or after the Closing or have been paid, 50 percent of the total amount of such Transfer Taxes. In the event there is an additional assessment of such Transfer Taxes or an amount of such Transfer Taxes is refunded, (i) Buyer and Seller shall share equally the amount of any such additional assessment, with the Party that is not required to pay such Transfer Tax under applicable Law remitting to the other 50 percent of such additional assessment within 20 days after receiving notice of a final determination, and (ii) Buyer and Seller shall share equally the amount of any such refund, with the Party receiving such refund paying 50 percent of such refund to the other within 20 days after receiving such refund (or claiming an offset against Taxes relating to such refund).

          (b)   Buyer will be responsible for the preparation and timely filing of all Tax Returns associated with the Business, the Purchased Assets and the Business Employees for (i) in the case of property Taxes and payroll Taxes, all periods that begin before and end after the Closing Date (the "Straddle Period Taxes"), and (ii) in the case of all Taxes, all periods that begin after the Closing Date, and for the timely payment of all Taxes described in clauses (i) and (ii) of this Section 8.7(b).

          (c)   Any Tax Return that reflects Transfer Taxes or that reflects Taxes to be prorated in accordance with Section 3.4 will be subject to the approval of the Party not preparing such return, which approval will not be unreasonably withheld or delayed. Each Party will make any such Tax Return prepared by it available for the other Party's review and approval no later than twenty (20) Business Days prior to the due date for filing such Tax Return.

          (d)   Buyer, Parent and Seller will, and Parent will cause Seller's successor to, provide one another with such assistance as may reasonably be requested by such other Persons in connection with the preparation of any Tax Return, any audit or other examination by any Governmental Entity, or any judicial or administrative proceedings relating to liability for Taxes, and each of Buyer, Parent and Seller will, and Parent will cause Seller's successor to, retain and provide the other with any records or information which may be relevant to such return, audit or examination or proceedings. Any information obtained pursuant to this Section 8.7(d) or pursuant to any other Section hereof providing for the sharing of information in connection with the preparation of, or the review of, any Tax Return or other schedule relating to Taxes will be kept confidential by the Parties hereto in accordance with Section 8.2(b).

        8.8.    Employees and Employee Benefits.

          (a)   No later than twenty (20) Business Days prior to the Closing Date, Buyer will give Qualifying Offers of employment commencing as of the Closing Date to all Business Employees, including any such employees who are on a leave of absence under the Family and Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act or other applicable Law, or authorized under Seller's established leave policy, including short-term or long-term disability. For this purpose, a "Qualifying Offer" means employment at a level of base pay at least equal to the Business Employee's base pay in effect immediately prior to the Closing Date, and with a primary work location no more than fifty (50) miles from the Business Employee's primary work location immediately prior to the Closing Date; provided, however, that with respect to any Business Employee who is covered by a Collective Bargaining Agreement or Successor Collective Bargaining Agreement, the Qualifying Offer shall be on terms and conditions set forth in the Collective Bargaining Agreement, Successor Collective Bargaining Agreement or, if applicable, a new collective bargaining agreement negotiated by Buyer covering such employee. Each Business Employee who becomes employed by Buyer pursuant to this Section 8.8(a) is referred to herein as a "Transferred Employee." Each Transferred Employee who is covered by a Collective Bargaining Agreement or a Successor Collective Bargaining Agreement shall be referred to herein as a "CB Transferred Employee," and each Transferred Employee who is not covered by a Collective Bargaining Agreement or a Successor Collective Bargaining Agreement shall be referred to herein as a "Non-CB Transferred Employee."

          (b)   All offers of employment made by Buyer pursuant to Section 8.8(a) will be made in accordance with all applicable Laws, will be conditioned only on the occurrence of the Closing, and will remain open until the Closing Date. Any such offer which is accepted before it expires will thereafter be irrevocable, except for good cause. Following acceptance of such offers, Buyer will provide written notice thereof to Seller and Seller will, or Parent will cause Seller's successor to, provide Buyer with access to the Transferred Employee Records consistent with applicable Law. Buyer will be responsible for all liabilities and obligations for and with respect to any Business Employees who do not become Transferred Employees including (i) pursuant to Exhibit 8.8(d)(ii)(C), (ii) due to retirement by such employee after the date hereof and prior to Closing, (iii) severance benefits which become payable to such Business Employee upon any termination of such Business Employee's employment on or following the Closing Date, and (iv) the benefits described in Section 8.8(d)(ii)(D), but not including liabilities and obligations with respect to insured welfare benefits provided to such Business Employee for periods prior to the Closing Date. Without limiting the obligations of Buyer hereunder, the employment of each Business Employee who does not become a Transferred Employee as of the Closing shall be terminated immediately following the Closing by Seller or the applicable Affiliate of Seller.

          (c)   From and after the Closing Date, Buyer will recognize the union locals that are the counterparties to Seller under the Collective Bargaining Agreements or any Successor Collective Bargaining Agreements entered into in compliance with Section 8.1(a) (the "Locals") as the exclusive bargaining representatives of the bargaining units that include CB Transferred Employees. No later than twenty (20) Business Days prior to the Closing Date, Buyer will negotiate and reach agreement with each Local on the terms and conditions of a new collective bargaining agreement to be effective from and after the Closing Date with respect to the applicable bargaining unit represented by such Local (each such agreement being referred to as a "New CBA"). Should Buyer fail to successfully negotiate a New CBA with a Local at least twenty (20) Business Days prior to the Closing Date, then at the Closing, Buyer will assume the existing Collective Bargaining Agreement or, as applicable, Successor Collective Bargaining Agreement entered into in compliance with Section 8.1(a), to the extent applicable to the bargaining unit represented by such Local and to the extent consistent with applicable Law; provided that Buyer shall not assume any of the Benefit Plans (but may receive assets to be transferred from such plans pursuant to Exhibit 8.8(d)(ii)(C)), and Buyer will instead provide benefits of the type and amount described in the existing Collective Bargaining Agreements or Successor Collective Bargaining Agreements entered into in compliance with Section 8.1(a), as applicable, through Buyer's own benefit plans and arrangements. Buyer agrees that (i) upon request by Seller, Buyer will notify Seller of the status of negotiations with each Local, and (ii) no later than nineteen (19) Business Days prior to the Closing Date, Buyer will notify Seller whether a New CBA has been successfully negotiated with such Local.

          (d)   The following will be applicable with respect to the Transferred Employees, Business Employees, Current Retirees, and Other Plan Participants as appropriate. For all purposes of this Section 8.8, determinations as to whether any individuals are "similarly situated" shall be made by Buyer in its reasonable discretion.

            (i)    From and after the Closing, the Transferred Employees will accrue no additional benefits under any Benefit Plan or any other employee benefit plan, policy, program, or arrangement of Seller, Parent or their respective Affiliates.

            (ii)   As of the Closing, with respect to the CB Transferred Employees, Buyer will provide benefits of the type and amount described in the relevant collective bargaining agreements through Buyer's own benefit plans and arrangements. As of the Closing and extending through December 31 of the calendar year following the calendar year in which the Closing occurs, Buyer will cause the Non-CB Transferred Employees to be covered by Buyer benefit plans that provide compensation and employee benefits (excluding (i) equity or equity based compensation, and (ii) change in control, severance or retention payments) that are no less favorable in the aggregate than provided to the Non-CB Transferred Employees immediately before the Closing; provided, that in determining the timing, amount and terms and conditions of equity compensation and other incentive awards to be granted to Non-CB Transferred Employees, Buyer will treat in a substantially similar manner Non-CB Transferred Employees and similarly situated other employees of Buyer (including by reason of job duties and years of service). The commitments under this Section 8.8(d)(ii) require the following with respect to the Non-CB Transferred Employees and, to the extent not addressed in the relevant collective bargaining agreement, the CB Transferred Employees:

              (A)  With respect to welfare benefit plans, Buyer agrees to waive or to cause the waiver of all restrictions, limitations or exclusionary periods as to pre-existing conditions, actively-at-work exclusions, waiting periods and proof of insurability requirements (to the extent allowable under Buyer's welfare benefit plans and insurance policies) for the Transferred Employees to the same extent waived or satisfied under the corresponding Benefit Plans. With respect to the calendar year in which the Closing Date occurs, all eligible expenses incurred by any such employees or any eligible dependent thereof, including any alternate recipient pursuant to qualified medical child support orders, in the portion of the calendar year preceding the Closing Date that were qualified to be taken into account for purposes of satisfying any deductible, co-insurance or out-of-pocket limit under any Seller Benefit Plan will be taken into account for purposes of satisfying any deductible, co-insurance or out-of-pocket limit under similar plans of Buyer for such calendar year. As soon as practicable, but in no event later than sixty (60) days after the Closing Date, Seller will, or Parent will cause Seller's successor to, provide Buyer with all relevant information necessary or reasonably requested by Buyer for purposes of administering this provision, consistent with applicable Law.

              (B)  With respect to service and seniority, Buyer will recognize the service and seniority of each of the Transferred Employees recognized by Seller for all material purposes, including the determination of eligibility and vesting, the extent of service or seniority-related welfare benefits, and eligibility for and level of retiree health benefits, but in any event not for purposes of determining the accrual of pension benefits and levels of pension or other retirement income benefits.

              (C)  The Parties will comply with the provisions set forth on Exhibit 8.8(d)(ii)(C).

              (D)  Buyer will assume all liabilities, obligations, and responsibilities with respect to providing post-retirement health and life insurance benefits arising under or pursuant to existing plans and agreements of Seller ("Post-Retirement Welfare Benefits") to (i) the persons listed on Schedule 8.8(d)(ii)(D)and any Business Employee who retires between the date hereof and the Closing Date (such listed persons and such Business Employees, the "Current Retirees"), and their spouses and eligible dependents, and (ii) the Business Employees (together with the Current Retirees, the "Covered Individuals") and their spouses and eligible dependents. From and after the Closing, Buyer will continue to provide to the Covered Individuals Post-Retirement Welfare Benefits that, in material respects, are comparable to in the aggregate those Post-Retirement Welfare Benefits provided to such Covered Individuals immediately prior to the Closing Date, under cost-sharing structures that either are at least as favorable as the cost-sharing structures in effect for and available to the Covered Individuals immediately prior to the Closing Date (as adjusted for inflation); provided that if Buyer reduces or eliminates any Post-Retirement Welfare Benefits provided to Covered Individuals from such benefits that are available to such individuals under the terms and conditions of the existing plans and agreements of Seller applicable to such individuals as in effect on the date hereof, any liabilities arising in connection with such reduction or elimination shall be deemed an Assumed Obligation and Buyer will be responsible therefor.

              (E)  With respect to the Aquila, Inc. Retirement Investment Plan (the "Savings Plan"), Seller will vest Transferred Employees in their Savings Plan account balances as of the Closing Date. Buyer will take all actions necessary to establish or designate a defined contribution plan and trust intended to qualify under Section 401(a) and Section 501(a) of the Code in which Transferred Employees are eligible to participate (x) to recognize the service that the Transferred Employees had in the Savings Plan for purposes of determining such Transferred Employees' eligibility to participate, vesting, attainment of retirement dates, contribution levels, and, if applicable, eligibility for optional forms of benefit payments, and (y) to accept direct rollovers of Transferred Employees' account balances in the Savings Plan, including transfers of loan balances and related promissory notes, provided that such loans would not be treated as taxable distributions at any time prior to such transfer.

              (F)  Within sixty (60) days after the Closing Date, Seller will, or Parent will cause Seller's successor to, transfer to a flexible spending plan maintained by Buyer any balances standing to the credit of Transferred Employees under Seller's flexible spending plan as of the day immediately preceding the Closing Date, net of any negative balances in the applicable accounts at such time. As soon as practicable after the Closing Date, Seller will, or Parent will cause Seller's successor to, provide to Buyer a list of those Transferred Employees that have participated in the health or dependent care reimbursement accounts of Seller, together with (x) their elections made prior to the Closing Date with respect to such account and (y) balances standing to their credit as of the day immediately preceding the Closing Date. As of the transfer described in the first sentence hereof, the flexible spending plan maintained by Buyer shall assume the rights and obligations of Seller's flexible spending plan with respect to the Transferred Employees for the remainder of the year in which such transfer occurs. For the avoidance of doubt, this paragraph shall not be construed to require a transfer with respect to any Transferred Employee of an amount in excess of such employee's unreimbursed contributions to the flexible spending plan as of the date of transfer.

            (iii)  With respect to severance benefits, Buyer will provide to any Non-CB Transferred Employee who is terminated by Buyer (other than for cause) prior to the date which is one (1) year following the Closing Date, severance benefits comparable to those provided by Seller under Seller's severance plans and policies (other than any plans or policies with respect to stock options or other types of equity compensation) in effect immediately prior to the Closing Date. Any employee who is provided severance benefits under this Section 8.8(d)(iii) may be required to execute a release of claims against Buyer, Seller and their respective Affiliates and successors, in such form as Buyer reasonably prescribes, as a condition for the receipt of such benefits.

            (iv)  Parent will, or will cause Seller or its successor to, provide COBRA Continuation Coverage to any current and former Business Employees, or to any qualified beneficiaries of such Business Employees, who become or became entitled to COBRA Continuation Coverage on or before the Closing, including those for whom the Closing occurs during their COBRA election period. Buyer will be responsible for extending and continuing to extend COBRA Continuation Coverage to all Transferred Employees (and their qualified beneficiaries) who incur a COBRA qualifying event and thus become entitled to such COBRA Continuation Coverage following the Closing.

            (v)   Without limiting the obligations of the Parties under Sections 8.8(d)(ii)(C) and 8.8(d)(ii)(D), Seller or its Affiliates will pay or cause to be paid to all Transferred Employees, all compensation (including any accrued vacation carried over to the calendar year of the Closing from a previous calendar year), workers' compensation or other employment benefits to which they are entitled or that have accrued under the terms of the applicable compensation or Seller Benefit Plans or programs with respect to employment or events occurring prior to the Closing Date; provided that if any of the CB Transferred Employees elect to retain or carryover accrued and unused vacation days rather than receive such payments, Seller or its Affiliates will pay or cause to be paid to Buyer an amount equal to the aggregate amount that would otherwise have been paid to such CB Transferred Employees with respect to such vacation days, and Buyer will honor all such accrued and unused vacation days of such CB Transferred Employees as of the Closing. Buyer will pay to each Transferred Employee all unpaid salary or other compensation or employment benefits (but not including any compensation attributable to stock options or other types of equity compensation granted by Seller) which accrue to such employee from and after the Closing Date, at such times as provided under the terms of the applicable compensation or benefit programs.

            (vi)  Without limiting the obligations of the Parties under Sections 8.8(d)(ii)(C) and 8.8(d)(ii)(D), Business Employees who on the Closing Date are not actively at work due to a leave of absence covered by the Family and Medical Leave Act, the Uniformed Service

    Employment and Reemployment Rights Act or other applicable Law, or other authorized leave of absence under Seller's established leave policy, including short-term or long-term disability, will be provided by Buyer with benefits and compensation during such leave that is substantially similar to the benefits and compensation provided to such employees by Seller prior to the Closing Date, and will be treated as Transferred Employees on the date that they are able to return to work (provided that such return to work occurs within the authorized period of their leaves following the Closing Date) and are able to perform the essential functions of their jobs with or without reasonable accommodation. Seller shall provide Buyer with a list of such individuals as of the Closing Date with the scheduled dates for expiration of their leaves.

            (vii)    Buyer will assume Seller's obligations as of the Closing Date to pay nonqualified deferred compensation to the applicable Business Employees and former Business Employees.

          (e)   On or before the Closing Date, Seller shall provide Buyer a list of the names and sites of employment of any and all Business Employees who have experienced, or will experience, an employment loss or layoff as defined by WARN Act or any similar applicable state or local Law requiring notice to employees in the event of a closing or layoff within ninety (90) days prior to the Closing Date. Seller shall update this list up to and including the Closing Date. For a period of ninety (90) days after the Closing Date, Buyer shall not engage in any conduct which would result in an employment loss or layoff for a sufficient number of employees of Buyer which, if aggregated with any such conduct on the part of Seller prior to the Closing Date, would trigger the WARN Act or any similar applicable Law. Without limiting the foregoing, Buyer will be responsible, with respect to the Business, for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification to Transferred Employees of any "employment loss" within the meaning of the WARN Act which occurs at or following the Closing Date.

          (f)    From and after the Closing Date, with respect to worker's compensation, Buyer shall assume, discharge, pay and be solely liable for all Losses in respect of any Claims pending as of or commenced after the Closing Date resulting from actual or alleged harm or injury to any Business Employee regardless of when the incident or accident giving rise to such liability occurred or occurs. Buyer shall make all necessary arrangements to assume all such worker's compensation claim files, whether opened or closed, as of the Closing Date, and will make the necessary arrangements for assuming the continued management of such liabilities.

          (g)   From and after the Closing Date, except to the extent any such Losses are covered under Seller's or an Affiliates' third party insurance plans or policies, reinsurance policies or arrangements, or trusts or other funding vehicles, Buyer shall assume, discharge, pay and be solely liable for health, accidental death and dismemberment, short term disability or life insurance coverage and any medical or dental benefits to the Business Employees and their eligible dependents.

          (h)   Buyer agrees that from and after the Closing Date, if a Business Employee commences an action, suit or proceeding relating to an employment-related claim (but excluding, in any event the ERISA Case), any resulting Liability shall be the responsibility of Buyer. Parent shall reasonably cooperate with Buyer in the defense of any such claim to the extent that the applicable actions or events transpired preceding the Closing Date.

          (i)    For purposes of Sections 8.8(f), 8.8(g) and 8.8(h), the term "Business Employees" shall also include any individuals who (A) were employed principally for the Business at the time the incident or circumstances giving rise to such suit, claim, action, proceeding or Loss occurred, and (B) who are not employed by Seller either as of the date hereof or as of the Closing Date.

          (j)    No provision in this Agreement shall modify or amend any other agreement, plan, program or document, including any of Buyer's benefit plans or arrangements, unless this Agreement explicitly states that the provision "amends" that other agreement, plan, program or document. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to another agreement, plan, program or document, unless a provision is explicitly designated as such in this Agreement, and the person is otherwise entitled to enforce such other agreement, plan, program or document. If a party not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to another agreement, plan, program or document, and such provision is construed to be such an amendment despite not being explicitly designated as an amendment in this Agreement, such provision shall lapse retroactively, thereby precluding it from having any amendatory effect. The provisions of this Section 8.8 are not, and will not be construed as being, for the benefit of any Person other than the Parties, and are not enforceable by any Persons (including Transferred Employees, Current Retirees, and Other Plan Participants) other than such Parties.

          (k)   Following the Closing, if Buyer or Seller or its successor identifies any individual that was incorrectly classified by Seller (including employees not listed in Schedule 1.1-B) with respect to whether such individual was a Business Employee, a former employee of the Natural Gas Businesses or a Current Retiree, as applicable, Buyer and Seller, or Parent shall cause Seller's successor to, each agree to notify the other Party and, acting in good faith, to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable to cause such individual to be appropriately classified for purposes of this Agreement, and to allocate the liabilities and obligations related to such re-classified individual in accordance with the terms hereof.

        8.9.    Eminent Domain; Casualty Loss.

          (a)   If, before the Closing Date, any of the Purchased Assets are taken by eminent domain or condemnation, or are the subject of a pending or (to Seller's Knowledge) contemplated taking which has not been consummated, Seller will (i) notify Buyer promptly in writing of such fact, and (ii) at the Closing assign, or Seller shall, or Parent shall cause Seller's successor to, assign to Buyer all of Seller's right, title, and interest in and to any proceeds or payments received, or to be received, in compensation for such taking.

          (b)   If, before the Closing Date, all or any material portion of the Purchased Assets are damaged or destroyed by fire or other casualty, Seller will notify Buyer promptly in writing of such fact and, at the Closing assign, or Seller shall, or Parent shall cause Seller's successor to, assign all of Seller's right, title, and interest in and to any insurance recoveries received, or to be received, in compensation for such damage or destruction less any such amounts received, or to be received, to reimburse Seller for expenditures incurred by Seller to repair or replace such Purchased Assets.

          (c)   Seller and Buyer will use their reasonable best efforts (without being required to make payment to any third party or to incur any economic burden) to obtain from each holder of any Preferential Purchase Right a written waiver of such Preferential Purchase Right if required with respect to the transactions contemplated by this Agreement (an "Applicable Preferential Purchase Right"). If the Parties cannot obtain a waiver of an Applicable Preferential Purchase Right, the Parties will cooperate, using reasonable best efforts, to provide for compliance with the terms of such Applicable Preferential Purchase Right. In the event that any Purchased Asset remains subject to such Applicable Preferential Purchase Right as of the Closing, in lieu of any adjustment to the Purchase Price, Seller will, or Parent will cause Seller's successor to, at the Closing assign to Buyer, as a Purchased Asset, all of Seller's right, title, and interest in and to all rights of Seller with respect to such Applicable Preferential Purchase Right, including proceeds received or to be received in respect to such Applicable Preferential Purchase Right, and will assign to Buyer and Buyer will assume, as Assumed Obligations, all obligations of Seller with respect to such Applicable Preferential Purchase Right. If any third party holding a Preferential Purchase Right exercises such right prior to the Closing, Seller shall promptly give Buyer written notice of such exercise. Buyer and Seller hereby expressly acknowledge and agree that nothing in this Agreement constitutes an offer or agreement to sell, transfer, dispose of, purchase, assume, or acquire any asset subject to a Preferential Purchase Right except upon the Closing following the satisfaction of all conditions to Closing specified in this Agreement. Neither this Agreement nor anything herein or in connection herewith shall be deemed to obligate Seller to sell, transfer, assign or otherwise dispose of any Purchased Asset or Assumed Obligation, to Buyer or any other Person, except upon the Closing following the satisfaction or waiver of all conditions to Closing specified in this Agreement.

          (d)   A condemnation or taking of, casualty or exercise of a Preferential Purchase Right set forth in Schedule 5.8 with respect to, any Purchased Asset, and any effects thereof (including any resulting termination of any Franchise or other agreement principally related to such Purchased Asset), may be taken into account in determining whether a Material Adverse Effect has occurred; provided that to the extent Buyer is assigned the rights, title and interest to any payments or proceeds received by Seller with respect to any such condemnation or taking, casualty or exercise of a Preferential Purchase Right, such payments or proceeds may be considered in determining whether any Material Adverse Effect has occurred; provided further that assignment of such proceeds or payments to Buyer shall not necessarily mean a Material Adverse Effect did not occur.

        8.10.    Transitional Use of Signage and Other Materials Incorporating Seller's Name or other Logos.    Parent acknowledges that it will have no ongoing claim or rights in or to the Seller Marks. Within one hundred eighty (180) days following the Closing Date, Parent will remove or cause the removal of the Seller Marks from all signage or other items relating to or used in connection with the Excluded Assets and, thereafter, Parent will not use or permit the use of any Seller Marks.

        8.11.    Litigation Support.    In the event and for so long as Buyer, Parent or Seller or its successor is actively contesting or defending against any third-party Claim in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Seller, Buyer, Parent and Seller will, and Parent will cause Seller's successor to, cooperate with the contesting or defending Person and its counsel in the contest or defense, make reasonably available its personnel, and provide such testimony and access to its books and records as is reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Person.

        8.12.    Audit Assistance.

          (a)   If, (i) during or for the period beginning on the date hereof and ending on the Closing Date, Buyer is, in connection with any annual or quarterly report filed with the SEC, required by the SEC to file audited or reviewed financial statements of the Business in respect of any period occurring prior the Closing Date, or (ii) during or for the period beginning on the date hereof and ending on the last day of the calendar year of the Closing, Buyer is, in connection with a registration statement or other voluntary filing to be filed by Buyer with the SEC, required by the SEC to file audited or reviewed financial statements of the Business in respect of any period occurring prior the Closing Date, then in each case at Buyer's request, as applicable, Seller will, or Parent will cause Seller's successor to, use its reasonable best efforts to cause Seller's auditor to, at Buyer's sole cost and expense, (a) cooperate with and provide Buyer access to such information, books and records as necessary for Buyer to prepare audited and interim or reviewed financial statements of the Business, and (b) agree to provide to Buyer an audit or review of the financial statements of the Business, for the periods necessary to satisfy the SEC requirements (and any consents, if any, to use such audited or reviewed financial statements in Buyer's SEC filings). Further, Seller will use reasonable best efforts to assist Buyer in preparing pro forma financial information that in Buyer's reasonable judgment may be required to be included in any such filing or prospectus, offering memorandum or other document or materials that may be prepared in connection with the Buyer Financing or otherwise on or prior to the Closing, and, whether or not Seller's auditor is retained by Buyer to conduct an audit or review of the Business, Seller will, or Parent will cause Seller's successor to (x) use its reasonable best efforts to cause Seller's auditor to, at Buyer's sole cost and expense, make available to Buyer and its auditors the work papers and other documents and records reasonably requested by Buyer that were created prior to the Closing and relate principally to the Business, and (y) cooperate with Buyer, at Buyer's sole cost and expense, in obtaining an audit or review of the Business, in each case, to the extent required by the SEC.

          (b)   Seller acknowledges and agrees that any audited and interim or reviewed financial statements and related information prepared in accordance with this Section 8.12 will not be deemed Confidential Information for purposes of this Agreement.

        8.13.    Notification of Customers.    As soon as practicable following the Closing, Seller will, or Parent will cause Seller's successor to, cooperate with Buyer to cause to be sent to customers of the Business a notice of the transfer of the customers from Seller to Buyer (the "Customer Notification"). The Customer Notification will contain such information as is required by Law and approved by Buyer and Seller, which approval will not be unreasonably withheld or delayed.

        8.14.    Financing.    Buyer will use reasonable best efforts to take or to cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or advisable to close the Buyer Financing on the terms and conditions described in the Buyer Financing Commitments by the date upon which the Closing Date is contemplated to occur in accordance with Section 4.1 (provided and to the extent that Buyer has not otherwise obtained funds sufficient to pay the Purchase Price through other sources of funds and provided that Buyer may replace or amend the Buyer Financing Commitments after consultation with Parent and Seller but only if the terms of such replacement or amended Buyer Financing Commitments, including with respect to conditionality, would not adversely impact Buyer's ability to consummate the transactions contemplated by this Agreement or the Partnership Interests Purchase Agreement, or otherwise prevent, impact or delay the consummation of the transactions contemplated by this Agreement or the Partnership Interests Purchase Agreement), including paying the commitment fees arising under the Buyer Financing Commitments as and when such fees become due and payable during the period beginning on the date hereof and ending on the Closing Date, and using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on the terms and conditions contained therein and (ii) to satisfy on a timely basis all conditions applicable to obtain the Buyer Financing. In the event any portion of the Buyer Financing becomes unavailable on the terms and conditions contemplated in the Buyer Financing Commitments and Buyer has not otherwise obtained other sources of funds, Buyer will use reasonable best efforts to obtain alternative financing from alternative sources by the date upon which the Closing Date is contemplated to occur in accordance with Section 4.1. Buyer will give prompt notice to Seller and Parent of any material breach of the Buyer Financing Commitments of which Buyer becomes aware or any termination of the Buyer Financing Commitments or any Buyer Financing. Buyer will keep Seller and Parent informed on a regularly current basis in reasonable detail of the status of the Buyer Financing.

        8.15.    Document Delivery.    The Parties will work cooperatively to make available to Buyer prior to the Closing such Documents as are reasonably necessary to transition the control and operation of the Business to Buyer at the Closing with minimal interruptions or disruptions in the conduct of the Business. At or within a reasonably practicable period of time after the Closing Date, Seller will, or

Parent will cause Seller's successor to, deliver to Buyer, at such location mutually agreed upon by Buyer and Seller or its successor, any remaining Documents. At Buyer's reasonable request, Seller will, or Parent will cause Seller's successor to, use reasonable best efforts to make available in an electronic format compatible with Buyer's electronic systems any Documents and other books and records relating to the Purchased Assets which are maintained by Seller in electronic form.

        8.16.    Surveys' Title Insurance, Estoppel Certificates, and Non-Disturbance Agreements.    At Buyer's option and at Buyer's sole cost and expense, Buyer may obtain (i) surveys desired by Buyer in respect of the Real Property, in form and substance reasonably satisfactory to Buyer; (ii) title insurance policies in current ALTA Form or equivalent covering the Real Property, insuring title to the applicable Real Property as vested in Buyer, and in form, substance, and amounts reasonably satisfactory to Buyer, and without limiting the generality of the foregoing, with all requirements satisfied or waived, with all exceptions deleted, and with all endorsement thereto to the extent desired by Buyer; and (iii) all estoppel certificates and non-disturbance agreements desired by Buyer in respect of any real property leases included in the Purchased Assets, in form and substance reasonably satisfactory to Buyer and to the parties providing such certificates and agreements. Seller agrees, and Parent agrees to cause Seller's successor, to cooperate as reasonably requested by Buyer (at Buyer's expense) in its efforts to obtain such items, provided that (y) none of Seller, Parent, Seller or Seller's successor shall be required to make any payment to any third party or incur any economic burden in connection therewith, and (z) Buyer's obtaining any such items shall not be a requirement of or a condition to the Closing. In addition, with respect to Seller's and Seller's successor's cooperation with Buyer's reasonable requests to obtain title insurance under clause (ii) above, neither Seller nor Seller's successor, except to the extent required to satisfy the Closing condition set forth in Section 9.2(f), and except for such actions as may be necessary to enable Buyer's title insurance company to insure title to the applicable Real Property as vested in Buyer, shall be required to cure any purported defects, cause any exceptions to be deleted, or provide any affidavits, indemnities, or representations or warranties to any title company issuing such title insurance.

        8.17.    Post-Closing Release of Encumbrances and Transfer of Purchased Assets.

          (a)   Notwithstanding anything to the contrary herein, if any Non-Permitted Encumbrances on the Business or the Purchased Assets are not released on or before the Closing, and such Non-Permitted Encumbrances secure or are created by or in respect of the Excluded Liabilities, or are for material delinquent Taxes or material delinquent assessments, Seller shall, and Parent shall cause Seller's successor to, promptly make such payments and take such actions as necessary to obtain the release of such Non-Permitted Encumbrances after the Closing.

          (b)   Notwithstanding anything to the contrary herein, if Seller fails to deliver any deeds of conveyance or assignments or other instruments, certificates or documents as necessary to transfer any of the Purchased Assets to Buyer at the Closing, Seller shall, and Parent shall cause Seller's successor to, promptly execute and deliver such deeds of conveyance, assignments or other instruments, certificates or documents and take such actions as necessary to transfer such Purchased Assets to Buyer as soon as practicable after the Closing.

        8.18.    Shared Code Licenses.    Buyer hereby grants to Parent a worldwide, non-exclusive, royalty-free, fully paid-up, sublicensable, transferable license to use, reproduce, make derivative works of, distribute, display and perform the Shared Code that is included in the Purchased Assets. Parent hereby grants to Buyer a worldwide, non-exclusive, royalty-free, fully paid-up, sublicensable, transferable license to use, reproduce, make derivative works of, distribute, display and perform the Shared Code that is included in the Excluded Assets. Except as set forth in the Transition Services Agreement, neither Buyer nor Parent shall have any obligation to support, maintain, provide updates or upgrades for, or otherwise provide any assistance to the other in connection with, the Shared Code. The foregoing licenses shall be binding on the respective successors and assigns of Buyer and Parent.

ARTICLE IX.
CONDITIONS TO CLOSING

        9.1.    Conditions to Each Party's Obligations to Effect the Closing.    The respective obligations of each Party to effect the transactions contemplated hereby are subject to the satisfaction or waiver by Buyer and Seller at or prior to the Closing Date of each of the following conditions:

          (a)   The waiting period under the HSR Act, including any extension thereof, applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated;

          (b)   No applicable Law prohibiting consummation of the transactions contemplated in this Agreement shall be in effect, except where the violation of Law resulting from the consummation of the transactions contemplated in this Agreement would not, individually or in the aggregate, reasonably be expected to have an impact (other than an insignificant impact) on the Business, the Purchased Assets, the Colorado Business and the Colorado Assets, taken as a whole, and no court of competent jurisdiction in the United States will have issued any Order that is in effect and enjoins the consummation of the transactions contemplated hereby (each Party agreeing to use its reasonable best efforts to have any such Order lifted); and

          (c)   Seller, Parent and Merger Sub will be in a position to consummate the Merger immediately following the closing of the transactions contemplated by this Agreement and the Partnership Interests Purchase Agreement.

        9.2.    Conditions to Obligations of Buyer.    The obligation of Buyer to effect the transactions contemplated hereby is also subject to the satisfaction or waiver by Buyer, at or prior to the Closing Date of the following conditions:

          (a)   Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing;

          (b)   Seller, Parent and Merger Sub shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by such Person on or prior to the Closing Date (other than Section 4.3, which is subject to Section 9.2(f));

          (c)   The representations and warranties of Seller set forth in ARTICLE V of this Agreement, and the representations and warranties of Parent and Merger Sub set forth in ARTICLE VII of this Agreement, shall be true and correct as of the Closing Date, as if made at and as of the Closing Date (except to the extent that any such representation or warranty is expressly made as of an earlier date, in which case such representation and warranty will be true and correct only as of such date), except where the failure or failures of such representations and warranties to be so true and correct (without giving effect to any limitations or exceptions as to materiality or Material Adverse Effect set forth therein) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

          (d)   Buyer shall have received a certificate from the Chief Executive Officer of each of Parent and Seller, dated the Closing Date stating that, to the best of such officer's knowledge, the conditions set forth in Sections 9.2(b) and 9.2(c) regarding Parent and Seller, respectively, have been satisfied;

          (e)   The Required Regulatory Approvals shall have been obtained and become Final Regulatory Orders, and no terms (excluding those proposed in the applications for the Required Regulatory Approvals) shall have been imposed in connection with such Final Regulatory Orders by any Governmental Entity which terms, individually or in the aggregate, would reasonably be expected to result in a Regulatory Material Adverse Effect;

          (f)    Buyer shall have received the items to be delivered pursuant to Section 4.3; provided that the failure to deliver the items required to be delivered pursuant to Sections 4.3(e)-(i) shall not be construed as a failure to satisfy the requirements of this Section 9.2(f) to the extent any deed, assignment, instrument of conveyance or certificate of title, termination or release (i) otherwise required pursuant to Sections 4.3(e)-(h) relates to parcels of immaterial Real Property, immaterial Easements, or immaterial titled or other Purchased Assets, each of which is subject to transfer subsequent to the Closing pursuant to Section 8.17; or (ii) otherwise required pursuant to Section 4.3(i) relates to terminations or releases of Non-Permitted Encumbrances on the Purchased Assets requiring the payment of immaterial amounts of cash, or the delivery of instruments, certificates or other documents or items required to remove Non-Permitted Encumbrances on assets that are immaterial to the Business, the Purchased Assets, the Colorado Business and the Colorado Assets, taken as a whole, and are subject, in each case, to release subsequent to the Closing pursuant to Section 8.17; and

          (g)   The consummation of the transactions contemplated by the Partnership Interests Purchase Agreement shall have occurred or shall occur concurrently with the Closing.

        9.3.    Conditions to Obligations of Seller.    The obligations of Seller to effect the transactions contemplated hereby is also subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a)   Buyer shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Closing Date;

          (b)   The representations and warranties of Buyer which are set forth in ARTICLE VI of this Agreement shall be true and correct as of the Closing Date, as if made at and as of the Closing Date (except to the extent that any such representation or warranty is expressly made as of an earlier date, in which case such representation and warranty will be true and correct only as of such date), except where the failure or failures of such representations and warranties to be so true and correct (without giving effect to any limitations or exceptions as to materiality set forth therein) that do not, individually or in the aggregate, cause such representations and warranties of Buyer to be materially inaccurate taken as a whole;

          (c)   Seller shall have received a certificate from the Chief Executive Officer of Buyer, dated the Closing Date, stating that to the best of such officer's knowledge, the conditions set forth in Sections 9.3(a) and 9.3(b) have been satisfied;

          (d)   The Required Regulatory Approvals shall have been obtained and become Final Regulatory Orders; and no terms (excluding those proposed in the applications for the Required Regulatory Approvals) shall have been imposed in connection with such Final Regulatory Orders by any Governmental Entity which terms, individually or in the aggregate, would reasonably be expected to result in a Regulatory Material Adverse Effect affecting the Post-Sale Company (as defined in the Merger Agreement);

          (e)   Seller shall have received the other items to be delivered pursuant to Section 4.4; and

          (f)    The consummation of the transactions contemplated by the Partnership Interests Purchase Agreement shall have occurred or shall occur concurrently with the Closing.

        9.4.    Invoking Certain Provisions.    Any Party seeking to claim that a condition to its obligation to effect the transactions contemplated hereby has not been satisfied by reason of the fact that a Material Adverse Effect or a Regulatory Material Adverse Effect has occurred or would reasonably be expected to occur or result will have the burden of proof to establish that occurrence or expectation.

ARTICLE X.
TERMINATION AND OTHER REMEDIES

        10.1.    Termination.

          (a)   This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Seller, Buyer and Parent.

          (b)   This Agreement may be terminated by Seller or Buyer if the Closing has not occurred on or before the first anniversary of the date of this Agreement (the "Termination Date"); provided that, if Buyer or Seller determines that additional time is necessary to obtain any of the Required Regulatory Approvals, the Material Company Regulatory Consents or the Material Parent Regulatory Consents (each as defined in the Merger Agreement), or the "Required Regulatory Approvals" as defined in the Partnership Interests Purchase Agreement, or if all of the conditions to Parent's obligations to consummate the Merger shall have been satisfied or shall be then capable of being satisfied and this Agreement fails to be consummated by reason of a breach by Parent of its obligation to be in a position to consummate the Merger after the Closing, the Termination Date may be extended by Buyer or Seller from time to time by written notice to the other Party and to Parent up to a date not beyond eighteen (18) months after the date of this Agreement, any of which dates shall thereafter be deemed to be the Termination Date; provided further that the right to terminate this Agreement under this Section 10.1(b) will not be available to a Party that has breached in any material respect its obligations under this Agreement in any manner that will have proximately contributed to the failure of the Closing to occur on or before the Termination Date.

          (c)   This Agreement may be terminated by either Seller or Buyer if (i) any Required Regulatory Approval has been denied by the applicable Governmental Entity and all appeals of such denial have been taken and have been unsuccessful, or (ii) one or more courts of competent jurisdiction in the United States or any State has issued an Order permanently restraining, enjoining, or otherwise prohibiting the Closing, and such Order has become final and nonappealable.

          (d)   This Agreement may be terminated by Buyer if there has been a material breach of any representation, warranty, or covenant made by Seller in this Agreement, or any representation or warranty of Seller shall have become untrue after the date of this Agreement, so that Section 9.2(b) or 9.2(c) would not be satisfied and this breach or failure to be true, is not curable, or if curable, is not curable by the Termination Date (as the same may be extended).

          (e)   This Agreement may be terminated by Seller if the Board of Directors of Seller approves a Superior Proposal (as defined in the Merger Agreement) and authorizes Seller to enter into a binding written agreement with respect to that Superior Proposal and, in connection with the termination of the Merger Agreement and entering into the agreement reflecting the Superior Proposal, pays into a joint bank account in the names of Buyer and Parent by wire transfer of same day funds the Company Termination Fee (as defined in the Merger Agreement) required to be paid pursuant to Section 9.5(b) of the Merger Agreement.

          (f)    This Agreement may be terminated by Seller if there has been a material breach of any representation, warranty, or covenant made by Buyer in this Agreement, or any representation or warranty of Buyer shall have become untrue after the date of this Agreement, so that Sections 9.3(a) and 9.3(b) would not be satisfied and this breach or failure to be true is not curable, or if curable, is not curable by the Termination Date (as the same may be extended).

          (g)   This Agreement may be terminated by Buyer or Seller upon or following the termination of the Merger Agreement in accordance with its terms.

        10.2.    Procedure and Effect of Termination.    In the event of termination of this Agreement pursuant to Section 10.1, written notice thereof will forthwith be given by the terminating Party to the other Parties and this Agreement (other than as set forth in this Section 10.2, Section 10.4 and Section 11.1) will terminate and become void and of no effect, and the transactions contemplated hereby will be abandoned without further action by any Party, whereupon the liabilities of the Parties hereunder (and of any of their respective Representatives) will terminate, except as otherwise expressly provided in this Agreement; provided, that such termination will not relieve any Party from any liability for damages to any other Party resulting from any prior breach of this Agreement, the Partnership Interests Purchase Agreement or the Merger Agreement which is (i) material, and (ii) willful or knowing. If this Agreement is terminated pursuant to Section 10.1(e) or Section 10.1(g) upon or following termination of the Merger Agreement under circumstances where Seller is required to pay Parent the Company Termination Fee (as defined in the Merger Agreement) pursuant to the provisions of Section 9.5(b) of the Merger Agreement, Seller will, following such termination and at the time required under Section 9.5(b) of the Merger Agreement, pay into a joint bank account in the names of Buyer and Parent the termination fee required to be paid pursuant to the terms of the Merger Agreement, by wire transfer of same day funds. If this Agreement is terminated pursuant to Section 10.1(g) upon or following termination of the Merger Agreement under circumstances where Parent is required to pay Seller the Parent Termination Fee (as defined in the Merger Agreement) pursuant to the provisions of Section 9.5(c) of the Merger Agreement, Parent will, following such termination and at the time required for payment of the Parent Termination Fee (as defined in the Merger Agreement), pay Buyer the Termination Fee, which shall be in an amount (subject to the limitations thereon as set forth in the definition of Termination Fee set forth herein) reasonably agreed upon by Buyer and Parent. Seller and Parent acknowledge that the agreements contained in this Section 10.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if Seller or Parent fails to pay promptly the amount due pursuant to this Section 10.2, and, in order to obtain such payment, Buyer commences a suit which results in a judgment against Seller or Parent, as the case may be, for the fee to be paid by such Party as set forth in this Section 10.2, Seller or Parent, as applicable, will pay to Buyer its costs and expenses (including attorneys' fees) in connection with this suit, together with interest on the amount of the fee at the Prime Rate in effect on the date the payment should have been made.

        10.3.    Payment of Termination Fee.    As promptly as practicable after payment of the Company Termination Fee (as defined in the Merger Agreement) to be paid pursuant to the terms of the Merger Agreement to the joint bank account, Parent and Buyer will reasonably agree upon the amount of the Termination Fee (subject to the limitations thereon as set forth in the definition of Termination Fee set forth herein) to be paid to Buyer, and upon such agreement Buyer and Parent shall jointly direct payment of the agreed-upon Termination Fee to Buyer and disbursement of the remaining amount in such joint account to Parent.

        10.4.    Remedies upon Termination.    If this Agreement is terminated as provided herein:

          (a)   ARTICLE XI (other than Section 11.2, Section 11.3 and Section 11.5) and the agreements of the Parties contained in Section 8.2(b), Section 8.2(d), Section 8.3, Section 10.2, Section 10.3 and Section 10.4 will survive the termination of this Agreement.

          (b)   Notwithstanding anything to the contrary herein, in view of the difficulty of determining the amount of damages which may result from a termination of this Agreement and the failure of the Parties to consummate the transactions contemplated by this Agreement under circumstances in which a termination fee is payable as contemplated by Section 10.2, Buyer, Parent, Merger Sub and Seller have mutually agreed that the payment of the termination fees as set forth in Section 10.2 will be made as liquidated damages, and not as a penalty. In the event of any such termination, the Parties have agreed that the payment of the applicable termination fee as set forth in Section 10.2 will be the sole and exclusive remedy for monetary damages of Buyer. ACCORDINGLY, THE PARTIES HEREBY ACKNOWLEDGE THAT (i) THE EXTENT OF DAMAGES CAUSED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN UNDER CIRCUMSTANCES IN WHICH A TERMINATION FEE IS PAYABLE AS CONTEMPLATED BY SECTION 10.2, (ii) THE AMOUNT OF THE TERMINATION FEE CONTEMPLATED IN SECTIONS 10.2 AND 10.3 IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES, AND (iii) RECEIPT OF SUCH TERMINATION FEE BY BUYER DOES NOT CONSTITUTE A PENALTY. THE PARTIES HEREBY FOREVER WAIVE AND AGREE TO FOREGO TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ANY AND ALL RIGHTS THEY HAVE OR IN THE FUTURE MAY HAVE TO ASSERT ANY CLAIM DISPUTING OR OTHERWISE OBJECTING TO ANY OR ALL OF THE FOREGOING PROVISIONS OF THIS SECTION 10.4(b). Any payment under Section 10.2 will be made by wire transfer of same day funds to a bank account in the United States of America designated in writing by the Parties entitled to receive such payment not later than three (3) Business Days following the date such Party delivers notice of such account designation to the Party responsible to make such payment.

          (c)   Upon any termination of this Agreement, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, will be withdrawn from the Governmental Entity or other Person to which they were made.

ARTICLE XI.
MISCELLANEOUS PROVISIONS

        11.1.    Survival.    None of the covenants or agreements of Seller, Buyer, Parent or Merger Sub contained in this Agreement will survive the Closing, except for this ARTICLE XI and those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing. Except as specified in the foregoing sentence, all other representations, warranties, covenants and agreements in this Agreement will not survive the Closing of this Agreement.

        11.2.    Amendment and Modification.    This Agreement may be amended, modified, or supplemented only by a written agreement executed and delivered by duly authorized officers of Seller, Parent and Buyer.

        11.3.    Waiver of Compliance.    Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        11.4.    Notices.    Notices, requests, instructions or other documents to be given under this Agreement must be in writing and will be deemed given, (a) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (b) when delivered, if delivered personally to the intended recipient, and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a Party at the following address for such Party:

          (a)   If to Parent or Merger Sub, or to Seller after the Closing, to:

      Great Plains Energy Incorporated
      1201 Walnut Street
      P.O. Box 418679

      Kansas City, MO 64106
      Attention: Mark G. English
                        General Counsel and Assistant Secretary

      Fax: (816) 556-2418

    with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      Four Times Square
      New York, New York 10036
      Attention: Nancy A. Lieberman, Esq.
                        Morris J. Kramer, Esq.
      Fax: (212) 735-2000

          (b)   If to Buyer, to:

      Black Hills Corporation
      625 9th Street
      Rapid City, South Dakota 57709
      Attention: Steven J. Helmers, Esq.
      Fax: (605) 721-2550

    with a copy to:

      Morgan, Lewis & Bockius LLP
      300 South Grand Avenue, Suite 2200
      Los Angeles, California 90071
      Attention: Richard A. Shortz, Esq.
      Fax: (213) 612-2501

          (c)   If to Seller before the Closing, to:

      Aquila, Inc.
      20 West Ninth Street
      Kansas City, MO 64105-1711
      Attention: Christopher Reitz,
                        General Counsel and Corporate Secretary
      Fax: 816) 467-3486

          with a copy to:

      Fried, Frank, Harris, Shriver & Jacobson
      One New York Plaza
      New York, New York 10004
      Attention: Arthur Fleischer, Jr., Esq.
                        Stuart Katz, Esq.
                        Philip Richter, Esq.
      Fax: (212) 859-4000

or to those other persons or addresses as may be designated in writing by the party to receive the notice as provided above.

        11.5.    Assignment.    This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party, without the prior written consent of the other Parties, nor is this Agreement intended to confer upon any other Person except the Parties any rights or remedies hereunder. Notwithstanding the foregoing, Buyer, upon written notice to but without the consent of Seller, Parent or Merger Sub, may assign this Agreement or the rights, benefits and obligations described herein to one or more wholly-owned Subsidiaries formed or to be formed to operate as a regulated utility in each of Iowa, Kansas and Nebraska; provided, however, that notwithstanding such assignment, Buyer shall retain and remain responsible for all obligations and liabilities of Buyer hereunder; provided, further, that Buyer shall consult with Seller regarding the structure, financing and other attributes of such Subsidiaries to reflect requirements of the IUB, KCC or NPSC.

        11.6.    No Third Party Beneficiaries.    This Agreement is not intended to, and does not, confer upon any Person other than Buyer, Seller, Parent and Merger Sub, any rights or remedies hereunder. Without limiting the generality of the foregoing, no provision of this Agreement creates any third party beneficiary rights in any employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement creates any rights in any employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for under such plans or arrangements.

        11.7.    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

          (a)   THIS AGREEMENT WILL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF RULES THEREOF. The Parties hereby irrevocably submit exclusively to the jurisdiction of the State of Delaware and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and each of Seller, Buyer, Parent and Merger Sub irrevocably agrees that all claims with respect to such action or proceeding will be heard and determined in Delaware state court. Each of Seller, Buyer, Parent and Merger Sub hereby consents to and grants any such court jurisdiction over the Person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.4 or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

          (b)   EACH OF SELLER, BUYER, PARENT AND MERGER SUB ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF SELLER, BUYER, PARENT AND MERGER SUB CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7(b).

        11.8.    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        11.9.    Specific Performance.    Each of Seller, Buyer, Parent and Merger Sub acknowledges and agrees that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy. Each of Seller, Buyer, Parent and Merger Sub accordingly agrees that, in addition to other remedies, the Parties will be entitled to enforce the terms of this Agreement by decree of specific performance without the necessity of providing the inadequacy of monetary damages as a remedy and to obtain injunctive relief or other equitable remedy against any breach or threatened breach hereof.

        11.10.    Entire Agreement.    This Agreement will be a valid and binding agreement of the Parties only if and when it is fully executed and delivered by the Parties, and until such execution and delivery no legal obligation will be created by virtue hereof. This Agreement, the Partnership Interests Purchase Agreement and the Merger Agreement (in each case together with the Schedules and Exhibits hereto or thereto, and the certificates and instruments delivered pursuant hereto or thereto), the Confidentiality Agreement, the confidentiality agreement dated June 28, 2006 between Seller and Parent, as amended by the letter agreement dated September 5, 2006 between Seller and Parent, the letter of intent dated November 21, 2006 between Buyer and Parent, and the Transition Services Agreement (together with the schedules thereto), embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement, the Partnership Interests Purchase Agreement and the Merger Agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, between or among the Parties or any of them with respect to the transactions contemplated herein, in the Partnership Interests Purchase Agreement and the Merger Agreement.

        11.11.    Bulk Sales or Transfer Laws.    Buyer and Parent acknowledge that Seller will not comply with the provisions of any bulk sales or transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Buyer hereby waives compliance by Seller with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

        11.12.    No Consequential Damages.    Notwithstanding anything to the contrary elsewhere in this Agreement or provided for under any applicable Law, no Party will, in any event, be liable to any other Party, either in contract, in tort or otherwise, for any consequential, incidental, indirect, special, or punitive damages of such other Party or Persons represented by such other Party, whether or not the possibility of such damages has been disclosed to such other Party or Persons represented by such other Party in advance or could have been reasonably foreseen by such other Party or Persons represented by such other Party. The preceding sentence shall not limit the right of any Party to seek "benefit of the bargain" damages for a breach of this Agreement or specific performance or other equitable remedy as provided in Section 11.9; provided that the right of any Party or Persons represented by such Party to seek any of such remedies is not an admission by the other Parties that, under the circumstances, any such remedies are proper remedies; provided, further, that the Party against whom any such remedy is sought may not claim that the awarding of "benefit of the bargain" damages is prohibited by virtue of the restriction against liability for consequential, incidental, indirect, special or punitive damages contained in this Section 11.12.

        11.13.    Counterparts.    This Agreement, and any certificates and instruments delivered under or in accordance herewith, may be executed in any number of counterparts (including by facsimile or other electronic transmission), each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same instrument, it being understood that all of the Parties need not sign the same counterpart.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be signed by their respective duly authorized officers as of the date first above written.

SELLER:
Aquila, Inc.
By:	/s/ RICHARD C. GREEN
Name:	Richard C. Green
Title:	President, Chief Executive Officer and Chairman of the Board of Directors
BUYER:
Black Hills Corporation
By:	/s/ DAVID R. EMERY
Name:	David R. Emery
Title:	President, Chief Executive Officer and Chairman of the Board of Directors
Great Plains Energy Incorporated
By:	/s/ MICHAEL J. CHESSER
Name:	Michael J. Chesser
Title:	Chairman of the Board and Chief Executive Officer
Gregory Acquisition Corp.
By:	/s/ TERRY BASSHAM
Name:	Terry Bassham
Title:	President

Annex C

Partnership Interests Purchase Agreement

by and among

Aquila, Inc.,

Aquila Colorado, LLC,

Black Hills Corporation,

Great Plains Energy Incorporated

and

Gregory Acquisition Corp.

Dated: February 6, 2007

C-i

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER		C-30
6.1	Organization	C-30
6.2	Authority Relative to this Agreement	C-30
6.3	Consents and Approvals; No Violation	C-30
6.4	Fees and Commissions	C-31
6.5	Financing	C-31
6.6	No Other Agreements	C-32
6.7	No Other Representations and Warranties	C-32
ARTICLE VII REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		C-32
7.1	Organization	C-32
7.2	Authority Relative to this Agreement	C-32
7.3	Consents and Approvals; No Violation	C-32
7.4	Merger Agreement	C-33
7.5	No Other Representations and Warranties	C-33
7.6	Fees and Commissions	C-33
7.7	No Other Agreements	C-33
ARTICLE VIII COVENANTS OF THE PARTIES		C-33
8.1	Conduct of Business	C-33
8.2	Access to Information	C-37
8.3	Expenses	C-39
8.4	Further Assurances; Regulatory Filings; Consents and Approvals	C-39
8.5	Procedures with Respect to Certain Agreements and Other Assets	C-42
8.6	Public Statements	C-45
8.7	Tax Matters	C-45
8.8	Employees and Employee Benefits	C-46
8.9	Eminent Domain; Casualty Loss	C-51
8.10	Transitional Use of Signage and Other Materials Incorporating Seller's Name or other Logos	C-52
8.11	Litigation Support	C-52
8.12	Audit Assistance	C-53
8.13	Notification of Customers	C-53
8.14	Financing	C-53
8.15	Document Delivery	C-54
8.16	Surveys' Title Insurance, Estoppel Certificates, and Non-Disturbance Agreements	C-54
8.17	Post-Closing Release of Encumbrances and Transfer of Purchased Assets	C-54
8.18	Shared Code Licenses	C-55
8.19	Performance of the Obligations of the Companies Post-Closing	C-55
ARTICLE IX CONDITIONS TO CLOSING		C-55
9.1	Conditions to Each Party's Obligations to Effect the Closing	C-55
9.2	Conditions to Obligations of Buyer	C-55
9.3	Conditions to Obligations of Seller	C-56
9.4	Invoking Certain Provisions	C-57
ARTICLE X TERMINATION AND OTHER REMEDIES		C-57
10.1	Termination	C-57
10.2	Procedure and Effect of Termination	C-58
10.3	Payment of Termination Fee	C-59
10.4	Remedies upon Termination	C-59

C-ii

ARTICLE XI MISCELLANEOUS PROVISIONS		C-59
11.1	Survival	C-59
11.2	Amendment and Modification	C-60
11.3	Waiver of Compliance	C-60
11.4	Notices	C-60
11.5	Assignment	C-61
11.6	No Third Party Beneficiaries	C-61
11.7	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL	C-61
11.8	Severability	C-62
11.9	Specific Performance	C-62
11.10	Entire Agreement	C-62
11.11	Bulk Sales or Transfer Laws	C-62
11.12	No Consequential Damages	C-62
11.13	Counterparts	C-63

C-iii

EXHIBITS AND SCHEDULES

Exhibit 1.1-A	Form of Assignment and Assumption Agreement
Exhibit 1.1-B	Form of Assignment of Company Interests
Exhibit 1.1-C	Form of Assignment of Easements
Exhibit 1.1-D	Form of Bill of Sale
Exhibit 8.8(d)(ii)(C)	Pension Matters
Schedule 1.1-A	Business Activities
Schedule 1.1-B	Business Employees
Schedule 1.1-C	Buyer Required Regulatory Approvals
Schedule 1.1-D	Central or Shared Functions
Schedule 1.1-E	Seller Required Regulatory Approvals
Schedule 1.1-F	Seller's Knowledge
Schedule 1.1-G	Material Adverse Effect Events or Conditions
Schedule 2.1(a)	Real Property
Schedule 2.1(d)	Tangible Personal Property
Schedule 2.1(n)	Other Assets
Schedule 2.2(l)	Retained Agreements
Schedule 3.1(a)	Capital Expenditures Budget
Schedule 3.1(b)	Reference Balance Sheet
Schedule 3.1(c)	Reference Working Capital
Schedule 5.3	Seller's Consents and Approvals
Schedule 5.5(a)-1	Selected Balance Sheet Information (Electric Business)
Schedule 5.5(a)-2	Selected Balance Sheet Information (Gas Business)
Schedule 5.5(b)-1	Division Income Statement Information (Electric Business)
Schedule 5.5(b)-2	Division Income Statement Information (Gas Business)
Schedule 5.6	Material Adverse Effect
Schedule 5.7	Transactions Outside the Ordinary Course of Business
Schedule 5.8	Title
Schedule 5.9	Real Property Leases
Schedule 5.10(a)-1	Sufficiency of Environmental Permits
Schedule 5.10(a)-2	Environmental Permits
Schedule 5.10(b)	Environmental Notices
Schedule 5.10(c)	Hazardous Material Releases
Schedule 5.11	Labor Matters
Schedule 5.12(a)	Employee Benefit Plans
Schedule 5.12(d)	Administrator or Fiduciary Non-Compliance
Schedule 5.12(g)	Retiree Health and Welfare Benefits
Schedule 5.13(a)	Certain Contracts and Arrangements
Schedule 5.13(b)	Franchises
Schedule 5.14	Legal Proceedings and Orders
Schedule 5.21	Related Party Agreements
Schedule 5.22	Financial Hedges
Schedule 6.3	Buyer's Consents and Approvals
Schedule 7.3	Consents
Schedule 8.1	Conduct of Business
Schedule 8.5(d)	Shared Agreements
Schedule 8.8(d)(ii)(D)	Covered Individuals
Schedule 8.8(d)(ii)-A	Other Plan Participants

C-iv

PARTNERSHIP INTERESTS PURCHASE AGREEMENT

        This Partnership Interests Purchase Agreement (this "Agreement"), is made as of February 6, 2007 by and among Aquila, Inc., a Delaware corporation ("Seller"), Aquila Colorado, LLC, a Delaware limited liability company ("Limited Partner") and a wholly-owned subsidiary of Seller, Black Hills Corporation, a South Dakota corporation ("Buyer"), Great Plains Energy Incorporated, a Missouri corporation ("Parent"), and Gregory Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

RECITALS

        WHEREAS, Seller has entered into an Agreement and Plan of Merger dated February 6, 2007 (the "Merger Agreement") with Buyer, Parent, and Merger Sub which, among other things, provides for the merger of Merger Sub with and into Seller (the "Merger") immediately after the Closing.

        WHEREAS, prior to the Closing, Seller and Limited Partner will form (i) a Delaware limited partnership ("Electric Opco") to hold the Electric Business and the Electric Business Purchased Assets, and assume the Electric Business Assumed Obligations, with Seller serving as the general partner and Limited Partner serving as the limited partner, and (ii) a Delaware limited partnership ("Gas Opco") to hold the Gas Business and the Gas Business Purchased Assets, and assume the Gas Business Assumed Obligations, with Seller serving as the general partner and Limited Partner serving as the limited partner.

        WHEREAS, Seller, Buyer, Parent and Merger Sub have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") of even date herewith whereby Seller has agreed to sell and Buyer has agreed to purchase the assets of Seller's Iowa, Kansas and Nebraska gas utility businesses.

        WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Company Interests, upon the terms and conditions set forth in this Agreement.

        NOW THEREFORE, in consideration of the Parties' respective covenants, representations, warranties, and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.

        (a)    As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a):

        "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        "Affiliated Group" means any affiliated group within the meaning of Code section 1504(a) or any similar group defined under a similar provision of Law.

        "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement to be executed by Seller and delivered to each of the Companies before the Closing, in the form of Exhibit 1.1-A.

        "Assignment of Company Interests" means the Assignment and Assumption of Partnership Interests with respect to each of the Companies to be executed by Seller, Limited Partner, Buyer and Buyer's designee at the Closing, in the form of Exhibit 1.1-B.

        "Assignment of Easements" means the Assignment of Easements to be executed and delivered by Seller to each of the Companies before the Closing, in the form of Exhibit 1.1-C.

        "Bill of Sale" means the bill of sale to be executed and delivered by Seller to each of the Companies before the Closing, in the form of Exhibit 1.1-D.

        "Business" means, collectively, (i) the Electric Business, (ii) the Gas Business, and (iii) the activities described on Schedule 1.1-A.

        "Business Agreements" means any contract, agreement, real or personal property lease, commitment, understanding, or instrument (other than the Retained Agreements and the Shared Agreements) to which Seller is a party or by which it is bound that either (i) is listed or described on Schedule 5.9, Schedule 5.11, Schedule 5.13(a), or Schedule 5.13(b), or (ii) relates principally to the Business or the Purchased Assets, and if entered into after the date hereof (and is not a renewal, extension or amendment of an agreement in effect on the date hereof), is entered into in accordance with the terms of this Agreement.

        "Business Day" means any day other than Saturday, Sunday, and any day which is a legal holiday or a day on which banking institutions in New York, New York are authorized by Law to close.

        "Business Employees" means (i) the employees of Seller set forth on Schedule 1.1-B, which shall include all of Seller's employees whose place of employment is at Seller's locations in Colorado, (ii) any persons who are hired by Seller after the date hereof for the Business, other than persons hired after the date hereof to perform Central or Shared Functions, and (iii) other than for purposes of ARTICLE V and Section 8.1, those Central or Shared Function Employees that Buyer and Parent agree Buyer may offer employment to prior to the Closing and that accept employment with one of the Companies.

        "Buyer Pension Plan" means one or more defined benefit plans within the meaning of section 3(35) of ERISA that are (i) maintained or to be established or maintained by Buyer or the Companies, and (ii) qualified under section 401(a) of the Code.

        "Buyer Required Regulatory Approvals" means (i) the filings by Seller, Buyer and Parent required by the HSR Act in connection with the transactions contemplated by this Agreement, the Partnership Interests Purchase Agreement and the Merger Agreement, and the expiration or earlier termination of all waiting periods under the HSR Act, and (ii) the approvals set forth on Schedule 1.1-C.

        "Buyer's Representatives" means Buyer's accountants, employees, counsel, environmental consultants, surveyors, financial advisors, and other representatives.

        "Central or Shared Functions" means any of the business functions set forth on Schedule 1.1-D.

        "Central or Shared Function Employees" means any current or former employee of Seller or its Subsidiaries whose employment is (or was immediately prior to termination) principally related to Central or Shared Functions.

        "Claims" means any and all civil, criminal, administrative, regulatory, or judicial actions or causes of action, suits, petitions, proceedings (including arbitration proceedings), investigations, hearings, demands, demand letters, claims, or notices of noncompliance or violation delivered by any Governmental Entity or other Person.

        "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        "COBRA Continuation Coverage" means the continuation of medical coverage required under sections 601 through 608 of ERISA, and section 4980B of the Code.

        "Code" means the Internal Revenue Code of 1986.

        "Company" means either of Electric Opco or Gas Opco, as indicated by the context, and "Companies" means Electric Opco and Gas Opco, collectively.

        "Company Interests" means all of the general and limited partnership interests of both Companies.

        "Confidentiality Agreement" means the Confidentiality Agreement, dated July 11, 2006 between Seller and Buyer.

        "Corporate Employees" means any current employee of Seller or its Subsidiaries and any employee of Seller or its Subsidiaries hired after the date hereof and before the Closing Date, including such employees who are Central or Shared Function Employees, other than (i) Business Employees or Transferred Employees, (ii) any current employee of Seller or its Subsidiaries, and any employee of Seller or its Subsidiaries hired after the date hereof and before the Closing Date, for Seller's electric utility operations in Missouri and Kansas, and (iii) any retirees of Seller or any of its Subsidiaries and any employee of Seller or its Subsidiaries who retires between the date hereof and the Closing Date.

        "Documents" means all files, documents, instruments, papers, books, reports, tapes, data, records, microfilms, photographs, letters, ledgers, journals, title commitments and policies, title abstracts, surveys, customer lists and information, regulatory filings, operating data and plans, technical documentation (such as design specifications, functional requirements, and operating instructions), user documentation (such as installation guides, user manuals, and training materials), marketing documentation (such as sales brochures, flyers, and pamphlets), Transferred Employee Records, and other similar materials related principally to the Business, the Purchased Assets, or the Assumed Obligations, in each case whether or not in electronic form; provided, that "Documents" does not include: (i) information which, if provided to Buyer, would violate any applicable Law or Order or the Governing Documents of Seller or any of its Affiliates, (ii) bids, letters of intent, expressions of interest, or other proposals received from others in connection with the transactions contemplated by this Agreement or otherwise and information and analyses relating to such communications, (iii) any information, the disclosure of which would jeopardize any legal privilege available to Seller or any of its Affiliates relating to such information or would cause Seller or any of its Affiliates to breach a confidentiality obligation by which it is bound (provided, that in the case of any items that would be Documents but for a confidentiality obligation, Seller will use its reasonable best efforts at Buyer's request to obtain a waiver of such obligation), (iv) any valuations or projections of or related to the Business, the Purchased Assets, the Company Interests or the Assumed Obligations (other than any such valuations and projections prepared in conjunction with any past, present or future regulatory filings, whether or not the same was actually filed with the regulatory authority, and customary studies, reports, and similar items prepared by or on behalf of Seller for the purposes of completing, performing, or executing unperformed service obligations, Easement relocation obligations, and engineering and construction required to complete scheduled construction, construction work in progress, and other capital expenditure projects, in each case related principally to the Business and the Purchased Assets), (v) any information management systems of Seller (but not including electronic data principally related to the Business, the Purchased Assets or the Assumed Obligations), and (vi) any rights, information, or other matters to the extent used for or on the Internet, including any web pages or other similar items.

        "Electric Business" means the electric utility business conducted by Seller serving customers in the Territory.

        "Electric Business Assumed Obligations" means the Assumed Obligations principally related to the Electric Business rather than the Gas Business.

        "Electric Business Purchased Assets" means the Purchased Assets principally related to the Electric Business rather than the Gas Business.

        "Encumbrances" means any mortgages, pledges, liens, claims, charges, security interests, conditional and installment sale agreements, Preferential Purchase Rights, activity and use limitations, easements, covenants, encumbrances, obligations, limitations, title defects, deed restrictions, and any other restrictions of any kind, including restrictions on use, transfer, receipt of income, or exercise of any other attribute of ownership.

        "Environment" means all or any of the following media: soil, land surface and subsurface strata, surface waters (including navigable waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including the air within buildings and the air within other natural or man-made structures above or below ground), plant and animal life, and any other natural resource.

        "Environmental Claims" means any and all Claims (including any such Claims involving toxic torts or similar liabilities in tort, whether based on negligence or other fault, strict or absolute liability, or any other basis) relating in any way to any Environmental Laws or Environmental Permits, or arising from the presence, Release, or threatened Release (or alleged presence, Release, or threatened Release) into the Environment of any Hazardous Materials, including any and all Claims by any Governmental Entity or by any Person for enforcement, cleanup, remediation, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation, or injunctive relief pursuant to any Environmental Law or for any property damage or personal or bodily injury (including death) or threat of injury to health, safety, natural resources, or the Environment.

        "Environmental Laws" means all Laws relating to pollution or the protection of human health, safety, the Environment, or damage to natural resources, including Laws relating to Releases and threatened Releases or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Endangered Species Act, 16 U.S.C. § 1531 et seq.; the National Environmental Policy Act, 42 U.S.C. § 4321, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; Atomic Energy Act, 42 U.S.C. § 2014 et seq.; Nuclear Waste Policy Act, 42 U.S.C. § 10101 et seq.; and their state and local counterparts or equivalents, all as amended from time to time, and regulations issued pursuant to any of those statutes.

        "Environmental Permits" means all permits, certifications, licenses, franchises, approvals, consents, waivers or other authorizations of Governmental Entities issued under or with respect to applicable Environmental Laws and used or held by Seller for the operation of the Business.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any Person that, together with Seller, would be considered a single employer under section 414(b), (c), or (m) of the Code.

        "ERISA Case" means the litigation captioned In re Aquila, Inc. ERISA Litigation, Case No. 04-cv-00865 (DW), filed in the United States District Court for the Western District of Missouri and any similar Claims relating to the causes of action in such litigation.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Exchange Agent" means any exchange agent appointed in connection with the transactions contemplated by the Merger Agreement.

        "FERC" means the Federal Energy Regulatory Commission.

        "FERC Accounting Rules" means the requirements of FERC with respect to and in accordance with the Uniform System of Accounts established by FERC.

        "Final Regulatory Order" means, with respect to a Required Regulatory Approval, an Order granting such Required Regulatory Approval that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which any waiting period prescribed by applicable Law before the transactions contemplated by this Agreement may be consummated has expired (but without the requirement for expiration of any applicable rehearing or appeal period).

        "Gas Business" means the gas utility business conducted by Seller serving customers in the Territory.

        "Gas Business Assumed Obligations" means the Assumed Obligations principally related to the Gas Business rather than the Electric Business.

        "Gas Business Purchased Assets" means the Purchased Assets principally related to the Gas Business rather than the Electric Business.

        "GAAP" means United States generally accepted accounting principles as of the date hereof.

        "Good Utility Practice" means any practices, methods, standards, guides, or acts, as applicable, that (i) are generally accepted in the region during the relevant time period in the natural gas or electric utility industry, as applicable, (ii) are commonly used in prudent utility engineering, construction, project management, and operations, or (iii) would be expected if the Business was conducted in a manner consistent with Laws and Orders applicable to the Business, and the objectives of reliability, safety, environmental protection, economy and expediency. Good Utility Practice includes acceptable practices, methods, or acts generally accepted in the region, and is not limited to the optimum practices, methods, or acts to the exclusion of all others.

        "Governing Documents" of a Person means the articles or certificate of incorporation and bylaws, or comparable governing documents, of such Person.

        "Governmental Entity" means the United States of America and any other federal, state, local, or foreign governmental or regulatory authority, department, agency, commission, body, court, or other governmental entity.

        "Hazardous Material" means (i) any chemicals, materials, substances, or wastes which are now or hereafter defined as or included in the definition of "hazardous substance," "hazardous material," "hazardous waste," "solid waste," "toxic substance," "extremely hazardous substance," "pollutant," "contaminant," or words of similar import under any applicable Environmental Laws; (ii) any petroleum, petroleum products (including crude oil or any fraction thereof), natural gas, natural gas liquids, liquefied natural gas or synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas), or oil and gas exploration or production waste, polychlorinated biphenyls, asbestos-containing materials, mercury, and lead-based paints; and (iii) any other chemical, material, substances, waste, or mixture thereof which is prohibited, limited, or regulated by Environmental Laws.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Income Tax" means any Tax based upon, measured by, or calculated with respect to (i) net income, profits, or receipts (including capital gains Taxes and minimum Taxes) or (ii) multiple bases (including corporate franchise and business license Taxes) if one or more of the bases on which such Tax may be based, measured by, or calculated with respect to is described in clause (i), in each case together with any interest, penalties, or additions to such Tax.

        "Independent Accounting Firm" means any independent accounting firm of national reputation mutually appointed by Buyer and Parent.

        "Law" means any statutes, regulations, rules, ordinances, codes, and similar acts or promulgations of any Governmental Entity.

        "Loss" or "Losses" means losses, liabilities, damages, obligations, payments, costs, and expenses (including the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith).

        "Material Adverse Effect" means any event, effect, change or development that, individually or in the aggregate, (i) other than for purposes of Section 9.2(e), prevents or materially delays or impairs the ability of Seller to consummate the transactions contemplated herein; or (ii) is materially adverse to the financial condition, properties, assets, liabilities (contingent or otherwise), business, or results of operation of the Business and the Purchased Assets, together with the Natural Gas Businesses and the Natural Gas Assets, taken as a whole, in each case excluding any effect on, change in, or development caused by, or event, effect or development resulting from, or arising out of, (A) factors generally affecting the economy, financial markets, capital markets, or commodities markets, except to the extent the Business and the Purchased Assets, together with the Natural Gas Businesses and the Natural Gas Assets, taken as a whole, are adversely affected in a substantially disproportionate manner as compared to similarly situated companies; (B) factors, including changes in Law, generally affecting any industry or any segment of any industry in which the Business operates, except to the extent the Business and the Purchased Assets, together with the Natural Gas Businesses and the Natural Gas Assets, taken as a whole, are adversely affected in a substantially disproportionate manner as compared to similarly situated participants in such industry or such segment of such industry; (C) the execution, announcement or performance of this Agreement, the Asset Purchase Agreement or the Merger Agreement, including, in each case, the impact thereof on relationships, contractual or otherwise, with Governmental Entities, customers, suppliers, licensors, distributors, partners or employees; (D) the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostility or terrorism, other than any matter or event occurring in the geographic region served by the Business and the Purchased Assets, together with the Natural Gas Businesses and the Natural Gas Assets, taken as a whole; (E) any event, circumstance or condition disclosed in Schedule 1.1-G; and (F) any action taken by Seller or any of its Subsidiaries with Buyer's written consent referring to this subsection (F).

        "Natural Gas Assets" means the assets of Seller used in the operation of the Natural Gas Businesses to be purchased or acquired by Buyer pursuant to the Asset Purchase Agreement.

        "Natural Gas Businesses" means the natural gas utility businesses conducted by Seller serving customers in Iowa, Kansas and Nebraska.

        "Non-Permitted Encumbrances" means (i) Encumbrances securing or created by or in respect of any of the Excluded Liabilities (other than Excluded Liabilities that are included in the "Assumed Obligations" under the Asset Purchase Agreement); (ii) statutory liens for material delinquent Taxes, or material delinquent assessments, other than such Taxes or assessments that will become an Assumed Obligation pursuant to Section 2.3 (or will become an "Assumed Obligation" pursuant to the Asset Purchase Agreement); and (iii) Encumbrances that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; provided that, in determining if any Encumbrances would individually or in the aggregate reasonably be expected to have a Material Adverse Effect for purposes of clause (iii) of this definition, the following Encumbrances will be excluded: (A) mechanics', carriers', workers', repairers', landlords', and other similar liens arising or incurred in the ordinary course of business relating to obligations to which there is no default on the part of Seller, (B) pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance, or other social security legislation),

(C) zoning, entitlement, restriction, and other land use and environmental regulations by Governmental Entities that do not materially interfere with the present use of the Purchased Assets, (D) any Encumbrance set forth in any state, local, or municipal franchise or governing ordinance, or any franchise or other agreement entered into by Seller in connection with any such ordinance, under which any portion of the Business is conducted, (E) all rights of condemnation, eminent domain, or other similar rights of any Person, or (F) such other Encumbrances (including requirements for consent or notice in respect of assignment of any rights) that do not materially interfere with the Companies' use of the Purchased Assets for the Business, and do not secure indebtedness or the payment of the deferred purchase price of property (except for Assumed Obligations hereunder or that are included in the "Assumed Obligations" under the Asset Purchase Agreement).

        "Order" means any order, judgment, writ, injunction, decree, directive, or award of a court, administrative judge, or other Governmental Entity acting in an adjudicative or regulatory capacity, or of an arbitrator with applicable jurisdiction over the subject matter.

        "Party" means Buyer or Seller, or Buyer, Seller, Limited Partner, Parent or Merger Sub, as indicated by the context, and "Parties" means Buyer and Seller, or Buyer, Seller, Limited Partner, Parent and Merger Sub, as indicated by the context.

        "Permits" means all permits, certifications, licenses, franchises, approvals, consents, waivers or other authorizations of Governmental Entities issued under or with respect to applicable Laws or Orders and used or held by Seller for the operation of the Business, other than Environmental Permits.

        "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or Governmental Entity.

        "Preferential Purchase Rights" means rights of any Person (other than rights of condemnation, eminent domain, or other similar rights of any Person) to purchase or acquire any interest in any of the Purchased Assets, including rights that are conditional upon a sale of any Purchased Assets or any other event or condition.

        "Prime Rate" means, for any day, the per annum rate of interest quoted by Citibank, N.A. as its prime rate.

        "PUC" means the Public Utilities Commission of the State of Colorado.

        "Regulatory Order" means an Order issued by the PUC or FERC that affects or governs the rates, services, or other utility operations of the Business.

        "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the Environment.

        "Required Regulatory Approvals" means the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals.

        "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933.

        "Seller Disclosure Schedule" means, collectively, all Schedules other than Schedule 1.1-C and Schedule 6.3.

        "Seller Marks" means the names "Aquila," "Aquila Networks," "Energy One," "Service Guard," "UtiliCorp," "Peoples Natural Gas," "West Plains Energy," "Kansas Public Service," and any derivative of any of the foregoing, and any related, similar, and other trade names, trademarks, service marks, and logos of Seller, and any domain names incorporating any of the foregoing.

        "Seller Pension Plan" means the Aquila, Inc. Retirement Income Plan, as amended from time to time.

        "Seller Required Regulatory Approvals" means (i) the filings by Parent, Seller and Buyer required by the HSR Act in connection with the transactions contemplated by this Agreement, the Asset Purchase Agreement and the Merger Agreement, and the expiration or earlier termination of all waiting periods under the HSR Act, and (ii) the approvals set forth on Schedule 1.1-E.

        "Seller SEC Filings" means forms, statements, reports, schedules and other documents required to be filed or furnished by Seller with or to the SEC pursuant to applicable Laws and policies since January 1, 2005.

        "Seller's Knowledge," or words to similar effect, means the actual knowledge of the persons set forth in Schedule 1.1-F.

        "Seller's Representatives" means Seller's accountants, employees, counsel, environmental consultants, financial advisors, and other representatives.

        "Shared Code" means all computer software applications, programs and interfaces, including source and object code therefor, owned by Seller immediately prior to the Closing. "Shared Code" shall not include any computer software applications, programs or interfaces, or any part thereof, owned by any third party.

        "Subsidiary," when used in reference to a Person, means any Person of which outstanding securities or other equity interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such Person are owned or controlled directly or indirectly by such first Person.

        "Tax" and "Taxes" means all taxes, charges, fees, levies, penalties, or other assessments imposed by any foreign or United States federal, state, or local taxing authority, including income, excise, property, sales, transfer, franchise, license, payroll, withholding, social security, or other taxes (including any escheat or unclaimed property obligations), including any interest, penalties, or additions attributable thereto.

        "Tax Affiliate" of a Person means a member of that Person's Affiliated Group and any other Subsidiary of that Person which is a partnership or is disregarded as an entity separate from that Person for Tax purposes.

        "Tax Return" means any return, report, information return, or other document (including any related or supporting information) required to be supplied to any Governmental Entity with respect to Taxes.

        "Termination Fee" means the "Termination Fee," if any, required to be paid by Parent to Buyer under Section 10.2 of the Asset Purchase Agreement.

        "Territory" means the service territories of Seller's gas and electric utility businesses in Colorado.

        "Transferred Employee Records" means the following records relating to Transferred Employees: (i) skill and development training records and resumes, (ii) seniority histories, (iii) salary and benefit information, (iv) Occupational, Safety and Health Administration medical reports, (v) active medical restriction forms, and (vi) job performance reviews and applications; provided that such records will not be deemed to include any record which Seller is restricted by Law, Order, or agreement from providing to Buyer.

        "Transition Services Agreement" means the Transition Services Agreement, dated the date hereof, among Buyer, Parent and Merger Sub.

        "WARN Act" means the Worker Adjustment Retraining and Notification Act of 1988, as amended.

        "Water Rights" means the real and personal property rights and interests (including easement rights) associated with Seller's water, well, and mutual ditch company interests principally used for the Business.

        (b)    In addition, each of the following terms has the meaning specified in the Exhibit or Section set forth opposite such term:

Term	Reference
Accounts Payable	Section 2.3(f)
Actual Capital Expenditures	Section 3.1(b)
Actual Working Capital	Section 3.1(b)
Adjusted Section 4044 Amount	Exhibit 8.8(d)(ii)(C)
Adjustment Amount	Section 3.1(b)
Adjustment Dispute Notice	Section 3.2(c)
Agreement	Preamble
Allocated Rights and Obligations	Section 8.5(d)
Applicable Period	Section 8.8(d)(ii)(E)
Applicable Preferential Purchase Right	Section 8.9(c)
Asset Purchase Agreement	Recitals
Assumed Environmental Liabilities	Section 2.3(g)
Assumed Obligations	Section 2.3
Base Price	Section 3.1(a)
Benefit Plan	Section 5.12(a)
Buyer	Preamble
Buyer Financing	Section 6.5(a)
Buyer Financing Commitments	Section 6.5(b)
Buyer Pension Plan Trust	Exhibit 8.8(d)(ii)(C)
CB Transferred Employees	Section 8.8(a)
Capital Expenditures	Section 3.1(b)
Capital Expenditures Budget	Section 3.1(b)
Closing	Section 4.1
Closing Date	Section 4.1
Closing Payment Amount	Section 3.2(a)
Collective Bargaining Agreement	Section 5.11
Confidential Business Information	Section 8.2(c)
Confidential Information	Section 8.2(b)
Contingent Purchased Assets	Section 8.5(f)(ii)
Correct Purchase Price	Section 3.2(d)
Covered Individuals	Section 8.8(d)(ii)(D)

Current Retirees	Section 8.8(d)(ii)(D)
Customer Notification	Section 8.13
Division Income Statement Information	Section 5.5(b)
Easements	Section 8.5(a)
Electric Opco	Recitals
Excluded Assets	Section 2.2
Excluded Liabilities	Section 2.4
Final Purchase Price	Section 3.2(e)
Financial Hedge	Section 8.5(c)
Franchises	Section 5.13(b)
Gas Opco	Recitals
Initial Transfer Amount	Exhibit 8.8(d)(ii)(C)
Initial Transfer Date	Exhibit 8.8(d)(ii)(C)
Interests Transfer	Section 2.1
Interim Period	Section 8.5(f)(ii)
Lease Buy-Out Amount	Section 3.1(b)
Limited Partner	Preamble
Locals	Section 8.8(c)
Merger	Recitals
Merger Agreement	Recitals
Methodologies	Section 3.1(b)
New CBA	Section 8.8(c)
Non-CB Transferred Employees	Section 8.8(a)
Other Arrangements	Section 8.5(d)
Other Plan Participants	Exhibit 8.8(d)(ii)(C)
Parent	Preamble
Post-Retirement Welfare Benefits	Section 8.8(d)(ii)(D)
Proposed Adjustment Amount	Section 3.2(b)
Proposed Adjustment Statement	Section 3.2(b)
Proposed Purchase Price	Section 3.2(b)
Purchase Price	Section 3.1(a)
Purchased Assets	Section 2.1
Qualifying Offer	Section 8.8(a)

Real Property	Section 2.1(a)
Reduction Amount	Exhibit 8.8(d)(ii)(C)
Reference Balance Sheet	Section 3.1(b)
Reference Capital Expenditures	Section 3.1(b)
Reference Working Capital	Section 3.1(b)
Regulatory Material Adverse Effect	Section 8.4(e)
Retained Agreements	Section 2.2(l)
Savings Plan	Section 8.8(d)(ii)(E)
Section 4044 Amount	Exhibit 8.8(d)(ii)(C)
Selected Balance Sheet Information	Section 5.5(a)
Seller	Preamble
Seller Pension Plan Trust	Exhibit 8.8(d)(ii)(C)
Severance Compensation Agreements	Section 2.1(h)
Shared Agreements	Section 8.5(d)
Straddle Period Taxes	Section 8.7(b)
Substitute Arrangements	Section 8.5(d)
Successor Collective Bargaining Agreement	Section 5.11
Termination Date	Section 10.1(b)
Transfer Taxes	Section 8.7(a)
Transferable Environmental Permits	Section 2.1(i)
Transferable Permits	Section 2.1(g)
Transferred Employee	Section 8.8(a)
Transition Committee	Section 8.1(b)
True-Up Amount	Exhibit 8.8(d)(ii)(C)
True-Up Date	Exhibit 8.8(d)(ii)(C)
Unrecovered Fuel Adjustment	Section 3.1(b)
Unrecovered Purchased Gas Adjustment	Section 3.1(b)
Working Capital	Section 3.1(b)

        1.2    Other Definitional and Interpretive Matters.    Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

        (a)    Calculation of Time Period. When calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day.

        (b)    Dollars. Any reference in this Agreement to "dollars" or "$" means U.S. dollars.

        (c)    Exhibits and Schedules. Unless otherwise expressly indicated, any reference in this Agreement to an "Exhibit" or a "Schedule" refers to an Exhibit or Schedule to this Agreement. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein are defined as set forth in this Agreement.

        (d)    Gender and Number. Any reference in this Agreement to gender includes all genders, and the meaning of defined terms applies to both the singular and the plural of those terms.

        (e)    Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections, and other subdivisions, and the insertion of headings are for convenience of reference only and do not affect, and will not be utilized in construing or interpreting, this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

        (f)    References. References to any agreement, instrument or other document means that agreement, instrument or other document as amended, modified or supplemented from time to time, including by waiver or consent, and all attachments thereto and instruments incorporated therein.

        (g)    "Herein." The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement (including the Schedules and Exhibits to this Agreement) as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

        (h)    "Including." The word "including" or any variation thereof means "including, without limitation" and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

        (i)    "To the extent." The words "to the extent" when used in reference to a liability or other matter, means that the liability or other matter referred to is included in part or excluded in part, with the portion included or excluded determined based on the portion of such liability or other matter exclusively related to the subject.

        (j)    "Principally in the Business." With reference to assets owned by Seller, and liabilities of Seller, which are used by, in, or for, or relate to, the Business, the phrases "principally in the Business," "principally for the Business," and other statements of similar import will be construed to refer to assets or liabilities that are: (A) specifically listed in a Schedule setting forth Purchased Assets or Assumed Obligations; or (B) otherwise are devoted principally to (or in the case of liabilities, are related principally to) the Business other than Excluded Assets and Excluded Liabilities.

        1.3    Joint Negotiation and Preparation of Agreement.    The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by the Parties hereto and no presumption or burden of proof favoring or disfavoring any Party will exist or arise by virtue of the authorship of any provision of this Agreement.

ARTICLE II
PURCHASE AND SALE

        2.1    The Sale.    Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Seller and Limited Partner will sell, assign, convey, transfer, and deliver to Buyer and to Buyer's designated limited partner, and Buyer and Buyer's designee will purchase and acquire the Company Interests from Seller as the general partner of Electric Opco and Gas Opco, and from Limited Partner as the limited partner of Electric Opco and Gas Opco (the "Interests Transfer"). Immediately prior to the Interests Transfer and the Closing, Seller will transfer and cause the Companies to acquire from Seller, subject to all Encumbrances except for Non-Permitted Encumbrances, all of Seller's right, title, and interest in, to, and under the real and personal property, tangible or intangible, principally related to the Business, including as described below, as the same exists at the Closing (and, as applicable and as permitted or contemplated hereby, or as Buyer and Parent agree, with such additions and eliminations of assets as shall occur from the date hereof through the Closing), except to the extent that such assets are Excluded Assets (collectively, the "Purchased Assets"):

          (a)   Seller's real property and real property interests located in Colorado, including (i) as described on Schedule 2.1(a), (ii) buildings, structures, other improvements, and fixtures located thereon, (iii) all rights, privileges, easements and appurtenances thereto, the leasehold and subleasehold interests under the leases described on Schedule 5.9, (iv) the Easements to be conveyed at the Closing pursuant to Section 8.5(a), and (v) any installation, facility, plant (including any manufactured gas plant), or site (including any manufactured gas plant site) described on Schedule 2.1(a) that (A) at the Closing is operated, owned, leased, or otherwise under the control of or attributed to Seller or the Business, and (B) is located in the Territory (collectively, the "Real Property");

          (b)   the accounts receivable and inventories owned by Seller and principally related to the Business, and other similar or related items principally related to the Business;

          (c)   the Documents;

          (d)   the machinery, equipment, vehicles, furniture, pipeline system, natural gas, distribution assets, electrical distribution assets, and other tangible personal property owned by Seller and used principally in the Business, including the vehicles and equipment listed on Schedule 2.1(d) to be attached to the Agreement prior to July 1, 2007, and all warranties against manufacturers or vendors relating thereto;

          (e)   the Business Agreements and the Franchises;

          (f)    the Allocated Rights and Obligations to the extent transferred to the Companies pursuant to Section 8.5(d);

          (g)   the Permits, in each case to the extent the same are assignable (the "Transferable Permits");

          (h)   the severance compensation agreements, if any, between Seller and the Business Employees, as applicable (the "Severance Compensation Agreements");

          (i)    the Environmental Permits, including those listed on Schedule 5.10(a)-2, in each case to the extent the same are assignable (the "Transferable Environmental Permits");

          (j)    in addition to the claims, rights and proceeds described in Section 2.1(r), to the extent (i) Seller has received any insurance proceeds from settlements with insurance providers prior to the date hereof relating to costs to clean-up any Real Property as required under any Environmental Laws, including any manufactured gas plant sites acquired by Buyer pursuant to this Agreement, and (ii) such clean-up costs have not been incurred prior to the Closing Date, a pro-rata share of such proceeds to be allocated to the Real Property based upon the estimated clean-up costs of all similar sites of Seller covered by such proceeds;

          (k)   any refund or credit related to Taxes paid by or on behalf of Seller for which Buyer is liable pursuant to Section 8.7, whether such refund is received as a payment or as a credit against future Taxes payable;

          (l)    Claims and defenses of Seller to the extent such Claims or defenses arise principally with respect to the Purchased Assets or the Assumed Obligations, provided that any such Claims and defenses will be assigned to the Companies without warranty or recourse;

          (m)  assets transferred pursuant to Section 8.8;

          (n)   any other assets owned by Seller and set forth on Schedule 2.1(n);

          (o)   assets included in the FERC Accounts upon which the Selected Balance Sheet Information was prepared;

          (p)   any credits, benefits, emissions reductions, offsets and allowances with respect to any Environmental Laws purchased by or granted or issued to Seller for use by or with respect to the Business or the Purchased Assets;

          (q)   any other assets of Seller used principally in the Business; and

          (r)   any claims or rights under or proceeds of Seller's insurance policies to the extent related to the Business, the Purchased Assets or the Assumed Obligations, including claims, rights or proceeds contemplated by Section 8.9(b).

        2.2    Excluded Assets.    The Purchased Assets do not include any property or assets of Seller not described in Section 2.1 and, notwithstanding any provision to the contrary in Section 2.1 or elsewhere in this Agreement, the Purchased Assets do not include the following property or assets of Seller (all assets excluded pursuant to this Section 2.2, the "Excluded Assets"):

          (a)   cash, cash equivalents, and bank deposits;

          (b)   certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and any other debt or equity interest in any Person;

          (c)   properties and assets principally used in or for the conduct of the electric utility business conducted by Seller in the States of Kansas or Missouri, or the Natural Gas Businesses;

          (d)   except as set forth in Section 2.1(k), any refund or credit related to Taxes paid by or on behalf of Seller, whether such refund is received as a payment or as a credit against future Taxes payable;

          (e)   funds, letters of credit and other forms of credit support that have been deposited by Seller as collateral to secure Seller's obligations;

          (f)    all books, records, or the like other than the Documents;

          (g)   any assets that have been disposed of in the ordinary course of business or otherwise in compliance with this Agreement prior to Closing;

          (h)   except as expressly provided in Section 2.1(d) and Section 2.1(l), all of the Claims or causes of action of Seller against any Person;

          (i)    except as included on Schedule 2.1(n), assets used for performance of the Central or Shared Functions;

          (j)    except as provided in Section 2.1(j), Section 2.1(l) and Section 2.1(r), all insurance policies, and rights thereunder, including any such policies and rights in respect of the Purchased Assets or the Business;

          (k)   the rights of Seller arising under or in connection with this Agreement, any certificate or other document delivered in connection herewith, and any of the transactions contemplated hereby and thereby;

          (l)    all (i) agreements and contracts set forth on Schedule 2.2(l) to be attached to the Agreement prior to July 1, 2007 (the "Retained Agreements"), (ii) Shared Agreements (except to the extent provided by Section 8.5(d)), and (iii) other agreements and contracts not included in the Business Agreements and Franchises;

          (m)  all software, software licenses, information systems, management systems, and any items set forth in or generally described in subparts (i) through (vi) of the definition of "Documents" in Section 1.1(a) other than the software and related assets set forth on Schedule 2.1(n); and

          (n)   any assets of any Benefit Plan, except as otherwise provided in Section 8.8.

        2.3    Assumed Obligations.    On the Closing Date, each of the Companies will deliver to Seller the Assignment and Assumption Agreement pursuant to which each of the Companies will assume and agree to discharge all of the debts, liabilities, obligations, duties, and responsibilities of Seller of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown, or matured or unmatured, or of any other nature, to the extent incurred either prior to or after the Closing, and principally related to the Purchased Assets or the Business, including those obligations and liabilities set forth in the Selected Balance Sheet Information, other than Excluded Liabilities (the "Assumed Obligations"), in accordance with the respective terms and subject to the respective conditions thereof, including the following liabilities and obligations:

          (a)   all liabilities and obligations of Seller under the Business Agreements, the Severance Compensation Agreements, the Transferable Permits, the Transferable Environmental Permits, the Preferential Purchase Rights assigned to the Companies pursuant to Section 8.9(c), the Allocated Rights and Obligations transferred to the Companies pursuant to Section 8.5(d), and any other agreements or contractual rights assigned to the Companies pursuant to the terms of this Agreement;

          (b)   all liabilities and obligations of Seller with respect to customer deposits, customer advances for construction and other similar items related principally to the Business or the Purchased Assets;

          (c)   all liabilities and obligations relating to unperformed service obligations, Easement relocation obligations, and engineering and construction required to complete scheduled construction, construction work in progress, and other capital expenditure projects, in each case related principally to the Business and outstanding on or arising after the Closing;

          (d)   all liabilities and obligations associated with the Purchased Assets or the Business in respect of Taxes for which Buyer or the Companies are liable pursuant to Section 8.7;

          (e)   all liabilities and obligations for which Buyer or the Companies are responsible pursuant to Section 8.8;

          (f)    all trade accounts payable and other accrued and unpaid current expenses in respect of goods and services incurred by or for the Business to the extent attributable to the period prior to the Closing (the "Accounts Payable");

          (g)   (i) all Environmental Claims, and (ii) all liabilities, obligations and demands arising under, in respect of, or relating to past, present, and future Environmental Laws, existing, arising, or asserted with respect to the Business or the Purchased Assets, whether before, on, or after the

  Closing Date (the "Assumed Environmental Liabilities"). For avoidance of doubt, the Assumed Environmental Liabilities include all liabilities and obligations (including liabilities and obligations based upon the presence, Release, or threatened Release of Hazardous Materials) of Seller directly or indirectly relating to, caused by, or arising in connection with the operation, ownership, use, or other control of or activity at or relating to any installation, facility, plant (including any manufactured gas plant), or site (including any manufactured gas plant site) that at the Closing is, or at any time prior to the Closing was, (i) operated, owned, leased, or otherwise under the control of or attributed to any of Seller, the Business, or any predecessor in interest of Seller or the Business, and (ii) located in the Territory or any areas previously served by the Business or any predecessor of the Business; provided, however, that the Assumed Environmental Liabilities do not include any such liabilities, obligations, Environmental Claims, or demands in respect of real property that is both (A) owned or leased by Seller as of the date of this Agreement, and (B) not included in the Purchased Assets; and

          (h)   all liabilities and obligations of Seller, the Companies or Buyer arising before, on or after the Closing Date (i) under any Regulatory Orders applicable to the Business or the Purchased Assets, or (ii) imposed on Buyer, the Companies or the Purchased Assets or Business in connection with any Required Regulatory Approval.

        2.4    Excluded Liabilities.    Neither Buyer nor the Companies will assume or will be obligated to pay, perform, or otherwise discharge any of the following liabilities or obligations (collectively, the "Excluded Liabilities"):

          (a)   any liabilities or obligations of Seller to the extent related to any Excluded Assets;

          (b)   any liabilities or obligations of Seller in respect of indebtedness for borrowed money or the deferred purchase price of property;

          (c)   any liabilities or obligations in respect of Taxes of Seller or any Tax Affiliate of Seller, or any liability of Seller for unpaid Taxes of any Person under Treasury regulation section 1.1502-6 (or similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise, except for Taxes for which Buyer or the Companies are liable pursuant to Section 8.7;

          (d)   any and all liabilities arising in connection with the ERISA Case and, except as otherwise provided in Section 2.6 or Section 8.8, any other liability or obligation of Seller or an ERISA Affiliate of Seller to any employee of Seller under or in connection with any of the Benefit Plans, including under any deferred compensation arrangement or severance policy or any obligation to make any parachute or retention payment, including any liability related to the matters set forth on Schedule 5.12(d); and

          (e)   except as set forth in Section 2.6, any other liability, obligation, duty or responsibility of Seller not principally related to the Purchased Assets or the Business.

        2.5    Allocation of the Purchased Assets and the Assumed Obligations.    Electric Opco will acquire and assume the Purchased Assets and the Assumed Obligations principally related to the Electric Business and Gas Opco will acquire and assume the Purchased Assets and the Assumed Obligations principally related to the Gas Business. Prior to the Closing Date, Buyer and Seller will work together in good faith to agree upon the allocation of the Purchased Assets and the Assumed Obligations between Electric Opco and Gas Opco.

        2.6    Post-Closing Liabilities.    As of the Closing Date:

          (a)   With respect to the Corporate Employees, Buyer will reimburse Seller or Seller's successor for 40% of all costs of short-term severance-related benefits, including outplacement benefits, gross-ups for taxes, and severance payments made or provided by Seller or Seller's successor to such employees in connection with the termination of such employees prior to or at the Closing as a result of the transactions contemplated by this Agreement, the Partnership Interests Purchase Agreement and the Merger Agreement.

          (b)   Parent and Seller will, and Parent will cause Seller's successor to, reimburse Buyer for any Losses, costs or expenses incurred by Buyer with respect to any Excluded Liabilities (other than any Excluded Liabilities that are assumed by Buyer or an Affiliate of Buyer pursuant to the Asset Purchase Agreement).

          (c)   Buyer will reimburse Seller, or Seller's successor, as applicable, for any Losses, costs or expenses incurred by Parent, Seller or Seller's successor with respect to any Assumed Obligations.

ARTICLE III
PURCHASE PRICE

        3.1    Purchase Price.

          (a)   The purchase price for the Company Interests (the "Purchase Price") will be an amount equal to $340,000,000 (the "Base Price"), adjusted as follows: (i) the Base Price will be increased by the Adjustment Amount if the Adjustment Amount is a positive number; and (ii) the Base Price will be reduced by the Adjustment Amount if the Adjustment Amount is a negative number.

          (b)   The following definitions shall be used to compute the Purchase Price:

        "Actual Capital Expenditures" means the actual Capital Expenditures for the period between the date hereof and the Closing Date.

        "Actual Working Capital" means Working Capital as of the Closing Date.

        "Adjustment Amount" means (i) Actual Working Capital minus Reference Working Capital, plus (ii) Actual Capital Expenditures minus Reference Capital Expenditures, plus (iii) an amount equal to the aggregate under-billed amount, or minus an amount equal to the aggregate over-billed amount, of the Unrecovered Purchased Gas Adjustment as of the Closing Date for the Gas Business and the Unrecovered Fuel Adjustment as of the Closing Date for the Electric Business, plus (iv) an amount equal to the Lease Buy-Out Amount.

        "Capital Expenditures" for any period means the amount of expenditures of the Business for such period which must be capitalized in accordance with the Methodologies.

        "Capital Expenditures Budget" means the budget attached hereto as Schedule 3.1(a).

        "Lease Buy-Out Amount" means an amount equal to the aggregate purchase price to purchase the vehicles included in the Purchased Assets that are subject to the Master Lease Agreement as described in Schedule 5.8 and are purchased by Seller prior to the Closing pursuant to Section 8.5(h).

        "Methodologies" means (i) the methods used in the preparation of the Reference Balance Sheet and the Capital Expenditures Budget; (ii) to the extent consistent with the foregoing, the past practices of the Business; and (iii) to the extent consistent with all of the foregoing, GAAP, in each case of clauses (i), (ii) and (iii), applied on a consistent basis.

        "Reference Balance Sheet" means the projected balance sheet of the Business as of December 31, 2007 attached hereto as Schedule 3.1(b).

        "Reference Capital Expenditures" means the amount of the Capital Expenditures as set forth in the Capital Expenditures Budget.

        "Reference Working Capital" means the Working Capital of the Business estimated as of December 31, 2007, as set forth in Schedule 3.1(c).

        "Unrecovered Fuel Adjustments" means the amount of fuel cost adjustment otherwise permitted under Seller's tariff for the Electric Business, not yet paid by the customers of the Electric Business, or that the Electric Business has not yet reimbursed to its customers.

        "Unrecovered Purchased Gas Adjustment" means the amount of purchased gas adjustment otherwise permitted under Seller's tariff for the Gas Business, not yet paid by the customers of the Gas Business, or that the Gas Business has not yet reimbursed to its customers.

        "Working Capital" as of any date means the "current assets" of the Business as of such date minus the "current liabilities" of the Business as of such date (which may be a positive or negative amount), determined in each case in accordance with the Methodologies.

        3.2    Determination of Adjustment Amount and Purchase Price.

          (a)   No later than fifteen (15) days prior to the Closing Date, Seller, in consultation with Parent and Buyer, will prepare and deliver to Buyer and Parent, Seller's best estimate of the Actual Working Capital, the Actual Capital Expenditures, the Unrecovered Fuel Adjustment, the Unrecovered Purchased Gas Adjustment, the Lease Buy-Out Amount, the Adjustment Amount and the Purchase Price to be paid at the Closing, based on Seller's best estimates of the Adjustment Amount (such estimated Purchase Price being referred to herein as the "Closing Payment Amount").

          (b)   Within ninety (90) days after the Closing Date, Buyer will prepare and deliver to Parent a statement (the "Proposed Adjustment Statement") that reflects Buyer's determination of (i) the Actual Working Capital, the Actual Capital Expenditures, the Unrecovered Fuel Adjustment, the Unrecovered Purchased Gas Adjustment, the Lease Buy-Out Amount and the Adjustment Amount (the "Proposed Adjustment Amount"), and (ii) the Purchase Price based on the Proposed Adjustment Amount (the "Proposed Purchase Price"). In addition, Buyer will provide Parent with supporting assumptions and calculations, in reasonable detail, for such determinations at the time it delivers the Proposed Adjustment Statement. Parent and Seller agree to, and Parent agrees to cause Seller's successor to, cooperate with Buyer after the Closing in connection with the preparation of the Proposed Adjustment Statement and related information, and will provide Buyer with access to Seller's books, records, information, and employees that are primarily related to the Business and the Purchased Assets that are in Seller's or its successor's possession or control as Buyer may reasonably request.

          (c)   The amounts determined by Buyer as set forth in the Proposed Adjustment Statement will be final, binding, and conclusive for all purposes unless, and only to the extent, that within thirty (30) days after Buyer has delivered the Proposed Adjustment Statement, Parent notifies Buyer of any dispute with matters set forth in the Proposed Adjustment Statement. Any such notice of dispute delivered by Parent (an "Adjustment Dispute Notice") will identify with reasonable specificity each item in the Proposed Adjustment Statement with respect to which Parent disagrees, the reason for such disagreement, and Parent's position with respect to such disputed item, and will include Parent's recalculation of the Adjustment Amount and the Purchase Price. Parent shall be conclusively deemed to have accepted any item in the Proposed Adjustment Statement not addressed by the Adjustment Dispute Notice.

          (d)   If Parent delivers an Adjustment Dispute Notice in compliance with Section 3.2(c), Buyer and Parent will attempt to reconcile their differences and any resolution by them as to any disputed amounts will be final, binding, and conclusive for all purposes on the Parties. If Buyer and Parent are unable to reach a resolution with respect to all disputed items within forty five (45) days of delivery of the Adjustment Dispute Notice, Buyer and Parent will submit any items remaining in dispute for determination and resolution to the Independent Accounting Firm, which will be instructed to determine and report to the Parties, within thirty (30) days after such submission, upon such remaining disputed items. The determination of the Independent

  Accounting Firm on each issue shall be neither more favorable to Buyer than shown in the Proposed Adjustment Statement nor more favorable to Parent than shown in the Adjustment Dispute Notice. The report of the Independent Accounting Firm will identify the correct Actual Working Capital, Actual Capital Expenditures, Unrecovered Fuel Adjustment, Unrecovered Purchased Gas Adjustment, Lease Buy-Out Amount, Adjustment Amount and Purchase Price (the "Correct Purchase Price") and such report will be final, binding, and conclusive on the Parties for all purposes. The fees and disbursements of the Independent Accounting Firm will be allocated between Buyer and Parent so that Parent's share of such fees and disbursements will be in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by Parent (as finally determined by the Independent Accounting Firm) bears to the total amount of the disputed amounts so submitted to the Independent Accounting Firm, with the remaining amount allocated to Buyer.

          (e)   "Final Purchase Price" shall mean (i) the Proposed Purchase Price, if Parent does not deliver an Adjustment Dispute Notice; (ii) the amount agreed between Parent and Purchaser, if any; or (iii) the Correct Purchase Price, if determined by the Independent Accounting Firm. Within five (5) days following the final determination of the Final Purchase Price pursuant to Sections 3.2(b), (c) and (d), (x) if the Final Purchase Price is greater than the Closing Payment Amount, Buyer will pay the difference to Seller or its successor; or (y) if the Final Purchase Price is less than the Closing Payment Amount, Parent will cause Seller, or its successor, to pay the difference to Buyer. Any amount paid under this Section 3.2(e) will be paid with interest for the period commencing on the Closing Date through the date of payment, calculated at the Prime Rate in effect on the Closing Date, in cash by wire transfer of same day funds to the account specified by the Party receiving payment.

        3.3    Allocation of Purchase Price.    The sum of the Purchase Price and the Assumed Obligations will be allocated among the Purchased Assets on a basis consistent with section 1060 of the Code and the Treasury regulations promulgated thereunder. Within one hundred eighty (180) days following the Closing Date, the Parties will work together in good faith to agree upon such allocation; provided that in the event that such agreement has not been reached within such 180-day period, the allocation will be determined by the Independent Accounting Firm, and such determination will be binding on the Parties. Parent and Buyer will each pay one-half of the fees and expenses of the Independent Accounting Firm in connection with such determination. Each Party will, and Parent will cause Seller's successor to, report the transactions contemplated by the Agreement for federal Income Tax and all other Tax purposes in a manner consistent with such allocation. Each Party will provide the other promptly with any other information required to complete Form 8594 under the Code. Each Party will notify the other, and will provide the other with reasonably requested cooperation, in the event of an examination, audit, or other proceeding regarding the allocations provided for in this Section 3.3.

        3.4    Proration.

          (a)   Solely for purposes of determining the Proposed Purchase Price and the Final Purchase Price under Section 3.2, property Taxes, utility charges, and similar items customarily prorated, including those listed below, to the extent relating to the Business or the Purchased Assets and which are not due or assessed until after the Closing Date but which are attributable to any period (or portion thereof) ending on or prior to the Closing Date, will be prorated as of the Closing Date. Such items to be prorated will include:

              (i)  personal property and real property Taxes, assessments, franchise Taxes, and other similar periodic charges, including charges for water, telephone, electricity, and other utilities;

             (ii)  any permit, license, registration, compliance assurance fees or other fees with respect to any Transferable Permits and Transferable Environmental Permits; and

            (iii)  rents under any leases of real or personal property.

          (b)   In connection with any real property Tax prorations pursuant to Section 3.4(a), including installments of special assessments, the amount allocated to Buyer shall equal the amount of the current real property Tax or installment of special assessments, as the case may be, multiplied by a fraction, (i) the numerator of which is the number of days from the date of the immediately preceding installment to the day before the Closing Date, and (ii) the denominator of which is the total number of days in the assessment period in which the Closing Date occurs. In connection with any other prorations, in the event that actual amounts are not available at the Closing Date, the proration will be based upon the Taxes, assessments, charges, fees, or rents for the most recent period completed prior to the Closing Date for which actual Taxes, assessments, charges, fees, or rents are available. All prorations will be based upon the most recent available Tax rates, assessments, and valuations.

          (c)   Parent agrees to cause Seller or its successor to furnish Buyer, and Buyer agrees to cause the Companies to furnish Parent, with such documents and other records as may be reasonably requested in order to confirm all proration calculations made pursuant to this Section 3.4.

ARTICLE IV
THE CLOSING

        4.1    Time and Place of Closing.    Upon the terms and subject to the satisfaction of the conditions contained in ARTICLE IX of this Agreement, the closing of the transfer of the Purchased Assets and assumption of the Assumed Obligations to and by the Companies and the Interests Transfer (the "Closing") will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, beginning at 10:00 A.M. (New York time) on the first Business Day on which the conditions set forth in ARTICLE IX have been satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of the conditions), or at such other place or time as the Parties may agree. The date on which the Closing occurs is referred to herein as the "Closing Date." The transfer of the Purchased Assets to the Companies and assumption by the Companies of the Assumed Obligations will be effective on the Closing Date immediately before the Closing. The purchase and sale of the Company Interests will be effective on the Closing Date immediately before the effective time of the Merger.

        4.2    Payment of Closing Payment Amount.    At the Closing, Buyer will pay or cause to be paid to Seller, or at Parent's direction, to the Exchange Agent or to Merger Sub, the Closing Payment Amount, by wire transfers of same day funds or by such other means as may be agreed upon by Parent and Buyer.

        4.3    Deliveries by Parent, the Companies and Seller.    At or prior to the Closing, Seller, the Companies and Parent, as the Parties determine to be applicable, will deliver the following to Buyer:

          (a)   the Bills of Sale, duly executed by Seller and Gas Opco or Electric Opco, as applicable;

          (b)   the Assignment and Assumption Agreement, duly executed by Seller and Gas Opco or Electric Opco, as applicable;

          (c)   all consents, waivers or approvals obtained by Seller from third parties in connection with this Agreement;

          (d)   the certificate contemplated by Section 9.2(d);

          (e)   one or more deeds of conveyance of the parcels of Real Property with respect to which Seller holds fee interests, in forms reasonably acceptable to the Parties, duly executed and acknowledged by Seller and in recordable form, as necessary to convey the Real Property to the Companies;

          (f)    one or more instruments of assignment or conveyance, substantially in the form of the Assignment of Easements, as are necessary to transfer the Easements to the Companies pursuant to Section 8.5(a);

          (g)   all such other instruments of assignment or conveyance as are reasonably requested by Buyer in connection with the transfer of the Purchased Assets to the Companies, each in accordance with this Agreement;

          (h)   certificates of title for certificated motor vehicles or other titled Purchased Assets, duly executed by Seller as may be required for transfer of such titles to the Companies pursuant to this Agreement;

          (i)    terminations or releases of Non-Permitted Encumbrances on the Purchased Assets;

          (j)    the Assignments of Company Interests, each duly executed by Seller and Limited Partner;

          (k)   a certificate of good standing with respect to each of Parent, Seller, and the Companies (dated as of a recent date prior to the Closing Date but in no event more than fifteen (15) Business Days before the Closing Date), issued by the Secretary of State (or other duly authorized official) of the state of incorporation or formation of each such Person and, with respect to Seller and the Companies, of the State of Colorado;

          (l)    a copy, certified by an authorized officer of each of Parent, Seller and the Companies, of respective resolutions authorizing the execution and delivery of this Agreement and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby, together with a certificate by the Secretary of each of Parent, Seller and the Companies as to the incumbency of those officers authorized to execute and deliver this Agreement and the instruments attached as exhibits hereto and thereto;

          (m)  an affidavit that Seller is not a foreign person under section 1445(b)(2) of the Code; and

          (n)   such other agreements, documents, instruments, and writings as are required to be delivered by Parent, Seller or the Companies at or prior to the Closing Date pursuant to this Agreement.

        4.4    Deliveries by Buyer.    At or prior to the Closing, Buyer will deliver the following to Seller:

          (a)   the Assignment and Assumption Agreement, duly executed by Buyer;

          (b)   the certificate contemplated by Section 9.3(c);

          (c)   all consents, waivers, or approvals obtained by Buyer from third parties in connection with this Agreement;

          (d)   a certificate of good standing with respect to Buyer, to the extent applicable (dated as of a recent date prior to the Closing Date but in no event more than fifteen (15) Business Days before the Closing Date), issued by the Secretary of State (or other duly authorized official) of the States of South Dakota and Colorado, as applicable;

          (e)   a copy, certified by an authorized officer of Buyer, of resolutions authorizing the execution and delivery of this Agreement and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby, together with a certificate by the Secretary of Buyer as to the incumbency of those officers authorized to execute and deliver this Agreement and the instruments attached as exhibits hereto and thereto;

          (f)    all such other documents, instruments, and undertakings as are reasonably requested by Seller in connection with the assumption by the Companies of the Assumed Obligations, and by Buyer in connection with the transfer of the Company Interests, in accordance with this Agreement; and

          (g)   such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER

        Except as set forth in the Seller Disclosure Schedule or, to the extent the relevance of such disclosure is readily apparent therefrom, as disclosed in the Seller SEC Filings filed prior to the date of this Agreement, Seller represents and warrants to Buyer that:

        5.1    Organization; Qualification.

        (a)    Seller is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease, and operate the Purchased Assets and to carry on the Business as presently conducted. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of the Business, or the ownership or operation of any Purchased Assets, by Seller makes such qualification necessary, except for failures to be qualified or licensed that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

        (b)    Limited Partner is a limited liability company existing in good standing under the laws of Delaware. Limited Partner is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the activity of Limited Partner in such jurisdiction thereby makes such qualification necessary. Limited Partner has not, and at the Closing will not have, any assets or liabilities other than, the limited partnership interests in the Companies.

        (c)    When formed, the Companies will be limited partnerships existing in good standing under the laws of Delaware. At the Closing, each of the Companies will be duly qualified or licensed to do business as a foreign limited partnership and in good standing in each jurisdiction in which the activity of such Company in such jurisdiction thereby makes such qualification necessary. At the Closing, neither of the Companies will have operated a business prior to the transfer and assumption hereunder of, and neither will have any assets or liabilities other than, the Purchased Assets and the Assumed Obligations.

        5.2    Authority Relative to this Agreement.

        (a)    Seller has all corporate power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller, and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

        (b)    Limited Partner has all limited liability company power and authority necessary to execute and deliver this Agreement to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the governing body of Limited Partner and no other limited liability company proceedings on the part of Limited Partner or its members are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Limited Partner, and constitutes a valid and binding agreement of Limited Partner, enforceable against Limited Partner in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

        (c)    When formed, each of the Companies will have all limited partnership power and authority necessary to execute and deliver the instruments and agreements attached hereto which such Company is a party and to consummate the transactions contemplated thereby. At the Closing, the execution and delivery of such instruments and agreements and the consummation of the transactions contemplated thereby will be duly and validly authorized by the partners of each Company and no other limited partnership proceedings on the part of either Company or its partners will be necessary to authorize such instruments and agreements or to consummate the transactions contemplated thereby. At the Closing, such instruments and agreements will have been duly and validly executed and delivered by such Company, and will constitute a valid and binding agreement of each Company, enforceable against such Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

        5.3    Consents and Approvals; No Violation.    Except as set forth in Schedule 5.3, the execution and delivery of this Agreement by Seller and Limited Partner, and the consummation by Seller and Limited Partner of the transactions contemplated hereby, do not, and at the Closing the consummation by the Companies of the transactions contemplated hereby will not:

        (a)    conflict with or result in any breach of Seller's, Limited Partner's or the Companies' respective Governing Documents;

        (b)    result in a default (including with notice, lapse of time, or both), or give rise to any right of termination, cancellation, or acceleration, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which Seller, Limited Partner, the Companies or any of their respective Affiliates is a party or by which Seller, Limited Partner, the Companies or any of their respective Affiliates, the Business, or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been, or will prior to the Closing be, obtained or which if not obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement;

        (c)    violate any Law or Order applicable to Seller, Limited Partner, the Companies, any of their respective Affiliates, or any of the Purchased Assets, except for violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

        (d)    require any declaration, filing, or registration with, or notice to, or authorization, consent, or approval of any Governmental Entity, other than (i) the Seller Required Regulatory Approvals, (ii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement, or (iii) any requirements which become applicable to Seller, Limited Partner or the Companies, as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to any business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged; and

        (e)    as of the date of this Agreement, to Seller's Knowledge, there are no facts or circumstances relating to Seller or any of its Subsidiaries that, in Seller's reasonable judgment, would be reasonably likely to prevent or materially delay the receipt of the Seller Required Regulatory Approvals.

        5.4    Governmental Filings.

        (a)    Since December 31, 2005, Seller has filed or caused to be filed with the PUC and FERC all material forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) required by Law or Order to be filed by Seller with the PUC or FERC with respect to the Business and the Purchased Assets except for such forms, statements, reports, and documents the failure of which to file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As of the respective dates on which such forms, statements, reports, and documents were filed, each (to the extent prepared by Seller and excluding information prepared or provided by third parties) complied in all material respects with all requirements of any Law or Order applicable to such form, statement, report, or document in effect on such date except for such forms, statements, reports and documents the failure of which to file in compliance with all requirements of any law or Order, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        (b)    Seller has filed or furnished with the SEC all Seller SEC Filings required to be filed or furnished. Each Seller SEC Filing, when and as filed or furnished with the SEC, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and Sarbanes-Oxley. As of their respective dates (and, if amended or supplemented, as of the date of any such amendment or supplement) and as filed, the Seller SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

        5.5    Financial Information.

        (a)    Schedule 5.5(a)-1 sets forth selected balance sheet information as of December 31, 2005 and September 30, 2006, respectively, with respect to the Electric Business. Schedule 5.5(a)-2 sets forth selected balance sheet information as of December 31, 2005 and September 30, 2006, respectively, with respect to the Gas Business. The information set forth in Schedule 5.5(a)-1 and Schedule 5.5(a)-2 is collectively referred to herein as the "Selected Balance Sheet Information."

        (b)    Schedule 5.5(b)-1 sets forth the division income statements for the Electric Business for the 12-month period ended December 31, 2005, and the nine-month period ended September 30, 2006. Schedule 5.5(b)-2 sets forth the division income statements for the Gas Business for the 12-month period ended December 31, 2005, and the nine-month period ended September 30, 2006. The information set forth in Schedule 5.5(b)-1 and Schedule 5.5(b)-2 is collectively referred to herein as the "Division Income Statement Information."

        (c)    Except as set forth in the notes thereto, the Selected Balance Sheet Information and the Division Income Statement Information fairly present as of the dates thereof or for the periods covered thereby, in all material respects, the items reflected therein, all in accordance with FERC Accounting Rules and any applicable PUC accounting rules applied in accordance with Seller's normal accounting practices. The individual accounts in the Selected Balance Sheet Information are recorded in accordance with GAAP, as modified by applicable FERC Accounting Rules and applicable regulatory accounting rules.

        5.6    No Material Adverse Effect.    Except as set forth in Schedule 5.6, or as otherwise contemplated by this Agreement, since September 30, 2006 no event, change or development has occurred which, individually or in the aggregate, has had, or would reasonably be expected to result in, a Material Adverse Effect.

        5.7    Operation in the Ordinary Course.    Except as otherwise disclosed herein or set forth in Schedule 5.7, or otherwise contemplated or permitted pursuant to the terms hereof, since September 30, 2006 and until the date hereof, the Business has been operated in the ordinary course of business consistent with Good Utility Practice.

        5.8    Title and Company Interests.

        (a)    Except as set forth on Schedule 5.8 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) Seller owns good and marketable title to (or in the case of leased property, has a valid and enforceable leaseholder interest in), the Real

Property and the Easements; and (ii) Seller has good title to the other Purchased Assets, in each case free and clear of all Non-Permitted Encumbrances. Except as described in Schedule 5.8 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Purchased Assets are not subject to any Preferential Purchase Rights. The Purchased Assets have been maintained consistent with Good Utility Practice, except to the extent that the failure to so maintain the Purchased Assets, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Easements are all of the easements, railroad crossing rights and rights-of-way, and similar rights (other than public rights-of-way) necessary, in all material respects, for the operation of the Business as currently conducted.

        (b)    (i) From the date of formation of the Companies until the transfer of the Company Interests to Buyer, Seller will be, and thereafter Buyer will be, the legal and beneficial owner of all of the Company Interests, and will hold such Company Interests free and clear of any and all Encumbrances; and (ii) the Company Interests have not been issued in violation of any federal or state securities laws.

        5.9    Leases.    Schedule 5.9 describes to Seller's Knowledge as of the date hereof, all real property leases under which Seller is a lessee or lessor that relate principally to the Business or the Purchased Assets.

        5.10    Environmental.    The only representations and warranties given in respect to Environmental Laws, Environmental Permits, Environmental Claims, or other environmental matters are those contained in this Section 5.10, and none of the other representations and warranties contained in this Agreement will be deemed to constitute, directly or indirectly, a representation and warranty with respect to Environmental Laws, Environmental Permits, Environmental Claims, other environmental matters, or matters incident to or arising out of or in connection with any of the foregoing. All such matters are governed exclusively by this Section 5.10.

        (a)    Except as set forth on Schedule 5.10(a)-1, (i) Seller presently possesses all Environmental Permits necessary to own, maintain, and operate the Purchased Assets as they are currently being owned, maintained and operated, and to conduct the Business as it is currently being operated and conducted, except with respect to the failure to possess any Environmental Permits that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (ii) with respect to the Purchased Assets and the Business, Seller is in compliance in all material respects with the requirements of such material Environmental Permits and Environmental Laws, and (iii) Seller has received no written notice or information of an intent by an applicable Governmental Entity to suspend, revoke, or withdraw any such Environmental Permits, except with respect to any Environmental Permit that, if suspended, revoked or withdrawn, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To Seller's Knowledge as of the date hereof, Schedule 5.10(a)-2 sets forth a list of all material Environmental Permits held by Seller for the operation of the Business.

        (b)    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 5.10(b), neither Seller nor any Affiliate of Seller has received within the last three (3) years any written notice, report, or other information regarding any actual or alleged violation of Environmental Laws, Environmental Permits, or any liabilities or potential liabilities, including any investigatory, remedial, or corrective obligations, relating to the operation of the Business or the Purchased Assets arising under Environmental Laws. To Seller's Knowledge as of the date hereof, Schedule 5.10(b) sets forth a list of the written notices, reports or information that Seller or any Affiliate of Seller has received within the last three (3) years regarding any such actual or alleged violations of Environmental Laws or Environmental Permits.

        (c)    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 5.10(c), (i) there is and has been no Release from, in, on, or beneath the Real Property that could form a basis for an Environmental Claim, and (ii) there are no Environmental Claims related to the Purchased Assets or the Business, which are pending or, to Seller's Knowledge, threatened against Seller. To Seller's Knowledge as of the date hereof, Schedule 5.10(c) sets forth a list of all Releases from, in, on or beneath the Real Property that could form the basis for an Environmental Claim, and of all Environmental Claims pending or threatened against Seller that are principally related to the Purchased Assets or the Business.

        5.11    Labor Matters.    Schedule 5.11 lists each collective bargaining agreement covering any of the Business Employees to which Seller is a party or is subject (each, a "Collective Bargaining Agreement") as of the date hereof. Except to the extent set forth in Schedule 5.11 or as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (i) Seller is in material compliance with all Laws applicable to the Business Employees respecting employment and employment practices, terms and conditions of employment, and wages and hours; (ii) Seller has not received written notice of any unfair labor practice complaint against Seller pending before the National Labor Relations Board with respect to any of the Business Employees; (iii) Seller has not received notice that any representation petition respecting the Business Employees has been filed with the National Labor Relations Board; (iv) Seller is in material compliance with the terms of and its obligations under the Collective Bargaining Agreements, and has administered each Collective Bargaining Agreement in manner consistent in all material respects with the terms and conditions of such Collective Bargaining Agreements; (v) no material grievance or material arbitration proceeding arising out of or under the Collective Bargaining Agreements is pending against Seller; and (vi) there is no labor strike, slowdown, work stoppage, or lockout actually pending or, to Seller's Knowledge, threatened against Seller in respect of the Purchased Assets or the Business. Except for the Severance Compensation Agreements set forth on Schedule 5.11 with respect to the Business Employees identified on Schedule 1.1-B, obligations to be assumed or undertaken by Buyer or the Companies pursuant to Sections 2.6(a) or 8.8, and severance compensation agreements existing as of the date hereof, if any, with respect to additional employees that may be added to the Business Employees after the date hereof by Buyer and Parent pursuant to clause (iii) of the definition thereof, there are no employment, severance, or change in control agreements or contracts between Seller and any Business Employee under which Buyer or either of the Companies would have any liability. A true, correct, and complete copy of each Collective Bargaining Agreement, any renewal or replacement of any Collective Bargaining Agreement that will expire prior to the Closing Date, and any new collective bargaining agreement covering any of the Business Employees entered into by Seller between the date hereof and the Closing (each a "Successor Collective Bargaining Agreement"), has been made available to Buyer prior to the date hereof or will be made available to Buyer prior to the Closing Date, respectively.

        5.12    ERISA; Benefit Plans.

        (a)    Schedule 5.12(a) lists each employee benefit plan (as such term is defined in section 3(3) of ERISA) and each other plan, program, or arrangement providing benefits to employees that is maintained by, contributed to, or required to be contributed to by Seller (or any ERISA Affiliate of Seller) as of the date hereof on account of current Business Employees or persons who have retired from the Business (each, a "Benefit Plan"). Copies of such plans and all amendments and direct agreements pertaining thereto, together with the most recent annual report and actuarial report with respect thereto, if any, have been made available to Buyer prior to the date hereof.

        (b)    Each Benefit Plan that is intended to be qualified under section 401(a) of the Code has received a determination from the Internal Revenue Service that such Benefit Plan is so qualified, and each trust that is intended to be exempt under section 501(a) of the Code has received a determination letter that such trust is so exempt. Nothing has occurred since the date of such determination that would materially adversely affect the qualified or exempt status of such Benefit Plan or trust, nor will the consummation of the transactions provided for by this Agreement have any such effect. Copies of the most recent determination letter of the IRS with respect to each such Benefit Plan or trust have been made available to Buyer prior to the date hereof.

        (c)    (i) Each Benefit Plan has been maintained, funded, and administered in compliance with its terms, the terms of any applicable Collective Bargaining Agreements, and all applicable Laws, including ERISA and the Code, (ii) there is no "accumulated funding deficiency" within the meaning of section 412 of the Code with respect to any Benefit Plan which is an "employee pension benefit plan" as defined in section 3(2) of ERISA, and (iii) no reportable event (within the meaning of section 4043 of ERISA) and no event described in sections 4041, 4042, 4062 or 4063 of ERISA has occurred or exists in connection with any Benefit Plan, except in the case of (i), (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, no proceeding has been initiated to terminate the Seller Pension Plan nor has the Pension Benefit Guaranty Corporation threatened to terminate the Seller Pension Plan. Neither Seller nor any ERISA Affiliate has any obligation to contribute to or any other liability under or with respect to any multiemployer plan (as such term is defined in section 3(37) of ERISA), except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. No liability under Title IV or section 302 of ERISA has been incurred by Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Seller or any ERISA Affiliate of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation, except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. No Person has provided or is required to provide security to the Seller Pension Plan under section 401(a)(29) of the Code due to a plan amendment that results in an increase in current liability, except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        (d)    Except for the ERISA Case, as set forth on Schedule 5.12(d) or as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (i) there is no litigation or governmental administrative proceeding or, to Seller's Knowledge, investigation involving any Benefit Plan, and (ii) the administrator and the fiduciaries of each Benefit Plan have in all material respects complied with the applicable requirements of ERISA, the Code, and any other requirements of applicable Laws, including the fiduciary responsibilities imposed by Part 4 of Title I, Subtitle B of ERISA. Except as set forth on Schedule 5.12(d) or as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, there have been no non-exempt "prohibited transactions" as described in section 4975 of the Code or Title I, Part 4 of ERISA involving any Benefit Plan, and, to Seller's Knowledge, there are no facts or circumstances which could give rise to any tax imposed by section 4975 of the Code or Section 502 of ERISA with respect to any Benefit Plan.

        (e)    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, all contributions (including all employer matching and other contributions and all employee salary reduction contributions) for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been paid to the Benefit Plans within the time required by Law or will be paid to the Benefit Plans prior to or as of the Closing, notwithstanding any provision of any Benefit Plan to the contrary. All returns, reports, and disclosure statements required to be made under ERISA and the Code with respect to the Benefit Plans have been timely filed or delivered except to the extent the failure to file such returns, reports and disclosure statements would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (f)    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, each Benefit Plan that is a group health plan (within the meaning of Code section 5000(b)(1)) in all material respects complies with and has been maintained and operated in material compliance with each of the health care continuation requirements of section 4980B of the Code and Part 6 of Title I, Subtitle B of ERISA (or the applicable requirements of State insurance continuation law) and the requirements of the Health Insurance Protection Portability and Accountability Act of 1996.

        (g)    Schedule 5.12(g) sets forth the medical and life insurance benefits provided as of the date of this Agreement by Seller to any currently retired or former employees of the Business other than pursuant to Part 6 of Subtitle B of Title I of ERISA, section 4980B of the Code, or similar provisions of state law.

        (h)    Except for obligations assumed by Buyer as provided in Section 8.8, no provision of any Benefit Plan would require the payment by Buyer, the Companies or such Benefit Plan of any money or other property, or the provision by Buyer, the Companies or such Benefit Plan of any other rights or benefits, to or on behalf of any Business Employee or any other employee or former employee of Seller solely as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of section 280G of the Code.

        (i)    During the past seven (7) years, neither Seller nor any ERISA Affiliate (including either of the Companies or the Business) has contributed to any "multiemployer plan" within the meaning of section 3(37) of ERISA.

        5.13    Certain Contracts and Arrangements.

        (a)    To Seller's Knowledge as of the date hereof, except for any contract, agreement, lease, commitment, understanding, or instrument which (i) is disclosed or described on Schedule 5.9, Schedule 5.11, Schedule 5.12(a), Schedule 5.12(g) or Schedule 5.13(a), or (ii) has been entered into in the ordinary course of business and is not material to the conduct of the Business as currently conducted by Seller, as of the date of this Agreement, Seller is not a party to any contract, agreement, lease, commitment, understanding, or instrument which is principally related to the Business or the Purchased Assets other than agreements that relate to both the Business and the other businesses of Seller, and any other contracts, agreements, personal property leases, commitments, understandings, or instruments which are Excluded Assets or Excluded Liabilities. Except as disclosed or described in Schedule 5.13(a) or as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (A) each material Business Agreement constitutes a valid and binding obligation of Seller and, to Seller's Knowledge, constitutes a valid and binding obligation of the other parties thereto and is in full force and effect; (B) Seller is not in breach or default (nor has any event occurred which, with notice or the passage of time, or both, would constitute such a breach or default) under, and has not received written notice that it is in breach or default under, any material Business Agreement, except for such breaches or defaults as to which requisite waivers or consents have been obtained; (C) to Seller's Knowledge, no other party to any material Business Agreement is in breach or default (nor has any event occurred which, with notice or the passage of time, or both, would constitute such a breach or default) under any material Business Agreement; and (D) Seller has not received written notice of cancellation or termination of any material Business Agreement.

        (b)    Schedule 5.13(b) sets forth a list of each municipal franchise agreement relating to the Business to which Seller is a party (the "Franchises") as of the date hereof. Except as disclosed in Schedule 5.13(b) or, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect, Seller is not in default under such agreements and, to Seller's Knowledge, each such agreement is in full force and effect. Except as set forth in Schedule 5.13(b) or, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect, Seller has all franchises necessary for the operation of the Business as presently conducted.

        5.14    Legal Proceedings and Orders.    Except as set forth in Schedule 5.14 or, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect, there are no Claims relating to the Purchased Assets or the Business, which are pending or, to Seller's Knowledge, threatened against Seller. Except for any Regulatory Orders, as set forth in Schedule 5.14 or as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, Seller is not subject to any outstanding Orders that would reasonably be expected to apply to the Purchased Assets or the Business following Closing.

        5.15    Permits.    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, Seller has all Permits required by Law for the operation of the Business as presently conducted. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (i) Seller has not received any written notification that it is in violation of any such Permits, and (ii) Seller is in compliance in all respects with all such Permits.

        5.16    Compliance with Laws.    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, Seller is in compliance with all Laws, Orders and Regulatory Orders applicable to the Purchased Assets or the Business. No investigation or review by any Governmental Entity with respect to Seller or any of its Subsidiaries is pending or, to Seller's Knowledge, threatened, except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. This Section 5.16 does not relate to matters with respect to ERISA and the Benefit Plans, which are the subject of Section 5.12, environmental matters, which are the subject of Section 5.10, Taxes, which are the subject of Section 5.18, or labor matters, which are the subject of Section 5.11.

        5.17    Insurance.    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, since December 31, 2005, the Purchased Assets have been continuously insured with financially sound insurers in such amounts and against such risks and losses as are customary in the natural gas or electric utility industry, and Seller has not received any written notice of cancellation or termination with respect to any material insurance policy of Seller providing coverage in respect of the Purchased Assets. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, all insurance policies of Seller covering the Purchased Assets are in full force and effect; however, coverage of the Purchased Assets under Seller's insurance policies will terminate as of the Closing.

        5.18    Taxes.

        (a)    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, all Tax Returns relating to the Business or the Purchased Assets, including all property, activities, income, employees, sales, purchases, capital or gross receipts of Seller relating thereto, required to be filed by or on behalf of Seller on or prior to the Closing Date have been or will be filed in a timely manner, and all Taxes required to be shown on such Tax Returns (whether or not shown on any Tax Return) have been or will be paid in full, except to the extent being contested in good faith by appropriate proceedings. Except as would not reasonably be expected to have a Material Adverse Effect, all such Tax Returns were or will be correct and complete in all respects, and were or will be prepared in compliance with all applicable Laws and regulations.

        (b)    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, service provider, credit, member, stockholder or other third party in connection with the Business or the Purchased Assets.

        (c)    Seller is not a party directly or indirectly to any Tax allocation or sharing agreement relating to the Business or the Purchased Assets.

        5.19    Fees and Commissions.    No broker, finder, or other Person is entitled to any brokerage fees, commissions, or finder's fees for which Buyer could become liable or obligated in connection with the transactions contemplated hereby by reason of any action taken by Seller.

        5.20    Sufficiency of Assets.    Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, the Purchased Assets, together with the assets identified in Sections 2.2(i), 2.2(l) and 2.2(m), and the rights of Buyer under the Transition Services Agreement, constitute all of the assets necessary for Buyer to conduct the Business in substantially the same manner as Seller conducted the Business prior to the Closing.

        5.21    Related-Party Agreements.    As of the date of this Agreement, except as set forth on Schedule 5.21, Seller is not a party with any of its Affiliates to any material agreement, contract, commitment, transaction, or proposed transaction related to the Business. As of the date of this Agreement, except as set forth on Schedule 5.21, no material contract, agreement, or commitment included in the Purchased Assets has, as a counterparty thereto, an Affiliate of Seller.

        5.22    Financial Hedges.    Except in accordance with the hedging practices as described in Schedule 5.22, Seller is not currently a party to any financial hedges, futures contracts, options contracts, or other derivatives transactions in respect of Seller's gas supply portfolios for the Business. Schedule 5.22(a), to be attached to this Agreement fifteen (15) days prior to the Closing, will set forth a list of all financial hedges, future contracts, options or other derivative transactions in respect of Seller's gas supply portfolio for the Business to which Seller is a party as of the date thereof.

        5.23    No Other Representations and Warranties.    Except for the representations and warranties of Seller contained in this Agreement, the Asset Purchase Agreement, the Merger Agreement, or any of the exhibits, schedules or other documents attached hereto or delivered pursuant to any of the foregoing, Seller is not making and has not made, and no other Person is making or has made on behalf of Seller, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any representations and warranties on behalf of Seller.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

        Except as set forth in, or qualified by any matter set forth in, Schedule 6.3, Buyer represents and warrants to Seller as follows:

        6.1    Organization.    Buyer is a corporation duly organized, validly existing, and in good standing under the laws of South Dakota and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted.

        6.2    Authority Relative to this Agreement.    Buyer has the requisite corporate power and authority to, and it has taken all corporate action necessary to, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer, and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

        6.3    Consents and Approvals; No Violation.    Except as set forth in Schedule 6.3, the execution and delivery of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, do not:

        (a)    conflict with or result in any breach of Buyer's Governing Documents;

        (b)    result in a default (including with notice, lapse of time, or both), or give rise to any right of termination, cancellation, or acceleration, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which Buyer or any of its Affiliates is a party or by which Buyer or any of its Affiliates or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been, or will prior to the Closing be, obtained or which if not obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Asset Purchase Agreement;

        (c)    violate any Law or Order applicable to Buyer, any of its Affiliates, or any of their respective assets, except for violations that, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or impair the ability of Buyer to consummate the transactions contemplated by this Agreement or the Asset Purchase Agreement;

        (d)    require any declaration, filing, or registration with, or notice to, or authorization, consent, or approval of any Governmental Entity, other than (i) the Buyer Required Regulatory Approvals, or (ii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Asset Purchase Agreement; and

        (e)    as of the date of this Agreement, Buyer does not know of any facts or circumstances relating to Buyer or any of its Subsidiaries that, in Buyer's reasonable judgment, would be reasonably likely to prevent or materially delay the receipt of the Buyer Required Regulatory Approvals.

        6.4    Fees and Commissions.    No broker, finder, or other Person is entitled to any brokerage fees, commissions, or finder's fees for which Seller could become liable or obligated in connection with the transactions contemplated hereby by reason of any action taken by Buyer.

        6.5    Financing.

        (a)    At the Closing, Buyer will have sufficient funds available to pay the aggregate amount of consideration payable to Seller, or at Parent's direction, to Merger Sub or the Exchange Agent, pursuant to this Agreement and the Asset Purchase Agreement (the "Buyer Financing").

        (b)    Buyer has delivered to Seller and Parent true and complete copies of all commitment letters (as the same may be amended or replaced, the "Buyer Financing Commitments"), pursuant to which the lender parties thereto have agreed, subject to the terms and conditions thereof, to provide or cause to be provided to Buyer the Buyer Financing. As of the date of this Agreement, (i) none of the Buyer Financing Commitments has been amended or modified, (ii) the commitments contained in the Buyer Financing Commitments have not been withdrawn or rescinded in any material respect, (iii) the Buyer Financing Commitments are in full force and effect, and (iv) there are no conditions precedent or other contingencies related to the funding of the full amount of Buyer Financing other than as set forth in the Buyer Financing Commitments. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Buyer under any term or condition of the Buyer Financing Commitments. As of the date of this Agreement, Buyer has no reason to believe that it or any of its Subsidiaries will not be able to satisfy on a timely basis any term or condition contained in the Buyer Financing Commitments or that the full amount of the Buyer Financing Commitments will not be available to Buyer as of the closing of the transactions contemplated by this Agreement and the Asset Purchase Agreement. Buyer has fully paid any and all commitment fees that have been incurred and are due and payable as of the date hereof in connection with the Buyer Financing Commitments.

        (c)    As of the date of this Agreement, Buyer has no reason to believe that it or any of its Subsidiaries will not be able to satisfy on a timely basis any term or condition contained in this Agreement or the Asset Purchase Agreement, or that the full amount of the consideration payable by Buyer to Seller, or to Merger Sub or the Exchange Agent as directed by Parent, pursuant to this Agreement or the Asset Purchase Agreement, will not be available to Buyer as of the closing of the transactions contemplated by this Agreement or the Asset Purchase Agreement.

        6.6    No Other Agreements.    This Agreement, the Merger Agreement, the Asset Purchase Agreement, the letter of intent dated November 21, 2006 between Buyer and Parent, and the Transition Services Agreement are the sole agreements and arrangements between or among Buyer and Parent and their respective Affiliates with respect to the transactions contemplated herein and therein.

        6.7    No Other Representations and Warranties.    Except for the representations and warranties of Buyer contained in this Agreement, the Asset Purchase Agreement, the Merger Agreement, or any of the exhibits, schedules or other documents attached hereto or delivered pursuant to any of the foregoing, Buyer is not making and has not made, and no other Person is making or has made on behalf of Buyer, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any representations and warranties on behalf of Buyer.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby represent and warrant to Buyer and Seller that:

        7.1    Organization.    Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

        7.2    Authority Relative to this Agreement.    Except as set forth on Schedule 7.2, Parent and Merger Sub each have the requisite corporate or similar power and authority to, and each of them have taken all corporate or similar action necessary to, execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, respectively, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity. No vote or approval of the stockholders of Parent is required in connection with the execution, delivery or performance by Parent of its obligations under this Agreement.

        7.3    Consents and Approvals; No Violation.    Except as set forth in Schedule 7.3, the execution and delivery of this Agreement by Parent and Merger Sub, and the performance by Parent or Merger Sub of their respective obligations hereunder, do not:

        (a)    conflict with or result in any breach of Parent's or Merger Sub's Governing Documents;

        (b)    result in a default (including with notice, lapse of time, or both), or give rise to any right of termination, cancellation, or acceleration, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, agreement, lease, or other instrument or obligation to which Parent, Merger Sub or any of their respective Affiliates is a party or by which Parent, Merger Sub or any of their respective Affiliates, business or assets may be bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been, or will prior to the Closing be, obtained or which if not obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement, the Asset Purchase Agreement or the Merger Agreement;

        (c)    violate any Law or Order applicable to Parent, Merger Sub, any of their respective Affiliates, except for violations that, individually or in the aggregate, would not be reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the transactions contemplated in this Agreement, the Asset Purchase Agreement or the Merger Agreement;

        (d)    require any declaration, filing, or registration with, or notice to, or authorization, consent, or approval of any Governmental Entity, other than (i) the Required Regulatory Approvals, (ii) such declarations, filings, registrations, notices, authorizations, consents, or approvals which, if not obtained or made, would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement, the Asset Purchase Agreement or the Merger Agreement, or (iii) any requirements which become applicable to Parent or Merger Sub as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to any business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged; and

        (e)    as of the date of this Agreement, Parent does not know of any facts or circumstances relating to Parent or any of its Subsidiaries that, in Parent's reasonable judgment, would be reasonably likely to prevent or materially delay the receipt of the Material Parent Regulatory Consents (as defined in the Merger Agreement).

        7.4    Merger Agreement.    Parent has delivered to Buyer a true and complete copy of the Merger Agreement. As of the date of this Agreement, (a) the Merger Agreement has not been amended or modified, (b) the Merger Agreement is in full force and effect, and (c) there are no conditions precedent or other contingencies related to the obligations of the Parties under the Merger Agreement other than as set forth in the Merger Agreement. As of the date of this Agreement, Parent has no reason to believe that it or any of its Subsidiaries will not be able to satisfy on a timely basis any term or condition contained in the Merger Agreement.

        7.5    No Other Representations and Warranties.    Except for the representations and warranties of Parent and Merger Sub contained in this Agreement, the Asset Purchase Agreement, the Merger Agreement, or any of the exhibits, schedules or other documents attached hereto or delivered pursuant to any of the foregoing, neither Parent nor Merger Sub is making and neither has made, and no other Person is making or has made on behalf of Parent or Merger Sub, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any representations and warranties on behalf of Parent or Merger Sub.

        7.6    Fees and Commissions.    No broker, finder, or other Person is entitled to any brokerage fees, commissions, or finder's fees for which Seller or Buyer could become liable or obligated in connection with the transactions contemplated hereby by reason of any action taken by Parent or Merger Sub.

        7.7    No Other Agreements.    This Agreement, the Merger Agreement, the Asset Purchase Agreement, the letter of intent dated November 21, 2006 between Parent and Buyer, and the Transition Services Agreement, are the sole agreements and arrangements between or among Parent and Buyer and their Affiliates with respect to the transactions contemplated herein and therein.

ARTICLE VIII
COVENANTS OF THE PARTIES

        8.1    Conduct of Business.

          (a)   Except as contemplated in this Agreement, required by any Business Agreement, Law, or Order, or otherwise described in Schedule 8.1, during the period from the date of this Agreement to the Closing Date, Seller will operate the Purchased Assets and the Business in the ordinary course and in all material respects consistent with Good Utility Practice and will use reasonable best efforts to preserve intact the Business, and to preserve the goodwill and relationships with customers, suppliers, Governmental Entities, and others having business dealings with the Business. Without limiting the generality of the foregoing, except as required by applicable Law, or Order, or as otherwise described in Schedule 8.1, prior to the Closing Date, without the prior written consent of Buyer and Parent, which will not be unreasonably withheld, delayed or conditioned, Seller will not:

              (i)  create, incur or assume any Non-Permitted Encumbrance upon the Purchased Assets, except for any such Encumbrance that will be released at or prior to the Closing;

             (ii)  make any material change in the level of inventories customarily maintained by Seller with respect to the Business, other than in the ordinary course of business or consistent with Good Utility Practice;

            (iii)  other than any such sales, leases, transfers, or dispositions involving any Purchased Assets involving less than $350,000 on an individual basis, or $1,750,000 in the aggregate, sell, lease, transfer, or otherwise dispose of any of the Purchased Assets, other than (A) in the ordinary course of business, or (B) consistent with Good Utility Practice;

            (iv)  make or commit to any capital expenditures relating to the Business or the Purchased Assets in excess of the amount reflected for such expenditures in the Capital Expenditure Budget for the year in which those capital expenditures are made, or up to 10% in excess of such amount if necessary as a result of increases in the costs of labor, commodities materials, services, supplies, equipment or parts after the date hereof, except for capital expenditures (A) required under any Business Agreement to which Seller or any of its Subsidiaries is a party as of the date of this Agreement, a copy of which has been made available to Buyer; (B) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) necessary to provide or maintain safe and adequate natural gas service or electric service, as applicable, to the utility customers of the Business; provided that, Seller shall, if reasonably possible, consult with Buyer prior to making or agreeing to make any such expenditure; and (C) other capital expenditures relating to the Business or the Purchased Assets of up to $350,000 individually or $1,750,000 in the aggregate for each twelve (12) month budget cycle;

             (v)  spend in excess of $1,000,000 individually or in the aggregate to acquire any business that would be included in the Business or the Purchased Assets, whether by merger, consolidation, purchase of property or otherwise (valuing any non-cash consideration at its fair market value as of the date of the execution of a binding agreement for the acquisition);

            (vi)  other than (A) in the ordinary course of business, (B) upon terms not materially adverse to the Business, the Purchased Assets, the Colorado Business and the Colorado Assets, taken together, or (C) as otherwise permitted under this Section 8.1(a), (1) enter into, amend, extend, renew, modify or breach in any material respect, terminate or allow to lapse (other than in accordance with its terms), any material Business Agreement, or any contract that would have been a material Business Agreement if in effect prior to the date hereof;

           (vii)  grant severance or termination pay to any Business Employee or former employee of the Business that would be the responsibility of Buyer;

          (viii)  terminate, establish, adopt, enter into, make any new, or accelerate any existing benefits under, amend or otherwise modify, or grant any rights to severance, termination or retention benefits under, any Benefit Plans (including amendments or modifications to any medical or life insurance benefits provided by Seller or Seller's adoption or grant of any new medical or life insurance benefits to any currently retired or former employees of the Business), or increase the salary, wage, bonus or other compensation of any Business Employees who will become Transferred Employees, except for (A) grants of equity or equity based awards in the ordinary course of business, (B) increases in salary or grants of annual bonuses in the ordinary course of business in connection with normal periodic performance reviews (including promotions) and the provision of individual compensation and benefits to new and existing directors, officers and employees of Seller consistent with past practice (which shall not provide for benefits or compensation payable solely as a result of the consummation of the transactions contemplated hereunder, in the Asset Purchase Agreement or the Merger Agreement), (C) actions necessary to satisfy existing contractual obligations under Benefit Plans existing as of the date of this Agreement, or (D) bonus payments, together with any such bonus payments permitted under the Partnership Interests Purchase Agreement and the Merger Agreement, not to exceed an aggregate of $500,000 to executives in Seller's compensation bands E through G;

            (ix)  negotiate the renewal or extension of any Collective Bargaining Agreement or enter into any new collective bargaining agreement, without providing Buyer with access to all information relating to such new collective bargaining agreement, or the renewal or extension of any such Collective Bargaining Agreement, and permitting Buyer to consult from time to time with Seller and its counsel on the progress thereof; provided that the negotiation of such renewal or extension will be conducted in a manner consistent with past practice, and Seller will not be obligated to follow any advice that may be provided by Buyer during any such consultation;

             (x)  agree or consent to any material agreements or material modifications of material existing agreements or material courses of dealing with the FERC, the PUC or any other state public utility or service commission, in each case in respect of the operations of the Business or the Purchased Assets, except as required by Law to obtain or renew Permits or agreements in the ordinary course of business consistent with past practice;

            (xi)  modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement relating to the Business or the Purchased Assets to which Seller or any of its Subsidiaries is a party (it being agreed and acknowledged that Seller may grant waivers under any such standstill agreement to allow a third party to submit an Acquisition Proposal (as defined in the Merger Agreement) for Seller to the extent that the Board of Directors of Seller determines in good faith (after consulting with outside legal counsel) that the failure to grant such waiver would be inconsistent with its fiduciary duties under applicable Law);

           (xii)  fail to maintain insurance on the Purchased Assets with financially responsible insurance companies (or if applicable, self insure), insurance in such amounts and against such risks and losses as are consistent with Good Utility Practice and customary for companies of the size and financial condition of Seller that are engaged in businesses similar to the Business;

          (xiii)  enter into, amend in any material respect, make any material waivers under, or otherwise modify in any material respect any property Tax agreement, treaty, or settlement related to the Business;

          (xiv)  enter into any line of business in the Territory or the State of Colorado other than the current Business; provided that the restrictions in this Section 8.1(a)(xiv) will not apply to activities that are not part of the current Business or are not related to the Purchased Assets, including Seller's electric utility businesses in Kansas and Missouri;

           (xv)  other than in the ordinary course of business, amend in any material respect, breach in any material respect, terminate or allow to lapse or become subject to default in any material respect or subject to termination any Permit material to the Business, the Purchased Assets, the Colorado Business and the Colorado Assets, taken as a whole, other than (A) as required by applicable Law, and (B) approvals by Governmental Entities of, or the entry with

    Governmental Entities into, compromises or settlements of litigation, actions, suits, claims, proceedings or investigations entered into in accordance with Section 8.1(a)(xvi);

          (xvi)  enter into any compromise or settlement of any litigation, action, suit, claim, proceeding or investigation relating to the Business or the Purchased Assets (excluding tax controversies and tax closing agreements that relate to Taxes that are not Assumed Obligations under this Agreement) in which the damages or fines to be paid by Seller (and not reimbursed by insurance) are in excess of $5,000,000 individually or in the aggregate, or in which the non-monetary relief to be provided could reasonably be expected to materially restrict the prospective operation of the Business;

         (xvii)  enter into any agreements that would limit or otherwise restrict in any material respect the Business or any successor thereto, or that, after the Closing, would limit or restrict in any material respect Buyer, the Business or any successor thereto, from engaging or competing in any line of business or product line or in any of the Territories (in each case other than limitations on franchises, certificates of convenience or necessity, or other rights granted under the same documents);

        (xviii)  except as permitted under Section 7.2 and ARTICLE IX of the Merger Agreement, take any action that is intended or would reasonably be expected to result in any of the conditions to the obligations of any of the Parties to effect the transactions contemplated hereby not being satisfied;

          (xix)  except for non-material filings in the ordinary course of business consistent with past practice, (A) implement any changes in Seller's rates or charges (other than automatic cost pass-through rate adjustment clauses), standards of service or accounting, in any such case, as relates to the Business or execute any agreement with respect thereto (other than as otherwise permitted under this Agreement), without consulting with Buyer prior to implementing any such changes or executing any such agreement, and (B) agree to any settlement of any rate proceeding that would provide for a reduction in annual revenues or would establish a rate moratorium or phased-in rate increases (other than automatic cost pass-through rate adjustment clauses) for a duration of more than one (1) year (it being agreed and acknowledged that, notwithstanding anything to the contrary herein, rate matters relating to the Business shall be restricted between the date of this Agreement and the Closing solely to the extent set forth in this Section 8.1(a)(xix) and not by any other provision hereof);

           (xx)  with respect to the Business, change, in any material respect, its accounting methods or practices (except in accordance with changes in GAAP), credit practices, collection policies, or investment, financial reporting, or inventory practices or policies or the manner in which the books and records of the Business are maintained;

          (xxi)  hire any employee for the Business other than (A) persons who are hired by Seller to replace employees who have retired, been terminated, died, or become disabled, (B) persons who are hired by Seller in the ordinary course of business consistent with past practice, or (C) persons hired by Seller to perform Central or Shared Functions; or

         (xxii)  agree or commit to take any action which would be a violation of the restrictions set forth in Sections 8.1(a)(i) through 8.1(a)(xxi).

          (b)   Within fifteen (15) Business Days after the date hereof, a committee of three Persons comprised of one Person designated by Parent, one Person designated by Seller and one Person designated by Buyer, and such additional Persons as may be appointed by the Persons originally appointed to such committee (the "Transition Committee") will be established to examine transition issues relating to or arising in connection with the transactions contemplated hereby, except for issues to be examined by the Transition Services Committee pursuant to the Transition

  Services Agreement. From time to time, the Transition Committee will report its findings to the senior management of each of Parent, Seller and Buyer. The Transition Committee shall have no authority to bind or make agreements on behalf of the Parties or to issue instructions to or direct or exercise authority over the Parties. Seller shall provide to Buyer, at no cost, interim furnished office space, utilities, and telecommunications at mutually agreed locations as reasonably necessary to allow Buyer to conduct its transition efforts.

          (c)   In the event that the Transition Committee, or Buyer and Parent, agree to engage a consultant to provide advice to the Transition Committee, or Parent and Buyer, respectively, in connection with transition issues relating to or arising in connection with the transactions contemplated hereby, (i) such engagement shall occur pursuant to a written agreement with such consultant that shall be subject to the prior written approval of each of Buyer and Parent, and (ii) all out-of-pocket costs incurred by Parent and Buyer pursuant to such consulting agreement will be split between Buyer and Parent, with each of Buyer and Parent bearing 50% of such costs.

        8.2    Access to Information.

          (a)   To the extent permitted by Law, between the date of this Agreement and the Closing Date, Seller will, during ordinary business hours and upon reasonable notice, (i) give Buyer and Buyer's Representatives reasonable access to the Purchased Assets and those of its properties, contracts and records used principally in the Business or principally related to the Purchased Assets, to which Seller has the right to grant access without the consent of any other Person (and in the case where consent of another Person is required, only on such terms and conditions as may be imposed by such other Person); (ii) permit Buyer to make such reasonable inspections thereof (including but not limited to surveys thereof) as Buyer may reasonably request; (iii) furnish Buyer with such financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request; (iv) grant Buyer access to such officers and employees of Seller as Buyer may reasonably request in connection with obtaining information regarding the Business or the Purchased Assets, including with respect to any environmental matters, regulatory matters and financial information; (v) furnish Buyer with copies of surveys, legal descriptions of real property and easements, contracts, leases and other documents with respect to the Purchased Assets in Seller's possession and reasonable control; (vi) furnish Buyer with a copy of each material report, schedule, or other document principally relating to the Business filed by Seller, Limited Partner or the Companies with, or received by Seller, Limited Partner or the Companies from, any Governmental Entity; and (vii) furnish Buyer all information concerning the Business Employees or Covered Individuals as reasonably requested; provided, however, that (A) any such investigation will be conducted, and any such access to officers and employees of Seller will be exercised, in such a manner as not to interfere unreasonably with the operation of the Business or any other Person, (B) Buyer will indemnify and hold harmless Seller from and against any Losses caused to Seller by any action of Buyer or Buyer's Representatives while present on any of the Purchased Assets or other premises to which Buyer is granted access hereunder (including restoring any of the Real Property to the condition substantially equivalent to the condition such Real Property was in prior to any investigation of environmental matters), (C) Seller will not be required to take any action which would constitute a waiver of the attorney-client privilege, and (D) Seller need not supply Buyer with any information which Seller is under a contractual or other legal obligation not to supply; provided, however, if Seller relies upon clauses (C) or (D) as a basis for withholding information from disclosure to Buyer, to the fullest extent possible without causing a waiver of the attorney-client privilege, or a violation of a contractual or legal obligation, as the case may be, Seller will provide Buyer with a description of the information withheld and the basis for withholding such information. Notwithstanding anything in this Section 8.2 to the contrary, (x) Buyer will not have access to personnel and medical records if such access could, in Seller's good faith judgment, subject Seller to risk of liability or otherwise violate the Health Insurance

  Portability and Accountability Act of 1996, and (y) any investigation of environmental matters by or on behalf of Buyer will be limited to visual inspections and site visits commonly included in the scope of "Phase 1" level environmental inspections, and Buyer will not have the right to perform or conduct any other sampling or testing at, in, on, or underneath any of the Purchased Assets. Seller acknowledges and agrees that except for the information disclosed in Schedules 1.1-B, 3.1(a), 5.3(b), 5.5(a)-1, 5.5(a)-2, 5.5(b)-1, 5.5(b)-2, 5.8, 5.10(b), 5.10(c), 5.11, 5.14, 8.8(d)(ii)(D) and 8.8(d)(ii)-A to this Agreement, Buyer may include such information relating to the Business and the Purchased Assets as reasonably necessary in filings with the SEC, including in one or more registration statements filed by Buyer in connection with obtaining the Buyer Financing.

          (b)   Unless and until the transactions contemplated hereby have been consummated, Buyer will, and will cause its Affiliates and Buyer's Representatives to, hold in strict confidence and not use or disclose to any other Person all Confidential Information. "Confidential Information" means all information in any form heretofore or hereafter obtained from Seller in connection with Buyer's evaluation of the Business or the negotiation of this Agreement, whether pertaining to financial condition, results of operations, methods of operation or otherwise, other than information which is in the public domain through no violation of this Agreement or the Confidentiality Agreement by Buyer, its Affiliates, or Buyer's Representatives. Notwithstanding the foregoing, Buyer may disclose Confidential Information to the extent that such information is required to be disclosed by Buyer by Law or in connection with any proceeding by or before a Governmental Entity, including any disclosure, financial or otherwise, required to comply with any SEC rules. In the event that Buyer believes any such disclosure is required, Buyer will give Seller notice thereof as promptly as possible and will cooperate with Seller in seeking any protective orders or other relief as Seller may determine to be necessary or desirable. In no event will Buyer make or permit to be made any disclosure of Confidential Information other than to the extent Buyer's legal counsel has advised in writing is required by Law, and Buyer will use its reasonable best efforts to assure that any Confidential Information so disclosed is protected from further disclosure to the maximum extent permitted by Law. If the transactions contemplated hereby are not consummated, Buyer will promptly upon Seller's request, destroy or return to Seller all copies of any Confidential Information, including any materials prepared by Buyer or Buyer's Representatives incorporating or reflecting Confidential Information, and an officer of Buyer shall certify in writing compliance by Buyer with the foregoing. Seller acknowledges and agrees that this Agreement (other than the information disclosed in Schedules 1.1-B, 3.1(a), 5.3(b), 5.5(a)-1, 5.5(a)-2, 5.5(b)-1, 5.5(b)-2, 5.8, 5.10(b), 5.10(c), 5.11, 5.14, 8.8(d)(ii)(D) and 8.8(d)(ii)-A to this Agreement) shall not be considered Confidential Information for purposes of this Section 8.2(b).

          (c)   Seller agrees that for the two-year period immediately following the Closing Date, Seller will, and will cause its Affiliates and Seller's Representatives to, hold in strict confidence and not disclose to any other Person all Confidential Business Information. "Confidential Business Information" means all commercially sensitive information in any form heretofore or hereafter obtained by Seller to the extent relating to the Business or the Purchased Assets, whether pertaining to financial condition, results of operations, methods of operation or otherwise, other than information which is in the public domain through no violation of this Agreement. Notwithstanding the foregoing, Seller may disclose Confidential Business Information to the extent that such information is required to be disclosed under contracts existing as of the Closing Date, by Law, or in connection with any proceeding by or before a Governmental Entity, including any disclosure, financial or otherwise, required to comply with any SEC rules or Required Regulatory Approvals. In the event that Seller believes any such disclosure is required by Law or in connection with any proceeding by or before a Governmental Entity, Seller will give Buyer notice thereof as promptly as possible and will cooperate with Buyer in seeking any protective orders or other relief as Buyer may determine to be necessary or desirable. In no event will Seller make or permit to be made any disclosure of Confidential Business Information other than to the extent

  Seller determines in good faith to be required pursuant to SEC rules, or rules governing required disclosure in other regulatory proceedings, or its legal counsel has advised is required to comply with the terms of a contract existing as of the Closing Date or required by Law, or is required in connection with any proceeding by or before a Governmental Entity, and Seller will use its reasonable best efforts to assure that any Confidential Business Information so disclosed is protected from further disclosure.

          (d)   The provisions of Section 8.2(b) supersede the provisions of the Confidentiality Agreement relating to Proprietary Information (as defined therein), and will survive for a period of two (2) years following the earlier of the Closing or the termination of this Agreement, except that if the Closing occurs, the provisions of Section 8.2(b) will expire with respect to any information principally related to the Purchased Assets and the Business.

          (e)   For a period of seven (7) years after the Closing Date, each Party and its representatives will have reasonable access to all of the books and records relating to the Business or the Purchased Assets, including all Transferred Employee Records, in the possession of the other Parties or the Companies to the extent that such access may reasonably be required by such Party in connection with the Assumed Obligations or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets. Such access will be afforded by the Person in possession of such books and records upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any review of books and records will be conducted in such a manner as not to interfere unreasonably with the operation of the business of any Party or its Affiliates, (ii) no Party will be required to, and Seller will not be required to cause the Companies to, take any action which would constitute a waiver of the attorney-client privilege, and (iii) no Party need supply any other Party with any information which such Party is under a contractual or other legal obligation not to supply. The Party exercising the right of access hereunder will be solely responsible for any costs or expenses incurred by it pursuant to this Section 8.2(e) and will reimburse the other Party for any costs or expenses incurred by such other Party in connection with complying with such request. If the Party in possession of such books and records desires to dispose of any such books and records prior to the expiration of such seven-year period, such Party will, prior to such disposition, give the other Parties and the Companies, as applicable, a reasonable opportunity at such other Party's expense to segregate and take possession of such books and records as such other Party may select.

        8.3    Expenses.    Except to the extent specifically provided herein, in the Merger Agreement or in the Asset Purchase Agreement, and irrespective of whether the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be borne by the Party incurring such costs and expenses.

        8.4    Further Assurances; Regulatory Filings; Consents and Approvals.

          (a)   Subject to the terms and conditions of this Agreement, each of the Parties will use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby, by the Merger Agreement and by the Asset Purchase Agreement as promptly as practicable after the date of this Agreement, including using reasonable best efforts to obtain satisfaction of the conditions precedent to each Party's obligations hereunder, under the Merger Agreement and the Asset Purchase Agreement. Except for actions permitted under Section 7.2 and ARTICLE IX of the Merger Agreement, neither Buyer nor Seller will take or permit any of its Subsidiaries to take any action that would reasonably be expected to prevent or materially delay or impair the consummation of the transactions contemplated hereby.

          (b)   Seller, Parent and Buyer will each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice, Antitrust Division any notifications required to be filed by it under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The Parties will consult and cooperate with each other as to the appropriate time of filing such notifications and will (i) make such filings at the agreed upon time, (ii) respond promptly to any requests for additional information made by either of such agencies, and (iii) use their reasonable best efforts to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of such filings.

          (c)   Without limiting the foregoing, the Parties will cooperate with each other and use reasonable best efforts to (i) promptly prepare and file all necessary applications, notices, petitions, and filings, and execute all agreements and documents to the extent required by Law or Order for consummation of the transactions contemplated by this Agreement (including the Required Regulatory Approvals), (ii) obtain the consents, approvals and authorizations necessary to transfer to Buyer all Transferable Permits and Transferable Environmental Permits, and the reissuance to Buyer of all Permits that are not Transferable Permits and all Environmental Permits that are not Transferable Environmental Permits, in each case, effective as of the Closing, (iii) obtain the consents, approvals, and authorizations of all Governmental Entities to the extent required by Law or Order for consummation of the transactions contemplated by this Agreement (including the Required Regulatory Approvals), including by taking all structural corporate actions necessary to consummate the transactions contemplated hereby in a timely manner, provided, however, no Party will be required to take any action that would result in a Regulatory Material Adverse Effect, and (iv) obtain all consents, approvals, releases and authorizations of all other Persons to the extent necessary or appropriate to consummate the transactions contemplated by this Agreement as required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, Business Agreement, Easement, or other instrument to which Seller or Buyer is a party or by which either of them is bound. Buyer and Seller will each have the right to review in advance all characterizations of the information related to it or the transactions contemplated hereby which appear in any filing made by the other in connection with the transactions contemplated by this Agreement. Buyer will be solely responsible for payment of all filing fees required in connection with any Required Regulatory Approvals or such other applications, notices, petitions and filings made with any Governmental Entity.

          (d)   To the extent permitted by Law, Buyer and Seller will have the right to review in advance, and each will consult the other on, the form, substance and content of any filing to be made by Buyer or Seller or any of their respective Subsidiaries with, or any other written materials submitted by any of them to, any third party or any Governmental Entity (other than the SEC) in connection with the transactions contemplated by this Agreement, the Merger and the Asset Purchase Agreement. To the extent permitted by Law, each of Buyer and Seller will (i) provide the other with copies of all correspondence between it or any of its Subsidiaries (or its or their Representatives) and any Governmental Entity (other than the SEC) relating to the transactions contemplated by this Agreement, the Merger Agreement and the transactions contemplated by the Asset Purchase Agreement, (ii) consult and cooperate with the other Party, and to take into account the comments of such other Party in connection with any such filings, and (iii) inform the other Party in advance of any communication, meeting, or other contact which such Party proposes or intends to make with respect to such filings, including the subject matter, contents, intended agenda, and other aspects of any of the foregoing and to use reasonable best efforts to ensure that all telephone calls and meetings with a Governmental Entity regarding the transactions contemplated by this Agreement will include representatives of Buyer and Seller; provided that nothing in the foregoing will apply to or restrict communications or other actions by Seller with or with regard to Governmental Entities in connection with the Purchased Assets or the Business in the ordinary course of business. To the extent permitted by Law, Buyer, Seller and Parent each agree to (1) provide one another with copies of any registration statements filed with the SEC, in the case of Buyer, in connection with obtaining financing, or by Seller and Parent in connection with the transactions contemplated under the Merger Agreement, (2) provide the other Parties the opportunity to review in advance and consult with one another as to the content of such registration statements regarding such Parties and, (3) provide the other Parties with copies of all correspondence between it or any of its Subsidiaries (or its or their respective Representatives) and the SEC with respect to such registration statements regarding such Parties.

          (e)   Nothing in this Section 8.4(e) will require, or be construed to require, (i) Seller to take or refrain from taking, or to cause any of its Subsidiaries to take or refrain from taking, any action or to engage in any conduct, or to agree or consent to Seller or any of its Subsidiaries taking any action or engaging in any conduct, or agreeing to any restriction, condition or conduct, with respect to any of the businesses, assets or operations of Seller or any of its Subsidiaries, if this action, restriction, condition or conduct would take effect prior to the Closing or is not conditioned on the Closing occurring, or (ii) Buyer to take or refrain from taking, or to cause any of its Subsidiaries to take or refrain from taking, any action or to engage in any conduct, or to agree or consent to Seller or any of its Subsidiaries taking any action, or agreeing to any restriction, condition or conduct, with respect to any of the businesses, assets or operations of Seller or any of its Subsidiaries, if the cumulative impact of these actions, restrictions, conditions and conduct would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities (contingent or otherwise) business or results of operations of the Business and the Purchased Assets, together with the Natural Gas Businesses and the Natural Gas Assets, taken as a whole (a "Regulatory Material Adverse Effect"), it being understood that, for purposes of determining whether a Regulatory Material Adverse Effect would reasonably be expected to occur both the positive and negative effects of any actions, conduct, restrictions and conditions, including any sale, divestiture, licensing, lease, disposition or change or proposed change in rates, will be taken into account. Notwithstanding the foregoing, Seller shall not take, consent to or agree to take any action with respect to the Business or the Purchased Assets that would reasonably be expected to have a material adverse effect on the financial condition, properties, assets, liabilities (contingent or otherwise), business or results of operations of the Post-Sale Company (as defined in the Merger Agreement) and its Subsidiaries, without Parent's written consent.

          (f)    Seller and Buyer will cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, state and local taxing authorities in jurisdictions in which a portion of the Purchase Price may be required to be withheld or in which Buyer would otherwise be liable for any Tax liabilities of Seller pursuant to such state and local Tax Law.

          (g)   Each of Buyer, Seller and Parent will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, the Merger Agreement and the Asset Purchase Agreement. Without limiting the foregoing, each of Buyer, Seller and Parent will promptly furnish the other with copies of any notice or other communication received by it or its Subsidiaries from any Person with respect to the transactions contemplated by this Agreement, the Merger Agreement or the Asset Purchase Agreement regarding (i) the occurrence or existence of (A) the breach in any material respect of a representation, warranty or covenant made by the other in this Agreement, or (B) any fact, circumstance or event that has had, or individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby; and (iii) (A) the commencement or, to a Party's knowledge, threatened commencement of any material Claims against such Party, (B) the commencement of any material internal investigations or the receipt of any material and reasonably credible whistleblower complaints relating to a Party or any of its Subsidiaries, or (C) the entry of any material Order relating to a Party.

          (h)   Seller agrees that none of the information supplied or to be supplied by Seller or its Subsidiaries in writing specifically for Buyer's use in preparing, or incorporation by reference, in any registration statement to be filed by Buyer in connection with obtaining Buyer's financing will, at the time such registration statement is filed with the SEC, is amended or supplemented, or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.

          (i)    Buyer agrees that none of the information supplied or to be supplied by Buyer or its Subsidiaries in writing specifically for Seller's and Parent's use in preparing, or incorporation by reference, in any registration statement to be filed by Seller and Parent in connection with the transactions contemplated by the Merger Agreement will, at the time such registration statement is filed with the SEC, is amended or supplemented, or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.

          (j)    Each of Seller, Parent and Buyer will, and will cause its Subsidiaries, including in the case of Parent, Seller's successor, to cooperate with the others and use reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable on its part to enable Buyer, Parent, Seller and Seller's successor to perform their respective obligations under the Transition Services Agreement, including participation in the Transition Services Committee to be established pursuant to the Transition Services Agreement, and implementation of the Transition Plan in accordance therewith.

        8.5    Procedures with Respect to Certain Agreements and Other Assets.

          (a)   Seller has easements, real property license agreements (including railroad crossing rights), rights-of-way, and leases for rights-of-way, which relate solely to the Business and Purchased Assets (the "Easements"). At the Closing, Seller will convey and assign to the Companies, as applicable, subject to the obtaining of any necessary consents, (i) by the Assignment of Easements, all Easements, and (ii) to the extent practicable, by separate, recordable Assignment of Easement as to all Easements in each separate County. Buyer and Seller agree that if Buyer and Seller determine any of Seller's operations other than those of the Business "share" Easements with Seller's Electric Business or Gas Business operations, Buyer and Seller will take all actions reasonably necessary (such as executing sub-easements or other documents) to ensure Buyer is permitted to use the same on a non-exclusive basis, as presently used by Seller with respect to the Business.

          (b)   To the extent that any of the Purchased Assets or Seller's rights under any Business Agreement may not be assigned to the Companies, as applicable, without the consent of another Person which consent has not been obtained, this Agreement will not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. Seller will use its reasonable best efforts (without being required to make any payment to any third party or incur any economic burden, except as may be specifically required under any Business Agreement in connection with the grant of such consent) to obtain any such required consent as promptly as possible. Buyer agrees to cooperate with Seller in its efforts to obtain any such consent (including the submission of such financial or other information concerning Buyer and the execution of any assumption agreements or similar documents reasonably requested by a third party) without being required to make any payment to any third party or to incur any economic burden (other than the assumption of Seller's obligations under the applicable Business Agreement). Seller and Buyer agree that if any consent to an assignment of a Purchased Asset, including any Business Agreement is not obtained or if any attempted assignment would be ineffective or would impair the respective Company's rights to such Purchased Assets or such rights and obligations under the Business Agreement in question so that the applicable Company would not acquire the benefit of all such rights and obligations, at the Closing the Parties will, to the maximum extent permitted by Law and such Business Agreement, enter into such arrangements with each other as are reasonably necessary to effect the transfer or assignment of such Purchased Asset or to provide the Company with the benefits and obligations of such Business Agreement from and after the Closing.

          (c)   To the extent that any Business Agreement consisting of a futures contract, options contract, or other derivatives transaction (but not including contracts for physical delivery) (each, a "Financial Hedge") is not assignable due to the rules and regulations of the Commodities Futures Trading Commission, the New York Mercantile Exchange or other futures or options exchange on which the Financial Hedge was entered into, or the relevant clearinghouse, Buyer and Seller agree that the Financial Hedge will be liquidated at or promptly after the Closing. Liquidation proceeds will be paid as follows: (i) in the event Seller's aggregate mark-to-market value of the Financial Hedges is positive, Seller will pay Buyer the mark-to-market value of the Financial Hedges; or (ii) in the event Seller's aggregate mark-to-market value of the Financial Hedges is negative, Buyer will pay Seller the mark-to-market value of the Financial Hedges. On or before the Closing, the Parties will agree on a specific procedure to liquidate the non-assignable Financial Hedges, and any payment due as a result of such liquidation under this Section 8.5(c) will be made at or promptly after the Closing. Seller will calculate the mark-to-market value of the Financial Hedges in accordance with its usual and customary practice.

          (d)   Buyer and Parent agree that the agreements, if any, described on Schedule 8.5(d) (the "Shared Agreements"), which will be attached to this Agreement prior to July 1, 2007 by the mutual agreement of Buyer and Parent, will be governed by this Section 8.5(d) and will not be Business Agreements for purposes of this Agreement. Seller's rights and obligations under the Shared Agreements, to the extent such rights and obligations relate to the Business, are described on Schedule 8.5(d), and are referred to herein as the "Allocated Rights and Obligations." Unless Parent elects for Seller or its successor to enter into Other Arrangements, Seller shall, or Parent shall cause Seller's successor to, cooperate with Buyer and the Companies and use their reasonable best efforts to enter into agreements (effective from and after the Closing Date) with the other party or parties to each Shared Agreement providing for (i) assignment to and assumption by the Companies, effective from and after the Closing, of the Allocated Rights and Obligations, and (ii) retention by Seller or its successor of all rights and obligations of Seller under the Shared Agreements other than the Allocated Rights and Obligations (such agreements set forth in (i) and (ii) being referred to as "Substitute Arrangements"); provided, that neither Seller or its successor nor the Companies will be obligated to enter into or agree to any such Substitute Arrangements unless such Substitute Arrangements have the effect of transferring to the Companies the Allocated Rights and Obligations (and reserving to Seller or its successor the rights and obligations which are not Allocated Rights and Obligations) on a fair and equitable basis, as determined in the reasonable discretion of Parent and Buyer. In connection with the foregoing, Parent and Seller will, Parent will cause Seller's successor to, and Buyer will cause the Companies to, as reasonably requested, to submit such financial or other information concerning themselves or Seller, and to execute such assumption agreements or similar documents reasonably requested by a third party; provided that no Party will be, and Seller's successor will not be, required to make any payment to any third party or to incur any economic burden (other than the assumption of the Allocated Rights and Obligations by the Companies, and the retention of the other rights and obligations under the Shared Agreements by Seller, or its successor). In the event that (x) Seller or its successor and the applicable Company are unable to enter into Substitute Arrangements with respect to a Shared Agreement in accordance with the foregoing, or (y) Seller notifies Buyer that it elects not to pursue Substitute Arrangements with respect to such Shared Agreement, then in either case at or promptly after the Closing such applicable Company and Seller, or Parent will cause Seller's successor to, to the maximum extent permitted by Law and such Shared Agreement, will enter into such arrangements with each other as are necessary to provide such Company with the benefits and obligations of the Allocated Rights and Obligations under such Shared Agreement, with Seller or its successor retaining the other benefits and obligations under such Shared Agreements from and after the Closing (the "Other Arrangements").

          (e)   Seller from time to time provides collateral or other security to certain other Persons in connection with certain Business Agreements, Financial Hedges and Shared Agreements. Seller and Buyer agree to use their reasonable best efforts to cause such collateral or other security to be returned to Seller (including in the case of a letter of credit a return of the letter of credit to Seller), or released (in the case of other credit support previously provided by Seller) at or promptly after the Closing. In the event that such collateral or other security is not returned to Seller or otherwise released at or promptly after the Closing, Buyer will (i) pay to Seller, or its successor, an amount equal to any cash collateral posted by Seller; and (ii) in the case of a letter of credit provided in connection with a Business Agreement, replace such letter of credit as soon as practicable, or if such letter of credit is provided in connection with a Shared Agreement, provide to Seller, or its successor, a back-up letter of credit in the same amount and for a period expiring no earlier than ten (10) days following the expiration of the letter of credit previously provided by Seller. The provisions of this Section 8.5(e) will apply to collateral or other security provided in connection with Shared Agreements to the extent such collateral or other security is related to the Allocated Rights and Obligations under such Shared Agreements.

          (f)    In the event that any approval for the transfer of any of the Purchased Assets to the Companies, is required from the Federal Communications Commission or any Franchise authority, and such approval is necessary to obtain in order to avoid violation of any Law, but is not a Required Regulatory Approval, the Parties agree that if such approval is not obtained prior to the Closing:

              (i)  they will each continue to use, and Parent and Seller will, and Parent will cause Seller's successor to use, reasonable best efforts to obtain, and with respect to Parent, to cause Seller's successor to obtain, such approvals as promptly as possible;

             (ii)  any of the Purchased Assets, the transfer of which to the Companies, in the absence of such an approval would cause or lead to a violation of any Law (the "Contingent Purchased Assets"), shall not be transferred to the Companies at the Closing, but Seller will, or Parent will cause Seller's successor to, transfer such assets immediately upon receipt of the requisite approvals, with the time between the Closing and the receipt of such approval being referred to as the "Interim Period";

            (iii)  during the Interim Period, Seller or its successor shall continue to have all title, rights, and obligations in the Contingent Purchased Assets to the extent necessary to avoid any violation of Law; and

            (iv)  Buyer will, and Seller will, or Parent will cause Seller's successor to, enter into such arrangements with each other prior to Closing as are permissible under Law and reasonably necessary to provide Buyer with the benefits and obligations in respect of the Contingent Purchased Assets from and after the Closing, and otherwise on terms and conditions reasonably acceptable to Buyer and Seller or its successor.

          (g)   Following the Closing, Buyer will cause the Companies and Seller will, or Parent will cause Seller's successor to, promptly remit to the other any payments the Companies or Seller or its successor receives that are in satisfaction of any rights or assets belonging to the other.

          (h)   With respect to the vehicles that are included in the Purchased Assets and that are subject to the Master Lease Agreement described in Schedule 5.8, Seller shall, upon written notice from Buyer, purchase such vehicles prior to the Closing and obtain the release of the liens on such vehicles as indicated in Schedule 5.8.

        8.6    Public Statements.    Each Party will consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated by this Agreement, except (i) as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or any self-regulatory organization, and (ii) for any consultation that would not be reasonably practicable as a result of requirements of Law.

        8.7    Tax Matters.

          (a)   All transfer, documentary, stamp, registration, sales and use Taxes, including real property conveyance Taxes ("Transfer Taxes"), incurred in connection with this Agreement and the transactions contemplated hereby shall be shared equally between Seller or its successor, on the one hand, and Buyer, on the other hand. To the extent required by applicable Law, Seller shall, or Parent shall cause Seller's successor to, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, Buyer shall join in the execution of any such Tax Returns or other documentation. Buyer shall remit to Seller, within 20 days after receipt of notice as to the amount of such Transfer Taxes that are payable on or after the Closing or have been paid, 50 percent of the total amount of such Transfer Taxes. In the event there is an additional assessment of such Transfer Taxes or an amount of such Transfer Taxes is refunded, (i) Buyer and Seller shall share equally the amount of any such additional assessment, with the Party that is not required to pay such Transfer Tax under applicable Law remitting to the other 50 percent of such additional assessment within 20 days after receiving notice of a final determination, and (ii) Buyer and Seller shall share equally the amount of any such refund, with the Party receiving such refund paying 50 percent of such refund to the other within 20 days after receiving such refund (or claiming an offset against Taxes relating to such refund).

          (b)   Buyer will be responsible for the preparation and timely filing of, and will cause the Companies to, to the extent applicable, prepare and timely file, all Tax Returns associated with the Business, the Purchased Assets and the Business Employees for (i) in the case of property Taxes and payroll Taxes, all periods that begin before and end after the Closing Date (the "Straddle Period Taxes"), and (ii) in the case of all Taxes, all periods that begin after the Closing Date, and for the timely payment of all Taxes described in clauses (i) and (ii) of this Section 8.7(b).

          (c)   Any Tax Return that reflects Transfer Taxes or that reflects Taxes to be prorated in accordance with Section 3.4 will be subject to the approval of the Party not preparing such return, which approval will not be unreasonably withheld or delayed. Each Party will make any such Tax Return prepared by it available for the other Party's review and approval no later than twenty (20) Business Days prior to the due date for filing such Tax Return.

          (d)   Buyer, Parent and Seller will, Buyer will cause the Companies to, and Parent will cause Seller's successor to, provide one another with such assistance as may reasonably be requested by such other Persons in connection with the preparation of any Tax Return, any audit or other examination by any Governmental Entity, or any judicial or administrative proceedings relating to liability for Taxes, and each of Buyer, Parent and Seller will, Buyer will cause the Companies to, and Parent will cause Seller's successor to, retain and provide the other with any records or information which may be relevant to such return, audit or examination or proceedings. Any information obtained pursuant to this Section 8.7(d) or pursuant to any other Section hereof providing for the sharing of information in connection with the preparation of, or the review of, any Tax Return or other schedule relating to Taxes will be kept confidential by the Persons referenced herein in accordance with Section 8.2(b).

        8.8    Employees and Employee Benefits.

          (a)   No later than twenty (20) Business Days prior to the Closing Date, Buyer will give Qualifying Offers of employment to commence with the applicable Company as of the Closing Date to each of the Business Employees, including any such employees who are on a leave of absence under the Family and Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act or other applicable Law, or authorized under Seller's established leave policy, including short-term or long-term disability. For this purpose, a "Qualifying Offer" means employment at a level of base pay at least equal to the Business Employee's base pay in effect immediately prior to the Closing Date, and with a primary work location no more than fifty (50) miles from the Business Employee's primary work location immediately prior to the Closing Date; provided, however, that with respect to any Business Employee who is covered by a Collective Bargaining Agreement or Successor Collective Bargaining Agreement, the Qualifying Offer shall be on terms and conditions set forth in the Collective Bargaining Agreement, Successor Collective Bargaining Agreement or, if applicable, a new collective bargaining agreement negotiated by Buyer or the Companies covering such employee. Each Business Employee who becomes employed by either of the Companies pursuant to this Section 8.8(a) is referred to herein as a "Transferred Employee." Each Transferred Employee who is covered by a Collective Bargaining Agreement or a Successor Collective Bargaining Agreement shall be referred to herein as a "CB Transferred Employee," and each Transferred Employee who is not covered by a Collective Bargaining Agreement or a Successor Collective Bargaining Agreement shall be referred to herein as a "Non-CB Transferred Employee."

          (b)   All offers of employment made by Buyer with respect to employment by either of the Companies pursuant to Section 8.8(a) will be made in accordance with all applicable Laws, will be conditioned only on the occurrence of the Closing, and will remain open until the Closing Date. Any such offer which is accepted before it expires will thereafter be irrevocable, except for good cause. Following acceptance of such offers, Buyer will provide written notice thereof to Seller and Seller will, or Parent will cause Seller's successor to, provide Buyer and the Companies with access to the Transferred Employee Records consistent with applicable Law. Buyer will, and will cause the Companies to, be responsible for all liabilities and obligations for and with respect to any Business Employees who do not become Transferred Employees including (i) pursuant to Exhibit 8.8(d)(ii)(C), (ii) due to retirement by such employee after the date hereof and prior to Closing, (iii) severance benefits which become payable to such Business Employee upon any termination of such Business Employee's employment on or following the Closing Date, and (iv) the benefits described in Section 8.8(d)(ii)(D), but not including liabilities and obligations with respect to insured welfare benefits provided to such Business Employee for periods prior to the Closing Date. Without limiting the obligations of Buyer or the Companies hereunder, the employment of each Business Employee who does not become a Transferred Employee as of the Closing shall be terminated immediately following the Closing by Seller or the applicable Affiliate of Seller.

          (c)   From and after the Closing Date, Buyer will cause the Companies to recognize the union locals that are the counterparties to Seller under the Collective Bargaining Agreements or any Successor Collective Bargaining Agreements entered into in compliance with Section 8.1(a) (the "Locals") as the exclusive bargaining representatives of the bargaining units that include CB Transferred Employees. No later than twenty (20) Business Days prior to the Closing Date, Buyer will negotiate and reach agreement with each Local on the terms and conditions of a new collective bargaining agreement to be effective from and after the Closing Date with respect to the applicable bargaining unit represented by such Local (each such agreement being referred to as a

  "New CBA"). Should Buyer fail to successfully negotiate a New CBA with a Local at least twenty (20) Business Days prior to the Closing Date, then at the Closing, Seller will cause the Companies to assume the existing Collective Bargaining Agreement or, as applicable, Successor Collective Bargaining Agreement entered into in compliance with Section 8.1(a), to the extent applicable to the bargaining unit represented by such Local and to the extent consistent with applicable Law; provided that the Companies shall not assume any of the Benefit Plans (but may receive assets to be transferred from such plans pursuant to Exhibit 8.8(d)(ii)(C)), and Buyer will, or will cause the Companies to, instead provide benefits of the type and amount described in the existing Collective Bargaining Agreements or Successor Collective Bargaining Agreements entered into in compliance with Section 8.1(a), as applicable, through Buyer's or the Company's own benefit plans and arrangements. Buyer agrees that (i) upon request by Seller, Buyer will notify Seller of the status of negotiations with each Local, and (ii) no later than nineteen (19) Business Days prior to the Closing Date, Buyer will notify Seller whether a New CBA has been successfully negotiated with such Local.

          (d)   The following will be applicable with respect to the Transferred Employees, Business Employees, Current Retirees, and Other Plan Participants as appropriate. For all purposes of this Section 8.8, determinations as to whether any individuals are "similarly situated" shall be made by Buyer in its reasonable discretion.

              (i)  From and after the Closing, the Transferred Employees will accrue no additional benefits under any Benefit Plan or any other employee benefit plan, policy, program, or arrangement of Seller, Parent or their respective Affiliates.

             (ii)  As of the Closing, with respect to the CB Transferred Employees, Buyer will, or will cause the Companies to, provide benefits of the type and amount described in the relevant collective bargaining agreements through Buyer's or the Companies' own benefit plans and arrangements. As of the Closing and extending through December 31 of the calendar year following the calendar year in which the Closing occurs, Buyer will cause the Non-CB Transferred Employees to be covered by Buyer or Company benefit plans that provide compensation and employee benefits (excluding (i) equity or equity based compensation, and (ii) change in control, severance or retention payments) that are no less favorable in the aggregate than provided to the Non-CB Transferred Employees immediately before the Closing; provided, that in determining the timing, amount and terms and conditions of equity compensation and other incentive awards to be granted to Non-CB Transferred Employees, Buyer will treat in a substantially similar manner Non-CB Transferred Employees and similarly situated other employees of Buyer (including by reason of job duties and years of service). The commitments under this Section 8.8(d)(ii) require the following with respect to the Non-CB Transferred Employees and, to the extent not addressed in the relevant collective bargaining agreement, the CB Transferred Employees:

              (A)  With respect to welfare benefit plans, Buyer agrees to waive or to cause the waiver of all restrictions, limitations or exclusionary periods as to pre-existing conditions, actively-at-work exclusions, waiting periods and proof of insurability requirements (to the extent allowable under Buyer's welfare benefit plans and insurance policies) for the Transferred Employees to the same extent waived or satisfied under the corresponding Benefit Plans. With respect to the calendar year in which the Closing Date occurs, all eligible expenses incurred by any such employees or any eligible dependent thereof, including any alternate recipient pursuant to qualified medical child support orders, in the portion of the calendar year preceding the Closing Date that were qualified to be taken into account for purposes of satisfying any deductible, co-insurance or out-of-pocket limit under any Seller Benefit Plan will be taken into account for purposes of satisfying any deductible, co-insurance or out-of-pocket limit under similar plans of Buyer or the

      Companies for such calendar year. As soon as practicable, but in no event later than sixty (60) days after the Closing Date, Seller will, or Parent will cause Seller's successor to, provide Buyer and the Companies with all relevant information necessary or reasonably requested by Buyer or the Companies for purposes of administering this provision, consistent with applicable Law.

              (B)  With respect to service and seniority, Buyer and the Companies will recognize the service and seniority of each of the Transferred Employees recognized by Seller for all material purposes, including the determination of eligibility and vesting, the extent of service or seniority-related welfare benefits, and eligibility for and level of retiree health benefits, but in any event not for purposes of determining the accrual of pension benefits and levels of pension or other retirement income benefits.

              (C)  The Parties will comply with the provisions set forth on Exhibit 8.8(d)(ii)(C).

              (D)  Buyer will or will cause the Companies to assume all liabilities, obligations, and responsibilities with respect to providing post-retirement health and life insurance benefits arising under or pursuant to existing plans and agreements of Seller ("Post-Retirement Welfare Benefits") to (i) the persons listed on Schedule 8.8(d)(ii)(D) and any Business Employee who retires between the date hereof and the Closing Date (such listed persons and such Business Employees, the "Current Retirees"), and their spouses and eligible dependents, and (ii) the Business Employees (together with the Current Retirees, the "Covered Individuals") and their spouses and eligible dependents. From and after the Closing, Buyer will or will cause the Companies to continue to provide to the Covered Individuals Post-Retirement Welfare Benefits that, in material respects, are comparable to in the aggregate those Post-Retirement Welfare Benefits provided to such Covered Individuals immediately prior to the Closing Date, under cost-sharing structures that either are at least as favorable as the cost-sharing structures in effect for and available to the Covered Individuals immediately prior to the Closing Date (as adjusted for inflation); provided that if Buyer or any of the Companies reduces or eliminates any Post-Retirement Welfare Benefits provided to Covered Individuals from such benefits that are available to such individuals under the terms and conditions of the existing plans and agreements of Seller applicable to such individuals as in effect on the date hereof, any liabilities arising in connection with such reduction or elimination shall be deemed an Assumed Obligation and Buyer will or will cause the Companies to be responsible therefor.

              (E)  With respect to the Aquila, Inc. Retirement Investment Plan (the "Savings Plan"), Seller will vest Transferred Employees in their Savings Plan account balances as of the Closing Date. Buyer will take all actions necessary to establish or designate a defined contribution plan and trust intended to qualify under Section 401(a) and Section 501(a) of the Code in which Transferred Employees are eligible to participate (x) to recognize the service that the Transferred Employees had in the Savings Plan for purposes of determining such Transferred Employees' eligibility to participate, vesting, attainment of retirement dates, contribution levels, and, if applicable, eligibility for optional forms of benefit payments, and (y) to accept direct rollovers of Transferred Employees' account balances in the Savings Plan, including transfers of loan balances and related promissory notes, provided that such loans would not be treated as taxable distributions at any time prior to such transfer.

              (F)  Within sixty (60) days after the Closing Date, Seller will, or Parent will cause Seller's successor to, transfer to a flexible spending plan maintained by the applicable Company, the Companies or Buyer any balances standing to the credit of Transferred

      Employees under Seller's flexible spending plan as of the day immediately preceding the Closing Date, net of any negative balances in the applicable accounts at such time. As soon as practicable after the Closing Date, Seller will, or Parent will cause Seller's successor to, provide to Buyer and the Companies a list of those Transferred Employees that have participated in the health or dependent care reimbursement accounts of Seller, together with (x) their elections made prior to the Closing Date with respect to such account and (y) balances standing to their credit as of the day immediately preceding the Closing Date. As of the transfer described in the first sentence hereof, the flexible spending plan maintained by the Companies or Buyer shall assume the rights and obligations of Seller's flexible spending plan with respect to the Transferred Employees for the remainder of the year in which such transfer occurs. For the avoidance of doubt, this paragraph shall not be construed to require a transfer with respect to any Transferred Employee of an amount in excess of such employee's unreimbursed contributions to the flexible spending plan as of the date of transfer.

            (iii)  With respect to severance benefits, Buyer will or will cause the Companies to provide to any Non-CB Transferred Employee who is terminated by Buyer or the Companies, as applicable (other than for cause), prior to the date which is one (1) year following the Closing Date, severance benefits comparable to those provided by Seller under Seller's severance plans and policies (other than any plans or policies with respect to stock options or other types of equity compensation) in effect immediately prior to the Closing Date. Any employee who is provided severance benefits under this Section 8.8(d)(iii) may be required to execute a release of claims against Buyer, Seller and their respective Affiliates and successors, in such form as Buyer or the applicable Company, reasonably prescribes, as a condition for the receipt of such benefits.

            (iv)  Parent will, or will cause Seller or its successor to, provide COBRA Continuation Coverage to any current and former Business Employees, or to any qualified beneficiaries of such Business Employees, who become or became entitled to COBRA Continuation Coverage on or before the Closing, including those for whom the Closing occurs during their COBRA election period. Buyer will and will cause the Companies to be responsible for extending and continuing to extend COBRA Continuation Coverage to all Transferred Employees (and their qualified beneficiaries) who incur a COBRA qualifying event and thus become entitled to such COBRA Continuation Coverage following the Closing.

             (v)  Without limiting the obligations of the Parties under Sections 8.8(d)(ii)(C) and 8.8(d)(ii)(D), Seller or its Affiliates will pay or cause to be paid to all Transferred Employees, all compensation (including any accrued vacation carried over to the calendar year of the Closing from a previous calendar year), workers' compensation or other employment benefits to which they are entitled or that have accrued under the terms of the applicable compensation or Seller Benefit Plans or programs with respect to employment or events occurring prior to the Closing Date; provided that if any of the CB Transferred Employees elect to retain or carryover accrued and unused vacation days rather than receive such payments, Seller or its Affiliates will pay or cause to be paid to Buyer an amount equal to the aggregate amount that would otherwise have been paid to such CB Transferred Employees with respect to such vacation days, and Buyer will honor all such accrued and unused vacation days of such CB Transferred Employees as of the Closing. Buyer will, or cause the Companies to, pay to each Transferred Employee all unpaid salary or other compensation or employment benefits (but not including any compensation attributable to stock options or other types of equity compensation granted by Seller) which accrue to such employee from and after the Closing Date, at such times as provided under the terms of the applicable compensation or benefit programs.

            (vi)  Without limiting the obligations of the Parties under Sections 8.8(d)(ii)(C) and 8.8(d)(ii)(D), Business Employees who on the Closing Date are not actively at work due to a leave of absence covered by the Family and Medical Leave Act, the Uniformed Service Employment and Reemployment Rights Act or other applicable Law, or other authorized leave of absence under Seller's established leave policy, including short-term or long-term disability, will be provided by Buyer with, or Buyer will cause the Companies to provide, benefits and compensation during such leave that is substantially similar to the benefits and compensation provided to such employees by Seller prior to the Closing Date, and Buyer will or will cause the Companies to treat such Business Employees as Transferred Employees on the date that they are able to return to work (provided that such return to work occurs within the authorized period of their leaves following the Closing Date) and are able to perform the essential functions of their jobs with or without reasonable accommodation. Seller shall provide Buyer with a list of such individuals as of the Closing Date with the scheduled dates for expiration of their leaves.

           (vii)  Buyer will or will cause the Companies to assume Seller's obligations as of the Closing Date to pay nonqualified deferred compensation to the applicable Business Employees and former Business Employees.

          (e)   On or before the Closing Date, Seller shall provide Buyer a list of the names and sites of employment of any and all Business Employees who have experienced, or will experience, an employment loss or layoff as defined by WARN Act or any similar applicable state or local Law requiring notice to employees in the event of a closing or layoff within ninety (90) days prior to the Closing Date. Seller shall update this list up to and including the Closing Date. For a period of ninety (90) days after the Closing Date, Buyer shall not allow the Companies to engage in any conduct which would result in an employment loss or layoff for a sufficient number of employees of the Companies or either of them which, if aggregated with any such conduct on the part of Seller prior to the Closing Date, would trigger the WARN Act or any similar applicable Law. Without limiting the foregoing, Buyer will be and will cause the Companies to be responsible, with respect to the Business, for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification to Transferred Employees of any "employment loss" within the meaning of the WARN Act which occurs at or following the Closing Date.

          (f)    From and after the Closing Date, with respect to worker's compensation, Buyer shall or shall cause the Companies to assume, discharge, pay and be solely liable for all Losses in respect of any Claims pending as of or commenced after the Closing Date resulting from actual or alleged harm or injury to any Business Employee regardless of when the incident or accident giving rise to such liability occurred or occurs. Buyer shall or shall cause the Companies to make all necessary arrangements to assume all such worker's compensation claim files, whether opened or closed, as of the Closing Date, and will make the necessary arrangements for assuming the continued management of such liabilities.

          (g)   From and after the Closing Date, except to the extent any such Losses are covered under Seller's or an Affiliates' third party insurance plans or policies, reinsurance policies or arrangements, or trusts or other funding vehicles, Buyer shall or shall cause the Companies to assume, discharge, pay and be solely liable for health, accidental death and dismemberment, short term disability or life insurance coverage and any medical or dental benefits to the Business Employees and their eligible dependents.

          (h)   Buyer agrees that from and after the Closing Date, if a Business Employee commences an action, suit or proceeding relating to an employment-related claim (but excluding, in any event the ERISA Case), any resulting Liability shall be the responsibility of the Companies. Parent shall reasonably cooperate with Buyer and the Companies in the defense of any such claim to the extent that the applicable actions or events transpired preceding the Closing Date.

          (i)    For purposes of Sections 8.8(f), 8.8(g) and 8.8(h), the term "Business Employees" shall also include any individuals who (A) were employed principally for the Business at the time the incident or circumstances giving rise to such suit, claim, action, proceeding or Loss occurred, and (B) who are not employed by Seller either as of the date hereof or as of the Closing Date.

          (j)    No provision in this Agreement shall modify or amend any other agreement, plan, program or document, including any of Buyer's benefit plans or arrangements, unless this Agreement explicitly states that the provision "amends" that other agreement, plan, program or document. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to another agreement, plan, program or document, unless a provision is explicitly designated as such in this Agreement, and the person is otherwise entitled to enforce such other agreement, plan, program or document. If a party not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to another agreement, plan, program or document, and such provision is construed to be such an amendment despite not being explicitly designated as an amendment in this Agreement, such provision shall lapse retroactively, thereby precluding it from having any amendatory effect. The provisions of this Section 8.8 are not, and will not be construed as being, for the benefit of any Person other than the Parties, and are not enforceable by any Persons (including Transferred Employees, Current Retirees, and Other Plan Participants) other than such Parties.

          (k)   Following the Closing, if Buyer, either of the Companies or Seller or its successor identifies any individual that was incorrectly classified by Seller (including employees not listed in Schedule 1.1-B) with respect to whether such individual was a Business Employee, a former employee of the Business or a Current Retiree, as applicable, Buyer and Seller agree to, Buyer shall cause the Companies to and Parent shall cause Seller's successor to, notify the other Party or the Companies, as applicable, and, acting in good faith, to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable to cause such individual to be appropriately classified for purposes of this Agreement, and to allocate the liabilities and obligations related to such re-classified individual in accordance with the terms hereof.

        8.9    Eminent Domain; Casualty Loss.

          (a)   If, before the Closing Date, any of the Purchased Assets are taken by eminent domain or condemnation, or are the subject of a pending or (to Seller's Knowledge) contemplated taking which has not been consummated, Seller will (i) notify Buyer promptly in writing of such fact, and (ii) at the Closing assign, or Seller shall, or Parent shall cause Seller's successor to, assign to the Companies all of Seller's right, title, and interest in and to any proceeds or payments received, or to be received, in compensation for such taking.

          (b)   If, before the Closing Date, all or any material portion of the Purchased Assets are damaged or destroyed by fire or other casualty, Seller will notify Buyer promptly in writing of such fact and, at the Closing assign to the Companies, or Seller shall, or Parent shall cause Seller's successor to, assign to the Companies all of Seller's right, title, and interest in and to any insurance recoveries received, or to be received, in compensation for such damage or destruction less any such amounts received, or to be received, to reimburse Seller for expenditures incurred by Seller to repair or replace such Purchased Assets.

          (c)   Seller and Buyer will use their reasonable best efforts (without being required to make payment to any third party or to incur any economic burden) to obtain from each holder of any Preferential Purchase Right a written waiver of such Preferential Purchase Right if required with respect to the transactions contemplated by this Agreement (an "Applicable Preferential Purchase Right"). If the Parties cannot obtain a waiver of an Applicable Preferential Purchase Right, the Parties will cooperate, using reasonable best efforts, to provide for compliance with the terms of such Applicable Preferential Purchase Right. In the event that any Purchased Asset remains subject to such Applicable Preferential Purchase Right as of the Closing, in lieu of any adjustment to the Purchase Price Seller will, or Parent will cause Seller's successor to, at the Closing assign to the applicable Company, as a Purchased Asset, all of Seller's right, title, and interest in and to all rights of Seller with respect to such Applicable Preferential Purchase Right, including proceeds received or to be received in respect to such Applicable Preferential Purchase Right, and will assign to the applicable Company and Buyer shall cause such Company to assume, as Assumed Obligations, all obligations of Seller with respect to such Applicable Preferential Purchase Right. If any third party holding a Preferential Purchase Right exercises such right prior to the Closing, Seller shall promptly give Buyer written notice of such exercise. Buyer and Seller hereby expressly acknowledge and agree that nothing in this Agreement constitutes an offer or agreement to sell, transfer, dispose of, purchase, assume, or acquire any asset subject to a Preferential Purchase Right except upon the Closing following the satisfaction of all conditions to Closing specified in this Agreement. Neither this Agreement nor anything herein or in connection herewith shall be deemed to obligate Seller to sell, transfer, assign or otherwise dispose of any Purchased Asset or Assumed Obligation, to Buyer or any other Person, except upon the Closing following the satisfaction or waiver of all conditions to Closing specified in this Agreement.

          (d)   A condemnation or taking of, casualty or exercise of a Preferential Purchase Right set forth in Schedule 5.8 with respect to, any Purchased Asset, and any effects thereof (including any resulting termination of any Franchise or other agreement principally related to such Purchased Asset), may be taken into account in determining whether a Material Adverse Effect has occurred; provided that to the extent either of the Companies is assigned the rights, title and interest to any payments or proceeds received by Seller with respect to any such condemnation or taking, casualty or exercise of a Preferential Purchase Right, such payments or proceeds may be considered in determining whether any Material Adverse Effect has occurred; provided further that assignment of such proceeds or payments to such Company shall not necessarily mean a Material Adverse Effect did not occur.

        8.10    Transitional Use of Signage and Other Materials Incorporating Seller's Name or other Logos.    Parent acknowledges that it will have no ongoing claim or rights in or to the Seller Marks. Within one hundred eighty (180) days following the Closing Date, Parent will remove or cause the removal of the Seller Marks from all signage or other items relating to or used in connection with the Excluded Assets and, thereafter, Parent will not use or permit the use of any Seller Marks.

        8.11    Litigation Support.    In the event and for so long as any of the Companies, Buyer, Parent or Seller or its successor is actively contesting or defending against any third-party Claim in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Seller, Buyer, Parent and Seller will, Seller will cause the Companies to and Parent will cause Seller's successor to, cooperate with the contesting or defending Person and its counsel in the contest or defense, make reasonably available its personnel, and provide such testimony and access to its books and records as is reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Person.

        8.12    Audit Assistance.

          (a)   If, (i) during or for the period beginning on the date hereof and ending on the Closing Date, Buyer is, in connection with any annual or quarterly report filed with the SEC, required by the SEC to file audited or reviewed financial statements of the Business in respect of any period occurring prior the Closing Date, or (ii) during or for the period beginning on the date hereof and ending on the last day of the calendar year of the Closing, Buyer is, in connection with a registration statement or other voluntary filing to be filed by Buyer with the SEC, required by the SEC to file audited or reviewed financial statements of the Business in respect of any period occurring prior the Closing Date, then in each case at Buyer's request, as applicable, Seller will, or Parent will cause Seller's successor to, use its reasonable best efforts to cause Seller's auditor to, at Buyer's sole cost and expense, (a) cooperate with and provide Buyer access to such information, books and records as necessary for Buyer to prepare audited and interim or reviewed financial statements of the Business, and (b) agree to provide to Buyer an audit or review of the financial statements of the Business, for the periods necessary to satisfy the SEC requirements (and any consents, if any, to use such audited or reviewed financial statements in Buyer's SEC filings). Further, Seller will use reasonable best efforts to assist Buyer in preparing pro forma financial information that in Buyer's reasonable judgment may be required to be included in any such filing or prospectus, offering memorandum or other document or materials that may be prepared in connection with the Buyer Financing or otherwise on or prior to the Closing, and, whether or not Seller's auditor is retained by Buyer to conduct an audit or review of the Business, Seller will, or Parent will cause Seller's successor to (x) use its reasonable best efforts to cause Seller's auditor to, at Buyer's sole cost and expense, make available to Buyer and its auditors the work papers and other documents and records reasonably requested by Buyer that were created prior to the Closing and relate principally to the Business, and (y) cooperate with Buyer, at Buyer's sole cost and expense, in obtaining an audit or review of the Business, in each case, to the extent required by the SEC.

          (b)   Seller acknowledges and agrees that any audited and interim or reviewed financial statements and related information prepared in accordance with this Section 8.12 will not be deemed Confidential Information for purposes of this Agreement.

        8.13    Notification of Customers.    As soon as practicable following the Closing, Seller will, or Parent will cause Seller's successor to, cooperate with the Companies and Buyer to cause to be sent to customers of the Business a notice of the transfer of the customers from Seller to the applicable Company (the "Customer Notification"). The Customer Notification will contain such information as is required by Law and approved by Buyer and Seller, which approval will not be unreasonably withheld or delayed.

        8.14    Financing.    Buyer will use reasonable best efforts to take or to cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or advisable to close the Buyer Financing on the terms and conditions described in the Buyer Financing Commitments by the date upon which the Closing Date is contemplated to occur in accordance with Section 4.1 (provided and to the extent that Buyer has not otherwise obtained funds sufficient to pay the Purchase Price through other sources of funds and provided that Buyer may replace or amend the Buyer Financing Commitments after consultation with Parent and Seller but only if the terms of such replacement or amended Buyer Financing Commitments, including with respect to conditionality, would not adversely impact Buyer's ability to consummate the transactions contemplated by this Agreement or the Asset Purchase Agreement, or otherwise prevent, impact or delay the consummation of the transactions contemplated by this Agreement or the Asset Purchase Agreement), including paying the commitment fees arising under the Buyer Financing Commitments as and when such fees become due and payable during the period beginning on the date hereof and ending on the Closing Date, and using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on the terms and conditions contained therein and (ii) to satisfy on a timely basis all conditions applicable to obtain the Buyer Financing. In the event any portion of the Buyer Financing becomes unavailable on the terms and conditions contemplated in the Buyer Financing Commitments and Buyer has not otherwise obtained other sources of funds, Buyer will use reasonable best efforts to obtain alternative financing from alternative sources by the date upon which the Closing Date is contemplated to occur in accordance with Section 4.1. Buyer will give prompt notice to Seller and Parent of any material breach of the Buyer Financing Commitments of which Buyer becomes aware or any termination of the Buyer Financing Commitments or any Buyer Financing. Buyer will keep Seller and Parent informed on a regularly current basis in reasonable detail of the status of the Buyer Financing.

        8.15    Document Delivery.    The Parties will work cooperatively to make available to Buyer prior to the Closing such Documents as are reasonably necessary to transition the control and operation of the Business to the Companies and Buyer at the Closing with minimal interruptions or disruptions in the conduct of the Business. At or within a reasonably practicable period of time after the Closing Date, Seller will, or Parent will cause Seller's successor to, deliver to the Companies, at such location mutually agreed upon by the Companies and Seller or its successor, any remaining Documents. At the reasonable request of Buyer or the Companies, Seller will, or Parent will cause Seller's successor to, use reasonable best efforts to make available in an electronic format compatible with Buyer's electronic systems any Documents and other books and records relating to the Purchased Assets which are maintained by Seller in electronic form.

        8.16    Surveys' Title Insurance, Estoppel Certificates, and Non-Disturbance Agreements.    At Buyer's option and at Buyer's sole cost and expense, Buyer may obtain (i) surveys desired by Buyer in respect of the Real Property, in form and substance reasonably satisfactory to Buyer; (ii) title insurance policies in current ALTA Form or equivalent covering the Real Property, insuring title to the applicable Real Property as vested in the Companies, and in form, substance, and amounts reasonably satisfactory to Buyer, and without limiting the generality of the foregoing, with all requirements satisfied or waived, with all exceptions deleted, and with all endorsement thereto to the extent desired by Buyer; and (iii) all estoppel certificates and non-disturbance agreements desired by Buyer in respect of any real property leases included in the Purchased Assets, in form and substance reasonably satisfactory to Buyer and to the parties providing such certificates and agreements. Seller and Limited Partner agree, and Parent agrees to cause Seller's successor, to cooperate as reasonably requested by Buyer (at Buyer's expense) in its efforts to obtain such items, provided that (y) none of Limited Partner, the Companies, Parent, Seller or Seller's successor shall be required to make any payment to any third party or incur any economic burden in connection therewith, and (z) Buyer's obtaining any such items shall not be a requirement of or a condition to the Closing. In addition, with respect to Limited Partner's, Seller's and Seller's successor's cooperation with Buyer's reasonable requests to obtain title insurance under clause (ii) above, none of Limited Partner, Seller and Seller's successor, except to the extent required to satisfy the Closing condition set forth in Section 9.2(f), and except for such actions as may be necessary to enable Buyer's title insurance company to insure title to the applicable Real Property as vested in the Companies, shall be required to cure any purported defects, cause any exceptions to be deleted, or provide any affidavits, indemnities, or representations or warranties to any title company issuing such title insurance.

        8.17    Post-Closing Release of Encumbrances and Transfer of Purchased Assets.

          (a)   Notwithstanding anything to the contrary herein, if any Non-Permitted Encumbrances on the Company Interests, the Business or the Purchased Assets are not released on or before the Closing, and such Non-Permitted Encumbrances secure or are created by or in respect of the Excluded Liabilities, or are for material delinquent Taxes or material delinquent assessments, Seller shall, and Parent shall cause Seller's successor to, promptly make such payments and take such actions as necessary to obtain the release of such Non-Permitted Encumbrances after the Closing.

          (b)   Notwithstanding anything to the contrary herein, if Seller fails to deliver any deeds of conveyance or assignments or other instruments, certificates or documents as necessary to transfer any of the Purchased Assets to the Companies at the Closing, Seller shall, and Parent shall cause Seller's successor to, promptly execute and deliver such deeds of conveyance, assignments or other instruments, certificates or documents and take such actions as necessary to transfer such Purchased Assets to the Companies as soon as practicable after the Closing.

        8.18    Shared Code Licenses.    Buyer hereby grants to Parent a worldwide, non-exclusive, royalty-free, fully paid-up, sublicensable, transferable license to use, reproduce, make derivative works of, distribute, display and perform the Shared Code that is included in the Purchased Assets. Parent hereby grants to Buyer a worldwide, non-exclusive, royalty-free, fully paid-up, sublicensable, transferable license to use, reproduce, make derivative works of, distribute, display and perform the Shared Code that is included in the Excluded Assets. Except as set forth in the Transition Services Agreement, neither Buyer nor Parent shall have any obligation to support, maintain, provide updates or upgrades for, or otherwise provide any assistance to the other in connection with, the Shared Code. The foregoing licenses shall be binding on the respective successors and assigns of Buyer and Parent.

        8.19    Performance of the Obligations of the Companies Post-Closing.    From and after the Closing, Buyer shall cause the Companies to perform all of the obligations of the Companies that under the terms of this Agreement are to be performed from and after the Closing Date.

ARTICLE IX
CONDITIONS TO CLOSING

        9.1    Conditions to Each Party's Obligations to Effect the Closing.    The respective obligations of each Party to effect the transactions contemplated hereby are subject to the satisfaction or waiver by Buyer and Seller at or prior to the Closing Date of each of the following conditions:

          (a)   The waiting period under the HSR Act, including any extension thereof, applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated;

          (b)   No applicable Law prohibiting consummation of the transactions contemplated in this Agreement shall be in effect, except where the violation of Law resulting from the consummation of the transactions contemplated in this Agreement would not, individually or in the aggregate, reasonably be expected to have an impact (other than an insignificant impact) on the Business, the Purchased Assets, the Colorado Business and the Colorado Assets, taken as a whole, and no court of competent jurisdiction in the United States will have issued any Order that is in effect and enjoins the consummation of the transactions contemplated hereby (each Party agreeing to use its reasonable best efforts to have any such Order lifted); and

          (c)   Seller, Parent and Merger Sub will be in a position to consummate the Merger immediately following the closing of the transactions contemplated by this Agreement and the Asset Purchase Agreement.

        9.2    Conditions to Obligations of Buyer.    The obligation of Buyer to effect the transactions contemplated hereby is also subject to the satisfaction or waiver by Buyer at or prior to the Closing Date of the following conditions:

          (a)   Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing;

          (b)   Seller, Limited Partner, Parent and Merger Sub shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by such Person on or prior to the Closing Date (other than Section 4.3, which is subject to Section 9.2(f));

          (c)   The representations and warranties of Seller set forth in ARTICLE V of this Agreement, and the representations and warranties of Parent and Merger Sub set forth in ARTICLE VII of this Agreement, shall be true and correct as of the Closing Date, as if made at and as of the Closing Date (except to the extent that any such representation or warranty is expressly made as of an earlier date, in which case such representation and warranty will be true and correct only as of such date), except where the failure or failures of such representations and warranties to be so true and correct (without giving effect to any limitations or exceptions as to materiality or Material Adverse Effect set forth therein) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

          (d)   Buyer shall have received a certificate from the Chief Executive Officer of each of Parent and Seller, dated the Closing Date stating that, to the best of such officer's knowledge, the conditions set forth in Sections 9.2(b) and 9.2(c) regarding Parent and Seller, respectively, have been satisfied;

          (e)   The Required Regulatory Approvals shall have been obtained and become Final Regulatory Orders, and no terms (excluding those proposed in the applications for the Required Regulatory Approvals) shall have been imposed in connection with such Final Regulatory Orders by any Governmental Entity which terms, individually or in the aggregate, would reasonably be expected to result in a Regulatory Material Adverse Effect;

          (f)    Buyer shall have received the items to be delivered pursuant to Section 4.3; provided that the failure to deliver the items required to be delivered pursuant to Sections 4.3(e)-(i) shall not be construed as a failure to satisfy the requirements of this Section 9.2(f) to the extent any deed, assignment, instrument of conveyance or certificate of title, termination or release (i) otherwise required pursuant to Sections 4.3(e)-(h) relates to parcels of immaterial Real Property, immaterial Easements, or immaterial titled or other Purchased Assets, each of which is subject to transfer subsequent to the Closing pursuant to Section 8.17; or (ii) otherwise required pursuant to Section 4.3(i) relates to terminations or releases of Non-Permitted Encumbrances on the Purchased Assets requiring the payment of immaterial amounts of cash, or the delivery of instruments, certificates or other documents or items required to remove Non-Permitted Encumbrances on assets that are immaterial to the Business, the Purchased Assets, the Colorado Business and the Colorado Assets, taken as a whole, and are subject, in each case, to release subsequent to the Closing pursuant to Section 8.17; and

          (g)   The consummation of the transactions contemplated by the Asset Purchase Agreement shall have occurred or shall occur concurrently with the Closing.

        9.3    Conditions to Obligations of Seller.    The obligations of Seller to effect the transactions contemplated hereby is also subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a)   Buyer shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Closing Date;

          (b)   The representations and warranties of Buyer which are set forth in ARTICLE VI of this Agreement shall be true and correct as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation or warranty is expressly made as of an earlier date, in which case such representation and warranty will be true and correct only as of such date), except where the failure or failures of such representations and warranties to be so true and correct (without giving effect to any limitations or exceptions as to materiality set forth therein) that do not, individually or in the aggregate, cause such representations and warranties of Buyer to be materially inaccurate taken as a whole;

          (c)   Seller shall have received a certificate from the Chief Executive Officer of Buyer dated the Closing Date stating that, to the best of such officer's knowledge, the conditions set forth in Sections 9.3(a) and 9.3(b) have been satisfied;

          (d)   The Required Regulatory Approvals shall have been obtained and become Final Regulatory Orders; and no terms (excluding those proposed in the applications for the Required Regulatory Approvals) shall have been imposed in connection with such Final Regulatory Orders by any Governmental Entity which terms, individually or in the aggregate, would reasonably be expected to result in a Regulatory Material Adverse Effect affecting the Post-Sale Company (as defined in the Merger Agreement);

          (e)   Seller shall have received the other items to be delivered pursuant to Section 4.4; and

          (f)    The consummation of the transactions contemplated by the Asset Purchase Agreement shall have occurred or shall occur concurrently with the Closing.

        9.4    Invoking Certain Provisions.    Any Party seeking to claim that a condition to its obligation to effect the transactions contemplated hereby has not been satisfied by reason of the fact that a Material Adverse Effect or a Regulatory Material Adverse Effect has occurred or would reasonably be expected to occur or result will have the burden of proof to establish that occurrence or expectation.

ARTICLE X
TERMINATION AND OTHER REMEDIES

        10.1    Termination.

        (a)    This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Seller, Buyer and Parent.

        (b)    This Agreement may be terminated by Seller or Buyer if the Closing has not occurred on or before the first anniversary of the date of this Agreement (the "Termination Date"); provided that, if Buyer or Seller determines that additional time is necessary to obtain any of the Required Regulatory Approvals, the Material Company Regulatory Consents or the Material Parent Regulatory Consents (each as defined in the Merger Agreement), or the "Required Regulatory Approvals" as defined in the Asset Purchase Agreement, or if all of the conditions to Parent's obligations to consummate the Merger shall have been satisfied or shall be then capable of being satisfied and this Agreement fails to be consummated by reason of a breach by Parent of its obligation to be in a position to consummate the Merger after the Closing, the Termination Date may be extended by Buyer or Seller from time to time by written notice to the other Party and to Parent up to a date not beyond eighteen (18) months after the date of this Agreement, any of which dates shall thereafter be deemed to be the Termination Date; provided further that the right to terminate this Agreement under this Section 10.1(b) will not be available to a Party that has breached in any material respect its obligations under this Agreement in any manner that will have proximately contributed to the failure of the Closing to occur on or before the Termination Date.

        (c)    This Agreement may be terminated by either Seller or Buyer if (i) any Required Regulatory Approval has been denied by the applicable Governmental Entity and all appeals of such denial have been taken and have been unsuccessful, or (ii) one or more courts of competent jurisdiction in the United States or any State has issued an Order permanently restraining, enjoining, or otherwise prohibiting the Closing, and such Order has become final and nonappealable.

        (d)    This Agreement may be terminated by Buyer if there has been a material breach of any representation, warranty, or covenant made by Seller in this Agreement, or any representation or warranty of Seller shall have become untrue after the date of this Agreement, so that Section 9.2(b) or 9.2(c) would not be satisfied and this breach or failure to be true, is not curable, or if curable, is not curable by the Termination Date (as the same may be extended).

        (e)    This Agreement may be terminated by Seller if the Board of Directors of Seller approves a Superior Proposal (as defined in the Merger Agreement) and authorizes Seller to enter into a binding written agreement with respect to that Superior Proposal and, in connection with the termination of the Merger Agreement and entering into the agreement reflecting the Superior Proposal, pays into a joint bank account in the names of Buyer and Parent by wire transfer of same day funds the Company Termination Fee (as defined in the Merger Agreement) required to be paid pursuant to Section 9.5(b) of the Merger Agreement.

        (f)    This Agreement may be terminated by Seller if there has been a material breach of any representation, warranty, or covenant made by Buyer in this Agreement, or any representation or warranty of Buyer shall have become untrue after the date of this Agreement, so that Sections 9.3(a) and 9.3(b) would not be satisfied and this breach or failure to be true is not curable, or if curable, is not curable by the Termination Date (as the same may be extended).

        (g)    This Agreement may be terminated by Buyer or Seller upon or following the termination of the Merger Agreement in accordance with its terms.

        10.2    Procedure and Effect of Termination.    In the event of termination of this Agreement pursuant to Section 10.1, written notice thereof will forthwith be given by the terminating Party to the other Parties and this Agreement (other than as set forth in this Section 10.2, Section 10.4 and Section 11.1) will terminate and become void and of no effect, and the transactions contemplated hereby will be abandoned without further action by any Party, whereupon the liabilities of the Parties hereunder (and of any of their respective Representatives) will terminate, except as otherwise expressly provided in this Agreement; provided, that such termination will not relieve any Party from any liability for damages to any other Party resulting from any prior breach of this Agreement, the Asset Purchase Agreement or the Merger Agreement which is (i) material, and (ii) willful or knowing. If this Agreement is terminated pursuant to Section 10.1(e) or Section 10.1(g) upon or following termination of the Merger Agreement under circumstances where Seller is required to pay Parent the Company Termination Fee (as defined in the Merger Agreement) pursuant to the provisions of Section 9.5(b) of the Merger Agreement, Seller will, following such termination and at the time required under Section 9.5(b) of the Merger Agreement, pay into a joint bank account in the names of Buyer and Parent the termination fee required to be paid pursuant to the terms of the Merger Agreement, by wire transfer of same day funds. If this Agreement is terminated pursuant to Section 10.1(g) upon or following termination of the Merger Agreement under circumstances where Parent is required to pay Seller the Parent Termination Fee (as defined in the Merger Agreement) pursuant to the provisions of Section 9.5(c) of the Merger Agreement, Parent will, following such termination and at the time required for payment of the Parent Termination Fee (as defined in the Merger Agreement), pay Buyer the Termination Fee. Seller, Limited Partner and Parent acknowledge that the agreements contained in this Section 10.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if Seller or Parent fails to pay promptly the amount due pursuant to this Section 10.2, and, in order to obtain such payment, Buyer commences a suit which results in a judgment against Seller or Parent, as the case may be, for the fee to be paid by such Party as set forth in this Section 10.2, Seller or Parent, as applicable, will pay to Buyer its costs and expenses (including attorneys' fees) in connection with this suit, together with interest on the amount of the fee at the Prime Rate in effect on the date the payment should have been made.

        10.3    Payment of Termination Fee.    As promptly as practicable after payment of the Company Termination Fee (as defined in the Merger Agreement) to be paid pursuant to the terms of the Merger Agreement to the joint bank account, Parent and Buyer will reasonably agree upon the amount of the Termination Fee (subject to the limitations thereon as set forth in the definition of Termination Fee set forth herein) to be paid to Buyer, and upon such agreement Buyer and Parent shall jointly direct payment of the agreed-upon Termination Fee to Buyer and disbursement of the remaining amount in such joint account to Parent.

        10.4    Remedies upon Termination.    If this Agreement is terminated as provided herein:

        (a)    ARTICLE XI (other than Section 11.2, Section 11.3 and Section 11.5) and the agreements of the Parties contained in Section 8.2(b), Section 8.2(d), Section 8.3, Section 10.2, Section 10.3 and Section 10.4 will survive the termination of this Agreement.

        (b)    Notwithstanding anything to the contrary herein, in view of the difficulty of determining the amount of damages which may result from a termination of this Agreement and the failure of the Parties to consummate the transactions contemplated by this Agreement under circumstances in which a termination fee is payable as contemplated by Section 10.2, Buyer, Parent, Merger Sub, Seller and Limited Partner have mutually agreed that the payment of the termination fees as set forth in Section 10.2 will be made as liquidated damages, and not as a penalty. In the event of any such termination, the Parties have agreed that the payment of the applicable termination fee as set forth in Section 10.2 will be the sole and exclusive remedy for monetary damages of Buyer. ACCORDINGLY, THE PARTIES HEREBY ACKNOWLEDGE THAT (i) THE EXTENT OF DAMAGES CAUSED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN UNDER CIRCUMSTANCES IN WHICH A TERMINATION FEE IS PAYABLE AS CONTEMPLATED BY SECTION 10.2, (ii) THE AMOUNT OF THE TERMINATION FEE CONTEMPLATED IN SECTIONS 10.2 AND 10.3 IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES, AND (iii) RECEIPT OF SUCH TERMINATION FEE BY BUYER DOES NOT CONSTITUTE A PENALTY. THE PARTIES HEREBY FOREVER WAIVE AND AGREE TO FOREGO TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ANY AND ALL RIGHTS THEY HAVE OR IN THE FUTURE MAY HAVE TO ASSERT ANY CLAIM DISPUTING OR OTHERWISE OBJECTING TO ANY OR ALL OF THE FOREGOING PROVISIONS OF THIS SECTION 10.4(b). Any payment under Section 10.2 will be made by wire transfer of same day funds to a bank account in the United States of America designated in writing by the Parties entitled to receive such payment not later than three (3) Business Days following the date such Party delivers notice of such account designation to the Party responsible to make such payment.

        (c)    Upon any termination of this Agreement, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, will be withdrawn from the Governmental Entity or other Person to which they were made.

ARTICLE XI
MISCELLANEOUS PROVISIONS

        11.1    Survival.    None of the covenants or agreements of Seller, Buyer, Parent or Merger Sub contained in this Agreement will survive the Closing, except for this ARTICLE XI and those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing. Except as specified in the foregoing sentence, all other representations, warranties, covenants and agreements in this Agreement will not survive the Closing of this Agreement.

        11.2    Amendment and Modification.    This Agreement may be amended, modified, or supplemented only by a written agreement executed and delivered by duly authorized officers of Seller, Parent and Buyer.

        11.3    Waiver of Compliance.    Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        11.4    Notices.    Notices, requests, instructions or other documents to be given under this Agreement must be in writing and will be deemed given, (a) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (b) when delivered, if delivered personally to the intended recipient, and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a Party at the following address for such Party:

        (a)    If to Parent or Merger Sub, or to Seller after the Closing, to:

        Great Plains Energy Incorporated
        1201 Walnut Street
        P.O. Box 418679
        Kansas City, MO 64106
        Attention: Mark G. English,
                          General Counsel and Assistant Secretary
        Fax: (816) 556-2418

      with a copy to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        Four Times Square
        New York, New York 10036
        Attention: Nancy A. Lieberman, Esq.
                          Morris J. Kramer, Esq.
        Fax: (212) 735-2000

        (b)    If to Buyer, or to Limited Partner after the Closing, to:

        Black Hills Corporation
        625 9th Street
        Rapid City, South Dakota 57709
        Attention: Steven J. Helmers, Esq.
        Fax: (605) 721-2550

      with a copy to:

        Morgan, Lewis & Bockius LLP
        300 South Grand Avenue, Suite 2200
        Los Angeles, California 90071
        Attention: Richard A. Shortz, Esq.
        Fax: (213) 612-2501

        (c)    If to Seller or Limited Partner before the Closing, to:

        Aquila, Inc.
        20 West Ninth Street

        Kansas City, MO 64105
        Attention: Christopher Reitz,
                          General Counsel and Corporate Secretary
        Fax: (816) 467-3486

      with a copy to:

        Fried, Frank, Harris, Shriver & Jacobson
        One New York Plaza
        New York, New York 10004
        Attention: Arthur Fleischer, Jr., Esq.
                          Stuart Katz, Esq.
                          Philip Richter, Esq.
        Fax: (212) 859-4000

or to those other persons or addresses as may be designated in writing by the party to receive the notice as provided above.

        11.5    Assignment.    This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party, without the prior written consent of the other Parties, nor is this Agreement intended to confer upon any other Person except the Parties any rights or remedies hereunder. Notwithstanding the foregoing, Buyer, upon written notice to but without the consent of Seller, Parent or Merger Sub, may assign this Agreement or the rights, benefits and obligations described herein to one or more wholly-owned Subsidiaries formed or to be formed to operate as a regulated utility in Colorado; provided, however, that notwithstanding such assignment, Buyer shall retain and remain responsible for all obligations and liabilities of Buyer hereunder; provided, further, that Buyer shall consult with Seller regarding the structure, financing and other attributes of such Subsidiaries to reflect requirements of the PUC.

        11.6    No Third Party Beneficiaries.    This Agreement is not intended to, and does not, confer upon any Person other than Buyer, Seller, Limited Partner, Parent and Merger Sub, any rights or remedies hereunder. Without limiting the generality of the foregoing, no provision of this Agreement creates any third party beneficiary rights in any employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement creates any rights in any employee or former employee of Seller (including any beneficiary or dependent thereof) in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for under such plans or arrangements.

        11.7    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

        (a)    THIS AGREEMENT WILL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF RULES THEREOF. The Parties hereby irrevocably submit exclusively to the jurisdiction of the State of Delaware and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and each of Seller, Buyer, Parent and Merger Sub irrevocably agrees that all claims with respect to such action or proceeding will be heard and determined in Delaware state court. Each of Seller, Buyer, Parent and Merger Sub hereby consents to and grants any such court jurisdiction over the Person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.4 or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

        (b)    EACH OF SELLER, LIMITED PARTNER, BUYER, PARENT AND MERGER SUB ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF SELLER, LIMITED PARTNER, BUYER, PARENT AND MERGER SUB CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7(b).

        11.8    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        11.9    Specific Performance.    Each of Seller, Limited Partner, Buyer, Parent and Merger Sub acknowledges and agrees that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy. Each of Seller, Limited Partner, Buyer, Parent and Merger Sub accordingly agrees that, in addition to other remedies, the Parties will be entitled to enforce the terms of this Agreement by decree of specific performance without the necessity of providing the inadequacy of monetary damages as a remedy and to obtain injunctive relief or other equitable remedy against any breach or threatened breach hereof.

        11.10    Entire Agreement.    This Agreement will be a valid and binding agreement of the Parties only if and when it is fully executed and delivered by the Parties, and until such execution and delivery no legal obligation will be created by virtue hereof. This Agreement, the Asset Purchase Agreement and the Merger Agreement (in each case, together with the Schedules and Exhibits hereto or thereto, and the certificates and instruments delivered pursuant hereto or thereto), the Confidentiality Agreement, the confidentiality agreement dated June 28, 2006 between Seller and Parent, as amended by the letter agreement dated September 5, 2006 between Seller and Parent, the letter of intent dated November 21, 2006 between Buyer and Parent, and the Transition Services Agreement (together with the schedules thereto), embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement, the Asset Purchase Agreement and the Merger Agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, between or among the Parties or any of them with respect to the transactions contemplated herein, in the Partnership Interests Purchase Agreement and the Merger Agreement.

        11.11    Bulk Sales or Transfer Laws.    Buyer and Parent acknowledge that Seller will not comply with the provisions of any bulk sales or transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Buyer hereby waives compliance by Seller with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

        11.12    No Consequential Damages.    Notwithstanding anything to the contrary elsewhere in this Agreement or provided for under any applicable Law, no Party will, in any event, be liable to any other

Party, either in contract, in tort or otherwise, for any consequential, incidental, indirect, special, or punitive damages of such other Party or Persons represented by such other Party, whether or not the possibility of such damages has been disclosed to such other Party or Persons represented by such other Party in advance or could have been reasonably foreseen by such other Party or Persons represented by such other Party. The preceding sentence shall not limit the right of any Party to seek "benefit of the bargain" damages for a breach of this Agreement or specific performance or other equitable remedy as provided in Section 11.9; provided that the right of any Party or Persons represented by such Party to seek any of such remedies is not an admission by the other Parties that, under the circumstances, any such remedies are proper remedies; provided, further, that the Party against whom any such remedy is sought may not claim that the awarding of "benefit of the bargain" damages is prohibited by virtue of the restriction against liability for consequential, incidental, indirect, special or punitive damages contained in this Section 11.12.

        11.13    Counterparts.    This Agreement, and any certificates and instruments delivered under or in accordance herewith, may be executed in any number of counterparts (including by facsimile or other electronic transmission), each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same instrument, it being understood that all of the Parties need not sign the same counterpart.

        [Signature Page Follows]

        IN WITNESS WHEREOF, the Parties have caused this Partnership Interests Purchase Agreement to be signed by their respective duly authorized officers as of the date first above written.

SELLER:
Aquila, Inc.
By:	/s/ RICHARD C. GREEN
Name: Richard C. Green Title: President, Chief Executive Officer and Chairman of the Board of Directors
LIMITED PARTNER:
Aquila Colorado, LLC
By:	/s/ KEITH STAMM
Name: Keith Stamm Title: President
BUYER:
Black Hills Corporation
By:	/s/ DAVID R. EMERY
Name: David R. Emery Title: President, Chief Executive Officer and Chairman of the Board of Directors
PARENT:
Great Plains Energy Incorporated
By:	/s/ MICHAEL J. CHESSER
Name: Michael J. Chesser Title: Chairman of the Board and Chief Executive Officer
MERGER SUB:
Gregory Acquisition Corp.
By:	/s/ TERRY BASSHAM
Name: Terry Bassham Title: President

Annex D

[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]

February 6, 2007

Board of Directors
Great Plains Energy Incorporated
1201 Walnut Street
Kansas City, Missouri 64106

Members of the Board:

        You have asked us to advise you with respect to the fairness, from a financial point of view, to Great Plains Energy Incorporated ("Great Plains") of the Merger Consideration (as defined below) to be paid by Great Plains pursuant to the terms of the Agreement and Plan of Merger, dated as of February 6, 2007 (the "Merger Agreement"), among Aquila, Inc. ("Aquila"), Great Plains, Gregory Acquisition Corp., a wholly owned subsidiary of Great Plains ("Merger Sub"), and Black Hills Corporation ("Black Hills"). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Aquila (the "Merger") pursuant to which Aquila will be the surviving entity and each outstanding share of the common stock, par value $1.00 per share ("Aquila Common Stock"), of Aquila will be converted into the right to receive (i) $1.80 in cash (the "Cash Consideration") and (ii) 0.0856 of a share of the common stock, no par value ("Great Plains Common Stock"), of Great Plains (such fraction of a share of Great Plains Common Stock, the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration"). The Merger Agreement also provides, as a condition to Great Plain's obligation to effect the Merger, for the sale by Aquila to Black Hills, immediately prior to the Merger, of certain assets and partnership interests principally related to, and Black Hills' assumption of certain liabilities associated with, Aquila's gas utility operations in Iowa, Kansas and Nebraska and its electric and gas utility operations in Colorado (collectively, the "Excluded Business" and, such sale and assumption, the "Asset Sale").

        In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents and certain publicly available business and financial information relating to Great Plains and Aquila. We also have reviewed certain other information relating to Great Plains and Aquila, including financial forecasts and estimates relating to Great Plains and the business and operations of Aquila to be acquired by Great Plains in the Merger after giving effect to the Asset Sale (the "Retained Business"), provided to or discussed with us by Great Plains and Aquila, and have met with the managements of Great Plains and Aquila to discuss the business and prospects of Great Plains and the Retained Business, respectively. We also have considered certain financial and stock market data of Great Plains and certain financial data relating to the Retained Business, and we have compared that data with similar data for publicly held companies in businesses we deemed similar to those of Great Plains and the Retained Business, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to financial forecasts and estimates for the Retained Business and Great Plains that we have reviewed, we have been advised, and we have assumed, that such forecasts and estimates (including certain estimates and adjustments prepared by the management of Great Plains with respect to the financial forecasts for the Retained Business) have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Great

Board of Directors
Great Plains Energy Incorporated
February 6, 2007

Plains and Aquila, as the case may be, as to the future financial performance of the Retained Business after giving effect to the Merger and as to the future financial performance of Great Plains. With respect to the estimates provided to us by the management of Great Plains with respect to the cost savings and synergies anticipated to result from the Merger and the tax benefits relating to net operating losses and other tax attributes of Aquila anticipated to be realized by Great Plains following the Merger, we have been advised by the management of Great Plains, and we have assumed, that such estimates have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Great Plains as to such cost savings, synergies and tax benefits. In addition, we have relied, with your consent and without independent verification, on the assessments of the management of Great Plains as to rate cases and other regulatory matters applicable to the businesses and operations of Great Plains or the Retained Business and have assumed, with your consent, that there will be no future rate or other regulatory developments applicable to Great Plains or the Retained Business that will adversely affect the business or prospects of Great Plains or the Retained Business in any respect material to our analyses.

        We have assumed, with your consent, that, in effecting the Asset Sale and in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger and related transactions (including, without limitation, the Asset Sale), no delay, limitation, restriction or condition will be imposed that would have an adverse effect, in any respect material to our analyses, on Great Plains, the Retained Business or the contemplated benefits of the Merger and that the Merger and the Asset Sale will be consummated in accordance with the respective terms of the Merger Agreement and related documents without waiver, modification or amendment of any material term, condition or agreement thereof. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Great Plains or Aquila, nor have we been furnished with any such evaluations or appraisals. As you are aware and with your consent, we have not performed a financial analysis of the Excluded Business and, to the extent relevant to our analysis, have utilized the amount of the proceeds that are anticipated to be received for the Excluded Business pursuant to the Asset Sale and have assumed that neither Great Plains nor Aquila will incur any tax liability as a result of, or retain in any respect material to our analyses any liabilities associated with the Excluded Business after giving effect to, the Asset Sale. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, to Great Plains of the Merger Consideration and does not address any other aspect or implication of the Merger, the Asset Sale (including the consideration to be received in the Asset Sale for the Excluded Business) or related transactions or any other agreement, arrangement or understanding entered into in connection with the Merger, the Asset Sale or otherwise. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the value of Great Plains Common Stock actually will be when issued to the holders of Aquila Common Stock pursuant to the Merger or the prices at which Great Plains Common Stock will trade at any time. Our opinion does not address the relative merits of the Merger or the Asset Sale as compared to alternative transactions or strategies that might be available to Great Plains, nor does it address the underlying business decision of Great Plains to proceed with the Merger or the Asset Sale.

        We have acted as financial advisor to Great Plains in connection with the Merger and will receive a fee for our services, portions of which are payable upon the execution of the Merger Agreement and upon the receipt of the approval of the shareholders of Great Plains in connection with the Merger and a significant portion of which is contingent upon the consummation of the Merger. We will also receive

Board of Directors
Great Plains Energy Incorporated
February 6, 2007

a fee for rendering this opinion. In addition, Great Plains has agreed to indemnify us for certain liabilities and other items arising out of our engagement. As you are aware and with your consent, we are acting as financial advisor to Black Hills in connection with the Asset Sale and we and certain of our affiliates will be participating in the financing of the Asset Sale by Black Hills, for which we and such affiliates expect to receive compensation. From time to time, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to Great Plains, Aquila and Black Hills unrelated to the proposed Merger and Asset Sale, for which we and our affiliates have received, and would expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Great Plains, Aquila and Black Hills, as well as provide investment banking and other financial services to such companies.

        It is understood that this letter is for the information of the Board of Directors of Great Plains in connection with its evaluation of the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by Great Plains in the Merger is fair to Great Plains from a financial point of view.

Very truly yours,
/s/ CREDIT SUISSE SECURITIES (USA) LLC CREDIT SUISSE SECURITIES (USA) LLC

Annex E

[LETTERHEAD OF SAGENT ADVISORS INC.]

PRIVATE AND CONFIDENTIAL

February 6, 2007

Board of Directors
Great Plains Energy Incorporated
1201 Walnut Street
Kansas City, MO 64106

Dear Members of the Board:

        You have requested our opinion as to the fairness from a financial point of view to Great Plains Energy Incorporated ("Great Plains" or the "Company") of the consideration to be paid by the Company pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), to be entered into among Aquila, Inc. ("Aquila"), the Company, Gregory Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of the Company, and Black Hills Corporation ("Black Hills"), pursuant to which Merger Sub will be merged (the "Merger") with and into Aquila, which Merger will be consummated immediately subsequent to the purchase (the "Purchase" and, together with the Merger, the "Transactions") by Black Hills of certain assets of Aquila pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") to be entered into by and among Aquila, Black Hills, the Company and Merger Sub and the Partnership Interests Purchase Agreement (the "Partnership Purchase Agreement") to be entered into by and among Aquila, Aquila Colorado, LLC, Black Hills, the Company and Merger Sub.

        Pursuant to the Merger Agreement, each share of common stock, par value $1.00 per share, of Aquila ("Aquila Common Stock") will be converted into the right to receive (i) $1.80 per share in cash, without interest (the "Cash Consideration"), and (ii) 0.0856 shares (the "Exchange Ratio") of common stock, no par value per share, of the Company ("Company Common Stock"). The aggregate Cash Consideration, together with the aggregate amount of Company Common Stock to be issued as determined by the Exchange Ratio, are herein referred to as the "Merger Consideration".

        Pursuant to the Asset Purchase Agreement and the Partnership Purchase Agreement, Black Hills will purchase certain assets and assume liabilities which constitute substantially all of Aquila's utility properties in Colorado, Iowa, Nebraska and Kansas (excluding electric assets in Kansas), for an aggregate purchase price of $940 million (the "Purchase Price"), as adjusted for certain working capital, capital expenditure and net deferred assets amounts, all as more fully described therein.

        In arriving at our opinion, we have reviewed the draft dated February 6, 2007 of the Merger Agreement, the draft dated February 4, 2007 of the Asset Purchase Agreement and the draft dated February 4, 2007 of the Partnership Interests Purchase Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Aquila, including information provided during discussions with their respective managements regarding the business, operations and future prospects for the Company and Aquila. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the period beginning January 1, 2007 and ending December 31, 2011 prepared by the management of the Company and certain financial projections of Aquila for the period beginning January 1, 2007 and ending December 31, 2012 prepared by the management of Aquila, and adjusted by management of the Company. In addition, we have compared certain financial and securities data of the Company and Aquila with various other companies whose securities are traded in public markets, reviewed prices paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

E-1

        In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all the financial and other information that was available to us from public sources, that was provided to us by the Company and Aquila or their respective representatives, or that was otherwise reviewed by us and have assumed that the Company is not aware of any information prepared by it or its advisors that might be material to our opinion that has not been made available to us. We have relied upon the estimates of the management of the Company as to the timing and amount of operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of the Company and Aquila. With respect to the financial projections supplied to us, we have relied upon representations that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and Aquila, pro forma to reflect the Transactions. We have not assumed any responsibility for making an independent evaluation or appraisal of any assets or liabilities, contingent or otherwise, or for making any independent verification of any of the information reviewed by us. We have assumed that the Transactions will be consummated in a timely manner and in accordance with the terms of the Agreements, without any limitations, restrictions, conditions, amendments, waivers or modifications, regulatory or otherwise, that collectively would have a material adverse effect on the Company or Aquila.

        Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the price or range of prices at which Company Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger as compared to any other business strategies that may be available to the Company, nor does it address the underlying business decision of the Board to proceed with the Merger. Our opinion does not constitute a recommendation to the Board of Directors of the Company, or to any stockholder, as to how to vote in connection with the issuance of the Company Common Stock in the Merger.

        Sagent Advisors Inc. ("Sagent"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions and valuations for corporate and other purposes. Sagent is entitled to receive a fee in connection with the delivery of this opinion, regardless of the conclusion reached herein or whether any Transaction is consummated. In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising from our engagement.

        Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid by the Company pursuant to the Merger Agreement is fair to the Company from a financial point of view.

Very truly yours,
SAGENT ADVISORS INC.
By:	/s/ DOUGLAS V. BROWN
	Name:	Douglas V. Brown
	Title:	Managing Director

E-2

Annex F

[LETTERHEAD OF BLACKSTONE]*

February 6, 2007

Board of Directors
Aquila, Inc.
20 West Ninth Street
Kansas City, MO 64105

Members of the Board:

Aquila, Inc., a Delaware corporation (the "Company"), proposes to enter into an Agreement and Plan of Merger, to be dated as of February 6, 2007 (the "Merger Agreement"), with Great Plains Energy, Inc., a Missouri corporation ("Parent"), Great Plains Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Acquisition Sub"), and Black Hills Corporation. The actions referred to herein as the "Transaction" are as follows: pursuant to the Merger Agreement, Acquisition Sub would be merged with and into the Company, and each outstanding share of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock") will be converted into a right to receive (i) $1.80 in cash (the "Cash Consideration"); and (ii) 0.0856 of a share of common stock, no par value per share ("Parent Common Stock"), of Parent (the "Stock Consideration" and, together with the Cash Consideration, the "Consideration"). Immediately prior to the Transaction, the Company intends to sell its Colorado, Iowa, Kansas and Nebraska gas utility operations and its Colorado electric utility operations to Black Hills Corporation (the "Asset Transfer Transactions").

You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Common Stock is fair to such holders from a financial point of view.

In arriving at the opinion set forth below, we have, among other things:

  •
  Reviewed certain publicly available information concerning the business, financial condition and operations of the Company and Parent that we believe to be relevant to our inquiry;

  •
  Reviewed certain internal information concerning the business, financial condition and operations of the Company and Parent that we believe to be relevant to our inquiry;

  •
  Reviewed certain internal financial analyses, estimates and forecasts relating to the Company and Parent prepared and furnished to us by the management of the Company and Parent;

  •
  Reviewed the publicly reported historical prices and trading activity for Parent Common Stock and Company Common Stock;

  •
  Reviewed the Merger Agreement;

  •
  Reviewed the Asset Purchase Agreement, Partnership Interests Purchase Agreement (as defined in the Merger Agreement) and related financing commitments for the Asset Transfer Transactions;

  •
  Held discussions with members of senior management of the Company and Parent concerning the Company's and Parent's business, operating environment, financial condition, prospects and strategic objectives;

  •
  Reviewed publicly available financial and stock market data with respect to certain other companies in lines of businesses we believe to be generally comparable to those of the Company and Parent;

*
Opinion was delivered by The Blackstone Group L.P.

  •
  Compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions that we believe to be generally relevant;

  •
  Performed discounted cash flow analyses utilizing pro forma financial information prepared by the Company and Parent;

  •
  Discussed with the management of the Company and Parent the strategic rationale for the Transaction and expected financial and operational benefits of the Transaction;

  •
  Reviewed the potential pro forma impact of the Transaction;

  •
  Participated in certain discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

  •
  Conducted such other financial studies and analyses, and considered such other information as we deemed necessary or appropriate for purposes of rendering this opinion.

In preparing this opinion, we have relied, without independent verification, upon the accuracy and completeness of all financial and other information that is available from public sources and all projections and other information provided to us by the Company and Parent or otherwise reviewed by or for us. We have assumed that the financial and other projections and pro forma financial information prepared by the Company and Parent and the assumptions underlying those projections and such pro forma information, including the amounts and the timing of all financial and other performance data, were reasonably prepared and represent management's best estimates and judgments as of the date of their preparation. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have further relied upon the assurances of the management of the Company and Parent that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

We have not made any independent evaluation or appraisal of the assets and liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such appraisals. In addition, we also relied, without assuming responsibility for independent verification, upon the views of the management of the Company and Parent relating to the strategic, financial and operational benefits and operating cost savings (including the amount, timing and achievability thereof) anticipated to result from the Transaction.

We have assumed that the consummation of the Transaction will be effected in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any term, condition or agreement material to our analyses and that, in the course of obtaining the necessary regulatory or third party approvals, agreements or consents for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or Parent or the contemplated benefits of the Transaction material to our analyses.

Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received by such stockholders in the Transaction and does not address any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise. We are not expressing any opinion as to what the value of shares of Parent Common Stock will be when issued to holders of Company Common Stock pursuant to the Transaction or the prices at which shares of Parent Common Stock will trade at any time. We are not expressing any opinion with respect to the Asset Transfer Transactions.

Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available to the Company or the Company's underlying business decision to effect the Transaction nor does our opinion constitute a recommendation to any stockholder of the Company as to how such shareholder should vote or act with respect to the Transaction or any other matter.

This opinion is necessarily based upon information made available to us as of the date hereof and on market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof only. We assume no responsibility to update or revise our opinion based on circumstances or events occurring after the date hereof.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. It is understood that this letter is for the information and assistance of the full Board of Directors and, without our prior written consent, is not to be quoted, summarized, paraphrased or excerpted, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the Board of Directors. However, Blackstone understands that the existence of any opinion may be disclosed by the Company in a press release and a description of this opinion will be contained in, and a copy of this opinion will be filed as an exhibit to, the disclosure documents relating to the Transaction and agrees to not unreasonably withhold its written approval for such use as appropriate following Blackstone's review of, and reasonable opportunity to comment on, any such document.

We have acted as financial advisor to the Company with respect to the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including, the rendering of this opinion). In the ordinary course of our and our affiliates' businesses, we and our affiliates may actively trade or hold the securities of Parent or the Company for our own account or for others and, accordingly, may at any time hold a long or short position in such securities.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ The Blackstone Group L.P.
The Blackstone Group L.P.

Annex G

[LETTERHEAD OF LEHMAN BROTHERS]

February 6, 2007

Board of Directors
Aquila, Inc.
20 West 9th Street
Kansas City, Missouri 64105

Members of the Board:

        We understand that Aquila, Inc. (the "Company") intends to enter into a transaction (the "Proposed Transaction") with Great Plains Energy Incorporated ("Great Plains") pursuant to which (i) Gregory Acquisition Corp., a wholly owned subsidiary of Great Plains ("Merger Sub"), will merge with and into the Company with the Company surviving the merger and (ii) upon the effectiveness of the merger, each issued and then outstanding share of common stock of the Company will be converted into the right to receive (x) 0.0856 shares of common stock of Great Plains (the "Stock Consideration") and (y) $1.80 in cash (the "Cash Consideration" and together with the Stock Consideration, the "Total Consideration"). In addition, we understand that, concurrent with entering into the Proposed Transaction, the Company and Great Plains intend to enter into a transaction (the "Proposed Asset Transaction") with Black Hills Corporation ("Black Hills") pursuant to which, among other things, Black Hills will acquire certain gas and electric assets from the Company. We further understand that the closing of the Proposed Asset Transaction is a condition precedent to the closing of the Proposed Transaction. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated as of February 6, 2007, among the Company, Great Plains, Merger Sub and Black Hills (the "Merger Agreement"). The terms and conditions of the Proposed Asset Transaction are set forth in more detail in the Asset Purchase Agreement dated as of February 6, 2007, among the Company, Great Plains, Merger Sub and Black Hills and the Partnership Interest Purchase Agreement dated February 6, 2007, among the Company, Great Plains, Merger Sub, Black Hills and Aquila Colorado, LLC, a limited liability company wholly owned by the Company (together, the "Purchase Agreements").

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Total Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, (i) the Company's underlying business decision to proceed with or effect the Proposed Transaction or of the Proposed Asset Transaction or (ii) the consideration involved in the Proposed Asset Transaction.

        In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Proposed Transaction; (2) the Purchase Agreements and the specific terms of the Proposed Asset Transaction (3) publicly available information concerning the Company and Great Plains that we believe to be relevant to our analysis, including each of their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by the Company's management; (5) financial and operating information with respect to the business, operations and prospects of Great Plains furnished to us by Great Plains, including financial projections of Great Plains prepared by the management of Great Plains; (6) trading histories of the common stock of the Company and common stock of Great Plains and a comparison of those trading histories with each other and with those of other companies that we deemed relevant; (7) a comparison of the historical financial results and present financial condition of the Company and Great Plains with each other and with those of other companies that we deemed relevant; (8) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant; (9) the relative contributions of the Company, on the one hand, and Great Plains, on the other hand, to the current and future financial performance of the combined company on a pro forma basis; (10) the potential pro forma impact of the Proposed Transaction and the Proposed Asset Transaction on the current financial condition and future financial performance of the combined company, including the cost savings and operating synergies expected by the management of the Company to result from the combination of the businesses of the Company and Great Plains, after giving effect to the Proposed Asset Transaction (the "Expected Synergies"); and (11) the results of our efforts to solicit indications of interest and definitive proposals from third parties with respect to an acquisition of the Company. In addition, we have had discussions with the managements of the Company and Great Plains concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial, accounting, legal, regulatory, tax and other information discussed with or reviewed by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the managements of the Company and Great Plains that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. With respect to the financial projections of Great Plains, upon advice of Great Plains, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Great Plains as to the future financial performance of Great Plains and that Great Plains will perform substantially in accordance with such projections. With respect to the Expected Synergies, upon advice of the Company, we have assumed that the amount and timing of the Expected Synergies are reasonable and that the Expected Synergies will be realized substantially in accordance with such estimates. In addition, we have assumed, upon the advice of the Company and Great Plains, that the Proposed Asset Transaction will close prior to the close of the Proposed Transaction. Furthermore, upon the advice of the Company and Great Plains, we have assumed that the impact of the Proposed Asset Transaction has been reflected in the pro forma financial statements and projections of Great Plains and the financial impact of such transaction will be realized substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Great Plains and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Great Plains. We have further assumed, upon advice of the Company, that all governmental, regulatory or other consents or approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or Great Plains material to our analyses or would reduce the expected benefits of the Proposed Transaction in a manner material to our analyses. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

        In addition, we express no opinion as to the prices at which shares of (i) Company Common Stock or Great Plains Common Stock will trade at any time following the announcement of the Proposed Transaction or (ii) Great Plains Common Stock will trade at any time following the consummation of the Proposed Transaction.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Total Consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

        We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities that may arise out of our engagement. We have also performed certain investment banking services for the Company, Great Plains and Black Hills in the past for which we have received customary fees and we expect to perform certain investment banking services for Great Plains and Black Hills in the future for which we expect to receive customary fees. In the ordinary course of our business, we actively trade in the securities of the Company, Great Plains and Black Hills for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

        This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors of the Company in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

Very truly yours,
/s/ LEHMAN BROTHERS LEHMAN BROTHERS

Annex H

[LETTERHEAD OF EVERCORE GROUP L.L.C.]

February 6, 2007

Independent Members of the Board of Directors
Aquila, Inc.
20 West Ninth Street
Kansas City, Missouri 64105

Independent Members of the Board of Directors:

        We understand that Aquila, Inc., a Delaware corporation ("Aquila"), proposes to enter into an Agreement and Plan of Merger by and among Aquila, Great Plains Energy Incorporated, a Missouri corporation ("Great Plains"), Gregory Acquisition Corp., a newly formed Delaware corporation and a wholly-owned subsidiary of Great Plains ("Merger Sub"), and Black Hills Corporation, a South Dakota company ("Black Hills"), dated as of February 6, 2007 (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Aquila, with Aquila surviving as a wholly-owned subsidiary of Great Plains (the "Merger"). Pursuant to the Merger, each outstanding share of common stock, par value $1.00 per share, of Aquila (the "Aquila Common Stock"), except for shares of Aquila Common Stock that, immediately prior to the consummation of the Merger, are owned by Great Plains, Aquila or any of their respective subsidiaries, will be converted into the right to receive (i) cash in the amount of $1.80, without interest (the "Per Share Cash Consideration") and (ii) a fraction of a share of common stock, without par value, of Great Plains (the "Great Plains Common Stock") equal to 0.0856x ("Per Share Stock Consideration" and, together with the Per Share Cash Consideration, the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        We also understand that Aquila proposes to enter into an Asset Purchase Agreement among Aquila, Black Hills, Great Plains and Merger Sub, dated as of February 6, 2007 (the "Asset Agreement"), which provides for, simultaneously with the consummation of the Merger and as a condition precedent thereto, the sale of the Purchased Assets by Aquila to Black Hills together with the assumption of the Assumed Obligations by Black Hills (each as defined in the Asset Agreement and, collectively, the "Assets") for consideration of $600 million in cash (the "Asset Transaction"). Such consideration is subject to adjustment as set forth in the Asset Agreement.

        We further understand that Aquila proposes to enter into a Partnership Interests Purchase Agreement among Aquila, Aquila Colorado, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Aquila ("Limited Partner"), Black Hills, Great Plains and Merger Sub, dated as of February 6, 2007 (the "Partnership Interests Agreement"), which provides for, simultaneously with the consummation of the Merger and as a condition precedent thereto, the sale of the Company Interests (as defined in the Partnership Interests Agreement) by Aquila and Limited Partner to Black Hills for consideration of $340 million in cash (the "Partnership Interests Transaction"). Such consideration is subject to adjustment as set forth in the Partnership Interests Agreement.

        You have asked us whether, in our opinion, the Merger Consideration to be received pursuant to the Merger by the holders of Aquila Common Stock is fair, from a financial point of view as of the date hereof, to such shareholders.

        In connection with rendering our opinion, we have, among other things:

  (i)
  Reviewed a draft of the Merger Agreement, dated February 5, 2007;

  (ii)
  Reviewed a draft of the Asset Agreement, dated February 5, 2007;

  (iii)
  Reviewed a draft of the Partnership Interests Agreement, dated February 5, 2007;

  (iv)
  Analyzed certain publicly available financial statements and other publicly available information relating to Aquila and its businesses that we deemed relevant to our analysis;

  (v)
  Analyzed certain financial statements and other non-publicly available financial and operating data relating to Aquila that were prepared by the management of Aquila and furnished to us;

  (vi)
  Analyzed certain financial projections relating to Aquila (the "Aquila Financial Projections") that were prepared by the management of Aquila and furnished to us;

  (vii)
  Discussed the past and current operations, the Aquila Financial Projections, the current financial condition of Aquila and the future strategic benefits of the Merger with the management of Aquila;

  (viii)
  Analyzed certain publicly available financial statements and other publicly available information relating to Great Plains and its businesses that we deemed relevant to our analysis;

  (ix)
  Analyzed certain financial statements and other non-publicly available financial and operating data relating to Great Plains that were prepared by the management of Great Plains and furnished to us;

  (x)
  Analyzed certain financial projections relating to Great Plains (the "Great Plains Financial Projections") that were prepared by the management of Great Plains and furnished to us;

  (xi)
  Discussed the past and current operations, the Great Plains Financial Projections, the current financial condition of Great Plains and the future strategic benefits of the Merger with the management of Great Plains;

  (xii)
  Compared the financial performance of both Aquila and Great Plains and their stock market trading multiples with that of certain other publicly-traded companies that we deemed relevant;

  (xiii)
  Compared the financial performance of both Aquila and Great Plains and the valuation multiples relating to the Merger with that of certain other transactions that we deemed relevant;

  (xiv)
  Reviewed the reported prices and trading activity of the shares of Aquila Common Stock and the shares of Great Plains Common Stock;

  (xv)
  Reviewed the amount and timing of the integration costs, cost savings and operating synergies estimated by Great Plains management to result from the Merger (the "Synergies");

  (xvi)
  Reviewed detailed pro forma financial projections prepared by both Aquila and Great Plains; and,

  (xvii)
  Performed such other analyses and examinations and considered such other factors as we have in our sole judgment deemed appropriate.

        For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any responsibility for independent verification of, the accuracy and completeness of the information publicly available and the information that was furnished to us by Aquila or Great Plains or supplied or otherwise made available to, discussed with or reviewed by us and do not assume liability therefor. With respect to the Aquila Financial Projections and the Great Plains Financial Projections, we have assumed that such financial projections have been reasonably prepared by the respective managements of Aquila and Great Plains on a basis reflecting the best currently available estimates of each management and each management's good faith judgments of the future competitive, operating and regulatory environments and related financial performance of Aquila and Great Plains respectively. In addition, we have assumed that Great Plains' management's estimation of the Synergies provided to us were reasonably calculated by Great Plains' management, on bases reflecting the best currently available estimates and its good faith judgments of the future competitive, operating and regulatory environments and related financial performance of the combined company. We have further assumed that, in all material respects, such Aquila Financial Projections and Great Plains Financial Projections and the Synergies will be realized in the amounts and times indicated thereby. We express no view as to the Aquila Financial Projections, the Great Plains Financial Projections, the Synergies or the assumptions on which they are based.

        We have neither made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of either Aquila or Great Plains, including real estate assets, nor have we been furnished with any such appraisals. We have assumed that all necessary governmental, regulatory or other consents and approvals that are required in connection with the Merger will be obtained without any adverse effect on Aquila or Great Plains or on the expected benefits of the Merger in any way meaningful to our analysis. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without material modification, waiver or delay. For purposes of our analysis and opinion, we have assumed that none of the Merger Agreement, the Asset Agreement or the Partnership Interests Agreement will vary from the form of the draft of each such document reviewed by us in any manner that is material to our opinion.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and draft Merger Agreement, Asset Agreement and Partnership Interests Agreement made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Aquila Common Stock and does not address Aquila's underlying business decision to effect the Merger. We express no opinion or recommendation as to how the stockholders of Aquila should vote at the stockholders' meeting to be held in connection with the Merger or any of the transactions contemplated thereby.

        We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Aquila Common Stock pursuant to the Merger. We express no opinion as to the fairness of any of the transactions contemplated by the Asset Agreement or the Partnership Interests Agreement. We express no opinion herein as to the price at which the shares of Aquila Common Stock or the shares of Great Plains Common Stock will trade at any future time.

        We have acted as financial advisor to the Independent Members of the Board of Directors of Aquila in connection with the Merger and will receive a fee for our services upon the rendering of this opinion. We will receive an additional fee that is conditioned on the consummation of the Merger. Aquila has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. In the past, Evercore Group L.L.C. and its affiliates have provided financial advisory services to Aquila and have received fees for the rendering if these services.

        It is understood that this letter and the opinion expressed herein is for the information and benefit of the Independent Members of the Board of Directors of Aquila in connection with its consideration and for purposes of its evaluation of the Merger and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing Aquila is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law.

        Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Merger Consideration to be received by the holders of Aquila Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such shareholders.

Very truly yours,
Evercore Group L.L.C.
By:	/s/ William O. Hiltz William O. Hiltz Senior Managing Director

Annex I

Delaware Code

Delaware Code
TITLE 8 Corporations
CHAPTER 1. GENERAL CORPORATION LAW
Subchapter IX. Merger, Consolidation or Conversion

8 Del. C. § 262.    Appraisal rights.

        (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27–29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3–12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46–54; 66 Del. Laws, c. 136, §§ 30–32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1–9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49–73 Del. Laws, c. 82, § 21.)

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MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
GREAT PLAINS ENERGY INCORPORATED NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ • ], 2007
AQUILA, INC. NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
REFERENCES TO ADDITIONAL INFORMATION
VOTING BY INTERNET, TELEPHONE OR MAIL

SUMMARY
Questions and Answers About the Transactions
Other Information Regarding the Merger
The Transactions
The Companies
Comparative Stock Prices and Dividends
Selected Historical Financial Data
Selected Historical Consolidated Financial Data of Great Plains Energy
Selected Historical Consolidated Financial Data of Aquila
Selected Unaudited Pro Forma Condensed Financial Information
Aquila, Inc. Selected Unaudited Pro Forma Condensed Consolidated Financial Data
Great Plains Energy Incorporated Selected Unaudited Pro Forma Condensed Combined Financial Data
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RISK FACTORS
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
THE GREAT PLAINS ENERGY SPECIAL MEETING
THE AQUILA SPECIAL MEETING
THE TRANSACTIONS
Historical Exchange Ratio Analysis for Stock Component
Comparable Companies Analysis—Aquila
Selected Multiple Ranges for Comparable Companies Analysis—Aquila
Comparable Companies Analysis—Great Plains Energy
Selected Multiple Ranges for Comparable Companies Analysis—Aquila
Comparable Transactions Analysis—Aquila
Selected Multiple Ranges for Comparable Companies Analysis—Aquila
Multiples from Comparable Companies Analysis—Aquila
Selected Multiple Ranges for Sum of the Parts Analysis—Aquila
Selected Multiple Ranges for Sum of the Parts Analysis—Great Plains Energy
Pro Forma Analysis
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
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AQUILA, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
AQUILA, INC. Unaudited Pro Forma Condensed Consolidated Statement of Income For the Year Ended December 31, 2006
AQUILA, INC. Unaudited Pro Forma Condensed Consolidated Balance Sheet As of December 31, 2006
AQUILA, INC. Unaudited Pro Forma Condensed Consolidated Balance Sheet As of December 31, 2006
AQUILA, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
GREAT PLAINS ENERGY INCORPORATED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
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GREAT PLAINS ENERGY INCORPORATED Unaudited Pro Forma Condensed Combined Balance Sheet As of December 31, 2006
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WHERE YOU CAN FIND MORE INFORMATION
AGREEMENT AND PLAN OF MERGER among AQUILA, INC., GREAT PLAINS ENERGY INCORPORATED, GREGORY ACQUISITION CORP. and BLACK HILLS CORPORATION Dated as of February 6, 2007

AGREEMENT AND PLAN OF MERGER
RECITALS
ARTICLE I DEFINITIONS AND INTERPRETATION
ARTICLE II THE MERGER; CLOSING; EFFECTIVE TIME
ARTICLE III ORGANIZATIONAL DOCUMENTS OF THE SURVIVING COMPANY
ARTICLE IV OFFICERS AND DIRECTORS
ARTICLE V EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
ARTICLE VII COVENANTS
ARTICLE VIII CONDITIONS
ARTICLE IX TERMINATION
ARTICLE X MISCELLANEOUS AND GENERAL
FORM OF AFFILIATE AGREEMENT
Asset Purchase Agreement by and among Aquila, Inc., Black Hills Corporation, Great Plains Energy Incorporated and Gregory Acquisition Corp.

EXHIBITS AND SCHEDULES
ASSET PURCHASE AGREEMENT
ARTICLE II. PURCHASE AND SALE
Partnership Interests Purchase Agreement by and among Aquila, Inc., Aquila Colorado, LLC, Black Hills Corporation, Great Plains Energy Incorporated and Gregory Acquisition Corp. Dated: February 6, 2007

EXHIBITS AND SCHEDULES
PARTNERSHIP INTERESTS PURCHASE AGREEMENT
Delaware Code